As filed with the U.S. Securities and Exchange Commission on October 5, 2026.

Registration No. 333-297229

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5
TO

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NON-INVASIVE MONITORING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Florida	3829	59-2007840
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Non-Invasive Monitoring Systems, Inc.

4400 Biscayne Blvd., Suite 180

Miami, Florida 33137

(305) 575-4200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James J. Martin

Chief Financial Officer

Non-Invasive Monitoring Systems, Inc.
4400 Biscayne Blvd., Suite 180
(305) 575-4200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Michael Harris, Esq. Edward H. Schauder, Esq. Nason Yeager Gerson Harris & Fumero, P.A. 3001 PGA Blvd., Suite 305 Palm Beach Gardens, Florida 33410 (561) 686-3307	Joseph Lucosky, Esq. Edward Welch, Esq. Eric Mendelson, Esq. Lucosky Brookman LLP 101 Wood Avenue South Woodbridge, New Jersey 08830 (732) 395-4400

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement is declared effective and upon completion of the merger described in the information statement/prospectus contained herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this information statement/prospectus is not complete and may be changed. A registration statement relating to the securities described in this information statement/ prospectus has been filed with the Securities and Exchange Commission. These securities may not be issued or sold until the registration statement filed with the Securities and Exchange Commission is effective. This information statement/prospectus does not constitute an offer to sell or the solicitation of offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY — SUBJECT TO COMPLETION, DATED OCTOBER 5, 2026

Non-Invasive Monitoring Systems, Inc.

4400 Biscayne Blvd., Suite 180

Miami, Florida 33137

INFORMATION STATEMENT AND NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

AND

PROSPECTUS FOR

30,152,861 SHARES OF COMMON STOCK,

5,534,506 STOCK OPTIONS TO PURCHASE SHARES OF COMMON STOCK, AND

354,394 WARRANTS TO PURCHASE SHARES OF COMMON STOCK

OF

NON-INVASIVE MONITORING SYSTEMS, INC.

TO BE RENAMED “GRAVITICS HOLDINGS, INC.” IN CONNECTION WITH

THE MERGER DESCRIBED HEREIN

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Non-Invasive Monitoring Systems, Inc. Stockholder:

NOTICE IS HEREBY GIVEN that the board of directors (the “Non-Invasive Monitoring Systems Board”) of Non-Invasive Monitoring Systems, Inc., a Florida corporation (“Non-Invasive Monitoring Systems,” “we,” “us,” “our” or the “Company”), has approved, and the holders of approximately 63.4% of the outstanding shares of our common stock, par value $0.01 per share (the “Non-Invasive Monitoring Systems Common Stock”) entitled to vote (collectively, the “Non-Invasive Monitoring Systems Majority Stockholders”) have executed a written consent in lieu of a special meeting approving the adoption of our 2026 Equity Incentive Plan, pursuant to which 9,000,000 shares of Non-Invasive Monitoring Systems Common Stock are reserved for issuance of awards thereunder (the “2026 Equity Incentive Plan”).

Pursuant to Section 607.0704 of the Florida Business Corporation Act (“FBCA”), unless otherwise provided in a company’s articles of incorporation, any action of a meeting of stockholders may be taken, without a meeting and prior notice, by signed consent of stockholders having the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted. Pursuant to Article III, Section 9 the Company’s By-Laws, any action required or allowed to be taken at a meeting of stockholders may be taken without a meeting, prior notice or vote, if a written consent, setting forth the action taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the written consent specified in the FBCA shall be obtained and furnished to all non-consenting stockholders. On August 25, 2026, the Non-Invasive Monitoring Systems Board approved the foregoing action and authorized the stockholders of the Company to approve the foregoing actions by written consent. On October [●], 2026, by written consent without a meeting, the Non-Invasive Monitoring Systems Majority Stockholders approved the adoption of the 2026 Equity Incentive Plan. This information statement/prospectus is being furnished to all stockholders of the Company for the purpose of informing stockholders of these corporate actions before they take effect.

Please be advised that the Non-Invasive Monitoring Systems Majority Stockholders, collectively holding approximately 63.4% of the issued and outstanding shares of Non-Invasive Monitoring Systems Common Stock, have executed a written consent approving the adoption of the 2026 Equity Incentive Plan. No other votes are required or necessary to adopt our 2026 Equity Incentive Plan, and none is being solicited hereunder. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), this corporate action will not be effected until 20 calendar days after the filing and mailing of this information statement/prospectus to our stockholders or as soon as practicable thereafter. We will mail the Notice of Stockholder Action by Written Consent to our stockholders on or about ________, 2026. We anticipate that the adoption of the 2026 Equity Incentive Plan will be effected on or about _______, 2026.

This information statement/prospectus also constitutes notice to you under Section 607.0704 of the FBCA of the action taken by written consent by the Non-Invasive Monitoring Systems Majority Stockholders without a meeting of stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

On March 6, 2026, Non-Invasive Monitoring Systems, Gravitics Merger Sub Inc., a wholly owned subsidiary of Non-Invasive Monitoring Systems (“Merger Sub”) and Gravitics, Inc., a Delaware corporation (“Gravitics”) entered into an Agreement and Plan of Merger and Reorganization (as amended on June 30, 2026, August 11, 2026, and September 30, 2026, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Gravitics, with Gravitics as the surviving corporation and a wholly owned subsidiary of Non-Invasive Monitoring Systems. Following the completion of the Merger, the name of Non-Invasive Monitoring Systems will be changed to Gravitics Holdings, Inc.

Immediately prior to the Merger, each issued and outstanding share of Series Seed-I Preferred Stock, $0.00001 par value per share, Series Seed-II Preferred Stock, $0.00001 par value per share, Series Seed-III Preferred Stock, $0.00001 par value per share, Series A-I Preferred Stock, $0.00001 par value per share, Series A-II Preferred Stock, $0.00001 par value per share, and Series A-III Preferred Stock, $0.00001 par value per share, of Gravitics (collectively, the “Gravitics Preferred Stock”) shall be cancelled and converted into shares of common stock of Gravitics, par value $0.00001 per share (“Gravitics Common Stock”), pursuant to their respective terms. At the effective time of the Merger (the “Effective Time”) each share of Gravitics Common Stock, stock option to purchase shares of Gravitics Common Stock, and warrant to purchase shares of Gravitics Common Stock, will be converted into the right to receive shares of Non-Invasive Monitoring Systems Common Stock, stock options to purchase shares of Non-Invasive Monitoring Systems Common Stock, and warrants to purchase shares of Non-Invasive Monitoring Systems Common Stock, respectively, that will result in the Gravitics stockholders, in the aggregate, holding not less than 96.5% of the outstanding equity ownership of Non-Invasive Monitoring Systems immediately following the Effective Time, on a fully diluted basis. The number of shares of Non-Invasive Monitoring Systems Common Stock to be received by the Gravitics stockholders will not be adjusted for changes in the market price of Non-Invasive Monitoring Systems Common Stock between the signing of the Merger Agreement and the Effective Time. Non-Invasive Monitoring Systems stockholders will continue to own and hold their existing shares of Non-Invasive Monitoring Systems Common Stock, which will represent not more than 3.5% of the outstanding equity ownership of Non-Invasive Monitoring Systems immediately following the Effective Time, on a fully diluted basis.

The Non-Invasive Monitoring Systems Common Stock is currently quoted on the OTC Markets Group Pink Limited Market (the “OTC Pink Market”) under the symbol “NIMU.” Upon the Effective Date, Non-Invasive Monitoring Systems will be renamed Gravitics Holdings, Inc. We have applied to have the Non-Invasive Monitoring Systems Common Stock listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “GVTX.” The closing of the Merger is conditioned upon the approval of our listing application and there is no guarantee or assurance that the Non-Invasive Monitoring Systems Common Stock will be approved for listing on Nasdaq. We will not consummate the Merger unless Nasdaq shall have approved the Uplisting of the Non-Invasive Monitoring Systems Common Stock. On October 1, 2026, the last trading day before the date of this information statement/prospectus, the closing sale price of Non-Invasive Monitoring Systems Common Stock on the OTC Pink Market was $11.50 per share.

Under the FBCA and our charter documents, the approval of the 2026 Equity Incentive Plan by the Company’s stockholders required the affirmative vote or written consent of the holders of a majority of the outstanding shares of Non-Invasive Monitoring Systems Common Stock. On October [●], 2026, the Non-Invasive Monitoring Systems Majority Stockholders, collectively holding approximately 63.4% of Non-Invasive Monitoring Systems Common Stock, executed a written consent approving the adoption of the 2026 Equity Incentive Plan. No other votes of Non-Invasive Monitoring Systems stockholders are required or necessary to effectuate the foregoing action, and none is being solicited hereunder. As a result, Non-Invasive Monitoring Systems has not solicited and will not be soliciting your vote for the approval of the adoption of the 2026 Equity Incentive Plan, and Non-Invasive Monitoring Systems does not intend to call a meeting of stockholders for purposes of voting on the approval of the foregoing action.

This Notice of Stockholder Action by Written Consent shall constitute notice to you from the Company that the adoption of the 2026 Equity Plan has been approved by the holders of a majority of the outstanding shares of Non-Invasive Monitoring Systems Common Stock by written consent in lieu of a meeting in accordance with Section 607.0704 of the FBCA.

Holders of Non-Invasive Monitoring Systems Common Stock do not have appraisal or dissenters’ rights under the FBCA in connection with the matter described in this information statement/prospectus and approved by the Non-Invasive Monitoring Systems Majority Stockholders.

This information statement/prospectus provides you with more specific information concerning the Merger and the 2026 Equity Incentive Plan. We encourage you to carefully read this information statement/prospectus and the copies of the Merger Agreement and its amendments, which are included as Annex A to this information statement/prospectus.

More information about Non-Invasive Monitoring Systems, Gravitics, the Merger, and the 2026 Equity Incentive Plan are contained in this information statement/prospectus. Non-Invasive Monitoring Systems urges you to read the accompanying information statement/ prospectus carefully and in its entirety. We encourage you to read the entire document carefully, in particular the “Risk Factors” section beginning on page 15 of this information statement/prospectus.

Non-Invasive Monitoring Systems is excited about the opportunities the Merger brings to both Non-Invasive Monitoring Systems’ and Gravitics’ stockholders, and thanks you for your consideration and continued support.

/s/ James J. Martin

James J. Martin

Chief Financial Officer

Non-Invasive Monitoring Systems, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Merger or the 2026 Equity Incentive Plan, or determined if this information statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This information statement/prospectus is dated _______, 2026 and is first being mailed to Non-Invasive Monitoring Systems’ stockholders on or about _______, 2026.

i

ABOUT THIS INFORMATION STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) by Non-Invasive Monitoring Systems, constitutes (1) an information statement of Non-Invasive Monitoring Systems in accordance with Section 14C of the Exchange Act that is being distributed to the stockholders of Non-Invasive Monitoring Systems to notify them of the action taken by the Non-Invasive Monitoring Systems Majority Stockholders by written consent in lieu of a meeting and (2) a prospectus of Non-Invasive Monitoring Systems under Section 5 of the Securities Act of 1933 (as amended, the “Securities Act”) with respect to the shares of Non-Invasive Monitoring Systems Common Stock to be issued to Gravitics’ stockholders pursuant to the Merger Agreement.

You should rely only on the information contained in this information statement/prospectus. Non-Invasive Monitoring Systems and Gravitics have not authorized anyone to provide you with information that is different from that contained in this information statement/prospectus. This information statement/prospectus is dated _______, 2026, and you should not assume that the information contained in this information statement/prospectus is accurate as of any date other than such date unless otherwise specifically provided herein.

This information statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Non-Invasive Monitoring Systems has supplied all information contained in this information statement/prospectus relating to Non-Invasive Monitoring Systems, and Gravitics has supplied all information contained in this information statement/prospectus relating to Gravitics. Non-Invasive Monitoring Systems and Gravitics have both contributed to the information related to the Merger contained in this information statement/prospectus.

ii

MARKET AND INDUSTRY DATA

Unless otherwise indicated, information contained in this information statement/prospectus concerning the industry and the markets in which Non-Invasive Monitoring Systems and Gravitics operate, including our respective general expectations and market position, market opportunity and market size, are based on reports from various sources. In some cases, this information statement/prospectus does not expressly refer to the sources from which this data is derived. In that regard, when this information statement/prospectus refers to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

Because this information involves a number of assumptions and limitations, you are cautioned not to give undue weight to such information. While we have not independently verified market data and industry forecasts provided by any of these or any other third-party sources referred to in this information statement/prospectus, we believe such sources to be reliable and are not aware of any misstatements in such information.

In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which Non-Invasive Monitoring Systems and Gravitics operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors” and elsewhere in this information statement/prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us.

TRADEMARKS AND TRADE NAMES

The Gravitics design logo, “Gravitics,” and Gravitics’ other common law trade names, trademarks, and service marks are the property of Gravitics. Solely for our convenience, trademarks and trade names referred to in this information statement/prospectus may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we or Gravitics will not assert, to the fullest extent possible under applicable law, Gravitics’ rights or the rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this information statement/prospectus is the property of its respective holder.

iii

FREQUENTLY USED TERMS

Unless otherwise indicated or the context otherwise requires, all references in this information statement/ prospectus to “we,” “us,” “our,” the “Company,” “Non-Invasive Monitoring Systems,” and similar terms refer to Non-Invasive Monitoring Systems, Inc. Unless otherwise stated in this information statement/prospectus, reference to:

●	“2026 Equity Incentive Plan” means the 2026 Equity Incentive Plan of Non-Invasive Monitoring Systems, pursuant to which 9,000,000 shares of Non-Invasive Monitoring Systems Common Stock are reserved for issuance of awards thereunder.

●	“Articles of Incorporation” means the articles of incorporation of Non-Invasive Monitoring Systems, as amended, that will become the Combined Company’s articles of incorporation.

●	“Certificate of Merger” means a certificate of merger in such form as required by, and executed in accordance with, the relevant provisions of the DGCL.

●	“Closing” means the closing of the Merger, subject to the terms and conditions of the Merger Agreement.

●	“Closing Date” means the day on which the Closing occurs.

●	“Closing Date Stock Options” means the 5,534,506 options to purchase shares of Non-Invasive Monitoring Systems Common Stock to be issued by Non-Invasive Monitoring Systems pursuant to Non-Invasive Monitoring Systems’ 2026 Equity Incentive Plan as soon as practicable following the Effective Time in exchange for 4,568,352 options to purchase shares of Gravitics Common Stock that are outstanding immediately prior to or on the Closing Date.

●	“Closing Date Warrants” means the 354,394 warrants to purchase shares of Non-Invasive Monitoring Systems Common Stock to be issued by Non-Invasive Monitoring Systems as soon as practicable following the Effective Time in exchange for 292,528 warrants to purchase shares of Gravitics Common Stock that are outstanding immediately prior to or on the Closing Date.

●	“Combined Company” means Non-Invasive Monitoring Systems after the Merger, which will be renamed “Gravitics Holdings, Inc.”

●	“DGCL” means the General Corporation Law of the State of Delaware.

●	“Effective Time” means immediately upon filing of the Certificate of Merger or at such later time as may be agreed by Non-Invasive Monitoring Systems and Gravitics in writing and specified in the Certificate of Merger.

●	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

●	“Executive Employment Agreements” means the employment agreements between Gravitics and each of Colin Doughan, Philip Wong, Michael Bowker, Andrew Jones and Jim Royston to be assumed by Non-Invasive Monitoring Systems, pursuant to which such individuals will be appointed as executive officers of the Combined Company.

●	“FBCA” means the Florida Business Corporation Act.

●	“FINRA” means the Financial Industry Regulatory Authority.

●	“GAAP” means the United States generally accepted accounting principles, consistently applied.

●	“Gravitics” means Gravitics, Inc., a Delaware corporation.

●	“Gravitics Board” means the board of directors of Gravitics.

●	“Gravitics Common Stock” means Gravitics’ common stock, par value $0.00001 per share.

●	“Gravitics Preferred Stock” means, collectively, the Series Seed-I Preferred Stock, $0.00001 par value per share, Series Seed-II Preferred Stock, $0.00001 par value per share, Series Seed-III Preferred Stock, $0.00001 par value per share, Series A-I Preferred Stock, $0.00001 par value per share, Series A-II Preferred Stock, $0.00001 par value per share, and Series A-III Preferred Stock, $0.00001 par value per share, of Gravitics.

●	“Gravitics Principal Stockholders” means holders of (1) a majority of the shares of Gravitics Common Stock and (2) holders of a majority of the shares of Gravitics Preferred Stock (on an as-converted to Gravitics Common Stock basis) voting together as a single class.

iv

●	“Gravitics Warrants” means warrants to purchase shares of Gravitics Common Stock that are outstanding and unexercised as of immediately prior to the Effective Time.

●	“Information statement” means the information statement disseminated to the Company’s stockholders as soon as practicable following the effectiveness of the Registration Statement in accordance with the requirements of the Exchange Act, but no less than 20 days prior to the Closing Date.

●	“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

●	“Merger” means the merger of Merger Sub with and into Gravitics, with Gravitics as the surviving corporation and a wholly owned subsidiary of Non-Invasive Monitoring Systems.

●	“Merger Agreement” means the Agreement and Plan of Merger and Reorganization, dated March 6, 2026, by and among Non-Invasive Monitoring Systems, Merger Sub, and Gravitics, as amended on June 30, 2026, August 11, 2026, and September 30, 2026.

●	“Merger Consideration” means the 30,152,861 shares of Non-Invasive Monitoring Systems Common Stock, 5,534,506 stock options to purchase shares of Non-Invasive Monitoring Systems Common Stock, and 354,394 warrants to purchase shares of Non-Invasive Monitoring Systems Common Stock, to be issued to all Gravitics stockholders based on the Exchange Ratio, which shall result in such Gravitics stockholders, in the aggregate, holding not less than 96.5% of the Outstanding Shares, on a fully diluted basis.

●	“Merger Sub” means Gravitics Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Non-Invasive Monitoring Systems.

●	“Nasdaq” means the Nasdaq Capital Market.

●	“Non-Invasive Monitoring Systems Board” means the board of directors of Non-Invasive Monitoring Systems.

●	“Non-Invasive Monitoring Systems Common Stock” means Non-Invasive Monitoring Systems’ common stock, par value $0.01 per share.

●	“Non-Invasive Monitoring Systems Majority Stockholders” means the holders of a majority of the outstanding shares of Non-Invasive Monitoring Systems Common Stock.

●	“Outstanding Shares” means the issued and outstanding shares of Non-Invasive Monitoring Systems immediately following the Effective Time, on a fully diluted basis.

●	“Ownership Allocation” means the final pro forma ownership allocation prepared by Gravitics and agreed to by Non-Invasive Monitoring Systems.

●	“PCAOB” means the Public Company Accounting Oversight Board.

●	“Public Offering” means an underwriting public offering of up to $125.0 million.

●	“Registration Rights Agreement” means the Registration Rights Agreement to be entered into among the Company, certain Company stockholders, and certain Gravitics stockholders, to be dated as of the Closing Date.

●	“Registration Statement” means Non-Invasive Monitoring Systems’ registration statement on Form S-4 filed with the SEC in accordance with the Merger Agreement.

●	“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

●	“SEC” means the Securities and Exchange Commission.

●	“Securities Act” means the Securities Act of 1933, as amended.

●	“Transactions” means the transactions contemplated by the Merger Agreement to occur at or immediately prior to the Closing, including the Merger.

●	“Uplisting” means that the listing application with respect to the Non-Invasive Monitoring Systems Common Stock has been approved for listing on Nasdaq.

v

QUESTIONS AND ANSWERS

The following are some questions that you, as a stockholder of Non-Invasive Monitoring Systems, may have regarding the Merger, and brief answers to those questions. You are urged to carefully read this information statement/prospectus and the other documents referred to in this information statement/prospectus in their entirety. See the section entitled “Summary” for a summary of important information regarding the Merger Agreement, the Merger and related transactions. Additional important information is contained in the annexes to this information statement/prospectus. You may obtain the information incorporated by reference into this information statement/prospectus without charge by following the instructions under the section titled “Where You Can Find Additional Information.”

Q:	Why am I receiving this information statement/prospectus?

A:	You are receiving this information statement/prospectus because Non-Invasive Monitoring Systems and Gravitics have agreed to combine in an all-stock merger transaction and adopt the 2026 Equity Incentive Plan for the Combined Company, and you have been identified as a stockholder of Non-Invasive Monitoring Systems.

This information statement/prospectus serves as:

●	an information statement of Non-Invasive Monitoring Systems being furnished to you to notify you that the Non-Invasive Monitoring Systems Majority Stockholders have approved the adoption of the 2026 Equity Incentive Plan; and
●	a prospectus of Non-Invasive Monitoring Systems used to offer shares of Non-Invasive Monitoring Systems Common Stock in exchange for shares of Gravitics Common Stock in the Merger.

This information statement/prospectus, which you should carefully read in its entirety, contains important information about the Merger and other matters.

Q:	What is the Merger?

A:	On March 6, 2026, Non-Invasive Monitoring Systems, Inc., a Florida corporation, entered into an Agreement and Plan of Merger and Reorganization with Gravitics Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of the Company, and Gravitics, Inc., a Delaware corporation, providing for, among other things, and subject to the terms and conditions therein, an all-stock merger transaction pursuant to which Merger Sub will merge with and into Gravitics, with Gravitics continuing as the surviving entity and a wholly owned subsidiary of the Company. The Merger Agreement was amended on June 30, 2026, August 11, 2026, and September 30, 2026. Copies of the Merger Agreement and its amendments are included as Annex A to this information statement/prospectus.

Q:	What will happen in the Merger?

A:	Pursuant to the Merger Agreement, at the Effective Time, the outstanding shares of Gravitics Common Stock and Gravitics Preferred Stock that are issued and outstanding immediately prior to the Effective Time of the Merger (including shares of Gravitics Common Stock resulting from the conversion of Gravitics Preferred Stock), stock options to purchase shares of Gravitics Common Stock, and warrants to purchase shares of Gravitics Common Stock, will be converted into the right to receive shares of Non-Invasive Monitoring Systems Common Stock, stock options to purchase shares of Non-Invasive Monitoring Systems Common Stock, and warrants to purchase shares of Non-Invasive Monitoring Systems Common Stock, respectively, that will result in the Gravitics stockholders, in the aggregate, holding not less than 96.5% of the outstanding equity ownership of Non-Invasive Monitoring Systems immediately following the Effective Time, on a fully diluted basis.

The Merger Agreement and its amendments are attached to this information statement/prospectus as Annex A. For a more complete discussion of the proposed Merger, its effects and the other Transactions contemplated by the Merger Agreement, please see “The Merger” elsewhere in this information statement/prospectus.

Q:	Why are the two companies proposing to merge?

A:	Non-Invasive Monitoring Systems is a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act, and its main business focus has recently been to seek, investigate and engage in a business combination with a private entity whose business presents an opportunity for its stockholders. At the Effective Time, the Company plans to change its business focus to the business of Gravitics, which is engaged in the design, development and commercialization of large space structures including orbital carriers, cargo logistics spacecraft, space station modules, and related engineering and technical services. Non-Invasive Monitoring Systems and Gravitics believe that the Combined Company will be positioned for growth in the emerging commercial space industry. In connection with the Merger, (a) Non-Invasive Monitoring Systems intends to change its name to “Gravitics Holdings, Inc., and (b) the Combined Company intends to complete the Public Offering and seeks to uplist on Nasdaq under the symbol “GVTX”. The closing of the Merger is conditioned upon the Public Offering being ready for consummation immediately prior to or at the Effective Time and the approval of our Nasdaq listing application, and there is no guarantee or assurance that we will close the Public Offering or that Non-Invasive Monitoring Systems Common Stock will be approved for listing on Nasdaq. For a discussion of Non-Invasive Monitoring Systems’ and Gravitics’ reasons for the Merger, please see the sections entitled “The Merger — Non-Invasive Monitoring Systems’ Reasons for the Merger” and “The Merger — Gravitics’ Reasons for the Merger” in this information statement/prospectus.

1

Q:	Have the Merger and the Merger Agreement been approved by the boards of directors of both Non-Invasive Monitoring Systems and Gravitics?

A:	Yes. The boards of directors of Non-Invasive Monitoring Systems and Gravitics have approved the Merger and the Merger Agreement.

Q:	Why am I not being asked to approve the Merger or the issuance of the Merger Consideration?

A:	Under the FBCA, stockholder approval of a plan of merger is required for each domestic corporation that is a “party to” the merger. Section 607.1103 of the FBCA provides that a plan of merger must first be adopted by the board of directors, and then (subject to certain exceptions) approved by the stockholders of the merging corporation. However, in a reverse triangular merger structure, Non-Invasive Monitoring Systems is not itself a party to the Merger. The Merger is between Merger Sub (a wholly owned subsidiary of Non-Invasive Monitoring Systems) and Gravitics, with Gravitics surviving as a subsidiary of Non-Invasive Monitoring Systems. Because Non-Invasive Monitoring Systems is not merging with or into any other entity, the statutory merger approval provisions of Section 607.1103 of the FBCA do not require a vote of Non-Invasive Monitoring Systems’ stockholders.

Additionally, Section 607.1103(8) of the FBCA provides that stockholders approval of a plan of merger is not required if: (a) the corporation will survive the merger; (b) the articles of incorporation of the surviving corporation will not differ from its articles before the merger (except for minor amendments under Section 607.1002 of the FBCA); and (c) each stockholder of the surviving corporation whose shares were outstanding immediately prior to the merger will hold the same number of shares with identical rights immediately after the merger. While this provision applies to the surviving entity in a direct merger, the broader point is that Non-Invasive Monitoring Systems, as the parent, is not being merged and its shares are not being converted. Non-Invasive Monitoring Systems’ stockholders retain their existing shares. Non-Invasive Monitoring Systems is simply issuing additional shares as consideration.

Florida law does not contain a general statutory requirement that the parent corporation’s stockholders approve the issuance of shares used as merger consideration in a subsidiary merger. The merger vote requirement attaches to the entities that are actual parties to the merger (here, Merger Sub and Gravitics), not to the parent that issues shares.

Section 607.1202 of the FBCA requires stockholder approval when a corporation sells, leases, exchanges, or otherwise disposes of “all, or substantially all, of its property” outside the usual and regular course of business. In a reverse triangular merger, Non-Invasive Monitoring Systems is not disposing of all or substantially all of its assets. It is issuing new shares and acquiring Gravitics as a subsidiary. Section 607.1201 of the FBCA further confirms that no stockholder approval is required to transfer assets to a wholly owned subsidiary. Therefore, no disposition vote is triggered.

Nasdaq Rule 5635 sets forth circumstances under which stockholder approval is required prior to an issuance of securities in connection with: (i) the acquisition of the stock or assets of another company (Rule 5635(a)); (ii) equity-based compensation (Rule 5635(b)); (iii) a change of control (Rule 5635(c)); and (iv) transactions other than public offerings involving a 20% or greater issuance below the minimum price (Rule 5635(d)).

Specifically, under Nasdaq Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of stock or assets of another company where the issuance equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance. Under Nasdaq Rule 5635(c), stockholder approval is required when an issuance will result in a “change of control,” which Nasdaq guidance suggests occurs when an investor or group would own or have the right to acquire 20% or more of the outstanding shares and such ownership would be the largest ownership position.

However, these rules apply only to companies already listed on Nasdaq. Non-Invasive Monitoring Systems is currently quoted on the OTC Pink Market and not on any national securities exchange. Nasdaq Rule 5635 is a listing standard applicable to “Nasdaq-listed Companies,” and its obligations attach only upon and after a company is listed on Nasdaq. Because Non-Invasive Monitoring Systems will consummate the Merger and issue the shares before listing on Nasdaq, Rule 5635 does not apply to the transaction.

The company plans to list on Nasdaq in connection with the Merger, meaning the Merger and issuance of the Merger Consideration will occur as part of the uplisting process, but the Rule 5635 stockholder approval obligations would not apply until after the company is listed. There is no pre-listing requirement under Nasdaq’s rules that an OTC company obtain stockholder approval for share issuances made before the listing becomes effective.

Unlike national securities exchanges such as Nasdaq and the NYSE, the OTC Markets (including the Pink Limited Market) do not impose exchange-style corporate governance requirements, including stockholder approval rules for acquisitions or share issuances. OTC quotation is not a national securities exchange listing regime, and there is no OTC Pink Market rule comparable to Nasdaq Rule 5635 or NYSE’s shareholder approval requirements. Accordingly, there is no OTC marketplace rule requiring Non-Invasive Monitoring Systems’ stockholders to approve the Merger or the issuance of the Merger Consideration to Gravitics’ stockholders.

In conclusion, because the reverse triangular merger structure means Non-Invasive Monitoring Systems is not itself a party to the merger, and because neither Florida law, OTC Markets rules, nor Nasdaq rules (which do not apply pre-listing) require the parent corporation’s stockholders to approve the issuance of shares as merger consideration, no stockholder vote of Non-Invasive Monitoring Systems is required.

Q:	What have the Non-Invasive Monitoring Systems Majority Stockholders approved in connection with the Merger?

A:	On October [●], 2026, the holders of approximately 63.4% of the outstanding shares of Non-Invasive Monitoring Systems Common Stock approved the adoption of the 2026 Equity Incentive Plan, pursuant to which 9,000,000 shares of Non-Invasive Monitoring Systems Common Stock are reserved for issuance of awards thereunder

Q:	Why am I not being asked to vote on the adoption of 2026 Equity Incentive Plan?

A	In accordance with applicable Florida law and our Articles of Incorporation, no vote of the stockholders of Non-Invasive Monitoring Systems is required to approve the adoption of the 2026 Equity Incentive Plan. Florida law and our Articles of Incorporation allow us to permit stockholders to act by written consent to approve the adoption of the 2026 Equity Incentive Plan. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy. The purpose of the Registration Statement of which this information statement/prospectus forms a part is (1) to notify stockholders of Non-Invasive Monitoring Systems about the approval of the adoption of the 2026 Equity Incentive Plan, and (2) to register the shares of Non-Invasive Monitoring Systems Common Stock being issued to non-affiliates as Merger Consideration.

Q:	Have the stockholders of Gravitics approved the Merger and the Merger Agreement?

A:	The stockholders of Gravitics have not yet approved the Merger and the Merger Agreement. Gravitics intends to seek written consent of the holders of a majority of the shares of Gravitics Common Stock and Gravitics Preferred Stock (on an as-converted basis), voting together as a single class, in favor of the Merger and the Merger Agreement, prior to the closing of the Merger.

Q:	What will Non-Invasive Monitoring Systems stockholders receive if the Merger is completed?

A:	At the Effective Time, Non-Invasive Monitoring Systems’ stockholders will continue to own and hold their existing shares of Non-Invasive Monitoring Systems Common Stock and will not need to take any action related to the Merger. However, you will experience substantial dilution in the Combined Company as described below.

2

Q:	What will Gravitics stockholders receive if the Merger is completed?

A:	If the Merger is completed, (a) the outstanding shares of Gravitics Common Stock and Gravitics Preferred Stock that are issued and outstanding immediately prior to the Effective Time of the Merger (including shares of Gravitics Common Stock resulting from the conversion of Gravitics Preferred Stock), will be converted automatically into, and the holders of such shares of Gravitics Common Stock will be entitled to receive, by virtue of the Merger and upon the terms and subject to the conditions set forth in the Merger Agreement, shares of Non-Invasive Monitoring Systems Common Stock based on the Exchange Ratio, (b) each Gravitics Warrant will, by virtue of the Merger and without further action on the part of the holder thereof, be cancelled and exchanged for a warrant to purchase shares of Non-Invasive Monitoring Systems Common Stock, and (c) each outstanding option to acquire Gravitics Common Stock will, by virtue of the Merger and without further action on the part of the holder thereof, be cancelled and exchanged for options to purchase shares of Non-Invasive Monitoring Systems Common Stock under the 2026 Equity Incentive Plan, which will result in the Gravitics stockholders in the aggregate holding not less than 96.5% of the Outstanding Shares, on a fully diluted basis.

No certificates or scrip representing a fractional share of Non-Invasive Monitoring Systems Common Stock will be issued to any of the Gravitics stockholders in connection with payment of the Merger Consideration, and to the extent a fractional share of Non-Invasive Monitoring Systems Common Stock is issuable as part of the Merger Consideration after aggregating all fractional shares of Non-Invasive Monitoring Systems Common Stock that otherwise would be received by such Gravitics common stockholder, such fraction shall be rounded up to one whole share of Non-Invasive Monitoring Systems Common Stock.

For more information regarding the Merger Consideration to be received by Gravitics stockholders in the Merger, please see “The Merger Agreement — Effects of the Merger; Merger Consideration.”

Q:	Who will own the Combined Company immediately following the Merger?

A:	Upon completion of the Merger, the current Non-Invasive Monitoring Systems stockholders, collectively, will own not more than 3.5% of the Outstanding Shares of Non-Invasive Monitoring Systems Common Stock, on a fully diluted basis, and the current Gravitics stockholders, collectively, will own not less than 96.5% of the Outstanding Shares of Non-Invasive Monitoring Systems Common Stock, on a fully diluted basis, with such Outstanding Shares being calculated in accordance with the Merger Agreement. See “The Merger Agreement — Effects of the Merger; Merger Consideration” for more information.

Q:	Who will own the shares representing the 3.5% of Non-Invasive Monitoring Systems Common Stock to be held by the current Non-Invasive Monitoring Systems stockholders upon completion of the Merger?

A:	Dr. Jane Hsaio, an officer and director of the Company, is currently the beneficial owner of 28.1% of the Non-Invasive Monitoring Systems Common Stock. Dr. Phillip Frost, a director of the Company, is currently the beneficial owner of 35.3% of Non-Invasive Monitoring Systems Common Stock. In addition, Defender Opportunity LLC, a non-affiliated third party, holds a convertible promissory note of Non-Invasive Monitoring Systems in the principal amount of $809,706, which, provided the Merger is consummated on or before October 30, 2026, will automatically convert into Non-Invasive Monitoring Systems Common Stock at a conversion price of $2.949 per share at the time of the Merger, and no interest will be payable upon such conversion. The conversion price of the convertible promissory note was negotiated between Non-Invasive Monitoring Systems and Defender Opportunity LLC in an arms-length transaction taking into account, among other factors: (a) that the Non-Invasive Monitoring Systems Common Stock is currently quoted and thinly traded on the OTC Pink Market and is available for unsolicited quotes only, (b) that Defender Opportunity LLC will receive shares of restricted stock upon conversion of the amounts due under the convertible promissory note, which will restrict Defender Opportunity LLC’s ability to resell the shares in the market, and (c) the potential risk that the Merger may not be consummated. It is anticipated that, the 3.5% equity ownership in the Combined Company as of the effective time of the Merger will be held approximately 0.9% by Dr. Hsiao, approximately 1.2% by Dr. Frost, approximately 0.9% by Defender Opportunity LLC, the holder of the convertible promissory note, and approximately 1.2% by the other current Non-Invasive Monitoring Systems stockholders in the aggregate, on a fully diluted basis.

Q:	How will Non-Invasive Monitoring Systems stockholders be affected by the Merger?

A:	In connection with the Merger, Non-Invasive Monitoring Systems effected a reverse stock split (the “Reverse Stock Split”) of the issued and outstanding shares of Non-Invasive Monitoring Systems Common Stock, by a ratio of 1-for-150. The number of shares of Non-Invasive Monitoring Systems Common Stock held by each stockholder of Non-Invasive Monitoring Systems was adjusted accordingly. In addition, in connection with the Merger, Non-Invasive Monitoring Systems will issue shares of Non-Invasive Monitoring Systems Common Stock to the Gravitics stockholders in exchange for their shares of Gravitics Common Stock. As a result, each share of Non-Invasive Monitoring Systems Common Stock outstanding prior to the Merger will represent a smaller percentage of the aggregate number of shares of Non-Invasive Monitoring Systems outstanding after the Merger.

Q:	Who will be the directors of the Combined Company following completion of the Merger?

A:	As of the Effective Time, the members of the Non-Invasive Monitoring Systems Board will (a) appoint such individuals to the Non-Invasive Monitoring Systems Board for the Combined Company as are designated by Gravitics, a majority of whom shall qualify as “independent” under Nasdaq Rule 5605(a)(2), and which will include Colin Doughan, a current member of the Gravitics Board, as Chairman of the Non-Invasive Monitoring Systems Board, Lance W. Lord (General Retired), John C. Karas, John M. Olson (General Retired), Wanda A. Sigur, and Mark A. Lawson, and (b) resign as members of the Non-Invasive Monitoring Systems Board.

3

Q:	Who will be the management of the Combined Company following completion of the Merger?

A:	At the Effective Time, the officers of the Combined Company will be those individuals as are determined by the newly-constituted Non-Invasive Monitoring Systems Board, which will include (a) Colin Doughan, the current Chief Executive Officer of Gravitics, as Chief Executive Officer of the Combined Company, (b) Philip Wong as Chief Financial Officer of the Combined Company, (c) Michael Bowker as Chief Business Officer of the Combined Company, (d) Andrew Jones as Chief Operating Officer of the Combined Company, and (e) Jim Royston as Chief Technology Officer of the Combined Company.

Q:	Where will the Combined Company be located following the completion of the Merger?

A:	The Combined Company be headquartered in Marysville, Washington.

Q:	What will be the name of the Combined Company following completion of the Merger?

A:	The name of the Combined Company following completion of the Merger will be “Gravitics Holdings, Inc.”

Q:	Are Non-Invasive Monitoring Systems or Gravitics raising additional financing in connection with the Merger?

A:	In connection with the Merger, the Combined Company intends to pursue a public offering of up to $125.0 million in gross proceeds and seek to uplist on Nasdaq. The closing of the Merger is conditioned upon the Public Offering being ready for consummation immediately prior to or at the Effective Time and the approval of our Nasdaq listing application, and there is no guarantee or assurance that we will close the Public Offering or that Non-Invasive Monitoring Systems Common Stock will be approved for listing on Nasdaq.

Q:	Do Non-Invasive Monitoring Systems stockholders have appraisal rights or dissenters’ rights in connection with the Merger?

A:	No. Non-Invasive Monitoring Systems stockholders are not entitled to appraisal or dissenters’ rights in connection with the Merger.

Q:	When is the Merger expected to be completed?

A:	Non-Invasive Monitoring Systems and Gravitics hope to complete the Merger on or before the outside closing date of October 30, 2026, or on such other date that Non-Invasive Monitoring Systems and Gravitics may mutually agree upon. The completion of the Merger will occur only after all of the conditions to the Merger have been satisfied or waived. Neither Non-Invasive Monitoring Systems nor Gravitics can predict the actual date on which the Merger will be completed, or if the Merger will be completed at all, because completion of the Merger is subject to conditions and factors beyond the control of both companies. For more information, please see the section entitled “The Merger Agreement — Conditions to Completion of the Merger” in this information statement/prospectus.

Q:	What are the conditions to completion of the Merger?

A:	The obligations of Non-Invasive Monitoring Systems and Gravitics to consummate the Merger are subject to the satisfaction or waiver by the other party (to the extent permitted by applicable legal requirements), at or prior to the completion of the Merger, of customary closing conditions, including, among other things, that (i) the Reverse Stock Split will have been approved by Non-Invasive Monitoring Systems’ stockholders and the Financial Industry Regulatory Authority, Inc. (“FINRA”), and will have become effective, (ii) the Registration Statement, of which this information statement/prospectus is a part, will have been declared effective by the SEC, (iii) the Uplisting will have been approved by Nasdaq, (iv) the Public Offering will be ready for consummation immediately prior to or at the Effective Time, (v) Non-Invasive Monitoring Systems’ outstanding debt in the amount of $809,706 will have been converted into shares of Non-Invasive Monitoring Systems Common Stock, (vi) approval of the Merger by Merger Sub’s sole stockholder and the Gravitics stockholders will have been obtained; (vii) each of the individuals agreed upon by Non-Invasive Monitoring Systems and Gravitics will have executed and delivered a Lock-Up Agreement in the form mutually acceptable to the parties; and (viii) all individuals who served as directors and/or officers of Non-Invasive Monitoring Systems immediately prior to the Effective Time will have resigned, which resignations shall be effective as of the Effective Time, and new directors and officers for the Company will have been appointed. Notwithstanding the foregoing, the Merger will not close unless the Public Offering is ready for consummation and Nasdaq shall have approved the Uplisting of the Non-Invasive Monitoring Systems Common Stock immediately prior to or at the Effective Time.

For more information, please see “The Merger Agreement — Conditions to Completion of the Merger.”

4

Q:	What will happen to Non-Invasive Monitoring Systems if, for any reason, the Merger does not close?

A:	If, for any reason, the Merger does not close, Non-Invasive Monitoring Systems will continue to operate its business as it has done before. If the Merger does not close, Non-Invasive Monitoring Systems will not issue shares of Non-Invasive Monitoring Systems Common Stock to the holders of Gravitics Common Stock as Merger Consideration. Non-Invasive Monitoring Systems would remain listed on the OTC Pink Market under the name Non-Invasive Monitoring Systems, Inc. and trading symbol “NIMU,” and Non-Invasive Monitoring Systems’ management would remain the same. Whether or not the Merger closes, the Non-Invasive Monitoring Systems Board may seek to complete one or more other strategic transactions like the Merger.

Q:	If the Merger does not close, is either party to the Merger Agreement required to pay a termination fee or reimburse the other party for its expenses incurred in connection with the Merger?

A:	The Merger Agreement provides that it may be terminated at any time prior to the Effective Time (i) by mutual agreement, (ii) by either Non-Invasive Monitoring Systems or Gravitics if the Closing has not occurred by October 30, 2026, or on such other date that Non-Invasive Monitoring Systems and Gravitics may mutually agree upon, (iii) by operation of law, or (iv) by the Non-Invasive Monitoring Systems or Gravitics if the other party has not satisfied any of the closing conditions, or has breached or failed to observe or perform in any material respect any of its covenants or obligations under the Merger Agreement (if such breach is not cured within ten (10) days following written notice of such breach) by the Closing Date; provided, however, that if the Merger Agreement is terminated by either party for any reason other than the other party failing to satisfy their closing conditions prior to the termination date, then the terminating party will pay the other party a nonrefundable fee in the amount of to $250,000.

Q:	If I am a Non-Invasive Monitoring Systems stockholder, what should I do now?

A:	You should read this information statement/prospectus carefully and in its entirety, including the annexes.

Q:	Should I send in my shares of Non-Invasive Monitoring Systems Common Stock to Non-Invasive Monitoring Systems’ transfer agent or sign a proxy?

A:	No. You do no need to send your shares of Non-Invasive Monitoring Systems Common Stock to anyone and you do not need to sign a proxy.

Q:	What are the material U.S. federal income tax consequences of the Merger to holders of Non-Invasive Monitoring Systems Common Stock?

A:	Non-Invasive Monitoring Systems stockholders will not sell, exchange or dispose of any shares of Non-Invasive Monitoring Systems Common Stock as a result of the Merger. Thus, there will be no material U.S. federal income tax consequences to Non-Invasive Monitoring Systems stockholders as a result of the Merger.

Q:	What are the material U.S. federal income tax consequences of the Merger to United States holders of Gravitics Common Stock?

A:

Non-Invasive Monitoring Systems and Gravitics intend that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

Assuming that the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code, a U.S. holder of Gravitics Common Stock generally will not recognize gain or loss for U.S. federal income tax purposes upon the exchange of shares of Gravitics Common Stock for shares of Non-Invasive Monitoring Systems Common Stock in the Merger, except with respect to any cash received in lieu of fractional shares of Non-Invasive Monitoring Systems Common Stock. If the Merger does not qualify as a reorganization within the meaning of Section 368(a) of the Code, the Merger would generally be a taxable transaction to U.S. holders of Gravitics Common Stock. For a more detailed discussion of the material U.S. federal income tax consequences of the Merger, see “Material U.S. Federal Income Tax Consequences.”

Q:	Are there any risks that I should consider in connection with the Merger?

A:	Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” in this information statement/prospectus. You also should read and carefully consider the risk factors relating to Non-Invasive Monitoring Systems that are included in Non-Invasive Monitoring Systems’ filings with the SEC.

Q:	Whom do I call if I have questions about the Merger?

A:	If you are a stockholder of Non-Invasive Monitoring Systems and would like additional copies, without charge, of this information statement/prospectus or if you have questions about the Merger, you should contact:

Non-Invasive Monitoring Systems, Inc.

4400 Biscayne Blvd., Suite 180

Miami, Florida 33137

Telephone: (305) 575-4200

5

SUMMARY

For your convenience, provided below is a brief summary of certain information contained in this information statement/prospectus. This summary highlights selected information from this information statement/ prospectus and does not contain all of the information that may be important to you. To understand the Merger fully and for a more complete description of the terms of the Merger, you should read this entire information statement/prospectus carefully, including its annexes and the other documents to which you are referred. Items in this summary include a page reference directing you to a more complete description of those items. For more information, please see the section entitled “Where You Can Find Additional Information” in this information statement/prospectus.

Information About the Companies (See page 45)

The following is a brief summary of information about Non-Invasive Monitoring Systems, Inc. and Gravitics, Inc. For more information about each company, please see the sections entitled “Business of Non-Invasive Monitoring Systems” and “Business of Gravitics” beginning on pages 61 and 65, respectively.

Non-Invasive Monitoring Systems

Non-Invasive Monitoring Systems, Inc. is a Florida corporation and a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended), and its main business focus has recently been to seek, investigate and engage in a business combination with a private entity whose business presents an opportunity for its stockholders.

Shares of Non-Invasive Monitoring Systems Common Stock are quoted on the OTC Pink Market under the symbol “NIMU.” Non-Invasive Monitoring Systems’ principal executive offices are located at 4400 Biscayne Blvd., Suite 180, Miami, Florida 33137 and its telephone number is (305) 575-4200.

Gravitics

Gravitics, Inc., a Delaware corporation, is engaged in the design, development and commercialization of large space structures including orbital carriers, cargo logistics spacecraft, space station modules, and related engineering and technical services.

Gravitics is currently a private company. Gravitics’ principal executive offices are located at 4150 152nd Street NE, Suite 102, Marysville, WA 98271 and its telephone number is (360) 436-6033.

Gravitics Merger Sub, Inc.

Gravitics Merger Sub, Inc. is a direct wholly owned subsidiary of Non-Invasive Monitoring Systems. Merger Sub was formed by Non-Invasive Monitoring Systems solely in contemplation of the Merger, has not conducted any business and has no assets, liabilities or other obligations of any nature other than as set forth in the Merger Agreement. At the Effective Time, Merger Sub will merge with and into Gravitics, with Gravitics continuing as the surviving corporation and as a wholly owned subsidiary of Non-Invasive Monitoring Systems, and the separate existence of Merger Sub will cease. Merger Sub’s principal executive offices are located at 4400 Biscayne Blvd., Suite 180, Miami, Florida 33137 and its telephone number is (305) 575-4200.

The Merger and the Merger Agreement (See pages 45 and 51)

On March 6, 2026, Non-Invasive Monitoring Systems entered into an Agreement and Plan of Merger and Reorganization with Merger Sub and Gravitics. Pursuant to the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into Gravitics, the separate corporate existence of Merger Sub will thereupon cease and Gravitics will be the surviving corporation and will become a wholly-owned subsidiary of Non-Invasive Monitoring Systems. The Merger Agreement was amended on June 30, 2026, August 11, 2026, and September 30, 2026.

The terms and conditions of the Merger are contained in the Merger Agreement and its amendments, copies of which are attached as Annex A hereto. You are encouraged to read the Merger Agreement carefully and, in its entirety, as it is the legal document that governs the Merger.

6

Effects of the Merger; Merger Consideration (See page 51)

If the Merger is completed, the outstanding shares of Gravitics Common Stock and Gravitics Preferred Stock that are issued and outstanding immediately prior to the Effective Time of the Merger (including shares of Gravitics Common Stock resulting from the conversion of Gravitics Preferred Stock), stock options to purchase shares of Gravitics Common Stock, and warrants to purchase shares of Gravitics Common Stock, will be converted into the right to receive shares of Non-Invasive Monitoring Systems Common Stock, stock options to purchase shares of Non-Invasive Monitoring Systems Common Stock, and warrants to purchase shares of Non-Invasive Monitoring Systems Common Stock, respectively, that will result in the Gravitics stockholders, in the aggregate, holding not less than 96.5% of the outstanding equity ownership of Non-Invasive Monitoring Systems immediately following the Effective Time, on a fully diluted basis.

Non-Invasive Monitoring Systems’ Reasons for the Merger (See page 48)

The Non-Invasive Monitoring Systems Board has unanimously determined that the Merger is fair to and in the best interests of Non-Invasive Monitoring Systems and its stockholders and approved and declared advisable the Merger Agreement and the Merger. For a description of factors considered by the Non-Invasive Monitoring Systems Board in reaching its decision to approve the Merger Agreement and the Merger and related transactions, see the section entitled “The Merger — Non-Invasive Monitoring Systems’ Reasons for the Merger.”

Gravitics’ Reasons for the Merger (See page 48)

The board of directors of Gravitics has unanimously determined that the Merger is fair to and in the best interests of Gravitics and its stockholders the Merger Agreement and the Merger and approved and declared advisable the Merger Agreement and the Merger. For a description of factors considered by the board of directors of Gravitics in reaching its decision to approve the Merger Agreement and the Merger and related transactions, see the section entitled “The Merger — Gravitics’ Reasons for the Merger.”

Interests of Non-Invasive Monitoring Systems’ Directors and Executive Officers in the Merger (See page 50)

Non-Invasive Monitoring Systems’ directors and executive officers may have interests in the Merger, including financial interests, that may be different from, or in addition to, the interests of Non-Invasive Monitoring Systems stockholders generally. The Non-Invasive Monitoring Systems Board was aware of and considered these interests, among other matters, in reaching its determination that the Merger is fair to and in the best interests of Non-Invasive Monitoring Systems and its stockholders and in approving and declaring advisable the Merger Agreement and related Transactions. These interests are discussed in more detail in the section entitled “Interests of Non-Invasive Monitoring Systems’ Directors and Executive Officers in the Merger.”

7

Interests of Gravitics’ Directors and Executive Officers in the Merger (See page 50)

Gravitics’ directors and executive officers may have interests in the Merger, including financial interests, that may be different from, or in addition to, the interests of Gravitics stockholders generally. The Gravitics Board was aware of and considered these interests, among other matters, in reaching its determination that the Merger is fair to and in the best interests of Gravitics and its stockholders and in approving and declaring advisable the Merger Agreement and the Merger. These interests are discussed in more detail in the section entitled “Interests of Gravitics’ Directors and Executive Officers in the Merger.”

Non-Invasive Monitoring Systems Stockholder Approval

Non-Invasive Monitoring Systems’ Articles of Incorporation

Non-Invasive Monitoring Systems’ Articles of Incorporation provides that the taking of any action that is required or permitted to be taken by the Non-Invasive Monitoring Systems stockholders at any annual or special meeting of Non-Invasive Monitoring Systems stockholders may be effected by written consent of stockholders in lieu of a meeting.

On March 6, 2026, the Non-Invasive Monitoring Systems Board approved the issuance of Non-Invasive Monitoring Systems Common Stock as Merger Consideration in accordance with the Merger Agreement and, on August 25, 2026, the Non-Invasive Monitoring Systems Board approved the adoption of the 2026 Equity Incentive Plan. In addition, the Non-Invasive Monitoring Systems Board authorized the Non-Invasive Monitoring Systems stockholders to approve the adoption of the 2026 Equity Incentive Plan by written consent in lieu of a meeting.

On October [●], 2026, the holders of 63.4% of the outstanding shares of Non-Invasive Monitoring Systems Common Stock executed a written consent in which they approved the adoption of the 2026 Equity Incentive Plan.

Board of Directors of the Combined Company Following the Merger (See page 57)

At the Effective Time, the members of the Non-Invasive Monitoring Systems Board will (a) appoint such individuals to the Non-Invasive Monitoring Systems Board for the Combined Company as are designated by Gravitics, a majority of whom shall qualify as “independent” under Nasdaq Rule 5605(a)(2), and which will include Colin Doughan, a current member of the Gravitics Board, as Chairman of the Non-Invasive Monitoring Systems Board, Lance W. Lord (General Retired), John C. Karas, John M. Olson (General Retired), Wanda A. Sigur, and Mark A. Lawson and (b) resign as members of the Non-Invasive Monitoring Systems Board.

Management of the Combined Company After the Merger (See 56)

At the Effective Time, the officers of the Combined Company will be those individuals as are determined by the newly-constituted Non-Invasive Monitoring Systems Board, which will include (a) Colin Doughan, the current Chief Executive Officer of Gravitics, as Chief Executive Officer of the Combined Company, (b) Philip Wong as Chief Financial Officer of the Combined Company, (c) Michael Bowker as Chief Business Officer of the Combined Company, (d) Andrew Jones as Chief Operating Officer of the Combined Company, and (e) Jim Royston as Chief Technology Officer of the Combined Company.

Reverse Stock Split and Change of Name

On May 22, 2026, Non-Invasive Monitoring Systems received a unanimous written consent in lieu of a meeting (the “Board Consent”) from the members of the Non-Invasive Monitoring Systems Board, and (b) on June 4, 2026, Non-Invasive Monitoring Systems received a written consent in lieu of a meeting from the holders of approximately 63.4% of the voting stock (the “Consenting Shareholders”) of Non-Invasive Monitoring Systems (the “Shareholder Consent” and together with the Board Consent, the “Written Consents”). The Written Consents adopted resolutions which approved the granting of authority to the Non-Invasive Monitoring Systems Board to amend Non-Invasive Monitoring Systems’ articles of incorporation, as previously amended to date (the “Articles of Incorporation”) to:

1.	Effect a reverse stock split of the issued and outstanding shares of the Non-Invasive Monitoring Systems Common Stock by a ratio of no less than 1-for-100 and no more than 1-for-500, with the exact ratio to be determined by the Non-Invasive Monitoring Systems Board in its sole discretion (the “Reverse Stock Split”), with such Reverse Stock Split to be effective at such time and date, if at all, as determined by the Non-Invasive Monitoring Systems Board in its sole discretion; and

2.	Change Non-Invasive Monitoring Systems’ name to “Gravitics Holdings, Inc.” at such time as is determined by the Non-Invasive Monitoring Systems Board in its sole discretion (the “Name Change”), with such Name Change to be effective at such time and date, if at all, as determined by the Non-Invasive Monitoring Systems Board in its sole discretion.

On July 13, 2026, Non-Invasive Monitoring Systems received a unanimous written consent in lieu of a meeting from the members of the Non-Invasive Monitoring Systems Board setting the ratio for the Reverse Stock Split at 1-for-150.

The Reverse Stock Split became effective in the market on July 30, 2026. At the effective time, every one hundred and fifty (150) shares of Non-Invasive Monitoring Systems Common Stock were automatically combined into one (1) share of Non-Invasive Monitoring Systems Common Stock. Any fractional shares of Non-Invasive Monitoring Systems Common Stock that would have resulted from the Reverse Stock Split were rounded up to the nearest whole share. Immediately prior to the effective time, Non-Invasive Monitoring Systems had 154,810,655 shares of Non-Invasive Monitoring Systems Common Stock issued and outstanding. Immediately following the effective time, Non-Invasive Monitoring Systems had 1,032,640 shares of Non-Invasive Monitoring Systems Common Stock issued and outstanding.

The Reverse Stock Split did not change the par value of Non-Invasive Monitoring Systems Common Stock, which remained $0.01 per share, or the number of authorized shares of Non-Invasive Monitoring Systems Common Stock, which remained 400,000,000.

The Reverse Stock Split affected all holders of Non-Invasive Monitoring Systems Common Stock equally and did not affect any stockholder’s percentage ownership interest in Non-Invasive Monitoring Systems, except for de minimus adjustments that resulted from the treatment of fractional shares. The rights and privileges of the holders of shares of Non-Invasive Monitoring Systems Common Stock were substantially unaffected by the Reverse Stock Split.

As a result of the Reverse Stock Split, the number of shares of Non-Invasive Monitoring Systems Common Stock that may be issued upon conversion or exercise of outstanding securities convertible into, or exercisable or exchangeable for, shares of Non-Invasive Monitoring Systems Common Stock, and the conversion or exercise prices for those securities, were also be ratably adjusted in accordance with their terms.

It is contemplated that Name Change will become effective no sooner than the later to occur of (a) approval of the Name Change by FINRA and (b) the consummation of the Merger. The Name Change will not occur if the Merger is not consummated.

Public Offering and Uplisting

The Merger Agreement provides that the parties will use reasonable best efforts to consummate the Public Offering and a corresponding uplisting to Nasdaq (the “Uplisting”) as soon as practicable after the Closing Date. The closing of the Merger is conditioned upon the Public Offering being ready for consummation immediately prior to or at the Effective Time and the approval of our Nasdaq listing application, and there is no guarantee or assurance that we will close the Public Offering or that Non-Invasive Monitoring Systems Common Stock will be approved for listing on Nasdaq.

8

Registration Rights Agreement (See page 55)

The Merger Agreement provides that, within sixty (60) days after the Effective Time, the Combined Company will prepare and file a Registration Statement on Form S-1, or a Registration Statement on Form S-3, if the Combined Company is then eligible to use a Form S-3, with the SEC to register the resale of (a) all the Merger Shares that are not permitted to be registered on Form S-4, or are held by affiliates of Non-Invasive Monitoring Systems, and (b) the shares Defender Opportunity LLC receives upon automatic conversion of a convertible promissory note at the effective time of the Merger, and the Combined Company will use reasonable best efforts to have the Resale Registration Statement declared effective as soon as practicable after filing.

Conditions to Completion of the Merger (See page 54)

The obligations of Non-Invasive Monitoring Systems and Gravitics to consummate the Merger are subject to the satisfaction or waiver by the other party (to the extent permitted by applicable legal requirements), at or prior to the completion of the Merger, of customary closing conditions, including, among other things, that (i) the Reverse Stock Split will have been approved by Non-Invasive Monitoring Systems’ stockholders and the Financial Industry Regulatory Authority, Inc. (“FINRA”), and will have become effective, (ii) the Registration Statement, of which this information statement/prospectus is a part, will have been declared effective by the SEC, (iii) the Uplisting will have been approved by Nasdaq, (iv) the Public Offering will be ready for consummation immediately prior to or at the Effective Time, (v) the Non-Invasive Monitoring Systems’ outstanding debt in the amount of $809,706 will have been converted into shares of Non-Invasive Monitoring Systems Common Stock, (vi) approval of the Merger by Merger Sub’s sole stockholder and the Gravitics stockholders will have been obtained; (vii) each of the individuals agreed upon by Non-Invasive Monitoring Systems and Gravitics will have executed and delivered a Lock-Up Agreement in the form mutually acceptable to the parties; and (viii) all individuals who served as directors and/or officers of Non-Invasive Monitoring Systems immediately prior to the Effective Time will have resigned, which resignations shall be effective as of the Effective Time, and new directors and officers for the Company will have been appointed. Notwithstanding the foregoing, the Merger will not close unless the Public Offering is ready for consummation immediately prior to or at the Effective Time and Nasdaq shall have approved the Uplisting of the Non-Invasive Monitoring Systems Common Stock.

Termination of the Merger Agreement (See page 54)

The Merger Agreement provides that it may be terminated at any time prior to the Effective Time (i) by mutual agreement, (ii) by either Non-Invasive Monitoring Systems or Gravitics if the Closing has not occurred by October 30, 2026, or on such other date that Non-Invasive Monitoring Systems and Gravitics may mutually agree upon, (iii) by operation of law, or (iv) by the Non-Invasive Monitoring Systems or Gravitics if the other party has not satisfied any of the closing conditions, or has breached or failed to observe or perform in any material respect any of its covenants or obligations under the Merger Agreement (if such breach is not cured within ten (10) days following written notice of such breach) by the Closing Date; provided, however, that if the Merger Agreement is terminated by either party for any reason other than the other party failing to satisfy their closing conditions prior to the termination date, then the terminating party will pay the other party a nonrefundable fee in the amount of to $250,000.

Listing of Non-Invasive Monitoring Systems Common Stock (See page 49)

Non-Invasive Monitoring Systems Common Stock is currently quoted on the OTC Pink Market under the symbol “NIMU.” Upon the Effective Date, Non-Invasive Monitoring Systems will be renamed Gravitics Holdings, Inc. We have applied to have the Non-Invasive Monitoring Systems Common Stock listed on the Nasdaq under the symbol “GVTX.” The closing of the Merger is conditioned upon the approval of our Nasdaq listing application and there is no guarantee or assurance that the Non-Invasive Monitoring Systems Common Stock will be approved for listing by Nasdaq. We will not consummate the Merger unless Nasdaq shall have approved the listing of the Non-Invasive Monitoring Systems Common Stock.

9

Post-Closing Dividend Policy (See page 49)

Non-Invasive Monitoring Systems has never paid any cash dividends on shares of Non-Invasive Monitoring Systems Common Stock. The payment of cash dividends in the future will be dependent upon Non-Invasive Monitoring Systems’ revenues and earnings, if any, capital requirements and general financial condition and will be declared at the discretion of the Non-Invasive Monitoring Systems Board. It is the current intention of the Non-Invasive Monitoring Systems Board to retain all earnings, if any, for use in its business operations, and accordingly, the Non-Invasive Monitoring Systems Board does not anticipate declaring any dividends in the foreseeable future.

Material U.S. Federal Income Tax Consequences (See page 94)

Since the Non-Invasive Monitoring Systems stockholders will not sell, exchange or dispose of any shares of Non-Invasive Monitoring Systems Common Stock as a result of the Merger, there will be no material U.S. federal income tax consequences to Non-Invasive Monitoring Systems stockholders as a result of the Merger.

With respect to current Gravitics stockholders, the parties intend the Merger to be treated as a tax-free reorganization for U.S. federal income tax purposes. Provided the Merger so qualifies, Gravitics stockholders will generally not recognize any gain or loss for U.S. federal income tax purposes on the exchange of their Gravitics Common Stock for Non-Invasive Monitoring Systems Common Stock in the Merger. The completion of the Merger is not conditioned upon the Merger qualifying for the intended tax treatment and no ruling from the Internal Revenue Service (the “IRS”) will be sought regarding the tax characterization of the Merger and no assurance can be made as to whether the Merger will be tax-free for U.S. federal income tax purposes. For a more detailed discussion of the material U.S. federal income tax consequences of the Merger, see “Material U.S. Federal Income Tax Consequences.”

Accounting Treatment (See page 50)

Notwithstanding the legal form, the Merger will be accounted for as a reverse recapitalization and not a business combination under Accounting Standards Codification (“ASC”) 805. Under this method of accounting, Non-Invasive Monitoring Systems will be treated as the acquired company for accounting purposes, whereas Gravitics will be treated as the accounting acquirer. In accordance with this method of accounting, the Merger will be treated as the equivalent of Gravitics issuing shares for the net assets of Non-Invasive Monitoring Systems, accompanied by a recapitalization. The net assets of Non-Invasive Monitoring Systems will be stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the Merger will be those of Gravitics. Gravitics has been determined to be the accounting acquirer for purposes of the Merger based on an evaluation of the following facts and circumstances:

●	Gravitics stockholders will own a majority of the voting rights of the Combined Company.
●	Gravitics will designate all initial members of the board of directors of the Combined Company.
●	Gravitics’ executive management team will become the executive management team of the Combined Company.
●	The Combined Company will be renamed Gravitics Holdings, Inc. and its headquarters will be Gravitics’ current headquarters, in Marysville, Washington.

Appraisal Rights (See page 49)

Under the FBCA, Non-Invasive Monitoring Systems stockholders are not entitled to appraisal rights or dissenters’ rights in connection with the Merger.

10

Regulatory Approvals Required for the Merger (See page 49)

Non-Invasive Monitoring Systems and Gravitics are not aware of any material U.S. federal, state or foreign regulatory requirements or approvals that are required for the execution of the Merger Agreement or the completion of the Merger, other than the filing of a Certificate of Merger with respect to the Merger with, and the acceptance of such Certificate of Merger by, the Secretary of State of the State of Delaware.

Comparison of Gravitics Stockholder Rights Before and After the Merger (See page 97)

Upon completion of the Merger, Gravitics stockholders receiving shares of Non-Invasive Monitoring Systems Common Stock will become stockholders of Non-Invasive Monitoring Systems, and their rights will be governed by Florida law and the governing corporate documents of Non-Invasive Monitoring Systems in effect at the Effective Time. Gravitics stockholders will have different rights once they become stockholders of Non-Invasive Monitoring Systems due to differences between the DGCL and the FBCA and the governing corporate documents of Gravitics and Non-Invasive Monitoring Systems, as further described in “Comparison of Gravitics Stockholder Rights Before and After the Merger.”

Summary Risk Factors (See page 16)

You should carefully consider all of the risk factors together with all of the other information included in this information statement/prospectus. Some of these risks include, but are not limited to, those described below and in more detail under the heading “Risk Factors.”

Risks Related to the Merger

●	The Merger may not be completed on the terms contemplated or at all.
●	A failure to satisfy one or more of the closing conditions contained in the Merger Agreement may prevent or delay completion of the Merger.
●	The Merger Agreement may be terminated in specified circumstances prior to Closing by Non-Invasive Monitoring Systems or Gravitics.
●	The termination of the Merger Agreement could negatively impact Non-Invasive Monitoring Systems.
●	Failure to complete the Merger could significantly harm the market price of Non-Invasive Monitoring Systems Common Stock and negatively affect the future business and operations of each of Non-Invasive Monitoring Systems and Gravitics.
●	The market price for shares of Non-Invasive Monitoring Systems Common Stock following the completion of the Merger may be affected by factors different from, or in addition to, those that historically have affected or currently affect the market price of shares of Non-Invasive Monitoring Systems Common Stock.
●	The lack of a public market for Gravitics Common Stock makes it difficult to evaluate the value of Gravitics. The Non-Invasive Monitoring Systems Common Stock being issued as Merger Consideration in the Merger may have a value that is less than, or greater than, the fair market value of Gravitics.
●	Non-Invasive Monitoring Systems could be materially adversely affected by negative publicity related to the proposed Merger.
●	The directors and executive officers of Non-Invasive Monitoring Systems and Gravitics have interests and arrangements that may be different from, or in addition to, those of Non-Invasive Monitoring Systems and Gravitics stockholders generally.
●	Non-Invasive Monitoring Systems and Gravitics will incur transaction and merger-related expenses in connection with the Merger.
●	Non-Invasive Monitoring Systems and Gravitics may be targets of securities class action and derivative lawsuits which could result in substantial costs and may delay or prevent the Merger from being completed.
●	Non-Invasive Monitoring Systems stockholders and Gravitics stockholders will each have reduced ownership and voting interests in and will exercise less influence over management of Non-Invasive Monitoring Systems following completion of the Merger.
●	The unaudited pro forma condensed combined financial information contained in this information statement/ prospectus is presented for illustrative purposes only and may not be indicative of the Combined Company’s results of operations or financial condition following the closing of the proposed Merger.
●	The Non-Invasive Monitoring Systems Board did not obtain a third-party valuation or fairness opinion in determining whether to proceed with the merger, and consequently, our stockholders will not have the benefit of an independent determination that the merger consideration is fair from a financial point of view.
●	If the Merger does not qualify as a reorganization under the Code, Gravitics stockholders exchanging shares of Gravitics Common Stock for shares of Non-Invasive Monitoring Systems Common Stock in the Merger may be taxed on the full amount of the consideration received in the Merger.
●	We may be unable to repay amounts due under our outstanding promissory notes if the Merger is not completed, which could materially and adversely affect our liquidity, financial condition and prospects.

Risks Related to Non-Invasive Monitoring Systems’ Business

●	Non-Invasive Monitoring Systems has a history of operating losses, it does not expect to become profitable in the near future and absent additional equity or debt financing, it may be unable to continue as a going concern.
●	Non-Invasive Monitoring Systems will require additional funding, which may not be available to it on acceptable terms, or at all.
●	Non-Invasive Monitoring Systems has experienced delays in filing certain annual and periodic reports with the SEC, and any recurrence could negatively impact it.
●	Non-Invasive Monitoring Systems may be exposed to risks relating to management’s assessment of our disclosure controls and procedures and internal controls over financial reporting.
●	Because Non-Invasive Monitoring Systems does not currently have an audit or compensation committee made up of independent directors, its shareholders must rely on its directors, only one of whom is independent, to perform these functions.
●	Non-Invasive Monitoring Systems does not anticipate paying dividends on our common stock in the foreseeable future.
●	Because Non-Invasive Monitoring Systems’ common stock is a “penny stock,” it may be more difficult for investors to sell shares of such common stock, and the market price of such common stock may be adversely affected.
●	Non-Invasive Monitoring Systems’ stock price has been volatile and there may not be an active, liquid trading market for its common stock.
●	Shareholders may experience dilution of ownership interests because of the future issuance of additional shares of our common stock and our preferred stock.

Risks Related to Gravitics’ Business

●	Gravitics has a limited operating history in a nascent industry, which makes it difficult to forecast its revenue, plan its expenses and evaluate its business and future prospects.
●	Gravitics’ independent registered public accounting firm has included an explanatory paragraph regarding Gravitics’ ability to continue as a going concern.
●	Gravitics’ future revenue and operating results are dependent on its ability to generate a sustainable order rate for its products and services and develop new technologies to meet the needs of its customers or potential new customers.
●	Gravitics’ $270,000,000 contract with Axiom is terminable, and Gravitics may not realize the full stated value of the contract.
●	Gravitics expects to require significant additional capital to support business growth, and this capital might not be available on favorable terms, if at all, or may be available only by diluting existing stockholders or putting excessive debt leverage and insolvency risk on its business.
●	Gravitics is incurring significant increased expenses and administrative burdens while pursuing the Merger, and will continue to incur these as a public company, which could have an adverse effect on its business, financial condition and results of operations.
●	Gravitics often relies on a single vendor or a limited number of vendors to provide certain key products or services and the inability of these key vendors to meet its needs could have a material adverse effect on its business.
●	Gravitics’ Orbital Carriers are subject to manufacturing delays, damage during pre-launch operations, and launch failures, failure of correct orbit insertion or failure of key Orbital Carrier subsystems during mission operations, the occurrence of which could materially and adversely affect its operations.
●	If Gravitics’ Orbital Carriers systems fail to operate as intended, it could have a material adverse effect on its business, financial condition and results of operations.

11

●	The nature of novel spacecraft technology like Orbital Carriers often requires orbital test flights to demonstrate core functionality and performance. Early mission failures are common due to the inability to perfectly test all features on the ground prior to launch, and this may lead to reasonable but expensive failures that shake investor confidence. Gravitics’ first mission may not be fully successful even if instrumental in data collection and model validation to support our business goals.
●	Gravitics’ revenue, results of operations and reputation may be negatively impacted if its products contain defects or fail to operate in the expected manner.
●	Any inability to deploy Gravitics’ spacecraft at its anticipated cadence could adversely impact its business, financial condition and results of operations.
●	Disruptions in the supply of key raw materials or components and difficulties in the supplier qualification process, as well as increases in prices of raw materials, could adversely impact Gravitics.
●	Space is a harsh and unpredictable environment where Gravitics’ products and service offerings are exposed to a wide and unique range of environmental risks, including, among others, coronal mass ejections, solar flares and other excessive radiation and extreme space weather events, and potential collision with space debris or another spacecraft, which could adversely affect its vehicles and spacecraft performance.
●	Increased congestion from the proliferation of low Earth orbit constellations could materially increase the risks of potential collision with space debris or another spacecraft and limit or impair Gravitics’ launch flexibility and/or access to its own orbital slots.
●	Gravitics’ business involves significant risks and uncertainties that may not be covered or coverable by insurance.
●	Interruption or failure of Gravitics’ infrastructure could hurt its ability to effectively perform its daily operations and provide and produce its products and services, which could damage its reputation and harm its operating results.
●	Gravitics’ use of artificial intelligence and machine learning technologies could adversely affect its products and services, harm its reputation, or cause it to incur liability resulting from harm to individuals or violation of laws and regulations or contracts to which it is a party.
●	If we fail to implement and maintain an effective system of internal control to remediate our material weakness over financial reporting, we may be unable to accurately report our results of operations, meet our reporting obligations as a public company or prevent fraud, and investor confidence and the trading prices of our securities may be materially and adversely affected.
●	If Gravitics cannot successfully protect its intellectual property, its business could suffer.
●	We may need to initiate lawsuits to protect or enforce our patents or other proprietary rights, which would be expensive and, if unsuccessful, may cause us to lose some of our intellectual property rights.
●	Business or economic disruptions in the United States or elsewhere in the world could seriously harm our business.
●	If we lose key personnel or are unable to attract and retain qualified personnel, our business could be harmed, and our ability to compete could be impaired.
●	We face intense competition from many worldwide space and defense manufacturers, most of which have greater financial resources than we do.
●	Security breaches, loss of data and other disruptions could compromise sensitive information related to our business, prevent us from accessing critical information or expose us to liability, which could adversely affect our business and our reputation.
●	We may be subject to legal proceedings in the ordinary course of our business. If the outcomes of these proceedings are adverse to us, it could have a material adverse effect on our business, financial condition and results of operations.
●	Third parties may allege that Gravitics’ technology violates their proprietary data or intellectual property rights, which could have a negative impact on Gravitics’ operations.
●	Indemnity provisions in various agreements potentially expose Gravitics to substantial liability for intellectual property infringement and other losses.
●	The release, unplanned ignition, explosion, or improper handling of dangerous materials used in Gravitics’ business could disrupt its operations, adversely affect its financial results, and lead to significant liabilities.
●	If Gravitics experiences cost overruns on its contracts, it would have to absorb the excess costs which could adversely affect its financial results.
●	Gravitics’ operating results may vary significantly from quarter to quarter.
●	Changes in Gravitics’ accounting estimates and assumptions could negatively affect its financial position and results of operations.
●	Certain future operational facilities may require significant expenditures in capital improvements and operating expenses to develop and foster basic levels of service needed for operations, and the ongoing need to maintain existing operational facilities requires Gravitics to expend capital.
●	If Gravitics expands outside the United States, it will be exposed to a variety of risks associated with international operations that could materially and adversely affect its business.
●	Natural disasters, unusual weather conditions, epidemic outbreaks, terrorist acts and political events could disrupt Gravitics’ business and flight schedule.
●	Any acquisitions, partnerships or joint ventures that Gravitics enters into could disrupt its operations and have a material adverse effect on its business, financial condition and results of operations.
●	If Gravitics’ prime contractors fail to maintain their relationships with their counterparties and fulfill their contractual obligations, Gravitics’ performance as a subcontractor and its ability to obtain future business could be materially and adversely impacted and its actual results could differ materially and adversely from those anticipated.
●	Gravitics is subject to extensive government regulations, and changes in laws or regulations or the manner of their interpretation or enforcement could adversely impact our financial performance and restrict our ability to operate our business or execute our strategies.
●	Inflationary pressures and persistently high prices and uncertain availability of inputs used by us and our suppliers, or instability in logistics and related costs, could negatively impact our profitability. Tariffs implemented or proposed by the current U.S. administration may also negatively impact the cost structure of our supply chain, and the Company may not be able to pass these price increases on to its customers.
●	Changes to United States tariff and import/export regulations may have a material adverse effect on our business, financial condition and results of operations.

Risks Related to the Combined Company Following the Merger

●	The Combined Company’s senior management has limited experience managing a public company which is required to establish and maintain disclosure control and procedures and internal control over financial reporting.
●	While Nasdaq’s approval of the listing the common stock of the Combined Company on Nasdaq is a precondition to the Merger and the Public Offering, if we do not meet Nasdaq’s continuing listing requirements in the future, we could be delisted and there can be no assurance that an active and liquid public market will fully develop or be sustained.
●	The trading price and volume of the common stock of the Combined Company may be volatile following the Merger.
●	If our shares become subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions, and trading activity in our shares may be adversely affected.
●	The sale of significant amounts of shares in the market, or the perception that such sales could occur, would have a material adverse effect on the market price of our shares.
●	The sale of shares received upon the exercise of the Combined Company’s outstanding stock options and warrants, and shares received upon the exercise of Gravitics’ warrants previously exercised at an exercise price of $0.01 per share, may increase the volatility of, and materially and adversely affect the market for, the Combined Company’s Common Stock and could jeopardize the Combined Company’s ability to maintain its Nasdaq listing.
●	Financial Industry Regulatory Authority sales practice requirements may also limit your ability to buy and sell the common stock of the Combined Company, which could depress the price of our shares.
●	We do not anticipate that the Combined Company will pay dividends on its common stock in the foreseeable future.
●	Gravitics stockholders who exercise appraisal rights under Delaware law could get cash payments based on a court’s “fair value” determination. Those payments could be larger than the value of the merger consideration and could hurt the Combined Company’s liquidity and financial condition.

In addition, Non-Invasive Monitoring Systems and Gravitics face other business, financial, operational and legal risks and uncertainties, which are disclosed herein under “Risk Factors.”

12

SUMMARY HISTORICAL FINANCIAL DATA OF NON-INVASIVE MONITORING SYSTEMS

The following table presents summary historical financial data for the periods indicated below. Non-Invasive Monitoring Systems derived the summary historical statement of operations data for the six months ended June 30, 2026 and 2025 and the balance sheet data as of June 30, 2026 from its unaudited interim financial statements for the period ended June 30, 2026, and the summary historical statement of operations data for the five-month periods ended December 31, 2025 and 2024 and the years ended December 31, 2025 and 2024 and the balance sheet data as of December 31, 2025 and 2024 from its audited consolidated financial statements, which are included elsewhere herein.

In Non-Invasive Monitoring Systems’ opinion, such financial statements include all adjustments, consisting of normal recurring adjustments, that Non-Invasive Monitoring Systems considers necessary for a fair presentation of the financial information for those periods. The summary historical financial data set forth below are not necessarily indicative of Non-Invasive Monitoring Systems’ future results.

The summary historical financial data should be read in conjunction with Non-Invasive Monitoring Systems’ financial statements and the accompanying notes, which are included elsewhere herein. In addition, the summary historical financial data should be read in conjunction with the section entitled “Non-Invasive Monitoring Systems Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included elsewhere herein.

	Six Months Ended June 30,		Five Months Ended December,		Year Ended July 31,
(in thousands)	2026 (Unaudited)	2025 (Unaudited)	2025	2024 (Unaudited)	2025	2024
Operating Data:
Operating expenses	$404	$49	$21	$77	160	177
Net loss	(447)	(81)	(49)	(101)	(222)	(113)

	As of June 30,	As of December 31,
(in thousands)	2026 (Unaudited)	2025	2024 (Unaudited)
Balance Sheet Data:
Cash	$160	$6	$11
Total assets	164	6	31
Total liabilities	1,607	1,002	857
Total shareholders’ deficit	(1,443)	(996)	(826)

SUMMARY HISTORICAL FINANCIAL DATA OF GRAVITICS

The following table presents summary historical financial data for the periods indicated below. Gravitics derived the summary historical statement of operations data for the six months ended June 30, 2026 and 2025 and the balance sheet data as of June 30, 2026 from its unaudited interim financial statements for the period ended June 30, 2026, and the summary historical statement of operations data for the years ended December 31, 2025 and 2024 and the balance sheet data as of December 31, 2025 and 2024 from its audited financial statements, which are included elsewhere herein.

In Gravitics’ opinion, such financial statements include all adjustments, consisting of normal recurring adjustments, that Gravitics considers necessary for a fair presentation of the financial information for those periods. The summary historical financial data set forth below are not necessarily indicative of Gravitics’ future results.

The summary historical financial data should be read in conjunction with Gravitics’ financial statements and the accompanying notes, which are included elsewhere herein. In addition, the summary historical financial data should be read in conjunction with the section entitled “Gravitics Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included elsewhere herein.

	Six Months Ended June 30,		Year Ended December 31,
(in thousands)	2026 (Unaudited)	2025 (Unaudited)	2025	2024
Operating Data:
Revenue	$-	$1,023	$1,044	$2,610
Operating expenses	11,907	4,835	10,047	9,405
Net loss	(24,510)	(5,536)	(11,699)	(9,048)

	As of June 30,	As of December 31,
(in thousands)	2026 (Unaudited)	2025	2024
Balance Sheet Data:
Cash and cash equivalents	$2,734	$183	$863
Total assets	6,196	3,612	4,946
Total liabilities	8,459	24,970	16,036
Redeemable convertible preferred stock	47,637	15,770	15,770
Total stockholders’ deficit	(49,900)	(37,128)	(26,860)

13

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma condensed combined statement of operations and balance sheet data as of and for the six months ended June 30, 2026 and for the year ended December 31, 2025 are derived from the unaudited condensed combined pro forma financial statements of operations for the six months ended June 30, 2026 and year ended December 31, 2025 and the unaudited condensed combined pro forma balance sheet as of June 30, 2026. The unaudited pro forma condensed combined balance sheet as of June 30, 2026 gives pro forma effect to the Merger as if it had occurred on June 30, 2026. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2026 and the year ended December 31, 2025 reflects adjustments assuming that any adjustments that were made to the unaudited pro forma condensed combined statements of operations are assumed to have been made on January 1, 2025 for the purpose of adjusting the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined financial statements from which the summary pro forma data are derived have been prepared for illustrative purposes only and are not necessarily indicative of what the Combined Company’s financial position or results of operations actually would have been had the Merger occurred as of the dates indicated. In addition, the summary unaudited pro forma condensed combined financial statements from which the following selected data are derived do not purport to project the future financial position or operating results of Non-Invasive Monitoring Systems. Future results may vary significantly from the results reflected because of various factors, including those discussed in the section entitled “Risk Factors.” The following summary unaudited pro forma condensed combined financial data should be read in conjunction with the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” and the related notes.

(in thousands)	Six Months Ended June 30, 2026	Year Ended December 31, 2025
Operating Data:
Revenue	$-	$1,044
Operating expenses	12,311	36,358
Net loss	(12,360)	(36,370)

(in thousands)	As of June 30, 2026
Balance Sheet Data:
Cash and cash equivalents	$117,255
Total assets	120,486
Total liabilities	8,629
Total stockholders’ equity	111,857

14

RISK FACTORS

Risks Related to the Merger

The Merger may not be completed on the terms contemplated or at all.

The Merger may not be consummated on the terms contemplated, on the timetable contemplated or at all. The terms of the Merger Agreement could be renegotiated due to market conditions or other factors, and closing could be delayed due to business needs, regulatory issues or other factors. In addition, the Merger might not close due to the failure to satisfy (or waive) one or more closing conditions — some of which are beyond the control of Non-Invasive Monitoring Systems and Gravitics — or due to the termination of the Merger Agreement in accordance with its terms. Accordingly, there is no assurance that the Merger will be consummated on a timely basis or at all, or that the terms of the Merger may need to be modified due to market conditions, business needs, or otherwise. Closing of the Merger is contingent upon the Public Offering being ready for consummation immediately prior to or at the Effective Time and the acceptance of the Combined Company’s common stock for listing on the Nasdaq.

A failure to satisfy one or more of the closing conditions contained in the Merger Agreement may prevent or delay completion of the Merger.

The Merger is subject to a number of conditions to closing as specified in the Merger Agreement. Some of these conditions are outside of Non-Invasive Monitoring Systems’ and Gravitics’ control. If any one or more conditions to closing are not satisfied or waived, then the Merger might not close, or the closing might need to be delayed.

The obligations of Non-Invasive Monitoring Systems and Gravitics to consummate the Merger are subject to the satisfaction or waiver by the other party (to the extent permitted by applicable legal requirements), at or prior to the completion of the Merger, of customary closing conditions, including, among other things, that (i) the Reverse Stock Split will have been approved by Non-Invasive Monitoring Systems’ stockholders and the Financial Industry Regulatory Authority (“FINRA”), and will have become effective, (ii) the Registration Statement, of which this information statement/prospectus is a part, will have been declared effective by the SEC, (iii) the Uplisting will have been approved by Nasdaq, (iv) the Public Offering will be ready for consummation immediately prior to or at the Effective Time, (v) the Non-Invasive Monitoring Systems’ outstanding debt in the amount of $809,705.75 will have been converted into shares of Non-Invasive Monitoring Systems Common Stock, (vi) approval of the Merger by Merger Sub’s sole stockholder and the Gravitics stockholders will have been obtained; (vii) each of the individuals agreed upon by Non-Invasive Monitoring Systems and Gravitics will have executed and delivered a Lock-Up Agreement in the form mutually acceptable to the parties; and (viii) all individuals who served as directors and/or officers of Non-Invasive Monitoring Systems immediately prior to the Effective Time will have resigned, which resignations shall be effective as of the Effective Time, and new directors and officers for the Company will have been appointed. Notwithstanding the foregoing, the Merger will not close unless the Public Offering is ready for consummation and Nasdaq shall have approved the Uplisting of the Non-Invasive Monitoring Systems Common Stock immediately prior to or at the Effective Time.

No assurance can be given that the required conditions to closing will be satisfied, and, if all required consents and approvals are obtained and the conditions are satisfied, no assurance can be given as to the terms, conditions and timing of such consents and approvals. Any delay in completing the Merger could cause Non-Invasive Monitoring Systems and Gravitics not to realize, or to be delayed in realizing, some or all of the benefits that Non-Invasive Monitoring Systems and Gravitics expect to achieve if the Merger is successfully completed within its expected time frame. Closing of the Merger is contingent upon the Public Offering being ready for consummation immediately prior to or at the Effective Time and the acceptance of the Combined Company’s common stock for listing on the Nasdaq. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the Merger, please see “The Merger Agreement — Conditions to Completion of the Merger.”

The Merger Agreement may be terminated in specified circumstances prior to Closing by Non-Invasive Monitoring Systems or Gravitics.

The Merger Agreement provides that, in specified circumstances, either Non-Invasive Monitoring Systems or Gravitics may terminate the Merger Agreement at any time prior to the date of the Closing, whether before or after the receipt of approval of the Merger Agreement from the Gravitics stockholders.

In particular, the Merger Agreement provides that it may be terminated at any time prior to the Effective Time (i) by mutual agreement, (ii) by either Non-Invasive Monitoring Systems or Gravitics if the Closing has not occurred by October 30, 2026, or on such other date that Non-Invasive Monitoring Systems and Gravitics may mutually agree upon, (iii) by operation of law, or (iv) by the Non-Invasive Monitoring Systems or Gravitics if the other party has not satisfied any of the closing conditions, or has breached or failed to observe or perform in any material respect any of its covenants or obligations under the Merger Agreement (if such breach is not cured within ten (10) days following written notice of such breach) by the Closing Date; provided, however, that if the Merger Agreement is terminated by either party for any reason other than the other party failing to satisfy their closing conditions prior to the termination date, then the terminating party will pay the other party a nonrefundable fee in the amount of to $250,000.

15

If the Merger Agreement is validly terminated, all further obligations and liabilities of Non-Invasive Monitoring Systems, Merger Sub and Gravitics under the Merger Agreement will terminate and become void and of no further force and effect, with certain limited exceptions, including liability for any intentional and willful breach of the Merger Agreement. Closing of the Merger is contingent upon the Public Offering being ready for consummation immediately prior to or at the Effective Time and the acceptance of the Combined Company’s common stock for listing on the Nasdaq. For more information, see “The Merger Agreement — Termination of the Merger Agreement.”

The termination of the Merger Agreement could negatively impact Non-Invasive Monitoring Systems.

If the Merger is not completed for any reason, the ongoing business of Non-Invasive Monitoring Systems may be adversely affected and, without realizing any of the benefits of having completed the Merger, Non-Invasive Monitoring Systems may experience certain negative effects, including the following:

●	experiencing negative reactions from the financial markets, including negative impacts on its stock price;
●	experiencing negative reactions from its suppliers, customers and employees; and
●	being required to pay costs relating to the Merger, such as legal and accounting costs and associated fees and expenses, whether or not the Merger is completed.

In addition, the Merger Agreement places certain restrictions on the conduct of Non-Invasive Monitoring Systems’ and Gravitics’ business prior to completion of the Merger and such restrictions, the waiver of which is subject to the consent of the other company (not to be unreasonably withheld, conditioned or delayed), may prevent Non-Invasive Monitoring Systems from taking certain specified actions during the pendency of the Merger which would have been beneficial for its business. This includes, for example, subject to exceptions, the issuance of securities, declaration of dividends, amendments to its organizational documents, repurchase of its capital stock, the incurrence of indebtedness, transfers or sales of assets, cancellation of debts, transfers or grants of exclusive licenses, capital investment, loans, amendments to material contracts, entrance into or renewal of material contracts, establishment of new benefit plans, execution of new employment agreements, acquisition of assets, and mergers or consolidations.

Failure to complete the Merger could significantly harm the market price of Non-Invasive Monitoring Systems Common Stock and negatively affect the future business and operations of each of Non-Invasive Monitoring Systems and Gravitics.

If the Merger is not completed and the Merger Agreement is terminated, each of Non-Invasive Monitoring Systems and Gravitics will have incurred significant fees and expenses, which must be paid whether or not the Merger is completed. Further, if the Merger is not completed, it could significantly harm the market price of Non-Invasive Monitoring Systems Common Stock. In addition, if the Merger Agreement is terminated and the board of directors of Non-Invasive Monitoring Systems or Gravitics determines to seek another business combination, there can be no assurance that either Non-Invasive Monitoring Systems or Gravitics will be able to find a partner and close an alternative transaction on terms that are as favorable as, or more favorable than, the terms set forth in the Merger Agreement.

16

The market price for shares of Non-Invasive Monitoring Systems Common Stock following the completion of the Merger may be affected by factors different from, or in addition to, those that historically have affected or currently affect the market price of shares of Non-Invasive Monitoring Systems Common Stock.

Non-Invasive Monitoring Systems’ business differs from Gravitics’ business, and, accordingly, the results of operations of Non-Invasive Monitoring Systems following completion of the Merger will be affected by some factors that are different from those currently or historically affecting the results of operations of Non-Invasive Monitoring Systems. Therefore, Non-Invasive Monitoring Systems’ stock price following the Merger could be affected by factors different from those that have historically affected the market price of the Non-Invasive Monitoring Systems Common Stock. The results of operations of Non-Invasive Monitoring Systems following completion of the Merger may also be affected by factors different from those that currently affect or have historically affected either Non-Invasive Monitoring Systems or Gravitics.

In addition, following completion of the Merger, Non-Invasive Monitoring Systems may seek to raise additional equity financing through one or more underwritten offerings, private placements and/or rights offerings, may award significant amounts of equity securities to its employees as equity compensation, or may issue significant amounts of equity securities as merger consideration in connection with additional acquisitions, which may result in downward pressure on the share price of Non-Invasive Monitoring Systems Common Stock. Such issuances would also further dilute the share ownership of existing holders of Non-Invasive Monitoring Systems Common Stock, who would therefore own a smaller percentage of the company with each additional equity issuance.

The lack of a public market for Gravitics Common Stock makes it difficult to evaluate the value of Gravitics. The Non-Invasive Monitoring Systems Common Stock being issued as Merger Consideration in the Merger may have a value that is less than, or greater than, the fair market value of Gravitics.

The outstanding capital stock of Gravitics is privately held and is not traded in any public market. The lack of a public market makes it extremely difficult to determine the fair market value of Gravitics. Because the percentage of Non-Invasive Monitoring Systems Common Stock to be issued to Gravitics stockholders was determined based on negotiations between the parties, it is possible that the value of Non-Invasive Monitoring Systems Common Stock to be received by Gravitics’ stockholders will be less than the fair market value of Gravitics, or conversely Non-Invasive Monitoring Systems may pay more than the aggregate fair market value for Gravitics.

Non-Invasive Monitoring Systems could be materially adversely affected by negative publicity related to the proposed Merger.

Negative publicity and adverse press coverage related to the Merger could have a material adverse effect on Non-Invasive Monitoring Systems. Adverse press coverage and other adverse statements, whether or not driven by political or public sentiment, may also result in investigations by regulators, legislators and law enforcement officials or in legal claims. Responding to negative publicity, adverse press coverage, or any such investigations and lawsuits, regardless of the ultimate outcome of the proceeding, can divert the time and effort of senior management from the management of Non-Invasive Monitoring Systems’ business. Addressing any adverse publicity, governmental scrutiny or enforcement or other legal proceedings is time consuming and expensive and, regardless of the factual basis for the assertions being made, can have a negative impact on the reputation of Non-Invasive Monitoring Systems, on the morale and performance of its employees and on Non-Invasive Monitoring Systems’ relationships with its business partners. It may also have a negative impact on Non-Invasive Monitoring Systems’ ability to take timely advantage of various business and market opportunities. The direct and indirect effects of negative publicity, and the demands of responding to and addressing it, may have a material adverse effect on Non-Invasive Monitoring Systems’ business, financial condition, results of operations and cash flows.

The directors and executive officers of Non-Invasive Monitoring Systems and Gravitics have interests and arrangements that may be different from, or in addition to, those of Non-Invasive Monitoring Systems and Gravitics stockholders generally.

Certain officers and directors of Non-Invasive Monitoring Systems and Gravitics participate in arrangements that provide them with interests in the Merger that are different from the interests of the respective stockholders of Non-Invasive Monitoring Systems and Gravitics, including, among others, the continued service as an officer or director of the Combined Company. These interests may have influenced the officers and directors of Non-Invasive Monitoring Systems and Gravitics to support or approve the Merger. For more information concerning the interests of Non-Invasive Monitoring Systems’ and Gravitics’ executive officers and directors, see the sections entitled “Interests of Non-Invasive Monitoring Systems’ Directors and Executive Officers in the Merger” and “Interests of Gravitics’ Directors and Executive Officers in the Merger.”

17

Non-Invasive Monitoring Systems and Gravitics will incur transaction and merger-related expenses in connection with the Merger.

Non-Invasive Monitoring Systems and Gravitics have incurred and expect to incur a number of non-recurring costs associated with consummating the Merger and combining the operations of the two companies. These costs and expenses include fees paid to financial, legal and accounting advisors, employment-related costs, filing fees, printing expenses and other related charges. Some of these costs are payable by Non-Invasive Monitoring Systems and Gravitics regardless of whether the Merger is completed.

Following completion of the Merger, Non-Invasive Monitoring Systems and Gravitics will also incur integration costs related to the Merger. Although Non-Invasive Monitoring Systems and Gravitics expect that the elimination of duplicative costs and the realization of other efficiencies related to the integration of the businesses may offset incremental transaction and merger-related costs over time, any net benefit may not be achieved in the near term or at all. While Non-Invasive Monitoring Systems and Gravitics have assumed that certain expenses would be incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement, there are many factors beyond their control that could affect the total amount or the timing of the integration and implementation expenses.

Non-Invasive Monitoring Systems and Gravitics may be targets of securities class action and derivative lawsuits which could result in substantial costs and may delay or prevent the Merger from being completed.

Securities class action lawsuits and derivative lawsuits are often brought against companies that have entered into merger agreements. Defending against these claims can result in substantial costs and divert management time and resources, even if the lawsuits are without merit. An adverse judgment could result in monetary damages, which could have a negative impact on the Combined Company’s business, results of operations and financial condition. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting completion of the Merger, the injunction may delay or prevent the Merger from being completed, which may adversely affect the respective businesses, results of operations and financial condition.

Non-Invasive Monitoring Systems stockholders and Gravitics stockholders will each have reduced ownership and voting interests in and will exercise less influence over management of Non-Invasive Monitoring Systems following completion of the Merger.

Non-Invasive Monitoring Systems stockholders currently have the right to vote in the election of the Non-Invasive Monitoring Systems Board and on other matters affecting Non-Invasive Monitoring Systems, and Gravitics stockholders currently have the right to vote in the election of the Gravitics Board and on other matters affecting Gravitics. Upon consummation of the Merger, each Non-Invasive Monitoring Systems stockholder and each Gravitics stockholder will become a stockholder of the Combined Company with a percentage ownership of Non-Invasive Monitoring Systems that is smaller than such stockholder’s percentage ownership of Non-Invasive Monitoring Systems or Gravitics, as applicable, immediately prior to the Merger. The Merger Agreement provides that immediately following the consummation of the Merger, the former holders of Non-Invasive Monitoring Systems Common Stock will own not more than 3.5% of the Outstanding Shares (as defined in the Merger Agreement) and the former holders of Gravitics Common Stock will own not less than 96.5% of the Outstanding Shares. See “The Merger Agreement — Effects of the Merger; Merger Consideration” for more information regarding the calculation of Outstanding Shares. Accordingly, each Non-Invasive Monitoring Systems and Gravitics stockholder will have less influence on the management and policies of the Combined Company than such stockholder had on the management and policies of Non-Invasive Monitoring Systems or Gravitics, as applicable, prior to the Merger.

The unaudited pro forma condensed combined financial information contained in this information statement/ prospectus is presented for illustrative purposes only and may not be indicative of the Combined Company’s results of operations or financial condition following the closing of the proposed Merger.

This information statement/prospectus includes unaudited pro forma condensed combined financial information for the Combined Company, which give effect to the Merger and should be read in conjunction with the financial statements and accompanying notes of Non-Invasive Monitoring Systems and Gravitics, which are included in this information statement/prospectus. The unaudited pro forma condensed combined financial information contained in this information statement/prospectus is presented for illustrative purposes only and should not be considered to be an indication of the Combined Company’s results of operations or financial condition following the closing of the Merger. The unaudited pro forma condensed combined financial information has been derived from the historical financial statements of Non-Invasive Monitoring Systems and Gravitics and adjustments, assumptions and preliminary estimates have been made in connection with the preparation of this information. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments, assumptions and estimates are subject to uncertainty.

18

Moreover, the unaudited pro forma condensed combined financial information does not reflect all costs that are expected to be incurred by the Combined Company in connection with the Merger. For example, the impact of any incremental costs incurred in coordinating the operations of Non-Invasive Monitoring Systems and Gravitics are not reflected in the unaudited pro forma condensed combined financial information. In addition, the unaudited pro forma condensed combined financial information does not include, among other things, estimated cost synergies, adjustments related to integration activities, future acquisitions or disposals not yet known or probable, or impacts of merger-related change in control provisions because the management teams of Non-Invasive Monitoring Systems and Gravitics do not believe any such adjustments would enhance an understanding of the pro forma effects of the Merger.

As a result, the actual results of operations and financial condition of the Combined Company following the closing of the Merger may not be consistent with, or evident from, this unaudited pro forma condensed combined financial information. The assumptions used in preparing the unaudited pro forma condensed combined financial information may not prove to be accurate, and other factors may affect the Combined Company’s results of operations or financial condition following the closing of the Merger. Any potential decline in the Combined Company’s financial condition or results of operations may cause significant variations in the price of the Non-Invasive Monitoring Systems Common Stock following the closing of the Merger.

The unaudited pro forma condensed combined financial information in this information statement/prospectus is based on the best information available, which in part includes a number of estimates and assumptions. These estimates and assumptions may prove not to be accurate, and accordingly, the unaudited pro forma condensed combined financial information should not be assumed to be indicative of what the Combined Company’s financial condition, results of operations or cash flows actually would have been as a stand-alone company or to be a reliable indicator of what the Combined Company’s financial condition or results of operations may actually be in the future.

The Non-Invasive Monitoring Systems Board did not obtain a third-party valuation or fairness opinion in determining whether to proceed with the merger, and consequently, our stockholders will not have the benefit of an independent determination that the Merger Consideration is fair from a financial point of view.

The Non-Invasive Monitoring Systems Board did not obtain a fairness opinion from an independent investment banking firm or other third-party valuation or appraisal in connection with its determination to approve the Merger and the Merger Agreement. Accordingly, Non-Invasive Monitoring Systems stockholders will be relying solely on the judgment of the Non-Invasive Monitoring Systems Board in determining that the terms of the Merger, including the Merger Consideration, are fair to and in the best interests of Non-Invasive Monitoring Systems and its stockholders. The lack of a third-party fairness opinion or independent valuation may also give rise to claims or be a factor that a court considers in determining whether the Non-Invasive Monitoring Systems Board acted with the requisite standard of care in approving the Merger.

In reaching its determination to approve the Merger, the Non-Invasive Monitoring Systems Board considered a number of factors, including Non-Invasive Monitoring Systems’ financial condition, operating results, business prospects, strategic alternatives, market conditions, and the terms of the Merger Agreement. However, there can be no assurance that the Merger Consideration represents a price that a third party would have determined to be fair from a financial point of view. This means that the per share merger consideration could be less than the fair value of Non-Invasive Monitoring Systems Common Stock as might be determined by an independent financial advisor, or that another buyer might have been willing to pay a higher price for Non-Invasive Monitoring Systems’ shares. The absence of a fairness opinion may also make it more difficult for the Non-Invasive Monitoring Systems Board to defend its decision to approve the Merger against claims that the consideration paid to stockholders is inadequate.

On December 27, 2018, Dr. Phillip Frost, a member of the Non-Invasive Monitoring Systems Board, and Frost Gamma Investments Trust, a trust controlled by Dr. Frost (“Gamma Trust”), entered into a settlement agreement with the SEC, which was approved by the Southern District Court of New York on January 10, 2019, to resolve an action brought by the SEC against Dr. Frost, Gamma Trust, and others in SEC v. Honig et al., 18 Civ. 08175 (S.D.N.Y.). Without admitting or denying the SEC’s allegations, Dr. Frost agreed to injunctions from violations of the Sections 5(a), 5(c), and 17(a)(2) of the Securities Act and Section 13(d) of the Exchange Act and Rule 13d-1(a) thereunder; approximately $5.5 million in penalty, disgorgement, and prejudgment interest; and a prohibition, with certain exceptions, from trading in penny stocks. Without admitting or denying the SEC’s allegations, the Gamma Trust agreed to injunctions from violations of Section 17(a)(2) of the Securities Act; and a prohibition, with certain exceptions, from trading in penny stocks. Dr. Frost was involved in the negotiation of the terms of the Merger, including the Merger Consideration. In addition to being a member of the Non-Invasive Monitoring Systems Board, Mr. Frost is currently the beneficial owner of 35.3% of Non-Invasive Monitoring Systems Common Stock and also holds outstanding promissory notes of Non-Invasive Monitoring Systems in the aggregate principal amount of $150,000. As a result, Mr. Frost may have interests in the Merger, including financial interests, that may be different from, or in addition to, the interests of Non-Invasive Monitoring Systems’ stockholders generally.

If the Merger does not qualify as a reorganization under the Code, Gravitics stockholders exchanging shares of Gravitics Common Stock for shares of Non-Invasive Monitoring Systems Common Stock in the Merger may be taxed on the full amount of the consideration received in the Merger.

As discussed more fully under the section titled, “Material U.S. Federal Income Tax Consequences,” the Company and Gravitics intend for the Merger to qualify as a reorganization under Section 368(a) of the Internal Revenue Code. Assuming the Merger so qualifies, U.S. holders of Gravitics Common Stock will not recognize gain or loss for U.S. federal income tax purposes upon the receipt of shares of Non-Invasive Monitoring Systems Common Stock in exchange for Gravitics Common Stock in the Merger. It is not, however, a condition to the parties’ obligation to complete the Merger that the Merger so qualifies. None of the parties to the Merger Agreement have sought or intend to seek any ruling from the IRS regarding the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. If the Merger does not qualify for the U.S. federal income tax treatment described herein, U.S. holders of Gravitics Common Stock may be taxed on any gain realized up to the full fair market value of any Non-Invasive Monitoring Systems Common Stock received in the Merger.

Non-Invasive Monitoring Systems may be unable to repay amounts due under its outstanding promissory notes if the Merger is not completed, which could materially and adversely affect Non-Invasive Monitoring Systems’ liquidity, financial condition and prospects.

Non-Invasive Monitoring Systems has issued a convertible promissory note in the principal amount of $809,706 that is convertible into shares of Non-Invasive Monitoring Systems Common Stock at any time at the option of the holder, or on a mandatory basis if the Merger is consummated by October 30, 2026. If the Merger is consummated by October 30, 2026, no interest will be payable upon such conversion. The Company also has outstanding additional promissory notes held by affiliates in the principal amount of $300,000 that are not convertible into shares of the Company’s Common Stock. If the proposed Merger is not completed, Non-Invasive Monitoring Systems may be required to repay the outstanding principal amounts of the notes, together with accrued and unpaid interest and any other amounts due under the notes, at a time when it may not have sufficient cash or other resources available to satisfy those obligations. Non-Invasive Monitoring Systems’ ability to repay amounts due under the notes will depend on, among other things, its available cash, cash flows from operations, ability to raise additional capital, the terms of any financing available to Non-Invasive Monitoring Systems and general market conditions, any of which may be unfavorable or unavailable when needed.

19

If Non-Invasive Monitoring Systems is unable to repay the notes when due, it could be in default under the notes, which may permit the holders to accelerate amounts owed, pursue remedies against Non-Invasive Monitoring Systems or require Non-Invasive Monitoring Systems to seek additional financing on unfavorable terms. Any such financing may not be available on acceptable terms, or at all, and could result in substantial dilution to Non-Invasive Monitoring Systems’ stockholders if equity or equity-linked securities are issued. In addition, if the convertible promissory note is converted into shares of Non-Invasive Monitoring Systems Common Stock, existing stockholders may experience dilution, and the issuance or potential issuance of such shares could adversely affect the market price of Non-Invasive Monitoring Systems Common Stock. Any inability to repay or otherwise satisfy Non-Invasive Monitoring Systems obligations under the notes could materially and adversely affect its business, financial condition, results of operations and ability to continue as a going concern.

Risks Related to Non-Invasive Monitoring Systems’ Business

Non-Invasive Monitoring Systems has a history of operating losses, it does not expect to become profitable in the near future and absent additional equity or debt financing, it may be unable to continue as a going concern.

Non-Invasive Monitoring Systems consolidated financial statements for the five months ended December 31, 2025 and the year ended July 31, 2025 were prepared on a “going concern” basis; however substantial doubt exists about its ability to continue as a going concern as a result of recurring losses and an accumulated deficit. Non-Invasive Monitoring Systems is not profitable and has been incurring material losses. Its net losses for the fiscal five months ended December 31, 2025 was $49,000 and years ended July 31, 2025 and 2024 were $152,000 and $108,000 respectively. As of December 31, 2025, Non-Invasive Monitoring Systems had an accumulated deficit of $29.1 million and a shareholders’ deficit of $995. Non-Invasive Monitoring Systems had $6,000 of cash at December 31, 2025 and negative working capital of approximately $978,000. Absent additional equity or debt financing, it will be unable to continue as a going concern.

Non-Invasive Monitoring Systems will require additional funding, which may not be available to it on acceptable terms, or at all.

Non-Invasive Monitoring Systems will need to raise additional capital in order for it to continue as a going concern. It will need to finance future cash needs primarily through public or private equity offerings, debt financings, mergers or acquisitions. Management of Non-Invasive Monitoring Systems does not know whether additional funding will be available on acceptable terms, or at all. To the extent that Non-Invasive Monitoring Systems were to raise additional funds by issuing equity securities, its shareholders would experience significant dilution, and debt financing, if available, may require that Non-Invasive Monitoring Systems agree to covenants that restrict its operations.

Non-Invasive Monitoring Systems has experienced delays in filing certain annual and periodic reports with the SEC, and any recurrence could negatively impact it.

During the past fiscal year, Non-Invasive Monitoring Systems did not timely file its Annual Report on Form 10-K for the year ended July 31, 2025 and the subsequent Quarterly Report on Form 10-Q for the quarter ended October 31, 2025, which resulted in a period during which it was not current in its reporting obligations under the Exchange Act. Upon the filing of the Form 10-K for the year ended July 31, 2025 on January 30, 2026 and the filing of the Form 10-Q for the quarter ended October 31, 2025 on January 30, 2026, Non-Invasive Monitoring Systems became current in its reporting obligations.

However, there can be no assurance that future reporting delays will not occur. Any failure to timely file required reports could adversely affect investor confidence, limit the availability of public information regarding Non-Invasive Monitoring Systems, and negatively impact the liquidity and trading price of its securities.

Non-Invasive Monitoring Systems may be exposed to risks relating to management’s assessment of our disclosure controls and procedures and internal controls over financial reporting.

If Non-Invasive Monitoring Systems fails to maintain proper and effective internal controls, its ability to produce accurate financial statements on a timely basis could be impaired. Non-Invasive Monitoring Systems has identified material weaknesses in its internal controls, and it cannot provide assurances that these material weaknesses will be effectively remediated, or that additional material weaknesses will not occur in the future.

Non-Invasive Monitoring Systems is subject to the reporting requirements of the Exchange Act, and the Sarbanes-Oxley Act. The Sarbanes-Oxley Act requires, among other things, that Non-Invasive Monitoring Systems maintain effective disclosure controls and procedures and internal control over financial reporting. Effective internal control over financial reporting is necessary for Non-Invasive Monitoring Systems to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause Non-Invasive Monitoring Systems to fail to meet its reporting obligations.

Furthermore, Non-Invasive Monitoring Systems cannot be certain that its efforts will be sufficient to remediate current or prevent future material weaknesses or significant deficiencies from occurring.

The internal control procedures over the completeness and accuracy of Non-Invasive Monitoring Systems’ general ledger information and the risk assessment process are not formally documented and may not be designed and operate with a level of precision adequate to prevent or detect misstatements.

Because Non-Invasive Monitoring Systems does not currently have an audit or compensation committee made up of independent directors, its shareholders must rely on its directors, only one of whom is independent, to perform these functions.

Currently, Non-Invasive Monitoring Systems does not have an independent audit committee. Its full Board of Directors functions as its audit committee and is composed of four directors, none of whom are considered to be “independent” in accordance with the requirements of Rule 10A-3 under the Exchange Act. An independent audit committee plays a crucial role in the corporate governance process, assessment of the Company’s processes relating to its risks and control environment, oversight of financial reporting, and evaluation of internal and independent audit processes. The lack of an independent audit committee may prevent Non-Invasive Monitoring Systems’ Board of Directors from being independent in its judgments and its ability to pursue the committee’s responsibilities, this could compromise management of Non-Invasive Monitoring Systems’ business.

Non-Invasive Monitoring Systems does not have a compensation committee comprised of independent directors. The Board of Directors performs these functions as a whole. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Non-Invasive Monitoring Systems does not anticipate paying dividends on our common stock in the foreseeable future.

Non-Invasive Monitoring Systems has not declared and paid cash dividends on its common stock in the past, and it does not anticipate paying any cash dividends in the foreseeable future. As a result, you may only receive a return on an investment in its common stock if the market price of such common stock increases and you sell your shares.

20

Because Non-Invasive Monitoring Systems’ common stock is a “penny stock,” it may be more difficult for investors to sell shares of such common stock, and the market price of such common stock may be adversely affected.

Non-Invasive Monitoring Systems’ common stock, which trades on the OTC Pink Market, is a “penny stock” since, among other things, the stock price is below $5.00 per share, it is not listed on a national securities exchange, and it has not met certain net tangible asset or average revenue requirements. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. This document provides information about penny stocks and the nature and level of risks involved in investing in the penny-stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser and obtain the purchaser’s written agreement to the purchase. Broker-dealers must also provide customers that hold penny stock in their accounts with such broker-dealer a monthly statement containing price and market information relating to the penny stock. If a penny stock is sold to an investor in violation of the penny stock rules, the investor may be able to cancel its purchase and get its money back.

If applicable, the penny stock rules may make it difficult for investors to sell their shares of Non-Invasive Monitoring Systems’ common stock. Because of the rules and restrictions applicable to a penny stock, there is less trading in penny stocks and the market price of Non-Invasive Monitoring Systems’ common stock may be adversely affected. Also, many brokers choose not to participate in penny stock transactions. Accordingly, investors may not always be able to resell their shares of Non-Invasive Monitoring Systems’ common stock publicly at times and prices acceptable to them.

Non-Invasive Monitoring Systems’ stock price has been volatile and there may not be an active, liquid trading market for its common stock.

Non-Invasive Monitoring Systems’ stock price has experienced significant price and volume fluctuations and may continue to experience volatility in the future. The price of Non-Invasive Monitoring Systems’ common stock has ranged between $0.33 and $1.95 for the 52-week period ended December 31, 2025. Many factors, including those described in this information statement/prospectus and others, have a significant impact on the price of Non-Invasive Monitoring Systems’ common stock. There is no guarantee that an active trading market for Non-Invasive Monitoring Systems’ common stock will be maintained on the OTC Pink Market or elsewhere.

Shareholders may experience dilution of ownership interests because of the future issuance of additional shares of our common stock and our preferred stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present shareholders. We are currently authorized to issue an aggregate of 401,000,000 shares of capital stock, consisting of 400,000,000 shares of common stock and 1,000,000 designated shares of preferred stock with preferences and rights to be determined by our Board of Directors. As of the date of this prospectus, there were outstanding 1,032,640 shares of our common stock, 100 shares of our Series B preferred stock and there were no outstanding options to purchase shares of our common stock. We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock may create downward pressure on the trading price of the common stock. We may issue additional shares, warrants or other convertible securities in the future in conjunction with capital raising efforts, including at a price (or exercise price) below the price at which shares of our common stock are then currently traded on the OTC Pink Market.

Risks Related to Gravitics’ Business

Gravitics has a limited operating history in a nascent industry, which makes it difficult to forecast its revenue, plan its expenses and evaluate its business and future prospects.

Gravitics has a limited operating history in a rapidly evolving industry that may not develop in a manner favorable to its business. The markets for launch services, cargo services, and space systems may not continue to develop in a manner that it expects or that otherwise would be favorable to its business. As a result of its limited operating history and ongoing changes in its new and evolving industry, including evolving demand for its products and services, its ability to forecast its future results of operations and plan for and model future growth is limited and subject to a number of uncertainties. Gravitics has encountered and expects to continue to encounter risks and uncertainties frequently experienced by growing companies in rapidly evolving industries, such as the risks and uncertainties described herein. Accordingly, Gravitics may be unable to prepare accurate internal financial forecasts or replace anticipated revenue that it does not receive as a result of delays arising from these factors, and its results of operations in future reporting periods may be below the expectations of investors or analysts. If Gravitics does not address these risks successfully, its results of operations could differ materially from its estimates and forecasts or the expectations of investors or analysts, causing its business to suffer and the price of its common stock to decline.

Gravitics’ independent registered public accounting firm has included an explanatory paragraph regarding Gravitics’ ability to continue as a going concern.

The report of Gravitics’ independent registered public accounting firm on Gravitics’ audited financial statements included elsewhere herein contains an explanatory paragraph stating that there is substantial doubt about Gravitics’ ability to continue as a going concern. Gravitics’ audited financial statements as of December 31, 2025 and 2024 and for each of the years then ended have been prepared assuming that Gravitics will continue as a going concern.

Gravitics has incurred significant operating losses and negative cash flows from operations and expects to continue to incur substantial expenses in connection with the execution of its business plan. As a result of these conditions, there can be no assurance that Gravitics will be able to obtain additional financing when needed on acceptable terms, or at all. The inclusion of a going concern explanatory paragraph in the auditor’s report may materially limit Gravitics’ ability to raise additional funds through the issuance of debt or equity securities or otherwise and may cause counterparties, customers, suppliers, and other third parties to have concerns about Gravitics’ ability to meet its contractual obligations.

If Gravitics is unable to raise additional capital as required, it may be forced to curtail or suspend its operations, delay or reduce the scope of its development and commercialization activities, or implement additional cost-reduction measures in order to conserve liquidity. Any such actions could materially harm Gravitics’ business, prospects, financial condition, and results of operations.

The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. If Gravitics is unable to continue as a going concern, investors may lose some or all of their investment in Gravitics’ securities.

Gravitics’ future revenue and operating results are dependent on its ability to generate a sustainable order rate for its products and services and develop new technologies to meet the needs of its customers or potential new customers.

Gravitics’ financial performance is dependent on its ability to generate a sustainable order rate for its products and services. This can be challenging and may fluctuate on an annual basis as the number of contracts awarded varies. If Gravitics is unable to win new awards or execute existing contracts as expected, its business, results of operations, and financial position could be further adversely affected. Furthermore, if its customers experience delays or technical challenges with their products or services or exercise delay or termination rights under new or existing contracts, its ability to recognize the full potential value of such contracts could also adversely affect its business, results of operations and financial position.

The cyclical nature of the Orbital Carrier services could negatively impact Gravitics’ ability to accurately forecast customer demand. The markets that Gravitics serves may not grow in the future and it may not be able to maintain adequate gross margins or profits in these markets. Gravitics’ growth is dependent on the growth in the sales of services provided by its customers, its customers’ ability to anticipate market trends, and its ability to anticipate changes in the businesses of its customers and to successfully identify and enter new markets. If Gravitics fails to anticipate such changes in demand, or such demand does not materialize to the extent it expects or at all, its business, results of operations, and financial position could be adversely affected.

The Orbital Carrier services industries are each characterized by development of technologies to meet changing customer demand for complex and reliable products and services in space. Gravitics’ products and services embody complex technology and may not always be compatible with current and evolving technical standards and systems developed by others. Failure or delays to meet the requisite and evolving industry or user standards could have a material adverse effect on its business, results of operations, and financial condition. Failure of suppliers to deliver against end customer requirements could lead to a material adverse effect on Gravitics’ financial results.

Gravitics may experience delays or other complications in the design, manufacture and commercialization of new Orbital Carrier services, cargo services, space systems, and related technology. If Gravitics fails to develop and successfully commercialize new technologies, if it fails to develop such technologies before its competitors, or if such technologies fail to perform as expected, or are inferior to those of competitors, Gravitics’ business, financial condition and results of operations could be materially and adversely impacted.

Gravitics’ $270,000,000 contract with Axiom is terminable, and Gravitics may not realize the full stated value of the contract.

On May 17, 2024, Gravitics was awarded a Professional Services Contract with Axiom Space, Inc. (“Axiom”) with a total contract value of $125,000,000, to design and manufacture a cargo logistics module for the Axiom Station. On September 29, 2026, the contract was replaced and superseded by a Cargo Integration and Delivery Services contract with a total contract value of $270,000,000, for Gravitics to design and manufacture a cargo vehicle and provide a delivery service capable of supporting Axiom’s near-term and long-term station cargo delivery needs. Although the contract remains in full force and effect until May 31, 2031, Axiom may terminate the contract at any time upon 30 days’ written notice. Upon termination, Gravitics is entitled to payment only for services performed through the date of termination. Accordingly, there can be no assurance that Gravitics will realize all or a substantial portion of the stated contract value, and termination of the Axiom contract could materially adversely affect Gravitics’ anticipated revenue, liquidity, results of operations and business prospects.

21

Gravitics expects to require significant additional capital to support business growth, and this capital might not be available on favorable terms, if at all, or may be available only by diluting existing stockholders or putting excessive debt leverage and insolvency risk on its business.

Historically, Gravitics has funded its operations and capital expenditures primarily through equity issuances, debt and cash generated from its operations. Gravitics currently anticipates that its existing cash and cash equivalents and cash flow from operations will not be sufficient to meet its cash needs for the foreseeable future, as a result, Gravitics will require additional financing, and it may not be able to obtain debt or equity financing on favorable terms, if at all. If Gravitics raises equity financing to fund operations or on an opportunistic basis, its stockholders may experience significant dilution of their ownership interests. If it obtains debt financing, the terms of such debt financing may restrict its ability to incur additional indebtedness, require it to maintain certain financial covenants, or restrict its ability to pay dividends. If Gravitics needs additional capital and cannot raise it on acceptable terms, or at all, it may not be able to, among other things, develop new products, technologies and services, enhance its operating infrastructure, expand the markets in which it operates or acquire complementary businesses and technologies.

Gravitics is incurring significant increased expenses and administrative burdens while pursuing the Merger, and will continue to incur these as a public company, which could have an adverse effect on its business, financial condition and results of operations.

As a public company, Gravitics will incur increased legal, accounting, administrative and other costs and expenses that we did not incur as a private company. The Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the PCAOB and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. In addition, expenses associated with SEC reporting requirements are being incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if management, internal auditors, or external auditors identify a material weakness or significant deficiency in Gravitics’ internal control over financial reporting), it could incur additional costs rectifying those issues, and the existence of those issues could adversely affect its reputation or investor perceptions of it. It may also be more expensive to maintain director and officer liability insurance. Risks associated with Gravitics’ status as a public company may make it more difficult to attract and retain qualified persons to serve on its board of directors or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require Gravitics to divert a significant amount of money that could otherwise be used to expand its business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

Gravitics often relies on a single vendor or a limited number of vendors to provide certain key products or services and the inability of these key vendors to meet its needs could have a material adverse effect on its business.

Historically, Gravitics has contracted with a single vendor or a limited number of vendors to provide certain key products or services. In addition, Gravitics’ manufacturing operations depend on specific technologies and companies for which there may be a limited number of vendors. If these vendors are unable to meet its needs because they fail to perform adequately, are unable to match new technological requirements or problems, or are unable to dedicate engineering and other resources necessary to provide the services contracted for, Gravitics’ business, financial position and results of operations may be adversely affected. While alternative sources for these products, services, and technologies may exist, Gravitics may not be able to develop these alternative sources quickly and cost-effectively, which could materially impair its ability to operate its business. Furthermore, these vendors may request changes in pricing, payment terms, or other contractual obligations, which could cause Gravitics to make substantial additional investments.

Additionally, some of Gravitics’ suppliers’ employees are represented by labor unions. Work stoppages and instability in these suppliers’ relationships with their respective labor unions could delay the production and/or development of Gravitics’ products, which could strain relationships with customers and cause a loss of revenues which would adversely affect Gravitics’ operations.

Gravitics’ Orbital Carriers are subject to manufacturing delays, damage during pre-launch operations, and launch failures, failure of correct orbit insertion or failure of key Orbital Carrier subsystems during mission operations, the occurrence of which could materially and adversely affect its operations.

Delays in the manufacturing of Orbital Carriers, damage during pre-launch operations, launch failures, failure of correct orbit insertion or failure of key Orbital Carrier systems during mission operations could have a material adverse effect on Gravitics’ business, financial condition and results of operations. The loss of, or damage to, an Orbital Carrier could result in significant delays in anticipated revenue to be generated.

If Gravitics’ Orbital Carriers systems fail to operate as intended, it could have a material adverse effect on its business, financial condition and results of operations.

The manufacturing, testing, launching and operation of an Orbital Carrier involves complex processes and technology. Gravitics’ Orbital Carrier systems employ advanced technologies, subsystems and sensors that are exposed to severe environmental stresses that have and could affect their performance. Hardware component problems and software issues could lead to deterioration in performance or loss of functionality of an Orbital Carrier. In addition, human operators may execute improper commands that may negatively impact an Orbital Carrier’s performance. Exposure of Orbital Carriers to an unanticipated catastrophic event, such as collision with space debris, could reduce the performance of, or completely destroy, the affected Orbital Carriers.

Gravitics may experience other problems with its Orbital Carriers that may reduce their performance, and it cannot provide assurances that its Orbital Carriers will continue to operate successfully in space throughout their expected operational lives. Even if an Orbital Carrier is operated properly, technical flaws in an Orbital Carrier’s subsystems or other technical deficiencies or anomalies could significantly hinder its performance. During any period in which an Orbital Carrieris not operational, Gravitics may lose most or all of the revenue that otherwise would have been derived from it. If an Orbital Carrier experiences a significant anomaly such that its type is no longer operational, it would significantly impact Gravitics’ business, prospects and profitability.

The nature of novel spacecraft technology like Orbital Carriers often requires orbital test flights to demonstrate core functionality and performance. Early mission failures are common due to the inability to perfectly test all features on the ground prior to launch, and this may lead to reasonable but expensive failures that shake investor confidence. Gravitics’ first several missions may not be fully successful even if instrumental in data collection and model validation to support our business goals.

If Gravitics’ Orbital Carriers fail to operate as intended on the first and/or subsequent missions it could have a material negative effect on Gravitics’ business operations, revenue and reputation.

22

Gravitics’ revenue, results of operations and reputation may be negatively impacted if its products contain defects or fail to operate in the expected manner.

Gravitics sells complex and technologically advanced products and services, including mission services and Orbital Carriers. Sophisticated software used in its products and services, including software developed by it, may contain defects that can unexpectedly interfere with the software’s intended operation. Defects may also occur in components and products that it manufactures or purchases from third parties. Most of the vehicles and spacecraft systems it has developed must function under demanding and unpredictable operating conditions and in harsh and potentially destructive environments. Gravitics’ products and services may not be successfully implemented, pass required acceptance criteria, or operate or give the desired output, or it may not be able to detect and fix all defects in the cargo services and Orbital Carriers it sells and/or uses. Failure to do so could result in lost revenue, damage to its reputation, and may adversely affect its ability to win new contract awards.

Any inability to deploy Gravitics’ spacecraft at its anticipated cadence could adversely impact its business, financial condition and results of operations.

To be successful, Gravitics will need to maintain a sufficient mission rate, which will be negatively impacted if it is not able to operate its Orbital Carriers for any reason, including not being granted appropriate government clearance after a mission failure. Gravitics may be unable to operate at its anticipated cadence for a number of reasons, including, but not limited to, production delays or failures, design and engineering flaws, launch failures, natural disasters, epidemics or pandemics, changes in governmental regulations or in the status of our regulatory approvals or applications, customer delays or cancellations, or other events that force it to cancel or reschedule Orbital Carrier missions.

Disruptions in the supply of key raw materials or components and difficulties in the supplier qualification process, as well as increases in prices of raw materials, could adversely impact Gravitics.

Many raw materials, major components, and product equipment items are procured or subcontracted on a single or sole-source basis. Although Gravitics maintains a qualification and performance surveillance process and it believes that sources of supply for raw materials and components are generally adequate, it is difficult to predict what effects shortages or price increases may have in the future. Gravitics’ ability to manage inventory and meet delivery requirements may be constrained by its suppliers’ inability to scale production and adjust delivery of long-lead time products during times of volatile demand. A supplier’s inability to fill Gravitics’ supply needs would jeopardize its ability to fulfill obligations under commercial and government contracts, which could, in turn, result in reduced sales and profits, contract penalties or terminations, and damage to customer relationships, and could have a material adverse effect on Gravitics’ operating results, financial condition, or cash flows.

Key raw materials and components used in Gravitics’ operations include chemicals; composites; metallics; thrusters and engines; electronic, electro-mechanical and mechanical components; subassemblies; and subsystems that are integrated with the manufactured parts for final assembly into finished products and systems. Gravitics is impacted by increases in the prices of raw materials used in production on fixed-price business. Gravitics monitors sources of supply to attempt to assure that adequate raw materials and other components and supplies needed in manufacturing processes are available. Prolonged disruptions in the supply of any of these key raw materials or components, difficulty completing qualification of new sources of supply, implementing use of replacement materials, components or new sources of supply, or a continuing increase in the prices of raw materials could adversely impact Gravitics.

The expansion of Gravitics’ operations subjects it to additional risks that can adversely affect its operating results.

Gravitics contemplates further expansion of its operations as part of its growth strategy, including acquisitions and the development and production of its Orbital Carriers. Its current and contemplated operations subject us to a variety of risks, including:

●	recruiting and retaining talented and capable management and employees;
●	competition from other companies with significant market share in those markets and with better understanding of demand;
●	difficulties in enforcing contracts, collecting accounts receivable, and longer payment cycles;
●	regulatory, political or contractual limitations on Gravitics’ ability to operate in certain foreign markets, including trade barriers such as export requirements, tariffs, taxes and other restrictions and expenses;
●	compliance with anti-bribery laws, including without limitation the Foreign Corrupt Practices Act;

23

●	varying security laws and regulations in other countries;
●	management distraction and constraints on bandwidth from acquisitions;
●	increased management, travel, infrastructure and legal compliance costs associated with having multiple operations and integrating acquisitions;
●	differing regulatory and legal requirements and possible enactment of additional regulations or restrictions on the use, import or export of our products and services, which could delay or prevent the sale or use of Gravitics’ products and services in some jurisdictions;
●	currency translation and transaction risk, which may negatively affect Gravitics’ revenue, cost of net revenue, and gross margins, and could result in exchange losses;
●	heightened exposure to political instability, war and terrorism;
●	continued access to Gravitics’ facilities at lease expiration;
●	weaker protection of intellectual property rights in some countries; and
●	overlapping of different tax regimes.

Any of these risks could harm Gravitics’ operations and reduce its sales, adversely affecting its business, operating results, financial condition and growth prospects.

Space is a harsh and unpredictable environment where Gravitics’ products and service offerings are exposed to a wide and unique range of environmental risks, including, among others, coronal mass ejections, solar flares and other excessive radiation and extreme space weather events, and potential collision with space debris or another spacecraft, which could adversely affect its vehicles and spacecraft performance.

Space weather, including coronal mass ejections and solar flares have the potential to impact the performance and controllability of Orbital Carriers on orbit, including completely disabling them. Although Gravitics has designed substantial protections and has some ability to actively maneuver its Orbital Carriers to avoid potential collisions with space debris or other spacecraft, this ability is limited by, among other factors, uncertainties and inaccuracies in the projected orbit location of and predicted conjunctions with debris objects tracked and catalogued by the U.S. government. Additionally, some space debris is too small to be tracked and therefore its orbital location is completely unknown. Nevertheless, this debris is still large enough to potentially cause severe damage or a failure of our vehicles or spacecraft should a collision occur.

Increased congestion from the proliferation of low Earth orbit constellations could materially increase the risks of potential collision with space debris or another spacecraft and limit or impair Gravitics’ launch flexibility and/or access to its own orbital slots.

Recent years have seen an increase in the number of spacecraft deployed to low earth orbits, and publicly announced plans call for many thousands or even a million additional spacecraft deployments over the coming years. The proliferation of these low Earth orbit constellations could materially increase the risks of potential collision with space debris or another spacecraft and affect Gravitics’ ability to effectively access sufficient orbital slots to support the expected growth across its business.

Gravitics’ business involves significant risks and uncertainties that may not be covered or coverable by insurance.

A significant portion of Gravitics’ business relates to designing, developing and manufacturing advanced space technology products and services. New technologies may be untested or unproven. Failure of some of these products and services could result in extensive property damage. Accordingly, Gravitics may incur liabilities that are unique to its products and services.

The amount of insurance coverage that Gravitics maintains may not be adequate to cover all claims or liabilities. Existing coverage may be canceled while Gravitics remains exposed to the risk, and it is not possible to obtain insurance to protect against all operational risks, natural hazards and liabilities.

24

Further, the price and availability of insurance fluctuate significantly. Insurance market conditions or factors outside Gravitics’ control at the time it is in the market for the required insurance, such as failure of launch vehicles and spacecraft, could cause premiums to be significantly higher than current estimates and could reduce amounts of available coverage. The cost of this insurance may continue to increase. Higher premiums on insurance policies will reduce Gravitics’ operating income by the amount of such increased premiums. If the terms of insurance policies become less favorable than those currently available, there may be limits on the amount of coverage that Gravitics can obtain, or it may not be able to obtain insurance at all.

In addition, even though Gravitics carries business interruption insurance policies, any business interruption losses could exceed the coverage available or be excluded from these insurance policies. Any disruption of Gravitics’ ability to operate its business could result in a material decrease in its revenues or significant additional costs to replace, repair, or insure its assets, which could have a material adverse impact on its financial condition and results of operations.

Interruption or failure of Gravitics’ infrastructure could hurt its ability to effectively perform its daily operations and provide and produce its products and services, which could damage its reputation and harm its operating results.

Gravitics is vulnerable to natural disasters and significant disruptions including tsunamis, floods, earthquakes, fires, water shortages, other extreme weather conditions, epidemics or pandemics, acts of terrorism, power shortages and blackouts, aging infrastructure and telecommunications failures. In the event of such a natural disaster or other disruption, Gravitics could experience disruptions to its operations or the operations of suppliers, subcontractors, distributors or customers; destruction of facilities; and/or loss of life.

The availability of many of Gravitics’ products and services depends on the continuing operation of its information technology and communications systems. Any downtime, damage to, or failure of its systems could result in interruptions in its operations and services, which could reduce its revenue and profits. Gravitics’ systems are vulnerable to damage or interruption from floods, fires, power loss, aging infrastructure, telecommunications failures, computer viruses, computer denial of service attacks, or other attempts to harm its systems. Gravitics’ manufacturing facilities are also subject to risks associated with an aging infrastructure. An infrastructure failure could result in the destruction of spacecraft and spacecraft components being manufactured or in inventory, manufacturing delays, or additional costs. Gravitics does not maintain back-up manufacturing facilities or operations. The occurrence of any of the foregoing could result in lengthy interruptions in Gravitics’ operations and services and/or damage its reputation, which could have a material adverse effect on its financial condition and results of operations.

Gravitics’ use of artificial intelligence and machine learning technologies could adversely affect its products and services, harm its reputation, or cause it to incur liability resulting from harm to individuals or violation of laws and regulations or contracts to which it is a party.

Gravitics uses machine learning, artificial intelligence and automated decision-making technologies throughout its business, and is dedicating resources and efforts to continuously improve its use of such technologies. As with many technological innovations, there are significant risks and challenges involved in developing, maintaining and deploying these technologies and there can be no assurance that the usage of such technologies will always enhance its solutions or be beneficial to its business, including its efficiency or profitability.

In particular, if the models underlying the artificial intelligence, machine learning and automated decision-making technologies that Gravitics develops or uses are: (i) incorrectly designed or implemented; (ii) trained or reliant on incomplete, inadequate, inaccurate, biased or otherwise poor quality data, or on data to which Gravitics did not have sufficient rights or in relation to which it and/or the providers of such data have not implemented sufficient legal compliance measures (including with respect to the processing and protection of such data); (iii) used without sufficient oversight and governance to ensure their responsible and ethical use; and/or (iv) adversely impacted by unforeseen defects, technical challenges, cybersecurity threats or material performance issues, the performance of Gravitics’ products, services and business, as well as its reputation and the reputations of its customers and business partners, could suffer or Gravitics could incur liability resulting from harm to individuals, civil claims or the violation of laws or contracts to which it is a party.

25

If we fail to implement and maintain an effective system of internal control to remediate our material weakness over financial reporting, we may be unable to accurately report our results of operations, meet our reporting obligations as a public company or prevent fraud, and investor confidence and the trading prices of our securities may be materially and adversely affected.

Prior to the completion of the Merger, Gravitics has had limited accounting personnel and other resources to address internal controls over financial reporting. In addition, as a privately-held company, Gravitics was not required to evaluate its internal control over financial reporting in a manner that meets the standards of publicly traded companies required by Section 404(a) of the Sarbanes-Oxley Act of 2002.

In the course of preparing the financial statements that are included in this information statement/prospectus, Gravitics’ management determined that a material weakness existed within Gravitics’ internal control over financial reporting. The material weaknesses pertained to:

●	a lack of a formalized control environment and oversight of controls over financial reporting;
●	insufficient information technology general controls, including user access controls (impacting segregation of duties); and
●	insufficient personnel within its accounting function to facilitate proper segregation of duties.

Gravitics is in the process of remediating these material weaknesses, but there can be no assurance as to when or if we will fully remediate such material weaknesses. Gravitics’ plan to remediate the material weaknesses in its internal control over financial reporting includes utilizing a portion of working capital to increase staffing within its accounting infrastructure sufficient to facilitate proper segregation of accounting functions and to enable appropriate review of its financial statements. In addition, it plans to retain outside expert consultants specializing in technical accounting and SEC reporting for public company registrants.

If Gravitics fails to achieve and maintain an effective internal control environment, it could result in material misstatements in its financial statements and could also impair its ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, its reputation, business, financial condition and results of operations may be materially and adversely affected. Additionally, ineffective internal control over financial reporting could expose it to increased risk of fraud or misuse of corporate assets and subject it to regulatory investigations and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods.

If Gravitics cannot successfully protect its intellectual property, its business could suffer.

Gravitics relies on a combination of intellectual property rights, trade secrets, contractual protections, and other practices to protect its proprietary information, technologies and processes. It primarily relies on patent, copyright and trade secret laws to protect its proprietary technologies and processes, including the operations systems and technology it uses throughout its business. Others may independently develop the same or similar technologies and processes or may improperly acquire and use information about Gravitics’ technologies and processes, which may allow them to provide products and services similar to Gravitics’, which could harm its competitive position. To the extent Gravitics pursues additional patent protection for its innovations, patents it may apply for may not issue, and patents that do issue or that it acquires may not provide it with any competitive advantages or may be challenged by third parties. There can be no assurance that any patents it obtains will adequately protect its inventions or survive a legal challenge, as the legal standards relating to the validity, enforceability, and scope of protection of patent and other intellectual property rights are uncertain. Gravitics may be required to spend significant resources to monitor and protect its intellectual property rights, and the efforts it takes to protect its proprietary rights may not be sufficient.

Gravitics relies in part on trade secrets, proprietary know-how and other confidential information to maintain its competitive position. Although it enters into confidentiality and invention assignment agreements with its employees and consultants and enters into confidentiality agreements with the parties with whom it has strategic and business relationships, no assurance can be given that these agreements will be effective in controlling access to and distribution of Gravitics’ proprietary information. Further, these agreements do not prevent Gravitics’ competitors from independently developing technologies that are substantially equivalent or superior to its technologies.

26

To protect its intellectual property rights, Gravitics may be required to spend significant resources to monitor and protect these rights, and it may or may not be able to detect infringement by third parties. Litigation may be necessary in the future to enforce its intellectual property rights and to protect its trade secrets. Such litigation could be costly, time-consuming and distracting to management and could result in the impairment or loss of portions of its intellectual property. Furthermore, Gravitics’ efforts to enforce its intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of its intellectual property rights. Gravitics’ inability to protect its proprietary technology against unauthorized copying or use, as well as any costly litigation or diversion of management’s attention and resources, could delay future sales and introductions of new capabilities, result in substituting inferior or more costly technologies into its business, or injure Gravitics’ reputation. In addition, Gravitics may be required to license additional technology from third parties to develop and market new capabilities, and it cannot assure you that it could license that technology on commercially reasonable terms or at all, and its inability to license this technology could harm its ability to compete.

We may need to initiate lawsuits to protect or enforce our patents or other proprietary rights, which would be expensive and, if unsuccessful, may cause us to lose some of our intellectual property rights.

In order to protect or enforce our patent and other intellectual property rights, it may be necessary for us to initiate patent or other intellectual property litigation proceedings against third parties, such as infringement suits or interference proceedings. These lawsuits could be expensive, take significant time and could divert management’s attention from other business concerns. These lawsuits could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at a risk of not being issued. Further, these lawsuits may also provoke the defendants to assert claims against us. The patent position of aerospace and space technology firms is highly uncertain, involves complex legal and factual questions and has recently been the subject of much litigation. There can be no assurance that we will prevail in any such suits or proceedings or that the damages or other remedies awarded to us, if any, will be commercially valuable.

Business or economic disruptions in the United States or elsewhere in the world could seriously harm our business.

Broad-based business or economic disruptions could adversely affect our business. Adverse changes in global or regional economic conditions periodically occur, including recession or slowing growth, changes, or uncertainty in fiscal, monetary or trade policy, higher interest rates, tighter credit, inflation, lower capital expenditures by businesses, increases in unemployment and lower consumer confidence and spending. Such adverse changes could result from geopolitical and security issues, such as armed conflict and civil or military unrest, political instability, human rights concerns and terrorist activity, catastrophic events such as natural disasters and public health issues (including the COVID-19 pandemic), supply chain interruptions, new or revised export, import or doing business regulations, including trade sanctions and tariffs or other global or regional occurrences.

For example, Russia’s invasion of Ukraine has prompted the U.S. and other countries to announce sanctions against Russia, which could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets, particularly if current or new sanctions continue for an extended period of time or if geopolitical tensions result in expanded military operations on a global scale. In addition, the recent invasion of Ukraine by Russia, and the impact of sanctions against Russia and the potential for retaliatory acts from Russia, could result in increased cyberattacks against U.S. companies. The full effect of this military conflict and related sanctions on the global economy and our existing and prospective customers, and as a result, our business, remains uncertain.

Business shutdowns or disruptions resulting from public health emergencies, natural disasters, or other catastrophic events could impair our ability to manufacture or sell our products, which would adversely affect our business, financial condition and results of operations.

If we lose key personnel or are unable to attract and retain qualified personnel, our business could be harmed, and our ability to compete could be impaired.

Our success depends, to a significant degree, upon the continued contributions of the members of our senior management and highly credentialed scientists. If we lose the services of one or more of these people, we may be unable to achieve our business objectives. We may be unable to attract and retain personnel with the advanced technical qualifications or managerial experience necessary for the development of our business and products or commercialization of our products. In addition, our current employees are at-will employees, which means that either we or the employee may terminate the employment relationship at any time, and our agreements with our independent contractors generally extend only on a monthly basis after an initial term, with the ability of either party to terminate the agreement upon prior notice to the other party.

We face intense competition from many worldwide space and defense manufacturers, most of which have greater financial resources than we do.

We face, and will continue to face, intense competition from organizations such as large, diverse aerospace and defense companies with extensive product development and manufacturing capabilities, as well as smaller specialized companies, that have developed and are attempting to develop large space structures including orbital carriers, cargo logistics spacecraft, and space station modules, and provide related engineering and technical services. Although we believe that we have significant competitive advantages over other organizations, our competitors may develop and commercialize products and technologies that compete with our products and technologies. Organizations that compete with us may have substantially greater financial resources than we do and may be able to: (i) provide broader services and product lines; (ii) make greater investments in research and development; (iii) carry on larger research and development initiatives; (iv) undertake more extensive marketing campaigns; and (v) adopt more aggressive pricing policies than we can. Our competitors may also have greater name recognition and better access to customers than we do. We also expect to continue to face competition from alternative technologies. Our technology and products may be rendered obsolete or uneconomical by advances in existing technological approaches or products or the development of different approaches or products by one or more of our competitors.

27

Security breaches, loss of data and other disruptions could compromise sensitive information related to our business, prevent us from accessing critical information or expose us to liability, which could adversely affect our business and our reputation.

We utilize information technology systems and networks to process, transmit and store electronic information in connection with our business activities. As the use of digital technologies has increased, cyber incidents, including deliberate attacks and attempts to gain unauthorized access to computer systems and networks, have increased in frequency and sophistication. These threats pose a risk to the security of our systems and networks and the confidentiality, availability and integrity of our data, all of which are vital to our operations and business strategy. There can be no assurance that we will be successful in preventing cyber-attacks or successfully mitigating their effects.

Despite the implementation of security measures, our computer systems and those of our current and future third-party service providers are vulnerable to damage or disruption from hacking, computer viruses, software bugs, unauthorized access or disclosure, natural disasters, terrorism, war and telecommunication, equipment and electrical failures. In addition, there can be no assurance that we will promptly detect any such disruption or security breach, if at all. Unauthorized access, loss or dissemination could disrupt our operations, including our ability to conduct research and development activities, process and prepare company financial information and manage various general and administrative aspects of our business. To the extent that any such disruption or security breach results in a loss of or damage to our data or applications, or inappropriate disclosure or theft of confidential, proprietary or personal information, we could incur liability, suffer reputational damage or poor financial performance or become the subject of regulatory actions by federal, state or non-U.S. authorities, any of which could adversely affect our business.

We may be subject to legal proceedings in the ordinary course of our business. If the outcomes of these proceedings are adverse to us, it could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to various litigation matters from time to time, which could have a material adverse effect on our business, financial condition and results of operations. Claims arising out of actual or alleged violations of law could be asserted against us by individuals, either individually or through class actions, by governmental entities in civil or criminal investigations and proceedings or by other entities. These claims could be asserted under a variety of laws, including but not limited to consumer finance laws, consumer protection laws, intellectual property laws, privacy laws, labor and employment laws, securities laws and employee benefit laws. These actions could expose us to adverse publicity and to substantial monetary damages and legal defense costs, injunctive relief and criminal and civil fines and penalties, including but not limited to suspension or revocation of licenses to conduct business.

Third parties may allege that Gravitics’ technology violates their proprietary data or intellectual property rights, which could have a negative impact on Gravitics’ operations.

If any of Gravitics’ technology violates proprietary rights, including copyrights and patents, third parties may assert infringement claims against it. Certain software modules and other intellectual property used by Gravitics or in its spacecraft, components, and spacecraft systems make use of or incorporate licensed software components and other licensed technology. These components are developed by third parties over whom Gravitics has no control. Any claims brought against Gravitics may result in limitations on its ability to use the intellectual property subject to these claims. Gravitics may be required to redesign its spacecraft, components, and spacecraft systems or to obtain licenses from third parties to continue its offerings without substantially re-engineering such products or systems. Gravitics’ intellectual property rights may be invalidated, circumvented, challenged, infringed or required to be licensed to others. An infringement or misappropriation could harm any competitive advantage Gravitics currently derives or may derive from its proprietary rights.

Indemnity provisions in various agreements potentially expose Gravitics to substantial liability for intellectual property infringement and other losses.

Gravitics’ agreements with certain other parties include indemnification provisions, under which Gravitics agrees to indemnify these parties for losses suffered or incurred as a result of claims of intellectual property infringement and, in some cases, for damages caused by Gravitics to property or persons. The term of these indemnity provisions is generally perpetual after execution of the corresponding agreement. Large indemnity payments could harm Gravitics’ business, operating results and financial condition.

The release, unplanned ignition, explosion, or improper handling of dangerous materials used in Gravitics’ business could disrupt its operations, adversely affect its financial results, and lead to significant liabilities.

Gravitics’ business operations involve the handling, production and disposition of potentially explosive and ignitable energetic materials and other dangerous chemicals, including materials used in rocket propulsion. The handling, production, transport and disposition of hazardous materials could result in incidents that temporarily shut down or otherwise disrupt its manufacturing operations and cause production delays. A release of these chemicals or an unplanned ignition or explosion could result in death or significant injuries to employees and others. Material property damage to Gravitics or third parties could also occur. Extensive regulations apply to the handling of explosive and energetic materials, including but not limited to regulations governing hazardous substances and hazardous waste. The failure to properly store and ultimately dispose of such materials could create significant liability and/or result in regulatory sanctions. Any release, unplanned ignition, or explosion could expose Gravitics to adverse publicity or liability for damages or cause production delays, any of which could have a material adverse effect on its operating results, financial condition and/or cash flows.

If Gravitics experiences cost overruns on its contracts, it would have to absorb the excess costs which could adversely affect its financial results.

The majority of Gravitics’ net sales are from fixed-price contracts. Under fixed-price contracts, Gravitics agrees to perform specified work for a fixed price and realize all of the profit or loss resulting from variations in the costs of performing the contract. As a result, all fixed-price contracts involve the inherent risk of unreimbursed cost overruns. To the extent Gravitics incurs unanticipated cost overruns on a fixed-price contract, its profitability would be adversely affected. Future profitability is subject to risks including the ability of suppliers to deliver components of acceptable quality on schedule.

Gravitics’ fixed-price contracts include development work. This type of work is inherently more uncertain as to future events than non-development contracts, and, as a result, there is typically more variability in estimates of the costs to complete the development stage. While management uses its best judgment to estimate costs associated with fixed-price development, future events could result in adjustments to those estimates.

28

Gravitics’ operating results may vary significantly from quarter to quarter.

Gravitics expects that its revenue and operating results will vary from quarter to quarter. Reductions in revenue in a particular quarter could lead to lower profitability in that quarter because a relatively large amount of its expenses are fixed in the short-term. Gravitics may incur significant operating expenses during the start-up and early stages of large contracts and may not be able to recognize corresponding revenue in that same quarter. It may also incur additional expenses when contracts are terminated or expire and are not renewed.

In addition, payments due to Gravitics from its customers may be delayed due to billing cycles or as a result of failures of government budgets to gain congressional and administration approval in a timely manner. The U.S. government’s fiscal year ends September 30. If a federal budget for the next federal fiscal year has not been approved by that date in each year, Gravitics’ customers may have to suspend engagements until a budget has been approved. Any such suspensions may reduce Gravitics’ revenue in the fourth quarter of the federal fiscal year or the first quarter of the subsequent federal fiscal year. The U.S. government’s fiscal year end can also trigger increased purchase requests from customers for equipment and materials.

Any increased purchase requests Gravitics’ receives as a result of the U.S. government’s fiscal year end would serve to increase its third or fourth quarter revenue, but will generally decrease profit margins for that quarter, as these activities generally are not as profitable as our typical offerings.

Additional factors that may cause Gravitics’ financial results to fluctuate from quarter to quarter include those addressed elsewhere in this “Risk Factors” section and the following factors, among others:

●	the terms of customer contracts that affect the timing of revenue recognition;
●	variability in demand for services and solutions;
●	commencement, completion or termination of contracts during any particular quarter;
●	timing of shipments and product deliveries;
●	timing of award or performance incentive fee notices;
●	timing of significant bid and proposal costs;
●	the costs of remediating unknown defects, errors or performance problems of product offerings;
●	variable purchasing patterns under blanket purchase agreements and other indefinite delivery/ indefinite quantity contracts;
●	restrictions on and delays related to the export of defense articles and services;
●	costs related to government inquiries;
●	strategic decisions by Gravitics or its competitors, such as acquisitions, divestitures, spin-offs and joint ventures;
●	strategic investments or changes in business strategy;
●	changes in the extent to which Gravitics uses subcontractors;
●	seasonal fluctuations in staff utilization rates;
●	changes in effective tax rate, including changes in Gravitics’ judgment as to the necessity of the valuation allowance recorded against our deferred tax assets; and
●	the length of sales cycles.

Changes in Gravitics’ accounting estimates and assumptions could negatively affect its financial position and results of operations.

Gravitics prepares its financial statements in accordance with GAAP. These accounting principles require it to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of its financial statements. It is also required to make certain judgments that affect the reported amounts of revenues and expenses during each reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

29

Certain future operational facilities may require significant expenditures in capital improvements and operating expenses to develop and foster basic levels of service needed for operations, and the ongoing need to maintain existing operational facilities requires Gravitics to expend capital.

As part of its growth strategy, Gravitics may need to acquire, build or utilize additional facilities. Construction of incremental factories or other facilities in which it conducts its operations may require significant capital expenditures to develop, and in the future Gravitics may be required to make similar expenditures to expand, improve or construct adequate facilities for its operations. If it cannot access needed capital, it may not be able to execute on its growth strategy, take advantage of future opportunities or respond to competitive pressures. If the costs of funding new locations or renovations or enhancements at existing locations exceed budgeted amounts or the time for building or renovation is longer than anticipated, its business, financial condition and results of operations could be materially adversely affected.

If Gravitics expands outside the United States, it will be exposed to a variety of risks associated with international operations that could materially and adversely affect its business.

As part of its growth strategy, Gravitics may further expand internationally. In that event, it would be subject to additional risks related to entering into other international business relationships, including:

●	restructuring its operations to comply with local regulatory regimes;
●	identifying, hiring and training highly skilled personnel;
●	unexpected changes in tariffs, trade barriers and regulatory requirements;
●	economic weakness, including inflation, or political instability in foreign economies and markets;
●	compliance with tax, employment, immigration and labor laws for employees living or traveling abroad;
●	foreign taxes, including withholding of payroll taxes;
●	the need for U.S. government approval to operate its spacecraft systems outside the United States;
●	foreign currency fluctuations, which could result in increased operating expenses and reduced revenue;
●	government appropriation of assets;
●	workforce uncertainty in countries where labor unrest is more common than in the United States; and
●	disadvantages of competing against companies from countries that are not subject to U.S. laws and regulations, including anti-corruption laws and anti-money laundering regulations, as well as exposure of foreign operations to liability under these regulatory regimes.

Natural disasters, unusual weather conditions, epidemic outbreaks, terrorist acts and political events could disrupt Gravitics’ business and flight schedule.

The occurrence of one or more natural disasters such as tornadoes, hurricanes, fires, floods and earthquakes, unusual weather conditions, epidemic or pandemic outbreaks, terrorist attacks or disruptive political events in certain regions where Gravitics’ facilities are located, or where our third-party contractors’ and suppliers’ facilities are located, could adversely affect Gravitics’ business. Severe weather, such as rainfall, snowfall or extreme temperatures, may impact the ability for spacecraft to operate as planned, resulting in additional expense to reschedule the operation and customer travel plans, thereby reducing sales and profitability. Terrorist attacks, actual or threatened acts of war or the escalation of current hostilities, or any other military or trade disruptions impacting domestic or foreign suppliers of components of Gravitics’ products, may impact its operations by, among other things, causing supply chain disruptions and increases in commodity prices, which could adversely affect raw material or transportation costs. These events also could cause or act to prolong an economic recession or depression in the United States or abroad. To the extent these events also impact one or more of Gravitics’ suppliers or contractors or result in the closure of any of their facilities, Gravitics may be unable to maintain spacecraft schedules, provide other support functions to its partners’ programs or fulfill our other contracts. In addition, the disaster recovery and business continuity plans Gravitics has in place currently are limited and are unlikely to prove adequate in the event of a serious disaster or similar event. Gravitics may incur substantial expenses as a result of the limited nature of its disaster recovery and business continuity plans and, more generally, any of these events could cause consumer confidence and spending to decrease, which could adversely impact its operations.

30

Any acquisitions, partnerships or joint ventures that Gravitics enters into could disrupt its operations and have a material adverse effect on its business, financial condition and results of operations.

From time to time, Gravitics may evaluate potential strategic acquisitions of businesses, including partnerships or joint ventures with third parties. It may not be successful in identifying acquisition, partnership and joint venture candidates. In addition, it may not be able to continue the operational success of such businesses or successfully finance or integrate any businesses that it acquires or with which it forms a partnership or joint venture. It may have potential write-offs of acquired assets and/or an impairment of any goodwill recorded as a result of acquisitions. Furthermore, the integration of any acquisition may divert management’s time and resources from Gravitics’ core business and disrupt its operations or may result in conflicts with its business. Any acquisition, partnership or joint venture may not be successful, may reduce cash reserves, may negatively affect earnings and financial performance and may increase our indebtedness. Gravitics cannot ensure that any acquisition, partnership or joint venture it makes will not have a material adverse effect on its business, financial condition and results of operations.

If Gravitics’ prime contractors fail to maintain their relationships with their counterparties and fulfill their contractual obligations, Gravitics’ performance as a subcontractor and its ability to obtain future business could be materially and adversely impacted and its actual results could differ materially and adversely from those anticipated.

Gravitics acts as a subcontractor to prime contractors on multiple government contracts. Its performance as a subcontractor on a government contract is dependent on the prime contractor’s ability to satisfactorily maintain its relationship with the government and fulfill its obligations under its contracts. A failure by the prime contractors to fulfill their obligations under their contracts could result in the termination of the prime contract or delayed revenue generation and recognition, thereby resulting in either the termination of or material modifications to Gravitics’ subcontract. If any significant subcontract is terminated or delayed in this manner, it could cause Gravitics’ actual results to differ materially and adversely from those anticipated.

Gravitics is subject to extensive government regulations, and changes in laws or regulations or the manner of their interpretation or enforcement could adversely impact our financial performance and restrict our ability to operate our business or execute our strategies.

Gravitics sells its products and solutions, to the U.S. government and to customers whose products are sold or services are provided to the U.S. government, and therefore it must comply with numerous laws and regulations, for which compliance is costly.

New laws or regulations, or changes in existing laws or regulations or the manner of their interpretation or enforcement, could increase Gravitics’ cost of doing business and restrict its ability to operate its business or execute its strategies. There may be significant changes in U.S. laws and regulations and international trade agreements that could affect a wide variety of industries and businesses, including those businesses Gravitics owns and operates. In particular, as a contractor subject to terms of U.S. government contracts, Gravitics is heavily regulated in most fields in which it operates.

Gravitics engages with numerous U.S. governmental agencies and entities, and when working with these and other entities, it must comply with and is affected by certain laws and regulations relating to the formation, administration and performance of government contracts. Some significant laws and regulations that may affect us include the following:

●	the Federal Acquisition Regulation, and agency regulations supplemental to the Federal Acquisition Regulation, which regulate the formation, administration and performance of U.S. government contracts;

31

●	the False Statements Act, which imposes civil and criminal liability for making false statements to the U.S. government;
●	the Truthful Cost or Pricing Data Statute, which requires certification and disclosure of cost and pricing data in connection with the negotiation of certain contracts, modifications or task orders;
●	the Procurement Integrity Act, which regulates access to competitor bid and proposal information and certain internal government procurement sensitive information, and the ability to provide compensation to certain former government procurement officials;
●	laws and regulations restricting the ability of a contractor to provide gifts or gratuities to employees of the U.S. government, including the FCPA, which prohibits U.S. citizens and entities from bribing foreign government officials to benefit their business interests;
●	post-government employment laws and regulations, which restrict the ability of a contractor to recruit and hire current employees of the U.S. government and deploy former employees of the U.S. government;
●	laws, regulations and executive orders restricting the handling, use and dissemination of information classified for national security purposes or determined to be “controlled unclassified information” or “for official use only,” and the export of certain products, services and technical data, including requirements regarding any applicable licensing of employees involved in such work;
●	laws, regulations, and executive orders regulating the handling, use and dissemination of personally identifiable information in the course of performing a U.S. government contract;
●	International trade compliance laws, regulations, and executive orders that prohibit business with certain sanctioned entities and require authorization for certain exports or imports in order to protect national security and global stability, including regulations governing the manufacture, sale and distribution of defense and space-related articles and services as defined in the United States Munitions List;
●	laws, regulations and executive orders governing organizational conflicts of interest that may restrict our ability to compete for certain U.S. government contracts because of the work that we currently perform for the U.S. government or may require that we take measures such as firewalling off certain employees or restricting their future work activities due to the current work that they perform under a U.S. government contract;
●	laws, regulations and executive orders that impose requirements on us to ensure compliance with requirements and protect the U.S. government from risks related to our supply chain such as compliance with Cybersecurity Maturity Model Certification;
●	laws, regulations, and mandatory contract provisions providing protections to employees or subcontractors seeking to report alleged fraud, waste and abuse related to a U.S. government contract;
●	the Contractor Business Systems rule, which authorizes government agencies to withhold a portion of payments if a provider is determined to have a significant deficiency in its accounting, cost estimating, purchasing, earned value management, material management and accounting, and/or property management system; and
●	the Cost Accounting Standards and Cost Principles, which impose accounting and allowability requirements that govern providers’ right to reimbursement under certain cost-based U.S. government contracts and require consistency of accounting practices over time.

Gravitics’ U.S. government contracts, including the Strategic Funding Increase Contract by and between Gravitics, Inc. and the United States Space Force (the “STRATFI Contract”), are subject to standard Federal Acquisition Regulation provisions permitting termination for convenience or, in certain circumstances, for default, and such termination could reduce the amount of contract value ultimately realized and adversely affect our revenue, liquidity and results of operations. If the STRATFI Contract was terminated for convenience, Gravitics would be entitled to payment for work performed and work in process, including a reasonable allowance for profit, but would not necessarily receive the remaining stated contract value, which may have a material adverse effect on our business, financial condition and results of operations.

The U.S. government may revise its procurement practices or adopt new contract rules and regulations at any time. In addition to federal laws and regulations, Gravitics is also subject to various local government regulations and procurement policies and practices, including regulations relating to import-export control, investments, exchange controls, and repatriation of earnings, as well as varying currency, political and economic risks.

The U.S. government has a broad range of actions it can instigate to enforce its procurement laws and policies. These include proposing debarment or suspending for a contractor, certain of its operations or individual employees or debarring a contractor, certain of its operations or individual employees from future government business. In addition to criminal, civil, and administrative actions by the U.S. government, under The False Claims Act, an individual alleging fraud related to payments under a U.S. government contract or program may file a qui tam lawsuit against us on behalf of the government; if successful in obtaining a judgment or settlement, the individual filing the suit may receive up to 30% of the amount recovered by the government. If Gravitics were to be subject to an enforcement action by the U.S. government, it could materially and adversely affect its reputation, the willingness of its current or prospective customers to do business with it and its results of operations.

Inflationary pressures and persistently high prices and uncertain availability of inputs used by us and our suppliers, or instability in logistics and related costs, could negatively impact our profitability. Tariffs implemented or proposed by the current U.S. administration may also negatively impact the cost structure of our supply chain, and the Company may not be able to pass these price increases on to its customers.

Increases in prices, including because of inflation and rising interest rates, for inputs that we and our suppliers use in manufacturing products, systems, components and parts, or increases in logistics and related costs, have led in the past and may lead in the future to higher production costs for parts, components and vehicles. Geopolitical risks, fluctuations in supply and demand, fluctuations in interest rates, any weakening of the U.S. dollar in comparison with other currencies, and other economic and political factors have created and may continue to create pricing pressure for our inputs. These inflationary pressures could, in turn, negatively impact our profitability because we may not be able to pass all of those costs on to our customers or require our suppliers to absorb such costs.

Changes to United States tariff and import/export regulations may have a material adverse effect on our business, financial condition and results of operations.

The United States has recently enacted and proposed to enact significant new tariffs. Additionally, President Trump has directed various federal agencies to further evaluate key aspects of U.S. trade policy and there has been ongoing discussion and commentary regarding potential significant changes to U.S. trade policies, treaties and tariffs. There continues to exist significant uncertainty about the future relationship between the U.S. and other countries with respect to such trade policies, treaties and tariffs. These developments, or the perception that any of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between the impacted nations and the U.S. Any of these factors could depress economic activity and restrict our access to suppliers or customers and have a material adverse effect on our business, financial condition and results of operations.

Risks Related to the Combined Company Following the Merger

The Combined Company’s senior management has limited experience managing a public company which is required to establish and maintain disclosure control and procedures and internal control over financial reporting.

The senior management team to be appointed for the Combined Company upon consummation of the Merger has no experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, the Combined Company may not be able to operate successfully as a public company, even if its operations are successful. We plan to comply with all of the various rules and regulations that are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

The Combined Company’s management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as an SEC reporting company, will be costly because external third-party consultant(s), attorneys, or other firms may have to assist us in following the applicable rules and regulations for each filing on behalf of the Combined Company.

32

While Nasdaq’s approval of the listing the common stock of the Combined Company on Nasdaq is a precondition to the Merger and the Public Offering, if we do not meet Nasdaq’s continuing listing requirements in the future, we could be delisted and there can be no assurance that an active and liquid public market will fully develop or be sustained.

We have applied to list the common stock of the Combined Company on Nasdaq. Notwithstanding such listing, there can be no assurance that an active or liquid public market will fully develop or be sustained. In addition, if we do not meet Nasdaq’s continuing listing requirements, including Nasdaq requirements related to maintenance of a minimum stock price, the aggregate market value of the common stock of the Combined Company, and the number of public holders of the common stock of the Combined Company, we could be delisted by Nasdaq. In the absence of an active or liquid public market:

●	investors may have difficulty buying and selling or obtaining market quotations;
●	market visibility for our securities may be limited; and
●	a lack of visibility for our securities may have a depressive effect on any market price for our securities.

Moreover, there can be no assurance that securities analysts of brokerage firms will provide coverage of the Company, if at all. In the event there is no active or liquid public market for the common stock of the Combined Company or coverage of the Company by securities analysts of brokerage firms, you may be unable to dispose of the common stock of the Combined Company at desirable prices or at all. Moreover, there is a risk that the common stock of the Combined Company could be delisted from Nasdaq or any other trading market on which it may be listed or quoted.

The lack of an active trading or liquid public market may impair our ability to raise capital to continue to fund operations by selling securities and may impair our ability to use our securities as consideration for future acquisitions.

The trading price and volume of the common stock of the Combined Company may be volatile following the Merger.

The trading price and volume of the common stock of the Combined Company may be volatile following completion of the Merger. The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of the common stock of the Combined Company. As a result, you may suffer a loss on your investment.

The market for the common stock of the Combined Company will depend on a number of factors, most of which the Combined Company cannot control, including:

●	general economic conditions within the U.S. and internationally, including changes in interest rates;
●	general market conditions, including fluctuations in commodity prices;
●	domestic and international economic, legal and regulatory factors unrelated to the Combined Company’s performance;
●	actual or anticipated fluctuations in the Combined Company’s quarterly and annual results and those of its competitors;
●	quarterly variations in the rate of growth of the Combined Company’s financial indicators, such as revenue, EBITDA, net income and net income per share;
●	the businesses, operations, results and prospects of the Combined Company;
●	the operating and financial performance of the Combined Company;
●	future mergers and strategic alliances;
●	changes in government regulation, taxes, legal proceedings or other developments;
●	shortfalls in the Combined Company’s operating results from levels forecasted by securities analysts;
●	changes in revenue or earnings estimates, or changes in recommendations by equity research analysts;
●	failure of the Combined Company to achieve the perceived benefits of the Merger as rapidly as or to the extent anticipated by financial or industry analysts;
●	speculation in the press or investment community;
●	the failure of research analysts to cover the Combined Company’s common stock;
●	sales of Non-Invasive Monitoring Systems Common Stock by the Combined Company, large stockholders or management, or the perception that such sales may occur;
●	changes in accounting principles, policies, guidance, interpretations or standards;
●	announcements concerning the Combined Company or its competitors;
●	public reaction to the Combined Company’s press releases, other public announcements and filings with the SEC;
●	strategic actions taken by competitors;
●	actions taken by the Combined Company stockholders;
●	additions or departures of key management personnel;
●	maintenance of acceptable credit ratings or credit quality;
●	the general state of the securities markets; and
●	the risk factors described in this information statement/prospectus and the documents included in this information/prospectus.

33

These and other factors may impair the market for the common stock of the Combined Company and the ability of investors to sell shares at an attractive price. These factors also could cause the market price and demand for the common stock of the Combined Company to fluctuate substantially, which may negatively affect the price and liquidity of the common stock of the Combined Company. Many of these factors and conditions are beyond the control of the Combined Company or the Combined Company stockholders.

Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against the Combined Company, could result in very substantial costs, divert management’s attention and resources and harm the Combined Company’s business, operating results and financial condition.

If our shares become subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions, and trading activity in our shares may be adversely affected.

If we fail to meet certain criteria specified in the federal securities laws, including with respect to our reported net tangible assets, transactions in our shares may become subject to the “penny stock” rules promulgated under the Exchange Act. Under these rules, broker-dealers who recommend such shares to persons other than institutional accredited investors must:

●	make a special written suitability determination for the purchaser;
●	receive the purchaser’s written agreement to the transaction prior to sale;
●	provide the purchaser with risk disclosure documents that identify certain risks associated with investing in “penny stocks” and that describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and
●	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our shares become subject to these rules, broker-dealers may find it difficult to effectuate customer transactions, and trading activity in our shares may be adversely affected. As a result, the market price of our shares may be depressed, and you may find it more difficult to sell our shares. We believe that we are currently not subject to the “penny stock” rules, but that could change in the future.

The sale of significant amounts of shares in the market, or the perception that such sales could occur, would have a material adverse effect on the market price of our shares.

Any sale of significant amounts of shares in the market, or the prospect of any such sale, would have a material adverse effect on the future market price for our shares or on our ability to obtain future financing. Any of the foregoing may have a depressive effect on the price of our shares.

The sale of shares received upon the exercise of the Combined Company’s outstanding stock options and warrants, and shares received upon the exercise of Gravitics’ warrants previously exercised at an exercise price of $0.01 per share, may increase the volatility of, and materially and adversely affect the market for, the Combined Company’s Common Stock and could jeopardize the Combined Company’s ability to maintain its Nasdaq listing.

At the effective time of the Merger, the Combined Company will have outstanding stock options to purchase an aggregate of 5,534,506 shares of Common Stock at a weighted average exercise price of $1.93 per share and warrants to purchase an aggregate of 354,394 shares of Common Stock at an exercise price of $0.57 per share. In addition, an aggregate of 7,901,312 warrants to purchase shares of Gravitics Common Stock have previously been exercised by certain holders, at an exercise price of $0.01 per share, including an aggregate of 4,794,604 of such warrants that were exercised by Soul Capital Partners Ltd. and PR Capital Corp FZCO, two service providers to Gravitics, as compensation for services in connection with the planned reverse merger and concurrent equity financing. The exercise of some or all of the outstanding stock options and warrants, and the subsequent sale or anticipated sale of the shares of Common Stock underlying the outstanding stock options and warrants, and the shares of Common Stock issued upon exercise of the warrants at $0.01 per share, in the open market, could have the effect of depressing the market price of the Combined Company’s Common Stock and could impair the Combined Company’s ability to raise capital through the sale of additional equity securities. The existence of the outstanding stock options and warrants may also be perceived by the market as an “overhang,” which could contribute to increased volatility and downward pressure on the trading price of the Combined Company’s Common Stock, regardless of whether such stock options and warrants are actually exercised.

Although certain holders of the outstanding stock options and warrants and the shares of Common Stock issued upon exercise of the warrants at $0.01 per share are subject to lock-up agreements restricting the transfer of shares for a period of 180 days following the closing of the Merger, the Combined Company cannot provide assurance that holders will not seek to sell shares promptly upon the expiration of such lock-up period or that the lock-up agreements will be enforceable in all circumstances. The sale of a significant number of shares upon the expiration of the lock-up period, or the perception that such sales may occur, could cause the trading price of the Combined Company’s Common Stock to decline significantly.

In connection with the Merger, the Combined Company intends to consummate the Public Offering and obtain a listing on Nasdaq. Nasdaq imposes, among other requirements, minimum bid price and market value thresholds for continued listing. Significant downward pressure on the trading price of the Combined Company’s Common Stock resulting from the exercise of the outstanding stock options and warrants, the sale of the underlying shares and the shares issued upon exercise of the warrants at $0.01 per share, or the perception thereof, could cause the Combined Company’s Common Stock to fall below the minimum bid price or other quantitative requirements for continued listing on Nasdaq. If the Combined Company fails to satisfy Nasdaq’s continued listing standards, its Common Stock could be subject to delisting. A delisting of the Combined Company’s Common Stock from Nasdaq would materially and adversely affect the liquidity of the Common Stock, could significantly impair the Combined Company’s ability to raise additional capital through public offerings, and could have a material adverse effect on the trading price of the Combined Company’s Common Stock.

Financial Industry Regulatory Authority sales practice requirements may also limit your ability to buy and sell the common stock of the Combined Company, which could depress the price of our shares.

Financial Industry Regulatory Authority (“FINRA”) rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy the common stock of the Combined Company, which may limit your ability to buy and sell our shares once publicly traded, have an adverse effect on the market for the common stock of the Combined Company and thereby depress our share price.

We do not anticipate that the Combined Company will pay dividends on its common stock in the foreseeable future.

The Combined Company intends to retain all of its earnings, if any, for the foreseeable future to finance the operation and expansion of its business. As a result, you may only receive a return on your investment in the common stock of the Combined Company if the market price of the common stock increases and you sell your shares.

Gravitics stockholders who exercise appraisal rights under Delaware law could get cash payments based on a court’s “fair value” determination. Those payments could be larger than the value of the Merger Consideration and could hurt the Combined Company’s liquidity and financial condition.

Under Section 262 of the Delaware General Corporation Law (the “DGCL”), stockholders of Gravitics who do not consent to the Merger and who properly demand appraisal may be entitled to receive, instead of the Merger Consideration, a cash payment equal to the “fair value” of their Gravitics shares, as determined by the Delaware Court of Chancery, plus interest. That fair value could be more than, the same as, or less than the value of the shares of Non-Invasive Monitoring Systems Common Stock those stockholders would otherwise receive. Because Gravitics stock is not publicly traded, the outcome of any appraisal proceeding is difficult to predict. The merger consideration consists entirely of Non-Invasive Monitoring Systems Common Stock, so no cash has been set aside to pay dissenting stockholders. Any appraisal award would be paid in cash by the surviving corporation, a wholly owned subsidiary of Non-Invasive Monitoring Systems. Significant appraisal payments, and the cost of appraisal proceedings, which can last several years, could reduce the cash available to fund the Combined Company’s operations. They could also require the Combined Company to raise additional capital, which may not be available on acceptable terms and could dilute our stockholders. Completion of the Merger is not conditioned on holders of less than a certain percentage of Gravitics’ outstanding shares having demanded appraisal. Gravitics will provide its stockholders with a separate information statement describing the Merger and their appraisal rights. This information statement/prospectus does not describe those rights or the procedures for exercising them.

34

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This information statement/prospectus and the documents to which Non-Invasive Monitoring Systems refers you to in this information statement/prospectus, as well as oral statements made or to be made by Non-Invasive Monitoring Systems and Gravitics, include certain “forward-looking statements” with respect to the businesses, strategies and plans of Non-Invasive Monitoring Systems and Gravitics, their expectations relating to the Merger and their future financial condition and performance.

Statements included in this information statement/prospectus that are not historical facts are forward- looking statements, including statements about the beliefs and expectations of the management of each of Non-Invasive Monitoring Systems and Gravitics. Words or expressions such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “may,” “will,” “projects,” “could,” “should,” “would,” “seek,” “forecast,” or the negative thereof or other similar expressions are intended to identify such forward-looking statements that are intended to be covered by the safe harbor provisions. Non-Invasive Monitoring Systems cautions investors that any forward- looking statements are subject to known and unknown risks and uncertainties, many of which are outside Non-Invasive Monitoring Systems’ and Gravitics’ control, and which may cause actual results and future trends to differ materially from those matters expressed in, or implied or projected by, such forward-looking statements, which speak only as of the date of this information statement/prospectus. Investors are cautioned not to place undue reliance on these forward-looking statements.

Among the risks and uncertainties that could cause actual results to differ from those described in forward-looking statements are the following:

●	general economic conditions in the markets in which Non-Invasive Monitoring Systems and Gravitics operate;
●	expected timing of regulatory approvals and product launches;
●	non-performance of third-party vendors and contractors;
●	risks related to Non-Invasive Monitoring Systems and Gravitics’ ability to successfully sell their products and the market reception to and performance of our products;
●	compliance with, and changes to, applicable laws and regulations;
●	the limited operating history of Non-Invasive Monitoring Systems and Gravitics;
●	the ability of Non-Invasive Monitoring Systems and Gravitics to manage growth;
●	the ability of Non-Invasive Monitoring Systems and Gravitics to obtain additional financing when and if needed;
●	the ability to expand Non-Invasive Monitoring Systems’ and Gravitics’ product offerings;
●	the ability of Non-Invasive Monitoring Systems and Gravitics to compete with others in our industry;
●	the ability of Non-Invasive Monitoring Systems and Gravitics to protect their intellectual property;
●	the ability of certain existing stockholders to determine the outcome of matters which require stockholder approval;
●	our ability to retain the listing of our common stock on Nasdaq;
●	the ability of Non-Invasive Monitoring Systems and Gravitics to defend against legal proceedings;
●	success in retaining or recruiting, or changes required in, our officers, key employees or directors;
●	the risk that the Merger may not be completed;
●	the ability to successfully integrate the businesses of Non-Invasive Monitoring Systems and Gravitics;
●	the ability of the parties to achieve the expected benefits from the proposed transaction within the expected time frames or at all;
●	the incurrence of significant transaction and other related fees and costs;
●	the incurrence of unexpected costs, liabilities or delays relating to the Merger;
●	the risk that the public assigns a lower value to Gravitics’ business than the value used in negotiating the terms of the transaction;
●	the risk that the transaction may not be accretive to Non-Invasive Monitoring Systems’ current stockholders;
●	the risk that the transaction may prevent Non-Invasive Monitoring Systems from acting on future opportunities to enhance stockholder value;
●	the dilutive impact of the stock consideration which will be issued in the transaction;
●	the risk that any goodwill or identifiable intangible assets recorded due to the transaction could become impaired;
●	potential disruptions to the business of the companies while the transaction is pending;
●	the risk that a closing condition to the proposed transaction may not be satisfied; and
●	the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction.

35

For further discussion of these and other risks, contingencies and uncertainties applicable to Non-Invasive Monitoring Systems and Gravitics, please see “Risk Factors.”

All subsequent written or oral forward-looking statements attributable to Non-Invasive Monitoring Systems or Gravitics or any person acting on behalf of either company are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Neither Non-Invasive Monitoring Systems nor Gravitics is under any obligation, and each expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise, except as may be required by law.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On March 6, 2026, Non-Invasive Monitoring Systems, Merger Sub and Gravitics entered into the Merger Agreement pursuant to which they agreed to combine in an all-stock merger transaction (the “Merger”). Pursuant to the Merger Agreement, Merger Sub will merge with and into Gravitics, with Gravitics as the surviving corporation and a wholly owned subsidiary of Non-Invasive Monitoring Systems. Upon successful completion of the Merger, the issued and outstanding shares of Gravitics Common Stock and Gravitics Preferred Stock will be converted into the right to receive shares of Non-Invasive Monitoring Systems Common Stock based on the Exchange Ratio. On June 30, 2026, the Merger Agreement was amended to, among other things, extend the outside closing date of the Merger to September 30, 2026. On August 11, 2026, the Merger Agreement was further amended so that the Exchange Ratio will result in Gravitics stockholders holding not less than 96.5% of the Outstanding Shares (as defined in the Merger Agreement) prior to the Concurrent Financing (discussed below). On September 30, 2026, the Merger Agreement was further amended to, among other things, extend the outside closing date of the Merger to October 30, 2026. Copies of the Merger Agreement and its amendments are included as Annex A to this information statement/prospectus.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the separate historical financial statements, accompanying notes and Non-Invasive Monitoring Systems’ and Gravitics’ Management’s Discussion and Analysis of Financial Condition and Results of Operations, each included elsewhere in this prospectus.

The unaudited pro forma condensed combined financial statements are based on and have been derived from Non-Invasive Monitoring Systems’ and Gravitics’ unaudited interim historical financial statements. The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X using the assumptions set forth in the notes hereto and Transaction accounting adjustments that reflect the application of accounting required by GAAP, including the effects of the Merger. The unaudited pro forma condensed combined financial statements have been prepared on the basis that Gravitics is the acquirer for accounting purposes.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026 gives pro forma effect to the Merger as if it had occurred on June 30, 2026. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2026 and the year ended December 31, 2025 reflects adjustments assuming that any adjustments that were made to the unaudited pro forma condensed combined statements of operations are assumed to have been made on January 1, 2025 for the purpose of adjusting the unaudited pro forma condensed combined statements of operations. The unaudited pro forma condensed combined financial statements are for illustrative and informational purposes only and are not intended to represent what Non-Invasive Monitoring Systems’ results of operations or financial position would have been had the Merger occurred on the dates indicated. The following unaudited pro forma condensed combined financial information and related notes have been derived from and should be read in conjunction with (i) the historical financial statements of Non-Invasive Monitoring Systems and the related notes included elsewhere herein and (ii) the historical financial statements of Gravitics and the related notes included elsewhere herein.

The unaudited pro forma condensed combined statements of operations and the unaudited pro forma condensed combined balance sheet give pro forma effect to the consummation of the Merger as a reverse recapitalization on the terms provided for in the Merger Agreement and the unaudited pro forma adjustments reflect adjustments related to the application of the reverse capitalization in connection with the Merger. The Merger is subject to closing adjustments that represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and which are subject to change as additional information becomes available and analyses are performed. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements as required by the SEC rules. Differences between these preliminary estimates and the final merger accounting may be material. The pro forma financial information does not give effect to the potential impact of current financial conditions or any anticipated revenue enhancements, cost savings or operating synergies that may result from the Merger.

The pro forma financial statements give effect to the Merger and the Public Offering as contemplated by the Merger Agreement.

Share information as of June 30, 2026 reflects conversion to shares of the combined company using the Exchange Ratio of 1.2115 that is based on information as of September 14, 2026, which reflects the issuance of Gravitics options of 2,167,063 (or 2,625,359 on a post Exchange Ratio basis) and the issuance of Gravitics common stock of 55,000 (or 66,632 on a post Exchange Ratio basis) subsequent to June 30, 2026.

36

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2026

(in thousands)

	Gravitics, Inc.	Non-Invasive Monitoring Systems, Inc.	Transaction Adjustments	Notes	Pro Forma Combined
	(historical)	(historical)
ASSETS
Current assets:
Cash and cash equivalents	$2,734	$160	$121,602	A	$117,255
			(10)	B
			(6,789)	C
			(442)	D
Prepaid expenses and other current assets	558	4	(235)	A	327
Total current assets	3,292	164	114,126		117,582
Property and equipment, net	608	-	-		608
Right-of-use assets	1,796	-	-		1,796
Other non-current assets	500	-	-		500
Total assets	$6,196	$164	$114,126		$120,486
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,476	$304	$-		$1,780
Accrued expenses and other current liabilities	751	-	(185)	A	566
Deferred revenues	4,386	-	-		4,386
Short-term loans payable - related parties	340	300	(300)	D	340
Accrued interest - related parties	-	142	(142)	D	-
Convertible promissory note	-	810	(810)	G	-
Current portion of lease liabilities	471	-	-		471
Current liabilities - discontinued operations	-	51	-		51
Total current liabilities	7,424	1,607	(1,437)		7,594
Lease liabilities, net of current portion	1,035	-	-		1,035
Total liabilities	8,459	1,607	(1,437)		8,629

Redeemable convertible preferred stock	47,637	-	(47,637)	E	-

Stockholders’ equity (deficit):
Series B preferred stock	-	-	-		-
Common stock	-	10	85	A	386
			165	F
			123	E
			13	G
			(10)	H
Additional paid-in capital	17,148	28,112	121,467	A	205,782
			(165)	E
			47,514	E
			-
			797	G
			(29,555)	H
			(10)	B
			20,474	I
Accumulated deficit	(67,048)	(29,565)	29,565	H	(94,311)
			(6,789)	C
			(20,474)	I
Total stockholders’ equity (deficit)	(49,900)	(1,443)	163,200		111,857
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$6,196	$164	$114,126		$120,486

See accompanying notes to the unaudited pro forma condensed combined financial statements.

37

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2026

(in thousands except share and per share data)

	Gravitics, Inc.	Non-Invasive Monitoring Systems, Inc.	Transaction Adjustments	Notes	Pro Forma Combined
	(historical)	(historical)
Revenue	$-	$-	$-		$-
Operating expenses:
Cost of revenue	-	-	-		-
Research and development	6,073	-	-		6,073
General and administrative	5,834	404	-		6,238
Total operating expenses	11,907	404	-		12,311
Loss from operations	(11,907)	(404)	-		(12,311)
Other income (expense):
Change in fair value of SAFE liabilities	(643)	-	643	CC	-
Change in fair value of convertible notes	(3,449)	-	3,449	DD	-
Change in fair value of warrant liabilities	(8,462)	-	8,462	EE	-
Interest expense	-	(43)	43	FF	-
Other expense, net	(49)	-	-		(49)
Total other income (expense)	(12,603)	(43)	12,597		(49)
Net loss	$(24,510)	$(447)	$12,597		$(12,360)
Net loss per share of common, basic and diluted	$(2.78)	$(0.43)			$(0.38)
Weighted-average shares of Common Stock outstanding, basic and diluted	8,819,489	1,032,640	22,499,962	GG	32,352,091

See accompanying notes to the unaudited pro forma condensed combined financial statements.

38

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2025

(in thousands except share and per share data)

	Gravitics, Inc.	Non-Invasive Monitoring Systems, Inc.	Transaction Adjustments	Notes	Pro Forma Combined
	(historical)	(Note 3)
Revenue	$1,044	$-	$-		$1,044
Operating expenses:
Cost of revenue	867	-	-		867
Research and development	3,457	-	-		3,457
General and administrative	5,723	92	6,789	AA	33,078
			20,474	BB
Total operating expenses	10,047	92	27,263		37,402
Loss from operations	(9,003)	(92)	(27,263)		(36,358)
Other income (expense):
Change in fair value of SAFE liabilities	1,159	-	(1,159)	CC	-
Change in fair value of convertible notes	(1,858)	-	1,858	DD	-
Change in fair value of warrant liabilities	(1,985)	-	1,985	EE	-
Interest expense	-	(60)	60	FF	-
Other income (expense), net	(12)	-	-		(12)
Total other income (expense)	(2,696)	(60)	2,744		(12)
Net loss	$(11,699)	$(152)	$(24,519)		$(36,370)
Net loss per share of common, basic and diluted	$(1.88)	$(0.15)			$(1.63)
Weighted-average shares of Common Stock outstanding, basic and diluted	6,211,039	1,032,640	15,096,726	GG	22,340,405

See accompanying notes to the unaudited pro forma condensed combined financial statements.

39

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

Note 1—Description of the Transaction

On March 6, 2026, Non-Invasive Monitoring Systems, Merger Sub and Gravitics entered into the Merger Agreement, pursuant to which Merger Sub will merge with and into Gravitics, with Gravitics surviving as a wholly owned subsidiary of Non-Invasive Monitoring Systems. Subject to the terms and conditions of the Merger Agreement, at the Effective Time:

●	Each outstanding share of Gravitics Capital Stock (other than the shares issued in the Concurrent Financing) will be converted into the right to receive a number of shares of Non-Invasive Monitoring Systems Common Stock equal to the Exchange Ratio.

●	The shares to be issued in connection with this offering will have been issued to the purchasers.

●	Each outstanding share of Gravitics Common Stock that is unvested or subject to a repurchase option or a risk of forfeiture, will be exchanged for the number of shares of Non-Invasive Monitoring Systems Common Stock based on the Exchange Ratio, and will to the same extent be unvested and subject to the same repurchase option or risk of forfeiture.

●	Each outstanding and unexercised stock option to purchase Gravitics Common Stock will be assumed by Non-Invasive Monitoring Systems and will be converted into an option to purchase the number of shares of Non-Invasive Monitoring Systems Common Stock with an exercise price, both of which are based on the Exchange Ratio, and will to the same extent otherwise remain unchanged as to the term, exercisability, vesting schedule and other provisions of such stock options.

Reverse Stock Split

On July 27, 2026, in connection with the Merger, Non-Invasive Monitoring Systems effected a reverse stock split (the “Reverse Stock Split”) of the issued and outstanding shares of Non-Invasive Monitoring Systems Common Stock, at a ratio of 1-for-150. The reverse stock split became effective in the market on July 30, 2026 (the “Reverse Stock Split Effective Time”). At the Reverse Stock Split Effective Time, every one hundred and fifty (150) shares of Non-Invasive Monitoring Systems Common Stock were automatically combined into one (1) share of Non-Invasive Monitoring Systems Common Stock. Any fractional shares of Non-Invasive Monitoring Systems Common Stock that would have resulted from the reverse stock split were rounded up to the nearest whole share. Immediately prior to the Reverse Stock Split Effective Time, Non-Invasive Monitoring Systems had 154,810,655 shares of Common Stock issued and outstanding. Immediately following the Reverse Stock Split Effective Time, Non-Invasive Monitoring Systems has 1,032,640 shares of Common Stock issued and outstanding. The reverse stock split did not change the par value of Non-Invasive Monitoring Systems Common Stock, which remains $0.01 per share, or the number of authorized shares of Non-Invasive Monitoring Systems Common Stock, which remains 400,000,000.

Accordingly, the unaudited pro forma condensed combined financial information reflects the Reverse Stock Split at the approved ratio of 1-for-150.

Anticipated Concurrent Financing

Concurrently with the closing of the Merger, the Combined Company plans to close the Public Offering for aggregate gross cash proceeds of $125.0 million before estimated expenses (the “Concurrent Financing”). The unaudited pro forma condensed combined financial information excludes the effects of the potential exercise of the underwriters’ option to purchase up to an additional 1,209,677 shares of Common Stock of the Combined Company to cover over-allotments (which would also result in the issuance of warrants to the underwriters to purchase up to an additional 60,483 shares of Common Stock of the Combined Company).

The following table summarizes the pro forma number of shares of Common Stock of the Combined Company expected to be outstanding immediately upon the consummation of the Merger on a fully diluted basis using the treasury stock method, assuming the anticipated gross proceeds from the Public Offering of $125.0 million:

	Common	Ownership
	Stock	%
Gravitics stockholders, warrant holders and option holders (1)	33,349,656	76.81%
Non-Invasive Monitoring Systems stockholders	1,307,210	3.01%
Concurrent Financing stockholders (2)	8,760,585	20.18%
Total shares of Common Stock of the Combined Company (1)	43,417,451	100.00%

(1)	Share information as of June 30, 2026 reflects conversion to shares of the Combined Company using the Exchange Ratio of 1.2115 that is based on information as of September 14, 2026, which reflects the issuance of Gravitics options of 2,167,063 (or 2,625,359 on a post Exchange Ratio basis) and the issuance of Gravitics common stock of 55,000 (or 66,632 on a post Exchange Ratio basis) subsequent to June 30, 2026.

(2)	Includes 322,581 shares related to Underwriter Warrants and 373,489 shares to be issued to underwriters as commission in connection with the Concurrent Financing. Non-Invasive Monitoring Systems has agreed to pay the underwriter a cash fee equal to 6.5% of the gross proceeds of this offering, at the option of Non-Invasive Monitoring Systems, a portion of the cash fee may be payable to the representative of the underwriters in shares of Common Stock at the public offering price. The number of shares expected to be issued to the representative of the underwriters as commission in the accompanying pro forma information assumes the maximum allowable amount to be paid in shares pursuant to the underwriting agreement, determined as 1% of the total shares of common stock, warrants, and stock options outstanding of the combined company as of June 30, 2026.

Consummation of the Merger is subject to certain closing conditions, including but not limited to, approval by the Non-Invasive Monitoring Systems Stockholders, approval by Gravitics stockholders, Nasdaq’s approval of the listing of the shares of Non-Invasive Monitoring Systems Common Stock to be issued in connection with the Merger and the effectiveness of the registration statement of which this information statement/prospectus forms a part.

The employment agreements for employees of the Combined Company include entitlement to change in control payments for certain executives and severance for certain non-executives, which is expected to be treated as pre-Merger compensation expense of Non-Invasive Monitoring Systems and reflected as a reduction in cash of Non-Invasive Monitoring Systems, estimated to be approximately $0.1 million.

Note 2—Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and depicts the accounting for the Merger (“Transaction Accounting Adjustments”). The unaudited pro forma condensed combined balance sheet as of June 30, 2026 assumes that the Merger had been consummated on June 30, 2026. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2026 and the year ended December 31, 2025 assumes that the Merger took place as of January 1, 2025, and combines the historical results of Non-Invasive Monitoring Systems and Gravitics for the six months ended June 30, 2026 and the year ended December 31, 2025.

The unaudited pro forma condensed combined financial information is based on the assumptions and adjustments that are described in the accompanying notes. The pro forma adjustments are subject to further revision as additional information becomes available and additional analyses are performed, including but not limited to changes in Non-Invasive Monitoring Systems’ assets and liabilities, additional financing, additional direct and incremental offering costs and the final Reverse Stock Split. Adjustments have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. There will be differences between the pro forma adjustments and the final accounting expected to be completed after the Closing, and such differences could be material.

Share information as of June 30, 2026, as of December 31, 2025, for the six months ended June 30, 2026, and the year ended December 31, 2025 reflects conversion to shares of the combined company using the Exchange Ratio of 1.2115 that is based on information as of September 14, 2026, which reflects the issuance of Gravitics options of 2,167,063 (or 2,625,359 on a post Exchange Ratio basis) and the issuance of Gravitics common stock of 55,000 (or 66,632 on a post Exchange Ratio basis) subsequent to June 30, 2026.

40

Note 3 – Adjustments to Fiscal Reporting Periods

Non-Invasive Monitoring Systems’ statement of operations for the year ended December 31, 2025 was derived from Non-Invasive Monitoring Systems’ historical financial statements for the six months ended January 31, 2025, year ended July 31, 2025, and the five months ended December 31, 2025. Specifically, Non-Invasive Monitoring Systems’ historical results included in the pro forma financial statements for the year ended December 31, 2025 are comprised of the combined results for the six months ended July 31, 2025 and the five months ended December 31, 2025 (in thousands):

	Year Ended July 31, 2025	Less Six Months Ended January 31, 2025	Plus Five Months Ended December 31, 2025	11 Months Ended December 31, 2025
Operating expenses:
General and administrative	$160	$89	$21	$92
Total operating expenses	160	89	21	92
Loss from operations	(160)	(89)	(21)	(92)
Other income (expense)
Interest expense	(62)	(30)	(28)	(60)
Total other expense	(62)	(30)	(28)	(60)
Net loss	$(222)	$(119)	$(49)	$(152)

Note 4 - Accounting for the Merger

Notwithstanding the legal form, the Merger will be accounted for as a reverse recapitalization and not a business combination under ASC 805. Under this method of accounting, Non-Invasive Monitoring Systems will be treated as the acquired company for accounting purposes, whereas Gravitics will be treated as the accounting acquirer. In accordance with this method of accounting, the Merger will be treated as the equivalent of Gravitics issuing shares for the net assets of Non-Invasive Monitoring Systems, accompanied by a recapitalization. The net assets of Non-Invasive Monitoring Systems will be stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the Merger will be those of Gravitics. Gravitics has been determined to be the accounting acquirer for purposes of the Merger based on an evaluation of the following facts and circumstances:

●	Gravitics stockholders will own a majority of the voting rights of the Combined Company.
●	Gravitics will designate all initial members of the board of directors of the Combined Company.
●	Gravitics’ executive management team will become the executive management team of the Combined Company.
●	The Combined Company will be renamed Gravitics Holdings, Inc. and its headquarters will be Gravitics’ current headquarters, in Marysville, Washington.

Note 5—Shares of Non-Invasive Monitoring Systems Common Stock Issued to Gravitics Stockholders upon the Closing of the Merger

At Closing, all outstanding shares of Gravitics Capital Stock will be exchanged for shares of Non-Invasive Monitoring Systems Common Stock based on the preliminary estimated Exchange Ratio of 1.21373 shares of Non-Invasive Monitoring Systems Common Stock for each share of Gravitics Capital Stock determined in accordance with the terms of the Merger Agreement.

41

The estimated number of shares of Non-Invasive Monitoring Systems Common Stock that the Company expects to issue to Gravitics’ stockholders is determined as follows:

Shares of Gravitics common stock issued	13,706,792
Shares of Gravitics convertible preferred stock	10,118,115
Outstanding warrants to acquire common shares of Gravitics	1,251,448
Outstanding options to acquire common shares of Gravitics	2,451,564
Total Gravitics shares prior to Closing, pre-Exchange Ratio	27,527,919
Estimated Exchange Ratio (rounded) (1)	1.2115
Estimated shares expected to be issued to existing Gravitics stockholders (1)	33,349,656
Concurrent Financing (2)	8,760,585
Estimated shares expected to be issued to existing Gravitics stockholders and investors participating in Gravitics Concurrent Financing upon Closing (1)	42,110,241

(1)	Share information as of June 30, 2026 reflects conversion to shares of the Combined Company using the Exchange Ratio of 1.2115 that is based on information as of September 14, 2026, which reflects the issuance of Gravitics options of 2,167,063 (or 2,625,359 on a post Exchange Ratio basis) and the issuance of Gravitics common stock of 55,000 (or 66,632 on a post Exchange Ratio basis) subsequent to June 30, 2026.

(2)	Includes 322,581 shares related to Underwriter Warrants and 373,489 shares expected to be issued to underwriters as commission in connection with the Concurrent Financing. Non-Invasive Monitoring Systems has agreed to pay the underwriter a cash fee equal to 6.5% of the gross proceeds of this offering, at the option of Non-Invasive Monitoring Systems, a portion of the cash fee may be payable to the representative of the underwriters in shares of Common Stock at the public offering price. The number of shares expected to be issued to the representative of the underwriters as commission in the accompanying pro forma information assumes the maximum allowable amount to be paid in shares pursuant to the underwriting agreement, determined as 1% of the total shares of common stock, warrants, and stock options outstanding of the combined company as of June 30, 2026.

Note 6—Pro Forma Adjustments

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Merger based on preliminary estimates that could change materially as additional information is obtained. Non-Invasive Monitoring Systems and Gravitics intend that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and therefore, the unaudited pro forma combined financial statements have been prepared assuming no tax effects in connection with the Merger.

Adjustments to the historical consolidated financial statements of Non-Invasive Monitoring Systems to conform to the accounting policies of Gravitics are not expected to be significant.

Pro Forma Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2026, were as follows:

(A)	To reflect the net proceeds from Concurrent Financing less transaction costs paid at the time of Closing.

(B)	To reflect the payments to Non-Invasive Monitoring Systems’ Series B preferred equity shareholders to settle and terminate the outstanding preferred equity at the time of Closing.

(C)	To reflect the payment of merger-related transaction costs incurred by Gravitics and Non-Invasive Monitoring Systems of $6.5 million and $0.3 million, respectively, at the time of Closing. All such transaction costs represent non-capitalizable costs that are required to be expensed as incurred under U.S. GAAP and have therefore been reflected as an increase of accumulated deficit.

(D)	To reflect partial cash settlement of Non-Invasive Monitoring Systems’ related party debt and accrued interest obligations of $0.4 at the time of Closing.

(E)	To reflect the conversion of Gravitics Series Seed I through Series A-III redeemable convertible preferred stock into Non-Invasive Monitoring Systems Common Stock at time of Closing.

(F)	To reflect the adjustment of Gravitics’ par value to Non-Invasive Monitoring Systems’ stated par value at time of Closing.

(G)	To reflect the par value associated with the Non-Invasive Monitoring Systems Common Stock issued to the Company’s shareholders at time of Closing.

(I)	To reflect the elimination of Non-Invasive Monitoring Systems’ historical equity balances as of June 30, 2026 at the time of Closing.

(J)	To reflect the recognition of compensation expense related to warrants to purchase an aggregate of 4,794,604 shares of Gravitics Common Stock (5,805,605 shares on a post Exchange Ratio basis) at an exercise price of $0.01 per share to Soul Capital Partners Ltd. and PR Capital Corp FZCO, two service providers as compensation for services in connection with the planned reverse merger and concurrent equity financing (the “Service Provider Warrants”). During the second quarter of 2026, 3,835,684 (4,646,885 shares on a post Exchange Ratio basis) of the Service Provider Warrants were exercised. The shares issued upon this exercise are included in common shares issued and outstanding but remain subject to forfeiture until the performance condition is satisfied and are therefore treated as contingently returnable shares. The Service Provider Warrants are share-based payments to non-employees within the scope of ASC 718 and vesting is contingent upon the consummation of the reverse merger. The grant-date fair value of the Service Provider Warrants was $20.5 million and was determined using a Black Scholes option pricing model primarily driven by the estimated Gravitics Common Stock price of $4.28 per share at the grant date. A portion of this proforma adjustment may be considered a direct cost related to the anticipated Concurrent Financing and therefore would be capitalized against the gross proceeds from the Concurrent Financing rather than recognized as expense; no proforma adjustment has been presented for such a scenario as a reasonable estimate of that amount cannot yet be determined.

42

Pro Forma Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The adjustments included in the unaudited pro forma condensed combined statement for the six months ended June 30, 2026 and the year ended December 31, 2025, were as follows:

(AA)	To reflect the recognition of $6.8 million of merger-related transaction costs for the year ended December 31, 2025 that are required to be expensed under U.S. GAAP, consisting of non-capitalizable professional service fees and other transaction-related costs.

(BB)

To reflect the recognition of compensation expense related to warrants to purchase an aggregate of 4,794,604 shares of Gravitics Common Stock (5,808,605 shares on a post Exchange Ratio basis) at an exercise price of $0.01 per share to Soul Capital Partners Ltd. and PR Capital Corp FZCO, two service providers as compensation for services in connection with the planned reverse merger and concurrent equity financing (the “Service Provider Warrants”). During the second quarter of 2026, 3,835,684 (4,646,885 shares on a post Exchange Ratio basis) of the Service Provider Warrants were exercised. The shares issued upon this exercise are included in common shares issued and outstanding but remain subject to forfeiture until the performance condition is satisfied and are therefore treated as contingently returnable shares. The Service Provider Warrants are share-based payments to nonemployees within the scope of ASC 718 and vesting is contingent upon the consummation of the Merger. The grant-date fair value of the Service Provider Warrants was $20.5 million and was determined using a Black Scholes option pricing model primarily driven by the estimated Gravitics Common Stock price of $4.28 per share at the grant date. A portion of this proforma adjustment may be considered a direct cost related to the anticipated Concurrent Financing and therefore would be capitalized against the gross proceeds from the Concurrent Financing rather than recognized as expense; no proforma adjustment has been presented for such a scenario as a reasonable estimate of that amount cannot yet be determined.

(CC)	To reflect the elimination of the change in fair value of the Gravitics SAFEs instruments upon conversion into Gravitics convertible preferred equity in 2026 and prior to Closing.

(DD)	To reflect the elimination of the change in fair value of the Gravitics convertible promissory note instruments upon conversion into Gravitics convertible preferred equity in 2026 and prior to Closing.

(EE)	To reflect the elimination of the change in fair value of the Gravitics liability classified warrants that were reclassified during the second quarter of 2026.

(FF)	To reflect the elimination of interest expense associated with Non-Invasive Monitoring Systems’ debt instrument that is expected to be settled at Closing.

(GG)	The pro forma basic and diluted net loss per common share have been adjusted to reflect the pro forma net loss for six months ended June 30, 2026 and the year ended December 31, 2025. In addition, the number of shares used to calculate the pro forma basic and diluted net loss per common share has been adjusted to reflect the estimated total number of shares of Common Stock of the Combined Company that would be outstanding as of the date of the Closing, including the shares to be issued in the Concurrent Financing, as if they have been outstanding for the entirety of the period presented. For the six months ended June 30, 2026 and the year ended December 31, 2025, the pro forma weighted average common shares outstanding and pro forma net loss per common share, basic and diluted, were calculated as follows:

	Six Months Ended June 30, 2026	Year Ended December 31, 2025
Elimination of Non-Invasive Monitoring Systems historical weighted average shares outstanding	(1,032,640)	(1,032,640)
Adjustment to Gravitics weighted average shares outstanding for Exchange Ratio (1)	1,865,222	1,313,563
Common stock issued to Non-Invasive Monitoring Systems stockholders (1)	1,307,210	1,307,210
Conversion of Gravitics convertible preferred stock into common stock (1)	10,754,026	5,070,588
Gravitics Service Provider Warrants with exercise price of $0.01 fully exercisable upon completion of Merger (1)	1,168,139	-
Common stock issued in connection with Concurrent Financing (2)	8,438,005	8,438,005
Pro forma adjustment	22,499,962	15,096,726

(1)	Share information as of June 30, 2026 reflects conversion to shares of the Combined Company using the Exchange Ratio of 1.2115 that is based on information as of September 14, 2026, which reflects the issuance of Gravitics options of 2,167,063 (or 2,625,359 on a post Exchange Ratio basis) and the issuance of Gravitics common stock of 55,000 (or 66,632 on a post Exchange Ratio basis) subsequent to June 30, 2026.

(2)	Includes 373,489 shares expected to be issued to underwriters as commission in connection with the Concurrent Financing. Non-Invasive Monitoring Systems has agreed to pay the underwriter a cash fee equal to 6.5% of the gross proceeds of this offering, at the option of Non-Invasive Monitoring Systems, a portion of the cash fee may be payable to the representative of the underwriters in shares of Common Stock at the public offering price. The number of shares expected to be issued to the representative of the underwriters as commission in the accompanying pro forma information assumes the maximum allowable amount to be paid in shares pursuant to the underwriting agreement, determined as 1% of the total shares of common stock, warrants, and stock options outstanding of the combined company as of June 30, 2026.

43

COMPARATIVE MARKET PRICE AND DIVIDEND
INFORMATION FOR Non-Invasive Monitoring Systems AND GRAVITICS

Non-Invasive Monitoring Systems Common Stock is currently listed on the OTC Pink Market under the symbol “NIMU.” The following table presents the closing price of Non-Invasive Monitoring Systems Common Stock on March 4, 2026 the last day for which information was available prior to the date of the public announcement of the signing of the Merger Agreement, and _______, 2026, the last practicable trading day prior to the mailing of this information statement/prospectus.

Non-Invasive Monitoring Systems
Date	Closing Price
March 4, 2026	$1.50
_______, 2026	$ ____

The following table sets forth, for the calendar quarters indicated, the quarterly high and low bid information for Non-Invasive Monitoring Systems Common Stock on the OTC Pink Market:

	Non-Invasive Monitoring Systems Common Stock
Quarter Ended	High	Low
December 31, 2024	$1.50	$0.00
March 31, 2025	$3.00	$0.00
June 30, 2025	$1.50	$1.50
September 30, 2025	$3.00	$0.00
December 31, 2025	$1.50	$0.00
March 31, 2026	$7.50	$6.00
June 30, 2026	$13.05	$6.60
September 30, 2026	$13.65	$8.50

There is no public trading market for the Gravitics Common Stock.

Dividend Policy

Non-Invasive Monitoring Systems has never paid any dividends on Non-Invasive Monitoring Systems Common Stock since it was formed, and Gravitics has not paid any dividends on Gravitics Common Stock or other securities during the last five years.

The payment of cash dividends in the future will be dependent upon Non-Invasive Monitoring Systems’ revenues and earnings, if any, capital requirements, general financial condition and restrictions contained in debt agreements and will be declared at the discretion of the Combined Company’s board of directors. It is the current intention of the Non-Invasive Monitoring Systems Board to retain all earnings, if any, for use in its business operations, and accordingly, the Non-Invasive Monitoring Systems Board does not anticipate declaring any dividends in the foreseeable future.

Under Florida law, a corporation may not make a distribution if, after giving it effect, (a) it could not pay its debts as they become due in the usual course of its activities and affairs, or (b) its total assets would be less than its total liabilities plus, unless the articles provide otherwise, the amount needed on dissolution to satisfy senior shareholders’ preferential rights. There is no assurance that Non-Invasive Monitoring Systems will be able to satisfy these statutory requirements in the future.

44

INFORMATION ABOUT THE COMPANIES

Gravitics

Gravitics, Inc., a Delaware corporation, is engaged in the design, development and commercialization of large space structures including orbital carriers, cargo logistics spacecraft, space station modules, and related engineering and technical services. At the Effective Time, Non-Invasive Monitoring Systems plans to change its business focus to the business of Gravitics. In connection with the Merger, Non-Invasive Monitoring Systems intends to change its name and trading symbol to a name and trading symbol that are more representative of the business of Gravitics.

Non-Invasive Monitoring Systems

Non-Invasive Monitoring Systems, Inc. is a Florida corporation and a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and its main business focus has recently been to seek, investigate and engage in a business combination with a private entity whose business presents an opportunity for its stockholders. Non-Invasive Monitoring Systems is the Commission File Number 000-13176 and IRS Employer Identification No. 59-2007840.

Non-Invasive Monitoring Systems’ principal executive offices are located at 4400 Biscayne Blvd., Suite 180, Miami, Florida 33137 and its telephone number is (305) 575-4200.

Gravitics Merger Sub Inc.

Gravitics Merger Sub, Inc. is a Delaware corporation and a direct, wholly owned subsidiary of Non-Invasive Monitoring Systems, Inc. formed for the purpose of effecting the Merger. At the Effective Time, Gravitics Merger Sub will be merged with and into Gravitics, the separate corporate existence of Gravitics Merger Sub will thereupon cease and Gravitics will be the surviving corporation.

THE MERGER

The following discussion contains certain information about the proposed Merger. This discussion is subject, and qualified in its entirety by reference, to the Merger Agreement and its amendments attached as Annex A hereto. You are urged to carefully read this entire information statement/prospectus, including the Merger Agreement.

General

On March 6, 2026, Non-Invasive Monitoring Systems, Inc., a Florida corporation, entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), by and among the Company, Gravitics Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company, and Gravitics, Inc., a Delaware corporation. On March 6, 2026, the board of directors of Non-Invasive Monitoring Systems unanimously (i) approved and declared advisable the Merger Agreement and the Merger and other transactions contemplated thereby, (ii) authorized the Company to effect the Reverse Stock Split, at a ratio to be mutually agreed to by the parties, and (iii) resolved to recommend approval of the Merger Agreement and related matters by the stockholders of the Company. The Merger Agreement was amended on June 30, 2026, to, among other things, extend the outside closing date for the Merger to September 30, 2026. The Merger Agreement was further amended on August 11, 2026, to modify the post-merger ownership structure to provide that the Gravitics stockholders would own approximately 96.5% of the Combined Company, on a fully diluted basis, and Non-Invasive Monitoring Systems stockholders would own approximately 3.5% of the Combined Company following the Merger, on a fully diluted basis. The Merger Agreement was further amended on September 30, 2026, to, among other things, extend the outside closing date for the Merger to October 30, 2026. Copies of the Merger Agreement and its amendments are included as Annex A to this information statement/prospectus.

Background of the Merger

Non-Invasive Monitoring Systems’ primary business previously consisted of research, development, manufacturing, marketing and sales of non-invasive, motorized, whole body periodic acceleration (WBPA) platforms. These therapeutic acceleration platforms are intended as aids to temporarily increase local circulation for temporary relief of minor aches and pains, produce local muscle relaxation, and reduce morning stiffness. In May 2019, Non-Invasive Monitoring Systems effectively discontinued operations. Since that time, Non-Invasive Monitoring Systems has been a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act), and its main business focus has been to seek, investigate and engage in a business combination with a private entity whose business presents an opportunity for its stockholders.

The Non-Invasive Monitoring Systems Board tried unsuccessfully to combine with a variety of different potential targets across multiple industries for over six years. Non-Invasive Monitoring Systems was essentially insolvent as its debts exceeded its assets. It had no source of revenue and the only thing keeping Non-Invasive Monitoring Systems operating and able to search for targets was funding from two of its shareholders, Dr. Phillip Frost, a Director of Non-Invasive Monitoring Systems, who is currently the beneficial owner of 35.3% of Non-Invasive Monitoring Systems Common Stock, and Dr. Jane Hsaio, the Interim Chief Executive Officer and a Director of Non-Invasive Monitoring Systems, who is currently the beneficial owner of 28.1% of the Non-Invasive Monitoring Systems Common Stock. In mid-2025, Dr. Frost and Dr. Hsiao had informed Jim Martin, the Chief Financial Officer and a Director of Non-Invasive Monitoring Systems, that they were not going to continue to fund the company. During the second half of 2025, Non-Invasive Monitoring Systems was unable to secure capital funding resulting in the inability to maintain periodic filings with the SEC and appeared unable to continue as a going concern. This made it very difficult for Non-Invasive Monitoring Systems to find potential merger partners.

Throughout the fourth quarter of 2025, the Gravitics Board discussed alternative options for raising capital in the private and public markets, including in connection with a reverse takeover (“RTO”) transaction. Type One Ventures (“Type One”), a lead investor of Gravitics, offered to explore interested shell companies for such a transaction and evaluate with investment banks regarding how the public markets may respond to Gravitics in terms of valuation and excitement around space and defense technology.

Type One introduced Colin Doughan, Chief Executive Officer of Gravitics, to Lucid Capital Markets (“Lucid”), to discuss capital raising options in the public markets. The group explored several options, including interested shell companies that Lucid might have access to and whether Lucid would be able to make an introduction. On December 4, 2025, David Rosenberg, Founder and Co-Chief Executive Officer of Lucid, emailed Mr. Martin and Steve Rubin, a former Director, of Non-Invasive Monitoring Systems, regarding a potential merger opportunity with a satellite defense-related company. In addition, Mr. Rosenberg introduced Lucid’s Head of Capital Markets, John Lipman, to Gravitics. Mr. Martin had numerous discussions with Mr. Lipman about a potential RTO with Gravitics in order to create shareholder value for Non-Invasive Monitoring Systems. Lucid reported back to the Gravitics team of early interest from a potential shell.

On December 9, 2025, Non-Invasive Monitoring Systems formally signed an engagement letter with Lucid. Lucid was engaged to act as its financial advisor in connection with the proposed business combination, In that capacity, Lucid’s services included assisting Non-Invasive Monitoring Systems in reviewing information regarding Gravitics, evaluating transaction proposals and advising Non-Invasive Monitoring Systems management regarding valuation, transaction structure and other transaction terms, assisting with presentations to the Non-Invasive Monitoring Systems Board, supporting negotiations, and coordinating due diligence, documentation and closing matters. As compensation for its advisory services, Non-Invasive Monitoring Systems agreed that, upon consummation of the proposed Merger, Lucid, or its designees, would receive compensation in value equal to approximately 22% of the shares retained by the Non-Invasive Monitoring Systems Stockholders in the Combined Company, subject to a minimum of 4.5% of the Combined Company being retained by the Non-Invasive Monitoring Systems Stockholders. Based on the contemplated transaction structure, this compensation is expected to be valued at approximately 1% of the fully diluted equity of the Combined Company.

Separately, Gravitics engaged Lucid to act as its exclusive lead underwriter in connection with the proposed Public Offering. Non-Invasive Monitoring Systems was subsequently added as a party to that engagement. Under the engagement, Lucid is entitled to an underwriting fee in value equal to 6.5% of the aggregate gross proceeds of the Public Offering and warrants to purchase a number of shares equal to 5.0% of the shares sold in the Public Offering, subject to the terms set forth in the engagement agreement.

On December 12, 2025, Mr. Rosenberg emailed a copy of a Gravitics prepared overview presentation to the Non-Invasive Monitoring Systems Board to review.

On December 13, 2025, Mr. Lipman and Mr. Rosenberg conducted a Zoom call to discuss potential RTO terms and structure with Dr. Frost and Mr. Martin, that included Non-Invasive Monitoring Systems valuation, exchange ratios, and potential participation by investors in Gravitics private Series A capital raise. Non-Invasive Monitoring Systems initial position was that Non-Invasive Monitoring Systems Stockholders retain 1.0% to 2.0% of the combined entity resulting from the Merger. A meeting was held between the principal directors and officers of Non-Invasive Monitoring Systems and Lucid where it was proposed that Non-Invasive Monitoring Systems could receive 4.5% of the combined entity if Dr. Frost agreed to invest in Gravitics’ Series A financing. It was understood that Non-Invasive Monitoring Systems’ management would not participate in the combined entity and was only providing the public shell as consideration.

Lucid participated in certain discussions in its capacity as financial advisor to Non-Invasive Monitoring Systems. In that role, Lucid assisted Non-Invasive Monitoring Systems in evaluating the proposed transaction structure and consideration, including the relative ownership percentages to be allocated to the Gravitics Stockholders and the existing Non-Invasive Monitoring Systems Stockholders. These discussions included the market capitalizations of existing public companies in the same industry as Gravitics as informal points of reference. Lucid’s role was advisory in nature. The proposals and counterproposals concerning the material terms of the Merger, including the ultimate agreement that Gravitics Stockholders would own not less than 95.5% and existing Non-Invasive Monitoring Systems stockholders would own not more than 4.5% of the Combined Company, were made and negotiated by representatives of Non-Invasive Monitoring Systems and Gravitics.

On December 14, 2025, Mr. Lipman sent Mr. Martin a draft of a non-binding letter of intent (“LOI”) reflecting the negotiated terms discussed and Gravitics Series A documents. regarding a proposed reverse merger in which existing Gravitics shareholders would exchange their shares for Non-Invasive Monitoring Systems Common Stock representing approximately 4.5% of Non-Invasive Monitoring Systems outstanding common stock, on a fully diluted, post-transaction basis, with Gravitics’ shareholders owning a majority of the Company’s outstanding common stock immediately following closing. Under the LOI, Gravitics’ current management would lead the combined company, the board of directors would consist of Gravitics designees, and directors, officers, and 10%-or-greater stockholders would be subject to a nine-month staged lock-up. Closing would be subject to customary conditions, including mutual due diligence, execution of a definitive agreement, receipt of necessary approvals, absence of material adverse changes, a $3.0 million investment by Dr. Frost (or his affiliate) in Gravitics’ Series A preferred equity financing, and repayment by the Company of approximately $300,000 in outstanding indebtedness owed to Dr. Frost or his affiliate. The LOI provided for mutual exclusivity, would terminate 30 days from execution (unless extended), and was expressly non-binding.

The following day, Mr. Lipman sent Gravitics’ historical cash timeline and a Series A Cap Table to Non-Invasive Monitoring Systems. These items were shared with Non-Invasive Monitoring Systems Board members for discussion.

45

Paul Glavine, a representative of Type One, contacted Gravitics’ legal counsel at Lucosky Bookman, LLP (“Lucosky Brookman”) to explore supplemental legal support through the RTO process on behalf of Gravitics. On December 18, 2025, a draft of the LOI was reviewed by Mr. Glavine, Mr. Martin, Mr. Lipman and attorneys from Lucosky Brookman.

On December 19, 2025, the Gravitics Board reviewed the draft of the LOI. On December 22, 2025, Mr. Martin met with Dr. Frost and Mr. Rubin to discuss the LOI, payback and conversion of Dr. Frost’s and Dr. Hsiao’s outstanding promissory notes, and other matters, in preparation for finalizing the LOI. There were a number of individual discussions among the Gravitics Board members to understand the proposed RTO structure, growth plans and potential of Gravitics.

On December 22, 2025, Mr. Martin and Mr. Doughan signed a non-binding LOI for the proposed merger, dated as of December 19, 2025. The LOI provided that it would automatically terminate upon the earlier of (i) execution of the Merger Agreement, (ii) mutual agreement by the parties, or (iii) 30 days from the date of execution, unless extended.

On December 24, 2025, the Gravitics and Non-Invasive Monitoring Systems teams held a Zoom Call hosted by Lucid for introductions and planning. In addition, Gravitics provided a company overview to the group.

On December 29, 2025, a standing working group was formed that included both companies, their legal teams, and Lucid. The RTO was named “Project Galaxy,” and it was agreed to hold weekly Project Galaxy Zoom meetings.

Over the next several months the working group addressed various topics, including a definitive agreement, financial audits, SEC filings, capital raising options, Nasdaq uplisting, and timing. One of the main items discussed was the conversion rate for Gravitics’ capital stock in the Merger. During negotiations regarding the merger consideration, representatives of Gravitics and Non-Invasive Monitoring Systems discussed a preliminary valuation framework developed by Lucid in the ordinary course of its role as financial advisor, which indicated a potential estimated equity valuation for the Combined Company of approximately $300.0 million. In discussing this preliminary estimated valuation, the parties considered, among other factors, Gravitics’ business model and strategic positioning; its existing commercial and government relationships and contractual activity; its stage of development and commercialization; the markets in which it operates; valuation levels and trading performance of selected publicly traded companies in the space infrastructure, aerospace and defense sectors; selected private financings involving space and orbital-infrastructure companies; prevailing capital markets conditions; and risks associated with Gravitics’ stage of development, capital requirements, customer and program concentration and execution. The approximately $300.0 million figure reflected consideration of these factors collectively and was not derived through the mechanical application of any single valuation methodology, comparable-company multiple or transaction multiple. Lucid’s provision of the framework and involvement in the discussions was preliminary and advisory in nature and did not constitute a fairness opinion, appraisal, valuation opinion or other independent opinion as to the value of Gravitics, Non-Invasive Monitoring Systems or the Combined Company. Using Non-Invasive Monitoring Systems’ average market capitalization leading into the negotiations as a reference point, adjusted for a reasonable increase in value based on the announcement of the merger, of approximately $13.5 million, the parties negotiated a post-merger ownership structure pursuant to which former Gravitics stockholders would own approximately 95.5% of the combined company and former Non-Invasive Monitoring Systems stockholders would own approximately 4.5%, on a fully diluted basis. The parties did not obtain an independent valuation of either company, and the implied value attributable to Gravitics was derived from the negotiated ownership allocation and the assumed combined company valuation.

On January 2, 2026, Non-Invasive Monitoring Systems entered into a Promissory Note in the principal amount of $100,000 with Frost Gamma Investments Trust, a trust controlled by Dr. Frost. The Promissory Note provided funding for Non-Invasive Monitoring Systems to bring SEC periodic filings current and other general administrative requirements up to date.

On January 15, 2026, Lucosky Brookman prepared and circulated to Non-Invasive Monitoring Systems and its counsel, Nason Yeager Gerson Harris & Fumero, P.A. (“Nason Yeager”), an initial draft of the Merger Agreement, which contemplated a reverse triangular merger in which Merger Sub, a wholly owned subsidiary of Non-Invasive Monitoring Systems, would merge with and into Gravitics, with Gravitics surviving as a wholly owned subsidiary of Non-Invasive Monitoring Systems and Gravitics’ stockholders receiving shares of Non-Invasive Monitoring Systems Common Stock in exchange for their shares of Gravitics Common Stock. The initial draft left several material terms open, including the conversion ratio, the identity and capitalization structure of Merger Sub, and the specific dollar amounts of key financial thresholds applicable to Gravitics’ representations and warranties, and it contained a full post-closing indemnification framework with an eighteen-month survival period for representations and warranties and a post-closing adjustment mechanism entitling Gravitics stockholders to additional shares of Non-Invasive Monitoring Systems Common Stock in the event Non-Invasive Monitoring Systems or the Surviving Corporation incurred damages arising from undisclosed Non-Invasive Monitoring Systems liabilities.

On January 20, 2026, a First Amendment to the LOI was signed by Mr. Martin and Mr. Doughan, solely to extend the LOI’s termination date to February 15, 2026. On February 15, 2026, a Second Amendment to the LOI was signed, solely to further extend the LOI’s termination date to February 28, 2026.

On January 30, 2026, Nason Yeager circulated its initial markup of the Merger Agreement on behalf of Non-Invasive Monitoring Systems, which retained the overall structure of the initial draft but raised a number of questions and proposed revisions relating to the conversion ratio, noting an apparent inconsistency in the letter of intent whereby one section provided that Gravitics stockholders would hold a “majority” of the post-merger entity while another section contemplated that Non-Invasive Monitoring Systems’ pre-closing stockholders would retain 4.5%. This markup also flagged the need to address Non-Invasive Monitoring Systems’ outstanding Series B Preferred Stock, the status of the Non-Invasive Monitoring Systems Common Stock (which was then quoted on the OTC Pink Market), Non-Invasive Monitoring Systems’ delinquent SEC filings, and the treatment of a promissory note owed to an affiliate of Dr. Frost.

Over the following weeks, the teams negotiated the terms of the Merger Agreement through several rounds of drafts exchanged between Lucosky Brookman and Nason Yeager, during which Nason Yeager circulated a further revised draft on February 18, 2026 that formalized Merger Sub as “Gravitics Merger Sub, Inc.,” removed several open-issue placeholders, and addressed Non-Invasive Monitoring Systems’ insurance and litigation representations, while leaving the indemnification provisions and Frost note conversion terms still under discussion. Between February 24th and 26th, 2026, Lucosky Brookman prepared a substantially revised draft that materially restructured the Merger Consideration by replacing the per-share conversion ratio with a formula based on the Exchange Ratio, providing that Gravitics stockholders would receive not less than 95.5% of the Outstanding Shares of the Combined Company, on a fully diluted basis, and that Non-Invasive Monitoring Systems’ pre-closing stockholders would retain the remaining 4.5%, on a fully diluted basis, introduced an explicit treatment of Gravitics Preferred Stock, added a new standalone provision governing the treatment of Gravitics Warrants, and filled in specific dollar thresholds in Gravitics’ representation provisions.

A significant area of negotiation involved the post-closing indemnification framework. The initial January 15th draft provided for mutual indemnification with a one-year survival period and a post-closing adjustment mechanism, but Nason Yeager proposed eliminating the indemnification regime in its entirety, replacing it with a provision that representations and warranties would not survive the Closing, which represented a material concession by Gravitics’ stockholders that was ultimately accepted and retained through execution. The conditions to closing were also heavily negotiated, with the February 24th to 26th drafts specifying that approximately $500,000 (plus accrued interest) of Non-Invasive Monitoring Systems’ outstanding indebtedness to Dr. Phillip Frost’s affiliate would convert into Non-Invasive Monitoring Systems Common Stock and the remaining approximately $300,000 (plus accrued interest) would be repaid, and the March 3, 2026 draft further refining those conditions to require conversion at “Fair Market Value,” adding requirements for Form S-4 effectiveness, DTC eligibility, expanded national securities exchange listing options, and a cap on Non-Invasive Monitoring Systems’ outstanding debt.

During February 2026, both companies prepared and discussed disclosure documentation while the legal teams prepared the draft of the Merger Agreement.

On February 24, 2026, an affiliate of Dr. Frost purchased 613,710 shares in Gravitics’ Series A capital raise for an aggregate purchase price of approximately $3,000,000. The terms for the purchase include the right to put the purchased shares back to Gravitics if the Merger did not close by June 30, 2026 (the “Put Right”).

At the time, Non-Invasive Monitoring Systems owed Dr. Frost and Dr. Hsiao a total of $800,000 (plus accrued and unpaid interest). Following negotiations between the Non-Invasive Monitoring Systems Board and Dr. Frost, it was agreed that, upon the consummation of the Merger, the Public Offering and the Uplisting, $500,000 of the amount owed to Dr. Frost and Dr. Hsiao would be converted into shares of the Combined Company’s Common Stock, and $300,000 (plus accrued and unpaid interest) would be repaid to Dr. Frost and/or his affiliates from the proceeds of the Public Offering. It was agreed that, upon the conversion of the $500,000, Dr. Frost and Dr. Hsaio would own an aggregate of 90% of the 4.5% to be retained by the Non-Invasive Monitoring Systems Stockholders after giving effect to the Merger. In the negotiation of this allocation, Dr. Frost and Dr. Hsaio, as the holders of the promissory notes which could not be paid if called, had substantial leverage, which in their individual capacities they were able to use without touching upon any fiduciary duties in their capacity as directors. Given the substantial potential benefit to the Non-Invasive Monitoring Systems Stockholders if Non-Invasive Monitoring Systems was able to acquire Gravitics, the disinterested directors believed that proceeding even with the 90% of the 4.5% allocation was clearly in the best interests of the Non-Invasive Monitoring Systems Stockholders. One of the key factors that the Non-Invasive Monitoring Systems Board considered was that Gravitics was seen as an unusual target with significant upside as evidenced by the proposed minimum $40 million Public Offering (now increased to $125 million). In contrast, many reverse mergers have closed with issuers that had substantially more risk and where the public companies received far less financing in conjunction with the closing.

On February 28, 2026, a Third Amendment to the LOI was signed, solely to extend the LOI’s termination date one more time to March 13, 2026.

On March 4, 2026, the Gravitics Board met with Lucosky Brookman and Lucid to review the draft Merger Agreement. The Gravitics Board then met in executive session and, having determined that the Merger was in the best interest of Gravitics and its stockholders, approved the Merger.

46

The Non-Invasive Monitoring Systems Board, together with counsel, gave careful consideration to its fiduciary duties under Florida law. Initially, this 90% of the 4.5% allocation was a focus of discussion because of the allocation of shares of Non-Invasive Monitoring Systems Common Stock, where Dr. Frost and Dr. Hsiao would receive additional shares in exchange for the conversion of their promissory notes. At the time, Dr. Frost and Dr. Hsiao had advanced substantial sums to Non-Invasive Monitoring Systems on an unsecured basis over an extended period of time and faced substantial risk that they would ever collect the amounts due under the outstanding promissory notes. At any given moment, they had the ability to simply demand repayment and cause Non-Invasive Monitoring Systems to cease its limited operations. Ultimately, the sale of the Convertible Promissory Note to an unaffiliated third party (as described below) removed the allocation issue that had the potential to impinge upon the fiduciary duties of the Non-Invasive Monitoring Systems Board.

On March 5, 2026, Nason Yeager responded with a markup that, among other things, revised the Frost note conversion to occur “simultaneously with” (rather than “immediately prior to”) the Effective Time, specified that the approximately $500,000 in indebtedness included $150,000 owed to Dr. Jane Hsiao, proposed that fractional Merger Shares be rounded up to the nearest whole share rather than cashed out at Fair Market Value, and replaced an earlier Voting Agreement condition with a requirement that Non-Invasive Monitoring Systems’ Series B Preferred Stock be addressed to the “mutual satisfaction of the Parties” prior to the Effective Time.

On March 6, 2026, the Non-Invasive Monitoring Systems Board discussed and determined that the Merger was in the best interest of Non-Invasive Monitoring Systems and its stockholders and approved the Merger by unanimous written consent. In addition, the Non-Invasive Monitoring Systems Board approved the change of Non-Invasive Monitoring Systems financial reporting period from a fiscal year ending July 31 to December 31, to align with the reporting period of Gravitics.

On March 6, 2026, the parties finalized and executed the Merger Agreement, which incorporated the negotiated terms including the 95.5%/4.5% equity split, the elimination of post-closing indemnification, the Frost note conversion and repayment provisions, the rounding-up treatment of fractional shares, the DTC eligibility requirement, the expanded national securities exchange listing conditions, and the requirement that Non-Invasive Monitoring Systems’ Series B Preferred Stock be resolved prior to the Effective Time. The Merger Agreement provided an outside closing date for the Merger of June 30, 2026.

On March 12, 2026, Non-Invasive Monitoring Systems filed a Form 8-K with the SEC announcing entry into the Merger Agreement.

After the Merger Agreement was executed, Non-Invasive Monitoring Systems and Gravitics began the process of satisfying all of the Merger Agreement’s closing conditions, including those related to the Reverse Stock Split, Public Offering and Uplisting.

On June 24, 2026, Non-Invasive Monitoring Systems and Defender Opportunity LLC, a non-affiliated third-party, entered into a Note Purchase Agreement (the “Purchase Agreement”), pursuant to which Non-Invasive Monitoring Systems sold Defender Opportunity LLC a Convertible Promissory Note (the “Convertible Note”) in the principal amount of $809,706 (the “Note Sale Transaction”). The proceeds from the Note Sale Transaction were used by Non-Invasive Monitoring Systems to repay in full the amounts due under certain outstanding promissory notes of the Company (the “Original Notes”), consisting of an aggregate of $720,000 in principal and an aggregate of $89,706 of accrued and unpaid interest due thereon. The Convertible Note specified that, provided the Merger was consummated on or before September 30, 2026, the Convertible Note will automatically convert into Non-Invasive Monitoring Systems Common Stock at a conversion price of $0.01966 per share (pre-Reverse Stock Split) at the Effective Time, and no interest will be payable upon such conversion. The conversion price of the Convertible Note was negotiated between Non-Invasive Monitoring Systems and Defender Opportunity LLC in an arms-length transaction taking into account, among other factors: (a) that the Non-Invasive Monitoring Systems Common Stock is currently quoted and thinly traded on the OTC Pink Market and is available for unsolicited quotes only, (b) that Defender Opportunity LLC will receive shares of restricted stock upon conversion of the amounts due under the Convertible Note, which will restrict Defender Opportunity LLC’s ability to resell the shares in the market, and (c) the potential risk that the Merger may not be consummated. Following the Note Sale Transaction, it was anticipated that the 4.5% equity ownership in the Combined Company as of the effective time of the Merger would be held approximately 17.4% by Dr. Hsiao, approximately 21.9% by Dr. Frost, approximately 16.5% by Defender Opportunity LLC, approximately 22.0% by Lucid, a financial advisor to Non-Invasive Monitoring Systems and the underwriter in the proposed Public Offering, and approximately 22.2% by the other current Non-Invasive Monitoring Systems stockholders in the aggregate.

As the parties continued to work to satisfy all of the Merger Agreement’s closing conditions, the outside closing date for the Merger approached. On June 30, 2026, Non-Invasive Monitoring Systems and Gravitics executed a first amendment to the Merger Agreement to extend the outside closing date for the Merger to September 30, 2026, and revise certain closing conditions relating to the repayment and conversion of Non-Invasive Monitoring Systems’ outstanding indebtedness, including to reflect the Note Sale Transaction pursuant to which Non-Invasive Monitoring Systems sold a Convertible Note in the principal amount of $809,706 to Defender Opportunity LLC.

On June 30, 2026, the Company entered into Fourth Amendments to certain Promissory Notes dated October 4, 2021 and September 16, 2022 in the combined principal amount of $150,000 with Frost Gamma Investments Trust (“Frost Gamma Notes”), a trust controlled by Dr. Frost. The maturity date on both Frost Gamma Notes was amended from June 30, 2026 until September 30, 2026. No other provisions of the Frost Gamma Notes were amended.

On June 30, 2026, the Company entered into Fourth Amendments to certain Promissory Notes dated October 4, 2021 and September 16, 2022 in the principal amount of $150,000 with Dr. Jane Hsiao (the “Hsiao Notes”). The maturity date on the Hsiao Notes was amended from June 30, 2026 until September 30, 2026. No other provisions of the 2021 Hsiao Notes were amended.

On June 30, 2026, Dr. Frost agreed to extend the trigger date for the Put Right from June 30, 2026 to September 30, 2026.

On August 11, 2026, Non-Invasive Monitoring Systems entered into a revised engagement letter with Lucid. Lucid’s compensation under its original engagement letter was to be comprised of shares of common stock representing 1.0% of the Combined Company, on a fully diluted basis. Under the revised engagement letter, Lucid’s compensation will consist of a cash advisory fee equal to 1.0% of the fully diluted equity value of the Combined Company immediately following the Merger and prior to giving effect to the Public Offering. Based on approximately 37,348,857 fully diluted shares expected to be outstanding immediately following the Merger and the current estimated Public Offering price range of $14.00 to $17.00 per share, Lucid’s advisory fee would range from approximately $5.2 million to $6.3 million and would be approximately $5.8 million at the $15.50 midpoint of such range. The actual amount of Lucid’s advisory fee will depend on the applicable per-share value used to determine the fully diluted equity value of the Combined Company. Lucid’s financial advisory fee is contingent upon consummation of the Merger, and Lucid will not receive any financial advisory fee or other transaction-based compensation in connection with the proposed business combination if the Merger is not consummated; provided, however, in connection with the proposed Public Offering, Gravitics has agreed that Lucid shall receive an expense reimbursement of up to $100,000 and, for a 6-month period following the expiration of Lucid’s engagement letter, tail compensation if the Company sells and issues securities to investors introduced by Lucid in connection with the Public Offering.

On August 11, 2026, Non-Invasive Monitoring Systems and Gravitics executed a second Amendment to the Merger Agreement to modify the post-merger ownership structure to provide that the Gravitics stockholders would own approximately 96.5% of the Combined Company, on a fully diluted basis, and Non-Invasive Monitoring Systems stockholders would own approximately 3.5% of the Combined Company following the Merger, on a fully diluted basis.

On August 17, 2026, Gravitics entered into a Loan Agreement with BZH SPO LLC (the “Lender”), pursuant to which the Lender agreed to extend to Gravitics an unsecured credit facility in an aggregate principal amount of $1,000,000 (the “Loan Amount”), to be evidenced by an unsecured promissory note (the “Note”) issued by Gravitics in favor of the Lender. The proceeds of the loan will be used for working capital purposes pending completion of this offering. The full Loan Amount was funded on August 18, 2026. The Note matures 60 days after the initial funding date.

On September 29, 2026, the Company entered into Fifth Amendments to certain Promissory Notes dated October 4, 2021 and September 16, 2022 in the combined principal amount of $150,000 with Frost Gamma Investments Trust (“Frost Gamma Notes”), a trust controlled by Dr. Frost. The maturity date on both Frost Gamma Notes was amended from September 30, 2026 to October 31, 2026. No other provisions of the Frost Gamma Notes were amended.

On September 29, 2026, the Company entered into Fifth Amendments to certain Promissory Notes dated October 4, 2021 and September 16, 2022 in the principal amount of $150,000 with Dr. Jane Hsiao (the “Hsiao Notes”). The maturity date on the Hsiao Notes was amended from September 30, 2026 to October 31, 2026. No other provisions of the 2021 Hsiao Notes were amended.

On September 30, 2026, Dr. Frost agreed to extend the trigger date for the Put Right from September 30, 2026 to October 30, 2026.

On September 30, 2026, Non-Invasive Monitoring Systems and Gravitics executed a third Amendment to the Merger Agreement, which (a) extends the outside closing date and outside termination date from September 30, 2026 to October 30, 2026; (b) raises the target size of the Public Offering from $40.0 million to $125.0 million; (c) provides that the Public Offering and the related uplisting to Nasdaq are to be completed as soon as practicable after closing of the Merger; (d) provides that an aggregate of $300,000 (plus accrued interest) of debt (the “Affiliate Debt”) owed to Frost Gamma Investments Trust, an affiliate of Dr. Frost, and Dr. Hsiao will be repaid from the proceeds the Public Offering; and (e) removes the repayment of the Affiliate Debt, the 10% cap on dissenting shares, and certain other closing conditions. All other terms of the Merger Agreement remain unchanged.

Effective as of September 30, 2026, Non-Invasive Monitoring Systems and Defender Opportunity LLC entered into an amendment to the Convertible Note, which extends from September 30, 2026 to October 30, 2026 the date by which the Merger must be consummated for (a) the Convertible Note to convert automatically into shares of Non-Invasive Monitoring Systems Common Stock, and (b) no interest to be payable upon that conversion. In consideration for the extension, Non-Invasive Monitoring Systems agreed to pay the Defender Opportunity LLC a fee of $25,000. All other terms of the Convertible Note remain unchanged.

47

Non-Invasive Monitoring Systems’ Reasons for the Merger

The Non-Invasive Monitoring Systems Board considered various factors in evaluating the Merger with Gravitics.

On the positive side, the Non-Invasive Monitoring Systems Board considered factors including: (i) the opportunity for the Non-Invasive Monitoring Systems Stockholders to participate in the potential growth of Gravitics’ space structures business, (ii) Gravitics’ position in the market for large space structures including orbital carriers, cargo logistics spacecraft, and space station modules, (iii) the terms and conditions of the Merger Agreement, including the ownership split whereby pre-Merger Non-Invasive Monitoring Systems stockholders will hold 3.5% of the Combined Company, on a fully diluted basis.

The Non-Invasive Monitoring Systems Board considered the fact that it had been a shell corporation for over six years and unable to enter into a reverse merger transaction. At the same time, when the possibility of acquiring Gravitics was brought to its attention, and considering the proposed $125.0 million Public Offering, the Non-Invasive Monitoring Systems Board thought there were substantial potential in proceeding to acquire Gravitics. Assuming that the Merger closes, other than normal execution risks, and other risks that generally affect other public companies, the Parent’s Board did not see substantial negative factors in proceeding with the Merger.

Gravitics’ Reasons for the Merger

The Gravitics Board considered various factors in evaluating the Merger with Non-Invasive Monitoring Systems.

On the positive side, the Gravitics Board considered factors including: (i) the ability to access the public capital markets through the Merger with a public shell company, (ii) the planned Public Offering of $125.0 million for the Combined Company and corresponding Uplisting to Nasdaq, (iii) the ownership structure whereby Gravitics stockholders will own not less than 96.5% of the Combined Company, on a fully diluted basis, (iv) the ability to obtain funding and visibility to support Gravitics’ growth strategy in the space structures market, and (v) the parties’ intention that the Merger qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code.

On the negative side, the Gravitics Board considered factors including: (i) no capital is raised by the Merger itself, (ii) inherited liabilities and shell quality risk, (iii) trading and liquidity restrictions on companies traded on the OTC Pink Market, (iv) recurring public-company compliance costs, (v) resale restrictions tied to shell-company status, and (vi) heightened regulatory scrutiny of reverse-merger companies generally.

The Gravitics Board also considered factors such as financial condition, operating results, business prospects, strategic alternatives, and market conditions, and the proposed terms of the Merger Agreement.

In its final analysis, the Gravitics Board believed that the positive factors outweighed the negative, especially since the closing of the Merger was made contingent upon the Public Offering and Uplisting on Nasdaq.

Governance Following the Merger

Board of Directors of the Combined Company Following the Merger

At the Effective Time, following the resignation of the pre-Merger directors and officers of Non-Invasive Monitoring Systems, the board of directors of the Combined Company will be reconstituted to comply with the initial listing requirements of Nasdaq. Colin Doughan, Gravitics’ Chief Executive Officer, will serve as Chairman of the board of directors of the Combined Company. It is anticipated that the additional board appointees will be Lance W. Lord (General Retired), John C. Karas, John M. Olson (General Retired), Wanda A. Sigur, Mark A. Lawson, and Abdo J. Hall.

All individuals who served as directors and/or officers of Non-Invasive Monitoring Systems immediately prior to the Effective Time will resign, which resignations shall be effective as of the Effective Time, and new directors and officers for the Combined Company will be appointed.

The Non-Invasive Monitoring Systems Board currently has no committees. Our former Audit Committee previously had a policy in place that required its review and pre-approval of all audit and permissible non-audit services provided by our independent auditors. The services requiring pre-approval by the audit committee may include audit services, audit related services, tax services and other services. The pre-approval requirement is waived with respect to the provision of non-audit services if (i) the aggregate amount of all such non-audit services provided to us constitutes not more than 5% of the total fees paid by us to our independent auditors during the fiscal year in which such non-audit services were provided, (ii) such services were not recognized at the time of the engagement to be non-audit services, and (iii) such services are promptly brought to the attention of the Audit Committee or by one or more of its members to whom authority to grant such approvals has been delegated by the Audit Committee. Following Steve Rubin’s resignation from the Audit Committee in March 2023, pre-approval services were conducted by the full Board. During fiscal 2025 and 2024, 100% of the audit related services and all other services provided by Weinberg and Company, for the periods as our principal independent registered public accountant were pre-approved.

Management of the Combined Company

At the Effective Time, the officers of the Combined Company will be those individuals as are determined by the newly-constituted Non-Invasive Monitoring Systems Board, which will include (a) Colin Doughan, the current Chief Executive Officer of Gravitics, as Chief Executive Officer of the Combined Company, (b) Philip Wong as Chief Financial Officer of the Combined Company, (c) Michael Bowker as Chief Business Officer of the Combined Company, (d) Andrew Jones as Chief Operating Officer of the Combined Company, and (e) Jim Royston as Chief Technology Officer of the Combined Company.

48

Post-Closing Dividend Policy

Non-Invasive Monitoring Systems has never paid any cash dividends on shares of Non-Invasive Monitoring Systems Common Stock and does not expect to pay cash dividends following the Merger. The payment of cash dividends in the future will be dependent upon the Combined Company’s revenues and earnings, if any, capital requirements and general financial condition and will be declared at the discretion of Combined Company’s board of directors. It is the current intention of the Non-Invasive Monitoring Systems Board to retain all earnings, if any, for use in its business operations, and accordingly, the Non-Invasive Monitoring Systems Board does not anticipate declaring any dividends in the foreseeable future.

Under Florida law, a corporation may not make a distribution if, after giving it effect, (a) it could not pay its debts as they become due in the usual course of its activities and affairs, or (b) its total assets would be less than its total liabilities plus, unless the articles provide otherwise, the amount needed on dissolution to satisfy senior shareholders’ preferential rights. There is no assurance that the Combined Company will be able to satisfy these statutory requirements in the future.

Appraisal Rights

Under the FBCA, Non-Invasive Monitoring Systems stockholders are not entitled to appraisal rights or dissenters’ rights in connection with the Merger.

Listing of Non-Invasive Monitoring Systems Common Stock

Non-Invasive Monitoring Systems Common Stock is currently listed on the OTC Pink Market. It is a condition to the Merger that the Non-Invasive Monitoring Systems Common Stock shall have been approved for listing on Nasdaq.

Regulatory Approvals Required for the Merger

Non-Invasive Monitoring Systems and Gravitics are not aware of any material U.S. federal, state or foreign regulatory requirements or approvals that are required for the execution of the Merger Agreement or the completion of the Merger, other than the filing of a Certificate of Merger with respect to the merger with, and the acceptance of such Certificate of Merger by, the Secretary of State of the State of Delaware.

U.S. Federal Securities Law Consequences

Assuming the effectiveness of the Registration Statement of which this information statement/prospectus forms a part, and subject to the lockup provisions discussed below, the shares of Non-Invasive Monitoring Systems Common Stock issued in the Merger will not be subject to any restrictions on transfer arising under the Securities Act or the Exchange Act. This information statement/prospectus does not cover resales of shares of Non-Invasive Monitoring Systems Common Stock received by any person upon the completion of the Merger, and no person is authorized to make any use of this information statement/prospectus, or the Registration Statement of which this information statement/prospectus forms a part, in connection with any resale of shares of Non-Invasive Monitoring Systems Common Stock.

Registration Rights

The Merger Agreement provides that, upon the consummation of the Merger, Non-Invasive Monitoring Systems and certain stockholders of Non-Invasive Monitoring Systems and Gravitics, and Defender Opportunity LLC, the holder of a convertible note of Non-Invasive Monitoring Systems, will enter into the Registration Rights Agreement. Under the Registration Rights Agreement, following the consummation of the Merger, certain stockholder signatories thereto will have “demand” and “piggyback” registration rights. The Registration Rights Agreement also provides that the Company will pay certain expenses relating to such registrations and indemnify the stockholder signatories thereto against (or make contributions in respect of) certain liabilities that may arise under the Securities Act of 1933, as amended. The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement, to be filed by Non-Invasive Monitoring Systems as an exhibit to the registration statement of which this information statement/prospectus is a part.

49

Accounting Treatment

Notwithstanding the legal form, the Merger will be accounted for as a reverse recapitalization and not a business combination under ASC 805. Under this method of accounting, Non-Invasive Monitoring Systems will be treated as the acquired company for accounting purposes, whereas Gravitics will be treated as the accounting acquirer. In accordance with this method of accounting, the Merger will be treated as the equivalent of Gravitics issuing shares for the net assets of Non-Invasive Monitoring Systems, accompanied by a recapitalization. The net assets of Non-Invasive Monitoring Systems will be stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the Merger will be those of Gravitics. Gravitics has been determined to be the accounting acquirer for purposes of the Merger based on an evaluation of the following facts and circumstances:

●	Gravitics stockholders will own a majority of the voting rights of the Combined Company.
●	Gravitics will designate all initial members of the board of directors of the Combined Company.
●	Gravitics’ executive management team will become the executive management team of the Combined Company.
●	The Combined Company will be renamed Gravitics Holdings, Inc. and its headquarters will be Gravitics’ current headquarters, in Marysville, Washington.

INTERESTS OF NON-INVASIVE MONITORING SYSTEM’S DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

Certain of Non-Invasive Monitoring Systems’ directors and executive officers may have interests in the Merger, including financial interests, that may be different from, or in addition to, the interests of Non-Invasive Monitoring Systems stockholders generally. The Non-Invasive Monitoring Systems Board was aware of and considered these interests, among other matters, and unanimously determined that the Merger is fair to and in the best interests of Non-Invasive Monitoring Systems and its stockholders and approved and declared advisable the Merger Agreement and Merger.

On June 24, 2026, Non-Invasive Monitoring Systems used the proceeds from its sale of a convertible promissory note to Defender Opportunity LLC, a non-affiliated third party, in the principal amount of $809,706 (the “Note Sale Transaction”) to repay in full the amounts due under certain outstanding promissory notes of the Company (the “Original Notes”), consisting of an aggregate of $720,000 in principal and an aggregate of $89,706 of accrued and unpaid interest due thereon, which were held by Dr. Jane Hsaio and Dr. Frost. Following the Note Sale Transaction, Dr. Hsiao and an affiliate of Dr. Frost still hold promissory notes of the Company in the principal amounts of $150,000 and $150,000, respectively (collectively, the “Remaining Notes”). The Remaining Notes do not have conversion rights with respect to the amounts due thereunder. It is contemplated that the amounts due under the Remaining Notes will be repaid from the proceeds of the Public Offering.

With the consent of the Non-Invasive Monitoring Systems Board, James Martin, the Chief Financial Officer and a director of Non-Invasive Monitoring Systems, has been serving as the interim Chief Financial Officer of Gravitics since June 1, 2026, for a fee of $20,000 per month. Since July 2026, Philip Wong has served as Chief Financial Officer of Gravitics. Mr. Martin continues to provide consulting services to Gravitics.

INTERESTS OF GRAVITICS’S DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

Certain of Gravitics’ directors and executive officers may have interests in the Merger, including financial interests, that may be different from, or in addition to, the interests of Gravitics stockholders generally. The Gravitics Board was aware of and considered these interests, among other matters, in reaching its determination that the Merger is fair to and in the best interests of Gravitics and its stockholders and in approving and declaring advisable the Merger Agreement and related transactions.

Pursuant to the Merger Agreement, at the Effective Time, the outstanding shares of Gravitics Common Stock and Gravitics Preferred Stock that are issued and outstanding immediately prior to the Effective Time of the Merger (including shares of Gravitics Common Stock resulting from the conversion of Gravitics Preferred Stock), will be converted automatically into, and the holders of such shares of Gravitics Common Stock will be entitled to receive, by virtue of the Merger and upon the terms and subject to the conditions set forth in the Merger Agreement, fully paid and nonassessable shares of Non-Invasive Monitoring Systems Common Stock based on the Exchange Ratio, which will result in the Gravitics stockholders in the aggregate holding not less than 96.5% of the Outstanding Shares, on a fully diluted basis, of which Colin Doughan, the Combined Company’s, Chief Executive Officer and Director, will own approximately 12.3%.

50

THE MERGER AGREEMENT

The following description sets forth the principal terms of the Merger Agreement and its amendments, which are attached as Annex A and incorporated by reference into this information statement/prospectus. The rights and obligations of the parties are governed by the express terms and conditions of the Merger Agreement and not by this description, which is summary by nature. This description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement. You are encouraged to read the Merger Agreement carefully and, in its entirety, as well as this information statement/prospectus. This section is only intended to provide you with information regarding the terms of the Merger Agreement. Neither Non-Invasive Monitoring Systems nor Gravitics intends that the Merger Agreement will be a source of business or operational information about Non-Invasive Monitoring Systems or Gravitics. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read this summary and the Merger Agreement in conjunction with the information provided elsewhere in this information statement/prospectus and in the public filings Non-Invasive Monitoring Systems makes with the SEC, as described in “Where You Can Find Additional Information.”

Explanatory Note Regarding the Merger Agreement

The description of the Merger Agreement herein has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about Non-Invasive Monitoring Systems or Gravitics. In particular, the assertions embodied in the representations and warranties in the Merger Agreement were made as of a specified date, are modified or qualified by information in one or more disclosure letters prepared in connection with the execution and delivery of the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about Non-Invasive Monitoring Systems or Gravitics at the time they were made or otherwise and should only be read in conjunction with the other information that Non-Invasive Monitoring Systems makes publicly available in reports, statements and other documents filed with the SEC.

Additional information about Non-Invasive Monitoring Systems and Gravitics may be found elsewhere in this information statement/prospectus and in the public filings Non-Invasive Monitoring Systems makes with the SEC. Please see “Where You Can Find Additional Information.”

Structure of the Merger

Pursuant to the Merger Agreement, at the Effective Time, Gravitics Merger Sub will be merged with and into Gravitics, the separate corporate existence of Gravitics Merger Sub will thereupon cease and Gravitics will be the surviving corporation (the “Surviving Corporation”), and the Surviving Corporation will become a wholly-owned subsidiary of Non-Invasive Monitoring Systems.

Effective Time

The parties expect the closing of the Merger to occur on or before October 30, 2026, or on such other date that the parties mutually agree to in writing. The Merger will become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such other time as is agreed upon by the parties and specified in the Certificate of Merger.

Effects of the Merger; Merger Consideration

At the Effective Time, all of the issued and outstanding shares of capital stock of Gravitics (other than dissenting shares), stock options to purchase shares of Gravitics Common Stock, and warrants to purchase shares of Gravitics Common Stock, will be converted into the right to receive shares of Non-Invasive Monitoring Systems Common Stock, stock options to purchase shares of Non-Invasive Monitoring Systems Common Stock, and warrants to purchase shares of Non-Invasive Monitoring Systems Common Stock, respectively, that will result in the Gravitics stockholders, in the aggregate, holding not less than 96.5% of the outstanding equity ownership of Non-Invasive Monitoring Systems immediately following the Effective Time, on a fully diluted basis, and the current stockholders of Non-Invasive Monitoring Systems Common Stock holding 3.5% of the total equity ownership of the Combined Company, on a fully diluted basis. In lieu of any fractional shares that would have otherwise been issuable, each fractional share shall be rounded up to the nearest whole share.

51

Representations and Warranties

The Merger Agreement contains detailed representations and warranties made by Gravitics to Non-Invasive Monitoring Systems and by Non-Invasive Monitoring Systems to Gravitics. The representations and warranties relate to, among other things: organization and qualification; capitalization; authorization of transaction; noncontravention; subsidiaries; compliance with laws; financial statements; absence of certain changes; undisclosed liabilities; tax matters; assets; real property; contracts; litigation; employees and employee benefits; environmental matters; intellectual property; and brokers’ fees.

The Merger Agreement contains customary representations and warranties of the parties. Each party’s representations and warranties will not survive Closing.

Conduct of Business Prior to Completion of the Merger

During the period from the date of the Merger Agreement to the Effective Time, each party shall conduct its operations in the ordinary course of business and in material compliance with all applicable laws. The Merger Agreement imposes specific restrictions on each party’s operations pending closing, including restrictions on issuing or repurchasing stock, declaring dividends, incurring indebtedness, acquiring or disposing of material assets, amending organizational documents, changing accounting methods, and entering into or amending material contracts.

Non-Solicitation Restrictions

From the date of the Merger Agreement until the earlier of the Closing Date or the valid termination of the Merger Agreement in accordance with its terms, neither party shall, nor permit any of their affiliates, directors, officers or employees to, and shall use commercially reasonable efforts to cause their representatives not to, directly or indirectly: (i) discuss, encourage, negotiate, undertake, initiate, authorize, recommend, propose or enter into any transaction involving a merger, consolidation, business combination, recapitalization, purchase or disposition of any material amount of the assets of such party or any material amount of the capital stock or other ownership interests of such party (an “Acquisition Transaction”), (ii) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction, (iii) furnish or cause to be furnished, to any person, any information concerning the business, operations, properties or assets of such party in connection with an Acquisition Transaction, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. Each party will notify the other party orally and in writing promptly (but in no event later than one business day) after receipt of any proposal or offer from any person to effect an Acquisition Transaction.

The Merger Agreement includes customary covenants of the parties with respect to operation of their respective businesses prior to consummation of the Merger and efforts to satisfy conditions to Closing.

52

Public Offering and Uplisting

The Merger Agreement provides that the parties will use reasonable best efforts to consummate the Public Offering and a corresponding Uplisting to Nasdaq as soon as practicable after the Closing Date.

Registration Statement; Information Statement

Pursuant to the Merger Agreement, the parties agreed to prepare and file a Registration Statement on Form S-4 (the “Form S-4 Registration Statement”) with the SEC to register the shares of Non-Invasive Monitoring Systems Common Stock, shares underlying stock options to purchase shares of Non-Invasive Monitoring Systems Common Stock, and shares underlying warrants to purchase shares of Non-Invasive Monitoring Systems Common Stock, to be issued to all Gravitics stockholders as Merger consideration (other than any Merger Shares that are not permitted to be registered on Form S-4 pursuant to applicable law), and each of the parties will use its reasonable best efforts to have such Form S-4 declared effective as soon as practicable after filing. Within sixty (60) days after the Effective Time, the Combined Company will prepare and file a Registration Statement on Form S-1, or a Registration Statement on Form S-3, if the Company is then eligible to use a Form S-3 (in either case, a “Resale Registration Statement”), with the SEC to register the resale of (a) all the Merger Shares that are not permitted to be registered on Form S-4, or are held by affiliates of the Combined Company, and (b) the shares Defender Opportunity LLC receives upon automatic conversion of a convertible promissory note at the effective time of the Merger, and the Combined Company will use reasonable best efforts to have the Resale Registration Statement declared effective as soon as practicable after filing.

Regulatory Approvals

The Merger Agreement provides that each party will use reasonable best efforts to obtain any consents, approvals, waivers, authorizations or orders required in connection with the Merger. This includes approval from the Financial Industry Regulatory Authority, Inc. (“FINRA”) for the Reverse Stock Split and the Name Change and from Nasdaq for the Uplisting.

Indemnification, Exculpation and Insurance of Directors and Officers

Prior to the Closing, Gravitics will procure a commercially reasonable D&O and “tail” insurance policy that is acceptable to Non-Invasive Monitoring Systems and its officers and directors with respect to liability insurance for the pre-Closing officers and directors of Non-Invasive Monitoring Systems in connection with liabilities arising during, or occurring or attributable to, the period at or prior to the Closing, with a claims period of at least six (6) years after the Closing Date.

At the Effective Time, the members of the Non-Invasive Monitoring Systems Board intend to (i) appoint individuals to the Board to be designated by Gravitics, a majority of whom shall qualify as “independent” under Nasdaq Rule 5605(a)(2), and which will include Colin Doughan, the Chief Executive Officer of Gravitics, as Chairman, and (ii) subsequently, resign as directors. The officers of the Combined Company will be such individuals as are determined by the newly constituted Board. All individuals who served as directors and/or officers of Non-Invasive Monitoring Systems immediately prior to the Effective Time will have resigned, which resignations shall be effective as of the Effective Time.

Employee Benefit Matters

Non-Invasive Monitoring Systems will adopt the Equity Incentive Plan prior to or at the Closing. At the Effective Time, all outstanding stock options to purchase capital stock of Gravitics that remain unexercised, whether vested or unvested, will be canceled and exchanged for stock options to purchase

Section 16 Matters

The Merger Agreement contemplates that persons who are expected to become directors or officers of the Combined Company will be required to comply with Section 16 of the Exchange Act.

Antitakeover Statutes

Non-Invasive Monitoring Systems is subject to the provisions of the Florida Business Corporation Act (the “FBCA”). The parties do not believe any antitakeover statute is applicable to the Merger.

53

Public Announcements

The parties have agreed to consult with each other before issuing any press release or making any other public announcement with respect to the Merger and shall not issue any such press release or make any such public announcement prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities exchange.

Transfer Taxes

Each party shall bear its own costs and expenses in connection with the Merger and the transactions contemplated by the Merger Agreement, except as otherwise provided in the Merger Agreement.

Conditions to Completion of the Merger

The obligation of Non-Invasive Monitoring Systems to consummate the Merger is also subject to the satisfaction of additional conditions, including: (a) approval by the Gravitics Board and Gravitics Stockholders holding shares representing a majority of the voting power; (b) Gravitics shall have obtained all necessary waivers, permits, consents and approvals; (c) accuracy of Gravitics’ representations and warranties; (d) performance by Gravitics of its covenants; (e) no pending legal proceeding that would prevent the Merger; (f) delivery of customary closing certificates; (g) execution of Lock-Up Agreements by individuals agreed upon by the parties; (h) delivery of audited financial statements compliant with SEC regulations; (i) no Company Material Adverse Effect shall have occurred; (j) the D&O Tail Policy shall have been obtained.

The obligation of Gravitics to consummate the Merger is subject to the satisfaction of additional conditions, including: (a) approval by the Non-Invasive Monitoring Systems Board, Merger Sub’s sole director, and Merger Sub’s sole stockholder; (b) Non-Invasive Monitoring Systems shall have obtained all necessary waivers, permits, consents and approvals; (c) accuracy of Non-Invasive Monitoring Systems’ representations and warranties; (d) performance by Non-Invasive Monitoring Systems of its covenants; (e) no pending legal proceeding that would prevent the Merger; (f) adoption of the Equity Incentive Plan; (g) delivery of customary closing certificates; (h) transfer agent certification of outstanding shares; (i) resignations of prior directors and officers and appointment of new directors and officers; no Parent Material Adverse Effect (as defined in the Merger Agreement) shall have occurred; (l) the Non-Invasive Monitoring Systems Common Stock will be DTC-eligible with no “freeze” or “chill”; and (m) Non-Invasive Monitoring Systems shall have no debt other than the approximately $1,110,000 (plus accrued interest) to be converted or repaid.

The Merger Agreement includes customary closing conditions, and is also conditioned upon, among other things, that (i) the Reverse Stock Split will have been approved by the Non-Invasive Monitoring Systems stockholders and FINRA, and will have become effective, (ii) the Form S-4 Registration Statement will have been declared effective by the SEC, (iii) the Uplisting will have been approved by Nasdaq, (iv) the Public Offering will be ready for consummation immediately prior to or at the Effective Time, (v) Non-Invasive Monitoring Systems’ outstanding debt in the amount of $809,706 will have been converted into shares of Non-Invasive Monitoring Systems Common Stock, (vi) approval of Merger Sub’s sole stockholder and the Gravitics stockholders will have been obtained, (vii) each of the individuals agreed upon by the parties will have executed and delivered a Lock-Up Agreement in the form mutually acceptable to the parties, (viii) all individuals who served as directors and/or officers of Non-Invasive Monitoring Systems immediately prior to the Effective Time will have resigned, which resignations shall be effective as of the Effective Time, and new directors and officers will have been appointed, and (ix) Non-Invasive Monitoring Systems will have adopted the Equity Incentive Plan. Notwithstanding the foregoing, the Merger will not close unless the Public Offering is ready for consummation immediately prior to or at the Effective Time and Nasdaq shall have approved the Uplisting of the Non-Invasive Monitoring Systems Common Stock.

Termination of the Merger Agreement

The Merger Agreement provides that it may be terminated at any time prior to the Effective Time (i) by mutual agreement, (ii) by either Non-Invasive Monitoring Systems or Gravitics if the Closing has not occurred by September 30, 2026, or on such other date that Non-Invasive Monitoring Systems and Gravitics may mutually agree upon, (iii) by operation of law, or (iv) by Non-Invasive Monitoring Systems or Gravitics if the other party has not satisfied any of the closing conditions, or has breached or failed to observe or perform in any material respect any of its covenants or obligations under the Merger Agreement (if such breach is not cured within ten (10) days following written notice of such breach) by the Closing Date.

54

Effect of Termination

Upon termination of the Merger Agreement, the Agreement shall become void and there shall be no liability on the part of any non-defaulting party. In the event that any party shall fail or refuse to consummate the Merger or if any default or breach occurs that results in the failure to consummate the Merger, the non-defaulting party shall be entitled to seek money damages or an order of specific performance from a court of competent jurisdiction, provided that the non-defaulting party files its request within forty-five (45) days after it becomes aware of the failure. The non-defaulting party shall also be entitled to court costs and reasonable attorneys’ fees.

Each party acknowledges that the termination fee provisions are an integral part of the Merger and that without these provisions, the parties would not enter into the Agreement. The parties agree that any amount payable as a termination fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate the party in the circumstances in which such amount is payable. Payment of the termination fee shall, in the circumstances in which it is owed, constitute the sole and exclusive remedy of the non-terminating party following the termination of the Agreement, except for claims of fraud or willful breach.

If the Merger Agreement is terminated by either party for any reason other than the other party failing to satisfy their closing conditions prior to the termination date, then the terminating party will pay the other party a nonrefundable fee in the amount of $250,000.

Fees and Expenses

Except as otherwise provided in the Merger Agreement, each party thereto shall pay its own expenses incident to the Merger Agreement and the Transactions contemplated therein.

Amendments; Extensions and Waivers

The Merger Agreement may be amended by an instrument in writing signed by all the parties thereto. No waiver of any party to the Merger Agreement shall be effective unless it is in a writing signed by the party granting the waiver.

Specific Performance

The parties to the Merger Agreement agreed that irreparable damage would occur if any provision thereof were not performed in accordance with the terms thereof and it was accordingly agreed that the parties thereto will be entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement (in addition to any other remedy to which such party is entitled at law or in equity). Each party to the Merger Agreement agreed that it shall not oppose the granting of an injunction, specific performance and other equitable relief as provided therein on the basis that (i) any party to the Merger Agreement has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity. In addition, each party to the Merger Agreement agreed that no party thereto will be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtain an injunction or specific performance.

ANCILLARY AGREEMENTS

Lock-Up Agreements

Prior to the Effective Time, each of the Combined Company’s officers and directors and certain of the Combined Company’s stockholders have agreed to be subject to a lock-up period of 180 days following the closing of the Public Offering and Non-Invasive Monitoring Systems have agreed to be subject to a lock-up period of 180 days the closing of the Offering. This means that, during the applicable lock-up period, subject to certain exceptions, Non-Invasive Monitoring Systems may not issue, enter into an agreement to issue or announce the issuance or proposed issuance of the shares or any other securities convertible into, or exercisable or exchangeable for, shares of Non-Invasive Monitoring Systems Common Stock, and such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of shares of Non-Invasive Monitoring Systems Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Non-Invasive Monitoring Systems Common Stock. The underwriters for the Public Offering may, in their sole discretion and without notice, waive the terms of any of these lock-up agreements. Non-Invasive Monitoring Systems has also agreed to not issue any shares of Non-Invasive Monitoring Systems Common Stock or common stock equivalents in a variable rate transaction, subject to certain exceptions during the 180 following the closing of the Public Offering. The underwriters for the Public Offering may, in their sole discretion and without notice, waive the terms of this prohibition.

Executive Employment Agreement

At the Effective Time, Non-Invasive Monitoring Systems will assume employment agreements with certain current members of the Gravitics’ senior management in the form and substance acceptable to the parties.

Registration Rights Agreement

Within sixty (60) days after the Effective Time, the Combined Company will prepare and file a Registration Statement on Form S-1, or a Registration Statement on Form S-3, if the Combined Company is then eligible to use a Form S-3 (in either case, a “Resale Registration Statement”), with the SEC to register the resale of (a) all the Merger Shares that were not issued pursuant to the Form S-4 Registration Statement or are held by affiliates of the Combined Company, and (b) the shares Defender Opportunity LLC receives upon automatic conversion of a convertible promissory note at the effective time of the Merger, and the Combined Company will use reasonable best efforts to have such Resale Registration Statement declared effective as soon as practicable after the filing thereof.

55

MANAGEMENT OF THE COMBINED COMPANY AFTER THE MERGER

The following table provides information regarding the expected directors and executive officers of the Combined Company following the closing of the Merger:

Name	Age	Position
Colin A. Doughan	46	Chief Executive Officer and Chairman of the Board
Philip Wong	57	Chief Financial Officer
Michael J. Bowker	66	Chief Business Officer
Andrew P. Jones	58	Chief Operating Officer
James D. Royston	62	Chief Technology Officer
Lance W. Lord (General Retired)	79	Director
John C. Karas	69	Director
John M. Olson (General Retired)	56	Director
Wanda A. Sigur	68	Director
Mark A. Lawson	54	Director

Management of the Combined Company Following the Merger

Colin Doughan — Chief Executive Officer & Chairman of the Board

Colin Doughan has served as Co-Founder and Chief Executive Officer of Gravitics, a company developing large modules to support humans in space and enterprise services for commercial space stations, since March 2022. From January 2003 to February 2022, Mr. Doughan was Senior Finance and Business Operations Manager at Lockheed Martin, where he managed budgets and reporting for multi-billion dollar U.S. government programs, including nuclear programs for USSTRATCOM, launch range modernization at Vandenberg, and space situational awareness satellite constellations. From June 2010 to December 2019, concurrent with his role at Lockheed Martin, he was also Co-Founder of Altius Space Machines, a satellite servicing company, which was successfully acquired by Voyager Space Holdings in 2019. Mr. Doughan holds an MBA from the University of Nebraska and a Bachelor of Arts in Management and Marketing from Northwestern College. He holds an active Top Secret/SCI clearance.

Philip Wong — Chief Financial Officer

Philip Wong has served as our Chief Financial Officer since July 2026 and brings approximately 30 years of finance, strategy and engineering experience across the aerospace, satellite communications, technology and media industries. From September 2022 to November 2025, Mr. Wong served as Vice President and Divisional Chief Financial Officer at Viasat, Inc. (Nasdaq: VSAT), a global satellite communications company, where he led financial planning for Viasat’s global space networks, software and product development organizations, and integrated Inmarsat’s programs into the company’s engineering financial planning following the 2023 acquisition. From 2020 to 2021, he served as Senior Director of Financial Planning and Analysis at Pure Storage, Inc. (NYSE: PSTG), and from 2016 to 2020 as Head of Business Analytics and Strategy at Seagate Technology Holdings plc (Nasdaq: STX). Earlier in his career, Mr. Wong held leadership positions at Western Digital Corporation and Walt Disney Parks and Resorts; served as Director of Strategic Marketing at CallWave, Inc., where he supported the company’s 2004 initial public offering, including its Form S-1 registration statement; was a consultant at McKinsey & Company; held satellite engineering and program management roles at Hughes Space and Communications (subsequently acquired by The Boeing Company); and began his career supporting NASA’s microgravity research program, first as an intern and then in engineering roles spanning Space Shuttle mission operations and commercial research aboard the Mir space station. Mr. Wong holds Bachelor of Arts and Master of Engineering degrees in Engineering Science, with Honors, from the University of Oxford, and a Master of Business Administration, with Honors, from the UCLA Anderson School of Management.

Michael Bowker — Chief Business Officer

Michael Bowker has served as Vice President and Business Manager of Voyager Space Technology Systems, a San Diego-based aerospace company, since October 2023, where he is responsible for developing, capturing, and managing the company’s book of business. From June 2020 to October 2023, he was Vice President of Business Development at Voyager Space Holdings, Inc., leading business development strategy across the company and its portfolio companies. Prior to that, from October 2019 to August 2020, he was Chief Revenue and Operating Officer and a member of the Board of Directors of Altius Space Machines, Inc., a satellite servicing company that was acquired by Voyager Space Holdings. Mr. Bowker holds a Bachelor of Science in Ocean Engineering from the Florida Institute of Technology.

Andrew Jones — Chief Operating Officer

Andrew Jones has served as Vice President, Logistic Products of Gravitics, an aerospace company designing and manufacturing large pressurized space station and cargo modules, since June 2024. From March 2024 to June 2024, he was a Business Consultant to a space technology provider, advising on program management, engineering, and supply chain strategy. From March 2021 to March 2024, he was Director of Landers and Spacecraft (Programs, Engineering and Manufacturing) and a former member of the Board of Directors at Astrobotic Technology, Inc., a space robotics company, where he held P&L responsibility for lunar lander and satellite programs. Prior to that, from July 2018 to December 2020, he was Director of Engineering (and, from November 2019, also Program Manager) at The Spaceship Company (Virgin Galactic), a commercial human spaceflight company. Mr. Jones holds a BEng in Mechanical Engineering and Energy Studies from University College Cardiff UK.

James Royston — Chief Technical Officer

James D. Royston has served as our Chief Technology Officer since May 2026 and brings more than 25 years of executive leadership experience across NASA programs, human spaceflight, commercial space infrastructure, launch operations, and national security missions. Mr. Royston co-founded L2 Aerospace in 2010 and led its evolution into L2 Solutions, LLC (doing business as OmniTeq), where, as Co-Founder and Chief Executive Officer, he built the company into a provider of artificial intelligence, advanced analytics, mission systems, cybersecurity, and aerospace technologies serving government and commercial customers. During this period, he also helped establish and grow SEOPS, a commercial launch integration and space logistics company that was later spun out as an independent enterprise.

From August 2011 to September 2013, Mr. Royston served as Executive Director of the International Space Station U.S. National Laboratory at the Center for the Advancement of Science in Space (CASIS), where he established the operational organization responsible for managing the ISS National Laboratory and expanded commercial and academic utilization of the orbiting research platform through partnerships with NASA, the National Institutes of Health, research institutions, and Fortune 500 companies.

From April 2000 to June 2010, Mr. Royston served multiple roles including President and Chief Executive Officer of Astrotech Corporation and SPACEHAB, Inc. (Nasdaq), where he led the company’s financial and operational turnaround, restructured approximately $60 million of debt into equity, restored profitability, and oversaw spacecraft processing, payload integration, and launch operations supporting civil, commercial, and national security missions.

Earlier in his career, he held leadership positions with United Space Alliance, Orbital Sciences Corporation, and NASA’s Goddard Space Flight Center, supporting the Space Shuttle Program, Hubble Space Telescope servicing missions, and advanced spaceflight systems development. Mr. Royston holds a Bachelor of Science degree in Electrical Engineering and Mathematics from Alfred University and is the holder of multiple U.S. patents related to superconducting systems and advanced propulsion technologies.

56

Board of Directors of the Combined Company Following the Merger

General Lance W. Lord, USAF (Retired)

General Lord retired in April 2006 after 37 years of continuous military service. He last served as Commander, Air Force Space Command from 2002-2006 during which he was responsible for the development, acquisition and operation of Air Force space and missile weapon systems. General Lord currently serves as the Chairman of OmniTeq (Since 2021) and founded its predecessor L2 Aerospace LLC. General Lord also currently serves as Chairman of the Board of Frequency Electronics Corporation. For the last five years, General Lord is the President of the VirnetX Senior Advisory Board and a member of the Iridium Communications Government Advisory Board, a member of General Dynamics Mission Systems Senior Advisory Group. He is the 2025 recipient of the American Astronautical Society’s Industrial Leadership Award. General Lord is the 2026 recipient of the Space Foundation’s General James E. Hill, Lifetime Space Achievement Award.

General Lord is also Past President of the Association of Air Force Missileers. General Lord is a graduate of Squadron Officers School, a distinguished graduate of Air Command and Staff College and the Secretary of the Air Force Leadership award recipient at Air War College. He has a bachelor’s degree in education, a master’s degree in industrial management and an Honorary Doctorate in Aerospace Science.

Mr. John Karas

Mr. John Karas has over 40 years of leadership experience in the aerospace, defense, and space industries. Prior to retiring from Lockheed Martin Corporation in 2017, Mr. Karas held a variety of senior executive positions with Lockheed Martin and its heritage companies, General Dynamics and Martin Marietta. Mr. Karas received a Bachelor of Science degree in Electrical Engineering from the Georgia Institute of Technology and is a Full Member of the International Academy of Astronautics and an Associate Fellow of the American Institute of Aeronautics and Astronautics.

Mr. Karas served as Vice President and General Manager of Lockheed Martin’s Human Space Flight line of business, overseeing programs including the Space Shuttle External Tank program, United Space Alliance shuttle operations, and the Orion deep-space exploration vehicle program. He also served as Deputy Vice President and General Manager of the Strategic and Missile Defense line of business and previously served as Vice President and Program Manager for the Atlas III and Atlas V launch vehicle programs.

Mr. Karas has served as an advisor to organizations in the commercial, civil, and national security space sectors. For the last five years, he has served on the Aeronautics and Space Engineering Board of the National Academies and has participated in independent review teams and advisory efforts supporting major launch and space programs. Mr. Karas previously served as Chairman of the independent Board of Directors of United Space Alliance.

General John Olson, USAF Retired

Chairman of the Board for AXE H2O | CEO for AXIONS Corporation | Board Director

Dr. John Olson a retired U.S. Air Force Major General, has served as Executive Chairman of Radiate Ventures since January 2026, and as Chairman of the Board of AXE H2O since March 2026. He has also served as President, Chief Executive Officer, and Chairman of AXIONS Corporation and as Founder and Chief Innovation Officer of Outcome Inc., both since November 2023, and as a part-time Special Government Employee for the Defense Innovation Unit since December 2024. From January 2022 to January 2023, concurrent with his service in the U.S. Space Force, he was the first Chief Data and AI Officer for the Department of the Air Force at the Pentagon. From June 2021 to November 2024, he served in the U.S. Space Force as Chief of Space Operations Mobilization Assistant, and from April 2021 to September 2021, as Chief Technology and Innovation Officer. These and prior roles culminate in 36+ years of distinguished public service.

His academic credentials are extensive: five engineering degrees including a Doctorate in Industrial and Systems Engineering, executive education from Harvard, MIT, Stanford, Johns Hopkins, UNC-Chapel Hill, and the Naval Postgraduate School. He speaks five languages, is a U.S. Air Force Test Pilot School graduate with experience in 83 aircraft and served in a critical trusted leadership role as an Airborne Emergency Action Officer on the Airborne Nuclear Command Post.

Ms. Wanda A. Sigur

Ms. Wanda A. Sigur has been selected to join the Board of Directors of Gravitics Holdings, Inc. Ms. Sigur is an aerospace executive and consultant with more than 40 years of experience in the aerospace and space industries. Since 2018, she has served as President and Founder of Lambent Engineering LLC, where she provides consulting services to emerging space exploration and aerospace companies.

Prior to founding Lambent Engineering, Ms. Sigur held a variety of senior leadership positions during her 38-year career with Lockheed Martin Space Systems. Most recently, from 2014 to 2017, she served as Vice President and General Manager of Civil Space, where she was responsible for major national space programs supporting human spaceflight, planetary science, solar and astrophysical exploration, and Earth observation missions for civil government agencies.

Ms. Sigur has served as a member of the Board of Directors of Charles Stark Draper Laboratory, Inc. since 2021. She is a member of the National Academy of Engineering, the International Academy of Astronautics, and the Texas Academy of Medicine, Engineering, Science & Technology. Ms. Sigur received a Bachelor of Science degree in Materials Science and NanoEngineering from Rice University and a Master of Business Administration from Tulane University.

57

Mr. Mark Lawson

Mr. Mark Lawson is an experienced corporate finance executive with 20 years of leadership in M&A, capital markets, and corporate governance, both within North America and in the emerging markets.

Mr. Lawson has served as Chief Growth Officer of PUR, a certified B Corp and global leader in nature-based carbon insetting solutions, since November 2025. From March 2023 to November 2025, he was Chief Growth Officer of Invert Inc., a carbon finance company. From September 2022 to December 2024, he was Chairman and Audit Committee Chair of Twenty20 Energy, an energy transition company. Prior to that, from January 2009 to February 2023, he was Managing Partner of Four Paths Partners, a principal investing and investment banking advisory firm focused on the energy, energy transition, and technology sectors. Mr. Lawson has also served as a Director and Chair of the Audit & Transaction Committee of Helus Pharma (Nasdaq: HELP), a clinical-stage neuropsychiatry company, since November 2020.

Mr. Lawson received his Bachelor of Arts in Statistical Sciences from The University of Western Ontario, Canada, and his MBA from The Richard Ivey School of Business, University of Western Ontario, Canada. A former elite athlete, he was Co- Captain of the undefeated, University of Western Ontario Mustangs National Championship Football Team, and an Inductee into the University of Western Ontario Varsity Athletics Wall of Champions. Mr. Lawson also serves on the board of the Hugh & Ilene Lawson Charitable Organization (HILCO), which supports inclusive educational opportunities for students pursuing higher education.

Director Independence

Upon closing of the Merger Non-Invasive Monitoring Systems expects that 5 of the 6 members of the board of directors of the Combined Company will meet the criteria for independence as defined by the rules of Nasdaq. The Combined Company board of directors will determine the independence of directors annually based on a review by the directors and the Nominating and Corporate Governance Committee. In determining whether a director is independent, the Combined Company board of directors will determine whether each director meets the objective standards for independence set forth in the rules of Nasdaq.

Meetings of Independent Directors

The board of directors of the Combined Company will require that the independent directors meet without management present at each meeting. The Chair of the Nominating and Corporate Governance Committee presides at the meetings of the independent directors.

Committees of the Board

The standing committees of the board of directors of the Combined Company following the Effective Time of the merger will include an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each as further described below. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee will be composed exclusively of directors who are independent under the rules of Nasdaq and the SEC.

Other committees may also be established by the board of directors of the Combined Company from time to time.

Audit Committee. Our Audit Committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee will initially be composed of Mark Lawson, John Olson and John Karas, with Mr. Lawson serving as chair. The Company’s Board has determined that Mr. Olson and Mr. Karas are each “financially sophisticated audit committee members” and Mr. Lawson is an “audit committee financial expert” in accordance with the Nasdaq listing rules and SEC rules, respectively. All members of the Audit Committee are independent under Nasdaq listing standards and SEC rules. The Audit Committee operates under a written charter adopted and approved by the Non-Invasive Monitoring Systems Board. The Audit Committee is responsible for: (i) the appointment, compensation and oversight of our independent auditors; (ii) overseeing the quality and integrity of our financial statements and related disclosures; (iii) overseeing our compliance with legal and regulatory requirements; (iv) assessing our independent auditors’ qualifications, independence and performance; and (v) monitoring the performance of our internal audit and control functions.

Compensation Committee. The Compensation Committee will initially be composed of Lance Lord, John Karas and Wanda Sigur, with Mr. Lord serving as chair. All of the members of the Compensation Committee are independent as defined by Nasdaq listing rules and are non-employee directors. The Compensation Committee provides recommendations to the Non-Invasive Monitoring Systems Board regarding compensation matters and oversees the Company’s incentive and compensation plans. The Compensation Committee operates under a written charter adopted and approved by the Non-Invasive Monitoring Systems Board. The Compensation Committee has the power to delegate its authority and duties to subcommittees or individual members of the Compensation Committee or, to the extent permitted by the terms of any plan, to officers of our Company or other persons, in each case as it deems appropriate in accordance with applicable laws and regulations and the requirements of Nasdaq. Management input is taken into consideration in assessing the performance and pay levels of our key management employees as well as the establishment of bonus measures and targets, but ultimate decision-making regarding compensation of our named executive officers remains with the Compensation Committee.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will initially be composed of John Olson, Lance Lord and Wanda Sigur, with Mr. Olson serving as chair. All of the members of the Nominating and Corporate Governance Committee are independent as defined by the Nasdaq listing rules. The Nominating and Corporate Governance Committee is responsible for, among other things, assisting the Non-Invasive Monitoring Systems Board by actively identifying individuals qualified to become directors; recommending to the Non-Invasive Monitoring Systems Board the director nominees for election at the next annual meeting of stockholders; and making recommendations with respect to corporate governance matters. The Nominating and Corporate Governance Committee operates under a written charter adopted and approved by the Non-Invasive Monitoring Systems Board. Under our Nominating and Corporate Governance Committee Charter, the Committee must be informed by a director in advance of any director accepting an invitation to serve on another public company board. The Committee will inform the Chairman of the Board of any such information. In addition, no director may sit on the board of directors, or beneficially own more than 1% of the outstanding equity securities, of any of the Company’s competitors in the Company’s principal lines of business.

58

Codes of Ethics and Business Conduct

Following the consummation of the Merger, the Combined Company will adopt a Code of Ethics and Business Conduct which is applicable to all employees, officers and directors. The Code of Ethics and Business Conduct will cover topics including, but not limited to, conflicts of interest, confidentiality of information and compliance with laws and regulations. The Code of Ethics and Business Conduct will constitute a “code of conduct” within the meaning of Rule 5610 of the Nasdaq listing rules and a “code of ethics” within the meaning of Section 406(b) of the Sarbanes-Oxley Act of 2002 and applicable SEC regulations. The Code of Ethics and Business Conduct will be available on the Combined Company’s website at www.gravitics.com. Amendments to, or waivers of the provisions of, the Code of Ethics and Business Conduct, if any, made with respect to any of the Combined Company’s directors and officers will be posted on the Combined Company’s website at www.gravitics.com/investors. The website address of the Combined Company’s is provided as inactive textual references only. The information provided on the website of the Combined Company’s is not part of this information statement/prospectus and, therefore, is not incorporated herein by reference.

COMBINED COMPANY COMPENSATION INFORMATION

This section discusses the material components of the executive compensation program applicable to Non-Invasive Monitoring Systems and Gravitics, as applicable, for the fiscal year ended December 31, 2025, with respect to each individual who is expected to serve as an executive officer of the Combined Company following the Merger.

The executive officers of the Combined Company will be:

●	Colin Doughan, Chief Executive Officer;
●	Philip Wong, Chief Financial Officer;
●	Andrew Jones, Chief Operating Officer;
●	Michael Bowker, Chief Business Officer; and
●	Jim Royston, Chief Technology Officer.

Summary Compensation Table

The following table sets forth information concerning the historical compensation paid by Non-Invasive Monitoring Systems and Gravitics, as applicable, to each individual who will serve as an executive officer of the Combined Company following the Merger with respect to the fiscal years ended December 31, 2025 and December 31, 2024.

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)(1)(2)	($)	($)
Colin Doughan	2025	250,000	—	—	—	—	250,000
Chief Executive Officer	2024	220,833	—	—	—	—	220,833
Andrew Jones	2025	255,000	—	—	—	—	255,000
Chief Operating Officer	2024	94,615	—	—	24,970	—	119,585
Michael Bowker	2025	71,987	—	—	12,317	—	84,304
Chief Business Officer(3)	2024	—	—	—	—	—	—

(1) These amounts represent the aggregate grant date fair value for option awards granted during our fiscal years ended December 31, 2025 and 2024, as applicable, computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 14 of the Gravitics financial statements for the year ended December 31, 2025.

(2) Mr. Jones was appointed as Chief Operating Officer of Gravitics on May 1, 2026.

(3) Mr. Bowker was appointed as Chief Business Officer of Gravitics on May 1, 2025.

59

Equity Compensation

Outstanding Equity Awards at Fiscal Year-End

The table below provides information with respect to outstanding equity awards held by each individual who will serve as an executive officer of the Combined Company following the Merger as of December 31, 2025.

		Option Awards					Stock Awards
Name	Grant Date	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Number of securities underlying unexercised unearned options	Option exercise price ($)	Option expiration date	Number of shares that have not vested	Market value of share or units of stock that have not vested ($)
Colin Doughan	11/23/2022	—	—	—	—	—	166,770	203,459
Andrew Jones	3/4/2025	23,611	—	43,056	$0.63	11/12/2034	—	—
Michael Bowker	4/28/2025	—	—	40,000	$0.63	5/20/2035	—	—

60

Employment Agreements

Upon consummation of the Merger, the Combined Company will assume the following employment agreements:

Colin Doughan, Chief Executive Officer. The Company entered into an executive employment agreement with Mr. Doughan, effective May 1, 2026, providing for at-will employment as our Chief Executive Officer. The agreement provides for an annual base salary of $375,000 and eligibility for equity awards under our long-term incentive plans, including an initial stock option grant. If we terminate Mr. Doughan without cause, we must provide 365 days’ prior written notice (during which we may impose paid garden leave); if he resigns for good reason, he is entitled to cash severance equal to 12 months’ base salary plus continued health coverage, subject to a release. Upon a qualifying termination within 24 months following a change in control, his unvested time-based equity awards vest in full. Mr. Doughan is subject to confidentiality, intellectual property assignment, non-disparagement, a nine-month post-termination non-competition covenant, and three-month employee and customer non-solicitation covenants.

Philip Wong, Chief Financial Officer. The Company entered into an executive employment agreement with Mr. Wong, effective June 5, 2026, providing for at-will employment as our Chief Financial Officer. The agreement provides for an annual base salary of $400,000, an initial stock option to purchase 310,000 shares vesting monthly over three years, and three annual incentive option tranches of 51,666, 51,666, and 51,667 options, respectively, for fiscal years 2026 through 2028, subject to performance vesting. If we terminate Mr. Wong without cause, we must provide 365 days’ prior written notice (during which we may impose paid garden leave); if he resigns for good reason, subject to a 15-business-day Company cure period, he is entitled to cash severance equal to 12 months’ base salary, paid in installments over the severance period, plus eligibility to elect continued health and welfare coverage during that period, subject to a release. Upon a qualifying termination within 24 months following a change in control, his unvested time-based equity awards vest in full. Mr. Wong is subject to confidentiality, intellectual property assignment, non-disparagement, a nine-month post-termination non-competition covenant, and three-month employee and customer non-solicitation covenants.

Michael Bowker, Chief Business Officer. The Company entered into an executive employment agreement with Mr. Bowker, effective May 1, 2026, providing for at-will employment as our Chief Business Officer. The agreement provides for an annual base salary of $275,000, an initial stock option to purchase 310,000 shares vesting monthly over three years, and three annual incentive option tranches of 51,666 options each for fiscal years 2026 through 2028. If we terminate Mr. Bowker without cause, we must provide 365 days’ prior written notice (during which we may impose paid garden leave); if he resigns for good reason, he is entitled to cash severance equal to 12 months’ base salary plus continued health coverage, subject to a release and a 15-business-day cure period. Upon a qualifying termination within 24 months following a change in control, his unvested time-based equity awards vest in full. Mr. Bowker is subject to confidentiality, intellectual property assignment, non-disparagement, a nine-month post-termination non-competition covenant, and three-month employee and customer non-solicitation covenants.

Andrew Jones, Chief Operating Officer. The Company entered into an executive employment agreement with Mr. Jones, effective May 1, 2026, providing for at-will employment as our Chief Operating Officer. The agreement provides for an annual base salary of $275,000, an initial stock option to purchase 310,000 shares vesting monthly over three years, and three tranches of performance-based annual incentive options for fiscal years 2026 through 2028. If we terminate Mr. Jones without cause, we must provide 365 days’ prior written notice (during which we may impose paid garden leave); if he resigns for good reason, he is entitled to cash severance equal to 12 months’ base salary plus continued health coverage, subject to a release. Upon a qualifying termination within 24 months following a change in control, his unvested time-based equity awards vest in full. Mr. Jones is subject to confidentiality, intellectual property assignment, non-disparagement, a nine-month post-termination non-competition covenant, and three-month employee and customer non-solicitation covenants.

Jim Royston, Chief Technology Officer. The Company entered into an executive employment agreement with Mr. Royston, effective May 1, 2026, providing for at-will employment as our Chief Technology Officer. The agreement provides for an annual base salary of $275,000, an initial stock option to purchase 310,000 shares vesting monthly over three years, and three annual incentive option tranches of 51,666 options each for fiscal years 2026 through 2028, subject to performance goals. If we terminate Mr. Royston without cause, we must provide 365 days’ prior written notice (during which we may impose paid garden leave); if he resigns for good reason, he is entitled to cash severance equal to 12 months’ base salary plus continued health coverage, subject to a release. Upon a qualifying termination within 24 months following a change in control, his unvested time-based equity awards vest in full. Mr. Royston is subject to confidentiality, intellectual property assignment, non-disparagement, a nine-month post-termination non-competition covenant, and three-month employee and customer non-solicitation covenants.

Director Compensation

None of the individuals who will serve as non-employee directors of the Combined Company following the Merger received compensation in the year ended December 31, 2025.

BUSINESS OF NON-INVASIVE MONITORING SYSTEMS, INC.

General

Non-Invasive Monitoring Systems was incorporated under the laws of the State of Florida on July 16, 1980. Non-Invasive Monitoring Systems’ offices are located at 4400 Biscayne Boulevard, Miami, Florida, 33137 and its telephone number is (305) 575-4200.

Company Overview

Non-Invasive Monitoring Systems’ primary business previously consisted of research, development, manufacturing, marketing and sales of non-invasive, motorized, whole body periodic acceleration (WBPA) platforms. These therapeutic acceleration platforms are intended as aids to temporarily increase local circulation for temporary relief of minor aches and pains, produce local muscle relaxation and reduce morning stiffness.

In May 2019, Non-Invasive Monitoring Systems effectively discontinued operations. Since that time, Non-Invasive Monitoring Systems has been a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act, and its main business focus has been to seek, investigate and engage in a business combination with a private entity whose business presents an opportunity for its stockholders. At the Effective Time, Non-Invasive Monitoring Systems plans to change its business focus to the business of Gravitics, which designs and manufactures large space structures including orbital carriers, cargo logistics spacecraft, and space station modules to be used for commercial development in earth orbit and beyond. In connection with the Merger, Non-Invasive Monitoring Systems intends to change its name to “Gravitics Holdings, Inc.”

Products

Non-Invasive Monitoring Systems currently has no inventory and does not have any products available for sale.

Properties

Non-Invasive Monitoring Systems’ principal corporate office is located at 4400 Biscayne Blvd., Miami, Florida. Non-Invasive Monitoring Systems occupies this space from Frost Real Estate Holdings, LLC, which is a company controlled by Dr. Phillip Frost, a member of Non-Invasive Monitoring Systems Board and one of Non-Invasive Monitoring Systems’ largest beneficial shareholders. Non-Invasive Monitoring Systems previously leased the approximately 1,800 square feet under a lease agreement, which commenced with a five-year term on January 1, 2008 and expired on December 31, 2012, and then Non-Invasive Monitoring Systems went on a month-to-month basis and then in February 2016 the office space rent was reduced to $0 per month.

61

Employees

Non-Invasive Monitoring Systems has no full-time employees.

Legal Proceedings

Non-Invasive Monitoring Systems has no knowledge of any material, active, pending or threatened proceeding against Non-Invasive Monitoring Systems or its subsidiaries, nor is Non-Invasive Monitoring Systems, or any subsidiary, involved as a plaintiff or defendant in any material proceeding or pending litigation.

NON-INVASIVE MONITORING SYSTEMS’ MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the historical consolidated financial statements and related notes included elsewhere in this information statement/prospectus. This discussion contains forward-looking statements reflecting Non-Invasive Monitoring Systems’ current expectations and estimates and assumptions concerning events and financial trends that may affect Non-Invasive Monitoring Systems’ future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” appearing elsewhere in this information statement/prospectus.

Overview

The Company previously was engaged in the development, manufacture and marketing of non-invasive, whole body periodic acceleration (“WBPA”) therapeutic platforms, which are motorized platforms that move a subject repetitively head to foot. The Company discontinued operations in May 2019; accordingly, certain liabilities are classified as discontinued operations.

Critical Accounting Policies and Estimates

The Company’s discussion and analysis of its financial condition and results of operations are based upon its consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, the Company evaluates its estimates, including those related to income taxes. The Company’s bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. A more detailed discussion on the application of these and other accounting policies can be found in the Notes to the Consolidated Financial Statements set forth in this prospectus. While the Company believes that the factors it evaluates provide it with a meaningful basis for establishing and applying sound accounting policies, the Company cannot guarantee that the results will always be accurate. Since the determination of these estimates requires the exercise of judgment, actual results could differ from such estimates.

Results of Operations

The Company discontinued operations in May 2019. The Company is assessing potential mergers, acquisitions and strategic collaborations.

Three and six months ended June 30, 2026 compared to three and six months ended June 30, 2025

General and administrative costs and expenses. General and administrative (“G&A”) costs and expenses were $261,000 and $404,000 for the three and six months ended June 30, 2026, respectively, as compared to $26,000 and $49,000 for the three and six months ended June 30, 2025, respectively. The $355,000 increase for the six months ended June 30, 2026, was primarily due to professional fees associated with the planned Merger with Gravitics.

Interest expense. Net interest expense was $23,000 and $43,000 for the three and six months ended June 30, 2026, respectively, as compared to $16,000 and $32,000 for the three and six months ended June 30, 2025. The interest expense is related to the Promissory Notes described in Note 6 to the accompanying unaudited condensed consolidated financial statements.

Net loss. Net loss was $284,000 and $447,000 for the three and six months ended June 30, 2026, respectively, as compared to $42,000 and $81,000 for the three and six months ended June 30, 2025, respectively. The $242,000 and $366,000 increase for the three and six months ended June 30, 2026, respectively, was primarily due to increased G&A that was partially offset by increased interest expense on related party notes payable.

Going Concern. The Company’s condensed consolidated financial statements have been prepared and presented on a basis assuming it will continue as a going concern. As reflected in the accompanying condensed consolidated financial statements, the Company had net losses of approximately $447,000 and $81,000 for the six months ended June 30, 2026 and 2025, respectively, and has experienced continuous cash outflows from operating activities. The Company also has an accumulated deficit of approximately $29,565,000 as of June 30, 2026. The Company had approximately $160,000 of cash and a total shareholders’ deficit of $1,443,000 at June 30, 2026. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

Five Month Transition Period Ended December 31, 2025 Compared to Five Month Transition Period Ended December 31, 2024 (unaudited)

General and administrative costs and expenses. General and administrative (“G&A”) costs and expenses was $21,000 for the five months ended December 31, 2025, as compared to $77,000 for the five months ended December 31, 2024. This $56,000 net decrease was primarily associated with reduced professional fees and insurance expense as a result of insufficient capital to incur expense.

62

Total operating costs and expenses. Total operating costs and expenses from continuing operations was $21,000 for the five months ended December 31, 2025, as compared to $77,000 for the five months ended December 31, 2024. This $56,000 decrease was primarily due to G&A expense, as explained above.

Interest expense. Net interest expense was $28,000 and $24,000 for the five months ended December 31, 2025 and 2024, respectively. The interest expense is related to the Promissory Notes described in Note 7 to the accompanying consolidated financial statements.

Net loss. Net loss was $49,000 for the five months ended December 31, 2025, as compared to $101,000 for the five months ended December 31, 2024. This $52,000 decrease was primarily attributable to a reduction in the incurrence of operating expenses.

Year Ended July 31, 2025 Compared to Year Ended July 31, 2024

General and administrative costs and expenses. General and administrative (“G&A”) costs and expenses was $160,000 for the year ended July 31, 2025, as compared to $177,000 for the year ended July 31, 2024. This $17,000 net decrease was primarily associated with professional fees incurred in the year ended July 31, 2024.

An accounts payable adjustment resulting in a reduction of $118,000 was made in the year ended July 31, 2024.

Total operating costs and expenses. Total operating costs and expenses from continuing operations was $160,000 for the year ended July 31, 2025, as compared to $59,000 for the year ended July 31, 2024. This $101,000 increase was primarily due to a $118,000 accounts payable adjustment offset by a $17,000 decrease in professional fees.

Interest expense. Net interest expense was $62,000 for the year ended July 31, 2025, as compared to $54,000 for the year ended July 31, 2024. The interest expense is related to the Promissory Notes described in Note 7 to the accompanying consolidated financial statements.

Net loss. Net loss was $222,000 for the year ended July 31, 2025, as compared to $113,000 for the year ended July 31, 2024. This $109,000 increase was primarily attributable to a $118,000 accounts payable adjustment in prior fiscal year that was recognized as a reduction in operating expenses.

Liquidity and Capital Resources

The Company’s operations have been primarily financed through private sales of its equity securities and advances under promissory notes.

At June 30, 2026, we had approximately $160,000 of cash and accumulated deficit of approximately $29,565,000. We believe that the cash on hand at June 30, 2026 is not sufficient to meet our anticipated cash requirements for the next 12 months. No assurance can be given that such additional financing will be available on acceptable terms or at all.

We expect to incur losses for the foreseeable future. It is likely that we will be required to obtain additional external financing through public or private equity offerings, debt financings from shareholders or collaborative agreements. No assurance can be given that such additional financing will be available on acceptable terms or at all.

Current economic conditions have been, and continue to be, volatile and continued instability in these market conditions may limit our ability to access the capital in a timely manner. Additionally, the sales of equity or convertible debt securities may result in dilution to our stockholders.

Net cash used in operating activities was $336,000 and $48,000 for six months ended June 30, 2026 and 2025, respectively. This $288,000 increase in cash used in operating was primarily due to increases in professional fees for six months ended June 30, 2026.

Net cash provided by financing activities was $490,000 and $40,000 for six months ended June 30, 2026 and 2025, respectively, was primarily due to the proceeds from related party Promissory Notes described in Note 6 to the accompanying unaudited condensed consolidated financial statements.

Notes payable - related party are summarized in the following table (in thousands):

	As of June 30, 2026	As of December 31, 2025

(a) Notes payable- Frost Gamma Investments Trust	$150	$470
(b) Notes payable- Dr. Jane Hsiao	150	150
Total Notes payable - related party	$300	$620

(a) The Company has outstanding notes payable to Frost Gamma Investments Trust (“Frost Gamma”) which pertained to promissory notes issued in fiscal 2021 and 2022, in the principal amount of $75,000 and $75,000, respectively. The promissory notes accrue interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026, as amended on January 5, 2026. The Frost Gamma promissory note may be prepaid in advance of the maturity date without penalty. Frost Gamma is a trust controlled by Dr. Phillip Frost, a current director of the Company, and who beneficially owns in excess of 10% of the Company’s Common Stock.

63

On August 15, 2023, the Company entered into a new promissory note agreement with Frost Gamma in the principal amount of $200,000, which also accrues interest at a rate of 11% per annum, payable on the maturity date June 30, 2026, as amended on January 5, 2026. This promissory note may also be prepaid in advance of the maturity date without penalty.

On September 25, 2024, October 23, 2024, January 23, 2025 and August 27, 2025, the Company entered into new promissory note agreements with Frost Gamma in the aggregate principal amount of $120,000, which also accrues interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026, as amended on January 5, 2026. The promissory notes may also be prepaid in advance of the maturity date without penalty.

On August 27, 2025, the Company entered into a Promissory Note in the principal amount of $25,000 which also accrues interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026, as amended on January 5, 2026. The promissory notes may also be prepaid in advance of the maturity date without penalty.

On January 2, 2026, the Company entered into a Promissory Note in the principal amount of $100,000 which also accrues interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026, as amended on January 5, 2026. The promissory notes may also be prepaid in advance of the maturity date without penalty.

There were no payments made on the promissory notes to Frost Gamma. As of March 31, 2026 and December 31, 2025, total outstanding principal on notes payable balance to Frost Gamma was $570,000 and $470,000, respectively.

(b) The Company has outstanding notes payable Jane Hsiao, Ph.D. (“Dr. Hsiao”) which pertained to promissory notes issued in fiscal 2021 and 2022, in the principal amount of $75,000 and $75,000, respectively. The promissory notes accrue interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026, as amended on January 5, 2026. The promissory notes to Dr. Hsiao may be prepaid in advance of the maturity date without penalty. Dr. Hsiao is the Company’s Chairman and Interim CEO, and who beneficially owns in excess of 10% of the Company’s Common Stock.

There were no payments made on the promissory notes to Dr. Hsiao.

There were no payments made on the promissory notes to Dr. Hsiao and as such, total outstanding notes payable principal balance was $150,000 as of March 31, 2026 and December 31, 2025, respectively.

On January 5, 2026, the Company and each of Dr. Frost and Dr. Hsiao entered into amendments for each of the outstanding promissory notes to extend the maturity date from December 31, 2025 to June 30, 2026.

On May 7, 2026, the Company entered into a new promissory note agreement with Frost Gamma in the aggregate principal amount of $200,000 and Jane Hsiao in the aggregate principal amount of $100,000, which both also accrue interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026. The promissory notes may also be prepaid in advance of the maturity date without penalty.

On June 24, 2026, Non-Invasive Monitoring Systems used the proceeds from its sale of a convertible promissory note to Defender Opportunity LLC, a non-affiliated third party, in the principal amount of $809,706 (the “Note Sale Transaction”) to repay in full the amounts due under certain outstanding promissory notes of Non-Invasive Monitoring Systems (the “Original Notes”), consisting of an aggregate of $720,000 in principal and an aggregate of $89,706 of accrued and unpaid interest due thereon, which were held by Dr. Jane Hsaio and Dr. Frost. Following the Note Sale Transaction, Dr. Hsiao and an affiliate of Dr. Frost still hold promissory notes of the Company in the principal amounts of $150,000 and $150,000, respectively (collectively, the “Remaining Notes”). The Remaining Notes do not have conversion rights with respect to the amounts due thereunder. It is contemplated that the amounts due under the Remaining Notes will be repaid from the proceeds of the Public Offering.

On June 30, 2026, Non-Invasive Monitoring Systems entered into Fourth Amendments to certain Promissory Notes dated October 4, 2021 and September 16, 2022 in the combined principal amount of $150,000 with Frost Gamma Investments Trust (“Frost Gamma Notes”), a trust controlled by Dr. Frost. The maturity dates on the Frost Gamma Notes were amended from June 30, 2026 until September 30, 2026. On September 29, 2026, Non-Invasive Monitoring Systems entered into Fifth Amendments to the Frost Gamma Notes to further extend the maturity dates from September 30, 2026 to October 31, 2026. No other provisions of the Frost Gamma Notes were amended.

On June 30, 2026, Non-Invasive Monitoring Systems entered into Fourth Amendments to certain Promissory Notes dated October 4, 2021 and September 16, 2022 in the principal amount of $150,000 with Dr. Hsiao (the “Hsiao Notes”). The maturity dates on the Hsiao Notes were amended from June 30, 2026 until September 30, 2026. On September 29, 2026, Non-Invasive Monitoring Systems entered into Fifth Amendments to the Hsiao Notes to further extend the maturity dates from September 30, 2026 to October 31, 2026. No other provisions of the 2021 Hsiao Notes were amended.

64

BUSINESS OF GRAVITICS

Unless the context otherwise requires, references in this “Business of Gravitics” to “we”, “us”, “our”, and “the Company” are intended to mean the business and operations of Gravitics.

Overview

Gravitics’ Business

Gravitics is commercially developing space logistics and infrastructure hardware for national security, civil, and commercial markets. Gravitics’ platform — the Orbital Carrier is designed for commercial and space defense customers. The Orbital Carrier is a single platform that addresses three key markets:

(1)	The Golden Dome & Space Defense market:

●	Orbital Infrastructure Platforms
●	Sensors Layers
●	Space-based Interceptors
●	Tactically Responsive Space

(2)	The In-Space Cargo & Logistics market:

●	Point-to-point Cargo Delivery
●	Satellite Servicing
●	Orbital Transportation

(3)	The In-Space Economies market:

●	Orbital Data Centers
●	Space Stations
●	In-space Manufacturing

Founded in 2021, Gravitics has secured over $187M in contracted revenue and is positioned at the intersection of two converging markets: the buildout of commercial space stations and the rapid expansion of national security space, all intended to be built out from the Orbital Carrier.

65

Key Company Success Milestones

●	2021 – Gravitics is incorporated
●	2022 – Gravitics raises $15M seed round financing
●	2023 – Gravitics wins $1.7M SBIR US Space Force / SpaceWERX Contract to design Orbital Carriers
●	2024 – Gravitics signs $125M contract with Axiom Space to build infrastructure for Axiom Commercial Space Station
●	2024 – Gravitics wins NASA Space Act Agreement
●	2024 – Gravitics demonstrates components on MISSE mission to the International Space Station (a space exposure test for critical spacecraft materials, including protective coatings, solar cell material, and advanced ballistic shielding material)
●	2025 – Gravitics completes Preliminary Design Review (PDR) for Axiom Cargo Mission 1
●	2025 – Gravitics selected for $60M STRATFI Contract from US Space Force and Air Force Research Lab
●	2026 – Gravitics awarded MDA SHIELD ID/IQ for Golden Dome Missile Defense
●	2026 – Selected by Lockheed Martin to support a Department of War contract of national importance
●	2026 – Selected by NASA for an SBIR Phase 1 award with the title of Multiple-Downmass Hangar for Affordable and Frequent Commercial Sample Return
●	2026 – Gravitics signs a $270M Cargo Integration and Services Agreement with Axiom Space replacing and expanding the services to be provided under the 2024 contract with Axiom Space

Gravitics’ Markets

Golden Dome & Space Defense Overview

Gravitics’ Orbital Carrier is expected to be a game-changing platform that enables the U.S. Space Force to stage and execute counterspace operations—the holy grail in achieving space superiority as referenced in U.S. Space Force’s Space Warfighting: A Framework for Planners (March 2025). Gravitics is developing the Orbital Carrier to enable rapid response in earth orbit and cislunar space. Orbital Carriers pre-position, host, protect, deliver, and deploy critical assets to ensure the stability and security of valuable space assets and defend our home on earth.

With Gravitics’ $60 million STRATFI contract from US Space Force, we believe it has become one of the first and only companies in history to design and build space station infrastructure in support of national security objectives.

Value Proposition

Just as maritime aircraft carriers enhanced security on earth, Gravitics’ Orbital Carriers enable the fundamentals of war planning:

●	Pre-Positioning. Orbital Carriers enable the United States to forward-deploy and stage space assets — payloads, sensors, missile interceptors and response capabilities — in the orbits and inclinations most relevant to anticipated threat environments. Pre-positioning eliminates the costly and time-consuming process of launching from Earth in response to an emerging crisis, ensuring the right assets are already in the right orbital neighborhood when it matters most. Assets already on-orbit and forward-positioned can be tasked and maneuvered in a fraction of the time, providing a complementary layer of responsiveness that terrestrial launch alone cannot achieve. The result is a more resilient, more layered, and significantly faster national space response architecture.
●	Rapid Response. Speed of maneuver is what converts a pre-positioned asset into a decisive capability. Gravitics’ Orbital Carriers’ integrated propulsion capabilities enable on-demand delivery of mission payloads to any orbital slot, delivering the intended response faster than an adversary can adapt. Whether the mission is inspection, deterrence, or direct action, Gravitics’ Orbital Carriers collapse the decision-to-effect timeline from days or weeks to hours.

The combined value of Gravitics’ Orbital Carriers’ pre-positioning and rapid response is space superiority — the ability to operate freely in space while denying that freedom to adversaries. Today, the threats from near-peer adversaries like China and Russia have resulted in the U.S.’s Space Force working rapidly to deploy technologies to help mitigate the threats to our most critical national security space assets, such as global positioning satellites, intelligence, surveillance & reconnaissance (“ISR”) platforms, and communications satellites. Orbital Carriers are the first true form of deterrence that the United States has in space: not reactive, not dependent on ground-launch timelines, but persistent, maneuverable, and credible.

66

Orbital Carrier Mission Sets

Orbital Carriers are a platform that enables novel new mission sets. As the U.S. Space Force continues to grow its Tactically Responsive Space (“TacRS”) investment portfolio — spanning space mobility and logistics programs, operationally responsive space initiatives, and Congressional appropriations increasingly tied to on-orbit operations— Gravitics is positioned as the infrastructure layer that makes those investments more effective.

●	Golden Dome for America: Space-Based Missile Defense – Orbital Carriers are designed to operate as “host vehicles”, capable of pre-positioning assets for missile defense. Gravitics received a contract award from the Missile Defense Agency’s (“MDA”) Scalable Homeland Innovative Enterprise Layered Defense (SHIELD) MA-IDIQ contract. The award is part of a $151 billion, 10-year contract vehicle (through 2035) designed to rapidly develop and field advanced, multi-domain defenses against hypersonic, ballistic, and cruise missile threats.

●	Tactically Responsive Space Operations – Orbital Carriers enable a range of tactically responsive mission sets including space domain awareness, proximity operations, inspection, deterrence, and direct action (kinetic and non-kinetic effects). Unlike ground-launched responsive space concepts that depend on launch-on-demand timelines, Orbital Carriers provide persistent, pre-positioned capability that can be tasked and maneuvered in near-real-time. As the Department of War matures its operational doctrine for counterspace, Gravitics expects these mission sets to expand in scope and complexity — progressing from initial inspection and characterization missions toward more advanced operational concepts involving coordinated multi-carrier engagements, contested-orbit maneuver, and integrated sensor-to-effector chains. Gravitics’ $60 million STRATFI contract with the US Space Force directly supports the development of these capabilities, and Gravitics’ is actively engaging with operational stakeholders to ensure Orbital Carrier design evolves in step with emerging warfighter requirements.

In-Space Cargo & Logistics

Gravitics is committed to providing cargo logistics and infrastructure capabilities to enable the commercialization of low-earth orbit (“LEO”) destinations. Gravitics’ Orbital Carriers, manifested and outfitted for cargo, enable civil space agencies and commercial LEO destination operators to receive cargo at unprecedentedly low costs per unit mass and unit volume, while its capabilities provide an extension of the destinations’ volume, power, useful life, and mission scope. The volume and power augmentation the Orbital Carrier provides to the station supports cutting edge research in medicine, manufacture of advanced materials, and expanded scope and tasking of commercial LEO destination (“CLD”) astronauts.

●	Cargo Logistics: Gravitics’ Orbital Carrier Cargo Variant, outfitted with CLD station operators’ assets, enable cost-effective cargo delivery to commercial space stations. Gravitics delivers cargo while enabling station expansion and increased on-orbit activities – combining two or more missions into one -- thus greatly reducing the costs of station cargo logistics.
●	Space Infrastructure: The volume and power augmentation Gravitics’ pressurized cargo modules provide can enable additional spaces for crew quarters, research laboratories, and manufacturing centers, depending on customer needs. Gravitics’ modular design approach allows station operators to scale their facilities incrementally, adding capacity as demand grows without requiring station redesigns.

Gravitics’ market positioning supports the CLD and space station market with the construction of logistics and station augmentation modules for any new commercial space station operator. Gravitics’ commitment to building Orbital Carriers with scalable volume, power, and propulsion capabilities allows it to focus its time and resources into building for the whole industry. Gravitics’ goal is to accelerate the build out of multiple commercial LEO destinations, by increasing production of standardized Carriers, amortizing traditional station logistics and expansion costs into single mission sets, and leveraging the right technologies to grow the space economy.

In-Space Economies

Though Gravitics does not currently have contracts in this area it is pursuing future capabilities to address the following:

●	Pioneering Orbital Data Center Infrastructure: Gravitics’ Orbital Carriers’ large useable volume and scalable power and thermal capabilities are uniquely suited to host compute capability in orbit. Gravitics intends to capture market share in the emerging orbital data center (“ODC”) sector by offering its Orbital Carrier outfitted for use as infrastructure for space-based AI and Earth observation data processing.

67

●	Establishing Planetary Defense and NEO Reconnaissance Capabilities: Gravitics’ Orbital Carriers enable planetary defense missions by offering the rapid pre-positioning and deployment of deflection or observation assets to address near-Earth object (“NEO”) threats. As NASA and international partners expand investment in planetary defense readiness, Gravitics’ platforms provide the infrastructure to stage and deliver mission-critical payloads on compressed timelines. Gravitics is additionally testing the market for offering its Orbital Carrier architecture to civil and commercial organizations for asteroid prospecting applications. This pre-positioned system allows for the immediate deployment of observation or deflection payloads to intercept NEOs faster than Earth-launched alternatives, enabling viable planetary defense against NEOs.

Gravitics’ Competitive Strengths

A Clean Slate for the Next Generation Space Economy

Founded in 2021, Gravitics has designed its platforms from the ground up for the next generation of launch vehicles, commercial LEO destinations, and the emerging space economy — unconstrained by legacy tooling or architectures or outdated manufacturing processes.

The space economy is undergoing a fundamental paradigm shift. While NASA and the Department of War remain the largest customers in the space sector, the way systems are procured and fielded has changed dramatically. Government agencies are moving away from the cost-plus-fixed-fee (“CPFF”) contract structures that sustained large prime contractors for decades, and toward firm-fixed-price (“FFP”) and service-based acquisition models that reward cost discipline, production efficiency, and commercial viability. Simultaneously, capabilities that were once purely government research and development (“R&D”) programs — most notably the International Space Station — are transitioning to commercial operation, creating a market that demands new business models where investment decisions are driven by commercial economics rather than government development funding alone.

Gravitics was purpose-built for this environment. Where incumbent providers must work around decades-old designs, fixed production infrastructure, and cost structures optimized for cost-plus contracting, Gravitics has built its manufacturing and inspection methods to enable rapid iteration and change in vehicle form-factors to meet evolving customer needs. Gravitics’ core infrastructure architecture is designed to be readily reconfigured for custom mission requirements with relatively little mission-unique engineering, enabling a single production line to serve a wide range of applications — from pressurized cargo logistics to human-rated habitats to unmanned Orbital Carriers for national security missions. Gravitics is not adapting legacy systems for the new space economy — it is building the platforms the new space economy are expected to be built upon. This adaptability is intended to give Gravitics a structural cost and schedule advantage that is difficult for legacy manufacturers to replicate without significant capital investment and organizational change.

Pre-Positioning + Rapid Response Capabilities

Gravitics’ Orbital Carriers introduced a fundamentally new capability to the national security space architecture: the ability to pre-position assets on-orbit and rapidly deploy them on-demand — eliminating the time-consuming process of launching from earth in response to an emerging crisis. Similar to maritime carrier strike groups that are forward-deployed to regions of strategic interest, Orbital Carriers enable the United States to station payloads, sensors, interceptors, and response capabilities in the orbits most relevant to anticipated threat environments. Combined with Gravitics’ integrated propulsion capabilities, which collapse the decision-to-effect timeline from days to hours, Orbital Carriers represent the first true persistent deterrence platform in space.

Existing approaches to on-orbit responsiveness address pre-positioning and rapid response separately, but neither alone is sufficient to achieve space superiority. Conventional satellite buses can be pre-positioned in orbit and loiter, but a constellation-only approach to counterspace operations faces fundamental limitations. Achieving meaningful coverage across the relevant threat environment would require tens of thousands of satellites deployed across multiple orbital planes — a cost and schedule burden that is prohibitive at scale. More critically, most satellite buses in constellation lack the propulsion capacity to maneuver to new orbits within tactically relevant timelines. Pre-positioning without the ability to rapidly reposition offers presence, but not decisive capability.

68

Gravitics’ Orbital Carriers occupy a novel category with no direct incumbent — purpose-built for persistent on-orbit presence and the protection and rapid deployment of high-value assets, rather than traditional payload transfer. By combining pre-positioning and rapid response into a single integrated platform, Orbital Carriers close the gap that neither constellation architectures nor point-to-point delivery vehicles can address alone. No other company currently offers this paired capability, and Gravitics believes this positions it to capture a significant share of the Department of War’s growing investment in tactically responsive space operations, space mobility and logistics, and space-based missile defense.

Domestic Supplier with Favorable Cost Structure and Lead Times

Gravitics manufactures its platforms entirely within the United States, providing its customers — particularly those in national security and government markets — with a domestic supply chain that avoids the export control, regulatory, and security complexities associated with foreign-manufactured space hardware. This is a key pain point for many American companies working in advanced technology sectors such as space. For government customers navigating “Buy American” requirements and industrial base policy, and for commercial station operators seeking predictable delivery schedules, Gravitics’ domestic production capability represents a meaningful and growing competitive advantage.

Gravitics’ automated manufacturing approach delivers lower per-unit costs and significantly shorter production lead times compared to legacy providers of large, pressurized space structures, whose platforms rely on foreign production facilities, limited automation, and extended timelines.

Non-Exclusivity and Cross-Market Economics

Unlike providers that are captive to a single space station program or prime contractor, Gravitics has intentionally maintained a non-exclusive business model — positioning the Gravitics to sell cargo logistics modules, infrastructure, and services to any domestic or allied foreign station operator. This approach creates a powerful economic flywheel: as Gravitics serves multiple CLD operators, the amortization of its production infrastructure and engineering investment across a broader customer base drives down per-unit costs for every operator Gravitics serves. This is particularly significant for the CLD market, where logistics represents one of the most substantial recurring cost drivers for station operators. The more CLD programs Gravitics supports, the better the economics become for each of them — helping the industry credibly sustain more than one commercial station and strengthening the overall market. This same dynamic extends to Gravitics’ Orbital Carrier platforms, where amortization across both defense and commercial applications further reduces unit costs and accelerates production learning curves, benefiting customers in both markets simultaneously.

Gravitics’ Customers

Defense and National Security. As of the date of this prospectus, Gravitics is on contract with U.S. government customers, including the U.S. Space Force and the U.S. Missile Defense Agency (“MDA”), and with Lockheed Martin for a contract of national importance. Gravitics also provides mission design services with other U.S. government (“USG”) and commercial defense organizations as it works to further its customer base. Notable contracts include:

U.S. Space Force — $60 million STRATFI Contract (Orbital Carriers) — On March 27, 2026, Gravitics was awarded a contract by the United States Space Force, Space Systems Command under the Strategic Funding Increase (STRATFI) program, for an aggregate firm-fixed-price amount of $30,000,000. The STRATFI effort requires Gravitics to contribute its own funding toward the development effort in an amount equal to the government-funded amount. The contract milestone schedule separately identifies Gravitics’ commercial matching contributions specified in the contract alongside the government-funded milestone payments, and under the current milestone schedule such contributions are expected to equal $30,000,000. As of the date of this information statement/prospectus, Gravitics has allocated $13.3 million, raised in connection with its Series A financing. This Strategic Funding Increase contract supports the design, development, and orbital demo of Gravitics’ Orbital Carrier systems for national security space missions. The total period of performance is 30 months from the effective date of contract award, with final delivery on or before December 31, 2028. The contract is incrementally funded and provides for performance-based government payments upon successful completion of specified contractual milestones or performance criteria. The material government-funded milestones and associated payment amounts are as follows:

Milestone	Government Payment
STRATFI Kick-Off Meeting	$3,083,832
Launch Service and Long Leads Procurement	$2,399,451
MVP Delivery Rocket Mission Concept Refinement	$2,100,000
MVP Delivery Rocket Preliminary Design	$3,860,645
MVP Delivery Rocket Detailed Design	$1,756,072
Hatch and Kit Detailed Design	$1,538,257
Pathfinder Launch and On-Orbit Checkouts	$2,400,000
MVP Delivery Rocket Key Development Test Campaigns	$1,027,944
Pathfinder Mission Operations and Data Analysis	$3,600,000
MVP Delivery Rocket Hardware/Software Production	$6,000,000
MVP Delivery Rocket Protoqual and Hotfire Testing Campaigns	$1,833,799
Commercial Mission Vehicle / Launch Vehicle Integration	$400,000
Total	$30,000,000

Gravitics may request the applicable performance-based payment following successful completion of the related milestone or performance criterion, subject to determination by the Contracting Officer that the applicable requirements have been satisfied. The contract is subject to the standard Federal Acquisition Regulation termination-for-convenience and default provisions (see “Risk Factors - Risks Related to Gravitics’ Business - Gravitics is subject to extensive government regulations, and changes in laws or regulations or the manner of their interpretation or enforcement could adversely impact our financial performance and restrict our ability to operate our business or execute our strategies.”). This contract established Gravitics as the first company to develop space station-derived infrastructure for Department of War applications.

Missile Defense Agency — SHIELD MA-IDIQ (Orbital Carriers) — On January 16, 2026, Gravitics was awarded a contract by the Missile Defense Agency (MDA) as part of the Scalable Homeland Innovative Enterprise Layered Defense (SHIELD) MA-IDIQ, a $151 billion, 10-year contract vehicle (through 2035) designed to rapidly develop and field advanced, multi-domain defenses against hypersonic, ballistic, and cruise missile threats. The period of performance for the base order extends from January 21, 2026, through June 29, 2026, with data and reporting deliverables extending through December 28, 2035. Although the Government has no obligation to issue additional orders beyond the guaranteed minimum of $500, this contract positions Gravitics to compete for task orders supporting space-based missile defense architecture.

Prime Contractor Delivery (Orbital Carriers) — On May 26, 2026, Gravitics was awarded a Time and Material Definitive Subcontract by Lockheed Martin Corporation, acting through its Lockheed Martin Space business area, with an initial subcontract value of $249,900 on a time-and-materials basis. The period of performance commenced upon subcontract execution and extended through July 31, 2026. On August 17, 2026, the period of performance was extended through September 30, 2026, by an additional purchase order with an added subcontract value of $112,717 on a time-and-materials basis. Gravitics expects that additional purchase orders will be received further extending the period of performance under this contract.

69

Commercial and Civil Infrastructure & Logistics Services. Under contract with NASA and Axiom Space in support of the NASA Commercial LEO Destinations Program (CLDP). Gravitics has also entered terms with a second CLD operator. Beyond CLD, Gravitics has entered mission design service contracts with commercial entities that plan to use its Orbital Carrier propulsion systems for high energy orbital insertion in anticipation of mission services contracts. Notable contracts include:

Axiom Space (Cargo Logistics) — May 17, 2024, Gravitics was awarded a Professional Services Contract with Axiom Space, Inc. (“Axiom”) with a total contract value of $125,000,000, to design and manufacture a cargo logistics module for the Axiom Station. This module will deliver pressurized cargo while simultaneously expanding the station’s usable volume, combining two mission objectives into a single flight. On September 29, 2026, the contract was replaced and superseded by a Cargo Integration and Delivery Services contract for a total contract value of $270,000,000, for Gravitics to design and manufacture a cargo vehicle and provide a delivery service capable of supporting Axiom’s near-term and long-term station cargo delivery needs. Although the contract remains in full force and effect until May 31, 2031,

Axiom may terminate the contract at any time upon 30 days’ written notice. Upon termination, Gravitics is entitled to payment only for services performed through the date of termination. (see “Risk Factors - Risks Related to Gravitics’ Business - Gravitics’ $270,000,000 contract with Axiom is terminable, and Gravitics may not realize the full stated value of the contract.”).

NASA — Space Act Agreement — Gravitics entered into a Space Act Agreement with NASA in 2024 to collaborate on next-generation infrastructure development, particularly for capabilities utilizing next-generation super-heavy launch vehicles such as SpaceX’s Starship and Blue Origin’s New Glenn, supporting the agency’s goals for commercial low Earth orbit destinations and sustained human presence beyond the International Space Station. The engagement has since been completed.

NASA — SBIR Phase 1 Award — On August 10, 2026, Gravitics was selected for an SBIR Phase 1 award with the title of “Multiple-Downmass Hangar for Affordable and Frequent Commercial Sample Return”. As of September 23, 2026, Gravitics completed negotiations and has been notified by NASA of the award of this study contract, valued at $225,000 with a six-month period of performance. As of the date of this prospectus, a written agreement has not yet been executed.

Gravitics’ Growth Strategy

Gravitics’ growth strategy is designed to continuously expand its addressable market by maturing early-stage research and development initiatives into highly profitable services and products. Gravitics’ is focused on the following key growth vectors:

Scaling Tactically Responsive Space (TacRS): Gravitics is actively working to transition its Department of War DOW and National Reconnaissance Office NRO engagements into normalized acquisition programs. The “pre-positioned rapid response assets” architecture of Gravitics’ Orbital Carrier technology provides an unparalleled rapid-response capability which is a key enabler for several important capabilities for multiple government offices and/or commercial markets. Examples of these capabilities:

●	situational awareness (ISR: Remote Sensing)
●	threat mitigation & deterrence (electronic + kinetic)
●	refueling missions
●	space to earth cargo
●	near earth object missions
●	rescue missions
●	and other time-sensitive opportunities

Maturing Low-Margin Service Contracts into High-Margin Production: Gravitics offers lower-margin mission design services to offset development costs using customer-funded R&D. As these initial design phases complete, they establish Gravitics’ proprietary hardware as the baseline, paving the way for highly profitable, long-term hardware delivery and mission management contracts.

Capitalizing on the $1.5 billion NASA CLD Phase 2 Opportunity: Gravitics is strategically positioned to capture significant value from NASA’s upcoming Commercial LEO Destinations (CLD) Phase 2 awards, expected by the end of the first quarter of 2027. By maintaining non-exclusivity and leveraging Gravitics’ existing contract with Axiom Space and favorable relationships with other CLD companies (Starlab Space, Vast Space, Orbital Reef), it has an opportunity to become the premier United States infrastructure subcontractor to multiple winning teams.

Expanding SHIELD IDIQ into Golden Dome Production: Gravitics intends to leverage its $60 million STRATFI demonstration missions as direct steppingstones to secure full production contracts under the MDA’s SHIELD IDIQ. The Orbital Carrier architecture—the development of which is already funded by the US Space Force—is uniquely positioned to support both Tactically Responsive Space and Golden Dome applications, including as a host carrier for based interceptors. Gravitics believes that this could mature into a multi-billion-dollar contract opportunity.

70

Pioneering Orbital Data Center Infrastructure: Gravitics’ Orbital Carriers’ large useable volume and scalable power and thermal capabilities are uniquely suited to host compute capability in orbit. Gravitics intends to capture market share in the emerging orbital data center (“ODC”) sector by offering its Orbital Carrier outfitted for use as infrastructure for space-based AI and Earth observation data processing.

Establishing Planetary Defense and NEO Reconnaissance Capabilities: Gravitics’ Orbital Carriers enable planetary defense missions by offering the rapid pre-positioning and deployment of deflection or observation assets to address near-Earth object (“NEO”) threats. As NASA and international partners expand investment in planetary defense readiness, Gravitics’ platforms provide the infrastructure to stage and deliver mission-critical payloads on compressed timelines. Gravitics is additionally testing the market for offering its Orbital Carrier architecture to civil and commercial organizations for asteroid prospecting applications. This pre-positioned system allows for the immediate deployment of observation or deflection payloads to intercept NEOs faster than Earth-launched alternatives, enabling viable planetary defense against NEOs.

Commercializing Proprietary High-Safety-Factor Battery Technology: To meet the demanding power constraints of Gravitics’ customer mission needs, Gravitics plans to verticalize its battery manufacturing leveraging a proprietary chemistry capable of tens of thousands of cycles and 15C pulse discharge rates. Gravitics plans to commercialize these batteries for the broader maritime, aviation, and terrestrial defense markets, creating a highly scalable, distinct revenue stream.

With Gravitics’ Orbital Carrier and its combination of pre-positioning and rapid response, Gravitics is in a unique position for business growth as a provider and/or enabler for some or all these important capabilities that have a strong demand from both government and commercial markets.

Competition

Gravitics believes its main sources of competition fall into three categories:

Cargo Logistics

●	Incumbent domestic cargo service providers such as Northrop Grumman and SpaceX that may pursue different classes of cargo
●	International agencies such as JAXA with the HTV-X cargo vehicle under development
●	International operators that have reported plans to provide cargo services, such as The Exploration Company and ATMOS

Space Infrastructure

●	Incumbent space structure manufacturers of physically large space structures such as Thales Alenia Space and BAE Systems

Rapid Response

●	Providers of third stages, kick stages, and OTVs such as Impulse Space, Firefly Aerospace, and Rocket Lab may be considered competitors to Gravitics’ rapid response capabilities, though Gravitics anticipates and prefers collaborative opportunities for Gravitics’ Orbital Carriers solution set. Gravitics also believes the known vehicles these companies currently offer, or plan are best suited to mission profiles that differ from Gravitics’ pursuits.

Intellectual Property

The success of Gravitics’ space products depends, in part, on Gravitics’ ability to protect its proprietary intellectual property rights. Gravitics’ relies primarily on patents, trademarks, trade secrets, other intellectual property laws, licensing arrangements, non-disclosure or confidentiality agreements with its employees, consultants, and other relevant persons, and other measures to protect its intellectual property (including Gravitics’ intellectual property that may not be patentable or subject to copyright, trademark, trade dress or service mark protection), and intends to continue to rely on these and other means. Gravitics also relies on trade secrets, designs, know-how, and other confidential information to protect its intellectual property that may not be patentable or subject to copyright, trademark, trade dress, or service mark protection, or that Gravitics believes is best protected by means that do not require public disclosure. To date, Gravitics has filed for one provisional patent on its orbiter carriers, which is currently pending.

71

Gravitics’ Team

Gravitics’ talented team operates with a results-oriented culture of extreme ownership driven by the example of its company leadership. Gravitics’ leadership holds itself accountable and communicates progress openly with the team, inspiring all employees to do the same.

Gravitics has curated a leadership team of functional domain experts with demonstrated past performance in aerospace who also demonstrate an aptitude for full lifecycle ownership. The entire organization operates with a high level of accountability, with members at every level of the organization entrusted with responsibility and decision-making, while following clearly defined results goals set out by management.

This rich experience across such storied spacecraft and missions helps Gravitics’ team to circumvent pitfalls that are commonly associated with its industry’s products and services.

Business Development and Sales

Gravitics’ Business Development and Sales team is primarily focused on U.S. Government and commercial customers but operates across the United States, Europe, and Asia. Gravitics also operates globally indirectly via its partner networks that include launch and rideshare providers for Gravitics’ Viper OTX and space station outfitting and sales partners for Gravitics’ Orbital Carriers and associated capabilities.

Gravitics’ team works with commercial, civil, and defense customers to achieve satisfactory mission solutions and sales. Sales covers commercial, civil, and defense applications of Gravitics’ Orbital Carriers and derivative products and services including Cargo services and Viper OTX. The team draws on shared architecture, mission operations, project management, engineering, and proposal writing resources. Gravitics’ organizational design tightly integrates the Business Development & Sales with the Engineering team to ensure robust solutions are proposed for customers that can be delivered quickly.

Gravitics’ team members have valuable experience working for small and large commercial sales entities and U.S. government agencies. It contains and directly leverages technical vehicle expertise as well as civil, commercial, and defense sales expertise. Prior experience includes acquisition activities within the U.S. Air Force and U.S. Space Force, capture efforts ranging from small business initiatives and large USG and Prime solicitations, and executive roles at Airbus Defense & Space, Altius Space Machines, and Voyager Space Technology Systems.

Marketing

Gravitics’ Marketing efforts build brand awareness and perception, communicate its differentiation, and target engagement from Gravitics’ potential customers, partners, and employee candidates. Activities include:

●	Mockup builds to showcase capability, volume, and corresponding outfitting optionality of Gravitics’ spacecraft
●	Website updates detailing existing product lines and future roadmap
●	Speaking engagements at national and global conferences
●	Participation at local, regional, national, and global industry networking events
●	Conference sponsorship for heightened awareness to customers and suppliers
●	Sponsorship of regional student and college STEM competitions

72

●	Product sheets, payload user guides, and custom mission application materials for prospective customers
●	Brand merchandising
●	Targeted outreach on social media
●	Informational pieces on legacy and contemporary industry systems that establish credibility with prospective customers
●	Press releases detailing major accomplishments
●	Direct outreach

To date Gravitics’ has been able to spread awareness to its targeted customers and partners resulting in key sales and contracts signed with relatively little marketing expenses.

Program and Mission Management

Gravitics’ Program and Mission Management team ensures customer satisfaction at every step of the contract lifecycle. They work with Gravitics’ customers to establish requirements and controls and deeply understand Gravitics’ customers’ priorities. They coordinate efforts across the business internally and ensure on-time and on-cost delivery of Gravitics’ products and services.

Gravitics assigns a Mission Manager to every mission to ensure all internal and customer requirements are met and integration of its customers, launch vehicle, and ground systems are seamless. Along with a product’s Chief Engineer, the Mission Manager provides Systems Engineering oversight and support for complex projects.

Gravitics’ team carries broad aviation and spaceflight experience with past executive positions in global operations of complex operations, including P&L, personnel management, production operations, and portfolio management of multinational, several-hundred employee, billion-dollar programs.

Supply Chain

Gravitics’ ability to deliver on-time and high-quality vehicles and spacecraft systems depends upon the rigor of its supply chain and the quality and availability of all necessary material and supplied components. Gravitics obtains raw material, components, subsystems, tooling, and capital equipment from suppliers that it believes to be reputable and reliable.

Gravitics performs make vs. buy trades for the components and systems that go into its vehicles. When a part is supplied, Gravitics endeavors to source from multiple credible and vetted vendors; when supplier options are insufficient, whether due to engineering validation, cost, lead time, quality, or supplier reliability, Gravitics brings the design and production expertise in house to control the supply chain.

Gravitics documents, follows, and continues to enhance its internal quality control processes to source suppliers. Supply chain leadership establishes good practices and training for all engineering and manufacturing employees to follow. Gravitics’ team experience includes over 20 years of supply chain and logistics operations experience in the US Army, including peacetime and wartime operations with secret clearance operations. Gravitics’ is prepared to scale its supply chain function as Gravitics’ early development transitions into production and its volume increases.

Most of Gravitics’ procured components come from domestic US suppliers with few exceptions where necessary. While Gravitics largely sources raw materials and components from multiple sources, in some cases it purchases from a limited number of suppliers or a single supplier. Gravitics’ works to continually diversify its supply chain to reduce risk of the delivery and operation of its vehicles. For a further discussion on Gravitics’ supply chain risks, see “Risk Factors”, including “Gravitics often relies on a single vendor or a limited number of vendors to provide certain key products or services and the inability of these key vendors to meet its needs could have a material adverse effect on its business.”

73

Engineering

Gravitics’ engineering team is the hub of its organization. Gravitics maintains an engineering-driven organization, and its engineers carry full product ownership of Gravitics’ vehicles, subsystems, and components. Product Owners within the organization are responsible for all aspects of their systems, from product innovation and requirements definition through design, analysis, manufacturing development, supply chain cognizance, integration & test, orbital operations, and continual product improvement. They integrate with Business Development & Sales teams to ensure rapid and rigorous responses to customer inquiries and capture efforts; with Marketing teams to establish compelling product outreach; with Supply Chain teams to establish and maintain subcontracts, vetted supplier databases, designs that minimize supply chain risk, and supplier quality evaluations; and with Program & Mission Management to maintain good alignment between company product roadmaps and immediate customer needs.

Architecture & Advanced Concepts

Gravitics’ engineering organization includes decades of spacecraft prototyping experience across dozens of vehicles. Gravitics’ Advanced Concepts team, led by its Chief Architect, works with returning and prospective customers to quickly solution vehicle configurations, station / constellation architectures, and system interfaces that minimize complexity and accelerate implementation.

Risk Reduction from R&D through Product Delivery

Gravitics’ team prioritizes early risk reduction in new hardware and software efforts. As technical risks are identified in business development capture efforts or early contract efforts, Gravitics’ team prioritizes designing and executing manufacturing and test campaigns aimed at eliminating the largest risks first. This maximizes confidence in program schedule and cost performance and instills customer confidence. This risk reduction focus streamlines the path to a successful product qualification campaign and customer delivery.

Mission Execution

Gravitics’ engineering team addresses all aspects of spacecraft and ground segment systems necessary to conduct mission operations, including payload integration, integrated vehicle testing, and on-orbit spacecraft operations.

Diversified Experience

Gravitics’ team members boast a broad range of experience with past positions of significant impact in notable aviation, launch, and spacecraft programs.

Past organizations and programs that shape Gravitics’ team’s experience include:

●	Airbus (Subcontractor) – A320, A321, A380 aircraft;
●	Airbus – Integrated Cargo Carrier;
●	Astrobotic Technology – Peregrine and Griffin landers;
●	Bombardier Aerospace – CRJ200 aircraft;
●	Masten Space Systems – Xombie and Xoie launch vehicles / landers;
●	SPACEHAB – Single/Double Logistics Module, Single/Double Research Module
●	Virgin Galactic – SpaceShipTwo spacecraft; WhiteKnightTwo aircraft;
●	Several classified programs

Gravitics’ emphasis on demonstrated past performance in its hiring and full product lifecycle ownership at Gravitics has enabled a remarkably high throughput while maintaining a low company headcount.

74

Development, Commercialization and Mission Operations

Gravitics conducts most of its operations in Marysville, Washington. Gravitics’ corporate headquarters house its R&D capabilities with provisions to scale into production operations as Gravitics prepares for its customer contracts. Gravitics also has personnel strategically located near its U.S. government and commercial customers in Washington, D.C., Denver, Colorado, Los Angeles, California, and Houston, Texas. Gravitics’ believes its current footprint is ideal to balance facility leasing costs in early development, situate personnel near key government and commercial customers, and provision for production expansion with significant optionality.

Marysville Corporate Headquarters, Design, Development, and Commercialization Center, and Test Site

Gravitics’ corporate headquarters is located at 4150 152nd St NE Suite 102, Marysville, Washington 98271. Gravitics leases approximately 42,000 sq. ft. of office and manufacturing space. Gravitics’ lease expires in April 2029 and it has the option to extend the lease for up to five years thereafter. Gravitics has the right to lease an additional 147,000 square feet in this facility should its needs require.

Gravitics conducts its engineering, manufacturing development, subsystem testing, and other R&D in its corporate headquarters. This property is suitable for Gravitics’ metalworking, propulsion thruster testing, propellant and material characterization, power electronics development, large scale pressure testing for modules up to eight meters in diameter, clean room activities, integrated testing activities, and transport of Gravitics’ vehicles. Gravitics believes its current footprint and power capacity is sufficient for the first vehicles and spacecraft systems planned for Gravitics’ STRATFI contract, as well as most of its first CLD cargo vehicle development.

Gravitics plans to perform its mission operations in the same facility, allowing Gravitics’ engineering, planned manufacturing, and mission operations to tightly coordinate throughout the entirety of its mission lifecycle. Necessary IT provisions including security and network backups are confirmed and ready to support Gravitics’ first orbital mission.

Other Facilities and Future Plans

In addition to Gravitics’ footprint, Gravitics benefits from access to its partners’ facilities including test facilities, reducing timelines and immediate direct capital expenditures during the development phase of some of its contracts.

Gravitics may lease or procure additional space, manufacturing volume, and/or a classified facility. Gravitics may expand its footprint in its current facility, in Denver, CO, in Houston, TX, and/or in Cape Canaveral, FL.

Human Capital

As of the date of this prospectus, Gravitics had 24 full-time employees and 7 independent contractors. Gravitics has augmented this team with an advisory board made up of five seasoned industry experts with broad experience.

Most of Gravitics’ employees are positioned at its company headquarters in Washington state, with others strategically located in Washington, D.C., Houston, and Denver. Gravitics’ employees are not subject to collective bargaining agreements, and it maintains positive relationships with its workforce.

75

Culture

Gravitics prides itself on the extreme ownership and productivity that every member of the team demonstrates. Key to Gravitics’ success is its accountability and collaborative environment that transcends all levels of management, demonstrated in the following ways:

●	Accountability and Authority: All employees are evaluated on tangible output over hours worked or meetings attended. All employees are entrusted with decision making in their projects.
●	Values: Gravitics’ values are well defined and shape its decisions to hire, to fire, and to promote talent.
●	Flat organization: All employees have easy access to top company leadership. All managers are held to explicit individual results.
●	Fostered disagreement: All employees are encouraged to speak up and disagree with leadership. All employees are encouraged to challenge the assumptions of their peers and superiors.

These initiatives are demonstrated in Gravitics’ monthly programs review. Representatives from all teams of all programs are present, and all levels of leadership support. The stated goal of this review is to find mistakes and bad assumptions, and identification of these is celebrated. The team has grown comfortable challenging each other’s (and leadership’s) work to continually improve Gravitics’ solutions.

Talent & Excellence

Gravitics’ team members are incredibly talented and have repeatedly produced results that outsize the headcount.

Recruiting and Pipeline

Gravitics’ strong focus on individual ownership opportunities attracts intrinsically motivated individuals and is a key attribute Gravitics searches for in candidates. Gravitics offers competitive compensation packages, including salary pay that is comparable to large organizations, and an equity program for all employees that align incentives to company success.

Gravitics offers an internship program that focuses on practical experience in the full product lifecycle and leadership & communication skills. This program prepares a new generation of talent to join Gravitics and establishes local and national pipelines.

Across all levels of experience, from college graduates to seasoned industry experts, Gravitics seeks candidates who have demonstrated practical experience and full ownership in their prior projects, which Gravitics believes is a strong predictor for success at Gravitics.

Retention and Development

Gravitics believes the strongest retention incentive for its employees is the full project ownership and variety of tasks each employee is entrusted with, including projects that continually deepen their core areas of expertise and expose them to unfamiliar responsibilities across the business.

Gravitics fosters workforce development with a focus on mentorship and via internal and external training resources provided to employees to support new skill development.

Gravitics expects all of its managers and leaders to hold themselves accountable to the team by communicating their actions and results, which inspires the team to also work hard, openly communicate across all teams, and pursue growth opportunities in areas of interest.

Health & Safety

Gravitics prioritizes the health and safety of its employees through comprehensive programs, compliance with applicable regulations, and a culture of focus on results, not hours, to enable flexibility for employees when personal situations arise outside of work.

Gravitics’ Stand Down Policy is firm: Anyone in the company is empowered to prevent or stand down an operation if they have a safety concern. This triggers an immediate focus on rapidly understanding the concern or issue, implementing corrections if needed, providing training as applicable, and communicating the concern and resolution before resuming. This commitment to safety is supported by the executive leadership team with continual reminders that everyone is empowered to stop an operation and to make improvements.

76

Governmental Regulation

Gravitics is required to comply with a variety of governmental regulations, which could have a significant impact on its business, including its capital expenditures, earnings, and competitive position. Gravitics incurs or will incur costs to monitor and take actions to comply with governmental regulations that are or will be applicable to Gravitics’ business, including, among others, federal securities laws and regulations, applicable stock exchange requirements, economic sanctions and trade embargo laws, and restrictions and regulations of the U.S. Department of War, NASA and other government agencies in the United States.

Further, Gravitics’ business is subject to, and it must comply with, stringent U.S. import and export control laws, including ITAR and EAR. The ITAR generally restricts the export of hardware, software, technical data and services that have defense or strategic applications. The EAR similarly regulates the export of hardware, software, and technology that has commercial or ”dual-use” applications (i.e., for both military and commercial applications) or that have less sensitive military or space-related applications that are not subject to the ITAR. The regulations exist to advance the national security and foreign policy interests of the United States.

The U.S. government agencies responsible for administering the ITAR and the EAR have significant discretion in the interpretation and enforcement of these regulations. The agencies also have significant discretion in approving, denying, or conditioning authorizations to engage in controlled activities. Such decisions are influenced by the U.S. government’s commitments to multilateral export control regimes, particularly the Missile Technology Control Regime with respect to the spaceflight business. See “Risk Factors-Risks Related to Gravitics’ Business” for a discussion of material risks to Gravitics, including, to the extent material, to its competitive position, relating to governmental regulations. While there are no current regulatory matters that Gravitics expects to be material to its business, there can be no assurance that existing or future laws, regulations, and standards applicable to Gravitics’ operations will not lead to a material adverse impact on its business, results of operations, prospects, or financial condition. If new and more stringent government regulations are adopted, if industry oversight increases, or if Gravitics becomes subject to new international government regulations as a result of international expansion, Gravitics may incur significant expenses to comply with any new regulations or heightened industry oversight that are not addressed by its existing activities. See “Risk Factors-Risks Related to Gravitics’ Business- Gravitics’ business is subject to various regulatory risks that could adversely affect its operations.”

Corporate Information

Gravitics is currently a private company. It was incorporated in Delaware on May 7, 2021. Gravitics’ principal executive offices are located at 4150 152nd Street NE, Suite 102, Marysville, WA 98271, and its telephone number is 360-436-6033. Gravitics’ website address is www.gravitics.com. Information contained on, or that can be accessed through, Gravitics’ website is not incorporated by reference into this prospectus, and you should not consider information on Gravitics’ website to be part of this prospectus.

The Gravitics design logo, “Gravitics,” and our other common law trade names, trademarks, and service marks are the property of Gravitics.

GRAVITICS’ MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis provides information which Gravitics’ management believes is relevant to an assessment and understanding of its results of operations and financial condition. The discussion should be read in conjunction with Gravitics’ unaudited condensed financial statements as of March 31, 2026 and for the three months ended March 31, 2026 and 2025, and its audited financial statements for the years ended December 31, 2025 and 2024, each included elsewhere in this information statement/prospectus. This discussion contains forward-looking statements based upon Gravitics’ current expectations, estimates and projections, and involves numerous risks and uncertainties. Actual results may differ materially from those contained in any forward-looking statements due to, among other considerations, the matters discussed in the sections titled “Risk Factors - Risks Related to Gravitics’ Business” and “Cautionary Statement Regarding Forward-Looking Statements.”

Overview

Gravitics, Inc. (“Gravitics”), a Delaware corporation, is engaged in the design, development and commercialization of large space structures, including orbital carriers, cargo logistics spacecraft, space station modules, and related engineering and technical services. Gravitics’ primary customer base consists of government entities and the commercial space industry. Gravitics was incorporated in the state of Delaware on May 7, 2021, and is headquartered in Marysville, Washington.

77

Since inception, Gravitics has devoted substantially all of its efforts and financial resources to building its organization, including raising capital, conducting research and development, designing and manufacturing space structures for government and commercial customers, and providing general and administrative support for these operations. To date, Gravitics has funded its operations primarily with proceeds from the issuance of simple agreements for future equity (“SAFEs”), the sale of redeemable convertible preferred stock, the issuance of convertible promissory notes, and revenue with customers. In January and February 2026, Gravitics completed the initial closing of its Series A preferred stock financing (the “Series A-I Closing”), which constituted an equity financing under its outstanding SAFE and convertible promissory note agreements and resulted in the conversion and settlement of all such instruments into shares of redeemable convertible preferred stock.

Gravitics generates revenue principally from fixed-price contracts for the design and manufacture of customized space structures and related services for U.S. government and commercial customers. Gravitics’ U.S. government contract with the U.S. Air Force Research Laboratory (“SpaceWERX”) was substantially completed in 2025. On March 27, 2026, Gravitics and the United States Space Force (“USSF”) executed a $30.0 million firm-fixed-price Strategic Funding Increase (“STRATFI”) contract for the design, development, integration, and flight demonstration of Gravitics’ Orbital Carrier and MVP Delivery Rocket systems, with a term extending through December 31, 2028. Gravitics’ primary commercial contract is a $270.0 million fixed-price contract with Axiom Space, Inc. (“Axiom”), a related party, to design and manufacture a cargo vehicle, and provide a delivery service capable of supporting Axiom’s near-term and long-term station cargo delivery needs. Axiom is considered a related party because the lead investor in Axiom also serves as the lead investor of Gravitics and has board representation at both entities, enabling it to significantly influence the management and operating policies of both Gravitics and Axiom.

For the three months ended June 30, 2026, Gravitics’ net loss was $5.2 million, and for the six months ended June 30, 2026, Gravitics’ net loss was $24.5 million. As of June 30, 2026, Gravitics had cash and cash equivalents of $2.7 million and an accumulated deficit of $67.0 million. Substantially all of Gravitics’ net losses have resulted from costs incurred in connection with its research and development activities and general and administrative costs associated with its operations, as well as non-cash charges related to changes in the fair value of convertible promissory notes, SAFE liabilities, and warrant liabilities recognized during the first quarter of 2026 prior to the conversion and reclassification of those instruments.

On March 6, 2026, Gravitics entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Non-Invasive Monitoring Systems, Inc., a publicly traded shell company, and Gravitics Merger Sub, Inc., a wholly owned subsidiary of Non-Invasive Monitoring Systems. Pursuant to the Merger Agreement, Merger Sub will merge with and into Gravitics, with Gravitics surviving as a wholly owned subsidiary of Non-Invasive Monitoring Systems (the “Merger”). The transaction is expected to be accounted for as a reverse recapitalization, with Gravitics treated as the accounting acquirer. Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, all outstanding shares of Gravitics’ common stock and Gravitics preferred stock that are issued and outstanding immediately prior to the Effective Time of the Merger (including shares of Gravitics’ common stock resulting from the conversion of Gravitics’ preferred stock), stock options to purchase shares of Gravitics’ common stock, and warrants to purchase shares of Gravitics’ common stock will be converted into the right to receive shares of the Combined Company’s Common Stock, stock options to purchase shares of the Combined Company’s Common Stock under the Combined Company’s 2026 Equity Incentive Plan, and warrants to purchase shares of the Combined Company’s Common Stock, respectively, such that Gravitics’ stockholders will hold not less than 95.5% of the total post-merger equity, on a fully diluted basis. On June 30, 2026, the parties entered into Amendment No. 1 to the Merger Agreement, which extended the outside closing date to September 30, 2026, and revised certain closing conditions relating to the repayment and conversion of Non-Invasive Monitoring Systems’ outstanding indebtedness. On August 11, 2026, the parties entered into Amendment No. 2 to the Merger Agreement, which amended the equity ownership of the post-merger combined company such that Gravitics’ stockholders will hold not less than 96.5% of the total post-merger equity and the pre-closing stockholders of Non-Invasive Monitoring Systems will hold not more than 3.5%. On September 30, 2026, the parties entered into Amendment No. 3 to the Merger Agreement, which, among other things, extended the outside closing date to October 30, 2026. Closing of the Merger is expected on or before October 30, 2026 (or on such other date that Non-Invasive Monitoring Systems and Gravitics may mutually agree upon), and is subject to customary conditions, including regulatory approvals, stockholder approvals by both companies, effectiveness of a registration statement on Form S-4, and readiness of the public offering.

Components of Results of Operations

Revenue

Gravitics generates revenue from fixed-price contracts for the design and manufacture of customized space structures and related services. Revenue is recognized over time using the cost-to-cost input method, which measures progress toward complete satisfaction of performance obligations based on costs incurred to date relative to total estimated costs at completion.

Gravitics’ revenue is derived from two customer types: (i) U.S. government contracts and (ii) commercial contracts. Gravitics’ U.S. government contract with SpaceWERX was substantially completed in 2025. In March 2026, Gravitics entered into the $30.0 million STRATFI contract with the USSF, under which no revenue had been recognized as of June 30, 2026 because performance had not yet progressed to a point at which costs were incurred. Gravitics’ primary commercial revenue is derived from its contract with Axiom, which has a total transaction price of $270.0 million; however, the contract is terminable by the customer for convenience at any time upon 30 days’ written notice.

Cost of Revenue

Cost of revenue consists primarily of direct labor, materials, subcontractor costs, and allocated overhead costs incurred in the performance of Gravitics’ revenue-generating contracts.

78

Research and Development Expense

Research and development expenses consist primarily of wages, software, and contracted services associated with engineering and product development activities. Gravitics expects that its research and development expenses will continue to increase in future periods as it advances its technology platform and develops new products and capabilities.

General and Administrative Expense

General and administrative expenses consist primarily of personnel costs, including stock-based compensation for executive, finance, and administrative functions, professional fees for legal, accounting, and consulting services, insurance, and other administrative expenses. Gravitics expects that its general and administrative expenses will increase in future periods as it expands its corporate infrastructure to support the growth of its business and incurs additional costs associated with operating as a public company following the closing of the Merger, including expenses related to compliance with SEC and Nasdaq requirements, director and officer liability insurance, investor relations, and other expenses that Gravitics did not incur as a private company.

Change in Fair Value of SAFE Liabilities

Gravitics has issued SAFEs to various investors that are classified as liabilities and measured at fair value under the fair value option pursuant to ASC 825. The SAFE liabilities are subject to remeasurement at each balance sheet date, with changes in fair value recognized in other income (expense) in the statements of operations. In connection with the Series A-I Closing in January and February 2026, all outstanding SAFEs converted into shares of redeemable convertible preferred stock and the related SAFE liabilities were fully settled. As a result, Gravitics had no outstanding SAFE liabilities as of June 30, 2026.

Change in Fair Value of Convertible Promissory Notes

Gravitics’ convertible promissory notes are measured at fair value under the fair value option pursuant to ASC 825. Changes in fair value, inclusive of stated interest, are recognized in other income (expense) in the statements of operations. In connection with the Series A-I Closing in January and February 2026, all outstanding convertible promissory notes converted into shares of redeemable convertible preferred stock and the related liabilities were fully settled. As a result, Gravitics had no outstanding convertible promissory note liabilities as of June 30, 2026.

Change in Fair Value of Warrant Liabilities

Gravitics’ liability-classified warrants are measured at fair value on a recurring basis, with changes in fair value recognized in other income (expense) in the statements of operations. During the three months ended March 31, 2026, the underlying share counts of Gravitics’ Secured Promissory Note Warrants and Default Warrants became fixed upon the full conversion of the related convertible promissory notes in connection with the execution of the Merger Agreement, and such warrants thereafter satisfied the indexation criteria under ASC 815-40-15 and were reclassified from liabilities to additional paid-in capital. During the three months ended June 30, 2026, following the May 22, 2026 amendment to Gravitics’ certificate of incorporation that increased the number of authorized shares of common stock, the Placement Agent Warrants were reclassified from liabilities to additional paid-in capital, as Gravitics then had a sufficient number of authorized and unissued common shares available to settle the warrants in shares. The Service Provider Warrants, which are held by Soul Capital Partners Ltd. and PR Capital Corp FZCO, two service providers to Gravitics, are accounted for as share-based payments to nonemployees under ASC 718 rather than as liabilities. As a result, Gravitics had no outstanding warrant liabilities as of June 30, 2026, and all outstanding warrants were equity-classified as of that date.

Other Income (Expense), Net

Other income (expense), net primarily consists of interest expense on short-term borrowings and miscellaneous income and expense items.

79

Results of Operations

Comparison of the Three Months Ended June 30, 2026 and 2025

The following table summarizes Gravitics’ results of operations for the three months ended June 30, 2026 and 2025 (in thousands):

	For the Three Months Ended June 30,
	2026	2025	Change
Revenue	$-	$364	$(364)	-100%
Operating expenses:
Cost of revenue	-	250	(250)	-100%
Research and development	1,851	946	905	96%
General and administrative	3,326	1,326	2,000	151%
Total operating expenses	5,177	2,522	2,655	105%
Loss from operations	(5,177)	(2,158)	(3,019)	140%
Other income (expense):
Change in fair value of SAFE liabilities	-	(454)	454	-100%
Change in fair value of convertible promissory notes	-	(620)	620	-100%
Change in fair value of warrant liabilities	-	(528)	528	-100%
Other expense, net	(38)	(1)	(37)	3700%
Total other expense, net	(38)	(1,603)	1,565	-98%
Net loss	$(5,215)	$(3,761)	$(1,454)	39%

Revenue

Revenue was zero for the three months ended June 30, 2026, compared to $0.4 million for the three months ended June 30, 2025, a decrease of $0.4 million, or 100%. Revenue for the three months ended June 30, 2025 was derived entirely from U.S. government contracts and related to the SpaceWERX contract, which was substantially completed in the third quarter of 2025. No revenue was recognized under the STRATFI contract during the three months ended June 30, 2026 because performance had not progressed to a point at which costs were incurred, and no revenue was recognized under the Axiom contract during the period, as the low level of contract costs incurred under the cost-to-cost input method resulted in no measurable progress toward satisfaction of the performance obligation being recognized as revenue.

Cost of Revenue

Cost of revenue was zero for the three months ended June 30, 2026, compared to $0.3 million for the three months ended June 30, 2025, a decrease of $0.3 million, or 100%. The decrease was consistent with the decline in revenue and the absence of revenue-generating contract activity recognized under the cost-to-cost method during the three months ended June 30, 2026.

Research and Development Expense

Research and development expenses were $1.9 million for the three months ended June 30, 2026, compared to $0.9 million for the three months ended June 30, 2025, an increase of $0.9 million, or 96%. The increase was primarily driven by a $0.7 million increase in consulting fees and a $0.2 million increase in product design and development costs in support of the advancement of Gravitics’ technology platform.

General and Administrative Expense

General and administrative expenses were $3.3 million for the three months ended June 30, 2026, compared to $1.3 million for the three months ended June 30, 2025, an increase of $2.0 million, or 151%. The increase was primarily attributable to a $1.7 million increase in professional fees, including legal, accounting, and consulting costs, incurred in connection with the Merger and preparation for operating as a public company, and a $0.4 million increase in personnel-related costs.

80

Change in Fair Value of SAFE Liabilities

Gravitics recognized no change in the fair value of SAFE liabilities for the three months ended June 30, 2026, compared to a loss of $0.5 million for the three months ended June 30, 2025. In connection with the Series A-I Closing in January and February 2026, all outstanding SAFEs converted into shares of Series A-I and Series A-II redeemable convertible preferred stock and the related liabilities were fully settled. Accordingly, Gravitics had no SAFE liabilities outstanding during the three months ended June 30, 2026 and no related remeasurement was recognized in the period.

Change in Fair Value of Convertible Promissory Notes

Gravitics recognized no change in the fair value of convertible promissory notes for the three months ended June 30, 2026, compared to a loss of $0.6 million for the three months ended June 30, 2025. All outstanding convertible promissory notes and accrued interest converted into shares of Series A-I and Series A-III redeemable convertible preferred stock on March 30, 2026, and the related liabilities were fully settled. Accordingly, Gravitics had no convertible promissory note liabilities outstanding during the three months ended June 30, 2026 and no related remeasurement was recognized in the period.

Change in Fair Value of Warrant Liabilities

Gravitics recognized no change in the fair value of warrant liabilities for the three months ended June 30, 2026, compared to a loss of $0.5 million for the three months ended June 30, 2025. The Secured Promissory Note Warrants and Default Warrants were reclassified from liabilities to additional paid-in capital during the three months ended March 31, 2026 upon the full conversion of the related convertible promissory notes, and the Placement Agent Warrants were reclassified from liabilities to additional paid-in capital during the three months ended June 30, 2026 following the May 22, 2026 amendment to Gravitics’ certificate of incorporation that increased the number of authorized shares of common stock. Due to the short period between the initial measurement of the Placement Agent Warrants and their reclassification to equity, Gravitics estimated that the change in their fair value was insignificant. Accordingly, no remeasurement of warrant liabilities was recognized in the statements of operations for the three months ended June 30, 2026, and Gravitics had no outstanding warrant liabilities as of June 30, 2026.

Comparison of the Six Months Ended June 30, 2026 and 2025

The following table summarizes Gravitics’ results of operations for the six months ended June 30, 2026 and 2025 (in thousands):

	For the Six Months Ended June 30,
	2026	2025	Change
Revenue	$-	$1,023	$(1,023)	-100%
Operating expenses:
Cost of revenue	-	839	(839)	-100%
Research and development	6,073	1,361	4,712	346%
General and administrative	5,834	2,635	3,199	121%
Total operating expenses	11,907	4,835	7,072	146%
Loss from operations	(11,907)	(3,812)	(8,095)	212%
Other income (expense):
Change in fair value of SAFE liabilities	(643)	129	(772)	NM
Change in fair value of convertible promissory notes	(3,449)	(890)	(2,559)	288%
Change in fair value of warrant liabilities	(8,462)	(953)	(7,509)	788%
Other expense, net	(49)	(10)	(39)	NM
Total other expense, net	(12,603)	(1,724)	(10,879)	631%
Net loss	$(24,510)	$(5,536)	$(18,974)	343%

81

Revenue

Revenue was zero for the six months ended June 30, 2026, compared to $1.0 million for the six months ended June 30, 2025, a decrease of $1.0 million, or 100%. Revenue for the six months ended June 30, 2025 consisted of $0.7 million of U.S. government revenue related to the SpaceWERX contract and $0.3 million of commercial revenue related to the Axiom contract. The absence of revenue recognized during the six months ended June 30, 2026 reflected the substantial completion of the SpaceWERX contract in the third quarter of 2025, a low level of contract costs incurred under the Axiom contract during the period which, under the cost-to-cost input method, resulted in no measurable progress toward satisfaction of the performance obligation being recognized as revenue, and the absence of any costs incurred under the STRATFI contract through June 30, 2026. During the six months ended June 30, 2026, Gravitics billed and collected milestone amounts under the Axiom contract and received $3.1 million under the STRATFI contract, each of which was recorded as deferred revenue rather than recognized as revenue.

Cost of Revenue

Cost of revenue was zero for the six months ended June 30, 2026, compared to $0.8 million for the six months ended June 30, 2025, a decrease of $0.8 million, or 100%. The decrease was consistent with the decline in revenue and the absence of revenue-generating contract activity recognized under the cost-to-cost method during the six months ended June 30, 2026.

Research and Development Expense

Research and development expenses were $6.1 million for the six months ended June 30, 2026, compared to $1.4 million for the six months ended June 30, 2025, an increase of $4.7 million, or 346%. The increase was primarily driven by a $4.0 million increase in consulting fees and a $0.8 million increase in product design and development costs in support of the advancement of Gravitics’ technology platform.

General and Administrative Expense

General and administrative expenses were $5.8 million for the six months ended June 30, 2026, compared to $2.6 million for the six months ended June 30, 2025, an increase of $3.2 million, or 121%. The increase was primarily attributable to a $2.9 million increase in professional fees, including legal, accounting, and consulting costs, incurred in connection with the Merger and preparation for operating as a public company, and a $0.4 million increase in personnel-related costs.

Change in Fair Value of SAFE Liabilities

The change in fair value of SAFE liabilities was a loss of $0.6 million for the six months ended June 30, 2026, compared to a gain of $0.1 million for the six months ended June 30, 2025. The SAFE liabilities were remeasured through the date of their conversion in connection with the Series A-I Closing in January and February 2026, at which point all outstanding SAFEs converted into shares of Series A-I and Series A-II redeemable convertible preferred stock and the related liabilities of $10.1 million were fully settled. The gain in the prior year period reflected a decrease in the estimated fair value of the SAFE liabilities during the six months ended June 30, 2025.

Change in Fair Value of Convertible Promissory Notes

The change in fair value of convertible promissory notes was a loss of $3.4 million for the six months ended June 30, 2026, compared to a loss of $0.9 million for the six months ended June 30, 2025, an increase in loss of $2.5 million. The increase was primarily attributable to the remeasurement of the convertible promissory notes through their March 30, 2026 conversion date, which reflected the estimated fair value of the underlying Series A-I and Series A-III redeemable convertible preferred stock following the execution of the Merger Agreement. The fair value of the underlying preferred stock was estimated using a probability-weighted expected return method that weighted a going-concern scenario and an exit scenario reflecting a possible near-term public listing of the Company in connection with the Merger. The convertible promissory notes were remeasured through the date of their conversion, at which point all outstanding convertible promissory notes and accrued interest, inclusive of default interest, converted into shares of Series A-I and Series A-III redeemable convertible preferred stock and the related liabilities of $5.7 million were fully settled. The change in fair value is inclusive of stated interest, including paid-in-kind interest and default interest, on the convertible notes.

82

Change in Fair Value of Warrant Liabilities

The change in fair value of warrant liabilities was a loss of $8.5 million for the six months ended June 30, 2026, compared to a loss of $1.0 million for the six months ended June 30, 2025. The loss for the six months ended June 30, 2026 was primarily attributable to the remeasurement of Gravitics’ liability-classified warrants in connection with the Series A-I Closing and the related determination of Gravitics’ fully diluted capitalization upon the Series A financing, which increased the fair value of the Secured Promissory Note Warrants and Default Warrants prior to their reclassification to additional paid-in capital. Upon the full conversion of the related convertible promissory notes, the underlying share counts of these warrants became fixed, they satisfied the indexation criteria under ASC 815-40-15, and Gravitics reclassified them from liabilities to additional paid-in capital at their then-current fair value. Gravitics also issued Placement Agent Warrants during the first quarter of 2026, which were initially classified as liabilities under ASC 815-40 because Gravitics did not have a sufficient number of authorized and unissued common shares available to settle the warrants in shares. During the three months ended June 30, 2026, following the May 22, 2026 amendment to Gravitics’ certificate of incorporation that increased the number of authorized shares of common stock, the Placement Agent Warrants were reclassified from liabilities to additional paid-in capital. The Service Provider Warrants issued during the first quarter of 2026 are accounted for as share-based payments to nonemployees under ASC 718; no compensation cost has been recognized for these awards because vesting remains contingent upon consummation of the Merger and the concurrent equity financing, which is not considered probable. As a result, Gravitics had no outstanding warrant liabilities as of June 30, 2026, and no further changes in the fair value of the reclassified warrants are recognized in the statements of operations subsequent to their respective reclassification dates.

Comparison of the Years Ended December 31, 2025 and 2024

The following table summarizes Gravitics’ results of operations for the years ended December 31, 2025 and 2024 (in thousands):

	For the Years Ended December 31,
	2025	2024	Change
Revenue	$1,044	$2,610	$(1,566)	-60%
Operating expenses:
Cost of revenue	867	2,339	(1,472)	-63%
Research and development	3,457	2,124	1,333	63%
General and administrative	5,723	4,942	781	16%
Total operating expenses	10,047	9,405	642	7%
Loss from operations	(9,003)	(6,795)
Other income (expense):
Change in fair value of SAFE liabilities	1,159	(1,108)	2,267	-205%
Change in fair value of convertible promissory notes	(1,858)	(1,246)	(612)	49%
Change in fair value of warrant liabilities	(1,985)	(87)	(1,898)	2182%
Gain on extinguishment of unsecured promissory note	-	186	(186)	-100%
Other income (expense), net	(12)	2	(14)	-700%
Total other expense, net	(2,696)	(2,253)	(443)	20%
Net loss	$(11,699)	$(9,048)	$(2,651)	29%

Revenue

Revenue was $1.0 million for the year ended December 31, 2025, compared to $2.6 million for the year ended December 31, 2024, a decrease of $1.6 million, or 60%. The decrease was primarily driven by a $1.3 million reduction in commercial revenue as Gravitics incurred a lower proportion of total estimated contract costs during 2025 under its contract with Axiom, reflecting the timing of project milestones and work performed during the year relative to 2024. The remaining $0.3 million decrease in revenue was attributable to lower U.S. government revenue as Gravitics’ $1.7 million SpaceWERX contract progressed toward completion during 2025, resulting in a lower level of costs incurred and revenue recognized compared to 2024. Revenue from U.S. government contracts was $0.7 million and $1.0 million for the years ended December 31, 2025 and 2024, respectively. Revenue from commercial contracts was $0.3 million and $1.6 million for the years ended December 31, 2025 and 2024, respectively.

Cost of Revenue

Cost of revenue was $0.9 million for the year ended December 31, 2025, compared to $2.3 million for the year ended December 31, 2024, a decrease of $1.5 million, or 63%. The decrease was consistent with the decline in revenue and was driven by lower direct costs associated with reduced contract activity during the year ended December 31, 2025.

83

Research and Development Expense

Research and development expenses were $3.5 million for the year ended December 31, 2025, compared to $2.1 million for the year ended December 31, 2024, an increase of $1.3 million, or 63%. The increase was primarily attributable to expanded engineering and product development activities as Gravitics continued to invest in the design and development of its space structures technology platform, including increased wages, contracted services, and software costs.

General and Administrative Expense

General and administrative expenses were $5.7 million for the year ended December 31, 2025, compared to $4.9 million for the year ended December 31, 2024, an increase of $0.8 million, or 16%. The increase was primarily attributable to increased professional fees and consulting costs, which increased $0.5 million to $1.1 million for the year ended December 31, 2025 as Gravitics expanded its corporate infrastructure in preparation for the Merger and operation as a public company, as well as higher personnel-related costs.

Change in Fair Value of SAFE Liabilities

Gravitics recognized a gain on the change in fair value of SAFE liabilities of $1.2 million for the year ended December 31, 2025, compared to a loss of $1.1 million for the year ended December 31, 2024. The gain during the year ended December 31, 2025 was primarily driven by an increase in the estimated fair value of the Company’s equity to approximately $111.8 million as of December 31, 2025 as compared to approximately $30.6 million as of December 31, 2024, reflecting the pricing of Gravitics’ anticipated Series A preferred stock financing on a more diluted capitalization basis than previously estimated. The effect of a higher estimated equity valuation as of December 31, 2025 was partially offset by the impact of $3.6 million in new SAFE issuances during 2025, primarily to entities affiliated with Type One Ventures, a related party. The loss in 2024 was driven by an increase in the SAFE fair values resulting from a lower estimated equity valuation as of December 31, 2024 and new issuances of $3.1 million during 2024.

Change in Fair Value of Convertible Promissory Notes

The change in fair value of convertible promissory notes was a loss of $1.9 million for the year ended December 31, 2025, compared to a loss of $1.2 million for the year ended December 31, 2024, an increase in loss of $0.6 million, or 49%. The increase was primarily driven by a significant increase in the estimated fair value of the Company’s equity to approximately $111.8 million as of December 31, 2025 as compared to approximately $30.6 million as of December 31, 2024, reflecting the pricing of Gravitics’ anticipated Series A preferred stock financing on a more diluted capitalization basis than previously estimated. In February 2025, Gravitics failed to make required interest payments within the contractual cure period under two of its convertible note agreements, constituting an Event of Default. While Gravitics subsequently cured the February 2025 payments, it ceased making cash interest payments beginning in August 2025, and the Event of Default remained outstanding and uncured as of December 31, 2025. Under the terms of the notes, the Event of Default triggered an increase in the contractual interest rate to the maximum legally permitted rate in the State of Delaware, resulting in $0.2 million of incremental default interest during 2025. The Event of Default also entitled the noteholders to additional warrants as discussed below under “Change in Fair Value of Warrant Liabilities”. The change in fair value is inclusive of stated interest, including paid-in-kind interest and default interest, on the convertible notes.

Change in Fair Value of Warrant Liabilities

The change in fair value of warrant liabilities was a loss of $2.0 million for the year ended December 31, 2025, compared to a loss of $0.1 million for the year ended December 31, 2024. The increase was primarily attributable to (i) the issuance of the Default Warrants in connection with an Event of Default under convertible notes, which were valued at $1.0 million at issuance, and (ii) a significant increase in the estimated fair value of the Company’s equity to approximately $111.8 million as of December 31, 2025 as compared to approximately $30.6 million as of December 31, 2024, reflecting the pricing of Gravitics’ anticipated Series A preferred stock financing on a more diluted capitalization basis than previously estimated, which increased the fair value of all outstanding liability-classified warrants due to their variable share settlement features.

84

Gain on Extinguishment of Debt

There was no gain on extinguishment of debt for the year ended December 31, 2025. For the year ended December 31, 2024, Gravitics recognized a gain of $0.2 million in connection with the modification and conversion of an Unsecured Promissory Note into Series Seed-I preferred stock and common stock.

Liquidity and Capital Resources

Sources of Liquidity

Gravitics has incurred net losses and negative cash flows from operations since inception and anticipates that it will continue to incur net losses for the foreseeable future.

To date, Gravitics has funded its operations primarily through the issuance of SAFEs, the sale of redeemable convertible preferred stock, the issuance of convertible promissory notes, and revenue with customers. As of June 30, 2026, Gravitics had $2.7 million in cash and cash equivalents, negative working capital of $4.1 million, and an accumulated deficit of $67.0 million. Negative working capital as of June 30, 2026 improved from negative working capital of $10.0 million as of December 31, 2025, primarily attributable to the Series A-I Closing in January and February 2026, which generated cash proceeds and resulted in the conversion and settlement of Gravitics’ SAFE liabilities, convertible promissory notes, and subscription liability into shares of redeemable convertible preferred stock, partially offset by a $4.2 million increase in deferred revenues resulting from milestone and advance payments collected under the Axiom and STRATFI contracts. In January 2026, Gravitics sold 337,540 shares of Series A-I redeemable convertible preferred stock at a price of $4.89 per share for gross proceeds of $1.7 million, the proceeds of which were received during 2025 in advance of the closing and recorded as a subscription liability as of December 31, 2025, and further sold 2,240,041 shares of Series A-I redeemable convertible preferred stock at a price of $4.89 per share for gross proceeds of $10.9 million in a subsequent closing in January and February 2026 (collectively, the “Series A-I Closing”). Total gross proceeds of the Series A-I Closing are inclusive of $4.9 million received from existing investors. The Series A-I Closing constituted an equity financing under Gravitics’ SAFE and convertible promissory note agreements. In connection with the Series A-I Closing, all outstanding SAFEs converted into 1,373,131 shares of Series A-I and 738,035 shares of Series A-II redeemable convertible preferred stock, and all outstanding convertible promissory notes and accrued interest, inclusive of $0.6 million of default interest, converted into 122,744 shares of Series A-I and 1,121,204 shares of Series A-III redeemable convertible preferred stock. The SAFE liabilities of $10.1 million and the convertible promissory note liabilities of $5.7 million as of December 31, 2025 were fully satisfied and settled as a result of the conversions. See the “Contractual Obligations” section below for additional information. During the three months ended June 30, 2026, holders exercised an aggregate of 6,247,719 common stock warrants for de minimis cash proceeds, and total common shares issued and outstanding were 13,706,792 as of June 30, 2026.

Gravitics does not believe that its current capital resources, which consist of cash and cash equivalents, will be sufficient to fund operations through at least the next twelve months from the date the unaudited condensed financial statements included in this information statement/prospectus are issued, based on its current operating plan. These factors, individually and collectively, raise substantial doubt about Gravitics’ ability to continue as a going concern. Gravitics’ financial statements do not include any adjustments relating to the recoverability and classification of assets, carrying amounts or the amount and classification of liabilities that may be required should Gravitics be unable to continue as a going concern. As Gravitics continues to pursue its business plan, it expects to finance its operations through equity offerings, including the contemplated public offering in connection with the Merger, debt financings, or other capital sources. There can be no assurance that any additional financing or strategic arrangements will be available to Gravitics on acceptable terms, if at all. If Gravitics does not obtain additional funding, it may be necessary to significantly reduce its scope of operations to reduce its current rate of spending.

Cash Flows

The following table shows a summary of Gravitics’ cash flows for the periods indicated (in thousands):

	Six Months Ended June 30,		Years Ended December 31,
	2026	2025	2025	2024
Cash used in operating activities	$(7,773)	$(3,669)	$(6,024)	$(5,822)
Cash used in investing activities	(315)	(23)	(38)	(71)
Cash provided by financing activities	10,639	3,662	5,382	2,057
Net increase (decrease) in cash and cash equivalents	$2,551	$(30)	$(680)	$(3,836)

Cash Flows from Operating Activities

During the six months ended June 30, 2026, Gravitics used $7.8 million of net cash in operating activities. Cash used in operating activities reflected Gravitics’ net loss of $24.5 million and $0.1 million of cash interest payments on convertible notes, partially offset by non-cash adjustments of $13.2 million and changes in operating assets and liabilities of $3.6 million. Non-cash adjustments primarily consisted of $8.5 million for the change in fair value of warrant liabilities, $3.4 million for the change in fair value of convertible promissory notes, $0.6 million for the change in fair value of SAFE liabilities. Changes in operating assets and liabilities were driven primarily by a $4.2 million increase in deferred revenues, partially offset by a $0.4 million decrease in accounts payable.

85

During the six months ended June 30, 2025, Gravitics used $3.7 million of net cash in operating activities. Cash used in operating activities reflected Gravitics’ net loss of $5.5 million and $0.3 million of cash interest payments on convertible notes, partially offset by non-cash adjustments of $2.8 million and changes in operating assets and liabilities of $0.6 million. Non-cash adjustments primarily consisted of $1.0 million for the change in fair value of warrant liabilities, $0.9 million for the change in fair value of convertible promissory notes, and $0.7 million of stock-based compensation, partially offset by a $0.1 million gain on the change in fair value of SAFE liabilities. Changes in operating assets and liabilities were primarily driven by a $0.4 million increase in unbilled revenues.

During the year ended December 31, 2025, Gravitics used $6.0 million of net cash in operating activities. Cash used in operating activities reflected Gravitics’ net loss of $11.7 million and $0.4 million of cash interest payments on convertible notes, partially offset by non-cash adjustments of $4.8 million and changes in operating assets and liabilities of $1.3 million. Non-cash adjustments primarily consisted of $2.0 million for the change in fair value of warrant liabilities, $1.9 million for the change in fair value of convertible promissory notes, $1.4 million of stock-based compensation, and $0.5 million of change in right-of-use assets, partially offset by a $1.2 million gain on the change in fair value of SAFE liabilities. Changes in operating assets and liabilities were driven primarily by a $1.3 million increase in accounts payable, a $0.3 million increase in accrued expenses, a $0.2 million increase in deferred revenues, and a $0.2 million decrease in unbilled revenues, partially offset by a $0.4 million decrease in operating lease liabilities and a $0.2 million increase in prepaid expenses.

During the year ended December 31, 2024, Gravitics used $5.8 million of net cash in operating activities. Cash used in operating activities reflected Gravitics’ net loss of $9.0 million and $0.7 million of cash interest payments on convertible notes, partially offset by non-cash adjustments of $4.5 million and changes in operating assets and liabilities of $(0.5) million. Non-cash adjustments primarily consisted of $1.5 million of stock-based compensation, $1.2 million for the change in fair value of convertible promissory notes, $1.1 million for the change in fair value of SAFE liabilities, and $0.5 million of change in right-of-use assets, partially offset by a $0.2 million gain on extinguishment of debt. Changes in operating assets and liabilities were primarily driven by a $0.3 million decrease in operating lease liabilities, a $0.2 million increase in accrued expenses, a $0.2 million increase in unbilled revenues, and a $0.1 million increase in prepaid expenses, partially offset by a $0.4 million increase in accounts payable.

Cash Flows from Investing Activities

During the six months ended June 30, 2026, cash used in investing activities was $0.3 million and related to purchases of property and equipment. During the six months ended June 30, 2025 and the years ended December 31, 2025 and 2024, cash used in investing activities was de minimis and related to purchases of property and equipment.

Cash Flows from Financing Activities

During the six months ended June 30, 2026, Gravitics received $10.6 million of net cash from financing activities, consisting of $11.0 million in proceeds from the issuance of Series A-I redeemable convertible preferred stock, partially offset by $0.2 million of Series A-I issuance costs, $0.1 million in repayments of short-term borrowings, and $0.1 million of deferred offering costs paid in connection with the planned public offering.

During the six months ended June 30, 2025, Gravitics received $3.7 million of net cash from financing activities, consisting of $3.7 million in proceeds from the issuance of SAFE instruments and pre-funded warrants and de minimis proceeds from the exercise of pre-funded warrants.

During the year ended December 31, 2025, Gravitics received $5.4 million of net cash from financing activities, consisting of $3.7 million in proceeds from the issuance of SAFE instruments and pre-funded warrants, $1.7 million in proceeds from advance subscriptions related to the planned Series A preferred stock financing, and $0.2 million in proceeds from short-term borrowings, partially offset by $0.1 million in repayments of short-term borrowings.

During the year ended December 31, 2024, Gravitics received $3.1 million of net cash from financing activities, attributable entirely to proceeds from the issuance of SAFE instruments.

86

Funding Requirements

Gravitics expects to devote substantial financial resources to its ongoing and planned activities, particularly as it continues to perform under its contracts with Axiom and the USSF, advances the design and development of its space structures technology platform, and expands its operations.

Gravitics expects its expenses to increase substantially in connection with its ongoing activities. In particular, upon the closing of the Merger, Gravitics expects to incur additional costs associated with operating as a public company, including significant legal, audit, accounting, regulatory and tax-related services associated with maintaining compliance with Nasdaq and SEC requirements, director and officer liability insurance, investor relations costs, and other expenses that Gravitics did not incur as a private company. Accordingly, Gravitics will need to obtain substantial additional funding in connection with its continuing operations. If Gravitics is unable to raise capital or obtain adequate funds when needed or on acceptable terms, it may be required to delay, limit, reduce, or terminate its product development programs or other operations.

Gravitics’ future capital requirements will depend on many factors, including:

●	the scope, timing, progress, and costs of its contract performance obligations, including the Axiom cargo vehicle contract and the STRATFI contract;
●	the costs of continued research and development activities related to its space structures technology platform;
●	the costs of establishing and maintaining manufacturing capabilities and supplier relationships;
●	the revenue, if any, received from existing and future contracts;
●	the cost and timing of attracting, hiring, and retaining skilled personnel to support operations and continued growth;
●	the costs of implementing operational, financial, and management systems;
●	the costs associated with operating as a public company; and
●	the costs of preparing, filing, and prosecuting patent applications, maintaining and enforcing intellectual property rights, and defending intellectual property-related claims.

To the extent that Gravitics raises additional capital through the sale of equity or convertible debt securities, stockholders’ ownership interest will be diluted, and the terms of those securities may include liquidation or other preferences that adversely affect stockholders’ rights. Debt financing, if available, would increase Gravitics’ fixed payment obligations and may involve agreements that include covenants limiting or restricting Gravitics’ operations and ability to take specific actions.

Contractual Obligations

As of June 30, 2026, Gravitics had the following material contractual obligations:

●	Operating lease obligations: Gravitics has a noncancellable operating lease for its office and manufacturing facility with a remaining term ending in 2029. As of June 30, 2026, the current and non-current portions of lease liabilities were $0.5 million and $1.0 million, respectively.

●	Short-term borrowings: As of June 30, 2026, Gravitics had $0.3 million in outstanding short-term borrowings due to an unrelated third party. In March 2026, this advance was formalized under a promissory note bearing interest at 4.15% per annum and maturing in September 2026. All short-term related party and employee loans outstanding as of December 31, 2025 were repaid in full during the six months ended June 30, 2026.

In connection with the Series A-I Closing in January and February 2026 and contemporaneous with the execution of the Merger Agreement, all outstanding SAFEs and convertible promissory notes converted into shares of redeemable convertible preferred stock and the related SAFE liabilities of $10.1 million and convertible promissory note liabilities of $5.7 million as of December 31, 2025 were fully satisfied and settled. As a result, Gravitics had no outstanding SAFE liabilities or convertible promissory note liabilities as of June 30, 2026.

87

Critical Accounting Policies and Significant Judgments and Estimates

Gravitics’ management’s discussion and analysis of its financial condition and results of operations are based on its financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of the financial statements requires Gravitics to make estimates and judgments that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities in its financial statements, as well as the reported amounts of revenues, expenses, and losses during the reporting periods. Gravitics bases its estimates on historical experience, known trends and events, and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions and any such differences may be material.

There have been no material changes to Gravitics’ critical accounting policies and significant judgments and estimates during the six months ended June 30, 2026 from those described below in respect of the years ended December 31, 2025 and 2024, except with respect to the reclassification of certain liability-classified warrants to equity during the six months ended June 30, 2026. While Gravitics’ significant accounting policies are described in more detail in Note 3 to its audited financial statements included elsewhere in this information statement/prospectus, Gravitics believes the following accounting policies are the most critical to the judgments and estimates used in the preparation of its financial statements.

Fair Value of SAFE Liabilities

Gravitics had issued SAFEs to various investors that were classified as liabilities and measured at fair value under the fair value option pursuant to ASC 825. In connection with the Series A-I Closing in January and February 2026, all outstanding SAFEs converted into shares of redeemable convertible preferred stock and the related liabilities were fully settled. As a result, Gravitics had no outstanding SAFE liabilities as of June 30, 2026. As of December 31, 2025 and 2024, the aggregate fair value of SAFE liabilities was $10.1 million and $7.7 million, respectively.

The fair value of the SAFEs at the date of conversion was equal to the fair value of the underlying Series A-I and Series A-II redeemable convertible preferred stock into which they converted. The fair value of the Series A-I redeemable convertible preferred stock was determined based on the $4.89 per share price at which Gravitics issued Series A-I redeemable convertible preferred stock for cash to unrelated investors in the Series A-I Closing. As of December 31, 2025 and 2024, the fair value of the SAFEs was estimated using a probability-weighted scenario analysis combined with a Black-Scholes option pricing model, modeling an equity financing, a liquidity event, and a dissolution event. The significant inputs used in the Level 3 fair value measurement included equity valuation, equity volatility, discount rate, expected term to settlement events, and the probability weighting assigned to each settlement scenario. These estimates were inherently uncertain and required significant management judgment. Refer to Note 7 to Gravitics’ financial statements included elsewhere in this information statement/prospectus for additional information.

Fair Value of Convertible Promissory Notes

Gravitics’ convertible promissory notes were measured at fair value under the fair value option pursuant to ASC 825. In connection with the Series A-I Closing in January and February 2026, all outstanding convertible promissory notes converted into shares of redeemable convertible preferred stock and the related liabilities were fully settled. As a result, Gravitics had no outstanding convertible promissory note liabilities as of June 30, 2026. As of December 31, 2025 and 2024, the aggregate fair value of the convertible promissory notes was $5.7 million and $4.2 million, respectively.

The fair value of the convertible promissory notes at the date of conversion was equal to the fair value of the underlying Series A-I and Series A-III redeemable convertible preferred stock into which they converted. As of December 31, 2025 and 2024, the fair values were determined using a probability-weighted scenario analysis and a Black-Scholes option pricing model for the embedded conversion feature, modeling an equity financing event, a corporate transaction, repayment at maturity, and dissolution. Key inputs included the equity valuation, equity volatility, discount rate, expected term, and scenario probabilities. These estimates involved significant judgment and were inherently uncertain. Refer to Note 7 to Gravitics’ financial statements included elsewhere in this information statement/prospectus for additional information.

Fair Value of Warrant Liabilities and Reclassification to Equity

Gravitics’ liability-classified warrants entitle holders to shares of common stock and are measured at fair value on a recurring basis. As of June 30, 2026, Gravitics had no outstanding warrant liabilities. As of December 31, 2025 and December 31, 2024, the aggregate fair value of the warrant liabilities was $2.9 million and $0.9 million, respectively. For periods through December 31, 2025, the fair value of the liability-classified warrants was determined using an intrinsic value method, computed as the product of the indicated number of warrant shares (based on the applicable equity ownership percentage and the fully diluted capitalization) and the concluded common stock value per share at the measurement date.

During March 31, 2026, the underlying share counts of Gravitics’ Secured Promissory Note Warrants and Default Warrants became fixed upon the full conversion of the related convertible promissory notes in connection with the Series A-I Closing. The warrants thereafter satisfied the indexation criteria under ASC 815-40-15, and Gravitics reclassified them from liabilities to additional paid-in capital at their then-current fair value of $11.4 million as of the reclassification date, with the change in fair value through such date recognized in the statements of operations. The Placement Agent Warrants issued during the first quarter of 2026 were initially classified as liabilities under ASC 815-40 because Gravitics did not have a sufficient number of authorized and unissued common shares available to settle the warrants in shares, and were reclassified to additional paid-in capital during the three months ended June 30, 2026 following the May 22, 2026 amendment to Gravitics’ certificate of incorporation that increased the number of authorized shares of common stock. The Service Provider Warrants issued during the first quarter of 2026 are accounted for as share-based payments to nonemployees under ASC 718. Vesting is contingent upon consummation of the Merger, which Gravitics concluded was not probable as of June 30, 2026, and accordingly no compensation cost has been recognized for these awards notwithstanding their $20.5 million grant-date fair value. During the three months ended June 30, 2026, holders exercised 2,412,035 of the Secured Promissory Note Warrants and Default Warrants and 3,835,684 of the Service Provider Warrants, and the equity-classified Unsecured Promissory Note Warrants were cancelled. The determination of whether warrants satisfy the indexation and equity classification criteria under ASC 815-40, and whether satisfaction of a performance condition is probable, requires significant judgment. Refer to Notes 7 and 9 to Gravitics’ financial statements included elsewhere in this information statement/prospectus for additional information.

88

Revenue Recognition - Cost-to-Cost Method

Gravitics recognizes revenue from its fixed-price contracts over time using the cost-to-cost input method. Under this method, revenue is recognized based on costs incurred to date relative to total estimated costs at completion. This method requires Gravitics to make significant estimates regarding total costs to complete each contract, which are updated periodically based on the most current information available. Changes in estimated total costs at completion are recognized on a cumulative catch-up basis in the period in which the change in estimate is identified. If current estimates indicate a loss is expected on a contract, the entire anticipated loss is recognized in the period in which the loss becomes evident. No contract losses were recognized during the six months ended June 30, 2026 and 2025 or the years ended December 31, 2025 and 2024.

The estimation of total costs to complete, particularly for long-term contracts such as the Axiom cargo vehicle contract and the STRATFI contract, involves significant judgment and is subject to variability as the scope and technical complexity of the work evolves. Changes in these estimates could have a material impact on the timing and amount of revenue recognized in future periods.

Stock-Based Compensation

Gravitics measures stock-based awards at their grant-date fair value and recognizes compensation expense on a straight-line basis over the vesting period. For the three months ended June 30, 2026 and 2025, Gravitics recognized stock-based compensation expense of $(18) thousand and $0.3 million, respectively. For the six months ended June 30, 2026 and 2025, Gravitics recognized stock-based compensation expense of $0.2 million and $0.7 million, respectively. For the years ended December 31, 2025 and 2024, Gravitics recognized stock-based compensation expense of $1.4 million and $1.5 million, respectively. During the three and six months ended June 30, 2026, 221,729 stock options were forfeited or cancelled, which resulted in the reversal of previously recognized compensation cost for unvested awards and a net reduction in stock-based compensation expense for the three months ended June 30, 2026. On July 13, 2026, Gravitics’ board of directors approved the grant of stock options to purchase an aggregate of 2,155,771 shares of common stock under the 2022 Plan at an exercise price of $4.28 per share, subject to a range of vesting schedules including awards that vested in full on the grant date and awards that vest over service periods of up to four years. Of these grants, Philip Wong, Chief Financial Officer, Andrew Jones, Chief Operating Officer, Michael Bowker, Chief Business Officer, and Jim Royston, Chief Technology Officer, each received stock options to purchase 464,998 shares of Gravitics common stock, representing an aggregate of 1,859,992 stock options. Gravitics will begin recognizing compensation cost for these awards in the third quarter of 2026 over the requisite service periods.

Because Gravitics’ common stock was not publicly traded during the periods presented, the fair value of its common stock was determined by its board of directors with input from management, considering contemporaneous independent third-party valuations. The fair value of stock options is estimated using the Black-Scholes option pricing model, which requires the input of assumptions including expected volatility (estimated using a group of comparable publicly traded aerospace and defense companies), expected term (using the simplified method), risk-free interest rate, and expected dividend yield. If any of these assumptions change significantly, stock-based compensation expense for future awards may differ materially from the amounts previously recognized. Following the closing of the Merger and the establishment of a public trading market for Gravitics’ common stock, it will no longer be necessary for Gravitics’ board of directors to estimate the fair value of its common stock, as the fair value will be determined based on the trading price of the common stock.

Related Party Transactions

Gravitics’ significant related party transactions include the following:

●	Axiom Space, Inc.: Gravitics’ largest revenue contract, a $270.0 million fixed-price contract, is with Axiom, which is considered a related party because Type One Ventures, the lead investor in Axiom, also serves as the lead investor of Gravitics and has board representation at both entities. Revenue from the Axiom contract was nil for both the three and six months ended June 30, 2026, and nil and $0.3 million for the three and six months ended June 30, 2025, respectively, and $0.3 million and $1.6 million for the years ended December 31, 2025 and 2024, respectively. During the six months ended June 30, 2026, Gravitics billed and collected milestone amounts under the Axiom contract that were recorded as deferred revenue rather than recognized as revenue.

●	Type One Ventures (SAFE and Convertible Note Investor): Entities affiliated with Type One Ventures, whose representative serves as a member of Gravitics’ board of directors, were significant investors in Gravitics’ SAFE instruments and held a related party convertible promissory note and related party warrants. In connection with the Series A-I Closing in January and February 2026, the related party SAFEs and the related party convertible promissory note converted into shares of redeemable convertible preferred stock, and the related party Secured Promissory Note Warrant and Default Warrant were reclassified to equity. As of December 31, 2025, related party SAFE liabilities totaled $4.5 million, related party convertible promissory notes had a fair value of $0.8 million, and related party warrant liabilities had a fair value of $0.2 million.

●	Short-term related party loans: During 2025, Gravitics received short-term, non-interest-bearing loans from its Chief Executive Officer, Shareholder, and Director and its Cofounder, Chief Marketing Officer, and Shareholder, of which $44,970 remained outstanding as of December 31, 2025. All such amounts were repaid in full during the first quarter of 2026.

Recent Accounting Pronouncements

See Note 3 to Gravitics’ interim financial statements included elsewhere in this information statement/prospectus for a description of recent accounting pronouncements applicable to its financial statements.

Off-Balance Sheet Arrangements

Gravitics does not have any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. Gravitics does not engage in off-balance sheet financing arrangements. Gravitics therefore believes that it is not materially exposed to any financing, liquidity, market, or credit risk that could arise if it had engaged in these relationships.

Quantitative and Qualitative Disclosures About Market Risk

Gravitics is exposed to market risks in the ordinary course of its business. These risks primarily include interest rate risk and credit risk.

Interest Rate Risk

Gravitics’ exposure to interest rate risk is limited. Gravitics’ short-term borrowings bear a fixed interest rate. Gravitics’ operating lease obligation carries a fixed discount rate. Gravitics’ interest-earning assets consist of cash held in checking and money market accounts. A hypothetical increase or decrease of 100 basis points in interest rates would not have a material impact on Gravitics’ financial statements.

Credit Risk

Gravitics deposits cash and cash equivalents with high credit quality financial institutions in the United States. These deposits may, from time to time, exceed the federally insured amounts. Gravitics has not experienced any losses in such accounts and does not believe it is exposed to significant credit risk. Gravitics’ revenue is concentrated among a small number of customers. For the three and six months ended June 30, 2025 and the years ended December 31, 2025 and 2024, two customers accounted for substantially all of Gravitics’ revenue.

89

PRINCIPAL STOCKHOLDERS OF NON-INVASIVE MONITORING SYSTEMS, INC.

The following table and notes thereto set forth certain information with respect to the beneficial ownership of the Non-Invasive Monitoring Systems Common Stock as of September 14, 2026, except as otherwise noted, by (i) each person who is known to Non-Invasive Monitoring Systems to beneficially own more than 5% of the outstanding shares of Non-Invasive Monitoring Systems Common Stock; (ii) each of Non-Invasive Monitoring Systems’ named executive officers, (iii) each of Non-Invasive Monitoring Systems’ directors; and (iv) all of Non-Invasive Monitoring Systems’ executive officers and directors as a group. Except as otherwise indicated, each stockholder named below has sole voting and investment power with respect to the shares of Non-Invasive Monitoring Systems Common Stock beneficially owned.

Unless otherwise noted below, the address of each beneficial owner listed in the table below is c/o Non-Invasive Monitoring Systems, Inc., 4400 Biscayne Blvd., Suite 180, Miami, Florida 33137. The percentages in the table below are based on 1,032,640 shares of Non-Invasive Monitoring Systems Common Stock outstanding as of September 14, 2026, which amount does not reflect the issuance of 274,570 shares in connection with the conversion of the Convertible Note. There are no options to purchase Non-Invasive Monitoring Systems Common Stock currently outstanding.

	Common Stock
		Percentage of
	Shares	Shares
	Beneficially	Beneficially
Name of Beneficial Owner	Owned	Owned
5% Stockholders
Phillip Frost, M.D.(1)	364,603	35.3%
Jane H. Hsiao, Ph.D.(2)	289,705	28.1%
Named Executive Officers and Directors
Jane H. Hsiao, Ph.D.	289,705	28.1%
Phillip Frost, M.D.	364,603	35.3%
James J. Martin	167	*
Adam Logal	-	*
All Executive Officers and Directors as a Group (4 persons)	654,475	63.4%

*Less than one percent.

(1)	Consists of 364,603 shares of Non-invasive Monitoring Systems Common Stock held by Frost Gamma Investments Trust. Dr. Phillip Frost is the trustee and Frost Gamma Limited Partnership is the sole and exclusive beneficiary of Frost Gamma Investments Trust. Dr. Frost is one of two limited partners of Frost Gamma, Limited Partnership. The general partner of Frost Gamma Limited Partnership is Frost Gamma Inc. and the sole shareholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Dr. Frost is also the sole shareholder of Frost-Nevada Corporation.

(2)	Includes 163,692 shares of Non-invasive Monitoring Systems Common Stock held by Hsu Gamma Investments, L.P. and 14,334 shares of Non-Invasive Monitoring Systems Common Stock held by Chin Hsiung Hsiao Family Trust A. Dr. Jane Hsiao is the general partner of Hsu Gamma Investments, L.P. and the general partner of Hsu Gamma Investments, L.P.

90

PRINCIPAL STOCKHOLDERS OF GRAVITICS

The following table and notes thereto set forth certain information with respect to the beneficial ownership of the Gravitics Common Stock as of September 14, 2026, except as otherwise noted, by (i) each person who is known to Gravitics to beneficially own more than 5% of the outstanding shares of Gravitics Common Stock; (ii) each of Gravitics’ named executive officers; (iii) each of Gravitics’ directors; and (iv) all of Gravitics’ executive officers and directors as a group. Except as otherwise indicated, each stockholder named below has sole voting and investment power with respect to the shares of Gravitics Common Stock beneficially owned.

Unless otherwise noted, the address for each beneficial holder is c/o Gravitics, Inc., 4150 152nd Street NE, Suite 102, Marysville, Washington 98271. As of September 14, 2026, there were 24,889,102 shares of Gravitics Common Stock outstanding, which amounts include the issued and outstanding shares of Gravitics Preferred Stock on an as-converted basis but exclude an aggregate of 292,528 shares of Gravitics Common Stock issuable upon the exercise of warrants. In computing the number of shares of Gravitics Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Gravitics Common Stock subject to stock options or warrants held by that person or entity that are currently exercisable or that will become exercisable within 60 days of the date of this prospectus. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

		Percentage of
	Shares	Shares
	Beneficially	Beneficially
	Owned	Owned
Name of Beneficial Owner
5% Stockholders
Colin Doughan(1)	4,000,000	16.1%
Tarek Waked(2)	5,340,580	21.4%
Abdo John Hajj(3)	5,268,580	21.2%
Igal Namdar(4)	3,277,089	13.2%
Chi On So(5)	3,835,683	15.4%
Nicholas Shekerdemian(6)	1,276,736	5.1%
Named Executive Officers and Directors
Colin Doughan	4,000,000	16.1%
Philip Wong(7)	43,055	*
Michael Bowker(8)	83,055	*
Andrew Jones(9)	79,166	*
Jim Royston(10)	129,167	*
Sundeep Kumar(11)	513,833	2.0%
Tarek Waked	5,340,580	21.4%
Abdo John Hajj	5,268,580	21.2%
Nicholas Shekerdemian	1,276,736	5.1%
All Executive Officers and Directors as a Group (9 persons)(12)	11,465,592	44.0%

*Less than one percent.

(1) Consists of 4,000,000 shares of Gravitics Common Stock held by New Dawn Investments LLC. Colin Doughan has voting power and may be deemed the beneficial holder of the shares of common stock held by New Dawn Investments LLC. The business address for New Dawn Investment LLC is 84 Ortega Court, Erie, Colorado 80516.

(2) Consists of (i) 5,268,580 shares of Gravitics Common Stock held by Type One Ventures and its affiliates and (ii) 72,000 shares of Gravitics Common Stock issuable to Mr. Waked upon exercise of vested options. Type One Ventures is the managing member of each of its affiliates and, in such capacity, may be deemed to have voting and dispositive power over the securities held by each affiliate. Tarek Waked and Abdo John Hajj are the General Partners of Type One Ventures and may be deemed to have voting and dispositive power over, and therefore beneficial ownership of, the securities held by each of Type One Venture’s affiliates. Each of Type One Ventures, Mr. Waked and Mr. Hajj disclaims beneficial ownership of such securities except to the extent of their pecuniary interest therein. The business address for Type One Ventures is 22619 Pacific Coast Hwy, Malibu, California 90265.

(3) Consists of 5,268,580 shares of Gravitics Common Stock held by Type One Ventures and its affiliates. Type One Ventures is the managing member of each of its affiliates and, in such capacity, may be deemed to have voting and dispositive power over the securities held by each affiliate. Tarek Waked and Abdo John Hajj are the General Partners of Type One Ventures and may be deemed to have voting and dispositive power over, and therefore beneficial ownership of, the securities held by each of Type One Venture’s affiliates. Each of Type One Ventures, Mr. Waked and Mr. Hajj disclaims beneficial ownership of such securities except to the extent of their pecuniary interest therein. The business address for Type One Ventures is 22619 Pacific Coast Hwy, Malibu, California 90265.

(4) Consists of 3,277,089 shares of Gravitics Common Stock held by Nam Gravitics LLC and its affiliates (“NAM Gravitics”). NAM Gravitics is the managing member of each of its affiliates and, in such capacity, may be deemed to have voting and dispositive power over the securities held by each affiliate. Mr. Igal Namdar is the General Partner of NAM Gravitics and may be deemed to have voting and dispositive power over, and therefore beneficial ownership of, the securities held by each of NAM Gravitics’ affiliates. Each of NAM Gravitics and Igal Namdar disclaims beneficial ownership of such securities except to the extent of their pecuniary interest therein. The business address for NAM Gravitics is 150 Great Neck Rd #304, Great Neck, New York 11021.

(5) Consists of 3,835,683 shares of Gravitics Common Stock held by Soul Capital Partners. Mr. Chi On So is the sole member of Soul Capital Partners. The address of Soul Capital Partners is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(6) Consists of (i) 72,000 shares of Gravitics Common Stock held by The Venture Collective LLC, (ii) 949,030 shares of Gravitics Common Stock held by TVC Momentum Fund I, LP, and (iii) 255,706 shares of Gravitics Common Stock issuable upon exercise of warrants held by TVC Momentum Fund I, LP. Nicholas Shekerdemian has sole voting power over the securities held by The Venture Collective LLC and TVC Momentum Fund I, LP, and can be deemed to be the beneficial holder. The business address for The Venture Collective LLC is 1680 Michigan Avenue, Suite 700, Number 1010, Miami Beach, Florida 33139 and the business address for TVC Momentum Fund I, LP is 22619 Pacific Coast Hwy, Malibu, California 90265.

(7) Consists of 43,055 shares of Gravitics Common Stock issuable upon exercise of vested options issued pursuant to the 2022 Plan.

(8) Consists of 83,055 shares of Gravitics Common Stock issuable upon exercise of vested options issued pursuant to the 2022 Plan.

(9) Consists of 79,166 shares of Gravitics Common Stock issuable upon exercise of vested options issued pursuant to the 2022 Plan.

(8) Consists of 129,167 shares of Gravitics Common Stock issuable upon exercise of vested options issued pursuant to the 2022 Plan.

(11) Consists of 513,833 shares of Gravitics Common Stock issuable upon exercise of vested options issued pursuant to the 2022 Plan.

(12) Consists of (i) 10,289,610 shares of Gravitics Common Stock and 1,175,982 shares of Gravitics Common Stock issuable upon exercise of vested options issued pursuant to the 2022 Equity Incentive Plan and exercise of warrants.

91

PRO FORMA PRINCIPAL STOCKHOLDERS OF THE COMBINED COMPANY

The following table and notes thereto give pro forma effect to the Merger and set forth certain information as of September 14, 2026, with respect to the anticipated beneficial ownership of the common stock of the Combined Company immediately after the Effective Time by: (i) each person who is expected to beneficially own more than 5% of the outstanding shares of the Combined Company’s common stock; (ii) the expected executive officers of the Combined Company, (iii) the expected directors of the Combined Company; and (iv) all of the expected executive officers and directors of the Combined Company as a group. Except as otherwise indicated, each stockholder named below is expected to have sole voting and investment power with respect to the shares of the Combined Company’s common stock beneficially owned.

Unless otherwise noted, the address for each beneficial holder is c/o Gravitics, Inc., 4150 152nd Street NE, Suite 102, Marysville, Washington 98271. The table below assumes that immediately after the Effective Time, the Combined Company will have 31,460,071 shares of common stock outstanding. In computing the number of shares of Combined Company Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Combined Company Common Stock subject to stock options held by that person or entity that are currently exercisable or that will become exercisable within 60 days of the date of this prospectus. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

		Percentage of
	Shares	Shares
	Beneficially	Beneficially
	Owned	Owned
Name of Beneficial Owner
5% Stockholders
Colin Doughan(1)	4,845,954	15.4%
Tarek Waked(2)	6,470,051	20.5%
Abdo John Hajj(3)	6,382,824	20.3%
Igal Namdar(4)	3,970,156	12.6%
Chi On So(5)	4,646,886	14.8%
Named Executive Officers and Directors
Colin Doughan	4,845,954	15.4%
Philip Wong(6)	52,161	*
Michael Bowker(7)	100,620	*
Andrew Jones(8)	95,909	*
Jim Royston(9)	156,484	*
Lance W. Lord (General Retired)	—	—
John C. Karas	—	—
John M. Olson (General Retired)	—	—
Wanda A. Sigur	—	—
Mark A. Lawson	—	—
All Executive Officers and Directors as a Group (10 persons)(10)	5,251,128	16.5%

*Less than one percent.

(1) Consists of 4,845,954 shares of Combined Company Common Stock received in exchange for 4,000,000 shares of Gravitics Common Stock held by New Dawn Investments LLC. Colin Doughan has voting power and can be deemed the beneficial holder of the shares of common stock held by New Dawn Investments LLC. The business address for New Dawn Investment LLC is 84 Ortega Court, Erie, Colorado 80516.

(2) Consists of 6,470,051 shares of Combined Company Common Stock received in exchange for (i) 5,268,580 shares of Gravitics Common Stock held by Type One Ventures and its affiliates and (ii) 72,000 shares of Combined Company Common Stock issuable to Mr. Waked upon exercise of vested options issued to Mr. Waked pursuant to the 2022 Plan. Type One Ventures is the managing member of each of its affiliates and, in such capacity, may be deemed to have voting and dispositive power over the securities held by each affiliate. Tarek Waked and Abdo John Hajj are the General Partners of Type One Ventures and may be deemed to have voting and dispositive power over, and therefore beneficial ownership of, the securities held by each of Type One Venture’s affiliates. Each of Type One Ventures, Tarek Waked and Abdo John Hajj disclaims beneficial ownership of such securities except to the extent of their pecuniary interest therein. The business address for Type One Ventures is 22619 Pacific Coast Hwy, Malibu, California 90265.

(3) Consists of 6,382,824 shares of Combined Company Common Stock received in exchange for 5,268,580 shares of Gravitics Common Stock held by Type One Ventures and its affiliates. Type One Ventures is the managing member of each of its affiliates and, in such capacity, may be deemed to have voting and dispositive power over the securities held by each affiliate. Tarek Waked and Abdo John Hajj are the General Partners of Type One Ventures and may be deemed to have voting and dispositive power over, and therefore beneficial ownership of, the securities held by each of Type One Venture’s affiliates. Each of Type One Ventures, Tarek Waked and Abdo John Hajj disclaims beneficial ownership of such securities except to the extent of their pecuniary interest therein. The business address for Type One Ventures is 22619 Pacific Coast Hwy, Malibu, California 90265.

(4) Consists of 3,970,156 shares of Combined Company Common Stock received in exchange for 3,277,089 shares of Gravitics Common Stock held by Nam Gravitics LLC and its affiliates (“NAM Gravitics”). NAM Gravitics is the managing member of each of its affiliates and, in such capacity, may be deemed to have voting and dispositive power over the securities held by each affiliate. Igal Namdar is the General Partner of NAM Gravitics and may be deemed to have voting and dispositive power over, and therefore beneficial ownership of, the securities held by each of NAM Gravitics’ affiliates. Each of NAM Gravitics and Igal Namdar disclaims beneficial ownership of such securities except to the extent of their pecuniary interest therein. The business address for NAM Gravitics is 150 Great Neck Rd #304, Great Neck, New York 11021.

(5) Consists of 4,646,886 shares of Combined Company Common Stock received in exchange for 3,835,683 shares of Gravitics Common Stock held by Soul Capital Partners. Mr. Chi On So is the sole member of Soul Capital Partners. The address of Soul Capital Partners is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(6) Consists of 52,161 shares of Combined Company Common Stock issuable upon exercise of vested options issued pursuant to the 2026 Equity Incentive Plan.

(7) Consists of 100,620 shares of Combined Company Common Stock issuable upon exercise of vested options issued pursuant to the 2026 Equity Incentive Plan.

(8) Consists of 95,909 shares of Combined Company Common Stock issuable upon exercise of vested options issued pursuant to the 2026 Equity Incentive Plan.

(9) Consists of 156,484 shares of Combined Company Common Stock issuable upon exercise of vested options issued pursuant to the 2026 Equity Incentive Plan.

(10) Consists of (i) 4,845,954 shares of Combined Company Common Stock and 405,174 shares of Gravitics Common Stock issuable upon exercise of options issued pursuant to the 2026 Equity Incentive Plan.

92

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of each transaction for the two most recently completed fiscal years, as well as the current fiscal year, other than compensation arrangements disclosed elsewhere herein, to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years; and
●	any of our directors, executive officers or holders of more than 5% of any class of our voting securities, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Dr. Frost is a director and over 5% shareholder of Cocrystal Pharma, Inc. (“Cocrystal Pharma”), a clinical stage Nasdaq listed biotechnology company. The Company’s Chief Financial Officer also serves as the Chief Financial Officer and Co-Chief Executive Officer of Cocrystal Pharma.

The Company signed a five year lease for administrative office space in Miami, Florida with a company controlled by Dr. Phillip Frost, who is the beneficial owner of more than 10% of the Company’s common stock. The rental payments under the Miami office lease, which commenced January 1, 2008 and expired on December 31, 2012, were approximately $1,250 per month and then continued on a month-to-month basis. In February 2016 the rent was reduced to $0 per month. For the years ended December 31, 2025 and 2024, the Company did not record any rent expense related to the Miami lease. At December 31, 2025 and 2024 there was $0 rent payable.

The Company is under common control with multiple entities and the existence of that control could result in operating results or financial position of each individual entity significantly different from those that would have been obtained if the entities were autonomous. One of those related parties, OPKO Health, Inc. (“OPKO”) and the Company are under common control and OPKO has a one percent ownership interest in the Company that OPKO has accounted for as an equity method investment due to the ability to significantly influence the Company.

Notes payable- related party are summarized in the following table (in thousands):

	As of December 31, 2025	As of July 31, 2025
(a) Notes payable- Frost Gamma Investments Trust	$470	$445
(b) Notes payable- Dr. Jane Hsiao	150	150
Total Notes payable - related party	$620	$595

(a) The Company has outstanding notes payable to Frost Gamma Investments Trust (“Frost Gamma”) which pertained to promissory notes issued in fiscal 2021 and 2022, in the principal amount of $75,000 and $75,000, respectively. The promissory notes accrue interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026, as amended on January 5, 2026. The Frost Gamma promissory note may be prepaid in advance of the maturity date without penalty. Frost Gamma is a trust controlled by Dr. Phillip Frost, a current director of the Company, who beneficially owns in excess of 10% of the Company’s common stock.

On August 15, 2023, the Company entered into a new promissory note agreement with Frost Gamma in the principal amount of $200,000, which also accrues interest at a rate of 11% per annum, payable on the maturity date June 30, 2026, as amended on January 5, 2026. This promissory note may also be prepaid in advance of the maturity date without penalty.

On September 25, 2024, October 23, 2024, January 23, 2025 and August 27, 2025, the Company entered into new promissory note agreements with Frost Gamma in the aggregate principal amount of $120,000, which also accrues interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026, as amended on January 5, 2026. The promissory notes may also be prepaid in advance of the maturity date without penalty.

There were no payments made on the promissory notes to Frost Gamma and as such, total outstanding notes payable balance was $470,000 and $445,000 as of December 31, 2025 and July 31, 2025, respectively.

93

Subsequent to the fiscal year ended December 31, 2025, the Company entered into additional promissory notes with Frost Gamma in the aggregate principal amount of $125,000 which accrues interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026, as amended on January 5, 2026. The promissory notes may also be prepaid in advance of the maturity date without penalty.

(b) The Company has outstanding notes payable Dr. Jane Hsiao which pertained to promissory notes issued in fiscal 2021 and 2022, in the principal amount of $75,000 and $75,000, respectively. The promissory notes accrue interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026, as amended on January 5, 2026. The promissory notes to Dr. Hsiao may be prepaid in advance of the maturity date without penalty. Dr. Hsiao is the Company’s Chairman and Interim CEO, and who beneficially owns in excess of 10% of the Company’s common stock.

There were no payments made on the promissory notes to Dr. Hsiao and as such, total outstanding notes payable balance was $150,000 as of December 31, 2025 and July 31, 2025, respectively.

On January 5, 2026, the Company and each of Dr. Frost and Dr. Hsiao entered into amendments for each of the outstanding promissory notes to extend the maturity date from December 31, 2025 to June 30, 2026.

On May 7, 2026, the Company entered into a new promissory note agreement with Frost Gamma in the aggregate principal amount of $200,000 and Jane Hsiao in the aggregate principal amount of $100,000, which both also accrue interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026. The promissory notes may also be prepaid in advance of the maturity date without penalty.

On June 24, 2026, the Company used the proceeds from its sale of a convertible promissory note in the principal amount of $809,705.75 (the “Note Sale Transaction”) to repay in full the amounts due under certain outstanding promissory notes of the Company (the “Original Notes”), consisting of an aggregate of $720,000 in principal and an aggregate of $89,705.75 of accrued and unpaid interest due thereon, which were held by Dr. Hsaio and Dr. Frost. Following the Note Sale Transaction, Dr. Hsiao and an affiliate of Dr. Frost still hold promissory notes of the Company in the principal amounts of $150,000 and $150,000, respectively (collectively, the “Remaining Notes”). The Remaining Notes have a stated maturity date of September 30, 2026. The Remaining Notes do not have conversion rights with respect to the amounts due thereunder. It is contemplated that the amounts due under the Remaining Notes will be repaid from the proceeds of the Public Offering.

On June 30, 2026, Non-Invasive Monitoring Systems entered into Fourth Amendments to certain Promissory Notes dated October 4, 2021 and September 16, 2022 in the combined principal amount of $150,000 with Frost Gamma Investments Trust (“Frost Gamma Notes”), a trust controlled by Dr. Frost. The maturity date on both Frost Gamma Notes was amended from June 30, 2026 until September 30, 2026. On September 29, 2026, the Company entered into Fifth Amendments to the Frost Gamma Notes to further extend the maturity dates from September 30, 2026 to October 31, 2026. No other provisions of the Frost Gamma Notes were amended.

On June 30, 2026, Non-Invasive Monitoring Systems entered into Fourth Amendments to certain Promissory Notes dated October 4, 2021 and September 16, 2022 in the principal amount of $150,000 with Dr. Hsiao (the “Hsiao Notes”). The maturity date on the Hsiao Notes was amended from June 30, 2026 until September 30, 2026. On September 29, 2026, the Company entered into Fifth Amendments to the Hsiao Notes to further extend the maturity dates from September 30, 2026 to October 31, 2026. No other provisions of the 2021 Hsiao Notes were amended.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

Non-Invasive Monitoring Systems stockholders will not sell, exchange or dispose of any shares of Non-Invasive Monitoring Systems Common Stock as a result of the Merger. Thus, there will be no material U.S. federal income tax consequences to Non-Invasive Monitoring Systems stockholders as a result of the Merger

The following is a discussion of the material U.S. federal income tax consequences to holders of Gravitics Common Stock of receiving Non-Invasive Monitoring Systems Common Stock in the Merger. This summary deals only with holders that hold their Gravitics Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is based on the existing provisions of the Code, the U.S. Treasury Regulations promulgated under the Code and administrative rulings and court decisions in effect as of the date of this information statement/prospectus, all of which are subject to change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion.

This summary is not a complete description of all the tax consequences of the Merger and, in particular, does not address tax considerations applicable to investors subject to special rules, such as certain financial institutions, insurance companies, real estate investment trusts, regulated investment companies, U.S. expatriates or former long-term residents of the United States, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, dealers or traders, insurance companies, tax-exempt entities, persons holding their shares as part of a hedge, straddle, conversion, constructive sale or other integrated transaction including the constructive sale provisions of Section 1259 of the Code, holders that treat their Gravitics Common Stock as qualified small business stock for purposes of Sections 1045 and/or 1202 of the Code, holders who acquired their Gravitics Common Stock in connection with stock option or stock purchase plans or in other compensatory transactions, and persons subject to the “applicable financial statement” tax accounting rules under Section 451(b) of the Code. It also does not address any U.S. state and local tax, U.S. federal non-income tax or Non-U.S. tax considerations. It also does not address the alternative minimum tax or the Medicare tax on net investment income. Non-Invasive Monitoring Systems does not expect Gravitics to be a United States real property holding corporation within the meaning of section 897(c) of the Code, and the remainder of this discussion assumes that Gravitics is not so treated. The following discussion is intended only as a summary of certain material U.S. federal income tax consequences of the Merger and does not purport to be a complete analysis or listing of all of the potential tax effects relevant to a decision on whether to approve the Merger. The following discussion also does not address the U.S. federal income tax consequences to the holders that exercise dissenters’ rights.

94

As used herein, “holder” means a beneficial owner of Gravitics Common Stock. “U.S. Holder” means a holder that is, for U.S. federal income tax purposes, (i) a citizen or individual resident of the United States, (ii) a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia, (iii) a trust subject to the control of a U.S. person and the primary supervision of a U.S. court or (iv) an estate the income of which is subject to U.S. federal income tax without regard to its source. “Non-U.S. Holder” means a holder that is, for U.S. federal income tax purposes, an individual, a corporation, a trust or an estate that is not a U.S. Holder.

Partnerships (or other pass-through entities) holding Gravitics Common Stock, and partners (or other owners) in such partnerships (or other pass-through entities), should consult their own tax advisors about the U.S. federal income tax consequences to them of receiving Non-Invasive Monitoring Systems Common Stock in the Merger.

The tax consequences of the Merger will depend on a holder’s specific situation. Holders should consult their own tax advisors as to the U.S. federal income tax consequences to them in light of their particular circumstances, as well as the applicability and effect of the alternative minimum tax and any state, local, and non-U.S. income or other tax laws and any changes in those laws.

Non-Invasive Monitoring Systems and Gravitics intend for the Merger to be treated as a “reorganization” within the meaning of Section 368(a) of Code for U.S. federal income tax purposes. The completion of the Merger is not conditioned upon the Merger qualifying for the intended tax treatment and neither Non-Invasive Monitoring Systems nor Gravitics has requested, and neither intends to request a ruling from the IRS as to the U.S. federal income tax consequences of the Merger. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of those set forth below. If the Merger failed to qualify as a reorganization, holders of Gravitics Common Stock who receive shares Non-Invasive Monitoring Systems Common Stock in exchange for shares of Gravitics Common Stock in the Merger would generally be treated as if they sold their shares of Gravitics Common Stock in exchange for Non-Invasive Monitoring Systems Common Stock in a fully taxable transaction. Holders should consult their tax advisors regarding the tax characterization of the Merger under their particular circumstances, including the whether the Merger qualifies as a reorganization, and the tax considerations relevant to them if it failed to qualify as a reorganization (See “Risk Factors – Risks Related to the Merger - If the Merger does not qualify as a reorganization under the Code, Gravitics stockholders exchanging shares of Gravitics Common Stock for shares of Non-Invasive Monitoring Systems Common Stock in the Merger may be taxed on the full amount of the consideration received in the Merger”).

Provided the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, holders will generally not recognize any gain or loss on their exchange of Gravitics Common Stock for Non-Invasive Monitoring Systems Common Stock as a result of the Merger.

Holders will generally have an adjusted tax basis in the Non-Invasive Monitoring Systems Common Stock received in the Merger equal to the adjusted tax basis of the Gravitics Common Stock surrendered by such holder in the Merger. The holding period for Non-Invasive Monitoring Systems Common Stock received in the Merger will generally include the holding period for the Gravitics Common Stock surrendered therefor. If a holder holds different blocks of Gravitics Common Stock (generally, Gravitics Common Stock acquired on different dates or at different prices), such holder should consult its tax advisor with respect to the determination of the tax bases and/or holding periods of the particular shares of Non-Invasive Monitoring Systems Common Stock received in the Merger.

THE DISCUSSION ABOVE DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR HOLDER. EACH HOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF THE MERGER IN LIGHT OF THE HOLDER’S OWN CIRCUMSTANCES.

95

DESCRIPTION OF NON-INVASIVE MONITORING SYSTEMS CAPITAL STOCK

The following description of Non-Invasive Monitoring Systems Common Stock is not complete and may not contain all the information you should consider before investing in Non-Invasive Monitoring Systems Common Stock. This description is a summary of certain provisions contained in, and is qualified in its entirety by reference to, the Charter and the Bylaws

Authorized Capital Stock

Under our Articles of Incorporation, our authorized capital stock consists of:

●	400,000,000 shares of common stock, par value $0.01 per share; and
●	1,000,000 shares of preferred stock, par value $0.01 per share.

The following is a description of the material terms of our Articles of Incorporation and bylaws. We refer you to our Articles of Incorporation and bylaws, copies of which have been filed with the SEC as exhibits to our Registration Statement of which this information statement/prospectus forms a part.

Common Stock

We are currently authorized to issue an aggregate of 400,000,000 shares of common stock, par value $0.01 per share. As of the date of this prospectus, there were outstanding 1,032,640 shares of our common stock.

Preferred Stock

We are currently authorized to issue an aggregate of 1,000,000 designated shares of preferred stock with preferences, rights and limitations to be determined by the Company’s Board followed by an Amendment to the Articles of Incorporation. The Company has one class of preferred stock comprised of the Series B preferred stock (the “Series B”) which were issued on or about July 17, 1986. As of the date of this prospectus, there were 100 shares outstanding of our Series B. Holders of the Series B are entitled to vote with the holders of common stock as a single class on all matters. The Series B is not redeemable by the Company and has a liquidation value of $100 per share, plus unpaid dividends, if any. Dividends are non-cumulative, and are at the rate of $10 per share, if declared. The Company has no records of dividends ever being declared.

Many years after Series B was issued by the Company, the current management was appointed. The Company does not have any records of any of the names, addresses or contact information of the Series B holders and the Company has not had any contact with any such holders for over 15 years. Accordingly, the holders of the Series B were not provided with any notices of stockholder meetings or any actions taken by the stockholders of the Company since at least 15 years ago and accordingly did not have the opportunity to vote on any such actions taken by the Company’s stockholders (unless any Series B holders were holders of the Common Stock and received notice as common stockholders). Under Florida law, the ratification of defective corporate actions is governed by Section 607.0147 of the FBCA. This statute provides a detailed framework for addressing procedural issues related to defective corporate actions, including those involving prior stockholder actions Prior to the consummation of the Merger pursuant to Section 607.147(1) and other applicable sections of the FBCA, the Company’s Board intends to seek stockholder, ratification of any prior actions taken by the Company, in accordance and in compliance with Florida law, and thereafter withdraw the Series B certificate of designations with the Secretary of State of the State of Florida.

On June 30, 2026, the Company received (a) a written consent in lieu of a meeting from the members of the board of directors of the Company and (b) on July 15, 2026, the Company received a written consent in lieu of a meeting from the holders of approximately 63.4% of the voting stock of the Company which approved the granting of authority to the Board to amend the Company’s Articles of Incorporation to ratify and approve certain defective corporate action related to our Series B and to file Articles of Validation with the Secretary of State of the State of Florida.

Dividends

We have not paid any cash dividends on shares of Non-Invasive Monitoring Systems Common Stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition and will be within the discretion of the Non-Invasive Monitoring Systems Board. It is the current intention of the Non-Invasive Monitoring Systems Board to retain all earnings, if any, for use in our business operations and, accordingly, the Non-Invasive Monitoring Systems Board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent

The registrar and transfer agent for Non-Invasive Monitoring Systems Common Stock is Equity Stock Transfer, LLC.

96

Listing

Non-Invasive Monitoring Systems Common Stock is quoted on the OTC Pink Market under the symbol “NIMU.” Upon the Effective Date, Non-Invasive Monitoring Systems will be renamed Gravitics Holdings, Inc. We have applied to have the Non-Invasive Monitoring Systems Common Stock listed on Nasdaq under the symbol “GVTX.” The closing of the Merger is conditioned upon the approval of our listing application and there is no guarantee or assurance that the Non-Invasive Monitoring Systems Common Stock will be approved for listing on Nasdaq. We will not consummate the Merger unless Nasdaq shall have approved the listing of the Non-Invasive Monitoring Systems Common Stock.

Anti-Takeover Effects of Provisions of our Articles of Incorporation and Bylaws

Our Articles of Incorporation and Bylaws contain certain provisions which could have the effect of discouraging attempts to acquire control by means of tender offer, open market purchase, a proxy fight or otherwise. These provisions include the following:

●	Authorized and Unissued Shares. The authorized but unissued shares of common stock and preferred stock are available for future use as determined by the Company’s board, without any further vote or action by shareholders, which could render it difficult or discourage attempts by others to obtain control over the Company because the Company could authorize the issuance of preferred series of stock with voting, conversion, and other rights that could delay or prevent a change of control; and

●	No Cumulative Voting. Florida Statute Section 607.0728 provides that shareholders are not entitled to the right to cumulative voting in the election of directors unless the Articles of Incorporation specify otherwise. The Company’s Articles of Incorporation do not provide for cumulative voting, which could make the removal of incumbent officers and directors more difficult.

COMPARISON OF GRAVITICS STOCKHOLDER RIGHTS BEFORE AND AFTER THE MERGER

If the Merger is completed, Gravitics stockholders will receive shares of Non-Invasive Monitoring Systems Common Stock pursuant to the terms of the Merger Agreement. Upon completion of the Merger, Non-Invasive Monitoring Systems’ Articles of Incorporation will be amended to change its corporate name to “Gravitics Holdings, Inc.”

Non-Invasive Monitoring Systems is incorporated under the laws of the State of Florida, while Non-Invasive Gravitics is incorporated under the laws of the State of Delaware. If the Merger is completed, the rights of Non-Invasive Monitoring Systems stockholders will continue to be governed by the DGCL, Non-Invasive Monitoring Systems’ Charter and Non-Invasive Monitoring Systems’ Bylaws. Upon completion of the Merger, Gravitics stockholders will become Non-Invasive Monitoring Systems stockholders, and their rights will also be governed by the DGCL, Non-Invasive Monitoring Systems’ Charter and Non-Invasive Monitoring Systems’ Bylaws.

The material differences between the current rights of Gravitics stockholders under Gravitics’ restated certificate of incorporation and amended and restated bylaws, and their rights as Non-Invasive Monitoring Systems stockholders after the Merger under the Non-Invasive Monitoring Systems Charter and the Non-Invasive Monitoring Systems Bylaws, both as will be in effect immediately following the consummation of the Merger, are summarized below. The summary below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the DGCL, FBCA, and the governing corporate instruments that are subject to amendment in accordance with their terms. The identification of specific differences is not intended to indicate that other equally significant or more significant differences do not exist. You should carefully read this entire document and the other referenced documents, including the governing corporate instruments and the relevant provisions of the DGCL and FBCA, for a more complete understanding of the differences between being a stockholder of Gravitics before the Merger and being a stockholder of the Combined Company following the completion of the Merger. For more information on how to obtain these documents, see the section titled “Where You Can Find Additional Information” contained in this information statement/ prospectus.

97

Provision	Florida Law, Florida Articles of Incorporation, and Florida Bylaws	Delaware Law, Delaware Certificate of Incorporation, and Delaware Bylaws	Notes
Amendment of Charter Documents	Florida law requires a vote of the corporation’s board of directors followed by the affirmative vote of the majority of shares present or in person and entitled to vote to approve any amendment to the articles of incorporation. If any proposed amendment would adversely alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series adversely affected by the amendment. The Florida Bylaws provide that the bylaws may be altered, amended, or repealed by the Board of Directors or stockholders, except that the Board of Directors may not amend or repeal a bylaw if: (a) the articles of incorporation or Florida law reserves such power exclusively to the stockholders; (b) the stockholders expressly provide that the Board of Directors may not amend or repeal such bylaw; or (c) such bylaw had been altered, amended or adopted by a vote of the stockholders, until a period of two years after such vote.	For amendments to the certificate of incorporation, Delaware law requires that the corporation’s board of directors adopt a resolution setting forth the amendment proposed, declaring its advisability and, subject to limited exceptions, either calling a special meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment or directing that the amendment proposed be considered at the next annual meeting of the stockholders. Unless a greater percentage vote is required by the certificate of incorporation, a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class or series entitled to vote thereon as a class or series are required to be voted in favor of the adoption of the certificate of incorporation amendment proposed. The Delaware Certificate of Incorporation and the Delaware Bylaws provide that the Board of Directors is authorized to adopt, amend, or repeal the bylaws; provided that (i) the Board of Directors may not amend or repeal a bylaw if such power is reserved exclusively to the stockholders and (ii) the stockholders may amend, alter, or repeal any bylaw whether adopted or amended by Board of Directors or otherwise.	The Florida Bylaws modify the powers granted to the stockholders in the Company’s existing bylaws by (A) preserving the stockholders’ power to alter, amend, or repeal any bylaw and by (B) removing the restriction on the Board of Directors to adopt, amend, or repeal bylaws (i) if the stockholders expressly provide that the Board of Directors may not amend or repeal such bylaw or (ii) if such bylaw had been amended or adopted by a vote of the stockholders, until a period of two years after such vote.

98

Provision	Florida Law, Florida Articles of Incorporation, and Florida Bylaws	Delaware Law, Delaware Certificate of Incorporation, and Delaware Bylaws	Notes
Number of Directors	Florida law provides that a corporation must have at least one director, and may provide in its articles of incorporation or in its bylaws for a fixed number of directors or a variable number of directors, and for the manner in which the number of directors may be increased or decreased. The Company’s existing bylaws provide that the Board of Directors shall consist of no less than one nor more than 15 members, the number of the same to be fixed by the Board of Directors.	Delaware law provides that a corporation must have at least one or more directors to be fixed by, or in the manner provided in, the bylaws of the corporation, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the certificate of incorporation. The Delaware Certificate of Incorporation does not fix the number of directors. The Delaware Bylaws provide that the Board of Directors shall consist of no less than one nor more than 15 members, the number of the same to be fixed by the Board of Directors.	Florida and Delaware law are substantially similar in respect to setting the number of directors of the Company. The Florida Bylaws are substantially similar to the Company’s existing bylaws. In both the Florida Bylaws and the Company’s existing bylaws, the stockholders have the right to amend the bylaws to set a specific number of directors.

Classified Board of Directors	Under Florida law, the articles of incorporation or the bylaws may provide for the classification of directors into as many as three classes with staggered terms of office or as to their election by one or more authorized classes or series of shares. The Company’s existing articles of incorporation and existing bylaws do not provide for a classified board of directors.	Under Delaware law, the certificate of incorporation or the bylaws may provide for the classification of directors into as many as three classes with staggered terms of office. The Delaware Certificate of Incorporation and the Delaware Bylaws do not provide for a classified board of directors.	Florida and Delaware law are substantially similar in respect to classification of the Board of Directors. The Board of Directors does not believe that classification is in the best interests of the stockholders, who should be able to vote on the election of all directors at each annual meeting of stockholders.

Term of Board of Directors	Florida law provides that, absent classification of the board, each director shall hold office until the next annual meeting of stockholders and until such director’s successor is elected and qualified, or until there is a decrease in the number of directors. The Company’s existing bylaws provide that each director shall hold office until the next annual stockholders meeting and until his or her successor is qualified, unless sooner removed by the stockholders or such director’s earlier death or resignation.	Absent classification, the default rule in Delaware is that each director shall hold office until the next annual meeting of stockholders (and until such director’s successor is elected and qualified) or until such director’s earlier resignation or removal. The Delaware Bylaws provide that each director shall hold office until the next annual stockholders meeting and until his or her successor is elected and qualified, unless sooner removed by the stockholders or such director’s earlier death, resignation, or disqualification.	Florida and Delaware law are substantially similar in respect to the term of directors. The Florida Bylaws and the Company’s existing bylaws are substantially similar in this regard.

99

Provision	Florida Law, Florida Articles of Incorporation, and Florida Bylaws	Delaware Law, Delaware Certificate of Incorporation, and Delaware Bylaws	Notes
Removal of Directors	Florida law provides that any director may be removed, with or without cause, from office by the vote of stockholders unless the articles of incorporation provide that directors may be removed only for cause. With respect to corporations that elect directors with cumulative voting, a director may not be removed if, in the case of a meeting, the number of votes sufficient to elect the director are cast against such director’s removal. The Company’s existing bylaws provide that directors may be removed by the stockholders at any general or special meeting.	Delaware law provides that any director or the entire Board of Directors may be removed with or without cause by the holders of a majority in voting power of the issued and outstanding stock entitled to vote at an election of directors, except that (1) members of a classified board of directors may be removed only for cause, unless the certificate of incorporation provides otherwise, and (2) in the case of a corporation having cumulative voting, directors may not be removed in certain situations without satisfying certain stockholder approval requirements. The Delaware Certificate of Incorporation provides that there shall be no cumulative voting in the election of directors of the Company. The Delaware Bylaws provide that directors may be removed by the stockholders at any general or special meeting.	Florida and Delaware law are substantially similar in respect to the removal of directors. The Florida Bylaws and the Company’s existing bylaws are identical in this regard.

Filling Vacancies on the Board of Directors	Florida law provides that all vacancies, including those caused by an increase in the number of directors, may be filled by the stockholders or by the directors, though less than a quorum, unless it is otherwise provided in the articles of incorporation. The Company’s existing bylaws provide that vacancies on the Board of Directors, including vacancies created by an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum.	Delaware law provides that, unless otherwise provided in the certificate of incorporation or bylaws of a corporation, vacancies and newly created directorships may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Further, if at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board of directors, the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships. The Delaware Bylaws provide that vacancies on the Board of Directors, including vacancies created by an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum or by the sole remaining director.	Delaware law provides greater protection to the Company’s stockholders by permitting stockholders representing at least 10% of the issued and outstanding shares to apply to the Delaware Court of Chancery to have an election of directors in the situation where the directors in office constitute less than a majority of the whole Board of Directors. The Delaware Bylaws provide substantially the same appointment rights as the Company’s existing bylaws.

100

Provision	Florida Law, Florida Articles of Incorporation, and Florida Bylaws	Delaware Law, Delaware Certificate of Incorporation, and Delaware Bylaws	Notes
Board of Directors Action by Unanimous Consent	Under Florida law, unless otherwise stated in the articles of incorporation or bylaws, any action required or permitted to be taken at a meeting of the board of directors or committee of the board of directors may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the board of directors except any interested directors. The Company’s existing articles of incorporation and bylaws do not change this statutory provision.	Under Delaware law, unless otherwise restricted in the certificate of incorporation or bylaws, any action required or permitted to be taken at any meeting of the board of directors or committee of the board of directors may be taken without a meeting if all members of the board of directors or committee consent thereto in writing, or by electronic transmission. The Delaware Certificate of Incorporation and the Delaware Bylaws do not change this statutory provision.	Florida and Delaware law are substantially similar in respect to the action by written consent of the Board of Directors. The Florida Bylaws and the Company’s existing bylaws are substantially similar in respect to action by written consent of the Board of Directors.

Stockholder Voting – Quorum	Florida law provides that a majority of the voting power, present in person or by proxy at a meeting of stockholders (regardless of whether the proxy has authority to vote on all matters), constitutes a quorum for the transaction of business. The Florida Bylaws provide that, unless the articles of incorporation or applicable law provide otherwise, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter.	Delaware law provides that unless otherwise provided in the certificate of incorporation or bylaws, a majority of shares entitled to vote, present in person or by proxy, constitutes a quorum at a stockholder meeting. The Delaware Bylaws provide that, unless applicable law provides otherwise, a majority of the votes entitled to vote on a matter by a voting group constitutes a quorum of that voting group for action on that matter.	Florida and Delaware law are substantially similar in respect to quorum requirements. The Florida Bylaws and the Company’s existing bylaws are substantially similar in respect to stockholder quorum requirements.

Director Elections	Florida law provides that, unless otherwise stated in the articles or bylaws, the election of directors shall be by a plurality of the vote. The Company’s existing bylaws are silent on the vote required for election of directors. Florida law by default provides that election of directors is by a plurality of the vote.	Delaware law provides that, unless otherwise stated in the articles or bylaws, the election of directors shall be by a plurality of the vote. The Delaware Bylaws are silent on the vote required for election of directors. Delaware law by default provides that election of directors is by a plurality of the vote.	Florida and Delaware law are substantially similar in respect to the election of directors. The Florida Bylaws and the Company’s existing bylaws are substantially similar in respect to director elections.

101

Provision	Florida Law, Florida Articles of Incorporation, and Florida Bylaws	Delaware Law, Delaware Certificate of Incorporation, and Delaware Bylaws	Notes
Stockholder Action by Consent	Florida law provides that, unless the articles of incorporation provide otherwise, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote if the action is taken by the holders of the outstanding shares having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consent to the action in writing. The Company’s existing articles of incorporation provide that the stockholders may not take action by written consent, and that all stockholder action is required to be taken at an annual or special meeting of the stockholders.	Delaware law provides that, unless the certificate of incorporation provides otherwise, any action required to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation. In addition, the corporation is required to give prompt notice of the taking of the corporate action without a meeting by less than unanimous consent to those stockholders who did not so consent. The Delaware Certificate of Incorporation provides that the stockholders may not take action by consent without a meeting, and that all stockholder action is required to be taken at an annual or special meeting of the stockholders.	Florida and Delaware law are substantially similar in relation to action by consent of the stockholders in lieu of a meeting. The Florida Certificate of Incorporation and the Company’s existing articles of incorporation are substantially similar in respect to action by consent of the stockholders in lieu of a meeting.

Limitation on Director Liability	Under Florida law, a director is not individually liable to the corporation or any other person for any damages as a result of any act or failure to act in his or her capacity as a director unless it is proven that: (a) the director breached or failed to perform his or her duties and (b) the breach of, or failure to perform, those duties constituted any of the following: (i) a violation of criminal law, (ii) any transaction in which the director received an improper personal benefit, (iii) voting for or assenting to any unlawful distribution, (iv) in a proceeding by or in the right of the corporation or a stockholder, for acts or omissions constituting a conscious disregard for the best interest of the corporation or willful or intentional misconduct, and (v) in a proceeding by or in the right of someone other than the corporation or a stockholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. The Company’s existing articles of incorporation do not change this statutory provision.	Under Delaware law, if a corporation’s certificate of incorporation so provides, the personal liability of a director for breach of fiduciary duty as a director may be eliminated or limited. A corporation’s certificate of incorporation, however, may not limit or eliminate a director’s personal liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (c) for the payment of unlawful dividends, stock repurchases or redemptions, or (d) for any transaction in which the director received an improper personal benefit. The Delaware Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, a director shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.	Under Florida law, such exculpatory provisions apply automatically under the FBCA, whereas in Delaware, such exculpatory provisions must be included in the certificate of incorporation, which such provisions are included in the Company’s Delaware Certificate of Incorporation. The Delaware Certificate of Incorporation eliminates personal liability of a director for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

102

Provision	Florida Law, Florida Articles of Incorporation, and Florida Bylaws	Delaware Law, Delaware Certificate of Incorporation, and Delaware Bylaws	Notes
Declaration and Payment of Dividends	Under Florida law, except as otherwise provided in the articles of incorporation, a board of directors may authorize and the corporation may make distributions to its stockholders, including distributions on shares that are partially paid. However, no distribution may be made if, after giving effect to such distribution: (a) the corporation would not be able to pay its debts as they become due in the usual course of business; or (b) except as otherwise specifically allowed by the articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved and wound up at the time of distribution, to satisfy the preferential rights upon dissolution and winding up of stockholders whose preferential rights are superior to those receiving the distribution. The Company’s existing articles of incorporation do not change this statutory provision.	Under Delaware law, subject to any restriction contained in a corporation’s certificate of incorporation, the board of directors may declare, and the corporation may pay, dividends upon the shares of its capital stock either (a) out of “surplus” or (b) in the event that there is no surplus, out of the net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, unless net assets (total assets in excess of total liabilities) are less than the amount determined to be capital or if following payment of the dividend the corporation will either have an unreasonably small amount of capital for the business in which it is engaged or intends to engage in or not be able to pay its debts as they become due. “Surplus” is defined as the excess, if any, of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors (which amount cannot be less than the aggregate par value of all issued shares of capital stock).	Florida law provides different guidelines under which the Company may declare and pay dividends.

Taxes and Fees	Florida imposes an annual corporate income tax, which is computed using federal taxable income, modified by certain adjustments set forth by the state of Florida. Adjusted federal taxable income is apportioned to Florida using a three-factor formula. The formula is a weighted average, designating 25% each to factors for property and payroll, and 50% to sales.	Delaware imposes annual franchise tax fees on non-exempt corporations incorporated in Delaware. The minimum annual tax using the authorized shares method (based on an equation consisting of the number of shares authorized) is $175 and the minimum annual tax using the assumed par value capital method (based on an equation consisting of the number of shares authorized, the number of shares outstanding, and

103

LEGAL MATTERS

The validity of the shares of Non-Invasive Monitoring Systems Common Stock offered hereby will be passed upon for Non-Invasive Monitoring Systems by Nason Yeager Gerson Harris & Fumero, P.A.

EXPERTS

The financial statements of Non-Invasive Monitoring Systems, Inc. as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, included in this information statement/prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to Non-Invasive Monitoring Systems, Inc.’s ability to continue as a going concern as described in Note 2 to the financial statements) of Weinberg & Company, P.A., an independent registered public accounting firm, upon the authority of said firm as experts in auditing and accounting.

The balance sheets of Gravitics, Inc. as of December 31, 2025 and 2024, and the related statements of operations, changes in redeemable convertible preferred stock and stockholders’ deficit, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein, which report includes an explanatory paragraph about the existence of substantial doubt concerning Gravitics, Inc.’s ability to continue as a going concern. Such financial statements have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Non-Invasive Monitoring Systems files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Non-Invasive Monitoring Systems, which you can access at www.sec.gov. Non-Invasive Monitoring Systems is currently a shell company (as defined in Rule 12b-2 of the Exchange Act) and does not maintain an active website.

Statements contained in this information statement/prospectus regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to the full text of that contract or other document filed as an exhibit with the SEC.

You may request copies of documents concerning Non-Invasive Monitoring Systems for free by written or telephonic request to:

Non-Invasive Monitoring Systems, Inc.

4400 Biscayne Blvd., Suite 180

Miami, Florida 33137

104

INDEX TO FINANCIAL STATEMENTS

Non-Invasive Monitoring Systems, Inc.

Gravitics, Inc.

Page
Unaudited Financial Statements for the Three and Six Months Ended June 30, 2026
Condensed Balance Sheets (Unaudited) as of June 30, 2026 and December 31, 2025	F-32
Condensed Statements of Operations (Unaudited) for the three and six months ended June 30, 2026 and 2025	F-33
Condensed Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit (Unaudited) for the three and six months ended June 30, 2026 and 2025	F-34
Condensed Statements of Cash Flows (Unaudited) for the six months ended June 30, 2026 and 2025	F-35
Notes to Unaudited Condensed Financial Statements	F-36 to F-56

F-1

NON-INVASIVE MONITORING SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	June 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current assets
Cash	$160	$6
Prepaid expenses	4	-
Total current assets	164	6
Total assets	$164	$6

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current liabilities
Accounts payable and accrued expenses	$304	$142
Current liabilities - discontinued operations	51	51
Notes payable - related parties	300	620
Convertible note	810	-
Notes Payable - accrued interest	142	189
Total current liabilities	1,607	1,002

Total liabilities	1,607	1,002

Commitments and contingencies

Shareholders’ deficit
Series B Preferred Stock, par value $1.00 per share; 100 shares authorized, issued and outstanding; liquidation preference $10	-	-
Common Stock, par value $0.01 per share; 400,000,000 shares authorized; 1,032,640 shares issued and outstanding as of June 30, 2026 and December 31, 2025	10	10
Additional paid in capital	28,112	28,112
Accumulated deficit	(29,565)	(29,118)

Total shareholders’ deficit	(1,443)	(996)
Total liabilities and shareholders’ deficit	$164	$6

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-2

NON-INVASIVE MONITORING SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - Unaudited

(In thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Operating costs and expenses
General and administrative	$261	$26	$404	$49

Total operating costs and expenses	261	26	404	49

Operating loss	(261)	(26)	(404)	(49)

Interest expense - related parties	(23)	(16)	(43)	(32)

Net loss	$(284)	$(42)	$(447)	$(81)

Weighted average number of common shares outstanding - Basic and diluted	1,032,640	1,032,640	1,032,640	1,032,640

Basic and diluted loss per common share	(0.28)	$(0.04)	$(0.43)	$(0.08)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-3

NON-INVASIVE MONITORING SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT Unaudited

For the three and six months ended June 30, 2026

(In thousands, except share and per share data)

	Preferred Stock Series B		Common Stock		Additional Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at December 31, 2025	100	$-	1,032,640	$10	$28,112	$(29,118)	$(996)
Net loss	-	-	-	-	-	(163)	(163)
Balance at March 31, 2026	100	-	1,032,640	10	28,112	(29,281)	(1,159)
Net loss	-	-	-	-	-	(284)	(284)
Balance at June 30, 2026	100	$-	1,032,640	$10	$28,112	$(29,565)	$(1,443)

For the three and six months ended June 30, 2025

(In thousands, except share per share data)

	Preferred Stock Series B		Common Stock		Additional Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at December 31, 2024	100	$-	1,032,640	$10	$28,112	$(28,948)	$(826)
Net loss	-	-	-	-	-	(39)	(39)
Balance at March 31, 2025	100	-	1,032,640	10	28,112	(28,987)	(865)

Net loss	-	-	-	-	-	(42)	(42)
Balance at June 30, 2025	100	$-	1,032,640	$10	$28,112	$(29,029)	$(907)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-4

NON-INVASIVE MONITORING SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - Unaudited

(In thousands)

	Six months ended June 30,
	2026	2025
Operating activities
Net loss	$(447)	$(81)
Adjustments to reconcile net loss to net cash used in operating activities
Changes in operating assets and liabilities
Prepaid expenses	(4)	9
Accounts payable and accrued expenses	161	(8)
Accrued interest	(46)	32
Net cash used in operating activities	(336)	(48)

Financing Activities
Proceeds from notes payable - related party	400	40
Proceeds from convertible note	810	-
Payment of notes payable	(720)	-
Net cash provided by financing activities	490	40

Net increase (decrease) in cash	154	(8)
Cash, beginning of period	6	11
Cash, end of period	$160	$3

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-5

NON-INVASIVE MONITORING SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2026 AND 2025

1. ORGANIZATION AND BUSINESS

Organization. Non-Invasive Monitoring Systems, Inc., a Florida corporation (together with its consolidated subsidiaries, the “Company” or “NIMS”). The Company previously developed and marketed its Exer-Rest® line of acceleration therapeutic platforms based upon unique, patented whole body periodic acceleration (“WBPA”) technology of which the Company maintains patents. The Company maintains limited administration, but does not have any operations or inventory.

Business. The Company is currently a shell company (as defined in Rule 12b-2 of the Exchange Act).

Discontinued Operations. On May 3, 2019, the Company exchanged inventory for forgiveness of accrued unpaid rent. The Company has no inventory, no immediate plans to replenish inventory and has no current plans to develop or market new products.

Accordingly, the Company determined that the assets and liabilities met the discontinued operations criteria in Accounting Standards Codification 205-20-45 and were classified as discontinued operations at June 30, 2026 and December 31, 2025.

Basis of Presentation. The condensed consolidated balance sheet at December 31, 2025 was derived from the audited consolidated financial statements for the five months transition period then ended, but does not contain all of the footnote disclosures from the annual financial statements, and (b) the unaudited condensed consolidated interim financial statements included herein have been prepared by Non-Invasive Monitoring Systems, Inc. (together with its consolidated subsidiaries, the “Company” or “NIMS”) in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and the instructions to the quarterly report on Form 10-Q and Rule 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. These statements reflect adjustments, all of which are of a normal, recurring nature, and which are, in the opinion of management, necessary to present fairly the Company’s financial position as of June 30, 2026, and results of operations and cash flows for the interim periods ended June 30, 2026 and 2025. The results of operations for the six months ended June 30, 2026, are not necessarily indicative of the results for a full year. Certain information and footnote disclosure normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. The Company’s accounting policies continue unchanged from December 31, 2025. These financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s transition report on Form 10-KT for the period ended December 31, 2025.

Reverse Stock Split. On July 27, 2026, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Florida to effect a 1-for-150 reverse stock split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”). The Reverse Stock Split did not change the par value of the Company’s common stock, which remains $0.01 per share, or the number of authorized shares of common stock, which remains 400,000,000 shares. The Reverse Stock Split became effective in the market on July 30, 2026. As a result of the Reverse Stock Split, all shares and per-share amounts presented in the accompanying consolidated financial statements and notes thereto have been retroactively adjusted to reflect the Reverse Stock Split as if it had occurred at the beginning of the earliest period presented.

Going Concern. The Company’s condensed consolidated financial statements have been prepared and presented on a basis assuming it will continue as a going concern. As reflected in the accompanying condensed consolidated financial statements, the Company had net losses of approximately $447,000 and $81,000 for the six months ended June 30, 2026 and 2025, respectively, and has experienced continuous cash outflows from operating activities. The Company also has an accumulated deficit of approximately $29,565,000 as of June 30, 2026. The Company had approximately $160,000 of cash and a total shareholders’ deficit of $1,443,000 at June 30, 2026. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

F-6

The Company is seeking potential mergers, acquisitions and strategic collaborations. The Company is also exploring obtaining additional promissory notes from related parties. There is no assurance that the Company will be successful in this regard, and, if not successful, that it will be able to continue its business activities. The accompanying condensed consolidated financial statements do not include any adjustments that might be necessary from the outcome of this uncertainty.

On March 6, 2026, the Company entered into an Agreement and Plan of Merger and Reorganization with Gravitics Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of the Company, and Gravitics, Inc., a Delaware corporation, providing for, among other things, and subject to the terms and conditions therein, an all-stock merger transaction. The Merger Agreement was amended on June 30, 2026, to, among other things, extend the outside closing date for the Merger to September 30, 2026.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidation. The condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Non-Invasive Monitoring Systems of Florida, Inc., which has no current operations, and NIMS of Canada, Inc., a Canadian corporation, which has no current operations. All inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions, such as deferred taxes and accruals as estimates, that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and reported amounts of expenses during the reporting period. Actual results could differ materially from these estimates.

Fair Value of Financial Instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2026 and December 31, 2025. The respective carrying value of certain on-balance-sheet financial instruments such as cash, prepaid expenses, accounts payable and accrued expenses approximate fair values because they are short term in nature or they bear current market interest rates.

Related Parties. The Company follows ASC 850 “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.

Recent Accounting Pronouncements. The Company considers the applicability and impact of all relevant Accounting Standard Updates (“ASU’s”). Our conclusion was that they did not have any material effect on the condensed consolidated financial statements.

3. SHAREHOLDERS’ DEFICIT

The Company has a single class of Preferred Stock. Holders of Series B Preferred Stock are entitled to vote with the holders of common stock as a single class on all matters. We are currently authorized to issue an aggregate of 401,000,000 shares of capital stock, consisting of 400,000,000 shares of common stock and 1,000,000 designated shares of preferred stock with preferences and rights to be determined by our Board of Directors.

Series B Preferred Stock is not redeemable by the Company and has a liquidation value of $100 per share, plus declared and unpaid dividends, if any. Dividends are non-cumulative, and are at the rate of $10 per share, if declared.

No preferred stock dividends were declared for the three and six months ended June 30, 2026 and 2025.

The Company did not issue any shares of the Company’s common stock during the three and six months ended June 30, 2026 and 2025.

F-7

4. BASIC AND DILUTED LOSS PER SHARE

Basic net loss per common share is computed by dividing net loss attributable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed giving effect to all dilutive potential common shares that were outstanding during the period. In computing diluted net loss per share for the periods ended June 30, 2026 and 2025, no dilution adjustment has been made to the weighted average outstanding common shares because the assumed conversion of preferred stock and convertible notes would be anti-dilutive.

5. RELATED PARTY TRANSACTIONS

The Company is provided office space in Miami, Florida on a month-to-month basis by a company controlled by Dr. Phillip Frost, who is the beneficial owner of more than 10% of the Company’s common stock. For the six months ended June 30, 2026 and 2025, the Company did not record any rent expense related to the Miami lease. At June 30, 2026 and 2025 there was no rent payable.

The Company’s Chief Financial Officer serves as the Chief Financial Officer of Cocrystal Pharma, Inc., a clinical stage Nasdaq listed biotechnology company, and in which Dr. Frost serves on the Board.

See Note 6 for notes payable to related parties.

6. NOTES PAYABLE

Related Party notes

Notes payable - related party are summarized in the following table (in thousands):

	As of June 30, 2026	As of December 31, 2025

(a) Notes payable- Frost Gamma Investments Trust	$150	$470
(b) Notes payable- Dr. Jane Hsiao	150	150
Total Notes payable - related party	$300	$620

(a) Between the years 2021 through 2025, the Company issued several promissory notes to Frost Gamma Investments Trust (“Frost Gamma”) totaling $470,000 in the principal amount, which remained outstanding as of December 31, 2025. The promissory notes carry similar terms, including accrue interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026. The Frost Gamma promissory note may be prepaid in advance of the maturity date without penalty.

During 2026, the Company entered into two additional promissory notes with Frost Gamma in the aggregate principal amount of $300,000. The promissory notes carry terms similar to those promissory notes issued in prior years and accrues interest at a rate of 11% per annum, payable on the maturity date on June 30,2026. The promissory notes may also be prepaid in advance of the maturity date without penalty. In June 2026, the Company made principal and interest payments of $620,000 and $88,000, respectively, to the Frost Gamma promissory notes, reducing the outstanding principal and accrued interest balance to $150,000 and $70,000, respectively, as of June 30, 2026.

On June 30, 2026, the Company amended the remaining outstanding promissory notes to Frost Gamma to extend their maturity date from June 30, 2026, to September 30, 2026.

Frost Gamma is a trust controlled by Dr. Phillip Frost, a current director of the Company, and who beneficially owns in excess of 10% of the Company’s common stock.

F-8

(b) As of December 31, 2025, the Company has outstanding notes payable Jane Hsiao, Ph.D. (“Dr. Hsiao”) which pertained to promissory notes issued in fiscal 2021 and 2022, in the principal amount of $75,000 and $75,000, respectively or an aggregate principal amount of $150,000. The promissory notes accrue interest at a rate of 11% per annum, payable on the maturity date on September 30, 2026, as amended on June 30, 2026. The promissory notes to Dr. Hsiao may be prepaid in advance of the maturity date without penalty.

On May 7, 2026, the Company entered into a new promissory note agreement with Jane Hsiao in the principal amount of $100,000, which also accrues interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026. The promissory notes may also be prepaid in advance of the maturity date without penalty. In June 2026, the Company fully settled the promissory note issued in May 7, 2026. As such, the outstanding principal and accrued interest balance of the promissory notes to Jane Hsiao as of June 30, 2026 was $150,000 and $70,000, respectively.

Dr. Hsiao is the Company’s Chairman and Interim CEO, and who beneficially owns in excess of 10% of the Company’s common stock.

Convertible Note- Unrelated party

On June 24, 2026, the Company, and Defender Opportunity LLC, a Delaware limited liability company (the “Buyer” or the “Holder”), entered into a Note Purchase Agreement, pursuant to which the Company sold the Buyer a Convertible Promissory Note (the “Convertible Note”) in the principal amount of $809,706 (the “Note Sale Transaction”). The proceeds from the Note Sale Transaction were used by the Company to repay in full the amounts due under certain outstanding promissory notes of the Company (the “Prepaid Notes”), consisting of an aggregate of $720,000 in principal and an aggregate of $89,706 of accrued and unpaid interest due thereon. The Prepaid Notes were held by Dr. Jane Hsaio, an officer and director of the Company and beneficial owner of more than 10% of the Company’s common stock, and Dr. Phillip Frost, a director of the Company and beneficial owner of more than 10% of the Company’s common stock. The Buyer is not an affiliate of the Company, Dr. Frost or Dr. Hsiao.

The Convertible Note was issued on June 24, 2026 (the “Original Issue Date”) and has a stated maturity date of December 31, 2026 (the “Convertible Note Maturity Date”). The Convertible Note may not be prepaid in whole or in part without the prior written consent of the Holder. The Convertible Note bears interest at the rate of 11% per annum from the Original Issue Date until November 12, 2026, and 22% per annum thereafter, and shall be due and payable upon the earlier of (i) the conversion in full of the Convertible Note after November 12, 2026, (ii) any prepayment of the Convertible Note with the consent of the Holder, or (iii) the Convertible Note Maturity Date; provided, however, that no interest will be payable on the Convertible Note if the Merger (as defined below) is consummated on or before September 30, 2026. Amounts due under the Convertible Note may be converted into shares of the Company’s Common Stock (the “Conversion Shares”), at any time at the option of the Holder, at a conversion price of $2.95 per share (the “Conversion Price”). In addition, the full amount due under the Convertible Note will automatically convert into Conversion Shares at the Conversion Price upon the closing of the merger (the “Merger”) contemplated by the Agreement and Plan of Merger and Reorganization the Company entered into with Gravitics, Inc., dated March 6, 2026 (as previously reported in a Current Report on Form 8-K the Company filed with the Securities and Exchange Commission (“SEC”) on March 12, 2026). Notwithstanding the foregoing, the Holder’s conversion of amounts due under the Convertible Note is subject to a 4.99% beneficial ownership limitation, which may be increased to 9.99% at the option of the Holder. The Conversion Price and number of Conversion Shares issuable upon conversion of the Convertible Note is subject to adjustment from time to time for any subdivision or consolidation of the Company’s shares and other standard dilutive events. As of June 30, 2026, the notes are contingently convertible in 275,069 shares of our common stock.

7. COMMITMENTS AND CONTINGENCIES

Leases.

The Company was under an operating lease agreement for our corporate office space that expired in 2012. The lease currently continues on a month-to-month basis at no cost.

8. SUBSEQUENT EVENT

On July 27, 2026, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Florida to effect a 1-for-150 reverse stock split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”). The Reverse Stock Split did not change the par value of the Company’s common stock, which remains $0.01 per share, or the number of authorized shares of common stock, which remains 400,000,000 shares. The Reverse Stock Split became effective in the market on July 30, 2026.

As a result of the Reverse Stock Split, all shares and per-share amounts presented in the accompanying condensed consolidated financial statements and notes thereto have been retroactively adjusted to reflect the Reverse Stock Split as if it had occurred at the beginning of the earliest period presented.

F-9

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

Non-Invasive Monitoring Systems, Inc.

Miami, Florida

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Non-Invasive Monitoring Systems, Inc. (the “Company”) as of December 31, 2025 and July 31, 2025, the related consolidated statements of operations and comprehensive loss, shareholders’ deficit, and cash flows for the five-month period ended December 31, 2025 and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2025, and the results of its consolidated operations and its cash flows for the five-month period then ended in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company incurred a net loss and used cash in operations during the period ended December 31, 2025, and the Company had a shareholders’ deficit as of that date. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 to the consolidated financial statements. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provided a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current-period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

Weinberg & Company, P.A.

Los Angeles, California

March 27, 2026, except for Note 1 to which the date is August 7, 2026

F-10

NON-INVASIVE MONITORING SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	December 31, 2025	July 31, 2025
ASSETS
Current assets
Cash	$6	$3
Prepaid expenses	-	4
Total current assets	6	7

TOTAL ASSETS	$6	$7

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$142	$147
Current liabilities - discontinued operations	51	51
Notes payable – related parties	620	595
Accrued interest – related parties	189	161
Total current liabilities	1,002	954

Commitments and contingencies

Shareholder’ deficit
Series B preferred stock - par value $1.00 per share; 100 shares authorized, issued and outstanding; liquidation preference $10	-	-
Common Stock, par value $0.01 per share; 400,000,000 shares authorized; 1,032,640 shares issued and outstanding as of December 31, 2025 and July 31, 2025, respectively	10	10
Additional paid-in capital	28,112	28,112
Accumulated deficit	(29,118)	(29,069)
Total shareholders’ deficit	(996)	(947)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$6	$7

The accompanying notes are an integral part of these consolidated financial statements.

F-11

NON-INVASIVE MONITORING SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

Five Months Ended December 31, 2025 and 2024

(In thousands, except per share data)

	For the Five Months Ended December 31,
	2025	(Unaudited) 2024

Operating costs and expenses
General and administrative	21	77
Total operating costs and expenses	21	77
Operating loss	(21)	(77)

Interest expense, related parties	(28)	(24)

Net loss	$(49)	$(101)

Weighted average number of common shares outstanding - basic and diluted	1,033	1,033

Basic and diluted loss per common share	(0.05)	(0.10)

The accompanying notes are an integral part of these consolidated financial statements.

F-12

NON-INVASIVE MONITORING SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

Five Months Ended December 31, 2025 and 2024 (unaudited)

(In thousands, except share amounts)

	Preferred Stock				Additional
	Series B		Common Stock		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at July 31, 2025	100	-	1,032,640	10	28,112	(29,069)	$(947)
Net loss	-	-	-	-	-	(49)	(49)
Balance at December 31, 2025	100	$-	1,032,640	$10	$28,112	$(29,118)	$(996)

	Preferred Stock				Additional
	Series B		Common Stock		Paid in	Accumulated
(Unaudited)	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at July 31, 2024	100	-	1,032,640	10	28,112	(28,847)	$(725)
Net loss	-	-	-	-	-	(101)	(101)
Balance at December 31, 2024	100	$-	1,032,640	$10	$28,112	$(28,948)	$(826)

The accompanying notes are an integral part of these consolidated financial statements.

F-13

NON-INVASIVE MONITORING SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Five Months Ended December 31, 2025 and 2024

(In thousands)

	For the Five Months Ended
	2025	2024
		(Unaudited)
Cash Flows from Operating Activities
Net loss	$(49)	$(101)
Adjustments to reconcile net loss to net cash used in operating activities:
Extinguishment of accounts payable	-	-
Changes in operating assets and liabilities
Prepaid expenses	4	(11)
Accounts payable and accrued expenses	(5)	(19)
Accrued interest – related parties	28	24
Net cash used in operating activities of continuing operations	(22)	(69)

Cash Flows from Financing Activities
Proceeds from notes payable – related parties	25	55
Net cash provided by financing activities of continuing operations	25	55

Net increase (decrease) in cash	3	(14)
Cash, beginning of period	3	25
Cash of continuing operations, end of period	$6	$11

The accompanying notes are an integral part of these consolidated financial statements.

F-14

NON-INVASIVE MONITORING SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the PERIODS ended December 31, 2025, JULY 31, 2025 and 2024

1. ORGANIZATION AND BUSINESS

Organization. Non-Invasive Monitoring Systems, Inc., a Florida corporation (together with its consolidated subsidiaries, the “Company” or “NIMS”). The Company previously developed and marketed its Exer-Rest® line of acceleration therapeutic platforms based upon unique, patented whole body periodic acceleration (“WBPA”) technology of which the Company maintains patents. The Company maintains limited administration, but does not have any operations or inventory.

The Company historically had a July 31 fiscal year end. On March 27, 2026, the Company filed a Transition Report on Form 10-KT and changed its fiscal year end to December 31. The audited financial statements herein are as of December 31, 2025, and for the five-month period then ended. The financial statements herein for the comparable period ended December 31, 2024 are unaudited. The audited financial statements for the years ended July 31, 2025 and 2024 are included in the Company’s Annual Report on Form 10-K, filed on January 30, 2026.

Business. The Company is currently a shell company (as defined in Rule 12b-2 of the Exchange Act).

Reverse Stock Split. On July 27, 2026, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Florida to effect a 1-for-150 reverse stock split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”). The Reverse Stock Split did not change the par value of the Company’s common stock, which remains $0.01 per share, or the number of authorized shares of common stock, which remains 400,000,000 shares. The Reverse Stock Split became effective in the market on July 30, 2026. As a result of the Reverse Stock Split, all shares and per-share amounts presented in the accompanying consolidated financial statements and notes thereto have been retroactively adjusted to reflect the Reverse Stock Split as if it had occurred at the beginning of the earliest period presented.

Going Concern. The Company’s consolidated financial statements have been prepared and presented on a basis assuming it will continue as a going concern. As reflected in the accompanying consolidated financial statements, the Company had net losses from continuing operations of approximately $49,000 for the five months ended December 31, 2025 and experienced cash outflows from operating activities of $22,000, and had a stockholders’ deficit as of that date. The Company also has an accumulated deficit of $29.1 million as of December 31, 2025. The Company had $6,000 of cash at December 31, 2025 and negative working capital of approximately $978,000. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is seeking potential mergers, acquisitions and strategic collaborations. There is no assurance that the Company will be successful in this regard, and, if not successful, that it will be able to continue its business activities. The accompanying consolidated financial statements do not include any adjustments that might be necessary from the outcome of this uncertainty.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidation. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Non-Invasive Monitoring Systems of Florida, Inc., which has no current operations, and NIMS of Canada, Inc., a Canadian corporation, which has no current operations. All inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions, such as deferred taxes as estimates, that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of expenses during the reporting period. Actual results could differ materially from these estimates.

F-15

Cash and Cash Equivalents. The Company considers all highly liquid short-term investments purchased with an original maturity date of three months or less to be cash equivalents. The Company had approximately $6,000 and $3,000, on deposit in bank operating accounts at December 31, 2025 and July 31, 2025, respectively.

Income Taxes. The Company uses the asset and liability method to determine the income tax expense or benefit. Deferred tax assets and liabilities are computed based on temporary differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates that are expected to be in effect when the differences are expected to recovered or settled. Any resulting net deferred tax assets are evaluated for recoverability and, accordingly, a valuation allowance is provided when it is more likely than not that all or some portion of the deferred tax asset will not be realized.

The Company files its tax returns as prescribed by the laws of the jurisdictions in which it operates. Tax years ranging from 2020 to 2024 remain open to examination by various taxing jurisdictions as the statute of limitations has not expired. The net operating losses are generally subject to examination up to three years after the utilization of such losses. It is the Company’s policy to include income tax interest and penalty expense in its tax provision.

Fair Value of Financial Instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2025 and July 31, 2025. The respective carrying value of certain on-balance-sheet financial instruments such as cash, prepaid expenses and accounts payable and accrued expenses approximate fair values because they are short term in nature.

Loss Contingencies. We recognize contingent losses that are both probable and estimable. In this context, we define probability as circumstances under which events are likely to occur. In regard to legal costs, we record such costs as incurred.

Related Parties. The Company follows ASC 850 “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.

Recent Accounting Pronouncements. The Company considers the applicability and impact of all relevant Accounting Standard Updates (“ASU’s”). Our conclusion was that they did not have any material effect on the consolidated financial statements.

3. DISCONTINUED OPERATIONS

On May 3, 2019, the Company exchanged its inventory for forgiveness of accrued unpaid rent. Concurrent with the exchange management with the appropriate level of authority determined to discontinue the operations of the product segment. As of December 31, 2025 and July 31, 2025, accounts payable and accrued expenses related to these operations had a balance of $51,000 each year and presented as “Current liabilities-discontinued operations” in the accompanying consolidated balance sheets.

4. SHAREHOLDERS’ DEFICIT

The Company has one class of Preferred Stock. Holders of Series B Preferred Stock are entitled to vote with the holders of common stock as a single class on all matters. We are currently authorized to issue an aggregate of 401,000,000 shares of capital stock, consisting of 400,000,000 shares of common stock and 1,000,000 designated shares of preferred stock with preferences and rights to be determined by our Board of Directors.

Series B Preferred Stock is not redeemable by the Company and has a liquidation value of $100 per share, plus declared and unpaid dividends, if any. Dividends are non-cumulative, and are at the rate of $10 per share, if declared.

No preferred stock dividends were declared for the five months ended December 31, 2025 and years ended July 31, 2025 and 2024.

The Company did not issue any shares of the Company’s common stock during the five months ended December 31, 2025 and years ended July 31, 2025 and 2024.

F-16

5. BASIC AND DILUTED LOSS PER SHARE

Basic net loss per common share is computed by dividing net loss attributable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed giving effect to all dilutive potential common shares that were outstanding during the period. Diluted potential common shares consist of incremental shares issuable upon conversion of preferred stock. In computing diluted net loss per share for the five months ended December 31, 2025 and 2024, no dilution adjustment has been made to the weighted average outstanding common shares because the assumed conversion of preferred stock would be anti-dilutive.

6. RELATED PARTY TRANSACTIONS

Our principal corporate office is located at 4400 Biscayne Blvd., Miami, Florida. We occupy this space from Frost Real Estate Holdings, LLC, which is a company controlled by Dr. Phillip Frost, a member of the Board of Directors and one of our largest beneficial shareholders. We previously leased the approximately 1,800 square feet under a lease agreement, which commenced with a five-year term on January 1, 2008 and expired on December 31, 2012, and then we went on a month-to-month basis and then in February 2016 the office space rent was reduced to $0 per month.

For the periods ended December 31, 2025 and 2024, the Company did not record any rent expense related to the Miami lease. At December 31, 2025 and July 31, 2025 there was $0 rent payable.

The Company has related party notes outstanding, as described below in Note 7.

The Company is under common control with multiple entities and the existence of that control could result in operating results or financial position of each individual entity significantly different from those that would have been obtained if the entities were autonomous. One of those related parties, OPKO Health, Inc. (“OPKO”) and the Company are under common control and OPKO has a one percent ownership interest in the Company that OPKO has accounted for as an equity method investment due to the ability to significantly influence the Company.

F-17

7. NOTES PAYABLE – RELATED PARTY

Notes payable- related party are summarized in the following table (in thousands):

	As of December 31, 2025	As of July 31, 2025

(a) Notes payable- Frost Gamma Investments Trust	$470	$445
(b) Notes payable- Dr. Jane Hsiao	150	150
Total Notes payable - related party	$620	$595

(a) The Company has outstanding notes payable to Frost Gamma Investments Trust (“Frost Gamma”) which pertained to promissory notes issued in fiscal 2021 and 2022, in the principal amount of $75,000 and $75,000, respectively. The promissory notes accrue interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026, as amended on January 5, 2026. The Frost Gamma promissory note may be prepaid in advance of the maturity date without penalty. Frost Gamma is a trust controlled by Dr. Phillip Frost, a current director of the Company, and who beneficially owns in excess of 10% of the Company’s common stock.

On August 15, 2023, the Company entered into a new promissory note agreement with Frost Gamma in the principal amount of $200,000, which also accrues interest at a rate of 11% per annum, payable on the maturity date June 30, 2026, as amended on January 5, 2026. This promissory note may also be prepaid in advance of the maturity date without penalty.

On September 25, 2024, October 23, 2024, January 23, 2025 and August 27, 2025, the Company entered into new promissory note agreements with Frost Gamma in the aggregate principal amount of $120,000, which also accrues interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026, as amended on January 5, 2026. The promissory notes may also be prepaid in advance of the maturity date without penalty.

There were no payments made on the promissory notes to Frost Gamma and as such, total outstanding notes payable balance was $470,000 and $445,000 as of December 31, 2025 and July 31, 2025, respectively.

On January 5, 2026, the Company and each of Dr. Frost and Dr. Hsiao entered into amendments for each of the outstanding promissory to extend the maturity date from December 31, 2025 to June 30, 2026.

(b) The Company has outstanding notes payable Jane Hsiao, Ph.D. (“Dr. Hsiao”) which pertained to promissory notes issued in fiscal 2021 and 2022, in the principal amount of $75,000 and $75,000, respectively. The promissory notes accrue interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026, as amended on January 5, 2026. The promissory notes to Dr. Hsiao may be prepaid in advance of the maturity date without penalty. Dr. Hsiao is the Company’s Chairman and Interim CEO, and who beneficially owns in excess of 10% of the Company’s common stock.

There were no payments made on the promissory notes to Dr. Hsiao and as such, total outstanding notes payable balance was $150,000 as of December 31, 2025 and July 31, 2025, respectively.

On January 5, 2026, the Company and each of Dr. Frost and Dr. Hsiao entered into amendments for each of the outstanding promissory notes to extend the maturity date from December 31, 2025 to June 30, 2026.

F-18

8. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses from continuing operations are summarized in the following table (in thousands):

	December 31, 2025	July 31, 2025
Accounts payable	$89	$99
Accrued redemption	10	10
Accrued other	43	38
Total	$142	$147

9. INCOME TAXES

The Company accounts for income taxes using the asset and liability method. Pursuant to this method, deferred tax assets and liabilities are established for the differences between the financial reporting and the tax bases of the Company’s assets and liabilities and net operating loss carryforwards at enacted tax rates expected to be in effect when such amounts are realized or settled. A valuation allowance related to deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The accounting for uncertain tax positions guidance under ASC 740 requires that we recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. The application of this guidance does not affect the Company’s financial position, results of operations or cash flows for the years ended December 31, 2025 and 2024.

The Company files its tax returns in the U.S. federal jurisdiction and with U.S. states. The Company is subject to tax audits in all jurisdictions for which it files tax returns. Tax audits by their very nature are often complex and can require several years to complete. There are currently no tax audits that have commenced with respect to income tax or any other returns in any jurisdiction. Tax years ranging from 2021 to 2025 remain open to examination by various taxing jurisdictions as the statute of limitations has not expired. Because the Company is carrying forward income tax attributes, such as net operating losses and tax credits from earlier tax years, these attributes can still be audited when utilized on returns filed in the future. It is the Company’s policy to include income tax interest and penalties expense in its tax provision.

The difference between income taxes at the statutory federal income tax rate of 21% in 2025 and 2024 and income taxes reported in the consolidated statements of operations are attributable to the following (in thousands):

	December 31, 2025%		December 31, 2024%
Income tax benefit at the federal statutory rate from continuing operations	$(47)	21.0	$(49)	21.0
State income taxes, net of effect of federal taxes	(10)	4.3	(10)	4.3
Expired net operating losses	0	-	0	-
Change in valuation allowance	57	(25.3)	59	(25.3
Total	$-	-	$-	-

F-19

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets consist of the following (in thousands):

	December 31, 2025	July 31, 2025
Federal and State net operating loss	$3,886	$3,886
Foreign net operating loss	18	18
Other	-	-
	3,904	3,904
Less: Valuation allowance	(3,904)	(3,904)
Net deferred tax asset	$-	$-

At December 31, 2025, the Company had available Federal and State net operating loss carry forwards of approximately $15.5 million and foreign net operating loss carry forwards of approximately $0.1 million which expire in various years beginning in 2023. $2.1 million net operating loss carry forwards generated in 2019 and later years never expire. However, these net operating losses can only be used to reduce taxable income by 80 percent.

A valuation allowance is required to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. After consideration of all the evidence, both positive and negative, management has determined that a full $3.9 million valuation allowance at December 31, 2025 ($3.8 million at December 31, 2024) was necessary. The valuation allowance increased by approximately $56,000 and decreased by $313,000 for the years ended December 31, 2025 and 2024, respectively. The Company paid no taxes for the years 2025 or 2024.

10. SUBSEQUENT EVENTS

Merger Agreement

On March 6, 2026, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), by and among the Company, Gravitics Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company (the “Merger Sub”), and Gravitics, Inc., a Delaware corporation (“Gravitics”). The Merger Agreement provides that, among other things and upon the terms and subject to the conditions thereof, at the effective time (the “Effective Time”) (i) Merger Sub will be merged with and into Gravitics, (ii) the separate corporate existence of Merger Sub will thereupon cease and Gravitics will be the surviving corporation (the “Surviving Corporation”), and (iii) the Surviving Corporation will become a wholly-owned subsidiary of the Company (the “Merger”).

The Merger

On March 6, 2026, the Company’s Board of Directors unanimously (i) approved and declared advisable the Merger Agreement and the Merger and other transactions contemplated thereby, (ii) authorized the Company to effect the Reverse Stock Split, at a ratio to be mutually agreed to by the parties, and (iii) resolved to recommend approval of the Merger Agreement and related matters by the stockholders of the Company.

At the Effective Time, the Company plans to change its business focus to the business of Gravitics, which designs and manufactures large space structures including orbital carriers, cargo logistics spacecraft, and space station modules to be used for commercial development in earth orbit and beyond. In connection with the Merger, the Company intends to change its name and trading symbol to a name and trading symbol that are more representative of the business of Gravitics.

In addition, at the Effective Time, the members of the Board intend to (i) appoint individuals to the Board to be designated by Gravitics, a majority of whom shall qualify as “independent” under Nasdaq Rule 5605(a)(2), and which will include Colin Doughan, the Chief Executive Officer of Gravitics, as Chairman, and (ii) subsequently, resign as directors. The officers of the Combined Company will be such individuals as are determined by the newly constituted Board.

The parties expect the closing of the Merger to occur on or before June 30, 2026, or on such other date that the parties mutually agree to in writing. See, “Risk Factors-Risks Relating to Our Business-Because Gravitics may not meet closing conditions we may not be successful in consummating the Merger.

Extension of Related Party Promissory Notes

On January 5, 2026, the Company and each of Dr. Frost and Dr. Hsiao entered into amendments for each of the outstanding promissory notes to extend the maturity date from December 31, 2025 to June 30, 2026 (see Note 7).

Promissory Noted dated January 2, 2026 in the Amount of $100,000

On January 2, 2026, NIMS entered into a Promissory Note in the principal amount of $100,000.00 with Frost Gamma Investments Trust (the “2026 Frost Gamma Note”), a trust controlled by Dr. Phillip Frost, which beneficially owns in excess of 10% of NIMS’ common stock. The interest rate payable by NIMS on the 2026 Frost Gamma Note is 11% per annum, payable on the maturity date of June 30, 2026. The 2026 Frost Gamma Note may be prepaid in advance of the June 30, 2026 maturity date without penalty.

F-20

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

Non-Invasive Monitoring Systems, Inc.

Miami, Florida

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Non-Invasive Monitoring Systems, Inc. (the “Company”) as of July 31, 2025 and 2024, the related consolidated statements of operations and comprehensive loss, shareholders’ deficit, and cash flows for the year then ended and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of July 31, 2025 and 2024, and the results of its consolidated operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company incurred a net loss and used cash in operations during the year ended July 31, 2025, and the Company had a shareholders’ deficit as of that date. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 to the consolidated financial statements. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provided a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current-period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Weinberg & Company, P.A.

Weinberg & Company, P.A.

Los Angeles, California

January 30, 2026, except for Note 1 to which the date is August 7, 2026

F-21

NON-INVASIVE MONITORING SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	July 31, 2025	July 31, 2024

ASSETS
Current assets
Cash	$3	$25
Prepaid expenses	4	9
Total current assets	7	34

Total assets	$7	$34

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current liabilities
Accounts payable and accrued expenses	$147	$110
Current liabilities - discontinued operations	51	51
Notes payable – related parties	595	-
Accrued interest – related parties	161	-
Total current liabilities	954	161

Notes payable – related parties	-	500
Accrued interest – related parties	-	98
Total liabilities	954	759

Commitments and Contingencies

Shareholders’ deficit
Series B Preferred Stock, par value $1.00 per share; 100 shares authorized, issued and outstanding; liquidation preference $10	-	-
Common Stock, par value $0.01 per share; 400,000,000 shares authorized; 1,032,640 shares issued and outstanding as of July 31, 2025 and 2024, respectively	10	10
Additional paid in capital	28,112	28,112
Accumulated deficit	(29,069)	(28,847)

Total shareholders’ deficit	(947)	(725)
Total liabilities and shareholders’ deficit	$7	$34

The accompanying notes are an integral part of these consolidated financial statements.

F-22

NON-INVASIVE MONITORING SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

Years ended July 31, 2025 and 2024

(In thousands, except per share data)

	2025	2024
Operating costs and expenses
General and administrative	$160	$177
Extinguishment of accounts payable	-	(118)

Total operating costs and expenses	160	59

Operating loss	(160)	(59)

Interest expense, related parties	(62)	(54)

Net loss	$(222)	$(113)

Weighted average number of common shares outstanding - basic and diluted	1,033	1,033

Basic and diluted loss per common share	$(0.21)	$(0.11)

The accompanying notes are an integral part of these consolidated financial statements.

F-23

NON-INVASIVE MONITORING SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

Years ended July 31, 2025 and 2024

(In thousands, except share amounts)

	Preferred Stock				Additional
	Series B		Common Stock		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at July 31, 2023	100	$-	1,032,640	$10	$28,112	$(28,734)	$(612)
Net loss	-	-	-	-	-	(113)	(113)
Balance at July 31, 2024	100	-	1,032,640	10	28,112	(28,847)	$(725)
Net loss	-	-	-	-	-	(222)	(222)
Balance at July 31, 2025	100	$-	1,032,640	$10	$28,112	$(29,069)	$(947)

The accompanying notes are an integral part of these consolidated financial statements.

F-24

NON-INVASIVE MONITORING SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended July 31, 2025 and 2024

(In thousands)

	2025	2024
Operating activities
Net loss	$(222)	$(113)
Adjustments to reconcile net loss to net cash used in operating activities
Extinguishment of accounts payable	-	(118)
Changes in operating assets and liabilities
Prepaid expenses	5	7
Accounts payable and accrued expenses	37	(12)
Accrued interest – related parties	63	54
Net cash used in operating activities	(117)	(182)

Financing activities
Proceeds from notes payable – related parties	95	200
Net cash provided by financing activities	95	200

Net increase (decrease) in cash	(22)	18
Cash, beginning of year	25	7
Cash, end of year	$3	$25

The accompanying notes are an integral part of these consolidated financial statements.

F-25

NON-INVASIVE MONITORING SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the fiscal years ended July 31, 2025 and 2024

1. ORGANIZATION AND BUSINESS

Organization. Non-Invasive Monitoring Systems, Inc., a Florida corporation (together with its consolidated subsidiaries, the “Company” or “NIMS”). The Company previously developed and marketed its Exer-Rest® line of acceleration therapeutic platforms based upon unique, patented whole body periodic acceleration (“WBPA”) technology of which the Company maintains patents. The Company maintains limited administration, but does not have any operations or inventory.

Business. The Company is currently a shell company (as defined in Rule 12b-2 of the Exchange Act).

Reverse Stock Split. On July 27, 2026, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Florida to effect a 1-for-150 reverse stock split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”). The Reverse Stock Split did not change the par value of the Company’s common stock, which remains $0.01 per share, or the number of authorized shares of common stock, which remains 400,000,000 shares. The Reverse Stock Split became effective in the market on July 30, 2026. As a result of the Reverse Stock Split, all shares and per-share amounts presented in the accompanying consolidated financial statements and notes thereto have been retroactively adjusted to reflect the Reverse Stock Split as if it had occurred at the beginning of the earliest period presented.

Going Concern. The Company’s consolidated financial statements have been prepared and presented on a basis assuming it will continue as a going concern. As reflected in the accompanying consolidated financial statements, the Company had net losses from continuing operations of approximately $222,000 and $113,000 for each of the years ended July 31, 2025 and 2024, respectively, and has experienced cash outflows from operating activities. The Company also has an accumulated deficit of $29.0 million as of July 31, 2025. The Company had $3,000 of cash at July 31, 2025 and negative working capital of approximately $947,000. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is seeking potential mergers, acquisitions and strategic collaborations. There is no assurance that the Company will be successful in this regard, and, if not successful, that it will be able to continue its business activities. The accompanying consolidated financial statements do not include any adjustments that might be necessary from the outcome of this uncertainty.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidation. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Non-Invasive Monitoring Systems of Florida, Inc., which has no current operations, and NIMS of Canada, Inc., a Canadian corporation, which has no current operations. All inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions, such as deferred taxes as estimates, that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of expenses during the reporting period. Actual results could differ materially from these estimates.

F-26

Cash and Cash Equivalents. The Company considers all highly liquid short-term investments purchased with an original maturity date of three months or less to be cash equivalents. The Company had approximately $3,000 and $25,000, on deposit in bank operating accounts at July 31, 2025 and July 31, 2024, respectively.

Income Taxes. The Company uses the asset and liability method to determine the income tax expense or benefit. Deferred tax assets and liabilities are computed based on temporary differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates that are expected to be in effect when the differences are expected to recovered or settled. Any resulting net deferred tax assets are evaluated for recoverability and, accordingly, a valuation allowance is provided when it is more likely than not that all or some portion of the deferred tax asset will not be realized.

The Company files its tax returns as prescribed by the laws of the jurisdictions in which it operates. Tax years ranging from 2020 to 2024 remain open to examination by various taxing jurisdictions as the statute of limitations has not expired. The net operating losses are generally subject to examination up to three years after the utilization of such losses. It is the Company’s policy to include income tax interest and penalty expense in its tax provision.

Fair Value of Financial Instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of July 31, 2025 and 2024. The respective carrying value of certain on-balance-sheet financial instruments such as cash, prepaid expenses and accounts payable and accrued expenses approximate fair values because they are short term in nature.

Loss Contingencies. We recognize contingent losses that are both probable and estimable. In this context, we define probability as circumstances under which events are likely to occur. In regard to legal costs, we record such costs as incurred.

Related Parties. The Company follows ASC 850 “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.

Recent Accounting Pronouncements. The Company considers the applicability and impact of all relevant Accounting Standard Updates (“ASU’s”). Our conclusion was that they did not have any material effect on the consolidated financial statements.

3. DISCONTINUED OPERATIONS

On May 3, 2019, the Company exchanged its inventory for forgiveness of accrued unpaid rent. Concurrent with the exchange management with the appropriate level of authority determined to discontinue the operations of the product segment. As of July 31, 2025 and 2024, accounts payable and accrued expenses related to these operations had a balance of $51,000 each year and presented as “Current liabilities-discontinued operations” in the accompanying consolidated balance sheets.

4. SHAREHOLDERS’ DEFICIT

The Company has one class of Preferred Stock. Holders of Series B Preferred Stock are entitled to vote with the holders of common stock as a single class on all matters. We are currently authorized to issue an aggregate of 401,000,000 shares of capital stock, consisting of 400,000,000 shares of common stock and 1,000,000 designated shares of preferred stock with preferences and rights to be determined by our Board of Directors.

Series B Preferred Stock is not redeemable by the Company and has a liquidation value of $100 per share, plus declared and unpaid dividends, if any. Dividends are non-cumulative, and are at the rate of $10 per share, if declared.

No preferred stock dividends were declared for the years ended July 31, 2025 and 2024.

The Company did not issue any shares of the Company’s common stock during the years ended July 31, 2025 and 2024.

F-27

5. BASIC AND DILUTED LOSS PER SHARE

Basic net loss per common share is computed by dividing net loss attributable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed giving effect to all dilutive potential common shares that were outstanding during the period. Diluted potential common shares consist of incremental shares issuable upon conversion of preferred stock. In computing diluted net loss per share for the years ended July 31, 2025 and 2024, no dilution adjustment has been made to the weighted average outstanding common shares because the assumed conversion of preferred stock would be anti-dilutive.

6. RELATED PARTY TRANSACTIONS

Our principal corporate office is located at 4400 Biscayne Blvd., Miami, Florida. We occupy this space from Frost Real Estate Holdings, LLC, which is a company controlled by Dr. Phillip Frost, a member of the Board of Directors and one of our largest beneficial shareholders. We previously leased the approximately 1,800 square feet under a lease agreement, which commenced with a five-year term on January 1, 2008 and expired on December 31, 2012, and then we went on a month-to-month basis and then in February 2016 the office space rent was reduced to $0 per month.

For the years ended July 31, 2025 and 2024, the Company did not record any rent expense related to the Miami lease. At July 31, 2025 and 2024 there was $0 rent payable.

Accounts payable at July 31, 2025 includes $13,100 due to an officer and director of the Company.

The Company has related party notes outstanding, as described below in Note 7.

The Company is under common control with multiple entities and the existence of that control could result in operating results or financial position of each individual entity significantly different from those that would have been obtained if the entities were autonomous. One of those related parties, OPKO Health, Inc. (“OPKO”) and the Company are under common control and OPKO has a one percent ownership interest in the Company that OPKO has accounted for as an equity method investment due to the ability to significantly influence the Company.

F-28

7. NOTES PAYABLE – RELATED PARTY

Notes payable- related party are summarized in the following table (in thousands):

	As of July 31, 2025	As of July 31, 2024

(a) Notes payable- Frost Gamma Investments Trust	$445	$350
(b) Notes payable- Dr. Jane Hsiao	150	150
Total Notes payable - related party	$595	$500

(a) The Company has outstanding notes payable to Frost Gamma Investments Trust (“Frost Gamma”) which pertained to promissory notes issued in fiscal 2021 and 2022, in the principal amount of $75,000 and $75,000, respectively. The promissory notes accrue interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026, as amended on January 5, 2026. The Frost Gamma promissory note may be prepaid in advance of the maturity date without penalty. Frost Gamma is a trust controlled by Dr. Phillip Frost, a current director of the Company, and who beneficially owns in excess of 10% of the Company’s common stock.

On August 15, 2023, the Company entered into a new promissory note agreement with Frost Gamma in the principal amount of $200,000, which also accrues interest at a rate of 11% per annum, payable on the maturity date June 30, 2026, as amended on January 5, 2026. This promissory note may also be prepaid in advance of the maturity date without penalty.

On September 25, 2024, October 23, 2024, January 23, 2025 and August 27, 2025, the Company entered into new promissory note agreements with Frost Gamma in the aggregate principal amount of $120,000, which also accrues interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026, as amended on January 5, 2026. The promissory notes may also be prepaid in advance of the maturity date without penalty.

There were no payments made on the promissory notes to Frost Gamma and as such, total outstanding notes payable balance was $445,000 and $350,000 as of July 31, 2025 and 2024, respectively.

On January 5, 2026, the Company and each of Dr. Frost and Dr. Hsiao entered into amendments for each of the outstanding promissory to extend the maturity date from December 31, 2025 to June 30, 2026.

(b) The Company has outstanding notes payable Jane Hsiao, Ph.D. (“Dr. Hsiao”) which pertained to promissory notes issued in fiscal 2021 and 2022, in the principal amount of $75,000 and $75,000, respectively. The promissory notes accrue interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026, as amended on January 5, 2026. The promissory notes to Dr. Hsiao may be prepaid in advance of the maturity date without penalty. Dr. Hsiao is the Company’s Chairman and Interim CEO, and who beneficially owns in excess of 10% of the Company’s common stock.

There were no payments made on the promissory notes to Dr. Hsiao and as such, total outstanding notes payable balance was $150,000 as of July 31, 2025 and 2024, respectively.

F-29

8. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses from continuing operations are summarized in the following table (in thousands):

	July 31, 2025	July 31, 2024
Accounts payable	$99	$80
Accrued redemption	10	10
Accrued other	38	20
Total	$147	$110

9. INCOME TAXES

The Company accounts for income taxes using the asset and liability method. Pursuant to this method, deferred tax assets and liabilities are established for the differences between the financial reporting and the tax bases of the Company’s assets and liabilities and net operating loss carryforwards at enacted tax rates expected to be in effect when such amounts are realized or settled. A valuation allowance related to deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The accounting for uncertain tax positions guidance under ASC 740 requires that we recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. The application of this guidance does not affect the Company’s financial position, results of operations or cash flows for the years ended July 31, 2025 and 2024.

The Company files its tax returns in the U.S. federal jurisdiction and with U.S. states. The Company is subject to tax audits in all jurisdictions for which it files tax returns. Tax audits by their very nature are often complex and can require several years to complete. There are currently no tax audits that have commenced with respect to income tax or any other returns in any jurisdiction. Tax years ranging from 2021 to 2025 remain open to examination by various taxing jurisdictions as the statute of limitations has not expired. Because the Company is carrying forward income tax attributes, such as net operating losses and tax credits from earlier tax years, these attributes can still be audited when utilized on returns filed in the future. It is the Company’s policy to include income tax interest and penalties expense in its tax provision.

The difference between income taxes at the statutory federal income tax rate of 21% in 2024 and 2024 and income taxes reported in the consolidated statements of operations are attributable to the following (in thousands):

	July 31, 2025%		July 31, 2024%
Income tax benefit at the federal statutory rate from continuing operations	$(47)	21.0	$(49)	21.0
State income taxes, net of effect of federal taxes	(10)	4.3	(10)	4.3
Expired net operating losses	0	-	0	-
Change in valuation allowance	57	(25.3)	59	(25.3
Total	$-	-	$-	-

F-30

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets consist of the following (in thousands):

	July 31, 2025	July 31, 2024
Federal and State net operating loss	$3,886	$3,830
Foreign net operating loss	18	18
Other	-	-
	3,904	3,848
Less: Valuation allowance	(3,904)	(3,848)
Net deferred tax asset	$-	$-

At July 31, 2025, the Company had available Federal and State net operating loss carry forwards of approximately $15.0 million and foreign net operating loss carry forwards of approximately $0.1 million which expire in various years beginning in 2023. $2.1 million net operating loss carry forwards generated in 2019 and later years never expire. However, these net operating losses can only be used to reduce taxable income by 80 percent.

A valuation allowance is required to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. After consideration of all the evidence, both positive and negative, management has determined that a full $3.9 million valuation allowance at July 31, 2025 ($3.8 million at July 31, 2024) was necessary. The valuation allowance increased by approximately $56,000 and decreased by $313,000 for the years ended July 31, 2025 and 2024, respectively. The Company paid no taxes for the years 2025 or 2024.

10. SUBSEQUENT EVENTS

On August 27, 2025, the Company entered into a promissory note with Frost Gamma in the principal amount of $25,000 which accrues interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026, as amended on January 5, 2026. The promissory notes may also be prepaid in advance of the maturity date without penalty.

On January 2, 2026, the Company entered into a new promissory agreement with Frost Gamma in the aggregate principal amount of $100,000, which accrues interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026. The promissory notes may also be prepaid in advance of the maturity date without penalty.

F-31

Gravitics, INC.

CONDENSED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share and per share amounts)

	As of	As of
	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$2,734	$183
Unbilled revenues	-	30
Prepaid expenses and other current assets	558	448
Total current assets	3,292	661
Property and equipment, net	608	371
Right-of-use assets	1,796	2,080
Security deposit	500	500
Total assets	$6,196	$3,612

Liabilities, redeemable convertible preferred stock, and stockholders’ deficit
Current liabilities:
Accounts payable	$1,476	$1,827
Accrued expenses and other current liabilities	751	456
Deferred revenues	4,386	161
Short-term borrowings	340	373
Convertible promissory notes, at fair value, current portion	-	5,739
Current portion of lease liabilities	471	441
Subscription liability	-	1,650
Total current liabilities	7,424	10,647
Warrant liabilities, at fair value	-	2,934
SAFE liabilities, at fair value	-	10,109
Lease liabilities, net of current portion	1,035	1,280
Total liabilities	8,459	24,970

Commitments and contingencies (Note 11)

Redeemable convertible preferred stock
Series Seed redeemable convertible preferred stock, par value $0.00001 per share: 4,185,420 and 6,011,819 shares authorized at June 30, 2026 and December 31, 2025, respectively; 4,185,420 issued and outstanding. (Liquidation value of $18,865)	15,770	15,770
Series A redeemable convertible preferred stock, par value $0.00001 per share: 5,932,695 shares authorized, issued and outstanding. (Liquidation value of $42,862)	31,867	-

Stockholders’ deficit
Common stock, par value $0.00001 per share: 32,620,000 and 19,841,878 shares authorized at June 30, 2026 and December 31 2025, respectively; 12,747,871 and 7,444,072 issued and outstanding	-	-
Additional paid-in capital	17,148	5,410
Accumulated deficit	(67,048)	(42,538)
Total stockholders’ deficit	(49,900)	(37,128)
Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$6,196	$3,612

The accompanying notes are an integral part of these condensed financial statements.

F-32

Gravitics, INC.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except share and per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$-	$364	$-	$1,023
Operating expenses:
Cost of revenue	-	250	-	839
Research and development	1,851	946	6,073	1,361
General and administrative	3,326	1,326	5,834	2,635
Total operating expenses	5,177	2,522	11,907	4,835
Loss from operations	(5,177)	(2,158)	(11,907)	(3,812)
Other income (expense):
Change in fair value of SAFE liabilities	-	(454)	(643)	129
Change in fair value of convertible promissory notes	-	(620)	(3,449)	(890)
Change in fair value of warrant liabilities	-	(528)	(8,462)	(953)
Other expense, net	(38)	(1)	(49)	(10)
Total other income (expense), net	(38)	(1,603)	(12,603)	(1,724)
Net loss	$(5,215)	$(3,761)	$(24,510)	$(5,536)

Net loss per share of common, basic and diluted	$(0.52)	$(0.61)	$(2.78)	$(0.99)
Weighted-average shares of common stock outstanding, basic and diluted	10,097,065	6,126,564	8,819,489	5,607,877

The accompanying notes are an integral part of these condensed financial statements.

F-33

Gravitics, INC.

CONDENSED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND

STOCKHOLDERS’ DEFICIT

(UNAUDITED)

(in thousands, except share amounts)

	Series Seed Redeemable		Series A Redeemable				Additional		Total
	Convertible Preferred Stock		Convertible Preferred Stock		Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance January 1, 2026	4,185,420	$15,770	-	$-	7,444,072	$-	$5,410	$(42,538)	$(37,128)
Sale of Series A-I preferred stock, net of issuance cost	-	-	2,577,581	12,007	-	-	-	-	-
Conversion of SAFE instrument to Series A-I preferred stock	-	-	1,373,131	6,715	-	-	-	-	-
Conversion of SAFE instrument to Series A-II preferred stock	-	-	738,035	4,037	-	-	-	-	-
Conversion of convertible notes to Series A-I preferred stock	-	-	122,744	912	-	-	-	-	-
Conversion of convertible notes to Series A-III preferred stock	-	-	1,121,204	8,196	-	-	-	-	-
Reclassification of warrants to purchase common stock to equity	-	-	-	-	-	-	11,396	-	11,396
Stock based compensation	-	-	-	-	-	-	241	-	241
Net loss	-	-	-	-	-	-	-	(19,295)	(19,295)
Balance March 31, 2026	4,185,420	$15,770	5,932,695	$31,867	7,444,072	$-	$17,047	$(61,833)	$(44,786)
Reclassification of warrants to purchase common stock to equity	-	-	-	-	-	-	52	-	52
Exercise of warrants to purchase common stock	-	-	-	-	6,247,719	-	62	-	62
Exercise of stock options	-	-	-	-	15,001	-	5	-	5
Stock based compensation	-	-	-	-	-	-	(18)	-	(18)
Net loss	-	-	-	-	-	-	-	(5,215)	(5,215)
Balance June 30, 2026	4,185,420	$15,770	5,932,695	$31,867	13,706,792	$-	$17,148	$(67,048)	$(49,900)

Balance January 1, 2025	4,185,420	$15,770	-	$-	6,737,941	$-	$3,979	$(30,839)	$(26,860)
Exercise of stock options	-	-	-	-	11,458	-	-	-	-
Stock based compensation	-	-	-	-	-	-	342	-	342
Net loss	-	-	-	-	-	-	-	(1,775)	(1,775)
Balance March 31, 2025	4,185,420	$15,770	-	$-	6,749,399	$-	$4,321	$(32,614)	$(28,293)
Issuance of pre-funded warrants	-	-	-	-	-	-	60	-	$60
Exercise of pre-funded warrants	-	-	-	-	694,673	-	7	-	$7
Stock based compensation	-	-	-	-	-	-	341	-	$341
Net loss	-	-	-	-	-	-	-	(3,761)	$(3,761)
Balance June 30, 2025	4,185,420	$15,770	-	$-	7,444,072	$-	$4,729	$(36,375)	$(31,646)

The accompanying notes are an integral part of these condensed financial statements.

F-34

Gravitics, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Six Months Ended June 30,
	2026	2025
Operating activities:
Net loss	$(24,510)	$(5,536)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	78	91
Change in right-of-use assets	284	266
Cash interest paid on convertible promissory notes	(80)	(306)
Non-cash interest expense on short term borrowings	40	-
Change in fair value of convertible promissory notes	3,449	890
Change in fair value of warrant liabilities	8,462	953
Change in fair value of SAFE liabilities	643	(129)
Stock-based compensation	223	683
Changes in operating assets and liabilities:
Unbilled revenues	30	(393)
Prepaid expenses and other current assets	(161)	33
Accounts payable	(351)	142
Accrued expenses and other current liabilities	110	(176)
Deferred revenues	4,225	-
Operating lease liabilities	(215)	(187)
Cash used in operating activities	(7,773)	(3,669)
Investing activities:
Purchases of property and equipment	(315)	(23)
Cash used in investing activities	(315)	(23)
Financing activities:
Proceeds from issuance of Series A-I redeemable convertible preferred stock	10,950	-
Payment of Series A-I redeemable convertible preferred stock issuance costs	(245)	-
Repayment of short-term borrowings	(73)	-
Payment of deferred S-1 offering costs	(50)	-
Proceeds from issuance upon exercise of common stock warrants	52	-
Proceeds from issuance of common stock upon exercise of stock options	5	-
Proceeds from issuance of SAFE instruments and pre-funded warrants	-	3,655
Proceeds from issuance of common stock upon exercise of pre-funded warrants	-	7
Cash provided by financing activities	10,639	3,662
Net increase (decrease) in cash and cash equivalents	2,551	(30)
Cash and cash equivalents at beginning of the period	183	863
Cash and cash equivalents at the end of the period	$2,734	$833

Supplemental cash flow information:
Interest paid	$86	$185
Supplemental non-cash investing and financing activities:
Conversion of SAFE instruments into Series A-I and Series A-II redeemable convertible preferred stock	$10,752	$-
Conversion of convertible promissory notes and default interest into Series A-I and Series A-III redeemable convertible preferred stock	$9,108	$-
Series A issuance costs funded through issuance of common stock warrants	$52	$-
Deferred Series A redeemable convertible preferred stock offering costs reclassified as a reduction of offering proceeds	$296	$-
Reclassification of subscription liability to Series A-I redeemable convertible preferred stock	$1,650	$-
Reclassification of warrant liabilities to additional paid-in capital	$11,448	$-
Proceeds receivable from exercise of common stock warrants	$10	$-
Deferred offering costs included in accrued expenses and other current liabilities	$185	$-

The accompanying notes are an integral part of these condensed financial statements.

F-35

GRAVITICS, INC.

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

1. Organization and Description of Business

Gravitics, Inc. (the “Company”), a Delaware corporation, is engaged in the design, development and commercialization of large space structures including orbital carriers, cargo logistics spacecraft, space station modules, and related engineering and technical services. The Company’s primary customer base consists of government entities and the commercial space industry. The Company was incorporated in the state of Delaware on May 7, 2021. The Company’s headquarters are in Marysville, Washington.

On March 6, 2026, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Non-Invasive Monitoring Systems, Inc., a Florida corporation and publicly traded shell company (“NIMS”), and Gravitics Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of NIMS (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of NIMS (the “Merger”). The Merger is expected to be accounted for as a reverse recapitalization, with the Company treated as the accounting acquirer. At the effective time of the Merger (the “Effective Time”), all outstanding shares of the Company’s capital stock will be converted into shares of NIMS common stock at the exchange ratio specified in the Merger Agreement (the “Conversion Ratio”), such that the Company’s stockholders will hold not less than 95.5% of the total post-Merger equity. All outstanding stock options and warrants of the Company will be assumed by NIMS and converted into stock options and warrants exercisable for shares of NIMS common stock, with the underlying number of shares and exercise prices adjusted by the Conversion Ratio. Closing of the Merger is expected on or before September 30, 2026 and is subject to customary closing conditions, including regulatory approvals, the requisite approvals of the stockholders of each of NIMS and the Company, the effectiveness of a registration statement on Form S-4, and the readiness of the contemplated underwritten public offering (the “Public Offering”). There can be no assurance that the Merger or the Public Offering will be completed on the terms contemplated, on the expected timeline, or at all. On June 30, 2026, the parties entered into Amendment No. 1 to the Merger Agreement, which extended the outside closing date from June 30, 2026 to September 30, 2026 and revised certain closing conditions. On August 11, 2026, the parties entered into Amendment No. 2 to the Merger Agreement, which amended the equity ownership of the post-Merger combined company such that the Company’s stockholders will hold not less than 96.5% of the total equity ownership of the post-Merger combined company and the pre-Closing stockholders of NIMS will hold not more than 3.5%.

2. Going Concern and Liquidity

In accordance with ASC 205-40, Going Concern, the Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. The Company has incurred recurring losses and negative cash flows from operations since inception, and, as of June 30, 2026, the Company had cash and cash equivalents of $2.7 million and an accumulated deficit of $67.0 million.

Since its inception in May 2021, the Company has funded its operations through the sale of simple agreements for future equity (“SAFEs”), the sale of redeemable convertible preferred stock, the issuance of convertible promissory notes, and revenue from customers. The Company does not believe that its current capital resources, which consist of cash and cash equivalents, will be sufficient to fund operations through at least the next twelve months from the date the accompanying condensed financial statements are issued based on its current operating plan. As the Company continues to pursue its business plan, it expects to finance its operations through equity offerings, debt financings, or other capital sources. However, there can be no assurance that any additional financing or strategic arrangements will be available to the Company on acceptable terms, if at all. If events or circumstances occur such that the Company does not obtain additional funding, it may be necessary to significantly reduce its scope of operations to reduce the current rate of spending.

F-36

Based on the factors above, the Company has concluded that substantial doubt exists with respect to its ability to continue as a going concern within one year after the date that these condensed financial statements were issued.

The condensed financial statements have been prepared on the basis of the Company continuing as a going concern, which assumes the continuity of operations, the realization of assets and the settlement of liabilities and commitments as they come due in the normal course of business. The condensed financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

3. Significant Accounting Policies and Basis of Presentation

Basis of Presentation

The accompanying condensed financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Any reference in these notes to applicable guidance is meant to refer to U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and the Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Unaudited Interim Financial Information

The accompanying condensed balance sheet as of June 30, 2026 and the condensed statements of operations and of redeemable convertible preferred stock and stockholders’ deficit for the three and six months ended June 30, 2026 and 2025 and the condensed statements of cash flows for the six months ended June 30, 2026 and 2025 are unaudited. The interim unaudited condensed financial statements have been prepared on the same basis as the annual audited financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for the fair statement of the Company’s financial position as of June 30, 2026, the results of its operations for the three and six months ended June 30, 2026 and 2025 and its cash flows for the six months ended June 30, 2026 and 2025. The financial data and other information disclosed in these notes related to the three and six months ended June 30, 2026 and 2025 are unaudited. The results for the three and six months ended June 30, 2026 are not necessarily indicative of results to be expected for the year ending December 31, 2026, any other interim periods, or any future year or period. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and the notes thereto for the year ended December 31, 2025.

Deferred Financing Costs

The Company capitalizes costs that are directly associated with in-process debt and equity financings until such financings are consummated, at which time such costs are recorded against the gross proceeds from the applicable financing. Deferred financing costs are expensed in the event the related financing is abandoned. During the three and six months ended June 30, 2026, the Company incurred $0.2 million in financing costs associated with the planned sale of common stock concurrent with the reverse merger which was recorded within prepaid expenses and other current assets in the accompanying condensed balance sheets. At December 31, 2025, $0.3 million in financing costs related to the Company’s Series A-I closing were recorded within prepaid expenses and other current assets. Such costs were subsequently recorded against the gross proceeds of the Series A-I closing in the first quarter of 2026.

F-37

Recently Adopted Accounting Pronouncements

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): “Improvements to Income Tax Disclosures”. ASU 2023-09 is intended to improve income tax disclosure requirements by requiring (1) consistent categories and greater disaggregation of information in the rate reconciliation and (2) the disaggregation of income taxes paid by jurisdiction. The guidance makes several other changes to the income tax disclosure requirements as well. The guidance in ASU 2023-09 is effective for annual reporting periods in fiscal years beginning after December 15, 2024. The Company adopted this ASU retrospectively for the fiscal year beginning January 1, 2025. The adoption of ASU 2023-09 resulted in enhanced income tax disclosures and did not have an impact on the Company’s financial position, results of operations, or cash flows.

Recently Issued Accounting Pronouncements

The Company considers the applicability of and impact of all ASUs. ASUs not discussed below were assessed and determined to be either not applicable or are expected to have minimal impact on the Company’s financial statements.

In November 2024, the FASB issued ASU No. 2024-03, Disaggregation of Income Statement Expenses. ASU 2024-03 requires additional disclosure of specific types of expenses included in the expense captions presented on the face of the income statement as well as disclosures about selling expenses. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim periods beginning after December 15, 2027, with early adoption permitted. The requirements will be applied prospectively with the option for retrospective application. The Company is currently evaluating the impact that the adoption of ASU 2024-03 will have on its financial statements and disclosures.

Net Loss Per Share

Basic net loss per share of common stock is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during each period, including the secured promissory note warrants, default warrants, and unsecured promissory note warrants (the “Penny Warrants” - see Note 9). The penny warrants to purchase common stock are included in the calculation of basic and diluted net income (loss) per share as the exercise price of per share is non-substantive and is virtually assured. The weighted-average number of shares of common stock outstanding used in the basic net loss per share calculation does not include unvested restricted stock awards and service provider warrants (see Note 9) as these instruments are considered contingently issuable shares until they vest. Diluted net loss per share of common stock includes the effect, if any, from the potential exercise or conversion of securities, such as convertible preferred stock, certain of its common stock warrants, restricted stock awards and stock options, which would result in the issuance of incremental shares of common stock. For diluted net loss per share, the weighted-average number of shares of common stock is the same for basic net loss per share due to the fact that when a net loss exists, dilutive securities are not included in the calculation as the impact is anti-dilutive. The Company’s preferred stock and unvested restricted stock entitles the holder to participate in dividends and earnings of the Company, and, if the Company were to recognize net income, it would have to use the two-class method to calculate earnings per share. The two-class method is not applicable during periods with a net loss, as the holders of the convertible preferred stock and unvested restricted stock have no obligation to fund losses.

F-38

The following potentially dilutive securities, disaggregated by class, have been excluded from the computation of diluted weighted-average shares of common stock outstanding, as they would be anti-dilutive, due to the reported losses:

	Three and Six Months Ended June 30,
	2026	2025
Redeemable convertible preferred stock	10,118,115	4,185,420
Unvested restricted stock awards	22,500	1,570,260
Stock options	2,451,564	2,688,294
Service Provider Warrants	958,920	-
Contingently returnable shares issued upon exercise of Service Provider Warrants	3,835,684	-
Placement Agent Warrants	36,822	-
Convertible promissory notes	-	1,102,641
SAFEs	-	1,596,616
Secured Promissory Note Warrants	-	1,505,609
	17,423,605	12,648,840

Amounts in the above table reflect the common stock equivalents. Amounts included for convertible promissory notes, SAFEs, and common stock warrants at June 30, 2025 reflect an estimate, as the conversion mechanics of such instruments provided for holders to receive shares based on a percentage of the fully diluted capitalization of the Company at the time of exercise or conversion, as applicable. For SAFEs, the estimated common stock equivalents were calculated based on the applicable post-money valuation cap relative to the Company’s estimated fully diluted capitalization. Of the 1,251,448 common stock warrants outstanding at June 30, 2026 (see Note 9), 255,706 penny warrants are included in basic and diluted weighted-average shares outstanding, and the remaining 995,742 warrants, comprising the Service Provider Warrants and Placement Agent Warrants, are excluded as anti-dilutive and presented in the table above. The convertible promissory notes and SAFEs were converted in connection with the Series A-I Closing in January and February 2026 (see Notes 8, 10, and 12) and accordingly, no common stock equivalents related to such instruments are presented as of June 30, 2026.

4. Segments

The Company currently operates in one reportable segment. The Chief Operating Decision Maker (“CODM”) has been identified as the Chief Executive Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. When evaluating the Company’s financial performance, the CODM reviews total revenues, total expenses, and expenses by functional classification, using this information to make decisions on a Company-wide basis. Accordingly, the Company has determined that it has a single reportable and operating segment structure.

The key measure of segment profit or loss reviewed by CODM is net loss. The CODM uses net loss as well as revenue results to allocate resources in the annual budgeting and forecasting process and also uses those measures as a basis for evaluating financial performance regularly by comparing actual results with established budgets and forecasts. All significant expense categories are presented on the condensed statements of operations. The measure of segment assets is reported on the condensed balance sheets as total assets. Segment revenues and expenses are identical to those disclosed in the condensed statements of operations.

F-39

5. Short-term Borrowings

	As of	As of
	June 30, 2026	December 31, 2025
Due to related parties	$-	$45
Due to employees	-	28
Third party borrowings	340	300
Total short-term borrowings	$340	$373

Related Party Loans

During the year ended December 31, 2025, the Company entered into short-term, non-interest-bearing loan arrangements with certain officers and shareholders of the Company. These loans are due to related parties as defined by ASC 850, Related Party Disclosures. As of December 31, 2025, total amounts due to related parties under these non-interest-bearing loan arrangements were $44,970, consisting of a $25,000 loan from the Company’s Chief Executive Officer, Shareholder, and Director, and $19,970 of loans from the Company’s Cofounder, Chief Marketing Officer, and Shareholder. All such amounts were repaid in the first quarter of 2026.

Employee Loan

In the third quarter of 2025, the Company received a short-term business loan of $25,000 from an employee of the Company. As of December 31, 2025, the outstanding balance was $27,857, consisting of principal of $25,000 and accrued interest and penalties of $2,857. The short-term employee business loan and related interest was repaid in the first quarter of 2026.

Third party borrowing

In 2023, the Company received a cash advance of $0.3 million from an unrelated third party. The advance was not formalized under a written loan agreement and had no stated maturity date, repayment schedule, or interest rate, and was payable on demand. In March 2026, the advance was formalized under a promissory note which bears interest at a rate of 4.15% per annum which matures in September 2026.

6. Leases

The Company has entered into one noncancellable operating lease for office and manufacturing space, with a term ending in 2029. The Company determines if a contract is or contains a lease based on its relevant terms in accordance with ASC 842, including whether it conveys to the Company the right to obtain substantially all of the economic benefits of the identified leased asset and to direct its use.

The components of lease cost for the three and six months ended June 30, 2026 and 2025 were as follows (amounts in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Operating lease cost	$175	$178	$351	$354
Variable lease cost	93	17	151	30
Total lease cost	$268	$195	$502	$384

F-40

Other information related to leases are as follows (amounts in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Supplemental cash flow information:
Cash paid for amounts included in the measurement of lease liabilities:
Cash used in operations for operating leases	$190	$132	$330	$272

	As of	As of
	June 30, 2026	December 31, 2025
Weighted-average remaining lease term - operating leases (years)	2.8	3.3
Weighted-average discount rate - operating leases	8.3%	8.3%

7. Fair Value Measurements

As of June 30, 2026, there were no assets and liabilities measured at fair value on a recurring basis. The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2025 (amounts in thousands):

	December 31, 2025
	Level 1	Level 2	Level 3	Total Fair Value
Liabilities:
Convertible promissory notes	$-	$-	$5,739	$5,739
Warrant liabilities	-	-	2,934	2,934
SAFE liabilities	-	-	10,109	10,109
Total liabilities	$-	$-	$18,782	$18,782

There were no transfers between levels 1, 2, or 3, of such instruments during the three and six months ended June 30, 2026 or during the year ended December 31, 2025.

F-41

SAFEs

Since inception, the Company has issued SAFEs to various investors. The SAFEs are classified as liabilities and measured at fair value under the fair value option elected in accordance with ASC 825, Financial Instruments.

The following table summarizes the change in SAFE fair value for the three and six months ended June 30, 2026 and 2025 (amounts in thousands). There was no SAFE activity during the three months ended June 30, 2026, as all outstanding SAFEs converted into redeemable convertible preferred stock in connection with the Series A-I Closing in January and February 2026.

		Related Party
	SAFE	SAFE
	Liabilities	Liabilities	Total
Balance at January 1, 2026	$5,594	$4,515	$10,109
Change in fair value	504	139	643
Conversion to equity	(6,098)	(4,654)	(10,752)
Balance at March 31, 2026	$-	$-	$-

		Related Party
	SAFE	SAFE
	Liabilities	Liabilities	Total
Balance at January 1, 2025	$5,925	$1,748	$7,673
Change in fair value	(454)	(129)	(583)
Balance at March 31, 2025	5,471	1,619	7,090
Issuance of SAFES	655	2,940	3,595
Change in fair value	368	86	454
Balance at June 30, 2025	$6,494	$4,645	$11,139

In connection with the Series A-I Closing in January and February 2026, all outstanding SAFEs converted into 1,373,131 shares of Series A-I redeemable convertible preferred stock and 738,035 shares of Series A-II redeemable convertible preferred stock, and the SAFE liabilities of $10.1 million as of December 31, 2025 were fully satisfied and settled as a result of the conversion. See Note 10 for additional information.

The fair value of the SAFEs was equal to the fair value of the underlying Series A-I and Series A-II redeemable convertible preferred stock which they converted into in the first quarter of 2026. The fair value of the Series A-I redeemable convertible preferred stock was determined based on the $4.89 per share price at which the Company issued Series A-I redeemable convertible preferred stock for cash to unrelated investors in the Series A-I Closing, representing a contemporaneous arm’s-length transaction in the identical security. The fair value of the Series A-II redeemable convertible preferred stock was estimated using an option pricing model (“OPM”) under the Black-Scholes framework. The OPM treats each class of equity securities as a call option on the Company’s total equity value, with exercise prices defined by the liquidation preferences, conversion thresholds, and participation rights of each class. The Company estimated its total equity value with reference to the $4.89 per share price at which the Series A-I Preferred Stock was issued to unrelated investors for cash, and allocated that equity value across each class of outstanding equity securities, including the Series A-II Preferred, giving effect to the full rights and preferences of each class, including the applicable liquidation preference. The per share fair value of the Series A-II Preferred Stock determined under this approach was $5.47 per share, derived using the following inputs:

As of
January 12, 2026
Equity value (in thousands)	$99,868
Expected term to liquidity (in years)	3.0
Equity volatility	75%
Risk-free rate	3.8%

F-42

The fair value of SAFEs at December 31, 2025 was estimated using a probability-weighted scenario analysis combined with a Black-Scholes option pricing model. Under this approach, three potential settlement outcomes are modeled for each SAFE: (i) an equity financing, in which the SAFEs automatically convert into shares of redeemable convertible preferred stock at a price based on the lower of the price per share paid by new investors or the price implied by the applicable post-money valuation cap; (ii) a liquidity event, in which the SAFEs convert into the greater of the cash-out amount (the original purchase amount) or the amount payable on the number of shares of common stock equal to the purchase amount divided by the liquidity price; and (iii) a dissolution event, in which SAFE holders receive a pro rata portion of remaining proceeds, subject to the liquidation priority provisions of the SAFE agreements. The fair value of each scenario comprises the present value of the bond-like payoff component plus the value of an embedded call option representing incremental equity upside above the SAFE conversion price. The scenario values are then probability-weighted to arrive at the indicated fair value for each SAFE series.

The significant inputs used in the Level 3 fair value measurement of the SAFEs are as follows:

As of
December 31, 2025
Equity value (in thousands)	$111,800
Volatility	32.0% - 32.5%
Discount rate	3.8% - 9.2%
Expected term to event (in years)	0.13 - 0.75
Probability of equity financing	85.0%
Probability of liquidity event	12.5%
Probability of dissolution event	2.5%

The equity value used in the December 31, 2025 measurement reflects an estimate developed under the probability-weighted scenario analysis described above, which incorporates the rights and preferences of the outstanding instruments and short-term settlement probabilities as of that date. It is not directly comparable to the equity value used to measure the fair value of the Series A redeemable convertible preferred stock upon conversion in the first quarter of 2026, which was derived by calibrating an option pricing model to the $4.89 per share cash price of the Series A-I financing with certain non-standard preferred rights excluded for purposes of the calibration. Accordingly, the difference between the equity values used in the two measurements reflects the different valuation methodologies and bases applied at each date and does not represent a decline in the estimated value of the Company.

F-43

Convertible promissory notes

The Company’s convertible promissory notes are measured at fair value on a recurring basis and are classified within Level 3 of the fair value hierarchy under ASC 820, Fair Value Measurement, as the fair value measurements incorporate significant unobservable inputs.

The following table summarizes the change in convertible promissory note fair value for the three and six months ended June 30, 2026 and 2025 (amounts in thousands). There was no convertible promissory note activity during the three months ended June 30, 2026, as all outstanding convertible promissory notes and accrued interest converted into redeemable convertible preferred stock on March 30, 2026.

		Related Party
	Convertible	Convertible
	Promissory	Promissory
	Notes	Notes	Total
Balance at January 1, 2026	$4,965	$774	$5,739
Change in fair value	2,986	463	3,449
Repayment of interest, including $20 PIK interest	(80)	-	(80)
Conversion to equity	(7,871)	(1,237)	(9,108)
Balance at March 31, 2026	$-	$-	$-

		Related Party
	Convertible	Convertible
	Promissory	Promissory
	Notes	Notes	Total
Balance at January 1, 2025	$3,728	$520	$4,248
Change in fair value	239	31	270
Repayment of interest, including $16 PIK interest	(61)	-	(61)
Balance at March 31, 2025	3,906	551	4,457
Change in fair value	528	92	620
Repayment of interest, including $61 PIK interest	(245)	-	(245)
Balance at June 30, 2025	$4,189	$643	$4,832

On March 30, 2026 all outstanding convertible promissory notes and accrued interest, inclusive of $0.6 million of default interest, converted into 122,744 shares of Series A-I redeemable convertible preferred stock and 1,121,204 shares of Series A-III redeemable convertible preferred stock. The convertible promissory note liabilities of $5.7 million as of December 31, 2025 were fully satisfied and settled as a result of the conversion. See Note 8 for additional information. The execution of the Merger Agreement on March 6, 2026 (see Note 1) constituted a Corporate Transaction under the note agreements, which triggered the conversion of the convertible promissory notes and related accrued and default interest, following the satisfaction of the related conditions, including the requisite noteholder approval and other administrative steps, which were completed on March 30, 2026. The fair value of the convertible promissory notes and related accrued interest was equal to the fair value of the underlying Series A-I and Series A-III redeemable convertible preferred stock into which they converted.

The execution of the Merger Agreement also identified a potential near-term public listing of the Company as a discrete future outcome that a market participant would consider in measuring fair value as of the March 30, 2026 conversion date. Accordingly, the Company estimated the fair value of the underlying Series A-I and Series A-III Preferred Stock under a probability-weighted expected return method (“PWERM”) that weighted two scenarios: a going-concern scenario, in which the Company continues to operate as a standalone private entity, and an exit scenario reflecting a possible public listing of the Company in connection with the Merger. Under the going-concern scenario, the Company estimated its total equity value using an OPM under the Black-Scholes framework, with equity value estimated with reference to the $4.89 per share price at which the Series A-I Preferred Stock was issued to unrelated investors for cash in the Series A financing. Under the exit scenario, the Company estimated its equity value based on a potential public listing valuation, discounted to the conversion date. The scenario values were probability-weighted to derive a probability-weighted equity value, which was then allocated across each class of outstanding equity securities, including the Series A-I and Series A-III Preferred, giving effect to the full rights and preferences of each class. The weightings reflect that, as of the conversion date, completion of the public listing was not probable and remained subject to significant conditions and uncertainties, as further described in Note 1 and Note 2. The per share fair values of the Series A-I and Series A-III Preferred Stock determined under this approach were $7.44 and $7.31 per share, respectively. The per share fair value of the Series A-I Preferred Stock for purposes of the note conversion reflects its measurement as of the March 30, 2026 conversion date, which differs from the $4.89 per share fair value applied to the Series A-I Preferred Stock issued upon the conversion of the SAFEs in January 2026, prior to execution of the Merger Agreement.

F-44

The probability-weighted fair values were derived using the significant inputs set forth below:

As of
March 30, 2026
Equity value (in thousands)	$173,534
Weighting of exit scenario	40%
Weighting of going concern scenario	60%
Expected term to liquidity (in years)	3.0
Equity volatility	75%
Risk-free rate	3.8%

The fair value of the convertible promissory notes at December 31, 2025 was determined using a probability-weighted scenario analysis and a Black-Scholes option pricing model for the embedded conversion feature. The valuation models four possible outcomes: (1) an equity financing event, (2) a corporate transaction, (3) repayment at maturity, and (4) dissolution. Each scenario is assigned a probability weighting based on management’s assessment of the likelihood of occurrence. Under each scenario, the bond component is valued using a discounted cash flow approach at an adjusted yield derived from the migrated market yield for similar credit rated debt instruments. The conversion feature is valued as a call option using the Black-Scholes model.

The significant inputs used in the Level 3 fair value measurement of convertible promissory notes are as follows:

As of
December 31, 2025
Equity value (in thousands)	$111,800
Volatility	57.0%
Discount rate	20.3% - 35.5%
Expected term to event (in years)	0.13 - 0.83
Probability of equity financing	85.0%
Probability of corporate transaction	10.0%
Probability of maturity	2.5%
Probability of dissolution	2.5%

F-45

Warrant liabilities

The following table summarizes the change in liability-classified warrant fair value for the three and six months ended June 30, 2026 and 2025 (amounts in thousands):

		Related Party
	Warrant	Warrant
	Liabilities	Liabilities	Total
Balance at January 1, 2026	$2,689	$245	$2,934
Additions	52	-	52
Change in fair value	7,615	847	8,462
Change in classification to equity	(10,304)	(1,092)	(11,396)
Balance at March 31, 2026	$52	$-	$52
Change in classification to equity	(52)	-	(52)
Balance at June 30, 2026	$-	$-	$-

		Related Party
	Warrant	Warrant
	Liabilities	Liabilities	Total
Balance at January 1, 2025	$830	$119	$949
Change in fair value	372	53	425
Balance at March 31, 2025	1,202	172	1,374
Change in fair value	462	66	528
Balance at June 30, 2025	$1,664	$238	$1,902

In connection with the Series A-I Closing in January and February 2026 and contemporaneous with the execution of the Merger Agreement, the Company’s outstanding convertible promissory notes converted in full into Series A-I and Series A-III redeemable convertible preferred stock. As a result, the underlying share counts of the Secured Promissory Note Warrants and the Default Warrants became fixed at the conversion-date fully diluted capitalization, and the warrants thereafter satisfied the indexation criteria of ASC 815-40-15. The Company recognized a final remeasurement of the fair values of these warrants through earnings as of the reclassification date and reclassified the carrying amount to additional paid-in capital. See Note 9 for additional information.

During the three months ended March 31, 2026, the Company issued 36,822 warrants to a placement agent (see Note 9). During the three months ended June 30, 2026, the placement agent warrants were reclassified from a liability to additional paid-in capital following the amendment to the Company’s certificate of incorporation (see Note 12) that increased the number of authorized shares of common stock. Due to the short duration of time between the initial estimate of fair value of the placement agent warrants on February 9, 2026, and the reclassification to equity in the second quarter of 2026, the Company estimated that the change in fair value of the warrant liabilities is insignificant. Therefore, the Company has presented the fair value of the placement agent warrant liabilities to be approximately $52,000 at both the date of recognition and immediately prior to reclassification in the condensed financial statements. See Note 9 for additional information.

The Company’s liability-classified warrants, comprising the Secured Promissory Note Warrants and Default Warrants prior to their reclassification to equity and the Placement Agent Warrants, were measured at fair value on a recurring basis and were classified within Level 3 of the fair value hierarchy under ASC 820. The fair value of these warrants was estimated using a Black-Scholes option pricing model. The fair value of the Placement Agent Warrants was estimated on the date of issuance using the following inputs:

Stock price - common	$4.28
Risk-free interest rate	4.0%
Expected term (years)	5.0
Expected volatility	62.4%
Expected dividend yield	0.0%

F-46

The significant inputs used in the Level 3 fair value measurement of the warrant liabilities at December 31, 2025 are as follows:

As of
December 31, 2025
Equity value (in thousands)	$111,800
Fully diluted capitalization (shares)	20,013,152
Equity ownership percentage (per warrant)	0.5% - 6.0%

8. Convertible Promissory Notes

Secured Promissory Notes

During the period from September through December 2023, the Company issued four convertible promissory notes to various investors for aggregate principal borrowings of $4.8 million, all of which remained outstanding as of December 31, 2025. One of the four notes, with an initial principal balance of $0.5 million, was issued to TVC Momentum Fund I, LP (“TVC”), an entity affiliated with a member of the Company’s Board of Directors and therefore considered a related party. Each note bore interest at 18% per annum, was a senior secured obligation of the Company ranking pari passu with the other notes, and was scheduled to mature on October 31, 2026. Three of such notes, inclusive of the TVC note, accrue interest on a payment-in-kind (“PIK”) basis, with interest compounded monthly and added to the outstanding note balance; one note requires cash interest payments on a monthly basis. As the convertible notes are measured at fair value under the fair value option, see below, interest is not separately presented but is reflected as a component of the change in fair value of convertible promissory notes in the accompanying condensed statements of operations. Each note is convertible into shares of common stock at a conversion price equal to the lower of (a) $100.0 million divided by the Company’s Fully Diluted Capitalization, or (b) the price per share paid by investors in a Next Equity Financing, subject to minimum ownership floors ranging from 0.25% to 3.00%. The notes convert automatically upon a Corporate Transaction or Initial Public Offering, and at maturity the lender may elect to convert or receive cash payment. In connection with the issuance of each note, the Company also issued warrants to the respective lenders (see Note 9).

Due to certain embedded features within the convertible notes that would require potential bifurcation, the Company elected to account for the convertible notes under the fair value option pursuant to ASC 825, to which changes in fair value, inclusive of stated interest, are recorded through the accompanying condensed statements of operations. As of December 31, 2025, the aggregate estimated fair value of the four outstanding convertible promissory notes was $5.7 million. The aggregate unpaid principal balance of the convertible promissory notes, inclusive of accumulated PIK interest, was approximately $5.4 million as of December 31, 2025. As of December 31, 2025, the aggregate fair value exceeded the aggregate unpaid principal balance by approximately $0.3 million. Refer to Note 7 for additional information regarding the fair value measurement of the convertible promissory notes.

In connection with the Series A-I Closing in January and February 2026 and contemporaneous with the execution of the Merger Agreement, all outstanding convertible promissory notes and accrued interest, inclusive of $0.6 million of default interest (see below), converted into 122,744 shares of Series A-I redeemable convertible preferred stock at a conversion price of $4.89 per share, and 1,121,204 shares of Series A-III redeemable convertible preferred stock at a conversion price of $4.60 per share. The convertible promissory note liabilities of $5.7 million as of December 31, 2025 were fully satisfied and settled as a result of the conversion. See Note 12 for additional information. Refer to Note 7 for additional information regarding the fair value measurement of the convertible promissory notes through the conversion date.

F-47

Default

In February 2025, the Company failed to make required interest payments within the five business day contractual cure period, constituting an Event of Default under the terms of two of the Secured Promissory Note agreements. While the Company subsequently cured the February 2025 payments, it ceased making cash interest payments beginning in August 2025. As the notes are measured at fair value under the fair value option, the default interest and the effects of the modified default interest rate are reflected as a component of the change in fair value of the convertible promissory notes in the accompanying condensed statements of operations rather than as a separate interest expense line item. The Event of Default remained outstanding and uncured as of December 31, 2025 and through the conversion dates of the convertible promissory notes in the first quarter of 2026. The cumulative default interest of $0.6 million was settled as part of the conversion of the convertible promissory notes in connection with the Series A-I Closing. The Event of Default also entitled the holders to additional warrants to purchase shares of common stock equal to 1.0% and 3.0%, respectively, of the Company’s fully diluted capitalization, without cash consideration (the “Default Warrants” - refer to Note 9).

9. Warrants to Purchase Common Stock

Warrants outstanding and warrant activity (reflects the number of common shares as if the warrants were converted to common stock) for the six months ended June 30, 2026 is as follows:

Description	Classification	Exercise Price	Expiration Date	Balance December 31, 2025	Warrants Issued	Warrants Exercised	Warrants Expired / Cancelled	Adjustments (ii)	Balance June 30, 2026
Secured Promissory Note Warrants	Equity (i)	$0.01	3/30/2031	1,601,052	-	(1,541,871)	-	196,525	255,706
Default Warrants	Equity (i)	$0.01	3/30/2031	800,526	-	(870,164)	-	69,638	-
Service Provider Warrants	Equity (iv)	$0.01	12/31/2026	-	4,794,604	(3,835,684)	-	-	958,920
Placement Agent Warrants	Equity (iii)	$5.38	1/12/2031	-	36,822	-	-	-	36,822
Unsecured Promissory Note Warrants	Equity (v)	$0.00	8/24/2034	99,072	-	-	(99,072)	-	-
				2,500,650	4,831,426	(6,247,719)	(99,072)	266,163	1,251,448

(i)	The Secured Promissory Note Warrants and Default Warrants were reclassified to equity upon the conversion of the convertible promissory notes in connection with the Series A-I Closing in January and February 2026. During the three months ended June 30, 2026, 2,412,035 of the Secured Promissory Note Warrants and Default Warrants were exercised.

(ii)	Reflects changes in estimated shares issuable due to changes in the Company’s fully diluted capitalization determined upon the Series A financing. The Secured Promissory Note Warrants and the Default Warrants entitled holders to a specified percentage of fully diluted equity rather than a fixed number of shares prior to their reclassification to equity.

(iii)	The Placement Agent Warrants were reclassified from a liability to equity during the three months ended June 30, 2026 upon the increase in authorized common shares (see Note 12).

(iv)	The Service Provider Warrants were reclassified from a liability to equity during the three months ended June 30, 2026 upon the increase in authorized common shares (see Note 12). During that period, 3,835,684 of the Service Provider Warrants were exercised. The shares issued upon this exercise are included in common shares issued and outstanding but remain subject to forfeiture until the performance condition is satisfied and are therefore treated as contingently returnable shares that are excluded from the computation of net loss per share until the performance condition is met.

(v)	The Unsecured Promissory Note Warrants, which were equity-classified, were cancelled during the three months ended June 30, 2026. Accordingly, no Unsecured Promissory Note Warrants remain outstanding at June 30, 2026.

Secured and Unsecured Promissory Note Warrants

As of December 31, 2025, the Company had three classes of common stock warrants outstanding: (i) the Secured Promissory Note Warrants issued in 2023 in connection with the Company’s convertible promissory notes (one of which was issued to TVC, a related party - see Note 8); (ii) the Default Warrants, with respect to which the Company’s obligation to issue the warrants had been triggered by the uncured Event of Default (see Note 8); and (iii) Unsecured Promissory Note Warrants issued in 2023 in connection with an unsecured promissory note issued by the Company to an unrelated third-party investor and subsequently converted into shares of common stock during a prior period. The Secured Promissory Note Warrants and Default Warrants were classified as liabilities as of December 31, 2025 under ASC 815-40 because they entitled holders to a variable number of shares of common stock equal to a specified percentage of the Company’s fully diluted capitalization. The Unsecured Promissory Note Warrants were classified as equity as of December 31, 2025 and were cancelled during the three months ended June 30, 2026.

F-48

In connection with the Series A-I Closing in January and February 2026 (see Note 12) and contemporaneous with the execution of the Merger Agreement, the Company’s outstanding convertible promissory notes and default interest were converted in full into Series A-I and Series A-III redeemable convertible preferred stock. As a result, the underlying share counts of the Secured Promissory Note Warrants and the Default Warrants became fixed at the conversion-date fully diluted capitalization, and the warrants thereafter satisfied the indexation criteria of ASC 815-40-15. The Company recognized a final remeasurement of the fair values of these warrants through earnings as of the reclassification date, and the warrants were reclassified from a liability to additional paid-in capital at their then-current fair value. No further changes in fair value of these warrants are recognized in the condensed statements of operations subsequent to the reclassification date.

Service Provider Warrants

During the three months ended March 31, 2026, the Company issued warrants to purchase an aggregate of 4,794,604 shares of common stock at an exercise price of $0.01 per share to two service providers as compensation for services in connection with the planned reverse merger and concurrent equity financing (the “Service Provider Warrants”). The Service Provider Warrants are share-based payments to nonemployees within the scope of ASC 718. The warrants became effective on March 6, 2026 upon execution of the Merger Agreement and automatically lapse on December 31, 2026 if a qualifying merger is not consummated by that date. The warrants are exercisable for cash, by cancellation of indebtedness, or through a cashless net exercise, and contain customary structural anti-dilution adjustments for stock splits, recapitalizations, and similar transactions. The grant-date fair value of the Service Provider Warrants was $20.5 million and was determined using a Black-Scholes option pricing model primarily driven by the estimated common stock price of $4.28 per share at the grant date.

During the three months ended June 30, 2026, 3,835,684 of the Service Provider Warrants were exercised. Because vesting of the Service Provider Warrants remains contingent upon the consummation of the reverse merger and the concurrent equity financing, which is not considered probable, no compensation cost has been recognized for these awards as of June 30, 2026. The shares issued upon the exercise of the Service Provider Warrants are included in common shares issued and outstanding but remain subject to forfeiture until the performance condition is satisfied and, accordingly, are treated as contingently returnable shares that are excluded from the computation of net loss per share until the performance condition is met.

Placement Agent Warrants

During the three months ended March 31, 2026, the Company issued warrants to purchase 36,822 shares of common stock at an exercise price of $5.38 per share to a placement agent as compensation for fundraising efforts in conjunction with the Series A financing (the “Placement Agent Warrants”). The Company became obligated to issue the warrants upon the closing of the subsequent Series A closing in February 2026 and formalized them in May 2026. The warrants are exercisable for cash or through cancellation of indebtedness, and contain customary structural anti-dilution adjustments for stock splits, recapitalizations, and similar transactions.

At the date the Placement Agent Warrants became effective, the Company did not have a sufficient number of authorized and unissued common shares available to settle the warrants in shares after considering all other outstanding share-delivery commitments. Accordingly, the Company classified the Placement Agent Warrants as a liability in accordance with ASC 815-40, as share settlement was not considered within the Company’s control when shareholder approval was required to increase authorized shares. On May 22, 2026, the Company’s stockholders approved, and the Company filed, an Amended and Restated Certificate of Incorporation that increased the number of authorized shares of common stock (see Note 12). As a result, the Company had a sufficient number of authorized and unissued common shares to settle the Placement Agent Warrants, and the warrants thereafter met the conditions for equity classification under ASC 815-40. The Company reclassified the Placement Agent Warrants from a liability to additional paid-in capital during the three months ended June 30, 2026.

F-49

10. SAFE Liabilities

The Company issued SAFEs to various investors during the years ended December 31, 2023 through December 31, 2025, including SAFEs issued to entities affiliated with Type One Ventures, a significant investor whose representative serves as a member of the Company’s Board of Directors (the “Related Party SAFE Investors”). The SAFEs were classified as non-current liabilities and recorded at fair value under the fair value option pursuant to ASC 825, with changes in fair value recognized in earnings within other income (expense) in the condensed statements of operations. No SAFEs were issued during the six months ended June 30, 2026.

In connection with the Series A-I Closing in January and February 2026 (see Note 12), all outstanding SAFEs converted into 1,373,131 shares of Series A-I redeemable convertible preferred stock at a conversion price of $4.89 per share, and 738,035 shares of Series A-II redeemable convertible preferred stock at a conversion price of $4.75 per share. The SAFE liabilities of $10.1 million as of December 31, 2025 were fully satisfied and settled as a result of the conversion.

11. Commitments and Contingencies

In the ordinary course of business, the Company may be subject to certain legal actions and claims, which may arise from time to time. The Company is not aware of any such pending legal or other proceedings that are reasonably likely to have a material impact on the Company. Notwithstanding, legal proceedings are subject to inherent uncertainties, and an unfavorable outcome could include monetary damages. Excessive verdicts can result from litigation, and as such, could result in a material adverse impact on the Company’s business, financial position, results of operations, and/or cash flows. Additionally, the Company may in the future incur judgments or enter into settlements of claims which may have a material adverse impact on the Company’s business, financial position, results of operations and/or cash flows.

12. Redeemable Convertible Preferred Stock and Stockholders’ Deficit

Redeemable Convertible Preferred Stock

In January and March 2026, in connection with the Series A-I Closing, the Company amended and restated its certificate of incorporation to, among other things, increase the authorized shares of capital stock to 37,188,608 shares, consisting of 27,004,445 shares of common stock and 10,184,163 shares of preferred stock, to decrease the authorized number of shares available for issuance as Series Seed-I preferred stock to 1,442,006, and to authorize and designate three new series of preferred stock: Series A-I (4,073,456 shares), Series A-II (738,035 shares), and Series A-III (1,121,204 shares) (collectively, the “Series A Preferred Stock” or the “Series A”). On May 22, 2026, the Company further amended and restated its certificate of incorporation, which was approved by the Company’s board of directors and adopted with the requisite stockholder consent. This amendment increased the Company’s authorized common stock to 32,620,000 shares, $0.00001 par value, and decreased the Company’s authorized preferred stock to 10,118,115. The increase in authorized common stock was effected to provide a sufficient number of authorized and unissued shares to satisfy the Company’s outstanding share-delivery commitments, including its outstanding warrants, in connection with the Company’s planned reverse merger and concurrent equity financing (see Note 9).

In January 2026, the Company issued 337,540 shares of Series A-I redeemable convertible preferred stock at a price of $4.89 per share for gross proceeds of $1.7 million, which were received during 2025 in advance of the closing and recorded as subscription liability as of December 31, 2025, and further sold 2,240,041 shares of Series A-I redeemable convertible preferred stock at a price of $4.89 per share for gross proceeds of $10.9 million in a subsequent closing in January and February 2026. Total gross proceeds of the Series A-I Closing are inclusive of $4.9 million received from existing investors.

The Series A-I Closing constituted an equity financing under the SAFE agreements (see Note 10). In connection with the Series A-I Closing, all outstanding SAFEs converted into 1,373,131 shares of Series A-I redeemable convertible preferred stock at a conversion price of $4.89 per share, and 738,035 shares of Series A-II redeemable convertible preferred stock at a conversion price of $4.75 per share. The SAFE liabilities of $10.1 million as of December 31, 2025 were fully satisfied and settled.

The Series A-I Closing constituted a next equity financing under the Company’s convertible note agreements (see Note 8). In connection with the Series A-I Closing and the signing of the Merger Agreement on March 6, 2026 (see Note 1), all outstanding convertible promissory notes and accrued interest, inclusive of $0.6 million of default interest, converted into 122,744 shares of Series A-I redeemable convertible preferred stock at a conversion price of $4.89 per share, and 1,121,204 shares of Series A-III redeemable convertible preferred stock at a conversion price of $4.60 per share. The convertible promissory note liabilities of $5.7 million as of December 31, 2025 were fully satisfied and settled.

F-50

The authorized shares of preferred stock decreased from 10,184,163 shares as of March 31, 2026 to 10,118,115 shares as of June 30, 2026 as a result of the Amended and Restated Certificate of Incorporation filed on May 22, 2026, which reduced the authorized number of shares available for issuance as Series Seed-I preferred stock to the 1,375,958 shares issued and outstanding.

The redeemable convertible preferred stock consisted of the following at June 30, 2026 and December 31, 2025 (dollar amounts in thousands):

	As of June 30, 2026
	Authorized Shares	Issued and Outstanding Shares	Liquidation Value	Carrying Value
Series Seed-I	1,375,958	1,375,958	$12,890	$8,554
Series Seed-II	1,280,902	1,280,902	1,500	2,600
Series Seed-III	1,528,560	1,528,560	4,475	4,616
Total Series Seed	4,185,420	4,185,420	18,865	15,770
Series A-I	4,073,456	4,073,456	29,868	19,634
Series A-II	738,035	738,035	5,263	4,037
Series A-III	1,121,204	1,121,204	7,731	8,196
Total Series A	5,932,695	5,932,695	42,862	31,867
Total	10,118,115	10,118,115	$61,727	$47,637

	As of December 31, 2025
	Authorized Shares	Issued and Outstanding Shares	Liquidation Value	Carrying Value
Series Seed-I	3,202,357	1,375,958	$12,890	$8,554
Series Seed-II	1,280,902	1,280,902	1,500	2,600
Series Seed-III	1,528,560	1,528,560	4,475	4,616
Total	6,011,819	4,185,420	$18,865	$15,770

There have been no material changes to the rights, preferences, and privileges of the Series Seed-I, Series Seed-II, and Series Seed-III redeemable convertible preferred stock (collectively, the “Series Seed”) during the six months ended June 30, 2026.

The significant rights and preferences of the Series A-I, Series A-II, and Series A-III redeemable convertible preferred stock (collectively, the “Series A,” and together with the Series Seed, the “Preferred Stock”) are as follows:

Dividends

Holders of the Series A are entitled to receive non-cumulative dividends at a rate of 6% of the applicable original issue price per share when and if declared by the board of directors at the same rate as common stock on an as-if-converted basis. No dividends have been declared on the Series A through June 30, 2026.

Liquidation

In the event of a liquidation, dissolution, winding up or deemed liquidation event of the Company, either voluntary or involuntary, holders of the Series A are entitled to receive, prior to any distribution to holders of common stock, an amount per share equal to the greater of (1) 1.5 times the applicable original issue price per share, plus any declared but unpaid dividends, or (2) the amount that would have been received if such shares had been converted into common stock immediately prior to such event. The applicable original issue prices are $4.89 per share for Series A-I, $4.75 per share for Series A-II, and $4.60 per share for Series A-III. The applicable liquidation multiple for the Series A is 1.5 times the applicable original issue price. The Series A is pari passu with the Series Seed.

F-51

Conversion

Each share of Series A is convertible into common stock at the option of the holder at any time at a conversion price equal to the applicable original issue price, subject to customary anti-dilution adjustments. Each share of Series A is initially convertible on a one-for-one basis into common stock, subject to adjustment for stock splits, dividends, recapitalizations, and certain dilutive issuances. All outstanding shares of Series A will automatically convert into common stock upon the occurrence of certain events, including the closing of a firm-commitment underwritten public offering meeting specified thresholds or upon written consent of the requisite holders. See Note 1 for additional information regarding the conversion of the Company’s capital stock at the Effective Time of the Merger.

Voting

Each holder of Series A is entitled to a number of votes equal to the number of shares of common stock into which the Series A is convertible as of the record date. The holders of Series A vote with the common stockholders as a single class on an as-converted basis.

Redemption Rights

The Series A is subject to redemption under certain deemed liquidation events not solely within the control of the Company, as defined. In addition, if the Company consummates an equity financing below the applicable original issue price, each holder of Series A may elect, within a limited period, either to require the Company to redeem its shares for cash equal to the applicable original issue price plus declared but unpaid dividends, or to exchange its shares for a senior secured convertible promissory note of equal principal amount on terms determined by the lead investor. Due to these holder-optional redemption features, the Series A is considered contingently redeemable for accounting purposes and is classified as temporary equity in the Company’s condensed balance sheets.

The Company classifies its preferred stock outside of total stockholders’ deficit because, in the event of certain “liquidation events” (including a merger, acquisition, or sale of all or substantially all of the Company’s assets) that are not solely within the control of the Company, the shares would become redeemable at the option of the holders. The Company does not accrete the carrying values of the preferred stock to the redemption values since a liquidation event was not considered probable as of June 30, 2026 and December 31, 2025. Subsequent adjustments of the carrying values to the ultimate redemption values will be made only when it becomes probable that such a liquidation event will occur.

Make-Whole Provision

Under the Investors’ Rights Agreement entered into in connection with the Series A financing, during the first 120 trading days following a public listing of the Company’s common stock, if the 30-day volume-weighted average price of the common stock is below the effective Series A price, the Company is required to issue additional shares to the Series A holders to make them whole for the shortfall. The Company determined that the make-whole provision is a freestanding financial instrument that meets the definition of a derivative and is accounted for as a derivative liability measured at fair value, with changes in fair value recognized in earnings. The Company estimated the fair value of the make-whole provision using a probability-weighted method that considered the likelihood and timing of a public listing and the range of common stock price scenarios under which the provision could become operative and concluded the fair value of the make-whole provision was not material as of June 30, 2026.

F-52

Common Stock

The holders of the common stock are entitled to one vote for each share of common stock held at all meetings of stockholders. In any liquidation, dissolution or winding up, after payment in full of the convertible preferred stock liquidation preference (including any declared but unpaid dividends), the remaining assets are distributed pro rata among the holders of convertible preferred stock and common stock on an as-converted basis. As described above, in January and March 2026, in connection with the Series A-I Closing, the Company amended and restated its certificate of incorporation to increase the authorized shares of capital stock to 37,188,608 shares, consisting of 27,004,445 shares of common stock and 10,184,163 shares of preferred stock.

Subscription Liability

During the year ended December 31, 2025, the Company received $1.7 million of proceeds from investors in advance of the closing of its planned Series A equity financing. The Series-A financing did not close as of December 31, 2025, and such proceeds were recorded as a subscription liability within current liabilities on the condensed balance sheets. In January 2026, in connection with the Series A-I Closing, the subscription liability was reclassified into 337,540 shares of Series A-I redeemable convertible preferred stock at a price of $4.89 per share, and the subscription liability balance was reduced to $0 in the first quarter of 2026.

13. Revenue from Contracts with Customers

The Company generates revenue from fixed-price contracts for the design and manufacture of customized space structures and related services, and accounts for revenue in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). The Company’s significant revenue contracts during the three and six months ended June 30, 2026 and 2025 are summarized below:

U.S. Government Contracts

On March 25, 2024, the Company executed a $1.7 million fixed-price contract with the U.S. Air Force Research Laboratory (“SpaceWERX”) pursuant to which the Company will develop orbital platforms that will enable rapid and flexible response options for the United States Space Force. The contract was subject to the Federal Acquisition Regulation and included termination for the U.S. government’s convenience provisions. The contract included a single, combined performance obligation of module design services and was substantially completed in the third quarter of 2025.

On March 27, 2026, the Company and the United States Space Force (“USSF”) executed a $30.0 million firm-fixed-price Strategic Funding Increase (“STRATFI”) contract for the design, development, integration, and flight demonstration of the Company’s Orbital Carrier and MVP Delivery Rocket systems, with a term extending through December 31, 2028. The Company determined that the contract contains a single combined performance obligation, that the transaction price is the fixed consideration of $30.0 million, and that revenue is recognized over time using a cost-to-cost measure of progress. During the three and six months ended June 30, 2026, the Company recognized no revenue under the STRATFI contract because performance had not yet progressed to a point at which costs were incurred. As of June 30, 2026, the Company received $3.1 million under the STRATFI contract, which is recorded in deferred revenues in the accompanying condensed balance sheet.

Commercial Contracts

On May 18, 2024, the Company executed a $125.0 million fixed-price contract with Axiom Space, Inc. (“Axiom”), a related party, for the design, manufacture, assembly, integration, testing, and delivery of a cargo vehicle compatible with berthing to Axiom’s commercial space station. Axiom is considered a related party because the lead investor in Axiom also serves as the lead investor of the Company and has board representation at both entities, enabling it to significantly influence the management and operating policies of both the Company and Axiom. The contract includes a single, combined performance obligation for the integrated design and manufacture of the cargo vehicle. The contract term extends through December 31, 2029, or another mutually agreed date. The contract provides for milestone-based payments that are scheduled to coincide with the Company’s expected performance and are intended to provide the customer with protection against nonperformance. The Company has evaluated these payment terms and concluded that the contract does not contain a significant financing component, as the timing and structure of payments arise for reasons other than the provision of finance to either party. Performance under the contract was ongoing as of June 30, 2026.

F-53

In February 2025, the Company and Axiom executed a modification to the Axiom contract that revised the milestone payment schedule, including the addition of a $1.5 million project kickoff payment and a $6.0 million payment upon successful completion of a Preliminary Design Review (“PDR”), as defined in the Axiom contract. The total contract price was unchanged at $125.0 million. As the remaining goods and services were not distinct from the goods and services transferred prior to the modification, the modification was accounted for as part of the existing contract. Because the modification affected only the timing of milestone payments and did not change the transaction price or the estimated costs to complete, no cumulative catch-up adjustment to revenue was required.

Payment of the $6.0 million PDR milestone is contingent upon Axiom receiving additional equity funding from the lead investor of its initial Series D preferred funding (the “Funding Contingency”), may be paid in one or more installments in line with Axiom’s equity closings, and may not exceed 5% of such funding; any portion that cannot be paid due to the Funding Contingency will be added to a later contractual milestone payment, and accordingly the total transaction price of $125.0 million is not affected. As of June 30, 2026 and December 31, 2025, the Company had successfully completed the PDR milestone and billed and collected $0.5 million; however, the remaining $5.5 million remained subject to the Funding Contingency.

As of June 30, 2026, the Company had recognized cumulative revenue of approximately $1.9 million under the Axiom contract and had received cumulative milestone payments of approximately $3.2 million. The excess of payments received over cumulative revenue recognized resulted in a net contract liability of approximately $1.3 million, which is presented as deferred revenue in the accompanying condensed balance sheet.

The following table presents the Company’s revenue from contracts with customers disaggregated by customer type for the three and six months ended June 30, 2026 and 2025 (amounts in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
U.S. Government	$-	$364	$-	$739
Commercial	-	-	-	284
	$-	$364	$-	$1,023

All revenue from contracts with customers is recognized over time and is derived from contracts with customers in the United States.

Contract Balances

The Company receives payments from customers based on billing schedules established in its contracts. For U.S. government contracts, payments are made upon the completion and acceptance of specified contractual tasks. For commercial contracts, payments are made upon the achievement of contractual milestones. Contract assets relate to the Company’s conditional right to consideration for performance completed under its contracts in advance of billing. Contract assets are reclassified to accounts receivable when the right to consideration becomes unconditional. Contract liabilities relate to payments received in advance of performance. Contract liabilities are recognized as revenue as the Company satisfies its performance obligations. Contract assets and contract liabilities arising from the same contract are presented net as either a single contract asset or a single contract liability on a contract-by-contract basis. Contract assets and contract liabilities consist of unbilled accounts receivable and deferred revenues, respectively.

F-54

The activity within the Company’s unbilled revenue for the three and six months ended June 30, 2026 was as follows (amounts in thousands):

For the Six Months Ended
June 30, 2026
Balance, January 1, 2026	$30
Increase in unbilled revenue	-
Revenue billed	-
Balance, March 31, 2026	30
Increase in unbilled revenue	-
Revenue billed	(30)
Balance, June 30, 2026	$-

The activity within the Company’s deferred revenue for the three and six months ended June 30, 2026 was as follows (amounts in thousands):

For the Six Months Ended
June 30, 2026
Balance, January 1, 2026	$161
Deferral of revenue	1,141
Recognition of revenue	-
Balance, March 31, 2026	1,302
Deferral of revenue	3,084
Recognition of revenue	-
Balance, June 30, 2026	$4,386

The Company’s SpaceWERX contract was substantially complete as of December 31, 2025. The Company’s contract with Axiom for the design and manufacture of a customized cargo vehicle has a total transaction price of $125.0 million; however, the contract is terminable by the customer for convenience at any time without advance notice prior to the completion of the Critical Design Review milestone, as defined in the Axiom contract, which had not occurred as of June 30, 2026. Upon termination, the Company is entitled to payment only for services performed through the date of termination. Accordingly, the noncancelable portion of the transaction price allocated to remaining performance obligations under this contract was not material as of June 30, 2026.

The Company’s STRATFI contract with the USSF is subject to the Government’s right to terminate for convenience under the Federal Acquisition Regulation; however, upon such termination the Company is entitled to payment for work performed and work in process, including a reasonable allowance for profit, which the Company concluded represents a substantive termination penalty. Accordingly, the contract is enforceable through its stated term and the transaction price is not reduced for the termination right. As of June 30, 2026, the aggregate amount of the transaction price allocated to the remaining performance obligation under the STRATFI contract was $30.0 million, none of which had been recognized as revenue, and which the Company expects to recognize over the remaining contract term through December 31, 2028.

14. Share-based Compensation

In August 2022, the Company adopted the 2022 Equity Incentive Plan (the “2022 Plan”), which provides for the issuance of stock options, restricted stock and restricted stock units, and other equity awards to employees, directors, and consultants. In connection with the Series A-I Closing in January 2026, the 2022 Plan was amended to increase the number of shares of common stock reserved for issuance under the plan from 3,546,000 to 5,381,207. As of June 30, 2026, 2,929,643 shares remained available for issuance under the 2022 Plan.

Stock options and restricted shares granted under the Company’s 2022 plan generally vest over a period of four years from the date of grant, and in the case of stock options, have a term of 10 years. The Company recognizes the grant date fair value of each option and restricted share over its vesting period.

The Company recorded stock-based compensation expense for stock options and restricted stock outside of the 2022 plan, see below, in the following expense categories of its condensed statements of operations for the three and six months ended June 30, 2026 and 2025 (amounts in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Research and development	$(31)	$89	$34	$178
General and administrative	13	252	189	505
	$(18)	$341	$223	$683

F-55

Stock Options

During the three and six months ended June 30, 2026, 221,729 stock options were forfeited or cancelled, which resulted in the reversal of previously recognized compensation cost for unvested awards and a net reduction in stock-based compensation expense for the three months ended June 30, 2026. As of June 30, 2026, 2,451,564 options were outstanding under the 2022 Plan, with a weighted-average exercise price of $0.47 per share, a weighted-average remaining contractual term of 7.3 years, and an aggregate intrinsic value of approximately $9.3 million. As of June 30, 2026, 1,839,030 options were exercisable, with a weighted-average exercise price of $0.41 per share, a weighted-average remaining contractual term of 7.0 years, and an aggregate intrinsic value of approximately $7.1 million. As of June 30, 2026, there was approximately $0.2 million of unrecognized compensation expense related to unvested stock options that is expected to be recognized over a weighted-average period of approximately 2.0 years.

Restricted Stock - Outside of the 2022 Plan

The Company has outstanding shares of restricted stock granted outside of the 2022 Plan, which are unvested and subject to forfeiture.

During the six months ended June 30, 2026, 277,323 shares of restricted stock, with a weighted-average grant date fair value of $0.72 per share vested. As of June 30, 2026, 22,500 restricted shares granted outside of the 2022 Plan with a weighted-average grant date fair value of $0.72 per share remained unvested. As of June 30, 2026, total unrecognized compensation expense related to unvested restricted stock was approximately $16,200, which is expected to be recognized over a weighted-average period of approximately 1.17 years.

15. Subsequent Events

Stock Option Grants

On July 13, 2026, the Company’s board of directors approved the grant of stock options to purchase an aggregate of 2,155,771 shares of common stock under the 2022 Plan to certain employees and executive officers. Additionally, on August 18, 2026, the Company’s board of directors approved the grant of stock options to purchase an aggregate of 11,292 shares of common stock under the 2022 Plan to certain employees. The options have an exercise price of $4.28 per share, which the board determined to be not less than the fair market value of the Company’s common stock on the grant date, and have a contractual term of ten years. The options are subject to a range of vesting schedules, including awards that vested in full on the grant date and awards that vest over service periods of up to four years, in each case subject to continued service. The Company will begin recognizing compensation cost for these awards in the third quarter of 2026 over the requisite service periods.

Exercise of Service Provider Warrants

In August 2026, the remaining 958,920 Service Provider Warrants were exercised at an exercise price of $0.01 per share (see Note 9). Following this exercise, no Service Provider Warrants remain outstanding. The shares issued upon exercise remain subject to forfeiture until the related performance condition is satisfied and are treated as contingently returnable shares that are excluded from the computation of net loss per share until the performance condition is met. Because vesting of the Service Provider Warrants remains contingent upon the consummation of the reverse merger and the concurrent equity financing, which is not considered probable, no compensation cost has been recognized in connection with these exercises.

Bridge Financing

On August 17, 2026, the Company entered into a Loan Agreement (the “Loan Agreement”) with BZH SPO LLC (the “Lender”) pursuant to which the lender agreed to extend to the Company an unsecured credit facility in an aggregate principal amount of $1.0 million, to be advanced in two tranches of $0.5 million each and evidenced by an unsecured promissory note (the “Note”). The proceeds are to be used for working capital purposes pending completion of the Merger and receipt of proceeds under the Company’s STRATFI contract (see Notes 1 and 13). The first and second tranches were funded on August 18, 2026 in the amount of $1.0 million, net of reimbursable legal fees to the Lender. Each tranche matures on the date falling 60 days after the funding date of the first tranche.

Amounts advanced under the note bear an original issue discount equal to 50% of the principal amount of each tranche for each 30-day period, together with interest at a rate of 4.0% per 30-day period calculated on a simple, non-compounding basis on the original principal amount of each tranche. The original issue discount for each period is earned in full on the first day of that period and is not refundable upon early repayment. From and including the 61st day following the funding date, an additional default premium of 3.0% per 30-day period accrues automatically, resulting in an aggregate rate of 7.0% per 30-day period from that date. As the full $1.0 million facility was advanced on August 18, 2026, the amount payable upon repayment at the 60-day maturity date is approximately $2.1 million, with the amount payable increasing for periods thereafter. The note is unsecured, ranks pari passu with the Company’s other unsecured indebtedness, and contains no conversion right or equity participation in favor of the lender.

The Company is required to apply proceeds from the Merger, the STRATFI contract, and from certain other sources to repayment of the note in priority to other uses, subject to a limited working capital retention. The Loan Agreement contains customary representations, warranties and covenants, including restrictions on liens, additional indebtedness and restricted payments, and a minimum liquidity requirement. Events of default include, among others, non-payment, breach of covenants, insolvency, termination of the STRATFI contract, and the Merger not having closed on or before October 31, 2026, upon any of which the lender may declare all amounts outstanding immediately due and payable. At or prior to the closing of the Merger, NIMS is required to guarantee and assume, as a co-obligor, the Company’s obligations under the Loan Agreement and the note.

F-56

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Gravitics, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Gravitics, Inc. (the “Company”) as of December 31, 2025 and 2024, and the related statements of operations, statements of redeemable convertible preferred stock and shareholders’ deficit, and cash flows for each of the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has recurring losses and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Fair Value of Financing Transactions

The Company has issued certain financing instruments, including Simple Agreements for Future Equity (SAFEs), convertible promissory notes and related warrants (to third parties and related parties). As described in Note 7 to the financial statements, the Company elected the fair value option under ASC 825 for its SAFEs and convertible promissory notes, which include embedded conversion and redemption features, and the related warrants are recognized as liabilities in accordance with ASC 815. These instruments are measured at fair value on a recurring basis. In determining the fair value of these instruments, the Company utilized probability weighted scenario models combined with a Black Scholes options pricing model, which involves significant assumptions including equity volatility, equity value, and probabilities of future conversion or redemption events.

We identified the accounting for the fair value of financing instruments as a critical audit matter due to the significant judgements, assumptions and complexity involved in the estimate of fair value of these instruments This led to a high degree of auditor subjectivity and significant audit effort was required in performing our procedures and evaluating audit evidence relating to judgements and assumptions made by the Company.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the financial statements. These procedures included, among others, (i) obtaining an understanding of and evaluating the design of controls related to financial reporting; (ii) obtaining the SAFE, convertible promissory note, and related warrant agreements and evaluating the terms and conditions of the agreements and assessing the reasonableness of management’s interpretation and application of the appropriate accounting guidance, (iii) evaluating the appropriateness of the valuation model used in management’s estimate including the reasonableness of the inputs to the valuation model, (iv) involving valuation professionals with specialized skills and knowledge when performing audit procedures to evaluate the reasonableness of Management’s valuation methodology estimates and assumptions and (v) evaluating the Company’s financial statement disclosures for these instruments to ensure they adequately describe the valuation technique, significant assumptions, and estimation uncertainty associated with determining fair value.

/s/ EisnerAmper LLP

We have served as the Company’s auditor since 2025.

EISNERAMPER LLP

Iselin, New Jersey

April 17, 2026

F-57

Gravitics, INC.

BALANCE SHEETS

(in thousands, except share and per share amounts)

	As of December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$183	$863
Unbilled revenues	30	226
Prepaid expenses	448	225
Total current assets	661	1,314
Property and equipment, net	371	511
Right-of-use assets	2,080	2,621
Security deposit	500	500
Total assets	$3,612	$4,946

Liabilities, redeemable convertible preferred stock, and stockholders’ deficit
Current liabilities:
Accounts payable	$1,827	$574
Accrued expenses and other current liabilities	456	187
Deferred revenues	161	-
Short-term borrowings	373	300
Convertible promissory notes, at fair value, current portion	5,739	-
Current portion of lease liabilities	441	385
Subscription liability	1,650	-
Total current liabilities	10,647	1,446
Convertible promissory notes, at fair value, net of current portion	-	4,248
Warrant liabilities, at fair value	2,934	949
SAFE liabilities, at fair value	10,109	7,673
Lease liabilities, net of current portion	1,280	1,720
Total liabilities	24,970	16,036

Commitments and contingencies (Note 11)

Redeemable convertible preferred stock
Series Seed redeemable convertible preferred stock, par value $0.00001 per share: 6,011,819 shares authorized; 4,185,420 issued and outstanding. (Liquidation value of $18,865)	15,770	15,770

Stockholders’ deficit
Common stock, par value $0.00001 per share: 19,841,878 shares authorized; 7,444,072 and 6,737,941 shares issued and outstanding at December 31, 2025 and 2024, respectively.	-	-
Additional paid-in capital	5,410	3,979
Accumulated deficit	(42,538)	(30,839)
Total stockholders’ deficit	(37,128)	(26,860)
Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$3,612	$4,946

The accompanying notes are an integral part of these financial statements.

F-58

GRAVITICS, INC.

STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	For the Years Ended December 31,
	2025	2024
Revenue	$1,044	$2,610
Operating expenses:
Cost of revenue	867	2,339
Research and development	3,457	2,124
General and administrative	5,723	4,942
Total operating expenses	10,047	9,405
Loss from operations	(9,003)	(6,795)
Other income (expense):
Change in fair value of SAFE liabilities	1,159	(1,108)
Change in fair value of convertible promissory notes	(1,858)	(1,246)
Change in fair value of warrant liabilities	(1,985)	(87)
Gain on extinguishment of unsecured promissory note	-	186
Other income (expense), net	(12)	2
Total other expense, net	(2,696)	(2,253)
Net loss	$(11,699)	$(9,048)

Net loss per share of common, basic and diluted	$(1.88)	$(2.11)
Weighted-average shares of common stock outstanding, basic and diluted	6,211,039	4,289,651

The accompanying notes are an integral part of these financial statements.

F-59

Gravitics, INC.

STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND

STOCKHOLDERS’ DEFICIT

(in thousands, except share and per share amounts)

	Redeemable Convertible				Additional		Total
	Preferred Stock		Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance December 31, 2023	4,053,323	$14,945	7,106,059	$-	$2,352	$(21,791)	$(19,439)
Issuance of redeemable convertible preferred stock and common stock upon conversion of promissory note	132,097	825	66,049	-	48	-	48
Exercise of stock options			65,833	-	-	-	-
Contribution of common stock by stockholder	-	-	(500,000)	-	-	-	-
Reclassification of warrant liability to equity	-	-	-	-	71	-	71
Stock based compensation	-	-	-	-	1,508	-	1,508
Net loss	-	-	-	-	-	(9,048)	(9,048)
Balance December 31, 2024	4,185,420	15,770	6,737,941	-	3,979	(30,839)	(26,860)
Issuance of pre-funded warrants	-	-	-	-	60	-	60
Exercise of pre-funded warrants	-	-	694,673	-	7	-	7
Exercise of stock options			11,458	-	-	-	-
Stock based compensation	-	-	-	-	1,364	-	1,364
Net loss	-	-	-	-	-	(11,699)	(11,699)
Balance December 31, 2025	4,185,420	$15,770	7,444,072	$-	$5,410	$(42,538)	$(37,128)

The accompanying notes are an integral part of these financial statements.

F-60

Gravitics, INC.

STATEMENTS OF CASH FLOWS

(in thousands, except share and per share amounts)

	Year Ended December 31,
	2025	2024
Operating activities:
Net loss	$(11,699)	$(9,048)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	178	178
Change in right-of-use assets	541	512
Cash interest paid on convertible promissory notes	(367)	(749)
Change in fair value of convertible promissory notes	1,858	1,246
Change in fair value of warrant liabilities	1,985	87
Change in fair value of SAFE liabilities	(1,159)	1,108
Gain on extinguishment of unsecured promissory note	-	(186)
Stock-based compensation	1,364	1,508
Changes in operating assets and liabilities:
Unbilled revenues	196	(226)
Prepaid expenses	(223)	(57)
Accounts payable	1,253	380
Accrued expenses and other current liabilities	272	(241)
Deferred revenues	161	-
Operating lease liabilities	(384)	(334)
Cash used in operating activities	(6,024)	(5,822)
Investing activities:
Purchases of property and equipment	(38)	(71)
Cash used in investing activities	(38)	(71)
Financing activities:
Proceeds from issuance of SAFE instruments	-	3,057
Proceeds from issuance of SAFE instruments and pre-funded warrants	3,655	-
Proceeds from advance subscriptions	1,650	-
Proceeds from issuance of common stock upon exercise of pre-funded warrants	7	-
Proceeds from short-term borrowings	170	-
Repayment of short-term borrowing principal	(100)	-
Cash provided by financing activities	5,382	3,057
Net decrease in cash and cash equivalents	(680)	(2,836)
Cash and cash equivalents at beginning of the year	863	3,699
Cash and cash equivalents at the end of the year	$183	$863

Supplemental cash flow information:
Interest paid	$380	$802
Supplemental non-cash investing and financing activities:
Conversion of convertible promissory note into common and preferred stock	$-	$873
Reclassification of warrant liability to equity	$-	$71

The accompanying notes are an integral part of these financial statements.

F-61

GRAVITICS, INC.

NOTES TO FINANCIAL STATEMENTS

1. Organization and Description of Business

Gravitics, Inc. (the “Company”), a Delaware corporation, is engaged in the design, development and commercialization of large space structures including orbital carriers, cargo logistics spacecraft, space station modules, and related engineering and technical services. The Company’s primary customer base consists of government entities and the commercial space industry. The Company was incorporated in the state of Delaware on May 7, 2021. The Company’s headquarters are in Marysville, Washington.

2. Going Concern and Liquidity

In accordance with ASC 205-40, Going Concern, the Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. The Company has incurred recurring losses and negative cash flows from operations since inception, and, as of December 31, 2025, the Company had cash and cash equivalents of $0.2 million and an accumulated deficit of $42.5 million. In January 2026, the Company sold 337,540 shares of Series A-1 redeemable convertible preferred stock to existing investors at a price of $4.89 per share for gross proceeds of $1.7 million and further sold 2,240,041 shares of Series A-1 redeemable convertible preferred stock at a price of $4.89 per share for gross proceeds of $10.9 million in a subsequent closing in January and February 2026. See Note 16.

Since its inception in May 2021, the Company has funded its operations through the sale of simple agreements for future equity (“SAFEs”), the sale of redeemable convertible preferred stock, the issuance of convertible promissory notes, and revenue from customers. The Company does not believe that its current capital resources, which consist of cash and cash equivalents, will be sufficient to fund operations through at least the next twelve months from the date the accompanying financial statements are issued based on its current operating plan. As the Company continues to pursue its business plan, it expects to finance its operations through equity offerings, debt financings, or other capital sources. However, there can be no assurance that any additional financing or strategic arrangements will be available to the Company on acceptable terms, if at all. If events or circumstances occur such that the Company does not obtain additional funding, it may be necessary to significantly reduce its scope of operations to reduce the current rate of spending.

Based on the factors above, the Company has concluded that substantial doubt exists with respect to its ability to continue as a going concern within one year after the date that these financial statements were issued.

The Company’s financial statements have been prepared on the basis of the Company continuing as a going concern, which assumes the continuity of operations, the realization of assets and the settlement of liabilities and commitments as they come due in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

3. Significant Accounting Policies and Basis of Presentation

Basis of Presentation

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”). Any reference in these notes to applicable guidance is meant to refer to U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and the Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

F-62

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Concentration of Credit Risk

Financial instruments that subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents. The Company deposits cash and cash equivalents with high credit quality financial institutions in the United States. These deposits are held in checking and money market accounts and may, from time to time, exceed the federally insured amounts. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant risk in its cash and cash equivalents.

Concentration of Customer Risk

For the years ended December 31, 2025 and 2024, two customers accounted for substantially all of the Company’s total revenue. At December 31, 2025 one customer accounted for all of the Company’s unbilled revenue. At December 31, 2024, two customers accounted for all of the Company’s unbilled revenue.

Cash and Cash Equivalents

The Company considers all highly-liquid investments purchased with original maturities of three months or less from the purchase date to be cash equivalents. Cash equivalents consist primarily of amounts invested in money market accounts.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (the exit price) in an orderly transaction between market participants at the measurement date. The fair value standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. The Company uses the hierarchy prescribed in the accounting guidance for fair value measurements, based upon the available inputs to the valuation and the degree to which they are observable or not observable in the market. The three levels in the hierarchy are as follows:

●	Level 1 - Quoted prices (unadjusted) for identical assets or liabilities in active markets that are accessible as of the measurement date;

●	Level 2 - Inputs other than quoted prices in active markets for identical assets and liabilities that are observable either directly or indirectly for substantially the full term of the asset or liability; and

●	Level 3 - Unobservable inputs reflecting the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk.

The carrying amounts of certain financial assets and liabilities, including prepaid and other current assets, accounts payable, accrued liabilities, and short-term borrowings approximate fair value because of the short maturity and liquidity of those instruments. The classification of assets and liabilities within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement in its entirety. See Note 7 for fair value disclosures related to the Company’s convertible promissory notes, warrant liabilities, and SAFE liabilities.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation. Expenditures for repairs and maintenance which do not extend the useful life of the related assets are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets or the leasehold period, if shorter and applicable. The estimated useful life of furniture and fixtures is 7 years and office equipment is estimated at 5 years. The useful life of computer equipment is 5 years and tools, machinery and other equipment range from 3 to 5 years. Leasehold improvements are amortized over the shorter of the asset’s useful life or the term of the lease. Upon asset retirements or disposals, costs and accumulated depreciation and amortization balances are removed and any gains or losses are recognized upon retirement or disposal.

F-63

Leases

The Company determines if an arrangement is or contains a lease and the classification of that lease at contract inception. Specifically, the Company considers whether it controls the underlying asset and has the right to obtain substantially all of the economic benefits or outputs from the asset. The Company entered into a lease agreement for its office and manufacturing facility and accounts for its lease obligation under ASU No. 2016-02, Leases (Topic 842).

Operating lease right-of-use (“ROU”) assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at the lease commencement date. Operating lease ROU assets are based on the corresponding lease liability adjusted for (i) payments made at or before the commencement date, (ii) initial direct costs incurred and (iii) tenant incentives under the lease. The Company does not account for renewals or early terminations unless it is reasonably certain to exercise these options at commencement. Operating lease expense is recognized on a straight-line basis over the lease term. The Company accounts for lease and non-lease components as a single lease component for operating leases. The Company does not record leases with terms of 12 months or less on the balance sheet.

As the implicit rate for the operating lease was not determinable, the Company used its incremental borrowing rate based on the information available at the lease commencement date in determining the present value of future payments. The incremental borrowing rate reflects the estimated interest rate that the Company would have to pay to borrow on a collateralized basis, an amount equal to the lease payments in a similar economic environment over a similar term.

Convertible Promissory Notes

The Company evaluated its convertible promissory notes and determined they include embedded features that would otherwise require potential bifurcation. Neither the notes nor any embedded features were required to be classified as equity. Therefore, the Company elected the fair value option (“FVO”) under ASC 825, Financial Instruments, for all convertible promissory notes at their respective dates of issuance. Under the FVO, the convertible notes are recorded at fair value upon initial recognition and are subsequently remeasured at fair value at each reporting date. Changes in fair value, excluding changes attributable to instrument-specific credit risk, are recognized in other income (expense) within the statements of operations. The portion of the total change in fair value resulting from changes in instrument-specific credit risk is recognized separately in other comprehensive income (loss). Upon derecognition of the convertible notes, any cumulative gain or loss previously recognized in other comprehensive income as a result of changes in instrument-specific credit risk will be reclassified to net income. For both years presented, the Company determined that the change in fair value of its FVO liabilities attributable to instrument-specific credit risk was not significant. Accordingly, net loss equals comprehensive loss for all periods presented. The election of the FVO is irrevocable and is applied on an instrument-by-instrument basis. As a result of the FVO election, the embedded features within the convertible notes are not required to be separately accounted for. Debt issuance costs incurred in connection with convertible notes measured at fair value under the FVO are expensed as incurred.

SAFE Liabilities

The Company has issued SAFEs to various investors. SAFEs represent instruments that provide a form of financing to the Company and possess characteristics of both a debt and equity instrument. The SAFEs have the potential for cash settlement upon the occurrence of certain “liquidity events” (including a change of control, direct listing, or initial public offering) and “dissolution events” (including voluntary termination of operations, a general assignment for the benefit of the Company’s creditors, or any other liquidation, dissolution or winding up of the Company (excluding a liquidity event), whether voluntary or involuntary). The instruments at the election of the holder, can also be settled in shares of the Company’s common stock, which are contingently redeemable upon a liquidation event that may obligate the Company to transfer assets at some point in the future.

F-64

The Company has elected the FVO under ASC 825, Financial Instruments, to account for the SAFEs in their entirety at fair value. The Company elected the FVO because the SAFEs are hybrid financial instruments containing embedded features that would otherwise require analysis to determine whether bifurcation is necessary, and measurement at fair value more faithfully represents the economic substance of the instruments. The Company evaluated the SAFEs and did not identify any embedded features that are required to be classified as equity. The election was made on an instrument-by-instrument basis at the date of initial recognition of each SAFE and is irrevocable.

The SAFE liability is subject to re-measurement at each balance sheet date until a triggering event, equity financing, change in control or dissolution occurs, and any change in fair value is recognized in the Company’s statements of operations.

Warrants to Purchase Common Stock

Common stock warrants are accounted for in accordance with applicable accounting guidance provided in ASC 815, Derivatives and Hedging - Contracts in Entity’s Own Equity, as either derivative liabilities or as equity instruments depending on the specific terms of the warrant agreement.

Redeemable Convertible Preferred Stock

The Company classifies its preferred stock outside of total stockholders’ deficit because, in the event of certain “liquidation events” (including a merger, acquisition or sale of all or substantially all of the Company’s assets) that are not solely within the control of the Company, the shares would become redeemable at the option of the holders. The Company does not accrete the carrying values of the preferred stock to the redemption values since a liquidation event was not considered probable as of December 31, 2025 and 2024. Subsequent adjustments of the carrying values to the ultimate redemption values will be made only when it becomes probable that such a liquidation event will occur.

Revenue Recognition

The Company recognizes revenue pursuant to ASC 606, Revenue from Contracts with Customers (“ASC 606”).

In accordance with ASC 606, revenue is recognized when control of promised goods or services is transferred to customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. The Company accounts for revenue contracts with customers through the following steps:

●	Identification of the contract, or contracts, with the customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of the revenue when, or as, the Company satisfies a performance obligation.

The Company satisfies its performance obligations over time and measures progress toward complete satisfaction of its performance obligations using the cost-to-cost input method, which recognizes revenue based on costs incurred to date relative to total estimated costs at completion. Changes in estimated total costs at completion are recognized on a cumulative catch-up basis in the period in which the change in estimate is identified.

The Company capitalizes costs to fulfill its contracts as fixed assets or inventory, as appropriate, under other applicable U.S. GAAP. There were no significant incremental costs to obtain or fulfill its revenue contracts under the guidance of ASC 340-40, Other Assets and Deferred Costs — Contracts with Customers, during the years ended December 31, 2025 and 2024. See Note 13 for further discussion of the Company’s revenue arrangements.

F-65

Research and Development

Research and development expenses are recognized as incurred and primarily include costs related to wages, software, and contracted services associated with engineering and product development activities.

Stock-based Compensation

The Company measures employee and nonemployee stock-based awards at their grant-date fair value and records compensation expense on a straight-line basis over the vesting period of the awards. The Company accounts for forfeitures in the period in which they occur.

Estimating the fair value of stock-based awards requires the input of subjective assumptions, including the estimated fair value of the Company’s common stock for restricted stock awards and stock options. Additionally, for stock options, the Company estimates the expected life of the options and stock price volatility. The Company uses the Black-Scholes option pricing model to value its stock option awards.

As the Company’s common stock was not publicly traded through December 31, 2025, its board of directors periodically estimated the fair value of the Company’s common stock considering, among other things, contemporaneous valuations of its common stock prepared by a third-party valuation firm in accordance with the guidance provided by the American Institute of Certified Public Accountants 2013 Practice Aid, Valuation of Privately-Held-Company Equity Securities Issued as Compensation.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, Income Taxes (“ASC 740”), from its inception. Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized.

The Company recognizes the tax benefits of uncertain tax positions only when the positions are “more likely than not” to be sustained assuming examination by tax authorities and determined to be attributed to the Company. The determination of attribution, if any, applies for each jurisdiction where the Company is subject to income taxes on the basis of laws and regulations of the jurisdiction. The application of laws and regulations is subject to legal and factual interpretation, judgment, and uncertainty. Tax laws and regulations themselves are subject to change as a result of changes in fiscal policy, changes in legislation, the evolution of regulations, and court rulings. Therefore, the actual liability of the various jurisdictions may be materially different from management’s estimate. As of December 31, 2025, the Company does not have any unrecognized tax benefits. The Company records interest (and penalties where applicable), net of any applicable related income tax benefit, on potential income tax contingencies as a component of income tax expense in the statements of operations.

Segments

In accordance with ASC 280, Segment Reporting (“ASC 280”), the Company identifies its operating segments according to how the Company’s business activities are managed and evaluated. ASC 280 establishes standards for companies to report financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (“CODM”), or group, in deciding how to allocate resources and assess performance.

F-66

The Company currently operates in one reportable segment. The CODM has been identified as the Chief Executive Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. When evaluating the Company’s financial performance, the CODM reviews total revenues, total expenses, and expenses by functional classification, using this information to make decisions on a Company-wide basis. Accordingly, the Company has determined that it has a single reportable and operating segment structure.

The key measure of segment profit or loss reviewed by CODM is net loss. The CODM uses net loss as well as revenue results to allocate resources in the annual budgeting and forecasting process and also uses those measures as a basis for evaluating financial performance regularly by comparing actual results with established budgets and forecasts. All significant expense categories are presented on the statements of operations. The measure of segment assets is reported on the balance sheets as total assets. Segment revenues and expenses are identical to those disclosed in the statements of operations.

Recently Adopted Accounting Pronouncements

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): “Improvements to Income Tax Disclosures”. ASU 2023-09 is intended to improve income tax disclosure requirements by requiring (1) consistent categories and greater disaggregation of information in the rate reconciliation and (2) the disaggregation of income taxes paid by jurisdiction. The guidance makes several other changes to the income tax disclosure requirements as well. The guidance in ASU 2023-09 is effective for annual reporting periods in fiscal years beginning after December 15, 2024. The Company adopted this ASU retrospectively for the fiscal year beginning January 1, 2025. The adoption of ASU 2023-09 resulted in enhanced income tax disclosures and did not have an impact on the Company’s consolidated financial position, results of operations, or cash flows. The required information has been disclosed in Note 15.

Recently Issued Accounting Pronouncements

The Company considers the applicability of and impact of all ASUs. ASUs not discussed below were assessed and determined to be either not applicable or are expected to have minimal impact on the Company’s financial statements.

In November 2024, the FASB issued ASU No. 2024-03, Disaggregation of Income Statement Expenses. ASU 2024-03 requires additional disclosure of specific types of expenses included in the expense captions presented on the face of the income statement as well as disclosures about selling expenses. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim periods beginning after December 15, 2027, with early adoption permitted. The requirements will be applied prospectively with the option for retrospective application. The Company is currently evaluating the impact that the adoption of ASU 2024-03 will have on its financial statements and disclosures.

Net Loss Per Share

Basic net loss per share of common stock is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during each period. The weighted-average number of shares of common stock outstanding used in the basic net loss per share calculation does not include unvested restricted stock awards as these instruments are considered contingently issuable shares until they vest. Diluted net loss per share of common stock includes the effect, if any, from the potential exercise or conversion of securities, such as convertible preferred stock, common stock warrants, restricted stock awards and stock options, which would result in the issuance of incremental shares of common stock. For diluted net loss per share, the weighted-average number of shares of common stock is the same for basic net loss per share due to the fact that when a net loss exists, dilutive securities are not included in the calculation as the impact is anti-dilutive. The Company’s preferred stock and unvested restricted stock entitles the holder to participate in dividends and earnings of the Company, and, if the Company were to recognize net income, it would have to use the two-class method to calculate earnings per share. The two-class method is not applicable during periods with a net loss, as the holders of the convertible preferred stock and unvested restricted stock have no obligation to fund losses.

F-67

The following potentially dilutive securities have been excluded from the computation of diluted weighted-average shares of common stock outstanding, as they would be anti-dilutive, due to the reported losses:

	December 31,
	2025	2024
Redeemable convertible preferred stock	4,185,420	4,185,420
Convertible promissory notes	1,077,168	904,786
SAFEs	1,518,594	1,005,335
Common stock warrants	2,500,650	1,604,681
Unvested restricted stock awards	299,823	1,927,741
Stock options	2,688,294	2,920,881
	12,269,949	12,548,844

Amounts in the above table reflect the common stock equivalents. Amounts included for convertible promissory notes, SAFEs, and common stock warrants reflect an estimate, as the conversion mechanics of such instruments provide for holders to receive shares based on a percentage of the fully diluted capitalization of the company at the time of exercise or conversion, as applicable. For SAFEs, the estimated common stock equivalents were calculated based on the applicable post-money valuation cap relative to the Company’s estimated fully diluted capitalization.

4. Property and Equipment, Net

Property and equipment, net consisted of the following at December 31, 2025 and 2024 (amounts in thousands):

	December 31,
	2025	2024
Tools, machinery, and equipment	$308	$305
Computer equipment	190	155
Furniture and fixtures	132	132
Office equipment	103	103
Leasehold improvements	143	143
	876	838
Less: accumulated depreciation	(505)	(327)
Property and equipment, net	$371	$511

Depreciation and amortization expense was $0.2 million in each of the years ended December 31, 2025 and 2024.

F-68

5. Short-term borrowings

The following table summarizes the outstanding borrowings as of December 31, 2025 and 2024 (amounts in thousands):

	December 31,
	2025	2024
Due to related parties	$45	$-
Due to employees	28	-
Third party borrowings	300	300
Total short-term borrowings	$373	$300

Related Party Loans

During the year ended December 31, 2025, the Company entered into short-term, non-interest-bearing loan arrangements with certain officers and shareholders of the Company, as described below. These loans are due to related parties as defined by ASC 850, Related Party Disclosures. These related party transactions were not conducted at arm’s length, as the loans do not bear interest. Given the short-term nature of these arrangements (all subsequently repaid in the first quarter of 2026), the effect of imputing interest at a market rate is not considered material to the financial statements.

The Company’s Chief Executive Officer, Shareholder, and Director, advanced a total of $125,000 to the Company during 2025 through two separate non-interest-bearing loans. A $100,000 loan issued in the first quarter of 2025 was fully repaid in the second quarter of 2025. A second loan of $25,000 was issued in the third quarter of 2025 and remains outstanding as of December 31, 2025. The loan was subsequently repaid in the first quarter of 2026.

The Company’s Cofounder, Chief Marketing Officer, and Shareholder, advanced a total of $19,970 to the Company during 2025 through two separate non-interest-bearing loans of $4,970 and $15,000, respectively, both issued in the third quarter of 2025. Both loans remain outstanding as of December 31, 2025. The loans were subsequently repaid in the first quarter of 2026.

As of December 31, 2025, total amounts due to related parties under these non-interest-bearing loan arrangements were $44,970.

Employee Loan

In the third quarter of 2025, the Company received a short-term business loan of $25,000 from an employee of the Company. The general terms of the loan provided for a minimum 4.0% interest rate, with principal and interest repayable within 30 days of the loan issuance date and a 2% retroactive interest penalty payable until the loan is repaid in full. As the loan was not repaid within the initial 30-day term, the 2% retroactive interest penalty was applied. As of December 31, 2025, the outstanding balance was $27,857, consisting of principal of $25,000 and accrued interest and penalties of $2,857. Interest expense and penalties of $2,857 are included in other income (expense), net in the accompanying statements of operations. The short-term employee business loan and related interest was repaid in full in the first quarter of 2026.

Third party borrowing

In 2023, the Company received a cash advance of $0.3 million from an unrelated third party. The advance was not formalized under a written loan agreement and has no stated maturity date, repayment schedule, or interest rate. The advance is payable on demand in accordance with ASC 470-10-45-10, which requires that obligations that by their terms are due on demand be classified as current liabilities, even though liquidation may not be expected within one year. In March 2026, the advance was formalized under a promissory note which matures in September 2026. The Company has classified the obligation within current liabilities as of December 31, 2025.

The Company has entered into one noncancellable operating lease for office and manufacturing space, with a term ending in 2029. The Company determines if a contract is or contains a lease based on its relevant terms in accordance with ASC 842, including whether it conveys to the Company the right to obtain substantially all of the economic benefits of the identified leased asset and to direct its use.

F-69

The components of lease cost for the years ended December 31, 2025 and 2024 were as follows (amounts in thousands):

	Year Ended December 31,
	2025	2024
Operating lease cost	$702	$702
Variable lease cost	134	228
Total lease cost	$836	$930

Other information related to leases as of December 31, 2025 and 2024 were as follows (dollar amounts in thousands):

	Year Ended December 31,
	2025	2024
Supplemental cash flow information:
Cash paid for amounts included in the measurement of lease liabilities:
Cash used in operations for operating leases	$545	$524

	December 31,
	2025	2024
Weighted-average remaining lease term - operating leases (years)	3.3	4.3
Weighted-average discount rate - operating leases	8.3%	8.3%

F-70

Maturities of lease liabilities under noncancellable leases as of December 31, 2025 are as follows (amounts in thousands):

2026	$567
2027	590
2028	613
2029	212
Total lease payments	1,982
Less imputed interest	(261)
Total lease liabilities	$1,721

Current portion of lease liabilities	$441
Lease liabilities, net of current portion	1,280
$1,721

7. Fair Value Measurements

The following tables present information about the Company’s assets and liabilities that are measured at fair value on a recurring basis (amounts in thousands):

	December 31, 2025
	Level 1	Level 2	Level 3	Total Fair Value
Liabilities:
Convertible promissory notes	$-	$-	$5,739	$5,739
Warrant liabilities	-	-	2,934	2,934
SAFE liabilities	-	-	10,109	10,109
Total liabilities	$-	$-	$18,782	$18,782

	December 31, 2024
	Level 1	Level 2	Level 3	Total Fair Value
Liabilities:
Convertible promissory notes	-	-	4,248	4,248
Warrant liabilities	-	-	949	949
SAFE liabilities	-	-	7,673	7,673
Total liabilities	$-	$-	$12,870	$12,870

There were no transfers between levels 1, 2, or 3, of such instruments during the years ended December 31, 2025 and 2024.

SAFEs

Since inception, the Company has issued SAFEs to various investors. The SAFEs are classified as liabilities and measured at fair value under the fair value option elected in accordance with ASC 825, Financial Instruments. Refer to Note 3 for additional information regarding the Company’s accounting policy for SAFEs.

F-71

The following table summarizes the change in SAFE fair value for the years ended December 31, 2025 and 2024 (amounts in thousands):

		Related Party
	SAFE	SAFE
	Liabilities	Liabilities	Total
Balance at January 1, 2024	$3,375	$133	$3,508
Issuance of SAFES	1,557	1,500	3,057
Change in fair value	993	115	1,108
Balance at December 31, 2024	5,925	1,748	7,673
Issuance of SAFES	655	2,940	3,595
Change in fair value	(986)	(173)	(1,159)
Balance at December 31, 2025	$5,594	$4,515	$10,109

In connection with certain 2025 SAFE financings, the Company also issued pre-funded warrants to purchase shares of common stock at an exercise price of $0.01 per share. The warrants were exercisable within two business days of issuance and were immediately exercised. The Company allocated the total financing proceeds using the with-and-without method, whereby the SAFEs, which are measured at fair value on a recurring basis, were initially recorded at fair value, and the residual proceeds were allocated to the warrants and recorded in additional paid-in capital. Refer to Note 9 for additional information regarding warrants to purchase common stock.

The fair value estimate of SAFEs includes significant inputs not observable in market, which represents a Level 3 measurement within the fair value hierarchy. The Company estimates fair value using a probability-weighted scenario analysis combined with a Black-Scholes option pricing model. Under this approach, three potential settlement outcomes are modeled for each SAFE: (i) an equity financing, in which the SAFEs automatically convert into shares of redeemable convertible preferred stock at a price based on the lower of the price per share paid by new investors or the price implied by the applicable post-money valuation cap; (ii) a liquidity event, in which the SAFEs convert into the greater of the cash-out amount (the original purchase amount) or the amount payable on the number of shares of common stock equal to the purchase amount divided by the liquidity price; and (iii) a dissolution event, in which SAFE holders receive a pro rata portion of remaining proceeds, subject to the liquidation priority provisions of the SAFE agreements. The fair value of each scenario comprises the present value of the bond-like payoff component plus the value of an embedded call option representing incremental equity upside above the SAFE conversion price. The scenario values are then probability-weighted to arrive at the indicated fair value for each SAFE series.

The significant inputs used in the Level 3 fair value measurement of the SAFEs are as follows:

	December 31,
	2025	2024
Equity value	$111,800	$30,601
Volatility	32.0% - 32.5%	33.5% - 36.5%
Discount rate	3.8% - 9.2%	5.2% - 8.5%
Expected term to event (in years)	0.13 - 0.75	1.0 - 1.75
Probability of equity financing	85.0%	75.0%
Probability of liquidity event	12.5%	15.0%
Probability of dissolution event	2.5%	10.0%

Equity value: The fair value of the Company’s equity as of December 31, 2024 was estimated at approximately $30.6 million based on a third party valuation. The fair value of the Company’s equity as of December 31, 2025 was estimated at approximately $111.8 million, based on the anticipated Series A financing (see Note 16). This equity value was allocated across the Company’s fully diluted capitalization to derive implied per-share values used in measuring the fair value of the Company’s SAFEs, convertible promissory notes, and warrant liabilities.

F-72

Volatility: Equity volatility was estimated using a structural credit model, which derives implied asset volatility from publicly traded comparable companies in the aerospace and defense industry and adjusts for the Company’s capital structure. The narrower range and modest decline from December 31, 2024 to December 31, 2025 reflect the significantly shortened expected terms to the anticipated settlement events as of December 31, 2025.

Discount rate. The discount rate applied to the bond-like payoff component of each SAFE was determined through a calibration approach. The calibrated rate is adjusted for changes in market credit conditions as indicated by movements in selected effective yield indices. The range of discount rates reflects the different credit characteristics implied at each series’ respective calibration date and subsequent market conditions.

Expected term and scenario probabilities: The expected timing of each settlement event and the assigned probability weights are based on management’s assessment of the Company’s most likely path, informed by the status of ongoing financing activities, market conditions, and the Company’s financial position. As of December 31, 2025, management assigned an 85% probability to an equity financing expected to close by February 15, 2026, reflecting the advanced stage of the Company’s Series A preferred stock financing, compared to a 75% probability assigned as of December 31, 2024 for an equity financing expected by December 31, 2025. The probability of a dissolution event decreased from 10.0% to 2.5%, reflecting the near-term availability of capital through the anticipated financing. The expected terms shortened significantly from December 31, 2024 to December 31, 2025, driven by the proximity of the anticipated Series A closing date.

In January 2026, the Company completed a Series A preferred stock financing (see Note 16). The fair value of the SAFE liabilities as of December 31, 2025 was significantly influenced by the terms of this subsequent financing, as the equity value and scenario probabilities were informed by the expected Series A transaction price and the advanced status of that transaction as of the measurement date.

Convertible promissory notes

The Company’s convertible promissory notes are measured at fair value on a recurring basis and are classified within Level 3 of the fair value hierarchy under ASC 820, Fair Value Measurement, as the fair value measurements incorporate significant unobservable inputs. Refer to Note 3 for additional information regarding the Company’s accounting policy for convertible promissory notes.

The following table summarizes the change in convertible promissory note fair value for the years ended December 31, 2025 and 2024 (amounts in thousands):

		Related Party
	Convertible	Convertible
	Promissory	Promissory
	Notes	Notes	Total
Balance at January 1, 2024	$4,433	$386	$4,819
Change in fair value	1,112	134	1,246
Repayment of interest, including $199 PIK interest	(749)	-	(749)
Settlements	(1,068)	-	(1,068)
Balance at December 31, 2024	3,728	520	4,248
Change in fair value	1,604	254	1,858
Repayment of interest, including $92 PIK interest	(367)	-	(367)
Balance at December 31, 2025	$4,965	$774	$5,739

The fair values of the convertible notes were determined using a probability-weighted scenario analysis and a Black-Scholes option pricing model for the embedded conversion feature. The valuation models four possible outcomes: (1) an equity financing event, (2) a corporate transaction, (3) repayment at maturity, and (4) dissolution. Each scenario is assigned a probability weighting based on management’s assessment of the likelihood of occurrence. Under each scenario, the bond component is valued using a discounted cash flow approach at an adjusted yield derived from the migrated market yield for similar credit rated debt instruments. The conversion feature is valued as a call option using the Black-Scholes model.

F-73

The significant inputs used in the Level 3 fair value measurement of convertible promissory notes are as follows:

	December 31,
	2025	2024
Equity value	$111,800	$30,601
Volatility	57.0%	47.0% - 54.0%
Discount rate	20.3% - 35.5%	19.6% - 34.8%
Expected term to event (in years)	0.13 - 0.83	1.0 - 1.83
Probability of equity financing	85.0%	75.0%
Probability of corporate transaction	10.0%	10.0%
Probability of maturity	2.5%	5.0%
Probability of dissolution	2.5%	10.0%

Equity value: The fair value of the Company’s equity as of December 31, 2024 was estimated at approximately $30.6 million based on a third party valuation. The fair value of the Company’s equity as of December 31, 2025 was estimated at approximately $111.8 million, based on the anticipated Series A financing (see Note 16). This equity value was allocated across the Company’s fully diluted capitalization to derive implied per-share values used in measuring the fair value of the Company’s SAFEs, convertible promissory notes, and warrant liabilities.

Volatility: the expected equity volatility was estimated using structural credit model applied to a group of comparable publicly traded aerospace and defense companies. The analysis selects the implied asset volatility of the comparable group, which is then converted to equity volatility using the Company’s capital structure and leverage. The increase year-over-year reflects higher observed volatility among the comparable company set and the Company’s capital structure.

Discount rate: the discount rate represents an adjusted yield derived from the migrated market yield for selected effective yield indices, adjusted from each note’s issuance date to the respective valuation date. The range across notes reflects different issuance dates and corresponding initial market yields at inception for each note.

Expected term and scenario probabilities: the expected timing of each settlement event and the assigned probability weights are based on management’s assessment of the Company’s most likely path, informed by the status of ongoing financing activities, market conditions, and the Company’s financial position. As of December 31, 2025, management assigned an 85% probability to an equity financing expected to close by February 15, 2026, reflecting the advanced stage of the Company’s Series A preferred stock financing, compared to a 75% probability assigned as of December 31, 2024 for an equity financing expected by December 31, 2025. The probability of a dissolution event decreased from 10.0% to 2.5%, reflecting the near-term availability of capital through the anticipated financing. The expected terms shortened significantly from December 31, 2024 to December 31, 2025, driven by the proximity of the anticipated Series A closing date (see Note 16).

Warrant liabilities

The following table summarizes the change in liability-classified warrant fair value for the years ended December 31, 2025 and 2024 (amounts in thousands):

		Related Party
	Warrant	Warrant
	Liabilities	Liabilities	Total
Balance at January 1, 2024	$817	$107	$924
Change in fair value	75	12	87
Change in classification to equity	(62)	-	(62)
Balance at December 31, 2024	830	119	949
Change in fair value	1,859	126	1,985
Balance at December 31, 2025	$2,689	$245	$2,934

F-74

The Company’s liability-classified warrants are measured at fair value on a recurring basis and are classified within Level 3 of the fair value hierarchy under ASC 820. The fair values of the warrant liabilities were determined using an intrinsic value method. The warrants entitle the holders to a variable number of shares of common stock equal to a specified percentage of the Company’s fully diluted capitalization; accordingly, the fair value of each warrant is computed as the product of the indicated number of warrant shares (based on the applicable equity ownership percentage and the fully diluted capitalization at the measurement date) and the concluded common stock value per share at that date.

The significant inputs used in the Level 3 fair value measurement of the warrant liabilities are as follows:

	December 31,
	2025	2024
Equity value	$111,800	$30,601
Fully diluted capitalization (shares)	20,013,152	18,820,109
Equity ownership percentage (per warrant)	0.5% - 6.0%	0.5% - 6.0%

Equity value: The fair value of the Company’s equity as of December 31, 2024 was estimated at approximately $30.6 million based on a third-party valuation. The fair value of the Company’s equity as of December 31, 2025 was estimated at approximately $111.8 million, based on the anticipated Series A financing (see Note 16). This equity value was allocated across the Company’s fully diluted capitalization to derive implied per-share values used in measuring the fair value of the Company’s SAFEs, convertible promissory notes, and warrant liabilities.

Fully diluted capitalization: the Company’s fully diluted capitalization reflects the number of shares issuable upon the exercise or conversion of outstanding convertible securities as of the valuation date.

Equity ownership percentage: the equity ownership percentage is contractually stated within each convertible note purchase agreement

8. Convertible Promissory Notes

Secured Promissory Notes

During the period from September through December 2023, the Company issued four convertible promissory notes to various investors for aggregate principal borrowings of $4.8 million, all of which remain outstanding as of December 31, 2025. One of the four notes, with an initial principal balance of $0.5 million, was issued to TVC Momentum Fund I, LP (“TVC”), an entity affiliated with a member of the Company’s Board of Directors and therefore considered a related party. Each note bears interest at 18% per annum, is a senior secured obligation of the Company ranking pari passu with the other notes, and matures on October 31, 2026. Three of such notes, inclusive of the TVC note, accrue interest on a payment-in-kind (“PIK”) basis, with interest compounded monthly and added to the outstanding note balance; one note requires cash interest payments on a monthly basis. As the convertible notes are measured at fair value under the fair value option, see below, interest is not separately presented but is reflected as a component of the change in fair value of convertible promissory notes in the accompanying statements of operations. Each note is convertible into shares of common stock at a conversion price equal to the lower of (a) $100.0 million divided by the Company’s Fully Diluted Capitalization, or (b) the price per share paid by investors in a Next Equity Financing, subject to minimum ownership floors ranging from 0.25% to 3.00%. The notes convert automatically upon a Corporate Transaction or Initial Public Offering, and at maturity the lender may elect to convert or receive cash payment. In connection with the issuance of each note, the Company also issued warrants to the respective lenders (see Note 9).

Due to certain embedded features within the convertible notes that would require potential bifurcation, the Company elected to account for the convertible notes under the fair value option pursuant to ASC 825, to which changes in fair value, inclusive of stated interest, are recorded through the accompanying statements of operations. As of December 31, 2025 and 2024, the aggregate estimated fair value of the four outstanding convertible promissory notes was $5.7 million and $4.2 million, respectively. The aggregate unpaid principal balance of the convertible promissory notes, inclusive of accumulated PIK interest, was approximately $5.4 million and $4.9 million as of December 31, 2025 and 2024, respectively. As of December 31, 2025, the aggregate fair value exceeded the aggregate unpaid principal balance by approximately $0.3 million. As of December 31, 2024, the aggregate fair value was less than the aggregate unpaid principal balance by approximately $0.7 million. Refer to Note 7 for additional information regarding the fair value measurement of the convertible promissory notes.

F-75

Default

In February 2025, the Company failed to make required interest payments within the five business day contractual cure period, constituting an Event of Default under the terms of two note agreements. While the Company subsequently cured the February 2025 payments, it ceased making cash interest payments beginning in August 2025. The Event of Default remained outstanding and uncured as of December 31, 2025.

Under the terms of these notes, upon an Event of Default, the contractual interest rate increases to the maximum legally permitted rate in the State of Delaware until all Events of Default have been cured. During the year ended December 31, 2025, the Company incurred $0.2 million of incremental default interest. As the note is measured at fair value under the fair value option, the default interest and the effects of the modified default interest rate are reflected as a component of the change in fair value of the convertible promissory note in the accompanying statements of operations rather than as a separate interest expense line item.

In addition, the Event of Default entitled the holders to additional warrants to purchase shares of common stock equal to 1.0% and 3.0%, respectively, of the Company’s fully diluted capitalization, without cash consideration (the “Default Warrants”). Refer to Note 9 for further information.

Unsecured Promissory Note

On June 16, 2023, the Company issued a $1.0 million unsecured convertible promissory note (the “Unsecured Promissory Note”) bearing interest at 15% per annum with a maturity date of May 16, 2024. The Company elected the FVO for the Unsecured Promissory Note at issuance. On May 14, 2024, the Unsecured Promissory Note was converted in its entirety into 132,097 shares of Series Seed-I Preferred Stock and 66,049 shares of common stock pursuant to a Stock Issuance Agreement that modified the original conversion terms. The Company recognized a gain on extinguishment of $0.2 million in conjunction with the modification.

In connection with the issuance of the Unsecured Promissory Note in June 2023, the Company issued a warrant entitling the holder to purchase a number of shares equal to 50% of the shares issuable upon conversion of the note (the “Unsecured Promissory Note Warrant”). At issuance, the number of shares underlying the Unsecured Promissory Note Warrant was variable because the settlement amount was based on a percentage of shares issued upon conversion rather than a fixed number of shares. As a result, the Unsecured Promissory Note Warrant was not considered indexed to the Company’s own stock under ASC 815-40-15, which precluded equity classification. The Unsecured Promissory Note Warrant was accordingly classified as a liability and measured at fair value, with changes in fair value recognized in earnings. Upon conversion of the Unsecured Promissory Note on May 14, 2024, the number of shares underlying the Unsecured Promissory Note Warrant became fixed at 99,072 shares of common stock. Because the exercise shares were no longer variable, the Note Warrant met the conditions for equity classification and was reclassified from a liability to equity at its then-current fair value of $0.1 million. In April 2026, the Unsecured Promissory Note Warrant was cancelled for no consideration.

9. Warrants to Purchase Common Stock

Common stock warrants are accounted for in accordance with ASC 815, Derivatives and Hedging - Contracts in Entity’s Own Equity, as either derivative liabilities or equity instruments depending on the specific terms of the warrant agreement. In connection with the issuance of four convertible promissory notes during the year ended December 31, 2023 (see Note 8) (the “Convertible Note Warrants”), the Company issued warrants to each respective noteholder entitling them to receive a variable number of shares of common stock equal to a specified percentage (ranging from 0.5% to 6.0%) of the Company’s fully diluted capitalization, exercisable without cash consideration, each expiring on the 10-year anniversary of its issuance date. One of the four Convertible Note Warrants was issued to TVC, a related party (see Note 8).

F-76

Each warrant must be exercised in whole upon full mandatory conversion of the related convertible note and contains only standard anti-dilution adjustments. The convertible note warrants are freestanding financial instruments not within the scope of ASC 480. As the convertible note warrants fail the indexation test, they are precluded from equity classification and are classified as liabilities under ASC 815-40 and measured at fair value each reporting period with changes recognized in the statements of operations.

Default Warrants

As discussed in Note 8, the Event of Default under the Company’s convertible notes entitled the holders to additional warrants to purchase shares of common stock equal to 1.0% and 3.0%, respectively, of the Company’s fully diluted capitalization. As of December 31, 2025, the Default Warrants had not yet been issued; however, the Company’s obligation to issue the warrants had been triggered by the uncured Event of Default. Because the Default Warrants, as contemplated under the note agreements, entitled the holders to a variable number of shares based on a fixed percentage of the Company’s fully diluted capitalization, the warrant obligation failed the indexation criteria under ASC 815-40 and was classified as a liability measured at fair value. The Company recognized the fair value of the Default Warrant obligation of $1.0 million as a component of the change in fair value of warrant liabilities in the accompanying statements of operations for the year ended December 31, 2025. The Company issued 870,164 default warrants in January 2026 in conjunction with the Series A financing (see Note 16).

Pre-funded Warrants

In connection with certain 2025 SAFE financings (refer to Note 10), the Company issued pre-funded warrants to purchase an aggregate of 694,673 shares of common stock at a nominal exercise price of $0.01 per share, in two tranches in April 2025 to entities affiliated with Type One Ventures, a related party (the “Pre-funded Warrants”.) The pre-funded warrants were exercisable for a period of two business days from the respective dates of issuance and contained standard anti-dilution adjustments. The pre-funded warrants do not meet the definition of a derivative under ASC 815 because the initial net investment approximated the value of the underlying shares due to the pre-funded nature of the instruments. Accordingly, the Company evaluated the pre-funded warrants as hybrid instruments containing embedded written call options under ASC 815-40 and concluded that they are indexed to the Company’s own stock and meet the equity classification requirements.

Warrants outstanding and warrant activity (reflects the number of common shares as if the warrants were converted to common stock) for the year ended December 31, 2025 is as follows:

Description	Classification	Exercise Price	Expiration Date	Balance December 31, 2024	Warrants Issued	Warrants Exercised	Warrants Expired	Adjustments (i)	Balance December 31, 2025
Secured Promissory Note Warrants	Liability	$0.01	11/24/2033	1,411,508	-	-	-	89,478	1,500,986
Secured Promissory Note Warrants	Liability	$0.01	12/5/2033	94,101	-	-	-	5,965	100,066
Default Warrants	Liability	$0.01	11/24/2033	-	600,395	-	-	-	600,395
Default Warrants	Liability	$0.01	12/5/2033	-	200,131	-	-	-	200,131
Pre-funded warrants	Equity	$0.01	(ii)	-	694,673	(694,673)	-	-	-
Unsecured Promissory Note Warrants	Equity	$0.00	8/24/2034	99,072	-	-	-	-	99,072
				1,604,681	1,495,199	(694,673)	-	95,443	2,500,650

(i)	Reflects changes in estimated shares issuable due to changes in the Company’s fully diluted capitalization from December 31, 2024 to December 31, 2025. The Secured Promissory Note Warrants entitle holders to a specified percentage of fully diluted equity rather than a fixed number of shares.

(ii)	Pre-funded warrants were exercisable for two business days from date of issuance and were immediately exercised upon issuance.

10. SAFE Liabilities

During the years ended December 31, 2025 and 2024, the Company issued SAFEs with an aggregate purchase amount of $3.6 million and $3.1 million, respectively, of which $2.9 million and $1.5 million, respectively, were issued to entities affiliated with Type One Ventures, a significant investor whose representative serves as a member of the Company’s Board of Directors (the “Related Party SAFE Investors”).

F-77

The SAFEs provide for automatic conversion upon an equity financing and specified rights upon a liquidity or dissolution event. If there is an equity financing prior to termination of the SAFEs, each SAFE will automatically convert on the initial closing of such equity financing into a number of shares of the Company’s redeemable convertible preferred stock. For each tranche, the conversion price will be the lower of (a) the price per share paid by the new money investors in the equity financing, and (b) the SAFE price determined for that tranche in accordance with its terms, which is calculated based on the stated post-money valuation cap and the Company’s capitalization immediately prior to the financing.

If a liquidity event (including a change of control, direct listing, or initial public offering) occurs prior to termination of the SAFEs, each investor will be entitled, immediately prior to such event and subject to the liquidation priority described below, to receive the greater of: (1) a cash payment equal to the purchase amount (the “cash-out amount”), or (2) the consideration payable in respect of a number of shares of common stock equal to the purchase amount divided by the “liquidity price,” which is determined by reference to the applicable post-money valuation cap for the tranche and the liquidity capitalization at the time of the event. If a dissolution event occurs prior to termination, each investor will be entitled, subject to the liquidation priority, to receive proceeds equal to the cash-out amount.

The SAFEs do not bear interest, have no stated maturity date, and do not provide dividend or participation rights prior to conversion. In a liquidity or dissolution event, the SAFEs are intended to operate like non-participating convertible preferred stock with the following priority: junior to all outstanding indebtedness and other creditor claims; on par with other SAFEs and the Company’s redeemable convertible preferred stock; and senior to the Company’s common stock.

The SAFEs are classified as non-current liabilities in the balance sheets based on their contractual terms and recorded at fair value under the fair value option pursuant to ASC 825. Changes in fair value are recognized in earnings within other income (expense) in the accompanying statements of operations. The Company recognized issuance costs related to the SAFEs as incurred. Refer to Note 7 for additional information regarding the fair value measurement of the SAFEs.

11. Commitments and Contingencies

In the ordinary course of business, the Company may be subject to certain legal actions and claims, which may arise from time to time. The Company is not aware of any such pending legal or other proceedings that are reasonably likely to have a material impact on the Company. Notwithstanding, legal proceedings are subject to inherent uncertainties, and an unfavorable outcome could include monetary damages. Excessive verdicts can result from litigation, and as such, could result in a material adverse impact on the Company’s business, financial position, results of operations, and/or cash flows. Additionally, the Company may in the future incur judgments or enter into settlements of claims which may have a material adverse impact on the Company’s business, financial position, results of operations and/or cash flows.

12. Redeemable Convertible Preferred Stock and Stockholders’ Deficit

Redeemable Convertible Preferred Stock

In 2024, the Company issued 132,097 shares of Series Seed-I upon conversion of the outstanding principal balance of the Unsecured Promissory Note (see Note 8).

F-78

The redeemable convertible preferred stock consisted of the following at each of December 31, 2025 and 2024 (dollar amounts in thousands):

	Authorized Shares	Issued and Outstanding Shares	Liquidation Value	Carrying Value
Series Seed-I	3,202,357	1,375,958	$12,890	$8,554
Series Seed-II	1,280,902	1,280,902	1,500	2,600
Series Seed-III	1,528,560	1,528,560	4,475	4,616
Total	6,011,819	4,185,420	$18,865	$15,770

The significant rights and preferences of the Series Seed-I, Series Seed-II, and Series Seed-III, redeemable convertible preferred stock (collectively, the “Preferred Stock” or “Series Seed”) are as follows:

Dividends

Holders of Preferred Stock are entitled to receive non-cumulative dividends at a rate of 6% of the applicable original issue price per share when and if declared by the board of directors. No dividends have been declared through December 31, 2025.

Liquidation

In the event of a liquidation, dissolution, winding up or deemed liquidation event of the Company, either voluntary or involuntary, holders of the Preferred Stock are entitled to receive, prior to any distribution to holders of common stock, an amount per share equal to the greater of (1) 1.5 times the applicable original issue price per share, plus any declared but unpaid dividends, or (2) the amount that would have been received if such shares had been converted into common stock immediately prior to such event. If the assets of the Company available for distribution are insufficient to permit payment in full of the liquidation preference, the available assets will be distributed ratably among the holders of preferred stock in proportion to the full amounts to which they would otherwise be entitled.

Conversion

Each share of Preferred Stock is convertible into common stock at the option of the holder at any time at a conversion price equal to the applicable original issue price, subject to customary anti-dilution adjustments. The applicable original issue prices are of the Series Seed-I, Series Seed-II, and Series Seed-III are $6.25 per share, $0.78 per share, and $1.95 per share, respectively. Each share of preferred stock is initially convertible on a one-for-one basis into common stock, subject to adjustment for stock splits, dividends, recapitalizations and certain dilutive issuances. All outstanding shares of preferred stock will automatically convert into common stock upon the occurrence of certain events, including the closing of a firm-commitment underwritten public offering meeting specified thresholds or upon written consent of the requisite holders.

Voting

Each holder of Preferred Stock shall be entitled to a number of votes equal to the number of common shares they can convert to as of the record date. The holders of record of preferred stockholders vote with common stockholders as a single class on an as-converted basis and can elect one (1) director of the Company (the “Preferred Director”). Common stockholders can elect two (2) directors. Initially, the board of Directors may appoint the Preferred Director.

Redemption Rights

The Preferred Stock is subject to redemption under certain deemed liquidation events not solely within the control of the Company, as defined, and as such is considered contingently redeemable for accounting purposes and is classified as temporary equity in the Company’s balance sheets.

F-79

Common Stock

The holders of the common stock are entitled to one vote for each share of common stock held at all meetings of stockholders. In any liquidation, dissolution or winding up, after payment in full of the convertible preferred stock liquidation preference (including any declared but unpaid dividends), the remaining assets are distributed pro rata among the holders of convertible preferred stock and common stock on an as-converted basis. In January 2024, the Company amended and restated its certificate of incorporation to increase the authorized shares of capital stock to 25,853,696 shares, consisting of 19,841,878 shares of common stock and 6,011,819 shares of preferred stock.

Subscription Liability

During the year ended December 31, 2025, the Company received $1.7 million of proceeds from investors in advance of the closing of its planned Series A equity financing (the “Series-A financing”). The Series-A financing did not close as of December 31, 2025, and such proceeds were recorded as a subscription liability within current liabilities on the balance sheets. Refer to Note 16 for further information.

13. Revenue from contracts with customers

The Company generates revenue from fixed-price contracts for the design and manufacture of customized space structures and related services. The Company’s significant revenue contracts during the years ended December 31, 2025 and 2024 are summarized below:

U.S. Government Contracts

On March 25, 2024, the Company executed a $1.7 million fixed-price contract with the U.S. Air Force Research Laboratory (“SpaceWERX”) pursuant to which the Company will develop orbital platforms that will enable rapid and flexible response options for the United States Space Force. The contract was subject to the Federal Acquisition Regulation and included termination for the U.S. government’s convenience provisions. The contract included a single, combined performance obligation of module design services and was substantially completed in 2025.

Commercial Contracts

On May 18, 2024, the Company executed a $125.0 million fixed-price contract with Axiom Space, Inc. (“Axiom”), a related party, for the design, manufacture, assembly, integration, testing, and delivery of a cargo vehicle compatible with berthing to Axiom’s commercial space station. Axiom is considered a related party because the lead investor in Axiom also serves as the lead investor of the Company and has board representation at both entities, enabling it to significantly influence the management and operating policies of both the Company and Axiom. The contract includes a single, combined performance obligation for the integrated design and manufacture of the cargo vehicle. The contract term extends through December 31, 2029, or another mutually agreed date. The contract provides for milestone-based payments that are scheduled to coincide with the Company’s expected performance and are intended to provide the customer with protection against nonperformance. The Company has evaluated these payment terms and concluded that the contract does not contain a significant financing component, as the timing and structure of payments arise for reasons other than the provision of finance to either party. Performance under the contract was ongoing as of December 31, 2025 and 2024.

In February 2025, the Company and Axiom executed a modification to the Axiom contract that revised the milestone payment schedule, including the addition of a $1.5 million project kickoff payment and a $6.0 million payment upon successful completion of a Preliminary Design Review (“PDR”), as defined in the Axiom contract. The total contract price was unchanged at $125.0 million. As the remaining goods and services were not distinct from the goods and services transferred prior to the modification, the modification was accounted for as part of the existing contract. Because the modification affected only the timing of milestone payments and did not change the transaction price or the estimated costs to complete, no cumulative catch-up adjustment to revenue was required.

F-80

Payment of the $6.0 million PDR milestone is contingent upon Axiom receiving additional equity funding from the lead investor of its initial Series D preferred funding (the “Funding Contingency”), may be paid in one or more installments in line with Axiom’s equity closings, and may not exceed 5% of such funding; any portion that cannot be paid due to the Funding Contingency will be added to a later contractual milestone payment, and accordingly the total transaction price of $125.0 million is not affected. As of December 31, 2025, the Company had successfully completed the PDR milestone and billed and collected $0.5 million; however, the remaining $5.5 million remained subject to the Funding Contingency.

As of December 31, 2025, the Company had recognized cumulative revenue of approximately $1.9 million under the Axiom contract and had received cumulative milestone payments of approximately $2.1 million. The excess of payments received over cumulative revenue recognized resulted in a net contract liability of approximately $0.2 million, which is presented as deferred revenue in the accompanying balance sheet.

The following table presents the Company’s revenue from contracts with customers disaggregated by customer type for the years ended December 31, 2025 and 2024 (amounts in thousands):

	Year Ended December 31,
	2025	2024
U.S. Government	$761	$1,014
Commercial	283	1,596
	$1,044	$2,610

All revenue from contracts with customers is recognized over time and is derived from contracts with customers in the United States.

Contract Balances

The Company receives payments from customers based on billing schedules established in its contracts. For U.S. government contracts, payments are made upon the completion and acceptance of specified contractual tasks. For commercial contracts, payments are made upon the achievement of contractual milestones. Contract assets relate to the Company’s conditional right to consideration for performance completed under its contracts in advance of billing. Contract assets are reclassified to accounts receivable when the right to consideration becomes unconditional. Contract liabilities relate to payments received in advance of performance. Contract liabilities are recognized as revenue as the Company satisfies its performance obligations. Contract assets and contract liabilities arising from the same contract are presented net as either a single contract asset or a single contract liability on a contract-by-contract basis. Contract assets and contract liabilities consist of unbilled accounts receivable and deferred revenues, respectively.

The activity within the Company’s unbilled revenue for the years ended December 31, 2025 and December 31, 2024 was as follows (amounts in thousands):

	Year Ended December 31,
	2025	2024
Balance, beginning of year	$226	$-
Increase in unbilled revenue	558	226
Revenue billed	(754)	-
Balance, end of year	$30	$226

F-81

The activity within the Company’s deferred revenue for the years ended December 31, 2025 and December 31, 2024 was as follows (amounts in thousands):

	Year Ended December 31,
	2025	2024
Balance, beginning of year	$-	$-
Deferral of revenue	161	-
Recognition of unearned revenue	-	-
Balance, end of year	$161	$-

The Company’s SpaceWERX contract was substantially complete as of the reporting date. The Company’s contract with Axiom for the design and manufacture of a customized cargo vehicle has a total transaction price of $125.0 million; however, the contract is terminable by the customer for convenience at any time without advance notice prior to the completion of the Critical Design Review milestone, as defined in the Axiom contract, which had not occurred as of December 31, 2025. Upon termination, the Company is entitled to payment only for services performed through the date of termination. Accordingly, the noncancelable portion of the transaction price allocated to remaining performance obligations under this contract was not material as of December 31, 2025.

14. Share-based Compensation

In August 2022, the Company adopted the 2022 Equity Incentive Plan (the “2022 Plan”), which provides for the issuance of stock options, restricted stock and restricted stock units, and other equity awards to employees, directors, and consultants. In August 2024, the 2022 Plan was amended to increase the number of shares of common stock reserved for issuance under the plan to 3,546,000. As of December 31, 2025, 780,415 shares remained available for issuance under the 2022 Plan.

Stock options and restricted shares granted under the Company’s 2022 plan generally vest over a period of four years from the date of grant, and in the case of stock options, have a term of 10 years. The Company recognizes the grant date fair value of each option and restricted share over its vesting period

The Company recorded stock-based compensation expense for stock options and restricted stock outside of the 2022 plan, see below, in the following expense categories of its statements of operations for the years ended December 31, 2025 and 2024 (amounts in thousands):

	Year Ended December 31,
	2025	2024
Research and development	$356	$529
General and administrative	1,008	979
	$1,364	$1,508

F-82

Stock Options

The following table summarizes stock option activity for the 2022 Plan for the year ended December 31, 2025:

			Weighted
		Weighted-	Average	Aggregate
		Average	Remaining	Intrinsic
	Number	Exercise	Contractual	Value
	of Shares	Price	Term (in years)	(in thousands)
Balance, January 1, 2025	2,920,881	$0.46	8.06	$748
Granted	798,667	0.63	—	—
Exercised	(11,458)	0.00	—
Forfeitures	(726,506)	0.71	—	—
Expired	(293,290)	0.18	—	—
Balance, December 31, 2025	2,688,294	$0.48	7.76	$1,991
Exercisable at December 31, 2025	1,775,082	$0.41	7.45	$1,446

The aggregate intrinsic value represents the total amount by which the fair market value of the common stock subject to options exceeds the exercise price of the related options. The total intrinsic value of stock options exercised during the years ended December 31, 2025 and 2024 was $7,217 and $47,393, respectively.

The Company uses the Black-Scholes option pricing model to value its stock option awards. The assumptions used in estimating the fair value of stock-based awards represent management’s estimate and involve inherent uncertainties and the application of management’s judgment.

●	The risk-free interest rate used is based on the published U.S. Department of Treasury interest rates in effect at the time of stock option grant for zero-coupon U.S. Treasury notes with maturities approximating each grant’s expected term;

●	The dividend yield is zero as the Company has not paid dividends and does not anticipate paying a cash dividend in the foreseeable future;

●	The expected term for options granted is calculated using the simplified method and represents the average time that options are expected to be outstanding based on the midpoint between the vesting date and the end of the contractual term of the award;

●	As the Company is a privately held company with no trading history of common stock, expected volatility is derived from the historical volatilities of a select group of comparable peer companies, for a look-back period commensurate with the expected term of the stock options.

The weighted-average grant-date fair value of the options awarded to employees and directors for the years ended December 31, 2025 and 2024 was $0.30 and $0.37 per option, respectively. The fair value of the options was estimated on the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

	Year Ended December 31,
	2025	2024
Risk-free interest rate	4.2%	4.3%
Expected term (years)	5.9	5.8
Expected volatility	44.1%	49.5%
Expected dividend yield	—	—

As of December 31, 2025, there was $0.3 million of unrecognized compensation expense that is expected to be recognized over a weighted-average period of 2.3 years.

F-83

Restricted Stock – Outside of the 2022 Plan

In November 2022, the Company entered into agreements, outside of the 2022 plan, with certain founders and executive shareholders that imposed vesting and repurchase restrictions on previously issued shares of common stock. The affected shares were accounted for as restricted stock awards under ASC 718, Compensation—Stock Compensation. The restricted shares vest over a four-year service period, subject to continued service. Compensation expense is recognized over the requisite service period based on the grant-date fair value of the common stock on the date which the repurchase restrictions were placed.

In December 2024, the Company entered into a contribution agreement with a founder shareholder pursuant to which 500,000 of the restricted shares subject to the vesting and repurchase restrictions described above were returned to the Company and cancelled, consisting of 343,654 vested shares and 156,346 unvested shares. The cancelled shares resumed the status of authorized and unissued common stock. No cash or other consideration was paid in connection with the cancellation. The Company accounted for the cancellation of the restricted shares as a repurchase for no consideration in accordance with ASC 718. Because no replacement award or other consideration was provided, and previously unrecognized compensation cost was recognized at the cancellation date. The cancellation of the 156,346 unvested shares resulted in the acceleration of $0.1 million of previously unrecognized compensation cost, which was recognized in the statements of operations for the year ended December 31, 2024.

Restricted stock outside of the 2022 plan activity for the year ended December 31, 2025 was as follows:

		Weighted-
		Average
	Number	Grant Date
	of Shares	Fair Value
Unvested at December 31, 2024	1,927,741	$0.72
Vested	(1,627,918)	$0.72
Unvested at December 31, 2025	299,823	$0.72

As of December 31, 2025, total unrecognized compensation expense related to unvested restricted stock was $0.2 million, which is expected to be recognized over a weighted-average period of approximately 0.3 years.

15. Income Tax

The Company is taxed as a corporation for income tax purposes and is subject to federal, state, and local income taxes.

For the years ended December 31, 2025 and 2024, the Company had no federal or state income tax expense. The effective tax rate was (0.0%) for the years ended December 31, 2025 and 2024.

A reconciliation of income tax benefit at the statutory federal income tax rate to income taxes as reflected in the financial statements is as follows:

	Year Ended December 31,
	2025		2024
	$	%	$	%
U.S. Statutory Tax Rate	$(2,457)	21.0%	$(1,900)	21.0%
Change in Valuation Allowances	1,594	-13.6%	1,075	-11.9%
Nontaxable or Nondeductible Items
Change in Fair Value of SAFE Notes	(243)	2.1%	233	-2.6%
Change in FV Convertible Notes	390	-3.3%	262	-2.9%
Change in FV of Warrants	417	-3.6%	18	-0.2%
Share-Based Compensation	278	-2.4%	310	-3.4%
Payroll Tax Credit	(63)	0.5%	-	0.0%
R&D 280(c) Addback	80	-0.7%	-	0.0%
Other	4	0.0%	2	0.0%
Actual income tax benefit effective tax rate	$-	0.0%	$-	0.0%

F-84

Deferred tax assets and liabilities are determined based on the differences between the financial statement carrying amounts and tax bases of assets using enacted tax rates in effect for years in which differences are expected to reverse.

Significant components of the Company’s deferred tax assets for federal income taxes consisted of the following:

	December 31,
	2025	2024
Deferred tax assets:
Net operating loss carryforwards	$4,956	$2,980
Capitalized research and development expenditures	1,146	1,580
Lease liabilities	361	442
Research and development tax credits	23	23
Share-based compensation	14	6
Accrued expenses and other	4	3
Total deferred tax assets	6,504	5,034
Less: valuation allowance	(6,081)	(4,487)
Deferred tax asset, net of valuation allowance	$423	$547
Deferred tax liabilities:
Fixed assets	(46)	(63)
Right-of-use assets	(377)	(484)
Total deferred tax liabilities	(423)	(547)
Net deferred tax assets	$-	$-

Based upon the Company’s history of operating losses and anticipated future losses, management has determined that the deferred tax assets do not meet the more likely than not threshold for realizability. Accordingly, a full valuation allowance has been recorded against the Company’s net deferred tax assets as of December 31, 2025 and 2024. The valuation allowance increased by $1.6 million and $1.1 million, respectively, during the years ended December 31, 2025 and 2024. The valuation allowance balance as of December 31, 2025 and 2024 was $6.1 million and $4.5 million, respectively.

As of December 31, 2025 and 2024, the Company has federal net operating loss (“NOL”) carryforwards of approximately $23.6 million and $14.2 million, respectively, which are available to offset future federal taxable income. As of December 31, 2025 and 2024, the Company has federal research and development tax credits of approximately $23,000 and $23,000, respectively. The federal NOL carryforwards have no expiration. The state NOL carryforwards will begin to expire in 2042. The research and development tax credits will begin to expire in 2043.

Net operating loss and tax credit carryforwards are subject to review and possible adjustment by the Internal Revenue Service (the “IRS”) and may become subject to an annual limitation in the event of certain cumulative changes in the ownership interest of significant shareholders over a three-year period in excess of 50% as defined under Sections 382 and 383 of the Internal Revenue Code, which could limit the amount of tax attributes that can be utilized annually to offset future taxable income or tax liabilities. The amount of the annual limitation is determined based on the Company’s value immediately prior to the ownership change. Subsequent ownership changes may further affect the limitation in future years. The Company has not yet conducted a study to determine if any such limitation exists.

On July 4, 2025, the One Big Beautiful Bill Act (“OBBBA”) was enacted in the United States. The legislation includes significant corporate tax reforms, including the permanent reinstatement of the ability to deduct domestic research and development expenditures as incurred beginning in fiscal 2025, replacing the previous requirement to capitalize and amortize such expenditures over five years. As part of OBBBA, the law changed such that all the R&D costs that were required to be capitalized from 2022 through 2024 can (1) be 100% deducted in 2025, (2) be 50% deducted in 2025 and 50% deducted in 2026, or (3) be deducted over the remaining years per the original amortization schedule. Foreign R&D expenditures are still required to be capitalized and amortized over a period of fifteen years. The Company did not accelerate deductions related to previously capitalized domestic R&D expenditures and continues to amortize such amounts over their original five-year recovery period.

The Company is subject to taxation in the United States (federal) and in the state of Colorado. Due to the Company’s NOL carryforwards, tax years 2022 through 2024 remain open for examination by federal and state tax authorities.

F-85

16. Subsequent Events

Series A redeemable convertible preferred stock

In January 2026, the Company issued 337,540 shares of Series A-1 redeemable convertible preferred stock at a price of $4.89 per share for gross proceeds of $1.7 million, which were received during 2025 in advance of the closing and recorded as subscription liability (see Note 12), and further sold 2,240,041 shares of Series A-1 redeemable convertible preferred stock at a price of $4.89 per share for gross proceeds of $10.9 million in a subsequent closing in January and February 2026 (collectively, the “Series A-I Closing”). Total gross proceeds of the Series A-I Closing are inclusive of $4.9 million received from existing investors.

In connection with the Series A-I Closing, the Company amended and restated its certificate of incorporation to, among other things, increase the authorized shares of capital stock to 37,179,718 shares, consisting of 27,000,000 shares of common stock and 10,179,718 shares of preferred stock, and to authorize and designate three new series of preferred stock: Series A-I (4,073,456 shares), Series A-II (738,035 shares), and Series A-III (1,116,759 shares) (collectively, the “Series A Preferred Stock”). The Company also amended its 2022 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance under the plan from 3,546,000 to 5,381,207.

The Series A-I Closing constituted an equity financing under the SAFE agreements (see Note 10). In connection with the Series A-I Closing, all outstanding SAFEs converted into 1,373,131 shares of Series A-I redeemable convertible preferred stock at a conversion price of $4.89 per share, and 738,035 shares of Series A-II redeemable convertible preferred stock at a conversion price of $4.75 per share. The SAFE liabilities of $10.1 million as of December 31, 2025 were fully satisfied and settled as a result of the conversion.

The Series A-I Closing constituted a next equity financing under the Company’s convertible promissory note agreements (see Note 8). In connection with the Series A-I Closing, and the signing of the Merger Agreement on March 6, 2026 (see below), all outstanding convertible promissory notes and accrued interest, inclusive of $0.6 million of default interest, converted into 122,744 shares of Series A-I redeemable convertible preferred stock at a conversion price of $4.89 per share, and 1,121,204 shares of Series A-III redeemable convertible preferred stock at a conversion price of $4.60 per share. The convertible promissory note liabilities of $5.7 million as of December 31, 2025 were fully satisfied and settled as a result of the conversion.

The Series A Closing further constituted an equity financing under the SAFE agreements. In connection with the Series A Closing, all outstanding SAFEs converted into 1,373,131 shares of Series A-I redeemable convertible preferred stock at a conversion price of $4.89 per share, and 738,035 shares of Series A-II redeemable convertible preferred stock at a conversion price of $4.75 per share. The SAFE liabilities of $10.1 million as of December 31, 2025 were derecognized accordingly.

The Series A Closing constituted a next equity financing under the Company’s convertible note agreements. In connection with the Series A Closing, all outstanding convertible promissory notes and accrued interest, inclusive of $0.6 million of default interest, converted into 122,744 shares of Series A-I redeemable convertible preferred stock at a conversion price of $4.89 per share, and 1,121,204 shares of Series A-III redeemable convertible preferred stock at a conversion price of $4.60 per share. The convertible note liabilities of $5.7 million as of December 31, 2025 were derecognized accordingly.

Entry into materially definitive agreement

On March 6, 2026, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Non-Invasive Monitoring Systems, Inc., a publicly traded shell company, and Gravitics Merger Sub, Inc., a wholly owned subsidiary of Non-Invasive Monitoring Systems. Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Non-Invasive Monitoring Systems (the “Merger”). The transaction is expected to be accounted for as a reverse recapitalization, with the Company treated as the accounting acquirer.

At the effective time of the Merger, all outstanding shares of the Company’s capital stock will be converted into shares of Non-Invasive Monitoring Systems common stock, such that the Company’s stockholders will hold not less than 95.5% of the total post-merger equity. All outstanding stock options and warrants of the Company will be exchanged for equivalent instruments of the post-merger entity.

Closing of the Merger is expected on or before June 30, 2026 and is subject to customary conditions, including regulatory approvals, stockholder approvals by both companies, effectiveness of a registration statement on Form S-4, and readiness of the public offering. The financial effect of the Merger on the Company’s financial statements cannot be estimated at this time, as the transaction has not yet closed.

F-86

ANNEX A

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

by and among

NON-INVASIVE MONITORING SYSTEMS, INC.,

GRAVITICS MERGER SUB, INC.

and

GRAVITICS, INC.

March 6, 2026

A-1

2.33	FDA and Related Matters	21
2.34	Board Action	21
2.35	Indebtedness	21
2.36	Customers and Suppliers	22

ARTICLE III	REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE ACQUISITION SUBSIDIARY	22
3.1	Organization, Qualification and Corporate Power	22
3.2	Capitalization	23
3.3	Authorization of Transaction	23
3.4	Noncontravention	24
3.5	Subsidiaries	24
3.6	Parent Reports	25
3.7	Compliance with Laws	26
3.8	Financial Statements	26
3.9	Absence of Certain Changes	27
3.10	Undisclosed Liabilities	27
3.11	Off-Balance Sheet Arrangements	27
3.12	Tax Matters	27
3.13	Assets	28
3.14	Owned Real Property	28
3.15	Real Property Leases	28
3.16	Contracts	28
3.17	Accounts Receivable	29
3.18	Powers of Attorney	29
3.19	Insurance	29
3.20	Warranties	30
3.21	Litigation	30
3.22	Employees	30
3.23	Employee Benefits	30
3.24	Environmental Matters	30
3.25	Permits	31
3.26	Certain Business Relationships with Affiliates	31
3.27	Tax-Free Reorganization	31
3.28	Brokers’ Fees	33
3.29	Disclosure	33
3.30	Interested Party Transactions	33
3.31	Indebtedness	33
3.32	Accountants	33
3.33	Minute Books	33
3.34	Board Action	34

ARTICLE IV	COVENANTS	34
4.1	Closing Efforts	34
4.2	Governmental and Thirty Party Notices and Consents	34
4.3	Super 8-K	34
4.4	Operation of Company Business	34
4.5	Access to Company Information	36
4.6	Operation of Parent Business	36
4.7	Access to Parent Information	37
4.8	Expenses	38
4.9	D&O Insurance	38

4.10	Quotation of Merger Shares and Uplisting	38
4.11	Name, Trading Symbol, and Fiscal Year Change	38
4.12	Parent Board; Amendment of Charter Documents	38
4.13	Parent Equity Plan; Employment Agreements	38
4.14	Information Provided to Stockholders	39
4.15	No Registration	39
4.16	Underwritten Public Offering and Uplisting	39
4.17	Form S-4 Registration Statement	39
4.18	Resale Registration Statement	39
4.19	Timely Filing of Parent Exchange Act Reports	40
4.20	No Shop	40
4.22	Parent Series B Preferred Stock	40

ARTICLE V	CONDITIONS TO CONSUMMATION OF MERGER	40
5.1	Conditions to Each Party’s Obligations	40
5.2	Conditions to Obligations of the Parent and the Acquisition Subsidiary	41
5.3	Conditions to Obligations of the Company	42

ARTICLE VI	SURVIVAL OF REPRESENTATIONS AND WARRANTIES	43
6.1	Survival of Representations and Warranties	43

ARTICLE VII	DEFINITIONS	44

ARTICLE VIII	TERMINATION	50
8.1	Termination by Mutual Agreement	50
8.2	Termination for Failure to Close	50
8.3	Termination by Operation of Law	50
8.4	Termination for Failure to Perform Covenants or Conditions	50
8.5	Effect of Termination or Default; Remedies	51
8.6	Remedies; Specific Performance	51
8.7	Termination Fees	51

ARTICLE IX	MISCELLANEOUS	52
9.1	Press Releases and Announcements	52
9.2	No Third Party Beneficiaries	52
9.3	Entire Agreement	53
9.4	Succession and Assignment	53
9.5	Counterparts and Facsimile Signature	53
9.6	Headings	53
9.7	Notices	53
9.8	Governing Law	54
9.9	Amendments and Waivers	54
9.10	Severability	54
9.11	Submission to Jurisdiction	54
9.12	Waiver of Jury Trial	54
9.12	Construction	54

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”), dated as of March 6, 2026, by and among Non-Invasive Monitoring Systems, Inc., a Florida corporation (the “Parent”), Gravitics Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (the “Acquisition Subsidiary”), and Gravitics, Inc., a Delaware corporation (the “Company”). The Parent, the Acquisition Subsidiary, and the Company are each a “Party” and referred to collectively herein as the “Parties.”

WHEREAS, this Agreement contemplates a merger of the Acquisition Subsidiary with and into the Company, with the Company remaining as the surviving entity after the merger (the “Merger”), whereby the stockholders of the Company will receive shares of Parent Common Stock in exchange for their shares of Company Capital Stock; and

WHEREAS, the Parent, the Acquisition Subsidiary and the Company desire that the Merger qualify as a “reorganization” under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement constitute a “plan of reorganization” within the meaning of Section 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulation and not subject the holders of equity securities of the Company to tax liability under the Code;

NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties hereto, intending legally to be bound, agree as follows:

ARTICLE I
THE MERGER

1.1 The Merger. Upon and subject to the terms and conditions set forth in this Agreement, the Acquisition Subsidiary shall merge with and into the Company at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of the Acquisition Subsidiary shall cease and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”) and become a wholly-owned Subsidiary of the Parent. The “Effective Time” shall be the time at which a certificate of merger in proper form and duly executed, reflecting the Merger (the “Certificate of Merger”), pursuant to Section 251(c) of General Corporation Law of the State of Delaware (the “DGCL”), is filed with the Secretary of State of the State of Delaware. The Merger shall have the effects set forth herein and in the applicable provisions of the DGCL.

1.2 The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Lucosky Brookman LLP, commencing at 10:00 a.m. local time on or before June 30, 2026, or on such other date that the Parties may mutually agree upon in writing, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable (and in any event not later than three (3) Business Days) after the satisfaction or waiver of all conditions (excluding the delivery of any documents to be delivered at the Closing by any of the Parties) set forth in Article V hereof (the “Closing Date”). As used in this Agreement, the term “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in the state of New York are required or authorized by applicable Law to close.

1.3 Actions at the Closing:

(a) the Company shall deliver to the Parent and the Acquisition Subsidiary the various certificates, instruments and documents to be delivered by the Company pursuant to Sections 5.1 and 5.2;

(b) the Parent and the Acquisition Subsidiary shall deliver to the Company the various certificates, instruments and documents to be delivered by the Parent and/or Acquisition Subsidiary pursuant to Sections 5.1 and 5.3;

(c) the Surviving Corporation shall file the Certificate of Merger with the Secretary of State of the State of Delaware; and

(d) The members of the Parent Board immediately prior to the Effective Time shall (i) appoint such individuals to the Parent Board for the Post-Merger Parent to be designated by the Company, a majority of whom shall qualify as “independent” under Nasdaq Rule 5605(a)(2), and which will include Colin Doughan as Chairman, and (ii) resign as directors. The officers of the Post-Merger Parent shall be those individuals to be determined by the newly constituted Parent Board.

1.4 Additional Actions. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either the Company or the Acquisition Subsidiary or (b) otherwise to carry out the purposes of this Agreement, each of the Surviving Corporation and the Post-Merger Parent and its proper officers and directors or their designees shall be authorized (to the fullest extent allowed under applicable Law) to execute and deliver, in the name and on behalf of either the Company or the Acquisition Subsidiary, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Company or the Acquisition Subsidiary, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Company or the Acquisition Subsidiary, as applicable, and otherwise to carry out the purposes of this Agreement.

1.5 Conversion of Company Securities. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities:

(a) The shares of Company Preferred Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and converted into shares of Company Common Stock or the right to receive Merger Shares, pursuant to their respective terms.

(b) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any Company Common Stock owned beneficially by the Parent or the Acquisition Subsidiary and other than Dissenting Shares (as defined below)), shall be cancelled and converted into the right to receive (subject to the provisions of Section 1.6) the portion of the Merger Shares to which such share is entitled (the “Conversion Ratio”). The shares of the Parent Common Stock into which the shares of the Company Common Stock are converted pursuant to this Section shall be referred to herein as the “Merger Shares.” The aggregate number of Merger Shares to be issued in connection with the Merger will be calculated based on the relative values of the Parent and the Company; provided, however, that (i) the total number of Merger Shares issued to the Company Stockholders at the Effective Time shall not represent less than 95.5% of the total equity ownership of the Post-Merger Parent, with each Company Stockholder receiving his, her or its Pro Rata Share, and (ii) the shares of Parent Common Stock held by the pre-Closing stockholders of the Parent (the “Parent Stockholders”) will represent not more than 4.5% of the total equity ownership of the Post-Merger Parent.

2

(c) The Parent shall deliver certificates for the Merger Shares or issue the Merger Shares in book entry to each Company Stockholder entitled thereto who shall have presented a certificate that immediately prior to the Effective Time represents Company Common Stock or Company Preferred Stock to be converted into Merger Shares pursuant to this Section 1.5 (the “Company Stock Certificates”) to the Parent or the Surviving Corporation or the Parent’s transfer agent.

(d) Each issued and outstanding share of common stock, par value $0.001 per share, of the Acquisition Subsidiary shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

1.6 Dissenting Shares.

(a) For purposes of this Agreement, “Dissenting Shares” means shares of the Company Common Stock held as of the Effective Time by a Company Stockholder who has not voted such Company Common Stock in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the DGCL and not effectively withdrawn or forfeited prior to the Effective Time. Dissenting Shares shall not be converted into or represent the right to receive shares of the Parent Common Stock unless such Company Stockholder’s right to appraisal shall have ceased in accordance with the DGCL. If such Company Stockholder has so forfeited or withdrawn his, her or its right to appraisal of Dissenting Shares, then (i) as of the occurrence of such event, such holder’s Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Shares issuable in respect of such Company Common Stock pursuant to Section 1.5(a), and (ii) promptly following the occurrence of such event and, if requested by the Parent, the proper surrender of such person’s Company Stock Certificate, the Parent shall deliver to such Company Stockholder a certificate representing the Merger Shares to which such holder is entitled pursuant to Section 1.5(a).

(b) The Company shall give the Parent prompt notice of any written demands for appraisal of any Company Stock, withdrawals of such demands, and any other instruments that relate to such demands received by the Company. The Company shall not, except with the prior written consent of the Parent, make any payment with respect to any demands for appraisal of the Company Stock or offer to settle or settle any such demands unless required by the court of the State of Delaware having jurisdiction thereof.

1.7 Fractional Shares. No certificates or scrip representing fractional Merger Shares shall be issued to the Company Stockholders on the surrender for exchange of shares of the Company Stock, and such the Company Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Parent with respect to any fractional Merger Shares that would have otherwise been issued to such Company Stockholders. In lieu of any fractional Merger Shares that would have otherwise been issuable, each fractional Merger Share shall be rounded up to the nearest whole share.

1.8 Stock Options.

(a) As of the Effective Time, all outstanding Company Options that remain unexercised, whether vested or unvested, shall be canceled and exchanged for options to purchase shares of Parent Common Stock (“Parent Options”) under the Parent Equity Plan (as defined below) without further action by the holder thereof. Each Parent Option shall constitute an option to acquire such number of shares of Parent Common Stock as is equal to the number of shares of the Company Common Stock subject to the unexercised portion of the Company Option multiplied by the Conversion Ratio for the Company Common Stock (with any fraction resulting from such multiplication to be rounded down to the nearest whole number). The exercise price per share of each Parent Option shall be equal to the exercise price of the Company Option prior to conversion divided by the Conversion Ratio (rounded up to the nearest whole cent). The vesting schedule for the Parent Options shall be the same as that of the Company Options that are exchanged for the Parent Options, except that such vesting schedule will also provide that 100% of the unvested portion of all Parent Options shall immediately accelerate and become fully exercisable or non-forfeitable upon termination of employment without Cause or resignation for Good Reason within twelve (12) months of the Effective Time.

3

(b) As soon as practicable after the Effective Time, the Post-Merger Parent or the Surviving Corporation shall take appropriate actions (i) to collect the Company Options and the agreements evidencing the Company Options, which shall be deemed to be canceled but shall entitle the holder to exchange the Company Options for the Parent Options, and (ii) to issue in lieu thereof new Parent Options pursuant to Section 1.8(a), including the delivery by the Parent to such holders of new option agreements.

(c) The Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of the Parent Common Stock for delivery upon exercise of the Parent Options to be issued for the Company Options, in accordance with this Section 1.8.

(d) Section 1.8(a) of this Agreement is intended to comply with Section 409A of the Code, or an exemption thereunder, and shall be construed and administered in accordance with Section 409A of the Code. Notwithstanding any other provision of this Agreement, the issuances of Parent Options in exchange for Company Options provided under Section 1.8(a) of this Agreement may only be made in a manner that complies with Section 409A or an applicable exemption.

1.9 Warrants

(a) As of the Effective Time, all outstanding Company Warrants that remain unexercised, shall be canceled and exchanged for warrants to purchase shares of Parent Common Stock (“Parent Warrants”) without further action by the holder thereof. Each Parent Warrant shall constitute an warrant to acquire such number of shares of Parent Common Stock as is equal to the number of shares of the Company Common Stock subject to the unexercised portion of the Company Warrant multiplied by the Conversion Ratio for the Company Common Stock (with any fraction resulting from such multiplication to be rounded down to the nearest whole number). The exercise price per share of each Parent Warrant shall be equal to the exercise price of the Company Warrant prior to conversion divided by the Conversion Ratio (rounded up to the nearest whole cent).

(b) As soon as practicable after the Effective Time, the Post-Merger Parent or the Surviving Corporation shall take appropriate actions (i) to collect the Company Warrants and the agreements evidencing the Company Warrants, which shall be deemed to be canceled but shall entitle the holder to exchange the Company Warrants for the Parent Warrants, and (ii) to issue in lieu thereof new Parent Warrants pursuant to Section 1.9(a), including the delivery by the Parent to such holders of new warrant agreements.

(c) The Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of the Parent Common Stock for delivery upon exercise of the Parent Warrants to be issued for the Company Warrants, in accordance with this Section 1.9.

1.10 Certificate of Incorporation and Bylaws.

(a) The certificate of incorporation of the Acquisition Subsidiary in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until duly amended or repealed, and the Surviving Corporation may make any necessary filings in the State of Delaware as shall be necessary or appropriate to effectuate or carry out fully the purpose of this Section 1.10(a).

4

(b) The bylaws of the Acquisition Subsidiary in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until duly amended or repealed.

1.11 No Further Rights. From and after the Effective Time, no shares of the Company Common Stock shall be deemed to be outstanding, and holders of the Company Common Stock, certificated or uncertificated, shall cease to have any rights with respect thereto, except as provided herein or by law, other than the right to receive the Parent Common Stock in connection with the Merger.

1.12 Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of the Company Common Stock shall thereafter be made. If, after the Effective Time, the Company Stock Certificates are presented to the Post-Merger Parent or the Surviving Corporation, they shall be cancelled and exchanged for Merger Shares in accordance with Section 1.5, subject to the provisions hereof and applicable Law in the case of Dissenting Shares.

ARTICLE II

REPRESENTATION AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Parent that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule provided by the Company to the Parent on the date hereof (the “Company’s Disclosure Schedules”). The Company’s Disclosure Schedules shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II; and to the extent that it is clear from the context thereof that such disclosure also applies to any other numbered paragraph contained in this Article II, the disclosures in any numbered paragraph of the Disclosure Schedule shall qualify such other corresponding numbered paragraph in this Article II. For purposes of this Article II, the phrase “to the knowledge of the Company” or any phrase of similar import shall be deemed to refer to the actual knowledge of any senior officer of the Company.

2.1 Organization, Qualification and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect (as defined below). The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished or made available to the Parent complete and accurate copies of its certificate of incorporation and bylaws, each as amended. The Company is not in default under or in violation of any provision of its certificate of incorporation, as amended to date, or its bylaws, as amended to date. For purposes of this Agreement, “Company Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of the Company, or (b) the ability of Company to consummate the transactions contemplated hereby on a timely basis; provided, however, that Company Material Adverse Effect shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates; (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Parent; (vi) any changes in applicable Laws or accounting rules, including GAAP; (vii) the public announcement, pendency or completion of the transactions contemplated by this Agreement; (viii) any natural or man-made disaster or acts of God; (ix) any epidemics, pandemics, or disease outbreaks or worsening thereof; or (x) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i) through (iv) immediately above shall be taken into account in determining whether a Company Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Company compared to other participants in the industries in which the Company operates (in which case, only the incremental disproportionate adverse effect may be taken into account in determining whether a Company Material Adverse Effect has occurred).

5

2.2. Capitalization. The authorized capital stock of the Company consists of 27,000,000 shares of Company Common Stock, and 10,179,718 shares of Company Preferred Stock. The Company has previously provided to the Parent a complete and accurate list of (i) all stockholders of the Company, indicating the number and class of Company stock held by each stockholder, (ii) all stock option plans and other stock or equity-related plans of the Company (“Company Equity Plans”) and the number of shares of the Company Common Stock remaining available for future awards thereunder, (iii) all outstanding Company Options and Company Warrants, indicating (A) the holder thereof, (B) the number of shares of Company Common Stock subject to each Company Option and Company Warrant, (C) the Company Equity Plan under which each Company Option issued, (D) the exercise price, date of grant, vesting schedule and expiration date for each Company Option or Company Warrant, and (E) any terms regarding the acceleration of vesting, and (iv) all outstanding debt convertible into the Company Capital Stock, indicating (A) the date of issue, (B) the holder thereof, (C) the unpaid principal amount thereof, (D) the interest rate thereon, (E) the accrued and unpaid interest thereon, (F) the number and class of the Company Capital Stock into which such debt is convertible, and (G) the conversion price thereof. All of the issued and outstanding shares of the Company Capital Stock are, and all shares of Company Capital Stock that may be issued upon exercise of the Company Options or the Company Warrants or conversion of convertible debt will be (upon issuance in accordance with their terms), duly authorized, validly issued, fully paid, nonassessable and, effective as of the Effective Time, free of all preemptive rights. Other than the Company Options and the Company Warrants and convertible debt listed in Section 2.2 of the Company’s Disclosure Schedules, there are no outstanding or authorized options, warrants, securities, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. Other than as listed in Section 2.2 of the Company’s Disclosure Schedules, there are no agreements to which the Company is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company. To the knowledge of the Company, there are no agreements among other parties, to which the Company is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company. All of the issued and outstanding shares of the Company Common Stock were issued in compliance with applicable securities laws.

2.3 Authorization of Transaction. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and, subject to the adoption of this Agreement and (a) the approval of the Merger by the vote of stockholders of the Company required by Delaware law and (b) the approvals and waivers set forth in Section 2.3 of the Company’s Disclosure Schedules (collectively, the “Company Consents”), the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. Without limiting the generality of the foregoing, the Company Board: (i) determined that the Merger is fair and in the best interests of the Company and the Company Stockholders, (ii) adopted this Agreement in accordance with the provisions of the DGCL, and (iii) directed that this Agreement and the Merger be submitted to the Company Stockholders for their adoption and approval and resolved to recommend that the Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

6

2.4 Non-contravention. Subject to the receipt of the Company Consents and the filing of the Certificate of Merger as required by the DGCL, neither the execution and delivery by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby will (a) conflict with or violate any provision of the certificate of incorporation or bylaws of the Company, as amended to date, (b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a “Governmental Entity”), except for such permits, authorizations, consents and approvals for which the Company is obligated to use its Reasonable Best Efforts to obtain pursuant to Section 4.2(a), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Company is a party or by which the Company is bound or to which any of its assets is subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation in any contract or instrument set forth in Section 2.4 of the Company’s Disclosure Schedules, for which the Company is obligated to use its Reasonable Best Efforts to obtain waiver, consent or approval pursuant to Section 4.2(b), (ii) any conflict, breach, default, acceleration, termination, modification or cancellation which would not reasonably be expected to have a Company Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby or (iii) any notice, consent or waiver the absence of which would not have a Company Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby, (d) result in the imposition of any Security Interest (as defined below) upon any assets of the Company or (e) violate any federal, state, local, municipal, foreign, international, multinational, Governmental Entity or other constitution, law, statute, ordinance, principle of common law, rule, regulation, code, governmental determination, order, writ, injunction, decree, treaty, convention, governmental certification requirement or other public limitation, U.S. or non-U.S., including Tax and U.S. antitrust laws (collectively, “Laws”) applicable to the Company, or any of its properties or assets. For purposes of this Agreement: “Security Interest” means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic’s, materialmen’s and similar liens, (ii) liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation, and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business of the Company and not material to the Company; and “Ordinary Course of Business” means the ordinary course of the Company’s business, consistent with past custom and practice (including with respect to frequency and amount).

2.5 Subsidiaries. The Company has one Subsidiary, Gravitics Texas, LLC, which is an entity duly organized, validly existing and in corporate and tax good standing under the laws of the jurisdiction of its organization.

7

2.6 Compliance with Laws.

(a) The Company and the conduct and operations of its business are in compliance with each Law applicable to the Company or any of its properties or assets, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b) The Company has complied with all federal and state securities laws and regulations, including being current in all of its reporting obligations under such federal and state securities laws and regulations except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(c) The Company has not, and the past and present officers, directors and Affiliates of the Company have not, been the subject of, nor does any officer or director of the Company have any reason to believe that the Company or any of its officers, directors or Affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws.

(d) The Company has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor has it been a party to any material litigation.

(e) The Company has not, and the past and present officers, directors and Affiliates have not, been the subject of, nor does any officer or director of the Company have any reason to believe that the Company or any of its officers, directors or Affiliates will be the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person; and

(f) The Company is not a “blank check company” as such term is defined by Rule 419 of the Securities Act.

(g) The Company has at all times complied, with all Anti-Corruption Laws. Neither Company nor any Person associated with or acting for or on behalf of the Company, has, directly or indirectly, (a) violated any provision of any Anti-Corruption Law; (b) made, offered, promised, authorized, or promised to make or offer, any bribe, rebate, payoff, influence payment, commission, kickback, or anything of value, including any reward, advantage, or benefit of any kind, to or for the benefit of any Government Official, for the purpose of (i) influencing any act or decision of such Government Official, (ii) inducing such Government Official to do or omit to do any act in violation of a lawful duty, (iii) obtaining or retaining business for or with any Person, (iv) expediting or securing the performance of official acts of a routine nature, (v) created or caused the creation of any false or inaccurate books and records of the Company related to any of the foregoing, or (vi) in the case of each of (i)-(v) above, in violation of any Anti-Corruption Law; (c) paid, offered, promised to pay or offer, authorized, or ratified any bribe, rebate, payoff, payment, kickback, or other similar unlawful payment of any nature; (d) made, offered, promised to make or offer, authorized, or ratified any unlawful contributions, gifts, entertainment, or other unlawful expenditures; (e) established or maintained any unlawful fund of corporate monies or other properties; or (f) created or caused the creation of any false or inaccurate books and records of the Company related to any of the foregoing.

(h) The Company maintains, and has maintained, compliance policies, procedures, and internal controls reasonably calculated to promote and ensure compliance with Anti-Corruption Laws and applicable Anti-Money Laundering Laws. The Company has (a) made and kept books, records, and accounts which, in reasonable detail, accurately and fairly reflect transactions in relation to the Company; (b) devised and maintained a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are recorded as necessary to permit preparation of periodic financial statements and to maintain accountability, (ii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (iii) no “off the books” accounts are created or maintained; and (c) the Company has not circumvented their respective internal accounting controls or falsified any of their respective books and records.

8

(i) Neither the Company, nor any of its Affiliates, nor Persons acting on its behalf has received any notice or communication from any Person that alleges, or been involved in any internal investigation involving any allegations relating to, potential violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, or have received a request for information from any Governmental Entity regarding Anti-Corruption Law or Anti-Money Laundering Laws. The Company has not made a voluntary or other disclosure to, have not received any written notice, subpoena, request for information, or citation from, and to the knowledge of the Company, is not aware of any oral notice or request for information by, and so far as the Company is aware, there is no past or present inquiry, investigation, litigation, enforcement action or other proceeding by, any Governmental Entity related to alleged violations of any Anti-Corruption Laws or Anti-Money Laundering Laws (as defined below) by the Company, or any Person acting on behalf of the Company and there is no issue or circumstance indicating that the Company may become subject to any such notices, subpoena, request for information, citation, inquiry, investigation, litigation, enforcement action or other proceeding.

(j) Neither the Company, nor, to the knowledge of the Company, any attorney, accountant, consultant, financial advisor, sales representative, distributor, or other agent of the Company, has employed or retained, directly or indirectly, a Government Official or a family member of a Governmental Official. No Government Official has, directly or indirectly, the right of control over, or any beneficial interest in, the Company.

(k) The operations of the Company are and for the past five (5) years have been conducted at all times in material compliance with the requirements of applicable Anti-Money Laundering Laws, including, but not limited to, 18 U.S.C. §§ 1956-57, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the jurisdictions in which the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulation or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”).

(l) The Company, including any of its respective directors, executives, employees, and to the knowledge of the Company and its Subsidiaries, their Representatives, are, and since its incorporation, have been, and continue to be, in compliance with all applicable Laws relating to economic, financial, or trade sanctions, export controls, customs or anti-boycott measures administered, enacted, or enforced by a relevant International Trade Authority (“International Trade Laws”) and have not taken any action that violates, evades, or avoids, or attempts to violate International Trade Laws.

(m) Neither the Company nor any of its directors, officers, or employees, nor, to the knowledge of the Company any of its directors, executives, employees, Representatives or agents acting on behalf of the Company, currently or since its incorporation: (i) is or has been the target of any economic or financial sanctions administered or enforced by any International Trade Authority, (ii) is or has been located, organized, or resident in a country or territory that is the target of comprehensive sanctions (currently, Cuba, Iran, North Korea, Syria and the Crimea, Donetsk, Luhansk, Zaporzhizhia, or Kherson oblasts (or so-called “People’s Republics”) of Ukraine) (a “Sanctioned Jurisdiction”) or (iii) is or has been owned, 50% or more, individually or in the aggregate by, controlled by, or is or has acted on behalf of a Person described in clause (i) or (ii) above. or any other Sanctioned Person (clauses (i) through (iii), collectively, “Sanctions”).

9

(n) Neither the Company nor any of its respective directors, officers, or employees, nor, to the knowledge of the Company and any of its respective directors, executives, employees, Representatives or agents acting on behalf of the Company, currently or since its incorporation, is unlawfully conducting or has unlawfully conducted any business or engaged in any transaction involving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person or unlawfully dealt in any property or interests in property of any Sanctioned Person.

(o) The Company has instituted, and maintain, policies and procedures reasonably designed to promote and achieve continued compliance with applicable International Trade Laws.

(p) To the knowledge of the Company and its Subsidiaries, since its incorporation, there has not been any investigation or review related to, and the Company is not aware of any potential or actual material violation by the Company, including any of its directors, executives, employees, and to the knowledge of the Company, its Representatives, of Anti-Corruption Laws, Anti-Money Laundering Laws or International Trade Laws pending (or, to the knowledge of the Company, threatened) by any Governmental Entity.

2.7 Financial Statements. (a) The Company has provided the Parent with the unaudited balance sheet of the Company (the “Company Balance Sheet”) at December 31, 2025 (the “Company Balance Sheet Date”), and the related unaudited consolidated statements of operations and unaudited cash flows for the years ended December 31, 2025 and 2024 (collectively, the “Company Unaudited Financial Statements”) The Company Unaudited Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein. Prior to the Effective Time, the Company will provide to Parent audited financial statements for the Company’s fiscal years ended December 31, 2024 and 2025 (the “Company Audited Financial Statements”), which comply as to form with the applicable rules and regulations of the SEC for inclusion of such Company Audited Financial Statements in the Parent’s filings with the SEC as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are consistent in all material respects with the books and records of the Company.

(b) The books of account and other financial records of the Company have been kept accurately, in all material respects, in the ordinary course of business consistent with applicable Laws, and the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of the Company have been properly recorded therein in all material respects.

(c) No bankruptcy, insolvency, winding up, or similar proceedings have occurred or are pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or Company’s or any of its Subsidiaries’ properties or assets, and there is no basis therefor. The Company will be as of immediately prior to the Closing, financially solvent in accordance with GAAP and applicable Laws, with the ability to pay its debts as they become due in the ordinary course of business.

2.8 Absence of Certain Changes. Since the Company Balance Sheet Date, and except as set forth in Section 2.8 of the Company’s Disclosure Schedules, (a) to the knowledge of the Company, there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Company Material Adverse Effect, and (b) the Company has not taken any of the actions set forth in paragraphs (a) through (m) of Section 4.4.

10

2.9 Undisclosed Liabilities. Except as reflected or reserved against in the Company Balance Sheet or the notes thereto or as set forth in Section 2.9 of the Disclosure Schedule, the Company has not incurred any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the Company Balance Sheet (b) liabilities not exceeding $100,000 in the aggregate that have arisen since the Company Balance Sheet Date in the Ordinary Course of Business, and (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet.

2.10 Tax Matters.

(a) For purposes of this Agreement, the following terms shall have the following meanings:

(i) “Taxes” means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

(ii) “Tax Returns” means all United States of America, state, local or foreign government reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with the Taxes.

(b) Except as set forth in Section 2.10 of the Company’s Disclosure Schedules, the Company has filed on a timely basis (taking into account any valid extensions) all Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects. The Company has never been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns. The Company has paid on a timely basis all Taxes that were due and payable in accordance with the Tax Returns. The unpaid Taxes of the Company for tax periods through the Company Balance Sheet Date do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Company Balance Sheet. The Company does not have any actual or potential liability for any Tax obligation of any taxpayer other than the Company (including without limitation any affiliated group of corporations or other entities that included the Company during a prior period). All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

(c) Except as set forth in Section 2.10 of the Company’s Disclosure Schedules, the Company has delivered or made available to the Parent complete and accurate copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since the date of the Company’s incorporation (the “Organization Date”). No examination or audit of any Tax Return of the Company by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. The Company has not been informed by any jurisdiction that the jurisdiction believes that the Company was required to file any Tax Return that was not filed. The Company has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

11

(d) The Company (i) is not a “consenting corporation” within the meaning of Section 341(f) of the Code, and none of the assets of the Company are subject to an election under Section 341(f) of the Code; (ii) has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code; (iii) has not made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that may be treated as an “excess parachute payment” under Section 280G of the Code; (iv) does not have any actual or potential liability for any Taxes of any person (other than the Company and the Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise; or (v) is not or has not been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

(e) The Company has not undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code.

(f) +No state or federal “net operating loss” of the Company determined as of the Closing Date is subject to limitation on its use pursuant to Section 382 of the Code or comparable provisions of state law as a result of any “ownership change” within the meaning of Section 382(g) of the Code or comparable provisions of any state law occurring prior to the Closing Date.

2.11 Assets. The Company owns or leases all tangible assets reasonably necessary for the conduct of its business as presently conducted. Except as set forth in Section 2.11 of the Company’s Disclosure Schedules, each such tangible asset currently used in the operation of the business is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. Except as set forth in Section 2.11 of the Company’s Disclosure Schedules, no asset of the Company (tangible or intangible) (including without limitation any shares or other equity interests in or securities of any corporation, partnership, association or other business organization or division thereof), is subject to any Security Interest.

2.12 Owned Real Property. The Company does not own any real property.

2.13 Real Property Leases. Section 2.13 of the Company’s Disclosure Schedules lists all real property leased or subleased to or by the Company and lists the term of such lease, any extension and expansion options, and the rent payable thereunder. The Company has delivered or made available to the Parent complete and accurate copies of the leases and subleases listed in Section 2.13 of the Company’s Disclosure Schedules. With respect to each lease and sublease listed in Section 2.13 of the Company’s Disclosure Schedules:

(a) the lease or sublease is a legal, valid, binding and enforceable obligation of the Company and is in full force and effect;

(b) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing, and the Closing will not result in a breach or default by the Company or, to the knowledge of the Company, any other party under such lease or sublease;

(c) neither the Company nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such lease or sublease, and to the knowledge of the Company, no event has occurred, is pending or is threatened, which, after the giving of notice, with lapse of time or both, would constitute a breach or default by the Company or, to the knowledge of the Company, any other party under such lease or sublease, except for any breach, violation or default that has not had and would not reasonably be anticipated to have a Company Material Adverse Effect; and

12

(d) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or sub-leasehold.

2.14 Contracts.

(a) Section 2.14 of the Company’s Disclosure Schedules lists the following agreements (written or oral) to which the Company is a party as of the date of this Agreement (other than the Transaction Documentation (as hereinafter defined)):

(i) any agreement (or group of related agreements) for the lease of personal property from or to third parties (A) which provides for lease payments in excess of $25,000 per annum or (B) which has a remaining term longer than 12 months and is not cancellable without penalty by the Company on sixty (60) days or less prior written notice;

(ii) any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than one year, is not cancellable without penalty by the Company on sixty (60) days or less prior written notice and involves more than the sum of $500,000, or (B) in which the Company has granted manufacturing rights, “most favored nation” pricing provisions or exclusive marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

(iii) any agreement to which, to the knowledge of the Company, is a party to a material joint venture or legal partnership;

(iv) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $250,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

(v) any agreement that purports to limit in any material respect the right of the Company to engage in any line of business, or to compete with any person or operate in any geographical location;

(vi) any employment agreement or consulting agreement which provides for payments in excess of $200,000 per annum (other than employment or consulting agreements terminable on less than thirty (30) days’ notice);

(vii) any agreement involving any officer, director or stockholder of the Company or any Affiliate (other than stock subscription, stock option, restricted stock, warrant or stock purchase agreements the forms of which have been made available to the Parent);

(viii) any agreement or commitment for capital expenditures in excess of $500,000, for a single project (it being represented and warranted that the liability under all undisclosed agreements and commitments for capital expenditures does not exceed $2,000,000 in the aggregate for all projects);

13

(ix) any agreement which contains any provisions requiring the Company to indemnify any other party thereto (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business);

(x) any agreement, other than as contemplated by this Agreement, relating to the future sales of securities of the Company other than outstanding stock option, restricted stock, warrant or stock purchase agreements the forms of which have been made available to the Parent;

(xi) any agreement that would be a “material contract” of the Company (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated under the Securities Act;

(xii) any settlement, conciliation or similar agreement (A) with any Governmental Entity or (B) which would require the Company to pay consideration of more than $100,000 after the date of this Agreement;

(xiii) any agreement for futures, swap, collar, put, call, floor, cap, option, or other contract that is intended to reduce or eliminate exposure to fluctuations in currency exchange rates, the prices of commodities or interest rates;

(xiv) any agreement with any Governmental Entity during the preceding three (3) years; and

(xv) any other agreement (or group of related agreements) (A) under which the Company is obligated to make payments or incur costs in excess of $100,000 in any year or (B) not entered into in the Ordinary Course of Business, in each case which is not otherwise described in clauses (i) through (xiv).

(b) The Company has delivered or made available to the Parent a complete and accurate copy of each agreement listed in Section 2.14 of the Company’s Disclosure Schedules. With respect to each agreement so listed, and except as set forth in Section 2.14 of the Company’s Disclosure Schedules: (i) the agreement is a legal, valid, binding and enforceable obligation of the Company and in full force and effect, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity; (ii) the agreement will continue to be legal, valid, binding and enforceable obligation of the Company, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity and will be in full force and effect immediately following the Effective Time in accordance with the terms thereof as in effect immediately prior to the Effective Time; and (iii) neither the Company nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or, to the knowledge of the Company, any other party under such contract, except for any breach, violation or default that has not had a Company Material Adverse Effect.

2.15 Accounts Receivable. Except as set forth on Schedule 2.15, all accounts receivable of the Company reflected in the Company Financial Statements and incurred since the date thereof and prior to the Closing in the ordinary course of business have been recorded in accordance with GAAP and: (a) represent arm’s length sales actually made in the ordinary course of the Company’s business; (b) are collectible in full (net of reserves for doubtful accounts reflected in the Company Balance Sheet) in the ordinary course of the Company’s business within ninety days of the invoice date; (c) are subject to no counterclaim, deduction or setoff; and (d) are not in dispute. The reserves and allowance for doubtful accounts set forth in the Company Unaudited Financial Statements have been established in accordance with GAAP (except as may be indicated in the notes thereto) and are consistent with the past practices of the Company. To the knowledge of the Company, no Person which owes such an account receivable has given the Company notice that it is insolvent or shutting down its business in any material respect.

14

2.16 Powers of Attorney. Except as set forth in Section 2.16 of the Company’s Disclosure Schedules, there are no outstanding powers of attorney executed on behalf of the Company.

2.17 Insurance. Section 2.17 of the Company’s Disclosure Schedules lists each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company is a party. Such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, the Company is not liable for retroactive premiums or similar payments, and the Company is otherwise in compliance in all material respects with the terms of such policies. The Company has no knowledge of any threatened termination of, or a material premium increase of more than 5% with respect to, any such policy. Each such policy will continue to be enforceable and in full force and effect immediately following the Effective Time in accordance with the terms thereof as in effect immediately prior to the Effective Time.

2.18 Warranties. No product or service sold or delivered by the Company is subject to any guaranty, warranty, right of credit or other indemnity other than the applicable standard terms and conditions of sale of the Company.

2.19 Litigation. Except as set forth in Section 2.19 of the Company’s Disclosure Schedules, as of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator (a “Legal Proceeding”) which is pending or, to the Company’s knowledge, threatened against the Company which (a) seeks either damages in excess of $50,000 individually or $250,000 in the aggregate, (b) if determined adversely to the Company, could have, individually or in the aggregate, a Company Material Adverse Effect or (c) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

2.20 Employees.

(a) Section 2.20 of the Company’s Disclosure Schedules contains a list of all employees of the Company whose annual rate of compensation exceeds $200,000 per year, along with the position of each such person. Each such person is a party to a non-disclosure and assignment of inventions agreement with the Company. To the knowledge of the Company, no key employee (within the meaning of Section 416 of the Code) or group of employees acting in concert has any plans to terminate employment with the Company.

(b) The Company is not a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. To the knowledge of the Company, (i) no organizational effort has been made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company, and (ii) to the Company’s knowledge of the Company, there are no circumstances or facts which could individually or collectively give rise to a suit against the Company by any current or former employee or applicant for employment based on discrimination prohibited by fair employment practices laws.

15

(c) To the knowledge of the Company, (i) no allegations of (A) sexual harassment, sexual misconduct or discrimination, whether such discrimination arises from race, color, religion, national origin, ethnic background, sex, gender identity, sexual orientation, age, disability, veteran status or any other legally protected classification under applicable federal, state, or local law or (B) unlawful workplace terminations arising from any exercise of constitutional, statutory, or other legal rights (collectively, subclauses A and B, “Misconduct”) have been made involving any current or former director, officer, employee or independent contractor of the Company, (ii) the Company has not entered into any settlement agreements related to allegations of Misconduct by any current or former director, officer, employee, or independent contractor of the Company or any of its Subsidiaries; and (iii) since its inception, the Company has not received, has not had knowledge of, or reasonably should have had knowledge of any complaints or allegations of Misconduct which have been alleged to have been committed by any officer, director, employee or contractor of the Company or any Person who formerly acted in such capacity.

2.21 Employee Benefits.

(a) For purposes of this Agreement, the following terms shall have the following meanings:

(i) “Employee Benefit Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement providing direct or indirect compensation for services rendered, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

(ii) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(iii) “ERISA Affiliate” means any entity which is, or at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company.

(b) Section 2.21(b) of the Company’s Disclosure Schedules contains a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by the Company or any ERISA Affiliate (collectively, the “Company Benefit Plans”). Complete and accurate copies of (i) all Company Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Company Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on Form 5500 Series and (for all funded plans) all plan financial statements for the last three plan years for each Company Benefit Plan that is required to file an annual report, have been made available to the Parent. Except as set forth on Section 2.21(b) of the Company’s Disclosure Schedules, each Company Benefit Plan has been administered in all material respects in accordance with its terms and each of the Company and the ERISA Affiliates has in all material respects met its obligations with respect to such Company Benefit Plan and has made all required contributions thereto not later than the due date therefor (including extensions). The Company, each ERISA Affiliate and each Company Benefit Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including without limitation Section 4980B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of ERISA). All filings and reports as to each Company Benefit Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been duly submitted.

16

(c) To the knowledge of the Company, there are no Legal Proceedings (except claims for benefits payable in the normal operation of the Company Benefit Plans and proceedings with respect to qualified domestic relations orders, qualified medical support orders or similar benefit directives) against or involving any Company Benefit Plan or asserting any rights or claims to benefits under any Company Benefit Plan that could give rise to any material liability.

(d) All the Company Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received a determination, advisory or opinion letter from the Internal Revenue Service to the effect that such Company Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Company Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect (other than amendments required by law or which are not reasonably expected to result in loss of such plan’s qualified status), and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost. Each Company Benefit Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of, Section 401(k)(3) and Section 401(m)(2) of the Code for each plan year ending prior to the Closing Date.

(e) Neither the Company nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

(f) At no time has the Company or any ERISA Affiliate been obligated to contribute to any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA).

(g) There are no unfunded obligations under any Company Benefit Plan providing benefits after termination of employment to any employee of the Company (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code or other applicable Law and insurance conversion privileges under state law. The assets of each Company Benefit Plan which is funded are reported at their fair market value on the books and records of such Company Benefit Plan.

(h) No act or omission has occurred and no condition exists with respect to any Company Benefit Plan maintained by the Company or any ERISA Affiliate that would subject the Company or any ERISA Affiliate to (i) any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code or (ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Company Benefit Plan.

(i) No Company Benefit Plan is funded by, associated with or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code.

(j) Each Company Benefit Plan is amendable and terminable unilaterally by the Company at any time without liability to the Company as a result thereof and no Company Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Company Benefit Plan.

17

(k) Section 2.14 and Section 2.21(k) of the Company’s Disclosure Schedules discloses each: (i) agreement with any stockholder, director, executive officer or other key employee of the Company (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person’s “parachute payment” under Section 280G of the Code; and (iii) agreement or plan binding the Company, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or the Company Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. The accruals for vacation, sickness and disability expenses are accounted for on the Company Interim Balance Sheet and are adequate and materially reflect the expenses associated therewith in accordance with GAAP.

(l) The representations and warranties contained in this Section 2.21 are the Company’s sole representations and warranties with respect to employee benefit matters.

2.22 Environmental Matters.

(a) To the knowledge of the Company, the Company has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, “Environmental Law” means any Law relating to the environment, including without limitation any Law pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) the reclamation of mines; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”).

(b) To the knowledge of the Company, there are no documents that contain any environmental reports, investigations or audits relating to premises currently or previously owned or operated by the Company (whether conducted by or on behalf of the Company or a third party, and whether done at the initiative of the Company or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which the Company has possession of.

18

(c) The Company has not been notified that there is any material environmental liability with respect to any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company.

2.23 [Intentionally omitted].

2.24 Customers. Section 2.24 of the Company’s Disclosure Schedule sets forth a list of each customer that accounted for more than 5% of the revenues of the Company during the last full fiscal year and the amount of revenues accounted for by such customer during such period. No such customer has notified the Company in writing within the past year that it will stop buying services from the Company or reduce the amount of services it expects to purchase compared to 2024 or 2025.

2.25 Permits. Section 2.25 of the Company’s Disclosure Schedule sets forth a list of all authorizations, approvals, clearances, licenses, permits, certificates or exemptions (including, without limitation, manufacturing approvals and authorizations, pricing and reimbursement approvals, labeling approvals, registration notifications or their foreign equivalent, and including those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) from any Governmental Entity (“Permits”) issued to or held by the Company. Such listed Permits are the only material Permits that are required for the Company and the Company Subsidiaries to conduct their respective businesses as presently conducted except for those the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, each such Permit is in full force and effect and, to the knowledge of the Company, no suspension or cancellation of such Permit is threatened Except for such instances as would not reasonably be expected to have a Company Material Adverse Effect, to the knowledge of the Company, each such Permit will continue in full force and effect immediately following the Closing.

2.26 Certain Business Relationships with Affiliates. Except as listed in Section 2.26 of the Company’s Disclosure Schedule, no Affiliate of the Company (a) owns any material property or right, tangible or intangible, which is used in the business of the Company, (b) to the knowledge of the Company, has any claim or cause of action against the Company, or (c) owes any money to, or is owed any money by, the Company. Section 2.26 of the Company’s Disclosure Schedule describes any transactions involving the receipt or payment in excess of $120,000 in any fiscal year between the Company and any Affiliate of the Company which have occurred or existed since the Organization Date, other than employment agreements or other compensation arrangements.

2.27 Brokers’ Fees. Except as set forth in Section 2.27 of the Company’s Disclosure Schedule, the Company has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

2.28 Books and Records. The minute books and other similar records of the Company contain, in all material respects, complete and accurate records in all material respects of all actions taken at any meetings of the Company’s stockholders, the Company Board or any committees thereof and of all written consents executed in lieu of the holding of any such meetings.

2.29 Intellectual Property.

(a) The Company owns, is licensed or otherwise possesses legally enforceable rights to use, license and exploit all issued patents (“Patent Rights”), copyrights, trademarks, service marks, trade names, trade secrets, and registered domain names and all applications for registration therefor (collectively, the “Intellectual Property Rights”) and all computer programs and other computer software, databases, know-how, proprietary technology, formulae, and development tools, together with all goodwill related to any of the foregoing (collectively, the “Intellectual Property”), as is necessary to conduct its businesses as presently conducted, except where such failure, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

19

(b) Section 2.29(b) of the Company’s Disclosure Schedule sets forth, with respect to all issued patents and all registered copyrights, trademarks, service marks and domain names registered with any Governmental Entity by the Company or for which an application for registration has been filed with any Governmental Entity by the Company, (i) the registration or application number, the date filed and the title, if applicable, of the registration or application and (ii) the names of the jurisdictions covered by the applicable registration or application. Section 2.27(b) of the Company’s Disclosure Schedule identifies each agreement currently in effect containing any ongoing royalty or payment obligations of the Company in excess of $100,000 per annum with respect to Intellectual Property Rights and Intellectual Property that are licensed or otherwise made available to the Company.

(c) All Intellectual Property Rights of the Company that have been registered by it with any Governmental Entity are valid and subsisting, except where the failure to register individually or in the aggregate has not had and would not reasonably be expected to have a Company Material Adverse Effect. As of the Effective Date, in connection with such registered Intellectual Property Rights, all necessary registration, maintenance and renewal fees will have been paid and all necessary documents and certificates will have been filed with the relevant Governmental Entities. The Company has not filed for registration of any Intellectual Property rights other than with respect to patents.

(d) The Company is not, nor will as a result of the consummation of the Merger or other transactions contemplated by this Agreement be, in breach in any material respect of any license, sublicense or other agreement relating to the Intellectual Property Rights of the Company and the Company Subsidiaries, or any licenses, sublicenses or other agreements as to which the Company is a party and pursuant to which the Company uses any patents, copyrights (including software), trademarks or other intellectual property rights of or owned by third parties (the “Third Party Intellectual Property Rights”), the breach of which would be reasonably likely to result in a Company Material Adverse Effect.

(e) The Company has not been named as a defendant in any suit, action or proceeding which involves a claim of infringement or misappropriation of any Third Party Intellectual Property Right and neither the Company n has received any notice or other communication (in writing or otherwise) of any actual or alleged infringement, misappropriation or unlawful or unauthorized use of any Third Party Intellectual Property Right.

(f) The Company has received no written notice that any person is infringing, misappropriating or making any unlawful or unauthorized use of any Intellectual Property Rights of the Company in a manner that has a material impact on the business of the Company, except for such infringement, misappropriation or unlawful or unauthorized use as would not be reasonably expected to have a Company Material Adverse.

2.30 Disclosure. No representation or warranty by the Company contained in this Agreement, and no statement contained in the Company’s Disclosure Schedule, or any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Company pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

2.31 [Intentionally omitted]

20

2.32 Accountants. EisnerAmper LLP (the “Company Auditor”), which is auditing the Company Financial Statements, is: (a) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002) and (b) “independent” with respect to the Company within the meaning of Regulation S-X. The Company does not expect that the reports of the Company Auditor on the Company Financial Statements will contain an adverse opinion or a disclaimer of opinion, or will be qualified as to uncertainty, audit scope, or accounting principles. The Company does not expect any disagreements with the Company Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures with respect to the audit of the Company Financial Statements, or that any of the reportable events listed in Item 304(a)(1)(iv) or (v) of Regulation S-K will occur with respect to the audit of the Company Financial Statements by the Company Auditor.

2.33 FDA and Related Matters. The conduct of business by the Company complies, and at all times has substantially complied, in all material respects with the Federal Food, Drug and Cosmetic Act (the “FDCA”) and similar federal, state and foreign laws applicable to the evaluation, testing, manufacturing, distribution, advertising and marketing of each of the Company’s products, in whatever stage of development or commercialization except to the extent that the failure to so comply would not have a Material Adverse Effect. To the knowledge of the Company, as of the date hereof, neither the United States Food and Drug Administration (the “FDA”) nor any comparable regulatory authority or Governmental Entity is considering limiting, suspending or revoking any Permit pursuant to the FDCA and similar federal, state and foreign laws or changing the marketing classification or labeling of the products of the Company. To the knowledge of the Company, there is no false or misleading information or material omission in any product application or other submission by the Company to the FDA or any comparable regulatory authority or governmental agency. The Company has fulfilled and performed in all material respects its obligations under each such Permit, and, as of the date hereof, to the knowledge of the Company, the Company is not in breach or default of any such Permit except to the extent that such breach, default, would not have a Material Adverse Effect. To the knowledge of the Company, any third party that is a manufacturer or contractor for the Company is in compliance in all material respects with all such Permits insofar as they pertain to the manufacture of product components or products for the Company. The Company has not received any Form FDA-483, notice of adverse finding, FDA warning letter, notice of violation or “untitled letter,” notice of FDA action for import detention or refusal, or any other notice from the FDA or other governmental agency alleging or asserting noncompliance with any applicable laws or Permits. The Company is not subject to any obligation arising under an administrative or regulatory action, FDA inspection, FDA warning letter, FDA notice of violation letter or other notice, response or commitment made to or with the FDA or any comparable regulatory authority or governmental agency. The Company has made all notifications, submissions and reports required by the FDCA or similar federal, state and foreign laws, except to the extent that the failure to make such notifications, submission or reports would not have a Material Adverse Effect.

2.34 Board Action. The Company Board (a) has unanimously determined that the Merger is advisable and in the best interests of the Company’s stockholders and is on terms that are fair to such Company stockholders, (b) adopted this Agreement in accordance with the provisions of the DGCL, and (c) directed that this Agreement and the Merger be submitted to the Company stockholders for their adoption and approval and resolved to recommend that the Company stockholders vote in favor of the adoption of this Agreement and the approval of the Merger and the transactions contemplated hereby.

2.35 Indebtedness. Section 2.35 of the Company’s Disclosure Schedule sets forth the principal amount of all of the outstanding Indebtedness of the Company as of the date of this Agreement.

21

2.36 Customers and Suppliers. The Company has made available to the Parent a list of the 10 largest customers (by revenues received) (collectively, “Company Major Customers”) and the 10 largest suppliers (by amounts spent) of the Company for the twelve (12) month period ended December 31, 2025. Since December 31, 2025, and through the date of this Agreement, to the knowledge of the Company, (a) no such Company customer or supplier has given notice in writing or otherwise that it may or will cancel or otherwise terminated its relationship with the Company nor has any Company customer or supplier reduced the volume, whether based on units or dollars, of its purchases from or sales to the Company by more than 10% for any calendar quarter compared to the same quarter for the prior year, and (b) no such Company customer or supplier has given notice in writing or otherwise that it may or will cancel or otherwise terminate its relationship with the Company or reduce its usage of the services of or purchases of products from the Company.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PARENT
AND THE ACQUISITION SUBSIDIARY

The Parent represents and warrants to the Company that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule provided by the Parent to the Company on the date hereof (the “Parent’s Disclosure Schedules”). The Parent’s Disclosure Schedules shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III; and to the extent that it is clear from the context thereof that such disclosure also applies to any other numbered paragraph contained in this Article III, the disclosures in any numbered paragraph of the Disclosure Schedule shall qualify such other corresponding numbered paragraph in this Article III. For purposes of this Article III, the phrase “to the knowledge of the Parent” or any phrase of similar import shall be deemed to refer to the actual knowledge of any senior officer of the Parent.

3.1 Organization, Qualification and Corporate Power. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and the Acquisition Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Parent is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing has not had and would not reasonably be expected to have a Parent Material Adverse Effect (as defined below). The Parent has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Parent has furnished or made available to the Company complete and accurate copies of its articles of incorporation and bylaws. Neither the Parent nor the Acquisition Subsidiary is in default under or in violation of any provision of its certificate or articles of incorporation, as amended to date, or its bylaws, as amended to date. For purposes of this Agreement, “Parent Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of the Parent, or (b) the ability of Parent to consummate the transactions contemplated hereby on a timely basis; provided, however, that Parent Material Adverse Effect shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Parent operates; (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Company; (vi) any changes in applicable Laws or accounting rules, including GAAP; (vii) the public announcement, pendency or completion of the transactions contemplated by this Agreement; (viii) any natural or man-made disaster or acts of God; (ix) any epidemics, pandemics, or disease outbreaks or worsening thereof; or (x) any failure by the Parent to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i) through (iv) immediately above shall be taken into account in determining whether a Parent Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Parent compared to other participants in the industries in which the Parent operates (in which case, only the incremental disproportionate adverse effect may be taken into account in determining whether a Parent Material Adverse Effect has occurred)..

22

3.2 Capitalization. As of immediately prior to the Effective Time, but prior to giving effect to the issuance of the Merger Shares, the authorized capital stock of the Parent will consist of 400,000,000 shares of the Parent Common Stock, of which 154,810,655 shares will be issued and outstanding, and 100 shares of Series B preferred stock, par value $1.00 per share, of which 100 shares are outstanding. The Parent Common Stock is currently quoted and trading on the Expert Market of the OTC (the “Expert Market”) and is not subject to any notice of suspension or delisting nor is Parent aware of any facts or circumstances that could cause the Parent Common Stock to be suspended or delisted. All of the issued and outstanding shares of the Parent Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. Except as contemplated by the Transaction Documentation or as described in Section 3.2 of the Parent’s Disclosure Schedules, there are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Parent is a party or which are binding upon the Parent providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Parent. Except as contemplated by the Transaction Documentation, there are no agreements to which the Parent is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Parent. There are no agreements among other parties, to which the Parent is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Parent. All of the issued and outstanding shares of the Parent Common Stock were issued in compliance with applicable federal and state securities laws. The Merger Shares to be issued at the Closing pursuant to Section 1.5 hereof, when issued and delivered in accordance with the terms hereof and of the Certificate of Merger, shall be duly and validly issued, fully paid and nonassessable and free of all preemptive rights and will be issued in compliance with applicable federal and state securities laws. At the Effective Time, but prior to giving effect to the issuance of the Merger Shares, there will be 154,810,655 shares of the Parent Common Stock issued and outstanding.

3.3 Authorization of Transaction. Each of the Parent and the Acquisition Subsidiary has all requisite power and authority to execute and deliver this Agreement to perform its obligations hereunder and thereunder. The execution and delivery by the Parent and the Acquisition Subsidiary of this Agreement and the agreements contemplated hereby and thereby (collectively, the “Transaction Documentation”), and the consummation by the Parent and the Acquisition Subsidiary of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Parent and the Acquisition Subsidiary, respectively. Each of the documents included in the Transaction Documentation has been duly and validly executed and delivered by the Parent or the Acquisition Subsidiary, as the case may be, and constitutes a valid and binding obligation of the Parent or the Acquisition Subsidiary, as the case may be, enforceable against them in accordance with its terms, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

23

3.4 Non-contravention. Subject to the filing of the Certificate of Merger as required by the DGCL, neither the execution and delivery by the Parent or the Acquisition Subsidiary, as the case may be, of this Agreement or the Transaction Documentation, nor the consummation by the Parent or the Acquisition Subsidiary, as the case may be, of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the organizational documents or bylaws of the Parent or the Acquisition Subsidiary, as the case may be, (b) require on the part of the Parent or the Acquisition Subsidiary, as the case may be, any filing with, or permit, authorization, consent or approval of, any Governmental Entity, other than required notification to FINRA, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Parent or the Acquisition Subsidiary, as the case may be, is a party or by which either is bound or to which any of their assets are subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not reasonably be expected to have a Parent Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which would not reasonably be expected to have a Parent Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby, (d) result in the imposition of any Security Interest upon any assets of the Parent or the Acquisition Subsidiary or (e) violate any Laws applicable to the Parent or the Acquisition Subsidiary or any of their properties or assets.

3.5 Subsidiaries.

(a) Other than as set forth in Section 3.5 of the Parent’s Disclosure Schedule, the Parent has no Subsidiaries other than the Acquisition Subsidiary. The Acquisition Subsidiary is an entity duly organized, validly existing and in corporate and tax good standing under the laws of the jurisdiction of its organization. The Acquisition Subsidiary was formed solely to effectuate the Merger, and has not conducted any business operations since its organization. The Parent has delivered or made available to the Company complete and accurate copies of the charter, bylaws or other organizational documents of the Acquisition Subsidiary. The Acquisition Subsidiary has no assets other than minimal paid-in capital, has no liabilities or other obligations, and is not in default under or in violation of any provision of its charter, bylaws or other organizational documents. All of the issued and outstanding shares of capital stock of the Acquisition Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All shares of the Acquisition Subsidiary are owned by the Parent free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Parent or the Acquisition Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of the Parent, the Acquisition Subsidiary (except as contemplated by this Agreement). There are no outstanding stock appreciation, phantom stock or similar rights with respect to the Acquisition Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of the Acquisition Subsidiary.

(b) At all times from August 1, 2023, through the date of this Agreement, the business and operations of the Parent have been conducted exclusively through the Parent.

(c) The Parent does not control directly or indirectly or have any direct or indirect participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association which is not a Subsidiary.

24

3.6 SEC Reports.

(a) The Parent has furnished or made available to the Company complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal year ended July 31, 2025, as filed with the SEC, which contained audited balance sheets of the Parent as of July 31, 2025 and 2024 and the related statements of operation, changes in shareholders’ equity and cash flows for the years then ended; (b) Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2025 and 2024, and (c) all other reports filed by the Parent under Section 13, subsections (a) or (c) of Section 14, or Section 15(d) of the Exchange Act with the SEC (such reports are collectively referred to herein as the “Parent Reports”). The Parent Reports constitute all of the documents required to be filed or furnished by the Parent with the SEC, including under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act, through the date of this Agreement. The Parent Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the staff of the SEC with respect to any of the Parent Reports. As of their respective dates, the Parent Reports, including any financial statements, schedules or exhibits included or incorporated by reference therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Parent Subsidiaries is required to file or furnish any forms, reports or other documents with the SEC.

(b) Other than as set forth in Section 3.6 of the Parent’s Disclosure Schedules, the Parent and each of its Subsidiaries has established and maintains a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (ii) that receipts and expenditures of the Parent and its Subsidiaries are being made only in accordance with authorizations of management and the Parent Board, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Parent’s and its Subsidiaries’ assets that could have a material effect on the Parent’s financial statements.

(c) Other than as set forth in Section 3.6 of the Parent’s Disclosure Schedules, the Parent’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to ensure that all information (both financial and non-financial) required to be disclosed by the Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Parent required under the Exchange Act with respect to such reports. The Parent has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date of this Agreement, to the Parent’s auditors and the audit committee of the Parent Board and on Section 3.6(c) of the Parent’s Disclosure Schedules (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that could adversely affect in any material respect the Parent’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Parent’s internal controls over financial reporting. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meaning assigned to them in Public Company Accounting Oversight Board Auditing Standard 2, as in effect on the date of this Agreement.

(d) Each of the principal executive officer and the principal financial officer of the Parent (or each former principal executive officer and each former principal financial officer of the Parent, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, the “Sarbanes-Oxley Act”) with respect to the Parent Reports, and the statements contained in such certifications are true and accurate in all material respects. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. Neither the Parent nor any of its Subsidiaries has outstanding (nor has arranged or modified since the enactment of the Sarbanes-Oxley Act) any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) to directors or executive officers (as defined in Rule 3b-7 under the Exchange Act) of the Parent or any of its Subsidiaries. The Parent is otherwise in compliance with all applicable provisions of the Sarbanes-Oxley Act, except for any non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

25

3.7 Compliance with Laws. From August 1, 2023 through the date hereof, each of the Parent and its Subsidiaries:

(a) and the conduct and operations of their respective businesses, are in compliance with each Law applicable to the Parent, any Parent Subsidiary or any of their properties or assets, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect except for late filings of reports required by the Exchange Act;

(b) has complied with all federal and state securities laws and regulations, including being current in all of its reporting obligations under such federal and state securities laws and regulations;

(c) has not, and the past and present officers, directors and Affiliates of the Parent have not, been the subject of, nor does any officer or director of the Parent have any reason to believe that the Parent or any of its officers, directors or Affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws;

(d) has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor has it been a party to any material litigation;

(e) has not, and the past and present officers, directors and Affiliates have not, been the subject of, nor does any officer or director of the Parent have any reason to believe that the Parent or any of its officers, directors or Affiliates will be the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person to the extent that such investigation or proceeding relates to the Parent or any Subsidiary.;

(f) does not and will not on the Closing, have any liabilities, contingent or otherwise, including but not limited to notes payable and accounts payable, and is not a party to any executory agreements; and

(g) is not a “blank check company” as such term is defined by Rule 419 of the Securities Act.

3.8 Financial Statements. The audited financial statements and unaudited interim financial statements of the Parent included in the Parent Reports (collectively, the “Parent Financial Statements”) (i) complied as to form in all material respects with applicable accounting requirements and, as appropriate, the published rules and regulations of the SEC with respect thereto when filed, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present in all material respects the financial condition, results of operations and cash flows of the Parent as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent in all material respects with the books and records of the Parent.

26

3.9 Absence of Certain Changes. Since the date of the balance sheet contained in the most recent Parent Report, (a) there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Parent Material Adverse Effect and (b) neither the Parent nor the Acquisition Subsidiary has taken any of the actions set forth in paragraphs (a) through (m) of Section 4.6.

3.10 Undisclosed Liabilities. Except as set forth in Section 3.10 of the Parent’s Disclosure Schedules, none of the Parent and its Subsidiaries has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the balance sheet contained in the most recent Parent Report, (b) liabilities which have arisen since the date of the balance sheet contained in the most recent Parent Report in the Ordinary Course of Business which do not exceed $50,000 in the aggregate and (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet, and liabilities related to this Agreement and related transactions.

3.11 Off-Balance Sheet Arrangements. Neither the Parent nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar contract or arrangement (including any contract or arrangement relating to any transaction or relationship between or among the Parent and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Parent or any of its Subsidiaries in the Parent’s or such Subsidiary’s published financial statements or other Parent Reports.

3.12 Tax Matters.

(a) Each of the Parent and its Subsidiaries has filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects. Neither the Parent nor any of its Subsidiaries is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which only the Parent and its Subsidiaries are or were members. Each of the Parent and its Subsidiaries has paid on a timely basis all Taxes that were due and payable. The unpaid Taxes of the Parent and its Subsidiaries for tax periods through the date of the balance sheet contained in the most recent Parent Report do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on such balance sheet. Neither the Parent nor any of its Subsidiaries has any actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Parent or any of its Subsidiaries during a prior period) other than the Parent and its Subsidiaries. All Taxes that the Parent or any of its Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

(b) The Parent has delivered or made available to the Company complete and accurate copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Parent or any of its Subsidiaries since 2020. No examination or audit of any Tax Return of the Parent or any of its Subsidiaries by any Governmental Entity is currently in progress or, to the knowledge of the Parent, threatened or contemplated. Neither the Parent nor any of its Subsidiaries has been informed by any jurisdiction that the jurisdiction believes that the Parent or its Subsidiaries was required to file any Tax Return that was not filed. Neither the Parent nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

27

(c) Neither the Parent nor any of its Subsidiaries: (i) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code; (ii) has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that may be treated as an “excess parachute payment” under Section 280G of the Code; (iii) has any actual or potential liability for any Taxes of any person (other than the Parent and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local or foreign law), or as a transferee or successor, by contract or otherwise; or (iv) is or has been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

(d) None of the assets of the Parent or any of its Subsidiaries: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code; (ii) is “tax-exempt use property” within the meaning of Section 168(h) of the Code; or (iii) directly or indirectly secures any debt the interest of which is tax exempt under Section 103(a) of the Code.

(e) Neither the Parent nor any of its Subsidiaries has undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code.

(f) No state or federal “net operating loss” of the Parent determined as of the Closing Date is subject to limitation on its use pursuant to Section 382 of the Code or comparable provisions of state law as a result of any “ownership change” within the meaning of Section 382(g) of the Code or comparable provisions of any state law occurring prior to the Closing Date.

3.13 Assets. Neither the Parent nor the Acquisition Subsidiary conduct any business or owns or leases or any tangible assets. No asset of the Parent or the Acquisition Subsidiary (tangible or intangible) is subject to any Security Interest.

3.14 Owned Real Property. Neither the Parent nor any of its Subsidiaries owns any real property.

3.15 Real Property Leases. Neither the Parent nor any Subsidiary is a part to any real property leases.

3.16 Contracts

(a) Section 3.16 of the Parent’s Disclosure Schedule lists all of the agreements (written or oral) to which the Parent or any of its Subsidiaries is a party as of the date of this Agreement, including without limitation:

(i) any agreement (or group of related agreements) for the lease of personal property from or to third parties;

(ii) any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services;

(iii) any agreement establishing a partnership or joint venture;

28

(iv) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

(v) any agreement that purports to limit in any material respect the right of the Parent to engage in any line of business, or to compete with any person or operate in any geographical location;

(vi) any employment or consulting agreement;

(vii) any agreement involving any current or former officer, director or stockholder of the Parent or any Affiliate thereof;

(viii) any agreement under which the consequences of a default or termination would reasonably be expected to have a Parent Material Adverse Effect;

(ix) any agreement which contains any provisions requiring the Parent or any of its Subsidiaries to indemnify any other party thereto (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business);

(x) any agreement, other than as contemplated by this Agreement, relating to the sales of securities of the Parent or any of its Subsidiaries to which the Parent or such Subsidiary is a party.

(b) The Parent has delivered or made available to the Company a complete and accurate copy of each agreement listed in Section 3.16 of the Parent’s Disclosure Schedule. With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable and in full force and effect; (ii) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither the Parent nor any of its Subsidiaries nor, to the knowledge of the Parent, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Parent, is threatened, which, after the giving of notice, with lapse of time or otherwise, would constitute a breach or default by the Parent or any of its Subsidiaries or, to the knowledge of the Parent, any other party under such contract.

3.17 Accounts Receivable. The Parent and its Subsidiaries have no accounts receivables.

3.18 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Parent or any of its Subsidiaries.

3.19 Insurance. Section 3.19 of the Parent’s Disclosure Schedules lists each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Parent or any of its Subsidiaries is a party. Such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Parent and its Subsidiaries. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, neither the Parent nor any of its Subsidiaries may be liable for retroactive premiums or similar payments, and the Parent and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies. The Parent has no knowledge of any threatened termination of, or material premium increase with respect to, any such policy. Each such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing.

29

3.20 Warranties. Since May 3, 2019, the Parent has not sold any services or products.

3.21 Litigation. As of the date of this Agreement, there is no Legal Proceeding which is pending or, to the Parent’s knowledge, threatened against the Parent or any Subsidiary of the Parent which, if determined adversely to the Parent or such Subsidiary, could have, individually or in the aggregate, a Parent Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement. For purposes of this Section 3.10, any such pending or threatened Legal Proceedings where the amount at issue exceeds or could reasonably be expected to exceed the lesser of $50,000 per Legal Proceeding or $250,000 in the aggregate shall be considered to possibly result in a Parent Material Adverse Effect hereunder.

3.22 Employees.

(a) The Parent and the Parent Subsidiaries currently have no employees, and have not have not had any employees since 2019.

(b) Neither the Parent nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, nor have any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Parent has no knowledge of any organizational effort made or threatened, either currently or since the date of organization of the Parent, by or on behalf of any labor union with respect to employees of the Parent or any of its Subsidiaries.

3.23 Employee Benefits. Neither the Parent nor any of its Subsidiaries or ERISA Affiliates maintains, sponsors or contributes to or in the past has maintained, sponsored or contributed to any Employee Benefit Plan or multiemployer plan (as defined in Section 4001(a)(3) of ERISA).

3.24 Environmental Matters.

(a) Each of the Parent and its Subsidiaries has complied with all applicable Environmental Laws, except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. There is no pending or, to the knowledge of the Parent, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Parent or any of its Subsidiaries, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b) Set forth in Section 3.24(b) of the Parent’s Disclosure Schedules is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Parent or any of its Subsidiaries (whether conducted by or on behalf of the Parent or its Subsidiaries or a third party, and whether done at the initiative of the Parent or any of its Subsidiaries or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which the Parent has possession of or access to. A complete and accurate copy of each such document has been provided to the Company.

30

(c) The Parent is not aware of any material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Parent or any of its Subsidiaries.

3.25 Permits. Section 3.25 of the Parent’s Disclosure Schedules sets forth a list of all authorizations, approvals, clearances, permits, licenses, registrations, certificates, orders, approvals or exemptions from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) (“Parent Permits”) issued to or held by the Parent or any of its Subsidiaries. Such listed permits are the only Parent Permits that are required for the Parent and any of its Subsidiaries to conduct their respective businesses as presently conducted except for those the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. Each such Parent Permit is in full force and effect and, to the knowledge of the Parent, no suspension or cancellation of such Parent Permit is threatened and there is no basis for believing that such Parent Permit will not be renewable upon expiration. Each such Parent Permit will continue in full force and effect immediately following the Closing.

3.26 Certain Business Relationships with Affiliates. No Affiliate of the Parent or of any of its Subsidiaries (a) owns any property or right, tangible or intangible, which is used in the business of the Parent or any of its Subsidiaries, and except as disclosed on Section 3.26 of the Parent’s Disclosure Schedules (b) has any claim or cause of action against the Parent or any of its Subsidiaries, or (c) owes any money to, or is owed any money by, the Parent or any of its Subsidiaries. Section 3.26 of the Parent’s Disclosure Schedules describes any transactions involving the receipt or payment in excess of $120,000 in any fiscal year between the Parent or any of its Subsidiaries and any Affiliate thereof which have occurred or existed since the beginning of the time period covered by the Parent Financial Statements.

3.27 Tax-Free Reorganization.

(a) The Merger will be consummated in compliance with the material terms of this Agreement and none of the material terms and conditions in this Agreement will be waived or modified by the Parent or the Acquisition Subsidiary.

(b) The Conversion Ratio was negotiated through arm’s length bargaining and, accordingly, the fair market value of the Parent Common Stock to be received by the Company Stockholders in the Merger will be approximately equal to the fair market value of the Company Common Stock surrendered by such the Company Stockholders in the Merger.

(c) Other than as set forth on Schedule 3.27 of the Parent’s Disclosure Schedule, neither the Parent nor any “related person” with respect to the Parent within the meaning of Treasury Regulation section 1.368-1(e)(4): (i) has purchased or will purchase any Company Common Stock with consideration other than the Parent Common Stock or has furnished cash or other property directly or indirectly in connection with redemptions of Company Common Stock or distributions by the Company to the Company Stockholders, in connection with or in contemplation of the Merger, or (ii) has any present plan or intention to reacquire any of the Merger Shares.

(d) Each of the Parent and the Acquisition Subsidiary will pay its respective expenses incurred in connection with the Merger and neither the Parent nor the Acquisition Subsidiary will pay any of the expenses of the Company Stockholders incurred in connection with the Merger.

31

(e) There is no inter-corporate indebtedness existing between the Parent and the Company or between the Acquisition Subsidiary and the Company that was issued, acquired or will be settled at a discount.

(f) Neither the Parent nor the Acquisition Subsidiary is or will be under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code.

(g) On the date of the Merger, the fair market value of the assets of the Company will exceed the sum of its liabilities (including any liabilities to which such assets are subject).

(h) None of the compensation received by any stockholder-employee of the Company pursuant to any employment, consulting or similar agreement is or will be separate consideration for, or allocable to, any of his or her Company Common Stock. None of the Merger Shares received by any stockholder-employee of the Company pursuant to the Merger (other than any such shares received in connection with the termination in the Merger of certain stock options to purchase the Company Common Stock) are or will be separate consideration for, or allocable to, any such employment, consulting or similar arrangement. The compensation paid to any stockholder-employee of the Company pursuant to such employment, consulting or similar agreement is or will be for service actually rendered and will be commensurate with amounts paid to third parties bargaining at arm’s length for such services.

(i) The Parent (i) is not an “investment company” as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code; (ii) has no present plan or intention to liquidate the Surviving Corporation or to merge the Surviving Corporation with or into any other corporation or entity, or to sell or otherwise dispose of the stock of the Surviving Corporation which the Parent will acquire in the Merger, or to cause the Surviving Corporation to sell or otherwise dispose of its assets, all except in the ordinary course of business or if such liquidation, merger or disposition is described in Section 368(a)(2)(C) or Treasury Regulation Section 1.368-2(d)(4) or Section 1.368-2(k); and (iii) has no present plan or intention, following the Merger, to issue any additional shares of stock of the Surviving Corporation or to create any new class of stock of the Surviving Corporation.

(j) The Acquisition Subsidiary is a wholly-owned subsidiary of the Parent, formed solely for the purpose of engaging in the Merger, and will carry on no business prior to the Merger.

(k) Immediately prior to the Merger, the Parent will be in control of Acquisition Subsidiary within the meaning of Section 368(c) of the Code.

(l) Immediately following the Merger, the Surviving Corporation will hold at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by the Company immediately prior to the Merger (for purposes of this representation, amounts used by the Company to pay reorganization expenses, if any, will be included as assets of the Company held immediately prior to the Merger).

(m) The Acquisition Subsidiary will have no liabilities assumed by the Surviving Corporation and will not transfer to the Surviving Corporation any assets subject to liabilities in the Merger.

(n) Following the Merger, the Surviving Corporation will continue the Company’s historic business or use a significant portion of the Company’s historic business assets in a business as required by Section 368 of the Code and the Treasury Regulations promulgated thereunder.

32

3.28 Brokers’ Fees. Other than as set forth in Section 3.28 of the Parent’s Disclosure Schedules, neither the Parent nor any of its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

3.29 Disclosure. No representation or warranty by the Parent or the Acquisition Subsidiary contained in this Agreement, and no statement contained in the any document, certificate or other instrument delivered or to be delivered by or on behalf of the Parent or the Acquisition Subsidiary pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Parent has disclosed to the Company all material information relating to the Parent or any of its Subsidiaries or the transactions contemplated by this Agreement.

3.30 Interested Party Transactions. To the knowledge of the Parent, no officer, director or stockholder of the Parent or any “affiliate” (as such term is defined in Rule 12b-2 under the Exchange Act) or “associate” (as such term is defined in Rule 405 under the Securities Act) of any such person currently has or has had, either directly or indirectly, (a) an interest in any person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Parent or any of its Subsidiaries or (ii) purchases from or sells or furnishes to the Parent or any of its Subsidiaries any goods or services, or (b) a beneficial interest in any contract or agreement to which the Parent or any of its Subsidiaries is a party or by which it may be bound or affected. Neither the Parent nor any of its Subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Parent or any of its Subsidiaries.

3.31 Indebtedness. Section 3.31 of the Parent’s Disclosure Schedule sets forth the principal amount of all of the outstanding Indebtedness of the Parent as of the date of this Agreement.

3.32 Accountants. Weinberg & Company, P.A. (the “Parent Auditor”) is and has been throughout the periods covered by the financial statements of the Parent for the most recently completed fiscal year and through the date hereof (a) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002), (b) “independent” with respect to the Parent within the meaning of Regulation S-X and (c) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the SEC and the Public Company Accounting Oversight Board. Schedule 3.32 of the Parent’s Disclosure Schedules lists all non-audit services performed by Parent Auditor for the Parent and/or any of its Subsidiaries. Except as set forth on Section 3.32 of the Parent’s Disclosure Schedules, the report of the Parent Auditor on the financial statements of the Parent for the past fiscal year did not contain an adverse opinion or a disclaimer of opinion, or was qualified as to uncertainty, audit scope, or accounting principles, although it did express uncertainty as to the Parent’s ability to continue as a going concern. During the Parent’s most recent fiscal year and the subsequent interim periods, there were no disagreements with the Parent Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. None of the reportable events listed in Item 304(a)(1)(iv) or (v) of Regulation S-K occurred with respect to the Parent Auditor.

3.33 Minute Books. The minute books and other similar records of the Parent and each of its Subsidiaries contain, in all material respects, complete and accurate records of all actions taken at any meetings of directors (or committees thereof) and stockholders or actions by written consent in lieu of the holding of any such meetings since the time of organization of each such corporation through the date of this Agreement. The Parent has provided true and complete copies of all such minute books and other similar records to the Company’s representatives.

33

3.34 Board Action. The Parent Board (a) has unanimously determined that the Merger is advisable and in the best interests of the Parent’s stockholders and is on terms that are fair to such Parent stockholders, (b) has caused the Parent, in its capacity as the sole stockholder of the Acquisition Subsidiary, and the Board of Directors of the Acquisition Subsidiary, to approve the Merger and this Agreement by unanimous written consent, (c) adopted this Agreement in accordance with the provisions of the DGCL, and (d) such Parent stockholder approval required for the Uplisting to a national stock exchange.

ARTICLE IV
COVENANTS

4.1 Closing Efforts. Each of the Parties shall use its best efforts, to the extent commercially reasonable in light of the circumstances (“Reasonable Best Efforts”), to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including without limitation using its Reasonable Best Efforts to ensure that (i) its representations and warranties remain true and correct in all material respects through the Closing Date and (ii) the conditions to the obligations of the other Parties to consummate the Merger are satisfied. Notwithstanding the foregoing, in no event shall either Party be required to spend a significant amount of money to satisfy the Reasonable Best Efforts Requirement.

4.2 Governmental and Third-Party Notices and Consents.

(a) Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable Laws in connection with the consummation of the transactions contemplated by this Agreement.

(b) The Company shall use its Reasonable Best Efforts to obtain, at its expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, as are required to be listed in Section 2.4 of the Company’s Disclosure Schedule.

(c) The Parent shall use its Reasonable Best Efforts to obtain, at its expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, as are required to be listed in Section 3.25 of the Parent’s Disclosure Schedules.

4.3 Super 8-K. The Company will prepare, with input from the Parent, a Current Report on Form 8-K relating to this Agreement and the transactions contemplated hereby, which will include the “Form 10 information” required by Items 2.01(f) and 5.01(a)(8) of Form 8-K and the financial statements required thereby (the “Super 8-K”), and the Post-Merger Parent will file the Super 8-K with the SEC within four (4) Business Days after the Closing Date.

4.4 Operation of Company Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time (the “Pre-Closing Period”), the Company shall conduct its operations in the Ordinary Course of Business and in material compliance with all Laws applicable to the Company or any of its properties or assets and, to the extent consistent therewith, use its Reasonable Best Efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Effective Time, the Company shall not without the written consent of the Parent (which shall not be unreasonably withheld or delayed) and except as contemplated by this Agreement:

(a) Except as contemplated by this Agreement, issue or sell, or redeem or repurchase, any stock or other securities of the Company or any warrants, options or other rights to acquire any such stock or other securities (except pursuant to the conversion or exercise of outstanding convertible securities or the Company Options or the Company Warrants outstanding on the date hereof), or amend any of the terms of (including without limitation the vesting of) any such convertible securities or options or warrants;

34

(b) except as contemplated by this Agreement split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

(c) create, incur or assume any indebtedness for borrowed money (excluding obligations in respect of capital leases) except in the Ordinary Course of Business or in connection with the transactions contemplated by this Agreement; assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

(d) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement or (except for normal increases in the Ordinary Course of Business for employees who are not Affiliates) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any bonus or other benefit to its directors, officers or employees;

(e) acquire, sell, lease, license or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any corporation, partnership, association or other business organization or division thereof), other than purchases and sales of assets in the Ordinary Course of Business;

(f) mortgage or pledge any of its property or assets (including without limitation any shares or other equity interests in or securities of any corporation, partnership, association or other business organization or division thereof), or subject any such property or assets to any Security Interest;

(g) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

(h) amend its charter, by-laws or other organizational documents;

(i) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

(j) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement;

(k) institute or settle any Legal Proceeding;

(l) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue in any material respect or (ii) any of the conditions to the Merger set forth in Article V not being satisfied; or

(m) agree in writing or otherwise to take any of the foregoing actions.

35

4.5 Access to Company Information.

(a) The Company shall permit representatives of the Parent to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company.

(b) The Parent and each of its Subsidiaries (i) shall treat and hold as confidential any Company Confidential Information (as defined below), (ii) shall not use any of the Company Confidential Information except in connection with this Agreement, and (iii) if this Agreement is terminated for any reason whatsoever, shall return to the Company all tangible embodiments (and all copies) thereof which are in its possession. For purposes of this Agreement, “Company Confidential Information” means any information of the Company that is furnished to the Parent or any of its Subsidiaries by the Company in connection with this Agreement; provided, however, that it shall not include any information (A) which, at the time of disclosure, is available publicly other than as a result of non-permitted disclosure by the Parent, any of its Subsidiaries or their respective directors, officers, or employees, (B) which, after disclosure, becomes available publicly through no fault of the Parent, any of its Subsidiaries or their respective directors, officers, or employees, (C) which the Parent or any of its Subsidiaries knew or to which the Parent or any of its Subsidiaries had access prior to disclosure, provided that the source of such information is not known by the Parent or any of its Subsidiaries to be bound by a confidentiality obligation to the Company, or (D) which the Parent or any of its Subsidiaries rightfully obtains from a source other than the Company, provided that the source of such information is not known by the Parent or any of its Subsidiaries to be bound by a confidentiality obligation to the Company.

4.6 Operation of the Parent Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the earlier of Effective Time and the Termination Date, if any, the Parent shall (and shall cause each of its Subsidiaries to) not conduct any business and act in material compliance with all Laws applicable to the Parent, any Parent Subsidiary or any of their properties or assets and, to the extent consistent therewith, use its Reasonable Best Efforts to preserve intact its current business organization, keep available the services of its current officers to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Effective Time, the Parent shall not (and shall cause each of its Subsidiaries not to), without the written consent of the Company:

(a) Other than in connection with the Public Offering, issue or sell, or redeem or repurchase, any stock or other securities of the Parent or any rights, warrants or options to acquire any such stock or other securities, except as contemplated by, and in connection with, the Merger;

(b) split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; provided, however, the Parent shall be entitled to effect a reverse stock split with the consent of the Company (the “Reverse Stock Split”);

(c) create, incur or assume any indebtedness (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity provided that the Parent may restructure its current notes payable to make them convertible into the Parent Common Stock immediately following the consummation of the Public Offering;

36

(d) enter into, adopt or amend any benefit plan or any employment or severance agreement or arrangement or increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any bonus or other benefit to its directors, officers or employees, except the adoption of the Parent Equity Plan and entry into the Executive Employment Agreements (as defined below);

(e) acquire, sell, lease, license or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any Subsidiary of the Parent or any corporation, partnership, association or other business organization or division thereof);

(f) mortgage or pledge any of its property or assets or subject any such property or assets to any Security Interest;

(g) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

(h) amend its charter, by-laws or other organizational documents (except as contemplated hereby);

(i) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

(j) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any contract or agreement;

(k) institute or settle any Legal Proceeding;

(l) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Parent and/or the Acquisition Subsidiary set forth in this Agreement becoming untrue in any material respect or (ii) any of the conditions to the Merger set forth in Article V not being satisfied; or

(m) agree in writing or otherwise to take any of the foregoing actions.

4.7 Access to Parent Information.

(a) The Parent shall (and shall cause the Acquisition Subsidiary to) permit representatives of the Company to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Parent and the Acquisition Subsidiary) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel of or pertaining to the Parent and the Acquisition Subsidiary.

(b) The Company (i) shall treat and hold as confidential any Parent Confidential Information (as defined below), (ii) shall not use any of the Parent Confidential Information except in connection with this Agreement, and (iii) if this Agreement is terminated for any reason whatsoever, shall return to the Parent all tangible embodiments (and all copies) thereof which are in its possession. For purposes of this Agreement, “Parent Confidential Information” means any information of the Parent or any Parent Subsidiary that is furnished to the Company by the Parent or its Subsidiaries in connection with this Agreement; provided, however, that it shall not include any information (A) which, at the time of disclosure, is available publicly other than as a result of non-permitted disclosure by the Company or its respective directors, officers, or employees, (B) which, after disclosure, becomes available publicly through no fault of the Company or their respective directors, officers, or employees, (C) which the Company knew or to which the Company had access prior to disclosure, provided that the source of such information is not known by the Company to be bound by a confidentiality obligation to the Parent or any Subsidiary of the Parent or (D) which the Company rightfully obtains from a source other than the Parent or a Subsidiary of the Parent, provided that the source of such information is not known by the Company to be bound by a confidentiality obligation to the Parent or any Subsidiary of the Parent.

37

4.8 Expenses. Each of the Parent and the Company will pay its respective expenses incurred in connection with the Merger Agreement and the Merger and for its company maintenance and operations during the Pre-Closing Period (including reasonable legal fees, accounting fees, etc.). The Company will pay all expenses incurred specifically in connection with the Public Offering and Uplisting (including the Nasdaq listing fee, SEC registration fee, Edgar filing fees, and FINRA filing fee).

4.9 D&O Insurance. Prior to the Closing, the Company will procure a commercially reasonable D&O and “tail” insurance policy that is acceptable to the Parent and its officers and directors (the “D&O Tail Policy”) with respect to liability insurance for the pre-Closing officers and directors of the Parent (acting in their respective capacities as such) in connection with liabilities arising during, or occurring or attributable to, the period at or prior to the Closing (including, without limitation, in connection with the Public Offering), in each case, with a claims period of at least six (6) years after the Closing Date.

4.10 Quotation of Merger Shares and Uplisting. The Parent and the Company shall take whatever steps are necessary to cause the Parent Common Stock including the Merger Shares to be eligible for quotation on any national securities exchange operated by the Nasdaq Stock Market LLC or the New York Stock Exchange.

4.11 Name, Trading Symbol and Fiscal Year Change. The Parent shall take all necessary steps to enable it to change its corporate name and stock trading symbol to such name and stock trading symbol as are agreeable to the Company as of the Effective Time, if the Parent has not already done so prior to the Effective Time. The Parent shall change its fiscal year end to December 31 on or promptly after the Effective Date, if so requested by the Company.

4.12 Parent Board; Amendment of Charter Documents. The Parent shall take such actions as are necessary (a) to authorize the Parent Board to reconstitute to comply with the initial listing requirements of Nasdaq, the NYSE, the NYSE American, or other national securities exchange, and (b) to amend its articles of incorporation and bylaws in a manner satisfactory to the Company.

4.13 The Parent Equity Plan; Employment Agreements. Prior to or as of the Effective Time, (a) the Parent Board and stockholders of the Parent shall adopt the Parent Equity Plan in form and substance acceptable to the Company (“Parent Equity Plan”) reserving for issuance such number of shares of the Parent Common Stock as are sufficient for equity awards to be made thereunder and (b) the Parent shall assume any employment agreements with each member of the Company’s senior management in the form and substance acceptable to the Parties and such individuals (the “Executive Employment Agreements”).

38

4.14 Information Provided to Stockholders. The Company shall prepare, with the cooperation of the Parent, information to be sent to the holders of shares of the Company Common Stock in connection with receiving their approval of the Merger, this Agreement and related transactions, and the Parent shall prepare, with the cooperation of the Company, information to be sent to the holders of shares of the Parent Common Stock in connection with receiving their approval of the Merger, this Agreement and related transactions. The Parent and the Company shall each use Reasonable Best Efforts to cause information provided to such party’s stockholders to comply with applicable federal and state securities laws requirements. Each of the Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the information sent, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other’s counsel and auditors in the preparation of the information to be sent to the stockholders of each party. The Company will promptly advise the Parent, and the Parent will promptly advise the Company, in writing if at any time prior to the Effective Time either the Company or the Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the information sent in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable Law. The information sent by the Company shall contain the recommendation of the Company Board that the holders of shares of Company Common Stock approve the Merger and this Agreement and the conclusion of the Company Board that the terms and conditions of the Merger are advisable and fair and in the best interests of the Company and such holders. The information sent by the Parent shall contain the recommendation of the Parent Board that the holders of shares of the Parent Common Stock approve such matters that are required to be approved by the Parent stockholders in connection with the Uplisting. Anything to the contrary contained herein notwithstanding, neither the Company nor the Parent shall include in the information sent to its stockholders any information with respect to the other party or its affiliates or associates, the form and content of which information shall not have been approved by such party in its reasonable discretion prior to such inclusion.

4.15 No Registration. Except as otherwise set forth herein, during the Pre-Closing Period the Parent (a) shall not register, nor shall it take any action to facilitate registration of, under the Securities Act, any shares of the Parent Common Stock., and (b) shall use its Reasonable Best Efforts to cancel any agreements, understandings or undertakings to register securities under the federal securities laws, which agreements, understandings or undertakings might otherwise survive the Closing. For avoidance of doubt, the Parent and Post-Merger Parent (as applicable) may register (a) the Merger Shares under the Form S-4 Registration Statement and Resale Registration Statement (as further set forth in Sections 4.17 and 4.18 below, respectively), and (b) any securities of the Parent offered in connection with the Public Offering (as further set forth in Section 4.16 below).

4.16 Underwritten Public Offering and Uplisting. The Parent and the Company shall each use its Reasonable Best Efforts to consummate for the Post-Merger Parent (a) an underwriting public offering of $40.0 million (the “Public Offering”) and (b) a corresponding uplisting to Nasdaq, the NYSE, the NYSE American, or other national securities exchange (the “Uplisting”). For the avoidance of doubt, the Company will prepare, with input from the Parent, any Registration Statement, listing application for Nasdaq, the NYSE, the NYSE American, or other national securities exchange, and other documentation related to the Public Offering and Uplisting.

4.17 Form S-4 Registration Statement. As soon as practicable after the signing of this Agreement, the Company will prepare, with input from the Parent, and the Parent will file a Registration Statement on Form S-4 (the “Form S-4 Registration Statement”) with the SEC to register the Merger Shares (other than any Merger Shares that are not permitted to be registered on Form S-4 pursuant to applicable Law) and provide the Parent’s stockholders with necessary details to vote on the Merger, and each of the Parties shall use its Reasonable Best Efforts to have such Form S-4 Registration Statement declared effective as soon as practicable after the filing thereof.

4.18 Resale Registration Statement. Within sixty (60) days after the Effective Time, the Post-Merger Parent shall prepare and file a Registration Statement on Form S-1, or a Registration Statement on Form S-3, if the Post-Merger Parent is then eligible to use a Form S-3 (in either case, a “Resale Registration Statement”), with the SEC to register the resale of all the Merger Shares that were not issued pursuant to the Form S-4 Registration Statement or are held by affiliates of the Post-Merger Parent, and the Post-Merger Parent shall use Reasonable Best Efforts to have such Resale Registration Statement declared effective as soon as practicable after the filing thereof.

39

4.19 Parent Exchange Act Reports. So long as any Merger Shares remain outstanding, Parent shall timely file all Exchange Act reports and take actions reasonably requested by holders of Merger Shares to enable resales under Rule 144.

4.20 No Shop. From the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, (a) neither Party shall, nor permit any of their Affiliates, directors, officers or employees to, and shall use commercially reasonable efforts to cause their Representatives not to, directly or indirectly, (i) discuss, encourage, negotiate, undertake, initiate, authorize, recommend, propose or enter into, whether as the proposed surviving, merged, acquiring or acquired corporation or otherwise, any transaction involving a merger, consolidation, business combination, recapitalization, purchase or disposition of any material amount of the assets of such Party or any material amount of the capital stock or other ownership interests of such (an “Acquisition Transaction”), (ii) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction, (iii) furnish or cause to be furnished, to any Person, any information concerning the business, operations, properties or assets of such Party in connection with an Acquisition Transaction, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing, and (b) each Party will notify the other Party orally and in writing promptly (but in no event later than one (1) Business Day) after receipt by such Party, or any of the Representatives thereof, of any proposal or offer from any Person to effect an Acquisition Transaction or any request for non-public information relating to such Party or for access to the properties, books or records of such Party by any Person in connection with an Acquisition Transaction.

4.21 Parent Series B Preferred Stock. Prior to the Effective Time, the Parties will address the treatment of the Parent’s Series B Preferred Stock to the mutual satisfaction of the Parties.

ARTICLE V
CONDITIONS TO CONSUMMATION OF MERGER

5.1 Conditions to Each Party’s Obligations. The respective obligations of each Party to consummate the Merger are subject to the satisfaction of the following conditions:

(a) each Party shall have completed its due diligence in a manner satisfactory to such Party;

(b) the Reverse Stock Split shall have been approved by the Parent’s stockholders and FINRA and shall have become effective;

(c) the Form S-4 Registration Statement shall have been declared effective by the SEC;

(d) the Uplisting shall have been approved by Nasdaq, the NYSE, the NYSE American, Capital Market, or other applicable national securities exchange on which the Parties have applied for listing of the Post-Merger Parent;

(e) the Public Offering shall be ready for consummation immediately prior to or at the Effective Time;

(f) Simultaneously with the Effective Time, approximately $500,000 (plus accrued interest) of the Parent’s outstanding indebtedness owed to Dr. Phillip Frost or an Affiliate of Dr. Frost (which includes $150,000 owed to Dr. Jane Hsiao) shall have been converted into shares of Parent Common Stock at a conversion price equal to Fair Market Value, with the any shares issued in connection with such conversion to be included in the Parent Stockholders’ 4.5% equity ownership in the Parent as of the Effective Time; and,

40

(g) Immediately following the Effective Time, the remaining approximately $300,000 (plus accrued interest) of indebtedness owed to Dr. Frost or his Affiliate shall have been repaid.

5.2 Conditions to the Obligations of the Parent and the Acquisition Subsidiary. The obligation of each of the Parent and the Acquisition Subsidiary to consummate the Merger is subject to the satisfaction (or waiver by the Parent) of the following additional conditions:

(a) the Company shall have obtained (and shall have provided copies thereof to the Parent) the written consents of (i) all of the members of its Board of Directors, (ii) the Company Stockholders holding shares of the Company Common Stock representing a majority of the voting power outstanding shares of the Company Common Stock and Company Preferred Stock entitled to vote on this Agreement and the Merger, to approve the execution, delivery and performance by the Company of this Agreement and the other Transaction Documentation to which it is a Party, in form and substance satisfactory to the Parent;

(b) the number of Dissenting Shares shall not exceed 10% of the voting power of outstanding shares of the Company Common Stock and preferred stock as of the Effective Time;

(c) the Company shall have obtained (and shall have provided copies thereof to the Parent) all other waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2 which are required on the part of the Company, except such waivers, permits, consents, approvals or other authorizations the failure of which to obtain or effect does not, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(d) the representations and warranties of the Company set forth in this Agreement (when read without regard to any qualification as to materiality or Company Material Adverse Effect contained therein) shall be true and correct as of the date of this Agreement and shall be true and correct as of the Effective Time as though made as of the Effective Time (provided, however, that to the extent such representation and warranty expressly relates to an earlier date, such representation and warranty shall be true and correct as of such earlier date), except for any untrue or incorrect representations and warranties that, individually or in the aggregate, do not would reasonably be expected to have a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(e) the Company shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time, except for such non-performance or non-compliance as would not reasonably be expected to have a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(f) no Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

41

(g) the Company shall have delivered to the Parent and the Acquisition Subsidiary a certificate (the “Company Certificate”) to the effect that each of the conditions specified in clauses (a) of Section 5.1 and clauses (a) through (e) (insofar as clause (e) relates to Legal Proceedings involving the Company) of this Section 5.2 is satisfied in all respects, and covering such other matters as the Parent shall reasonably request;

(h) each of the individuals agreed upon by the Parties shall have executed and delivered to the Parent a Lock-Up Agreement in the form mutually acceptable to the Parties and such individuals;

(i) the Company shall have delivered to the Parent the Company Audited Financial Statements, which are compliant with applicable SEC regulations for inclusion under Item 2.01(f) and/or 5.01(a)(8) of Form 8-K;

(j) no Company Material Adverse Effect shall have occurred; and

(k) the D&O Title Policy shall have been obtained; and

(l) the Parent shall have received from Lucosky Brookman, LLP, counsel to the Company, a legal opinion addressed to the Parent and dated as of the Closing Date, in form and substance mutually agreed upon by the Parties’ respective legal counsel.

5.3 Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions:

(a) the Parent shall have obtained (and shall have provided copies thereof to the Company) the written consents of (i) all of the members of its the Parent Board, (ii) all of the sole members of the Board of Directors of the Acquisition Subsidiary, (iii) the sole stockholder of Acquisition Subsidiary, and (iv) holders of more than 50% of the Parent Common Stock outstanding immediately prior to the Effective Time, in each case to the execution, delivery and performance by the each such entity of this Agreement and/or the other Transaction Documentation to which each such entity a party, in form and substance satisfactory to the Company;

(b) the Parent shall have obtained (and shall have provided copies thereof to the Company) all of the other waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2 which are required on the part of the Parent or any of its Subsidiaries, except for waivers, permits, consents, approvals or other authorizations the failure of which to obtain or effect does not, individually or in the aggregate, have a Parent Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(c) the representations and warranties of the Parent set forth in this Agreement (when read without regard to any qualification as to materiality or Parent Material Adverse Effect contained therein) shall be true and correct as of the date of this Agreement and shall be true and correct as of the Effective Time as though made as of the Effective Time (provided, however, that to the extent such representation and warranty expressly relates to an earlier date, such representation and warranty shall be true and correct as of such earlier date), except for any untrue or incorrect representations and warranties that, individually or in the aggregate, do not may reasonably be expected to have a Parent Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

42

(d) each of the Parent and the Acquisition Subsidiary shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time, except for such non-performance or non-compliance as may not reasonably be expected to have a Parent Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(e) no Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

(f) the Parent Board of Directors of the Parent shall have adopted, and the stockholders of the Parent shall have approved, the Parent Equity Plan and approved the issuance of the Parent Options;

(g) the Parent shall have delivered to the Company a certificate (the “Parent Certificate”) to the effect that each of the conditions specified in clauses (a) of Section 5.1 and clauses (a) through (f) (insofar as clause (e) relates to Legal Proceedings involving the Parent or the Acquisition Subsidiary) of this Section 5.3 is satisfied in all respects, and covering such other matters as the Company shall reasonably request;

(h) the Company shall have received a certificate of the Parent’s transfer agent and registrar certifying that as of the Closing Date there are 154,810,655 shares (pre-Reverse Stock Split) of the Parent Common Stock issued and outstanding;

(i) the Parent shall have delivered to the Company (i) evidence of the resignations of all individuals who served as directors and/or officers of the Parent immediately prior to the Effective Time, which resignations shall be effective as of the Effective Time, (ii) evidence of the appointment of new directors and officers for the Parent as set forth in Section 1.3(d) hereof.

(j) the Company shall have received from Nason, Yeager, Gerson, Harris & Fumero, P.A., counsel to the Parent and the Acquisition Subsidiary, a legal opinion addressed to the Company and dated as of the Closing Date, in form and substance mutually agreed upon by the Parties’ respective legal counsel;

(k) no Parent Material Adverse Effect shall have occurred;

(l) the Parent Common Stock will be DTC-eligible and DTC will not have placed a “freeze” or a “chill” on the Parent Common Stock; and

(m) The Parent shall have no debt other than the approximately $800,000 (plus accrued interest) owed to an Affiliate of Dr. Phillip Frost’s Affiliate, which will have been either converted to Parent Common Stock pursuant to Section 5.1(f) hereof, or repaid pursuant to Section 5.1(g) hereof.

Article vi
SURVIVAL OF REPRESENTATIONS AND WARRANTIES

6.1 Survival of Representations and Warranties. All representations and warranties contained in this Agreement, the Company Certificate or the Parent Certificate shall not survive the Closing.

43

ARTICLE VII
DEFINITIONS

For purposes of this Agreement, each of the following capitalized defined terms is defined in this Section or the Section of this Agreement indicated below.

“Acquisition Transaction” has the meaning set forth in Section 4.21.

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Acquisition Subsidiary” has the meaning set forth in the Preamble.

“Agreement” has the meaning set forth in the Preamble.

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977 or any other applicable Law concerning anti-bribery, anti-corruption, illegal payments, or gratuities, including the provisions of all anti-corruption and anti-bribery Laws of each jurisdiction in which the Company, the Parent, or any Company or Parent Subsidiary operates or has operated or in which any Person acting on behalf thereof is conducting or has conducted business.

“Anti-Money Laundering Laws” has the meaning set forth in Section 2.6(k).

“Business Day” has the meaning set forth in Section 1.2.

“Cause” means termination by Parent for one (or more) of the following reasons: (i) any willful act of theft, dishonesty, misconduct, or falsification of any employment or company records by the employee that has a material adverse effect upon the Company; (ii) willful and improper disclosure of the company’s confidential or proprietary information by the employee that has a material adverse effect upon the company; (iii) any willful action by the employee that has a material adverse effect on the company’s reputation or business; (iv) conviction (including any plea of guilty or no contest) of the employee for any criminal act that impairs the employee’s ability to perform duties for the company; (v) a willful breach of any agreement with Company by the employee that has a material adverse effect upon the Company; (vi) a willful violation of any company policy by the employee that has a material adverse effect upon the company; (vii) the employee’s death; or (viii) a disability that results in the employees inability to perform the essential functions of the employee’s position.

“CERCLA” has the meaning set forth in Section 2.22(a).

“Certificate of Merger” has the meaning set forth in Section 1.1.

“Closing” has the meaning set forth in Section 1.2.

“Closing Date” has the meaning set forth in Section 1.2.

“Code” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Company Audited Financial Statements” has the meaning set forth in Section 2.7(a).

44

“Company Auditor” has the meaning set forth in Section 2.32.

“Company Balance Sheet” has the meaning set forth in Section 2.7(a).

“Company Balance Sheet Date” has the meaning set forth in Section 2.7(a).

“Company Benefit Plans” has the meaning set forth in Section 2.21(b).

“Company Board” means the board of directors of the Company.

“Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

“Company Certificate” has the meaning set forth in Section 5.2(g).

“Company Common Stock” means the common stock of the Company, $0.00001 par value per share.

“Company Confidential Information” has the meaning set forth in Section 4.5(b).

“Company Consents” has the meaning set forth in Section 2.3.

“Company Equity Plan” has the meaning set forth in Section 2.1.

“Company Major Customers” has the meaning set forth in Section 2.36.

“Company Material Adverse Effect” has the meaning set forth in Section 2.1.

“Company Option” means an option (whether or not vested or exercisable) to purchase shares of Company Common Stock.

“Company Preferred Stock” means the Company’s (a) Series Seed-I Preferred Stock, $0.00001 par value per share, (b) Series Seed-II Preferred Stock, $0.00001 par value per share, (c) Series Seed-III Preferred Stock, $0.00001 par value per share, (d) Series A-I Preferred Stock, $0.00001 par value per share, (e) Series A-II Preferred Stock, $0.00001 par value per share, and (f) Series A-III Preferred Stock, $0.00001 par value per share.

“Company’s Disclosure Schedules” has the meaning set forth in Article II.

“Company Stock Certificates” has the meaning set forth in Section 1.5(c).

“Company Stockholder” means, prior to the Effective Time, a holder of shares of Company Capital Stock, in its, his or her capacity as such.

“Company Termination Fee” has the meaning set forth in Section 8.7(b).

“Company Unaudited Financial Statements” has the meaning set forth in Section 2.7(a).

“Company Warrant” means a warrant to purchase shares of either Company Common Stock or Company Preferred Stock.

“Contemplated Transactions” has the meaning set forth in Section 8.3.

45

“Control,” including the terms “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Conversion Ratio” has the meaning set forth in Section 1.5(b).

“D&O Tail Policy” has the meaning set forth in Section 4.9.

“Defaulting Party” has the meaning set forth in Section 8.6.

“Non-Defaulting Party” has the meaning set forth in Section 8.6.

“DGCL” has the meaning set forth in Section 1.1.

“Dissenting Shares” has the meaning set forth in Section 1.6(a).

“Effective Time” has the meaning set forth in Section 1.1.

“Employee Benefit Plan” has the meaning set forth in Section 2.21(a)(i).

“Environmental Law” has the meaning set forth in Section 2.22(a).

“ERISA” has the meaning set forth in Section 2.21(a)(ii).

“ERISA Affiliate” has the meaning set forth in Section 2.21(a)(iii).”Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Employment Agreements” has the meaning set forth in Section 4.13.

“Expert Market” has the meaning set forth in Section 3.2.

“Fair Market Value,” for the purposes of this Agreement, means the price per share at which shares are being offered in the Public Offering.

“FDA” has the meaning set forth in Section 2.33.

“FDCA” has the meaning set forth in Section 2.33.

“FINRA” means the Financial Industry Regulatory Authority.

“Form S-4 Registration Statement” has the meaning set forth in Section 4.17.

“GAAP” has the meaning set forth in Section 2.7(a).

“Good Reason” means the employees resignation as a result of any of the following without the employees prior consent: (i) a reduction in the employees current base salary rate; (ii) a material change in the employees title; (iii) a material reduction in the employees duties, authority, or responsibilities for the company; or (iv) a change of 50 miles or more in the location of the employees principal workplace for the company (not including any business travel on behalf of the company).

46

“Governmental Entity” has the meaning set forth in Section 2.4.

“Government Official” means any officer, employee, official, representative, or any Person acting for or on behalf of any Governmental Entity, or public international organization, any political party or official thereof, and any candidate for political office.

“Indebtedness” shall mean, with respect to any Person, without duplication, any obligations (whether or not contingent) consisting of (a) the outstanding principal amount of and accrued and unpaid interest on, and other payment obligations for, borrowed money, or payment obligations issued or incurred in substitution or exchange for payment obligations for borrowed money; (b) any payment obligations evidenced by any bond, debenture, debt security, promissory note, mortgage or other similar instruments; (c) any obligations, contingent or otherwise, to pay the deferred purchase price for assets, property or services, including “earnout” payments; (d) any obligations, contingent or otherwise, under acceptance, letters of credit or similar facilities, in each case, to the extent drawn; (e) payment obligations of a third party secured by (or for which the holder of such payment obligations has an existing right, contingent or otherwise, to be secured by) any Lien, other than a Permitted Lien, on assets or properties of such Person, whether or not the obligations secured thereby have been assumed; (f) obligations under leases required to be capitalized under GAAP; (g) obligations under any Financial Derivative/Hedging Arrangement; and the employer portion of any applicable Taxes relating thereto (determined as if no deferral (if any) of such Taxes has occurred as permitted by the CARES Act or any Payroll Tax Executive Order and computed as though all such obligations were payable as of the Closing); (i) guarantees, make-whole agreements, hold harmless agreements or other similar arrangements with respect to any amounts of a type described in clauses (a) through (h) above; and (j) with respect to each of the foregoing, any unpaid interest, breakage costs, prepayment or redemption penalties or premiums, or other unpaid fees or obligations.

“Intellectual Property” and “Intellectual Property Rights” have the meanings set forth in Section 2.29(a).

“International Trade Authority” means the United States government, including the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the Bureau of Industry and Security of the U.S. Department of Commerce; U.S. Customs and Border Protection, and the U.S. Census Bureau the United Nations Security Council; the European Union, any Member State of the European Union and the competent national authorities thereof; the United Kingdom, including the Office of Financial Sanctions Implementation of His Majesty’s Treasury and the Export Control Joint Unit of the UK Department of International Trade; and any other relevant Governmental Entity having jurisdiction over the parties to this Agreement.

“International Trade Laws” has the meaning set forth in Section 2.6(l).

“Laws” has the meaning set forth in Section 2.4.

“Legal Proceeding” has the meaning set forth in Section 2.19.

“Lien” shall mean any mortgage, pledge, security interest, easement, option, right of first refusal, encumbrance, lien, license restriction or charge of any kind (including, any conditional sale or other title retention agreement or lease in the nature thereof, any agreement to give any security interest and any restriction relating to use, quiet enjoyment, voting, transfer, receipt of income or exercise of any other attribute of ownership).

47

“Lock-Up Agreement” means an agreement restricting holders of shares from selling their shares for a specific period of time.

“Merger” has the meaning set forth in the Recitals.

“Merger Shares” has the meaning set forth in Section 1.5(b).

“Misconduct” has the meaning set forth in Section 2.20(c).

“Ordinary Course of Business” has the meaning set forth in Section 2.4.

“Organization Date” has the meaning set forth in Section 2.10(c).

“Outside Termination Date” has the meaning set forth in Section 8.2.

“Parent” has the meaning set forth in the Preamble.

“Parent Board” means the board of directors of the Parent.

“Parent Certificate” has the meaning set forth in Section 5.3(g).

“Parent Common Stock” means the common stock of the Parent, $0.01 par value per share.

“Parent Confidential Information” has the meaning set forth in Section 4.7(b).

“Parent Equity Plan” has the meaning set forth in Section 4.13.

“Parent Financial Statements” has the meaning set forth in Section 3.8.

“Parent Material Adverse Effect” has the meaning set forth in Section 3.1.

“Parent Options” has the meaning set forth in Section 1.8(a).

“Parent Permits” has the meaning set forth in Section 3.25.

“Parent Reports” has the meaning set forth in Section 3.6(a).

“Parent’s Disclosure Schedules” has the meaning set forth in Article III.

“Parent Stockholders” has the meaning set forth in Section 1.5(b).

“Parent Termination Fee” has the meaning set forth in Section 8.7(a).

“Parent Warrants” has the meaning set forth in Section 1.9(a).

“Party” and “Parties” have the meanings set forth in the Preamble.

“Patent Rights” has the meaning set forth in Section 2.29(a).

“Permits” has the meaning set forth in Section 2.25.

48

“Permitted Lien” shall mean: (a) Liens for current period Taxes not yet delinquent or for Taxes that are being contested in good faith by appropriate proceedings and in each case that are sufficiently reserved for on the Financial Statements in accordance with GAAP; (b) statutory and contractual Liens of landlords with respect to leased real property; (c) Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course and: (i) not yet delinquent; or (ii) that are being contested in good faith through appropriate proceedings; (d) in the case of leased real property, zoning, building, or other restrictions, variances, covenants, rights of way, encumbrances, easements and other irregularities in title, none of which, individually or in the aggregate, interfere in any material respect with the present use of or occupancy of the affected parcel by the Company; (e) Liens securing the Indebtedness of the Company; (f) in the case of Intellectual Property, non-exclusive license agreements granted by the Company in the ordinary course of business; and (g) Liens incurred in connection with capital lease obligations of the Company.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Entity or other entity of any kind.

“Post-Merger Parent” means the combined company resulting from the Merger.

“Pre-Closing Period” has the meaning set forth in Section 4.4.

“Pro Rata Share” means, with respect to any Company Stockholder, the percentage obtained by dividing (a) the number of Merger Shares actually received by such Company Stockholder pursuant to Section 1.5, by (b) the aggregate number of Merger Shares actually received by all Company Stockholders pursuant to Section 1.5.

“Public Offering” has the meaning set forth in Section 4.16.

“Reasonable Best Efforts” has the meaning set forth in Section 4.1.

“Representative” means, as to any Person, any of the officers, directors, managers, employees, counsel, accountants, financial advisors, and consultants of such Person.

“Resale Registration Statement” has the meaning set forth in Section 4.18.

“Reverse Stock Split” has the meaning set forth in Section 4.6(b).

“Sanctioned Jurisdiction” has the meaning set forth in Section 2.6(m).

“Sanctions” has the meaning set forth in Section 2.6(m).

“Sarbanes-Oxley Act” has the meaning set forth in Section 3.6(d).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” has the meaning set forth in Section 1.13.

“Security Interest” has the meaning set forth in Section 2.4.

49

“Subsidiary” means, with respect to any party, any corporation, limited liability company, partnership, association, trust or other form of legal entity of which (a) more than fifty percent (50%) of the outstanding voting securities are on the date of this Agreement directly or indirectly owned by such party, or (b) such party or any Subsidiary of such party is a general partner (excluding partnerships in which such party or any Subsidiary of such party does not have a majority of the voting interests in such partnership).

“Super 8-K” has the meaning set forth in Section 4.3.

“Surviving Corporation” has the meaning set forth in Section 1.1.

“Taxes” has the meaning set forth in Section 2.10(a).

“Tax Returns” has the meaning set forth in Section 2.10(a).

“Third Party Intellectual Property Rights” has the meaning set forth in Section 2.29(d).

“Transaction Documentation” has the meaning set forth in Section 3.3.

“Uplisting” has the meaning set forth in Section 4.16.

ARTICLE VIII
TERMINATION

8.1 Termination by Mutual Agreement. This Agreement may be terminated at any time by mutual consent of the Parties, provided that such consent to terminate is in writing and is signed by each of the Parties.

8.2 Termination for Failure to Close. This Agreement shall automatically be terminated if the Closing Date shall not have occurred by June 30, 2026, unless extended by the mutual written agreement of the Parties (the “Outside Termination Date”).

8.3 Termination by Operation of Law. This Agreement may be terminated by any Party hereto if there shall be any Law that renders consummation of the transactions contemplated by this Agreement (the “Contemplated Transactions”) illegal or otherwise prohibited, or a court of competent jurisdiction or any government (or Governmental Entity) shall have issued an order, decree or ruling, or has taken any other action restraining, enjoining or otherwise prohibiting the consummation of such transactions and such order, decree, ruling or other action shall have become final and non-appealable.

8.4 Termination for Failure to Perform Covenants or Conditions. This Agreement may be terminated prior to the Effective Time:

(a) by the Parent and the Acquisition Subsidiary if: (i) any of the conditions set forth in Section 5.2 hereof have not been fulfilled in all material respects by the Closing Date; (ii) the Company shall have breached or failed to observe or perform in any material respect any of its covenants or obligations under this Agreement if such breach is not cured within ten (10) days of written notice of such breach from the Parent (to the extent such breach is curable) or (iii) as otherwise set forth herein; or

(b) by the Company if: (i) any of the conditions set forth in Section 5.3 hereof have not been fulfilled in all material respects by the Closing Date; (ii) the Parent or the Acquisition Subsidiary shall have breached or failed to observe or perform in any material respect any of its covenants or obligations under this Agreement if such breach is not cured within ten (10) days of written notice of such breach from the Company (to the extent such breach is curable) or (iii) as otherwise set forth herein.

50

8.5 Effect of Termination or Default; Remedies. In the event of termination of this Agreement as set forth above, this Agreement shall forthwith become void and there shall be no liability on the part of any Party hereto, provided that such Party is a Non-Defaulting Party (as defined below). The foregoing shall not relieve any Party from liability for damages actually incurred as a result of such Party’s breach of any term or provision of this Agreement.

8.6 Remedies; Specific Performance. In the event that any Party shall fail or refuse to consummate the Contemplated Transactions or if any default under or breach of any representation, warranty, covenant or condition of this Agreement on the part of any Party (the “Defaulting Party”) shall have occurred that results in the failure to consummate the Contemplated Transactions, then in addition to the other remedies provided herein, the non-defaulting Party (the “Non-Defaulting Party”) shall be entitled to seek and obtain money damages from the Defaulting Party, or may seek to obtain an order of specific performance thereof against the Defaulting Party from a court of competent jurisdiction, provided that the Non-Defaulting Party seeking such protection must file its request with such court within forty-five (45) days after it becomes aware of the Defaulting Party’s failure, refusal, default or breach. In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and reasonable attorneys’ fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder.

8.7 Termination Fees

(a) If this Agreement is terminated by the Parent for any reason other than the Company failing to satisfy their closing conditions prior to the Termination Date, then the Parent shall pay to the Company a nonrefundable fee in an amount equal to $250,000 (payable in cash) (the “Parent Termination Fee”).

(b) If this Agreement is terminated by the Company for any reason other than the Parent failing to satisfy their closing conditions prior to the Termination Date, then the Company shall pay to the Parent a nonrefundable fee in an amount equal to $250,000 (payable in cash) (the “Company Termination Fee”).

(c) Any Company Termination Fee or Parent Termination Fee payable in cash due under this Section 8.7 shall be paid by wire transfer of same day funds. If a Party fails to pay when due any amount payable by it under this Section 8.7 then such Party shall pay to the other Party interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to the other Party in full) at a rate per annum equal to the “prime rate” (as published in The Wall Street Journal or any successor thereto) in effect on the date such overdue amount was originally required to be paid.

(d) The Parties agree that, (i) subject to Section 8.5, payment of the Parent Termination Fee by the Parent shall, in the circumstances in which it is owed in accordance with the terms of this Agreement, constitute the sole and exclusive remedy of the Company following the termination of this Agreement, it being understood that in no event shall the Parent be required to pay the amounts payable pursuant to this Section 8.7 on more than one occasion and (ii) following payment of the Parent Termination Fee (A) the Parent shall have no further liability to the Company in connection with or arising out of this Agreement or the termination thereof, any breach of this Agreement by the Parent giving rise to such termination, or the failure of the Contemplated Transactions to be consummated, (B) neither the Company nor any of its Affiliates shall be entitled to bring or maintain any other claim, action or proceeding against the Parent or Acquisition Subsidiary or seek to obtain any recovery, judgment or damages of any kind against such Parties (or any partner, member, stockholder, director, officer, employee, Subsidiary, Affiliate, agent or other Representative of such Parties) in connection with or arising out of this Agreement or the termination thereof, any breach by any such Parties giving rise to such termination or the failure of the Contemplated Transactions to be consummated and (C) the Company and its Affiliates shall be precluded from any other remedy against the Parent, Acquisition Subsidiary and their respective Affiliates, at law or in equity or otherwise, in connection with or arising out of this Agreement or the termination thereof, any breach by such Party giving rise to such termination or the failure of the Contemplated Transactions to be consummated; provided, however, that nothing in this Section 8.7(d) shall limit the rights of the Company with respect to claims of Fraud or Willful Breach of this Agreement by either Party prior to the date of termination.

51

(e) The Parties agree that, (i) subject to Section 8.5, payment of the Company Termination Fee by the Company shall, in the circumstances in which it is owed in accordance with the terms of this Agreement, constitute the sole and exclusive remedy of the Parent following the termination of this Agreement, it being understood that in no event shall the Company be required to pay the amounts payable pursuant to this Section 8.7 on more than one occasion and (ii) following payment of the Company Termination Fee (A) the Company shall have no further liability to the Parent in connection with or arising out of this Agreement or the termination thereof, any breach of this Agreement by the Company giving rise to such termination, or the failure of the Contemplated Transactions to be consummated, (B) neither the Parent nor any of its Affiliates shall be entitled to bring or maintain any other claim, action or proceeding against the Company or seek to obtain any recovery, judgment or damages of any kind against such Party (or any partner, member, stockholder, director, officer, employee, Subsidiary, Affiliate, agent or other Representative of such Party) in connection with or arising out of this Agreement or the termination thereof, any breach by any such Parties giving rise to such termination or the failure of the Contemplated Transactions to be consummated and (C) the Parent and its Affiliates shall be precluded from any other remedy against the Company and its Affiliates, at law or in equity or otherwise, in connection with or arising out of this Agreement or the termination thereof, any breach by such Party giving rise to such termination or the failure of the Contemplated Transactions to be consummated; provided, however, that nothing in this Section 8.7(e) shall limit the rights of the Parent with respect to claims of Fraud or Willful Breach of this Agreement by either Party prior to the date of termination.

(f) Each of the Parties acknowledges that (i) the agreements contained in this Section 8.7 are an integral part of the Contemplated Transactions, (ii) without these agreements, the Parties would not enter into this Agreement and (iii) any amount payable pursuant to this Section 8.7 is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate the Party in the circumstances in which such amount is payable.

ARTICLE IX

MISCELLANEOUS

9.1 Press Releases and Announcements. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable Law or stock market rule (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

9.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in Article I concerning issuance of the Merger Shares are intended for the benefit of the Company Stockholders.

52

9.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior or (other than as set forth in the Transaction Documentation) contemporaneous understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

9.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties.

9.5 Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile signatures delivered by fax and/or e-mail/.pdf transmission shall be sufficient and binding as if they were originals and such delivery shall constitute valid delivery of this Agreement.

9.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

9.7 Notices. All notices, consents, waivers, and other communications which are required or permitted under this Agreement shall be in writing will be deemed given to a party (a) on the date of delivery, if delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); or (b) the date of transmission if sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment if such notice or communication is delivered prior to 5:00 P.M., New York, N.Y. City time, on a Business Day, or the next Business Day after the date of transmission, if such notice or communication is delivered on a day that is not a Trading Day or later than 5:00 P.M., New York, N.Y. City time, on any Business Day,

If to the Company or the Company Stockholders:	Copy to (which copy shall not constitute notice hereunder):

Gravitics, Inc. 4150 152nd St NE, Suite 102 Marysville, WA 98271 Attn: Colin Doughan, Chief Executive Officer	Lucosky Brookman LLP 101 Wood Avenue South Woodbridge, NJ 08830 Attn: Eric Mendelson E-mail: emendelson@lucbro.com

If to the Parent or the Acquisition Subsidiary (prior to the Closing):

If to the Parent or Acquisition Subsidiary:	Copy to (which copy shall not constitute notice hereunder):

Non-Invasive Monitoring Systems, Inc. 4400 Biscayne Blvd. Suite 180 Miami, Florida, 33137 Attn: Jim Martin, CFO	Nason, Yeager, Gerson, Harris & Fumero, P.A. 3001 PGA Boulevard, Suite 305 Palm Beach Gardens, FL 33410 Attn: Michael D. Harris E- mail: Mharris@nasonyeager.com

Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

53

9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of New York, except that the provisions of the laws of the State of each Party’s state of incorporation shall apply with respect to the rights and duties of the board of directors of the Parties and where such provisions are otherwise mandatorily applicable.

9.9 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

9.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

9.11 Submission Exclusive to Jurisdiction. Each of the Parties (a) submits to the exclusive jurisdiction of any state or federal court sitting in the County of New York in the State of New York in any action or legal proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may only be heard and determined in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 9.6. Nothing in this Section 9.11, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

9.12 WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

9.13 Construction.

(a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(b) Any reference to any federal, state, local or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

[SIGNATURE PAGE FOLLOWS]

54

IN WITNESS WHEREOF, the Parties have executed this Agreement and Plan of Merger and Reorganization as of the date first above written.

PARENT:

NON-INVASIVE MONITORING SYSTEMS, INC.

By:	/s/ James Martin
Name:	James Martin
Title:	Chief Financial Officer

ACQUISITION SUBSIDIARY:

GRAVITICS MERGER SUB, INC.

By:	/s/ James Martin
Name:	James Martin
Title:	President

COMPANY:

GRAVITICS, INC.

By:	/s/ Colin Doughan
Name:	Colin Doughan
Title:	Chief Executive Officer

Signature Page to Agreement and Plan of Merger and Reorganization

AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Amendment”), dated June 30, 2026, by and among Non-Invasive Monitoring Systems, Inc., a Florida corporation (the “Parent”), Gravitics Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (the “Acquisition Subsidiary”), and Gravitics, Inc., a Delaware corporation (the “Company”), pursuant to which the Acquisition Subsidiary will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of the Parent.

WHEREAS, the Parties entered into the Agreement and Plan of Merger and Reorganization on May 6, 2026 (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement to (A) extend the Outside Termination Date, (B) provide for certain resale registration rights for a holder of the Convertible Note (as defined below) and (C) revise certain of the closing conditions set forth in Sections 5.1 and 5.3 of the Agreement.

NOW, THEREFORE, the Parties, each intending to be legally bound hereby, do mutually covenant and agree as follows, subject to and effective as of the Effective Time (as defined below):

1. Capitalized words and terms not otherwise defined in this Amendment shall have the meaning ascribed to such words and terms set forth in the Agreement.

2. Section 1.2 of the Agreement is hereby amended and restated as follows:

“1.2 The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Lucosky Brookman LLP, commencing at 10:00 a.m. local time on or before September 30, 2026, or on such other date that the Parties may mutually agree upon in writing, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable (and in any event not later than three (3) Business Days) after the satisfaction or waiver of all conditions (excluding the delivery of any documents to be delivered at the Closing by any of the Parties) set forth in Article V hereof (the “Closing Date”). As used in this Agreement, the term “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in the state of New York are required or authorized by applicable Law to close.”

3. Section 4.18 of the Agreement is hereby amended and restated as follows:

“4.18 Resale Registration Statement. Within sixty (60) days after the Effective Time, the Post-Merger Parent shall prepare and file a Registration Statement on Form S-1, or a Registration Statement on Form S-3, if the Post-Merger Parent is then eligible to use a Form S-3 (in either case, a “Resale Registration Statement”), with the SEC to register the resale of (a) all the Merger Shares that were not issued pursuant to the Form S-4 Registration Statement or are held by affiliates of the Post-Merger Parent and (b) the shares issuable upon conversion of amounts due under a convertible promissory note in the outstanding principal amount of $809,705.75 (the “Convertible Note”) that was purchased from the Parent by Defender Opportunity LLC, a non-affiliate of the Parent, on June 24, 2026, and the Post-Merger Parent shall use Reasonable Best Efforts to have such Resale Registration Statement declared effective as soon as practicable after the filing thereof.”

4. Section 5.1(f) and (g) are hereby amended and restated as follows:

“(f) Upon completion of the Merger, all amounts due under the Convertible Note shall have automatically been converted into Parent Common Stock at a conversion price of $0.01966 per share (pre-Reverse Stock Split) with the any shares issued in connection with such conversion to be included in the Parent Stockholders’ 4.5% equity ownership in the Parent as of the Effective Time; and,”

“(g) Immediately following the Effective Time, the remaining approximately $300,000 (plus accrued interest) of indebtedness owed to Dr. Hsiao and Dr. Frost or his Affiliate, in the aggregate, shall have been repaid.”

5. Section 5.3(m) is hereby amended and restated as follows:

“(m) The Parent shall have no debt other than (i) the $809,705.75 due under the Convertible Note, which will be converted to Parent Common Stock pursuant to Section 5.1(f) hereof, and (ii) the approximately $300,000 (plus accrued interest) owed to Dr. Hsiao and an affiliate of Dr. Phillip Frost’s Affiliate, in the aggregate, which will be repaid pursuant to Section 5.1(g) hereof.”

6. Section 8.2 is hereby amended and restated as follows:

“8.2 Termination for Failure to Close. This Agreement shall automatically be terminated if the Closing Date shall not have occurred by September 30, 2026, unless extended by the mutual written agreement of the Parties (the “Outside Termination Date”).”

7. In the event of any conflict between the Agreement and this Amendment, the terms as contained in this Amendment shall control. Except as expressly modified by this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect and are hereby ratified and confirmed in all respects.

8. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be one and the same agreement. Facsimile and electronic signatures shall be treated in all respects and for all purposes as originals.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PARENT:

NON-INVASIVE MONITORING SYSTEMS, INC.

By:	/s/ James Martin
Name:	James Martin
Title:	Chief Financial Officer

ACQUISITION SUBSIDIARY:

GRAVITICS MERGER SUB, INC.

By:	/s/ James Martin
Name:	James Martin
Title:	President

COMPANY:

GRAVITICS, INC.

By:	/s/ Colin Doughan
Name:	Colin Doughan
Title:	Chief Executive Officer

AMENDMENT NO. 2 TO

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Amendment”), dated August 11, 2026, by and among Non-Invasive Monitoring Systems, Inc., a Florida corporation (the “Parent”), Gravitics Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (the “Acquisition Subsidiary”), and Gravitics, Inc., a Delaware corporation (the “Company”), pursuant to which the Acquisition Subsidiary will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of the Parent.

WHEREAS, the Parties entered into the Agreement and Plan of Merger and Reorganization on May 6, 2026, which was previously amended on June 30, 2026 (as amended, the “Agreement”); and

WHEREAS, the Parties desire to further amend the Agreement to modify the equity ownership of the Post-Merger Parent following the Closing of the Merger.

NOW, THEREFORE, the Parties, each intending to be legally bound hereby, do mutually covenant and agree as follows, subject to and effective as of the Effective Time (as defined below):

1. Capitalized words and terms not otherwise defined in this Amendment shall have the meaning ascribed to such words and terms set forth in the Agreement.

2. Section 1.5(b) of the Agreement is hereby amended and restated as follows:

“1.5(b) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any Company Common Stock owned beneficially by the Parent or the Acquisition Subsidiary and other than Dissenting Shares (as defined below)), shall be cancelled and converted into the right to receive (subject to the provisions of Section 1.6) the portion of the Merger Shares to which such share is entitled (the “Conversion Ratio”). The shares of the Parent Common Stock into which the shares of the Company Common Stock are converted pursuant to this Section shall be referred to herein as the “Merger Shares.” The aggregate number of Merger Shares to be issued in connection with the Merger will be calculated based on the relative values of the Parent and the Company; provided, however, that (i) the total number of Merger Shares issued to the Company Stockholders at the Effective Time shall not represent less than 96.5% of the total equity ownership of the Post-Merger Parent, with each Company Stockholder receiving his, her or its Pro Rata Share, and (ii) the shares of Parent Common Stock held by the pre-Closing stockholders of the Parent (the “Parent Stockholders”) will represent not more than 3.5% of the total equity ownership of the Post-Merger Parent.”

3. In the event of any conflict between the Agreement and this Amendment, the terms as contained in this Amendment shall control. Except as expressly modified by this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect and are hereby ratified and confirmed in all respects.

4. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be one and the same agreement. Facsimile and electronic signatures shall be treated in all respects and for all purposes as originals.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PARENT:

NON-INVASIVE MONITORING SYSTEMS, INC.

By:	/s/ James Martin
Name:	James Martin
Title:	Chief Financial Officer

ACQUISITION SUBSIDIARY:

GRAVITICS MERGER SUB, INC.

By:	/s/ James Martin
Name:	James Martin
Title:	President

COMPANY:

GRAVITICS, INC.

By:	/s/ Colin Doughan
Name:	Colin Doughan
Title:	Chief Executive Officer

AMENDMENT NO. 3 TO

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

AMENDMENT NO. 3 TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Amendment”), dated September 30, 2026, by and among Non-Invasive Monitoring Systems, Inc., a Florida corporation (the “Parent”), Gravitics Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (the “Acquisition Subsidiary”), and Gravitics, Inc., a Delaware corporation (the “Company”), pursuant to which the Acquisition Subsidiary will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of the Parent.

WHEREAS, the Parties entered into the Agreement and Plan of Merger and Reorganization on May 6, 2026, which was previously amended on June 30, 2026 and August 5, 2026 (as amended, the “Merger Agreement”); and

WHEREAS, the Parties desire to further amend the Merger Agreement to extend the Outside Termination Date and modify certain covenants and closing conditions.

NOW, THEREFORE, the Parties, each intending to be legally bound hereby, do mutually covenant and agree as follows, subject to and effective as of the Effective Time (as defined below):

1. Capitalized words and terms not otherwise defined in this Amendment shall have the meaning ascribed to such words and terms set forth in the Merger Agreement.

2. Section 1.2 of the Merger Agreement is hereby amended and restated as follows:

“1.2 The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Lucosky Brookman LLP, commencing at 10:00 a.m. local time on or before October 30, 2026, or on such other date that the Parties may mutually agree upon in writing, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable (and in any event not later than three (3) Business Days) after the satisfaction or waiver of all conditions (excluding the delivery of any documents to be delivered at the Closing by any of the Parties) set forth in Article V hereof (the “Closing Date”). As used in this Agreement, the term “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in the state of New York are required or authorized by applicable Law to close.”

3. Section 4.16 of the Merger Agreement is hereby amended and restated as follows:

“4.16 Underwritten Public Offering and Uplisting. The Parent and the Company shall each use its Reasonable Best Efforts to consummate for the Post-Merger Parent (a) an underwriting public offering of $125.0 million (the “Public Offering”) and (b) a corresponding uplisting to Nasdaq, the NYSE, the NYSE American, or other national securities exchange (the “Uplisting”), each to be completed as soon as practicable after the Closing Date. For the avoidance of doubt, the Company will prepare, with input from the Parent, any Registration Statement, listing application for Nasdaq, the NYSE, the NYSE American, or other national securities exchange, and other documentation related to the Public Offering and Uplisting.”

4. The following provision is hereby added to the Merger Agreement as Section 4.22:

“4.22 Repayment of Outstanding Notes. An aggregate of $300,000 (plus accrued interest) of indebtedness owed to Dr. Philip Frost, or his Affiliate, and Dr. Jane Hsiao shall be repaid from the proceeds of the Public Offering.”

5. Sections 5.1(g), 5.2(b), 5.2(l) and 5.3(j) of the Merger Agreement are hereby deleted in their entirety and replaced with the following:

“[Reserved].”

The deletion of the foregoing Sections shall not affect the numbering of any other Section of the Merger Agreement, and all references in the Merger Agreement to any Section thereof shall continue to refer to such Section as numbered prior to giving effect to this Amendment.

6. Section 8.2 of the Merger Agreement is hereby amended and restated as follows:

“8.2 Termination for Failure to Close. This Agreement shall automatically be terminated if the Closing Date shall not have occurred by October 30, 2026, unless extended by the mutual written agreement of the Parties (the “Outside Termination Date”).”

7. In the event of any conflict between the Merger Agreement and this Amendment, the terms as contained in this Amendment shall control. Except as expressly modified by this Amendment, all other terms and conditions of the Merger Agreement shall remain in full force and effect and are hereby ratified and confirmed in all respects.

8. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be one and the same agreement. Facsimile and electronic signatures shall be treated in all respects and for all purposes as originals.

[The remainder of this page is left blank intentionally. Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PARENT:

NON-INVASIVE MONITORING SYSTEMS, INC.

By:	/s/ James Martin
Name:	James Martin
Title:	Chief Financial Officer

ACQUISITION SUBSIDIARY:

GRAVITICS MERGER SUB, INC.

By:	/s/ James Martin
Name:	James Martin
Title:	President

COMPANY:

GRAVITICS, INC.

By:	/s/ Colin Doughan
Name:	Colin Doughan
Title:	Chief Executive Officer

ANNEX B

FORM OF LOCK-UP AGREEMENT

[    ], 2026

Lucid Capital Markets, LLC

As Representative of the several Underwriters listed in Schedule I to the Underwriting Agreement referred to below

c/o Lucid Capital Markets, LLC

570 Lexington Avenue

New York, New York 10022

Re:	Proposed Public Offering by Gravitics Holdings, Inc.

Ladies and Gentlemen:

The undersigned, a securityholder and/or officer and/or director of Gravitics, Inc., a Delaware corporation, understands that Gravitics, Inc. has announced a transaction (the “Merger”) in which it will merge with a subsidiary of Non-Invasive Monitoring Systems, Inc., a Florida corporation (“NIMU”). Following the completion of the Merger, the name of NIMU will be changed to Gravitics Holdings, Inc. In this Agreement, the term the “Company” refers to Gravitics, Inc., prior to the Merger, or Gravitics Holdings, Inc., following the Merger, as applicable.

In connection with the Merger, the Company proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Lucid Capital Markets, LLC (“Lucid”), as representative of the several underwriters named in Schedule I therein (the “Representative”), relating to the proposed public offering (the “Offering”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). Capitalized terms not otherwise defined in this letter agreement shall have the meanings set forth in the Underwriting Agreement.

The undersigned irrevocably agrees with the Company that, from the date of the Underwriting Agreement until 180 days following the Closing Date (such period, the “Restriction Period”), the undersigned will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any Affiliate (as defined in the Underwriting Agreement) of the undersigned or any person in privity with the undersigned or any Affiliate of the undersigned), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to, any shares of common stock of the Company or securities convertible, exchangeable or exercisable into shares of common stock of the Company beneficially owned or held or hereafter acquired by the undersigned (the “Securities”). Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. In order to enforce this covenant, the Company shall impose irrevocable stop-transfer instructions preventing the transfer agent of the Company from effecting any actions in violation of this letter agreement. The Representative may consent to an early release from the Restriction Period if, in its sole and absolute discretion, the market for the Securities would not be adversely impacted by sales and in cases of financial emergency.

B-1

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Securities provided that (1) the Company and Representative receives a signed lock-up letter agreement (in the form of this Letter Agreement) for the balance of the Restriction Period from each donee, trustee, distributee, or transferee, as the case may be, prior to such transfer and as a condition to such transfer, (2) any such transfer shall not involve a disposition for value, (3) such transfer is not required to be reported with the Securities and Exchange Commission in accordance with the Exchange Act and no report of such transfer shall be made voluntarily, and (4) neither the undersigned nor any donee, trustee, distributee or transferee, as the case may be, otherwise voluntarily effects any public filing or report regarding such transfers, with respect to transfer:

(i)	as a bona fide gift or gifts;
(ii)	to any immediate family member or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);
(iii)	to any corporation, partnership, limited liability company, or other business entity all of the equity holders of which consist of the undersigned and/or the immediate family of the undersigned;
(iv)	if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (a) to another corporation, partnership, limited liability company, trust or other business entity that is an Affiliate of the undersigned or (b) in the form of a distribution to limited partners, limited liability company members or stockholders of the undersigned;
(v)	if the undersigned is a trust, to the beneficiary of such trust;
(vi)	by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned; or
(vii)	pursuant to a court order or settlement agreement, including a qualified domestic relations order, in connection with a divorce, dissolution of marriage or separation.

In addition, notwithstanding the foregoing, this Letter Agreement shall not restrict the delivery of shares of Common Stock to the undersigned upon (i) exercise of any options granted under any employee benefit plan of the Company; provided that any shares of Common Stock or Securities acquired in connection with any such exercise will be subject to the restrictions set forth in this Letter Agreement, or (ii) the exercise of warrants; provided that such shares of Common Stock delivered to the undersigned in connection with such exercise are subject to the restrictions set forth in this Letter Agreement.

In addition, notwithstanding the foregoing, nothing in this Letter Agreement shall prohibit the undersigned from establishing, during the Restriction Period, a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Securities; provided that (1) no sales or other transfers of Securities shall be made pursuant to such plan until after the expiration of the Restriction Period, and (2) no filing, report or public announcement regarding the establishment of such plan shall be required or voluntarily made during the Restriction Period.

B-2

In addition, notwithstanding the foregoing, the undersigned may transfer, sell, forfeit or otherwise dispose of Securities to the Company, or have Securities withheld by the Company, or exercise options or other equity awards on a “net” or “cashless” basis, in each case solely to satisfy tax withholding obligations or to pay the exercise price arising from the vesting, settlement or exercise of options, restricted stock units, restricted stock or other equity awards granted under an equity incentive plan of the Company (including “sell-to-cover” transactions); provided that (1) any Securities received by the undersigned upon such vesting, settlement or exercise, net of the Securities transferred, sold, forfeited or withheld to satisfy such tax withholding or exercise price obligations, shall remain subject to the terms of this Letter Agreement, and (2) if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting such transfer, such report shall include a statement to the effect that such transfer or disposition was effected solely to satisfy tax withholding or exercise price obligations in connection with the vesting, settlement or exercise of such equity awards, and no other filing, report or public announcement regarding such transaction shall be required or voluntarily made.

In addition, notwithstanding the foregoing, the undersigned may pledge Securities as collateral or security for a loan, advance or extension of credit made by a bank or other financial institution in a bona fide transaction, and may transfer Securities upon a foreclosure by such bank or financial institution pursuant to any such pledge; provided that (1) the applicable bank or financial institution, prior to or in connection with such foreclosure and any related transfer, executes and delivers to the Company and the Representative a lock-up agreement in the form of this Letter Agreement for the balance of the Restriction Period, and (2) no filing, report or public announcement regarding such pledge or foreclosure shall be required or voluntarily made during the Restriction Period, other than any filing required under Section 16(a) of the Exchange Act, which filing shall note the nature of such transfer as a pledge or foreclosure.

The undersigned acknowledges that the execution, delivery and performance of this letter agreement is a material inducement to each Underwriter to perform under the Underwriting Agreement and that each Underwriter (which shall be a third party beneficiary of this letter agreement) and the Company shall be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this letter agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Underwriting Agreement.

This agreement shall automatically terminate, and the undersigned shall be released from its obligations hereunder, upon the earliest to occur, if any, of (i) the Company advising the Representative in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (ii) the executed Underwriting Agreement being terminated prior to the closing of the Offering (other than the provisions thereof that survive termination), and (iii) September 30, 2026, in the event that the Underwriting Agreement has not been executed by such date (provided, however, that the undersigned agrees that this lock-up agreement shall be automatically extended by three months if the Company provides written notice to the undersigned that the Company is still pursuing the Offering).

B-3

This letter agreement may not be amended or otherwise modified in any respect without the written consent of the Representative and the undersigned. This letter agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The undersigned hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in Manhattan, for the purposes of any suit, action or proceeding arising out of or relating to this letter agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under the Underwriting Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The undersigned hereby waives any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The undersigned agrees and understands that this letter agreement does not intend to create any relationship between the undersigned and each Underwriter and that no issuance or sale of the Securities is created or intended by virtue of this letter agreement.

The Company hereby acknowledges and agrees that, reflecting this letter agreement, it has placed an irrevocable stop transfer instruction with the Transfer Agent on all Securities beneficially owned by the undersigned until the end of the Restriction Period. This letter agreement shall be binding on successors and assigns of the undersigned with respect to the Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Underwriters. This letter agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

This Letter Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provisions hereof be enforced by, any other Person.

*** SIGNATURE PAGE FOLLOWS***

B-4

_________________________

Signature

__________________________

Print Name

__________________________

Position in Company, if any

Address for Notice:

______________________________

_____________________________

_____________________________

Number of shares of Common Stock

_____________________________________________________________________________

Number of shares of Common Stock underlying subject to warrants, options, debentures or other convertible securities

B-5

By signing below, the Company agrees to enforce the restrictions on transfer set forth in this Letter Agreement.

Gravitics Holdings, Inc.

By:
Name:
Title:

B-6

ANNEX C

GRAVITICS HOLDINGS, INC.

2026 STOCK OPTION AND EQUITY INCENTIVE PLAN

RECITALS

WHEREAS, Gravitics Holdings, Inc., a Delaware corporation (the “Company”), desires to attract, retain, and motivate employees, directors, consultants, and other service providers; and

WHEREAS, the Company believes that providing equity-based compensation and other incentive opportunities will align the interests of participants with those of the Company’s shareholders and promote the Company’s long-term success;

NOW, THEREFORE, the Company hereby adopts this Gravitics Holdings, Inc. 2026 Equity Incentive Plan (the “Plan”), subject to approval by the Company’s shareholders, to be effective as of __________ (the “Effective Date”).

Article 1 — Purpose and Scope

1.	Purpose. The purpose of the Plan is to promote the interests of the Company and its shareholders by providing eligible individuals with incentive compensation opportunities tied to the performance of the Company’s common stock and the achievement of long-term corporate objectives. The Plan is intended to facilitate the attraction, retention, and motivation of key employees, non-employee directors, consultants, and other service providers.

2.	Scope. Awards granted under the Plan may include stock options (including incentive stock options and nonqualified stock options), stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalents, and other equity-based or equity-related awards, as determined by the Committee in its discretion.

Article 2 — Definitions

As used in the Plan, the following capitalized terms shall have the meanings set forth below:

1.	“Administrator” means the Committee or, to the extent authority has been delegated by the Committee, any officer or other person designated to administer the Plan in accordance with Section IV of Article 4.

2.	“Affiliate” means any entity that, directly or indirectly, is controlled by, controls, or is under common control with the Company, as determined by the Committee. For purposes of incentive stock options, “Affiliate” shall mean any “parent corporation” or “subsidiary corporation” as such terms are defined in Sections 424(e) and 424(f) of the Code, respectively.

C-1

3.	“Award” or “Awards” means any stock option, stock appreciation right, restricted stock award, restricted stock unit, unrestricted stock award, performance award, dividend equivalent, or other equity-based or equity-related award granted under the Plan.

4.	“Award Agreement” means a written or electronic agreement, notice, certificate, or other instrument or document evidencing the terms and conditions of an individual Award, which may be in such form (including electronic) as the Committee determines. Each Award Agreement is subject to the terms and conditions of the Plan.

5.	“Board” means the Board of Directors of the Company.

6.	“Cause” means, unless otherwise defined in an applicable Award Agreement or other agreement between the Participant and the Company or an Affiliate, (A) the Participant’s willful misconduct or gross negligence in the performance of duties; (B) conviction of, or plea of guilty or nolo contendere to, a felony or crime involving moral turpitude; (C) material breach of any written agreement with the Company or an Affiliate; (D) fraud, embezzlement, or material dishonesty with respect to the Company or an Affiliate; (E) violation of the Company’s or an Affiliate’s material written policies; or (F) willful failure or refusal to perform assigned duties (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness). The Committee shall determine in good faith and in its sole discretion whether Cause exists.

7.	“Change in Control” means the occurrence of any of the following:

a.	Acquisition of Ownership or Voting Power. Any one person, or more than one person acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of stock of the Company possessing thirty-five percent (35%) or more of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, an acquisition shall not constitute a Change in Control if it is (i) directly from the Company, (ii) by the Company, (iii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, or (iv) by any underwriter temporarily holding securities pursuant to an offering of such securities.

b.	Board Composition Change. A majority of the Board is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of appointment or election.

c.	Asset Sale. Any one person, or more than one person acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions, other than a transfer to (i) a shareholder of the Company in exchange for or with respect to its stock, (ii) an entity at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by the Company, (iii) a person, or more than one person acting as a group, that owns, directly or indirectly, at least fifty percent (50%) of the total value or voting power of all the outstanding stock of the Company, or (iv) an entity at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (iii).

C-2

8.	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute. References to any section of the Code include any successor provisions.

9.	“Committee” means the Compensation Committee of the Board or any other committee designated by the Board to administer the Plan, which committee shall consist of at least two directors, each of whom is intended to qualify as (A) a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act, and (B) an “independent director” under the rules of Nasdaq, or any other principal securities market on which the Common Stock is traded, to the extent required by such rules. If no Committee is designated, “Committee” means the Board.

10.	“Common Stock” means the common stock of the Company, $0.01 par value per share, or such other class or kind of shares or other securities as may be applicable under Section I of Article 9.

11.	“Company” has the meaning set forth in the Recitals.

12.	“Consultant” means any person (other than an Employee or Director) who is engaged by the Company or an Affiliate to render consulting or advisory services.

13.	“Director” means a member of the Board or the board of directors of any Affiliate.

14.	“Disability” means, unless otherwise defined in an applicable Award Agreement or other agreement between the Participant and the Company or an Affiliate, (A) a physical or mental condition that renders the Participant unable to perform the material duties of the Participant’s position or service for a period of (i) ninety (90) consecutive days, or (ii) one hundred twenty (120) days during any twelve-month period, or (B) such other definition of disability as the Committee may specify in an Award Agreement or as may be required for compliance with Section 409A or Section 422 of the Code, as applicable.

15.	“Dividend Equivalent” means an Award entitling the Participant to receive credits based on cash or stock dividends that would have been paid on shares of Common Stock specified in the Award if such shares had been issued to and held by the Participant.

16.	“Effective Date” has the meaning set forth in the Recitals.

17.	“Employee” means any person employed by the Company or an Affiliate. Service as a Director or payment of a director’s fee alone shall not be sufficient to constitute employment.

18.	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

C-3

19.	“Fair Market Value” means, with respect to a share of Common Stock or any other property, the fair market value as determined by the Committee in good faith or in the manner established by the Committee from time to time. Unless otherwise determined by the Committee, the Fair Market Value of a share of Common Stock as of any date shall be the closing sales price per share as reported on Nasdaq (or, if the Common Stock is not listed on such exchange, such other principal securities market on which the Common Stock is traded) on such date, or if no sales of Common Stock occurred on such date, on the next preceding date on which a sale occurred. If the Common Stock is not publicly traded at the time a determination of Fair Market Value is required to be made, Fair Market Value shall be determined by the Committee in good faith using any reasonable valuation method.

20.	“Incentive Stock Option” means a stock option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

21.	“Non-Employee Director” means a Director who is not an Employee.

22.	“Nonqualified Stock Option” means a stock option that is not an Incentive Stock Option.

23.	“Option” means an Incentive Stock Option or a Nonqualified Stock Option granted under Article 5.

24.	“Participant” means any Employee, Director, or Consultant who is selected by the Committee to receive an Award under the Plan.

25.	“Performance Award” means an Award granted under Section IV of Article 7, the grant, vesting, lapse of restrictions, or settlement of which is subject to one or more Performance Goals.

26.	“Performance Goal” means a performance criterion or combination of performance criteria specified by the Committee with respect to an Award. Performance Goals may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Affiliate, division, department, region, function, or other organizational unit within the Company or Affiliate in which the Participant is employed or provides services. Performance Goals may be absolute in their terms or measured against or in relationship to the performance of a group of comparable companies, an index, budget, or other standard selected by the Committee. Performance Goals may include, without limitation, one or more of the following: revenue; earnings before interest, taxes, depreciation, and amortization (EBITDA); operating income; pre-tax or after-tax income or net income; cash flow; earnings per share; return on equity; return on invested capital or assets; cost reductions or savings; stock price appreciation; total shareholder return; funds from operations; appreciation in the Fair Market Value of Common Stock; market share; gross profits; comparisons with various stock market indices; return on capital; shareholder equity; market capitalization; economic value added; debt reduction; strategic business criteria consisting of one or more objectives based on meeting specified goals relating to market penetration, geographic expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, corporate governance, and acquisitions or divestitures of subsidiaries, affiliates, or joint ventures; or any combination of the foregoing. The Committee may provide for adjustments to Performance Goals to reflect the impact of specified corporate events or developments, including, without limitation, extraordinary, unusual, or non-recurring items; restructuring activities; acquisitions or dispositions; changes in accounting principles; changes in tax laws or rates; and other significant events.

C-4

27.	“Performance Period” means the period of time during which Performance Goals must be achieved with respect to a Performance Award, as specified by the Committee in the applicable Award Agreement.

28.	“Person” means any individual, entity, or group within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act.

29.	“Plan” means this Gravitics Holdings, Inc. 2026 Equity Incentive Plan, as amended from time to time.
30.	“Restricted Stock” means an Award of shares of Common Stock granted under Article 6, the rights of ownership of which are subject to restrictions prescribed by the Committee.
31.

“Restricted Stock Unit” or “RSU” means an Award granted under Article 6 representing a conditional right to receive shares of Common Stock, cash, or a combination thereof, as determined by the Committee, upon vesting or settlement of the Award.

32.	“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.
33.	“Section 409A” means Section 409A of the Code and the regulations and guidance promulgated thereunder.
34.	“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.
35.

“Stock Appreciation Right” or “SAR” means an Award granted under Article 5 that entitles the Participant to receive, in cash, shares of Common Stock, or a combination thereof, as determined by the Committee, an amount equal to the excess of the Fair Market Value of a specified number of shares of Common Stock at the time of exercise over the grant price of the SAR.

36.	“Substitute Award” means an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation, or acquisition of property or stock, in substitution for or conversion of outstanding equity awards previously granted by an entity that is acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.

C-5

37.	“Ten Percent Shareholder” means a Participant who, at the time an Incentive Stock Option is granted, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary.

38.	“Unrestricted Stock Award” means an Award of shares of Common Stock free of any restrictions.

Article 3 — Shares Available for Awards

1.	Share Reserve. The maximum number of shares of Common Stock that may be issued pursuant to Awards under the Plan shall be 9,000,000 shares (the “Initial Shares”), plus on January 1, 2027 and on each January 1 thereafter, the number of shares of Stock reserved and available for issuance under the Plan shall be cumulatively increased by four percent (4%) of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31, or such lesser number of shares as approved by the Administrator, in all cases subject to adjustment as provided in Article 9 (the “Annual Increase”). Subject to such overall limitation, the maximum aggregate number of shares of Common Stock that may be issued in the form of Incentive Stock Options shall not exceed the Initial Limit cumulatively increased on January 1, 2027 and on each January 1 thereafter by the lesser of the Annual Increase for such year or 4,500,000 shares of Common Stock, subject in all cases to adjustment as provided in Article 9. Subject to such overall limitations, shares of Common Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Common Stock reacquired by the Company. Such shares may be authorized and unissued shares, treasury shares, or shares purchased in the open market or otherwise. Awards that may be settled solely in cash shall not be counted against the share reserve, nor shall they reduce the shares of Common Stock authorized for grant to a grantee in any calendar year.

2.	Share Counting Rules. For purposes of calculating the number of shares available for issuance under Section I of this Article 3:

a.	Forfeitures and Expirations. If any Award expires, is forfeited, is settled in cash, or otherwise terminates without the actual delivery of shares, the shares subject to such Award shall, to the extent of such expiration, forfeiture, cash settlement, or termination, again be available for grant under the Plan.

b.	Shares Withheld or Tendered. Shares withheld or tendered to satisfy tax withholding obligations with respect to an Award, and shares withheld or tendered to pay the exercise price of an Option or SAR, shall not again be available for grant under the Plan.

c.	SARs. Upon the exercise of a SAR, the full number of shares subject to the SAR exercise shall be counted against the number of shares available for issuance under the Plan, regardless of the number of shares actually issued upon settlement of the SAR.

C-6

d.	Substitute Awards. Shares subject to Substitute Awards shall not count against the share reserve under Section I of this Article 3, nor shall shares underlying any awards that are assumed, converted, or substituted as a result of the acquisition of another company by the Company or a combination of the Company with another company count against the share reserve.

3.	Individual Award Limits. Subject to adjustment as provided in Article 9, no Participant may be granted Awards covering in excess of 4,500,000 shares of Common Stock during any calendar year. This limitation shall apply separately to each type of Award. The foregoing limit shall be construed and applied in a manner consistent with Section 162(m) of the Code and related regulations to the extent the Committee determines that compliance therewith is necessary or appropriate.

4.	Non-Employee Director Award Limits. Subject to adjustment as provided in Article 9, the maximum aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Non-Employee Director during any calendar year, taken together with any cash fees paid to such Non-Employee Director during such calendar year, shall not exceed $750,000; provided, however, that such amount shall be $1,000,000 with respect to the calendar year in which the Non-Employee Director is initially elected or appointed to the Board. For purposes of this limitation, grant date fair value shall be determined without regard to any estimate of forfeitures related to service-based vesting conditions.

Article 4 — Administration

1.	Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and applicable law, the Committee shall have full and final authority in its discretion to:

a.	Select Participants to whom Awards may be granted;

b.	Determine the type, size, terms, and conditions of Awards;

c.	Determine the time when Awards will be granted and the duration of any applicable vesting or exercise period;

d.	Accelerate or extend the vesting or exercisability of any Award;

e.	Amend, modify, extend, cancel, renew, or adjust the terms of any Award, or waive any conditions or restrictions applicable to any Award or the exercise thereof, subject to the limitations in Article 11;

f.	Determine whether, to what extent, and under what circumstances Awards may be settled in, or exercised for, cash, shares of Common Stock, other securities, Awards, or other property, or canceled, forfeited, or suspended;

C-7

g.	Interpret, administer, reconcile any inconsistency in, correct any defect in, and supply any omission in the Plan and any Award Agreement;

h.	Adopt, amend, and rescind such rules, regulations, forms, instruments, and guidelines for administering the Plan as the Committee deems necessary or advisable; and

i.	Make all other decisions and determinations as may be required under the terms of the Plan or as the Committee deems necessary or advisable for the administration of the Plan.

2.	Committee Discretion Binding. Any action taken by, or inaction of, the Committee relating to the Plan or any Award shall be within the absolute discretion of the Committee and shall be conclusive and binding upon all Persons. No member of the Committee or the Board, and no officer or employee of the Company or any Affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of Committee, the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

3.	Delegation to Officers. To the extent not inconsistent with applicable law or the rules of Nasdaq or any other principal securities market on which the Common Stock is traded, the Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not (A) subject to Section 16 of the Exchange Act, or (B) “covered employees” as defined in Section 162(m) of the Code; provided, however, that the Committee shall fix the maximum number of shares subject to Awards and the maximum number of Awards that may be granted in the aggregate and to any one Participant by such officers and shall specify the time period during which such grants may be made.

4.	Administration with Respect to Insiders. Notwithstanding anything to the contrary in this Article 4, with respect to Participants who are subject to Section 16 of the Exchange Act, all functions of the Committee under the Plan shall be exercised by the Committee in accordance with Rule 16b-3 or any successor provision.

5.	No Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) or as otherwise provided in Article 9, the Committee may not, without obtaining shareholder approval, (A) amend the terms of outstanding Options or SARs to reduce the exercise price or grant price of such Options or SARs, (B) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price or grant price that is less than the exercise price or grant price of the original Options or SARs, or (C) cancel outstanding Options or SARs with an exercise price or grant price above the current Fair Market Value in exchange for cash or other securities. This prohibition shall apply notwithstanding any authority to amend Awards provided in Section I.E of this Article 4 or elsewhere in the Plan.

C-8

Article 5 — Stock Options and Stock Appreciation Rights

1.	Grant of Options. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or both types of Options, and may grant SARs, to such eligible Participants, in such numbers, and subject to such terms and conditions, as the Committee shall determine in its sole discretion. Each Option and SAR shall be evidenced by an Award Agreement that specifies the terms and conditions applicable to such Award, including without limitation the exercise price, term, vesting schedule, and method of exercise.

2.	Exercise Price. The exercise price per share of an Option or the grant price of a SAR shall be determined by the Committee at the time of grant but shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant; provided, however, that the exercise price of an Incentive Stock Option granted to a Ten Percent Shareholder shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date of grant. The exercise price of a Substitute Award may be less than Fair Market Value on the date of grant if such exercise price is based on a formula set forth in the terms of the award held by the individual immediately prior to the corporate transaction that resulted in the Substitute Award.

3.	Term. The term of each Option and SAR shall be fixed by the Committee but shall not exceed ten (10) years from the date of grant. The term of an Incentive Stock Option granted to a Ten Percent Shareholder shall not exceed five (5) years from the date of grant.

4.	Vesting and Exercisability. Each Option and SAR shall become vested and exercisable at such times and in such installments as may be determined by the Committee, subject to such performance, service-based, or other conditions as the Committee may specify in the applicable Award Agreement. The Committee may accelerate the vesting or exercisability of any Option or SAR at any time.

5.	Exercise of Options. An Option may be exercised, in whole or in part (to the extent vested and exercisable), by giving written notice to the Company (or through such electronic means as the Committee may prescribe) specifying the number of shares to be purchased, accompanied by payment in full of the aggregate exercise price. Payment of the exercise price shall be made by one or more of the following methods:

a.	In cash or by check, bank draft, or money order payable to the order of the Company;

b.	Through the delivery (or attestation to the ownership) of shares of Common Stock that have been owned by the Participant for such period of time as the Committee may specify and that have a Fair Market Value on the date of exercise equal to the aggregate exercise price;

C-9

c.	By a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the number of shares with a Fair Market Value equal to the aggregate exercise price;

d.	Through a broker-assisted cashless exercise program maintained by the Company or approved by the Committee;

e.	By such other method as the Committee may approve; or

f.	By any combination of the foregoing.

6.	Exercise of SARs. A SAR may be exercised, in whole or in part (to the extent vested and exercisable), by giving written notice to the Company (or through such electronic means as the Committee may prescribe) specifying the number of SARs to be exercised. Upon exercise of a SAR, the Participant shall be entitled to receive payment in an amount equal to the excess of (A) the Fair Market Value of one share of Common Stock on the exercise date, over (B) the grant price of the SAR, multiplied by the number of SARs exercised. Payment may be made in cash, shares of Common Stock (valued at Fair Market Value on the exercise date), or a combination thereof, as determined by the Committee.

7.	Termination of Service. Unless otherwise provided in an Award Agreement or determined by the Committee, upon a Participant’s termination of service with the Company and its Affiliates, the following rules shall apply:

a.	Termination for Cause. If the Participant’s service is terminated by the Company or an Affiliate for Cause, all Options and SARs (whether vested or unvested) shall terminate immediately and be forfeited without payment.

b.	Termination Without Cause, Resignation, or Retirement. If the Participant’s service is terminated by the Company or an Affiliate without Cause, or if the Participant resigns (other than for Good Reason, if applicable), the Participant’s unvested Options and SARs shall be forfeited, and the Participant’s vested Options and SARs shall remain exercisable for a period of 90 days following termination (or such other period as the Committee may specify), but in no event beyond the original term of the Award.

c.	Death or Disability. If the Participant’s service is terminated by reason of death or Disability, the Participant’s unvested Options and SARs shall be forfeited unless the Committee provides otherwise, and the Participant’s vested Options and SARs shall remain exercisable for a period of 12 months following termination (or such other period as the Committee may specify), but in no event beyond the original term of the Award. The Committee may provide in an Award Agreement that some or all unvested Options and SARs shall vest upon death or Disability.

C-10

8.	Incentive Stock Option Requirements. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to Incentive Stock Options:

a.	Annual Limit. To the extent that the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, or such other amount as may be prescribed under Section 422 of the Code, such Options shall be treated as Nonqualified Stock Options to the extent required by Section 422 of the Code. Fair Market Value shall be determined as of the date each Incentive Stock Option is granted.

b.	Eligible Participants. Incentive Stock Options may only be granted to Employees of the Company or a parent or subsidiary corporation (as such terms are defined in Sections 424(e) and 424(f) of the Code).

c.	Exercise Period After Termination. No Incentive Stock Option may be exercised more than three (3) months after the Participant’s termination of employment for any reason other than death or Disability, or more than twelve (12) months after the Participant’s termination of employment due to Disability, except that if the Participant dies within such three-month or twelve-month period, the Incentive Stock Option may be exercised within twelve (12) months after the date of death. In all cases, no Incentive Stock Option may be exercised after the expiration of its term.

d.	Other Requirements. Incentive Stock Options shall be subject to such other terms and conditions as are required by Section 422 of the Code.

Article 6 — Restricted Stock; Restricted Stock Units; Unrestricted Stock

1.	Grant of Restricted Stock and RSUs. The Committee may grant Restricted Stock and RSUs to such eligible Participants, in such numbers, and subject to such terms and conditions, as the Committee shall determine in its sole discretion. Each grant of Restricted Stock or RSUs shall be evidenced by an Award Agreement that specifies the terms and conditions applicable to such Award, including without limitation the number of shares or units, the vesting schedule, and any performance, service-based, or other conditions to vesting or settlement.

2.	Restricted Stock Terms.

a.	Issuance and Restrictions. Upon the grant of Restricted Stock, the Committee shall cause a certificate or certificates representing the shares of Restricted Stock to be registered in the Participant’s name (or, if the shares are held in book-entry form, shall cause appropriate entries to be made), subject to such restrictions on transfer, risk of forfeiture, and other restrictions as the Committee may impose. The Committee may require that certificates representing Restricted Stock be held in custody by the Company until all restrictions have lapsed, or that the Participant deliver to the Company a stock power, endorsed in blank, relating to such Restricted Stock.

C-11

b.	Rights as Shareholder. Except as otherwise provided in the applicable Award Agreement, a Participant receiving Restricted Stock shall have all of the rights of a shareholder with respect to such shares, including the right to vote the shares and the right to receive dividends; provided, however, that any dividends or distributions paid in shares shall be subject to the same restrictions as the underlying Restricted Stock, and any cash dividends may be subject to such restrictions as the Committee determines.

c.	Vesting. Restricted Stock shall vest and the restrictions shall lapse at such times and in such installments as may be determined by the Committee, subject to such performance, service-based, or other conditions as the Committee may specify. Upon vesting, the restrictions on transfer and risk of forfeiture shall lapse, and, if applicable, a certificate or certificates for the appropriate number of unrestricted shares shall be delivered to the Participant (or appropriate book-entry notations shall be made).

d.	Forfeiture. Upon a Participant’s termination of service prior to the vesting of Restricted Stock, or upon the failure to satisfy any performance or other conditions to vesting, the unvested Restricted Stock shall be forfeited and returned to the Company without payment, unless the Committee provides otherwise in the applicable Award Agreement or by subsequent action.

3.	Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the Participant may receive shares of Common Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

4.	RSU Terms.

a.	Grant. An RSU represents a conditional right to receive one share of Common Stock (or cash equal to the Fair Market Value of one share, as determined by the Committee) upon satisfaction of the vesting and other conditions specified in the applicable Award Agreement.

b.	Vesting and Settlement. RSUs shall vest and become payable at such times and in such installments as may be determined by the Committee, subject to such performance, service-based, or other conditions as the Committee may specify. Upon vesting, settlement shall occur as soon as practicable thereafter (and in any event within the period required to comply with Section 409A, if applicable), unless the Committee provides for a different settlement schedule. Settlement may be made in cash, shares of Common Stock, or a combination thereof, as determined by the Committee.

c.	No Shareholder Rights Prior to Settlement. A Participant holding RSUs shall have no rights as a shareholder with respect to the shares underlying the RSUs unless and until shares are actually issued and delivered to the Participant upon settlement. Notwithstanding the foregoing, the Committee may grant Dividend Equivalents with respect to RSUs as provided in Article 8.

C-12

d.	Forfeiture. Upon a Participant’s termination of service prior to the vesting of RSUs, or upon the failure to satisfy any performance or other conditions to vesting, the unvested RSUs shall be forfeited without payment, unless the Committee provides otherwise in the applicable Award Agreement or by subsequent action.

e.	Election to Receive Restricted Stock Units or Unrestricted Stock in Lieu of Compensation. The Administrator may, in its sole discretion, permit a Participant to elect to receive a portion of future cash compensation otherwise due to such Participant in the form of an award of RSUs or Unrestricted Stock. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the Participant elects to defer shall be converted to a fixed number of RSUs or Unrestricted Stock based on the Fair Market Value of Common Stock on the date the compensation would otherwise have been paid to the Participant if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any RSUs or Unrestricted Stock that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Agreement.

Article 7 — Performance Awards and Other Equity-Based Awards

1.	Performance Awards. The Committee may grant Performance Awards to such eligible Participants, in such numbers, and subject to such terms and conditions, as the Committee shall determine in its sole discretion. Performance Awards may be denominated in shares of Common Stock, RSUs, cash, or other units, and may be payable in cash, shares of Common Stock, or a combination thereof, as determined by the Committee.

2.	Performance Goals and Performance Period. Each Performance Award shall be subject to the achievement of one or more Performance Goals over a Performance Period specified by the Committee. The Committee shall establish the Performance Goals and Performance Period at the time of grant (or at such later time as may be permitted under Section 409A or other applicable law). The Committee may establish Performance Goals on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more Performance Goals.

3.	Certification and Payment. Following the completion of the applicable Performance Period, the Committee shall determine the extent to which the Performance Goals have been achieved and the amount of the Performance Award that has been earned. The Committee shall certify in writing (which may include approval of minutes or a resolution) the extent of achievement prior to payment or vesting of any Performance Award. Payment or settlement of earned Performance Awards shall be made in cash, shares of Common Stock, or a combination thereof, as determined by the Committee, and shall occur as soon as practicable following the end of the Performance Period (and in any event within the period required to comply with Section 409A, if applicable), unless the Committee provides for deferral in accordance with Section 409A.

C-13

4.	Adjustment of Performance Goals. The Committee may provide in an Award Agreement for the adjustment of Performance Goals to reflect the impact of specified events or developments, including without limitation extraordinary, unusual, or non-recurring items; restructuring activities; acquisitions or dispositions; changes in accounting principles; changes in tax laws or rates; discontinued operations; the impact of gains or losses related to foreign currency transactions or fluctuations; or other events that the Committee determines should be excluded to better reflect the core operating performance of the Company or the relevant business unit.

5.	Other Equity-Based Awards. The Committee may grant other equity-based or equity-related Awards not otherwise described in the Plan, including Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock, including without limitation convertible preferred stock, convertible debentures, exchangeable securities, and Awards valued by reference to book value, fair value, or performance of specified business units. Such Awards may be granted alone, in addition to, or in tandem with any other type of Award and may be payable in cash, shares of Common Stock, or a combination thereof, as determined by the Committee. The terms and conditions of such Awards shall be determined by the Committee and set forth in the applicable Award Agreement.

Article 8 — Dividend Equivalents

1.	Grant of Dividend Equivalents. The Committee may grant Dividend Equivalents to Participants in connection with RSUs, Performance Awards, or other Awards that are not settled in shares of Common Stock at the time of grant. Dividend Equivalents entitle the Participant to receive payments (in cash or shares of Common Stock) equal to dividends or distributions that would have been paid on the shares of Common Stock underlying the Award had such shares been issued and outstanding.

2.	Terms and Conditions. Dividend Equivalents shall be subject to such terms and conditions as the Committee determines, including without limitation whether the Dividend Equivalents shall be paid currently or credited to an account for the Participant, whether they shall be subject to the same vesting and forfeiture conditions as the underlying Award, and whether they shall be paid in cash or shares of Common Stock. No Dividend Equivalents shall be granted in connection with Options or SARs.

C-14

Article 9 — Adjustments Upon Changes in Capitalization

1.	Share Adjustments. In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the Committee shall make such proportionate adjustments as it deems equitable to:

a.	The maximum number of shares available for issuance under the Plan under Section I of Article 3;

b.	The individual Award limits under Sections III and IV of Article 3;

c.	The number of shares and the exercise price or grant price of outstanding Options and SARs; and

d.	The number of shares subject to, or the terms of, other outstanding Awards.

2.	Corporate Transactions. In the event of a merger, consolidation, or other corporate transaction or event that results in the Common Stock being exchanged for or converted into securities of another entity, the Committee may, in its discretion, provide for:

a.	The assumption or substitution of outstanding Awards by the acquiring or successor entity or an affiliate thereof, with appropriate adjustments to the number and type of securities subject to the Awards and the exercise price or other terms; or

b.	The cancellation of outstanding Awards in exchange for a payment (in cash, securities, or other property) equal to the excess, if any, of (i) the Fair Market Value (as determined by the Committee) of the consideration to be received in the transaction by holders of Common Stock with respect to each share of Common Stock subject to the Award (whether vested or unvested), over (ii) the aggregate exercise or grant price, if any, of such Award; provided that if such excess is zero or negative, the Award may be canceled without payment.

3.	Change in Control. Except as otherwise provided in an Award Agreement or other agreement between the Participant and the Company, upon a Change in Control:

a.	Outstanding Options and SARs. All outstanding Options and SARs shall become fully vested and exercisable immediately prior to the effective time of the Change in Control, unless assumed, substituted, or continued by the successor entity.

b.	Restricted Stock and RSUs. All outstanding Restricted Stock and RSUs shall become fully vested immediately prior to the effective time of the Change in Control, unless assumed, substituted, or continued by the successor entity.

c.	Performance Awards. All outstanding Performance Awards shall become vested at the target level of performance (or at such other level as the Committee may determine) immediately prior to the effective time of the Change in Control, unless assumed, substituted, or continued by the successor entity; provided, however, that if less than half of the applicable Performance Period has elapsed, the Committee may, in its discretion, determine that the Award shall be assumed or substituted by the successor entity and remain subject to performance conditions.

C-15

4.	Committee Discretion. Notwithstanding the foregoing provisions of this Article 9, the Committee may provide in an Award Agreement or by subsequent action for different treatment upon a corporate transaction or Change in Control, including without limitation providing that Awards shall not accelerate, or shall accelerate only upon a subsequent termination of employment. The Committee may also provide that, upon certain corporate transactions, Awards shall be canceled in exchange for substitute awards issued by the acquiring or successor entity.

5.	No Other Rights. Except as expressly provided in this Article 9 or in an Award Agreement, no Participant shall have any rights by reason of any corporate transaction or event, and the issuance by the Company of shares of stock of any class or securities convertible into shares of any class, for cash, property, labor, or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment shall be made with regard to, outstanding Awards.

Article 10 — Withholding; Tax Matters

1.	Tax Withholding. The Company shall have the right to deduct from any payment or settlement under the Plan, or to require a Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local, and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any Award. The Committee may, in its discretion, permit a Participant to satisfy all or part of the withholding obligation by:

a.	Having the Company withhold shares of Common Stock that would otherwise be delivered upon exercise, vesting, or settlement of an Award, having a Fair Market Value equal to the amount required to be withheld;

b.	Delivering to the Company shares of Common Stock already owned by the Participant and having a Fair Market Value equal to the amount required to be withheld; or

c.	Electing to have the Company withhold from the shares to be delivered, or selling on behalf of the Participant through a broker approved by the Company, shares sufficient to cover the withholding obligation.

2.	Section 409A Compliance. The Plan and all Awards are intended to comply with, or be exempt from, Section 409A. The Plan and all Award Agreements shall be interpreted and administered in a manner consistent with this intent. Notwithstanding any provision of the Plan or any Award Agreement to the contrary:

a.	Separation from Service. Any payment upon termination of service that constitutes deferred compensation subject to Section 409A shall be made only upon a “separation from service” as defined in Section 409A. For purposes of Section 409A, each payment in a series of payments shall be deemed a separate payment.

C-16

b.	Six-Month Delay. If a Participant is a “specified employee” (as defined in Section 409A) at the time of separation from service, any payment or settlement of an Award subject to Section 409A that is payable upon separation from service shall be delayed until the first business day following the six-month anniversary of the separation from service (or, if earlier, the Participant’s death), to the extent required by Section 409A.

c.	No Acceleration. Except as permitted under Section 409A, no payment or settlement subject to Section 409A may be accelerated.

d.	Amendment. The Company reserves the right to amend the Plan or any Award Agreement to the extent the Committee determines necessary or advisable to comply with Section 409A or to avoid the imposition of taxes or penalties under Section 409A.

e.	No Guarantee. Notwithstanding the foregoing, the Company makes no representation or guarantee that the Plan or any Award shall be exempt from or comply with Section 409A. In no event shall the Company or any Affiliate be liable for any additional tax, interest, or penalties that may be imposed on a Participant under Section 409A, or for any damages for failing to comply with Section 409A.

3.	Section 162(m) Compliance. To the extent the Committee determines that compliance with the performance-based compensation exception under Section 162(m) of the Code (to the extent applicable) is desired with respect to any Award, the terms and conditions of such Award shall be interpreted and administered in a manner consistent with such exception. However, the Committee may grant Awards that are not intended to qualify for such exception, and the Plan and any Award Agreement may be amended at any time, without shareholder approval, to eliminate any provisions designed to qualify Awards under Section 162(m) if the Committee determines that such qualification is no longer necessary or appropriate.

Article 11 — Amendment and Termination

1.	Amendment and Termination Authority. The Board or the Committee may at any time amend, suspend, or terminate the Plan or any Award Agreement; provided, however, that no such action may materially impair the rights of any Participant with respect to outstanding Awards without the Participant’s consent, except as otherwise expressly permitted by the Plan (including Section V of Article 4 and Article 9).

2.	Shareholder Approval. The Board or Committee shall obtain shareholder approval of any Plan amendment to the extent necessary or advisable to comply with applicable law or the rules of Nasdaq or any other principal securities market on which the Common Stock is traded. Without limiting the foregoing, shareholder approval shall be obtained for any amendment that:

a.	Increases the number of shares available for issuance under the Plan (except for adjustments pursuant to Article 9);

C-17

b.	Expands the types of Awards available under the Plan;

c.	Materially expands the class of individuals eligible to participate in the Plan;

d.	Extends the term of the Plan;

e.	Reduces the minimum exercise price or grant price for Options or SARs; or

f.	Would constitute a repricing of Options or SARs prohibited by Section V of Article 4.

3.	Amendment of Outstanding Awards. The Committee may amend, modify, or terminate any outstanding Award, including substituting therefor another Award of the same or different type, changing the date of exercise or settlement, and converting an Incentive Stock Option to a Nonqualified Stock Option; provided that the Participant’s consent shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant or is otherwise permitted under the Plan.

Article 12 — Transferability

1.	General Restriction. Except as otherwise provided in this Article 12 or as the Committee may determine, Awards shall not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution, and Awards may be exercised or settled during the lifetime of the Participant only by the Participant or the Participant’s legal representative or guardian. The Committee may, in its discretion, permit transfers of Awards (other than Incentive Stock Options) to:

a.	Members of the Participant’s immediate family (spouse, children, grandchildren, parents, grandparents, siblings, and any spouse of any of the foregoing);

b.	Trusts for the benefit of such immediate family members;

c.	Partnerships or limited liability companies in which such immediate family members are the only partners or members; or

d.	Such other transferees as the Committee may approve;

provided that the Participant receives no consideration for the transfer and the transferee agrees in writing to be bound by all terms and conditions applicable to the Award. Any permitted transferee may not further transfer an Award except by will or the laws of descent and distribution.

C-18

2.	Restrictions on ISO Transfers. Notwithstanding the foregoing, Incentive Stock Options may not be transferred except by will or the laws of descent and distribution, and may be exercised during the Participant’s lifetime only by the Participant.

Article 13 — Conditions and Restrictions on Awards and Shares

1.	Securities Law Compliance. Shares of Common Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable federal and state securities laws, rules, and regulations and the requirements of any stock exchange or quotation system upon which the Common Stock may then be listed or quoted. The Company shall be under no obligation to register shares of Common Stock under the Securities Act or any state securities laws. The Committee may require, as a condition to the exercise or settlement of any Award, that the Participant (or any permitted transferee) represent and warrant that the shares are being acquired only for investment and without any present intention to sell or distribute such shares.

2.	Restrictive Legends. Certificates or book-entry notations for shares of Common Stock issued under the Plan may bear such restrictive legends and statements as the Committee deems advisable to ensure compliance with applicable securities laws, as well as any legends and statements required by any other applicable law, rule, regulation, or agreement.

3.	Market Stand-Off. In connection with any underwritten public offering of the Company’s securities, each Participant agrees, if requested by the Company and the managing underwriter, not to directly or indirectly offer, sell, contract to sell, grant any option for the sale of, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock during such period, not to exceed 180 days following the effective date of the registration statement relating to such offering, as the managing underwriter shall specify.

4.	Clawback/Recoupment. All Awards granted under the Plan shall be subject to forfeiture, recovery, or other action pursuant to any clawback or recoupment policy adopted by the Company, as in effect from time to time, including any policy adopted to comply with applicable law (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) or the requirements of any national securities exchange or quotation system on which the Common Stock is listed or quoted. By accepting an Award, the Participant agrees that the Participant will promptly repay or return to the Company the amount or value of any Award or shares acquired pursuant to an Award, or any proceeds from the sale of such shares, as required by such policy.

5.	Trading Policy Restrictions. All transactions involving the Company’s securities effected by a Participant shall be subject to the Company’s insider trading policy and other policies relating to securities transactions, as in effect from time to time. The Committee may impose such additional restrictions on Awards or shares issued pursuant to Awards as it deems necessary or advisable, including restrictions to comply with applicable securities laws or the requirements of Rule 16b-3.

C-19

6.	Other Conditions. The Committee may impose such other conditions and restrictions on Awards and shares issued pursuant to Awards as it deems appropriate, including conditions on vesting or transferability and forfeiture or repurchase provisions, to the extent not inconsistent with the Plan.

Article 14 — Foreign Participants and Sub-Plans

1.	Foreign Participants. The Committee may grant Awards to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan. The Committee may establish one or more sub-plans or appendices to the Plan for this purpose.

2.	Sub-Plans and Appendices. Any such sub-plan or appendix shall be deemed part of the Plan but shall apply only to Participants within the affected jurisdiction. To the extent required by applicable foreign law or deemed necessary or advisable by the Committee, any such sub-plan or appendix may provide for:

a.	Modifications to Award terms, vesting schedules, and settlement mechanics;

b.	Procedures for exercise and payment in local currency;

c.	Tax withholding procedures compliant with local law;

d.	Securities law compliance mechanisms appropriate to the foreign jurisdiction;

e.	Establishment of a separate share reserve; and

f.	Such other modifications and procedures as the Committee deems necessary or advisable.

Article 15 — General Provisions

1.	No Right to Continued Service. Neither the Plan nor any Award shall confer upon any Participant any right to continued employment, engagement, or service with the Company or any Affiliate, or limit in any manner the right of the Company or any Affiliate to terminate the employment or service of any Participant at any time, with or without Cause.

2.	No Right to Awards. No Participant or other Person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the service of the Company or any Affiliate.

3.	Unfunded Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. Nothing contained in the Plan shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable under the Plan. Participants shall have no security interest in any assets of the Company by reason of the Plan or any Award.

C-20

4.	No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

5.	Expenses. The expenses of administering the Plan shall be borne by the Company. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award.

6.	Awards Not Includable for Benefit Purposes. Except as may otherwise be determined by the Committee or required by law, Awards and any income attributable to Awards shall not be considered compensation for purposes of any retirement, pension, life insurance, or other employee benefit plan or program of the Company or any Affiliate, unless the Committee expressly determines otherwise.
7.	Governing Law. The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles.

8.	Severability. If any provision of the Plan or any Award Agreement is held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not be affected, and a valid, legal, and enforceable provision that most nearly carries out the intent of the parties shall be substituted for the invalid, illegal, or unenforceable provision.

9.	Construction. Headings are given to the Articles and Sections of the Plan solely as a convenience. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment, successor, or replacement statute, regulation, or other provision of law.

10.	Non-Uniformity of Treatment. The Committee’s determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.

11.	Successors and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, the Company, and its Affiliates.

12.	Stockholder Approval. The Plan shall become effective on the Effective Date, subject to approval by the shareholders of the Company in accordance with applicable law and the rules of Nasdaq or any other principal securities market on which the Common Stock is traded. Awards may be granted prior to shareholder approval, but any such Awards shall be expressly contingent upon and subject to such approval.

C-21

Article 16 — Term of Plan

The Plan shall continue in effect until terminated by the Board; provided, however, that no Award may be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date. Termination of the Plan shall not affect the validity of any Award outstanding on the date of termination.

Article 17 — Execution

To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute this Plan document.

GRAVITICS HOLDINGS, INC.

By:
Name:
Title:
Date:

C-22

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Florida Law. The Florida Business Corporation Act, as amended (the “FBCA”) permits, under certain circumstances, the indemnification of officers, directors, employees and agents of a corporation with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, to which such person was or is a party or is threatened to be made a party, by reason of his or her being an officer, director, employee or agent of a corporation, or is or was serving at the request of, such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any such third-party action by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person (1) did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or (2) with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

In the case of proceedings by or in the right of the corporation, the statute permits indemnification of any person by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of, such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and certain amounts paid in settlement in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification is made where such person is adjudged liable, unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, determines that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that such person is successful on the merits or otherwise in defending against any such proceeding, the statute provides that he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

Also, under the statute, expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

Articles of Incorporation. Our Articles of Incorporation, as amended, provide that we shall indemnify our directors, officers, employees and agents to the full extent permitted by FBCA, including in circumstances in which indemnification is otherwise discretionary under such law. These indemnification provisions may be sufficiently broad to permit indemnification of our officers, directors and other corporate agents for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for the directors and officers of the Company or for persons controlling such entity, pursuant to our Articles of Incorporation or the FBCA, we acknowledge that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In addition to the authority granted to us by the FBCA to indemnify our directors, certain other provisions of the FBCA have the effect of further limiting the personal liability of our directors. For example, a director of a Florida corporation cannot be held personally liable for monetary damages to the corporation or any other person for any statement, vote, decision or failure to act regarding corporate management or policy except in the case of certain qualifying breaches of the director’s duties.

We do not currently maintain director and officer liability insurance on behalf of our director and officers. However, we intend to purchase and maintain such insurance when economically feasible.

On June 30, 2026, the Board of Directors of the Company approved an amendment to the Company’s Articles of Incorporation (the “Amendment”) to expand and clarify the indemnification and limitation of liability protections available to the Company’s directors and officers to the fullest extent permitted under the FBCA, as amended. The Company intends to file the Amendment with the Secretary of State of the State of Florida on or prior to September 18, 2026.

II-1

Item 21. Exhibits and Financial Statement Schedules.

A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which is hereby incorporated by reference.

Item 22. Undertakings.

The undersigned registrant hereby undertakes as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

iii.	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one (1) business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

II-2

EXHIBIT INDEX

Exhibit Number	Description

2.1˄***	Agreement and Plan of Merger, dated March 6, 2026 (included as Annex A to the information statement/prospectus that forms a part of this Registration Statement on Form S-4)
2.2***	Amendment No. 1 to Agreement and Plan of Merger, dated June 30, 2026 (incorporated by Reference to Exhibit 10.1 to Non-Invasive Monitoring Systems, Inc.’s Current Report on Form 8-K filed on June 30, 2026)
2.3***	Amendment No. 2 to Agreement and Plan of Merger, dated August 11, 2026 (incorporated by Reference to Exhibit 10.1 to Non-Invasive Monitoring Systems, Inc.’s Current Report on Form 8-K filed on August 17, 2026)
2.4***	Amendment No. 3 to Agreement and Plan of Merger, dated September 30, 2026 (incorporated by Reference to Exhibit 10.1 to Non-Invasive Monitoring Systems, Inc.’s Current Report on Form 8-K filed on October 5, 2026)
3.1***	Articles of Incorporation, as amended, of Non-Invasive Monitoring Systems, Inc. (incorporated by Reference to Exhibit 3.1 to Non-Invasive Monitoring Systems, Inc.’s Current Report on Form 8-K filed on April 8, 2008)
3.2***	Articles of Amendment to Articles of Incorporation of Non-Invasive Monitoring Systems, Inc. (incorporated by reference to Exhibit 3.1 to Non-Invasive Monitoring Systems, Inc.’s Current Report on Form 8-K filed on December 3, 2008)
3.3***	Articles of Amendment to Articles of Incorporation of Non-Invasive Monitoring Systems, Inc. (incorporated by reference to Exhibit 3.3 to Non-Invasive Monitoring Systems, Inc.’s Quarterly Report on Form 10-Q filed on March 17, 2010)
3.4***	Articles of Amendment to Articles of Incorporation of Non-Invasive Monitoring Systems, Inc. (incorporated by reference to Annex A to Non-Invasive Monitoring Systems, Inc.’s Schedule 14C filed on April 3, 2012)
3.5***	Articles of Amendment to the Articles of Incorporation - Indemnification (incorporated by Reference to Exhibit 3.1 to Non-Invasive Monitoring Systems, Inc.’s Current Report on Form 8-K filed on September 22, 2026)
3.6***	Articles of Validation (incorporated by Reference to Exhibit 3.2 to Non-Invasive Monitoring Systems, Inc.’s Current Report on Form 8-K filed on September 22, 2026)
3.7***	By-Laws, as amended, of Non-Invasive Monitoring Systems, Inc. (incorporated by reference to Exhibit 3.1 to Non-Invasive Monitoring Systems, Inc.’s Quarterly Report on Form 10-Q filed on December 15, 2009)
3.8***	Certificate of Merger (incorporated by reference to Exhibit 3.8 to Non-Invasive Monitoring Systems, Inc.’s Form S-4 Registration Statement filed on September 24, 2026)
4.1***	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Non-Invasive Monitoring Systems, Inc.’s Form S-4 Registration Statement filed on September 11, 2026)
5.1*	Opinion of Nason Yeager Gerson Harris & Fumero, P.A. regarding the validity of the securities being registered
10.2†***	2026 Equity Incentive Plan (included as Annex C to the information statement/prospectus that forms a part of this Registration Statement on Form S-4)
10.3***	Form of Registration Rights Agreement
10.4†***	Executive Employment Agreement between Gravitics and Colin Doughan, dated May 1, 2026
10.5†***	Executive Employment Agreement between Gravitics and Philip Wong, dated June 5, 2026 (incorporated by reference to Exhibit 10.4 to Non-Invasive Monitoring Systems, Inc.’s Form S-1 Registration Statement filed on July 20, 2026)
10.6†***	Executive Employment Agreement between Gravitics and Michael Bowker, dated May 1, 2026
10.7†***	Executive Employment Agreement between Gravitics and Andrew Jones, dated May 1, 2026
10.8†***	Executive Employment Agreement between Gravitics and Jim Royston, dated May 1, 2026
10.9***	Form of Lock-Up Agreement (included as Annex B to the information statement/prospectus that forms a part of this Registration Statement on Form S-4)
10.10˄˄***	Strategic Funding Increase Contract by and between Gravitics, Inc. and the United States Space Force, dated March 27, 2026 (incorporated by reference to Exhibit 10.9 to Non-Invasive Monitoring Systems, Inc.’s Form S-1 Registration Statement filed on August 20, 2026)
10.11˄˄***	Scalable Homeland Innovative Enterprise Layered Defense (“SHIELD”) Order by and between Gravitics, Inc. and the United States Missile Defense Agency, dated January 16, 2026 (incorporated by reference to Exhibit 10.10 to Non-Invasive Monitoring Systems, Inc.’s Form S-1 Registration Statement filed on August 20, 2026)
10.12˄˄***	Prime Contractor Delivery Subcontract by and between Gravitics, Inc. and Lockheed Martin Corporation, dated May 26, 2026 (incorporated by reference to Exhibit 10.11 to Non-Invasive Monitoring Systems, Inc.’s Form S-1 Registration Statement filed on August 20, 2026)
10.13˄˄***	Cargo Logistics Contract by and between Gravitics, Inc. and Axiom Space, Inc., dated May 18, 2024 (incorporated by reference to Exhibit 10.12 to Non-Invasive Monitoring Systems, Inc.’s Form S-1 Registration Statement filed on August 20, 2026)
10.14˄˄*	Cargo Integration and Services Agreement by and between Gravitics, Inc. and Axiom Space, Inc., dated October 1, 2026
14.1***	Code of Ethics (incorporated by reference to Exhibit 14.1 to Non-Invasive Monitoring Systems, Inc.’s Form S-1 Registration Statement filed on August 20, 2026)
23.1*	Consent of Weinberg & Company, P.A., Independent Registered Public Accounting Firm for Non-Invasive Monitoring Systems, Inc.
23.2*	Consent of EisnerAmper LLP, Independent Registered Public Accounting Firm for Gravitics, Inc.
23.3*	Consent of Nason Yeager Gerson Harris & Fumero, P.A. (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page to Form S-4)
99.1***	Audit Committee Charter (incorporated by reference to Exhibit 99.1 to Non-Invasive Monitoring Systems, Inc.’s Form S-1 Registration Statement filed on August 20, 2026)
99.2***	Compensation Committee Charter (incorporated by reference to Exhibit 99.2 to Non-Invasive Monitoring Systems, Inc.’s Form S-1 Registration Statement filed on August 20, 2026)
99.3***	Nominating and Corporate Governance Committee Charter (incorporated by reference to Exhibit 99.3 to Non-Invasive Monitoring Systems, Inc.’s Form S-1 Registration Statement filed on August 20, 2026)
99.4***	Consent of Lance W. Lord to be named as a director upon completion of the Merger
99.5***	Consent of John C. Karas to be named as a director upon completion of the Merger
99.6***	Consent of John M. Olson to be named as a director upon completion of the Merger
99.7***	Consent of Wanda A. Sigur to be named as a director upon completion of the Merger
99.8***	Consent of Mark A. Lawson to be named as a director upon completion of the Merger
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema Document
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	XBRL Extension Labels Linkbase
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document
107***	Fee Filing Table

˄	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.

˄˄	As permitted by Regulation S-K, Item 601(b)(10)(iv) of the Securities Exchange Act of 1934, as amended, certain confidential portions of this exhibit have been redacted from the publicly filed document. The Registrant agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

†	Management Compensation Agreement

*	Filed herewith

**	To be filed by amendment

***	Previously filed

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Miami, State of Florida, on October 5, 2026.

NON-INVASIVE MONITORING SYSTEMS, INC.

By:	/s/ Jane H. Hsiao, Ph.D.
Jane H. Hsiao, Ph.D.
Interim Chief Executive Officer

By:	/s/ James J. Martin
James J. Martin
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jane H. Hsiao and James J. Martin, and each or any one of them, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on October 5, 2026.

/s/ Jane H. Hsiao, Ph.D.	Interim Chief Executive Officer and Chairman of the Board of Directors
Jane H. Hsiao, Ph.D.	(Principal Executive Officer)

/s/ James J. Martin	Chief Financial Officer and Director (Principal Financial Officer
James J. Martin	and Principal Accounting Officer)

/s/ Phillip Frost, M.D.
Phillip Frost, M.D.	Director

/s/ Adam Logal
Adam Logal	Director

II-4